Exhibit 99.2

# Pillar 3 Report 2025

*With deep dedication.*

Deutsche Bank

Contents

5	Regulatory framework		69	Credit risk and credit risk mitigation

5	Basis of Presentation		69	General qualitative information on credit risk
5	Disclosure governance			69	Credit risk management strategies and processes
6	Basel 3 and CRR/CRD			71	Credit risk management structure and organization
6	MREL and TLAC			71	Scope and nature of credit risk measurement and reporting systems
7	ICAAP, ILAAP and SREP			72	Policies for hedging and mitigating credit risk
				72	Definitions of past due and impairment
7	Key metrics			73	Credit risk adjustments
			73	General quantitative information on credit risk
10	Capital			73	Residual maturity breakdown of credit exposure
				74	Quality of non-performing exposures by geography
10	Development and composition of Own Funds			77	Credit quality of loans and advances to non-financial corporations by industry
14	Scope of application of the regulatory framework			78	Performing and non-performing exposures and related provisions
14	Derogations from prudential requirements for the parent company and subsidiaries			81	Credit quality of performing and non-performing exposures by days past due
15	Reconciliation of regulatory own funds to the IFRS balance sheet			84	Development of non-performing loans and advances
##	IFRS 9 / Article 468 CRR transitional arrangements on own funds			84	Credit quality of forborne exposures
28	Main features of capital instruments			85	Minimum loss coverage for non-performing exposure
28	Capital buffers			88	Collateral obtained by taking possession
	28	Prudential requirements and additional buffers	88	General qualitative information on credit risk mitigation
	29	Geographical distribution of credit exposures		88	Use of on- and off-balance sheet netting
	35	Institution specific countercyclical capital buffer		90	Collateral evaluation and management
35	Indicators of global systemic importance			90	Main types of collateral
39	Composition of own funds and eligible liabilities			91	Main types of guarantor and credit derivative counterparties
				91	Risk concentrations within credit risk mitigation
44	Capital requirements		92	General quantitative information on credit risk mitigation
				92	Overview of credit risk mitigation techniques
44	Summary of Deutsche Bank’s ICAAP approach
	45	Credit risk economic capital model	93	Credit risk and credit risk mitigation in the standardized approach
	46	Market risk economic capital model
	48	Operational risk economic capital model	93	Qualitative information on the use of the standardized approach
	48	Strategic risk economic capital model		93	External ratings in the standardized approach and usage of issue rating
	48	Risk type diversification	93	Quantitative information on the use of the standardized approach
49	Result of ICAAP			93	Standardized approach exposure by risk weight before and after credit mitigation
50	Overview of RWA and capital requirements
51	Effect on own funds and RWA that results from applying capital floors and not deducting items from own funds
55	Crypto-asset exposures and related activities

56	Leverage ratio

56	Leverage ratio according to CRR/CRD framework
60	Process used to manage the risk of excessive leverage
60	Factors impacting the leverage ratio in the second half of 2025

62	Risk management objectives and policies

62	Enterprise and Treasury Risk
	62	Risk management structure and organization
	64	Risk management strategies and processes
	65	Scope and nature of risk measurement and reporting systems
	66	Policies for hedging and mitigating risk
66	Concise risk statement approved by the board

104	Credit risk exposure and credit risk mitigation in the internal-rating-based approach		174	Exposure to securitization positions

104	Qualitative information on the use of the IRB approach		174	Objectives in relation to securitization activity
	104	Approval status for IRB approaches	176	Nature of other risks in securitized assets
	104	Scope of the use of IRB and SA approaches	176	RWA calculation approaches for securitization positions
	106	Relationship between the risk management function and the internal audit function	178	SSPE-related activities
	106	Rating system review	178	Accounting policies for securitizations
	106	Procedure of independence between reviewing function and development function	180	External rating agencies used for securitizations and internal Assessment Approach
	106	Procedure to ensure accountability of development and reviewing function	181	Banking and trading book securitization exposures
	106	Role of the function in the credit risk model process, scope and main content of credit risk models	184	Securitization exposures in the non-trading book and associated regulatory capital requirements - institution acting as originator or as sponsor
	107	Internal rating-based approaches	186	Securitization exposures in the non-trading book and associated regulatory capital requirements - institution acting as investor
109	Quantitative information on the use of the IRB approach		188	Exposures securitized by the institution - Exposures in default and specific credit risk adjustments
	109	Foundation IRB exposure
	119	Advanced IRB exposure	190	Market risk
	133	Total IRB exposure covered by credit derivatives
	133	Total IRB exposure covered by the use of CRM techniques	190	Risk management objectives and policies
	138	Development of credit risk RWA		190	Market risk management strategies and processes
	138	Model validation results		190	Market risk management structure and organization
				190	Scope and nature of market risk measurement and reporting systems
153	Specialized lending and equity exposures in the banking book			190	Policies for hedging and mitigating market risk
				191	Own funds requirements under the Market Risk Standardized Approach
155	Counterparty credit risk (CCR)		192	Qualitative information on the internal model approach
				192	Characteristics of the market risk models
155	Internal capital and credit limits for counterparty credit risk exposures			193	Incremental risk charge
156	Collateral and credit reserves for counterparty credit risk			194	Market risk stress testing
156	Management of wrong-way risk exposures			194	Methodology for backtesting and model validation
156	Collateral in the event of a rating downgrade			195	Regulatory approval for market risk models
157	Estimate of alpha factor			195	Trading book allocation and prudent valuation
157	CCR exposures by model approach and development		198	Own funds requirements for market risk under the IMA
158	CCR exposures development			198	Regulatory capital requirements for market risk
159	CCR exposures to central counterparties			198	Development of market risk RWA
160	CCR exposures in the standardized approach		200	Other quantitative information for market risk under the internal models approach
161	CCR exposures within the foundation IRBA			200	Overview of Value-at-Risk Metrics
165	CCR exposures within the advanced IRBA			200	Comparison of end-of-day VaR measures with one-day changes in portfolio's value
172	CCR exposures after credit risk mitigation		201	Prudent valuation adjustments
173	Credit derivatives exposures
173	Credit valuation adjustment risk		203	Exposure to interest rate risk in the banking book

			203	Qualitative information on interest rate risk in the banking book
			204	Changes in the economic value of equity and net interest income

205	Operational risk		263	Reputational Risk

205	Risk management objectives and policies		263	Risk management objectives and policies
	205	Operational risk management strategies and processes		263	Reputational Risk Management strategies and processes
	206	Operational risk management structure and organization		263	Reputational Risk Management structure and organization
	207	Scope and nature of Operational Risk measurement and reporting systems		263	Scope and nature of reputational risk measurement and reporting systems
208	Operational risk measurement			264	Policies for hedging and mitigating reputational risk
	208	Drivers for operational risk capital development
	209	AMA model validation and quality control concept	264	Model risk
	209	Operational risk management stress testing concept
209	Operational risk exposure		264	Risk management objectives and policies
211	Use of the Advanced Measurement Approaches to operational risk			264	Model Risk Management strategies and processes
	211	Description of the use of insurance and other risk transfer mechanisms for the purpose of mitigation of this risk		264	Model Risk Management structure and organization
				265	Scope and nature of model risk measurement and reporting systems
212	Environmental, social and governance (ESG) risks			265	Policies for mitigating model risk

214	Environmental risk		266	Remuneration policy
221	Social risk
225	Governance risk		266	Number of directorships held by board members
227	Climate change transition risk		266	Recruitment policy for board members
237	Energy efficiency of real estate collateral		267	Policy on diversity for board members
240	Alignment metrics on relative scope 3 emissions
240	Exposures to Top 20 carbon-intensive firms		268	Compensation of the employees (unaudited)
241	Climate change - physical risk
			268	Regulatory environment
250	Liquidity risk		269	Compensation governance
			270	Compensation and Benefits Strategy
250	Risk management objectives and policies		271	Group Compensation Framework
	250	Liquidity risk management strategies and processes	272	Employee groups with specific compensation structures
	250	Liquidity risk management structure and organization	272	Determination of performance-based Variable Compensation
	250	Scope and nature of liquidity risk measurement and reporting system	273	Variable Compensation structure
	250	Policies for hedging and mitigating liquidity risk	275	Ex-post risk adjustment of Variable Compensation
252	Qualitative information on LCR		276	Material Risk Taker compensation disclosure
254	Quantitative information on LCR
255	Net Stable Funding Ratio		280	List of tables

260	Unencumbered assets

260	Qualitative information on unencumbered assets
260	Quantitative information on unencumbered assets

Deutsche Bank	Regulatory framework
Pillar 3 Report as of December 31, 2025	Disclosure governance
Regulatory framework
Basis of Presentation
Article 431 (1), (2) CRR, 433 CRR and 433a CRR
This Pillar 3 Report provides disclosures for the consolidated Deutsche Bank Group (the Group or the bank) as required by the global regulatory framework for capital and liquidity, which was established by the Basel Committee on Banking
Supervision, also known as Basel 3.
In the European Union (EU), the Basel 3 framework is implemented by the amended versions of Regulation (EU) 575/2013 on prudential requirements for credit institutions (Capital Requirements Regulation or CRR) and the Directive (EU)
2013/36 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms (Capital Requirements Directive or CRD). As a single rulebook, the CRR is directly applicable to credit institutions in the European Union and provides the grounds for the determination of regulatory capital requirements, regulatory own funds, leverage and liquidity as well as other relevant requirements. In addition, the CRD was implemented into German law by means of further amendments to the German Banking Act (Kreditwesengesetz or KWG)
and the German Solvency Regulation (SolvV) and accompanying regulations. Jointly, these laws and regulations represent the regulatory framework applicable in Germany.
The disclosure requirements are provided in Part Eight of the CRR and in Section 26a of the KWG. Further disclosure guidance has been provided by the European Banking Authority (EBA) in its “Final draft implementing technical standards on public disclosures by institutions of the information referred to in Titles II and III of Part Eight of Regulation
(EU) No 575/2013” (EBA ITS). The Group adheres to the frequency of disclosure requirements as per Article 433 and
433a of the CRR and as provided within these EBA Guidelines and includes comparative periods in accordance with the requirements of EBA ITS. Disclosure requirements stemming from the "Draft Implementing Technical Standards amending
Commission Implementing Regulation (EU) 2024/3172, as regards the disclosures on ESG risks, equity exposures and the aggregate exposure to shadow banking entities", such as shadow banking, will be considered as per the required first publication date given in the Draft ITS.
For those disclosures required on an annual basis, the comparative period is the prior year. For those disclosures only required on a semi-annual basis, the comparative period is the prior half-year. Disclosures required on a quarterly basis generally include comparative information for the prior quarter. No comparative information is shown in the event that
CRR3 and related EBA ITS introduce new disclosures or require significant changes to existing disclosures making comparatives not aligned to current disclosures.
The information provided in this Pillar 3 Report is unaudited.
Numbers presented throughout this document may not add up precisely to the totals and percentages may not precisely reflect the absolute figures due to rounding. Where applicable prior year's comparatives have been aligned to presentation in the current year.
Disclosure governance
Article 431 (3), 432 and 434CRR
The Group’s Pillar 3 Report is in compliance with the legal and regulatory requirements described above and is prepared in accordance with the Group’s internal policies, processes, systems and internal controls as defined by the Group’s risk disclosure governing document. In line with the Group’s governing document, a dedicated process is followed if the
Group omits certain disclosures due to the disclosures being immaterial, proprietary or confidential. If the Group classifies information as immaterial in the Pillar 3 Report, this is stated accordingly in the related disclosures. The Group’s
Management Board approved this Pillar 3 Report for publication and affirmed that Deutsche Bank has complied with the requirements under Article 431 (3) CRR.
Based upon the Group’s assessment and verification it also believes the risk and regulatory disclosures presented throughout this Pillar 3 Report appropriately and comprehensively convey the Group’s overall risk profile as of December
31, 2025.
This Pillar 3 Report is published on the bank’s website at db.com/ir/en/regulatory-reporting.htm as well as on EBA's
"Pillar 3 Data HUB" website at edap-public.eba.europa.eu.

Deutsche Bank	Regulatory framework
Pillar 3 Report as of December 31, 2025	ICAAP, ILAAP and SREP
In addition, the bank‘s website includes a description of the main features of the Group’s capital instruments as well as its senior non-preferred subordinated eligible liabilities instruments eligible for subordinated minimum requirement for own funds and eligible liabilities (MREL) and total loss absorbing capacity (TLAC), to the extent that these do not constitute private placements and are treated confidentially (db.com/ir/en/capital-instruments.htm).
Article 435 (1)(e) CRR (EU OVA)
Deutsche Bank’s Management Board confirms, for the purpose of Article 435 CRR, that the bank’s risk management arrangements are adequate for its risk profile and strategy, and that the bank maintains appropriate resources to implement selected enhancements.
Basel 3 and CRR/CRD
The CRR/CRD lays the foundation for the calculation of the minimum regulatory requirements with respect to own funds and eligible liabilities, the liquidity coverage ratio and the net stable funding ratio.
Regulation (EU) 2024/1623 introduces fundamental changes to the CRR that are generally applicable from January 1,
2025 (“CRR3”). With respect to own funds requirements for credit risk, for example new floors for internal probability of default (PD) and loss given default (LGD) estimates are introduced and the advanced Internal Ratings Based Approach must no longer be applied for large corporates. Hence, for exposures facing large corporates, it is no longer possible to estimate the LGD based on an internal model, but instead a supervisory LGD must be used. Also the Credit Risk
Standardized Approach is fundamentally revised, e.g. the treatment of exposures secured by residential or commercial immovable property is changed. For operational risk, the capital requirements can no longer be determined based on an internal model, instead a standardized approach must be applied.
In 2025, the total risk exposure amount is floored at 50% of the risk exposure amounts determined based on the standardized approaches (“output floor”). The output floor gradually increases to 72.5% of the risk exposure amounts determined based on standardized approaches on January 1, 2030.
The amendments for market risk (Fundamental review of the trading book - FRTB) have been delayed by Commission
Delegated Regulations (EU) 2024/2795 and 2025/1496 until January 1, 2027. Accordingly, during 2025 and 2026 market risk own funds requirements are determined based on the internal model and standardized approach in the version of
Regulation (EU) 575/2013 in force on July 8, 2024. In parallel the FRTB standardized approach is used for the output floor calculation as well as the reporting obligation. Following the EBA opinions dated February 27, 2023, August 12,
2024 and August 8, 2025 equally the amended FRTB rules on trading book assignment, reclassifications and internal hedges are delayed until January 1, 2027.
There is still uncertainty as to how some of the CRR/CRD rules should be interpreted and there are still related binding
Technical Standards for which a final version is not yet available. Thus, the Group will continue to refine assumptions and models in line with evolution of these regulations as well as the industry’s understanding and interpretation of the rules.
Against this background, current CRR/CRD measures may not be comparable to previous expectations. Also, CRR/CRD measures may not be comparable with similarly labeled measures used by competitors, as their assumptions and estimates may differ from Deutsche Bank’s.
MREL and TLAC
Banks in the European Union are required to meet at all times a minimum requirement for own funds and eligible liabilities (MREL) which ensures that banks have sufficient loss absorbing capacity in resolution to avoid recourse to taxpayers’ money. Relevant laws are the Single Resolution Mechanism Regulation (SRMR) and the Bank Recovery and
Resolution Directive (BRRD) as implemented through the German Recovery and Resolution Act (Sanierungs- und
Abwicklungsgesetz, SAG).
In addition, the CRR requires G-SIIs in Europe to have at least the maximum of 18% plus the combined buffer requirement of risk weighted assets (RWA) and 6.75% of leverage exposure as total loss absorbing capacity (TLAC).
Instruments which qualify for MREL and TLAC as own funds are Common Equity Tier 1, Additional Tier 1, and Tier 2 along with certain eligible liabilities (mainly plain-vanilla unsecured bonds). Instruments qualifying for TLAC need to be fully subordinated to general creditor claims (e.g., senior non-preferred bonds). While this is not required for MREL, MREL regulations allow the Single Resolution Board (SRB) to also set an additional subordination requirement within the MREL requirements (but separate from TLAC), which allows only subordinated liabilities and own funds to be counted.

Deutsche Bank	Regulatory framework
Pillar 3 Report as of December 31, 2025	ICAAP, ILAAP and SREP
MREL is determined by the competent resolution authorities for each supervised bank and its preferred resolution strategy. In the case of Deutsche Bank AG, MREL is determined by the SRB. While there is no statutory minimum level of
MREL, the CRR, SRMR, BRRD and delegated regulations set out criteria which the resolution authority must consider when determining the relevant required level of MREL. Guidance is provided through a MREL policy published annually by the SRB. Any binding MREL ratio determined by the SRB is communicated to Deutsche Bank via the German Federal
Financial Supervisory Authority (BaFin). Deutsche Bank AG received its current total MREL and current subordinated
MREL requirement with immediate applicability in the second quarter of 2025.
ICAAP, ILAAP and SREP
The internal capital adequacy assessment process (ICAAP) as stipulated in Pillar 2 of Basel requires banks to identify and assess risks, to apply effective risk management techniques and to maintain adequate capitalization. The Group’s internal liquidity adequacy assessment process (ILAAP) aims to ensure that sufficient levels of liquidity are maintained on an ongoing basis by identifying the key liquidity and funding risks to which the Group is exposed, by monitoring and measuring these risks, and by maintaining tools and resources to manage and mitigate these risks.
In accordance with Article 97 CRD supervisors regularly review, as part of the supervisory review and evaluation process
(SREP), the arrangements, strategies, processes, and mechanisms implemented by banks and evaluate: (a) risks to which the institution is or might be exposed; (b) risks the institution poses to the financial system; and (c) risks revealed by stress testing.
Key metrics
Article 447 (a-g) and Article 438 (b) CRR
The following table highlights Deutsche Bank’s key regulatory metrics and ratios, and related input components as defined by CRR and CRD. This considers reforms introduced by Regulation (EU) 2024/1623 (CRR3), being applicable since January 1, 2025. In line with disclosure requirements the Liquidity Coverage Ratio is based on 12 months rolling averages and the other metrics are based on spot information.

Deutsche Bank	Key metrics
Pillar 3 Report as of December 31, 2025	ICAAP, ILAAP and SREP
EU KM1 – Key metrics

		a	b	c	d	e
	in € m. (unless stated otherwise)	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
	Available own funds (amounts)
1	Common Equity Tier 1 (CET 1) capital	49,266	49,346	48,522	48,645	49,457
2	Tier 1 capital	60,784	59,864	60,193	60,316	60,835
3	Total capital	67,834	66,866	67,200	67,741	68,511
	Risk-weighted exposure amounts
4	Total risk-weighted exposure amount	347,133	340,387	340,805	351,973	357,427
4a	Total risk exposure pre-floor	347,133	340,387	340,805	351,973	N/M
	Capital ratios (as percentage of risk-weighted exposure amount)
5	Common Equity Tier 1 ratio (%)	14.19	14.50	14.24	13.82	13.84
5b	Common Equity Tier 1 ratio considering unfloored TREA (%)	14.19	14.50	14.24	13.82	N/M
6	Tier 1 ratio (%)	17.51	17.59	17.66	17.14	17.02
6b	Tier 1 ratio considering unfloored TREA (%)	17.51	17.59	17.66	17.14	N/M
7	Total capital ratio (%)	19.54	19.64	19.72	19.25	19.17
7b	Total capital ratio considering unfloored TREA (%)	19.54	19.64	19.72	19.25	N/M
	Additional own funds requirements to address risks other than the risk of excessive leverage (as a percentage of risk-weighted exposure amount)
EU 7d	Additional own funds requirements to address risks other than the risk of excessive leverage (%)	2.90	2.90	2.90	2.90	2.65
	of which:
EU 7e	to be made up of CET 1 capital (percentage points)	1.63	1.63	1.63	1.63	1.49
EU 7f	to be made up of Tier 1 capital (percentage points)	2.18	2.18	2.18	2.18	1.99
EU 7g	Total SREP own funds requirements (%)	10.90	10.90	10.90	10.90	10.65
	Combined buffer and overall capital requirement (as a percentage of risk- weighted exposure amount)
8	Capital conservation buffer (%)	2.50	2.50	2.50	2.50	2.50
EU 8a	Conservation buffer due to macro-prudential or systemic risk identified at the level of a Member State (%)	0.00	0.00	0.00	0.00	0.00
9	Institution specific countercyclical capital buffer (%)	0.50	0.48	0.48	0.48	0.49
EU 9a	Systemic risk buffer (%)	0.14	0.14	0.13	0.19	0.22
10	Global Systemically Important Institution buffer (%)	1.50	1.50	1.50	1.50	1.50
EU 10a	Other Systemically Important Institution buffer (%)	2.00	2.00	2.00	2.00	2.00
11	Combined buffer requirement (%)	5.13	5.12	5.11	5.17	5.21
EU 11a	Overall capital requirements (%)	16.03	16.02	16.01	16.07	15.86
12	CET 1 available after meeting the total SREP own funds requirements (%)	8.06	8.37	8.11	7.69	7.85
	Leverage ratio
13	Leverage ratio total exposure measure	1,327,441	1,299,655	1,276,035	1,301,804	1,315,906
14	Leverage ratio (%)	4.58	4.61	4.72	4.63	4.62
	Additional own funds requirements to address risks of excessive leverage (as a percentage of leverage ratio total exposure amount)
EU 14a	Additional own funds requirements to address the risk of excessive leverage (%)	0.10	0.10	0.10	0.10	0.10
EU 14b	of which: to be made up of CET 1 capital (percentage points)	0.00	0.00	0.00	0.00	0.00
EU 14c	Total SREP leverage ratio requirements (%)	3.10	3.10	3.10	3.10	3.10
	Leverage ratio buffer and overall leverage ratio requirement (as a percentage of total exposure measure)
EU 14d	Leverage ratio buffer requirement (%)	0.75	0.75	0.75	0.75	0.75
EU 14e	Overall leverage ratio requirements (%)	3.85	3.85	3.85	3.85	3.85
	Liquidity Coverage Ratio
15	Total high-quality liquid assets (HQLA) (Weighted value - average)	238,150	233,383	230,050	226,221	224,205
EU 16a	Cash outflows - Total weighted value	238,512	237,725	234,064	229,743	223,914
EU 16b	Cash inflows - Total weighted value	64,879	64,124	60,641	58,408	57,118
16	Total net cash outflows (adjusted value)	173,633	173,601	173,423	171,335	166,796
17	Liquidity coverage ratio (%)	137.22	134.67	132.65	132.03	134.42
	Net Stable Funding Ratio
18	Total available stable funding	648,658	631,781	633,110	631,929	625,189
19	Total required stable funding	544,664	536,762	525,836	532,765	514,802
20	NSFR ratio (%)	119.09	117.70	120.40	118.61	121.44

Deutsche Bank	Key metrics
Pillar 3 Report as of December 31, 2025	Key metrics of own funds and eligible liabilities
Key metrics of own funds and eligible liabilities
Article 447 (h) CRR and Article 45i(3)(a,c) BRRD
EU KM2 – Key metrics - MREL and G-SII Requirement for own funds and eligible liabilities (TLAC)

		Minimum requirement for own funds and eligible liabilities (MREL)		G-SII Requirement for own funds and eligible liabilities (TLAC)
		a		b	c	d	e	f
in € m. (unless stated otherwise)		Dec 31, 2025	Sep 30, 2025	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
	Own funds and eligible liabilities, ratios and components
1	Own funds and eligible liabilities	131,023	131,512	114,936	117,881	115,925	117,594	118,491
EU 1a	Own funds and subordinated liabilities	114,936	117,881	—	—	—	—	—
2	Total risk exposure amount of the resolution group (TREA)	347,133	340,387	347,133	340,387	340,805	351,973	357,427
3	Own funds and eligible liabilities as percentage of TREA	37.74	38.64	33.11	34.63	34.02	33.41	33.15
	of which:
EU 3a	Own funds and subordinated liabilities	33.11	34.63	—	—	—	—	—
4	Total exposure measure of the resolution group (TEM)	1,327,441	1,299,655	1,327,441	1,299,655	1,276,035	1,301,804	1,315,906
5	Own funds and eligible liabilities as percentage of TEM	9.87	10.12	8.66	9.07	9.08	9.03	9.00
	of which:
EU 5a	Own funds and subordinated liabilities	8.66	9.07	—	—	—	—	—
6a	Does the subordination exemption in Article 72b(4) of the CRR apply? (5% exemption)	—	—	no	no	no	no	no
6b	Pro-memo item - Aggregate amount of permitted non-subordinated eligible liabilities instruments if the subordination discretion as per Article 72b(3) CRR is applied (max 3.5% exemption)	—	—	0	0	0	0	0
6c	Pro-memo item: If a capped subordination exemption applies under Article 72b (3) CRR, the amount of funding issued that ranks pari passu with excluded liabilities and that is recognized under row 1, divided by funding issued that ranks pari passu with excluded Liabilities and that would be recognized under row 1 if no cap was applied (%)	—	—	0	0	0	0	0
	Minimum requirement for own funds and eligible liabilities (MREL)
EU 7	MREL requirement expressed as percentage of the TREA	31.11	31.10	—	—	—	—	—
	of which:
EU 8	to be met with own funds or subordinated liabilities	24.94	24.93	—	—	—	—	—
EU 9	MREL requirement expressed as percentage of TEM	7.03	7.03	—	—	—	—	—
	of which:
EU 10	to be met with own funds or subordinated liabilities	7.03	7.03	—	—	—	—	—
As of December 31, 2025 the MREL ratio was 37.74% of Total Risk Exposure Amount (TREA) compared to a requirement of 31.11% of TREA including a 5.13% combined buffer requirement, equaling a surplus of € 23.0 billion above the bank’s
MREL requirement. The subordinated MREL ratio was 8.66% of Total Exposure Measure (TEM) compared to a requirement of 7.03% of TEM. The subordinated MREL surplus is € 21.6 billion
As of December 31, 2025 the TLAC ratio was 33.11% of TREA compared to a requirement of 23.13% including a 5.13%
combined buffer requirement, resulting in a surplus of € 34.6 billion. TLAC was 8.66% of TEM compared to a requirement of 6.75%, which corresponds to a surplus of € 25.3 billion.

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Development and composition of Own Funds
Capital
Development and composition of Own Funds
Article 437 (a, d-f) CRR
The own funds capital ratios provided for Deutsche Bank Group are defined by CRR regulations. Deutsche Bank’s CET 1 capital as of December 31, 2025, amounted to € 49.3 billion, € 0.7 billion higher compared to June 30, 2025. AT1 capital was € 0.2 billion lower as of December 31, 2025, amounted to € 11.5 billion, compared to € 11.7 billion as of June 30,
2025. Tier 1 capital as of December 31, 2025, amounted to € 60.8 billion compared to € 60.2 billion as of June 30, 2025.
Tier 2 capital was € 7.1 billion as of December 31, 2025, broadly stable compared to June 30, 2025. Total capital as of
December 31, 2025, amounted to € 67.8 billion, which was € 0.6 billion higher compared to € 67.2 billion as of June 30,
2025.
In the second half of 2025, CET 1 capital increased by € 0.7 billion. This was mainly due to net profit of € 3.3 billion reduced by regulatory deductions for future shareholder distribution and AT1 coupon payments of € 1.8 billion following requirements of the ECB Decision (EU) (2015/656) on the recognition of interim or year-end profits in CET 1 capital in accordance with the Article 26(2) of Regulation (EU) No 575/2013 (ECB/2015/4). In addition, CET 1 capital increased due to lower deferred tax assets of € 0.5 billion, cumulative fair value movements on available for sale securities and additional value adjustments of € 0.3 billion and € 0.1 billion from other movements.
These positive effects were partially offset by discontinuation of the temporary treatment of unrealized gains and losses measured at fair value through OCI in accordance with Article 468 CRR by € 0.8 billion, currency translation adjustments of € 0.4 billion, higher deduction for non-performing exposures by € 0.3 billion and effects from the completion of the second share buyback program of € 0.3 billion.
The Additional Tier 1 capital decrease of € 0.2 billion was due to a new AT 1 issuance of € 1.0 billion in the second half of the year, reduced by the exercised call option with a total principal amount of € 1.2 billion (U.S. $ 1.25 billion equivalent).
EU CC1 – Composition of regulatory own funds

		Dec 31, 2025	Jun 30, 2025
	in € m.	CRR/CRD	CRR/CRD	Refe- rences[1]
	Common Equity Tier 1 (CET 1) capital: instruments and reserves
1	Capital instruments, related share premium accounts and other reserves	42,983	43,354	A
	of which: Instrument type 1 (ordinary shares)[2]	42,983	43,354	A
	of which: Instrument type 2	0	0
	of which: Instrument type 3	0	0
2	Retained earnings	21,149	21,227	B
3	Accumulated other comprehensive income (loss), net of tax	(4,159)	(3,710)	C
3a	Funds for general banking risk	0	0
4	Amount of qualifying items referred to in Art. 484 (3) and the related share premium accounts subject to phase-out from CET 1	0	0
5	Minority interests (amount allowed in consolidated CET 1)	917	940
5a	Independently reviewed interim profits net of any foreseeable charge or dividend[3]	3,347	1,536	B
6	Common Equity Tier 1 (CET 1) capital before regulatory adjustments	64,237	63,347

	Common Equity Tier 1 (CET 1) capital: regulatory adjustments
7	Additional value adjustments (negative amount)[4]	(1,667)	(1,742)
8	Goodwill and other intangible assets (net of related tax liabilities) (negative amount)	(5,045)	(4,997)	D
10	Deferred tax assets that rely on future profitability excluding those arising from temporary differences (net of related tax liabilities where the conditions in Art. 38 (3) are met) (negative amount)	(2,533)	(3,058)	E
11	Fair value reserves related to gains or losses on cash flow hedges of financial instruments that are not valued at fair value	49	(210)
12	Negative amounts resulting from the calculation of expected loss amounts	(2,579)	(2,617)
13	Any increase in equity that results from securitized assets (negative amount)	(0)	(0)
14	Gains or losses on liabilities designated at fair value resulting from changes in own credit standing[5]	247	143
15	Defined benefit pension fund assets (net of related tax liabilities) (negative amount)	(1,135)	(1,110)	F
16	Direct, indirect and synthetic holdings by an institution of own CET 1 instruments (negative amount)[6]	0	0
17	Direct, indirect and synthetic holdings of the CET 1 instruments of financial sector entities where those entities have reciprocal cross holdings with the institution designed to inflate artificially the own funds of the institution (negative amount)	0	0

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Development and composition of Own Funds

		Dec 31, 2025	Jun 30, 2025
	in € m.	CRR/CRD	CRR/CRD	Refe- rences[1]
18	Direct, indirect and synthetic holdings by the institution of the CET 1 instruments of financial sector entities where the institution does not have a significant investment in those entities (amount above 10% threshold and net of eligible short positions) (negative amount)[7]	0	0
19	Direct, indirect and synthetic holdings by the institution of the CET 1 instruments of financial sector entities where the institution has a significant investment in those entities (amount above 10% threshold and net of eligible short positions) (negative amount)	0	0
20a	Exposure amount of the following items which qualify for a risk weight of 1,250%, where the institution opts for the deduction alternative	0	0
	of which:
20b	Qualifying holdings outside the financial sector (negative amount)	0	0
20c	Securitization positions (negative amount)	0	0
20d	Free deliveries (negative amount)	0	0
21	Deferred tax assets arising from temporary differences (amount above 10% threshold, net of related tax liabilities where the conditions in Article 38 (3) are met) (negative amount)	0	0	E
22	Amount exceeding the 17.65% threshold (negative amount)	0	0
	of which:
23	Direct, indirect and synthetic holdings by the institution of the CET 1 instruments of financial sector entities where the institution has a significant investment in those entities	0	0
25	Deferred tax assets arising from temporary differences	0	0	E
EU 25a	Losses for the current financial year (negative amount)	0	0
EU 25b	Foreseeable tax charges relating to CET 1 items except where the institution suitably adjusts the amount of CET 1 items insofar as such tax charges reduce the amount up to which those items may be used to cover risks or losses (negative amount)	0	0
27	Qualifying AT1 deductions that exceed the AT1 items of the institution (negative amount)	0	0
	Regulatory adjustments relating to unrealized gains and losses pursuant to Art. 468 CRR	0	811
27a	Other regulatory adjustments (including IFRS 9 transitional adjustments when relevant)[8]	(2,309)	(2,045)
28	Total regulatory adjustments to Common Equity Tier 1 (CET 1) capital	(14,971)	(14,826)
29	Common Equity Tier 1 (CET 1) capital	49,266	48,522

	Additional Tier 1 (AT1) capital: instruments
30	Capital instruments and the related share premium accounts	11,648	11,801	G
	of which:
31	Classified as equity under applicable accounting standards[12]	11,718	11,871	G
32	Classified as liabilities under applicable accounting standards	0	0
33	Amount of qualifying items referred to in Article 484 (4) and the related share premium accounts subject to phase out from AT1 as described in Article 486(3) of CRR	0	0	H
	of which:
EU 33a	Amount of qualifying items referred to in Article 494a(1) subject to phase out from AT1	0	0
EU 33b	Amount of qualifying items referred to in Article 494b(1) subject to phase out from AT1	0	0
34	Qualifying Tier 1 capital included in consolidated AT1 capital issued by subsidiaries and held by third parties	0	0
35	of which: instruments issued by subsidiaries subject to phase out	0	0
36	Additional Tier 1 (AT1) capital before regulatory adjustments	11,648	11,801

	Additional Tier 1 (AT1) capital: regulatory adjustments
37	Direct, indirect and synthetic holdings by an institution of own AT1 instruments (negative amount)	(130)	(130)	G
38	Direct, indirect and synthetic holdings of the AT1 instruments of financial sector entities where those entities have reciprocal cross holdings with the institution designed to inflate artificially the own funds of the institution (negative amount)	0	0
39	Direct, indirect and synthetic holdings of the AT1 instruments of financial sector entities where the institution does not have a significant investment in those entities (amount above the 10% threshold and net of eligible short positions) (negative amount)[7]	0	0
40	Direct, indirect and synthetic holdings by the institution of the AT1 instruments of financial sector entities where the institution has a significant investment in those entities (amount above the 10% threshold net of eligible short positions) (negative amount)	0	0
42	Qualifying T2 deductions that exceed the T2 items of the institution (negative amount)	0	0
42a	of which: Other regulatory adjustments to AT1 capital	0	0
43	Total regulatory adjustments to Additional Tier 1 (AT1) capital	(130)	(130)
44	Additional Tier 1 (AT1) capital	11,518	11,671
45	Tier 1 capital (T1 = CET 1 + AT1)	60,784	60,193

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Development and composition of Own Funds

		Dec 31, 2025	Jun 30, 2025
	in € m.	CRR/CRD	CRR/CRD	Refe- rences[1]
	Tier 2 (T2) capital: instruments and provisions
46	Capital instruments and the related share premium accounts[9]	7,225	7,178	I
47	Amount of qualifying items referred to in Article 484 (5) and the related share premium accounts subject to phase out from T2 as described in Article 486(4) of CRR	0	0	I
	of which:
EU 47a	Amount of qualifying items referred to in Article 494a (2) subject to phase out from T2	0	0
EU 47b	Amount of qualifying items referred to in Article 494b (2) subject to phase out from T2	0	0
48	Qualifying own funds instruments included in consolidated T2 capital issued by subsidiaries and held by third parties	0	0	I
49	of which: instruments issued by subsidiaries subject to phase out	0	0
50	Credit risk adjustments	0	0
51	Tier 2 (T2) capital before regulatory adjustments	7,225	7,178

	Tier 2 (T2) capital: regulatory adjustments
52	Direct, indirect and synthetic holdings by an institution of own T2 instruments and subordinated loans (negative amount)	(170)	(170)	I
53	Direct, indirect and synthetic holdings of the T2 instruments and subordinated loans of financial sector entities where those entities have reciprocal cross holdings with the institution designed to inflate artificially the own funds of the institution (negative amount)	0	0
54	Direct, indirect and synthetic holdings of the T2 instruments and subordinated loans of financial sector entities where the institution does not have a significant investment in those entities (amount above 10% threshold and net of eligible short positions) (negative amount)[7]	0	0
55	Direct, indirect and synthetic holdings by the institution of the T2 instruments and subordinated loans of financial sector entities where the institution has a significant investment in those entities (net of eligible short positions) (negative amount)	(5)	0
EU 56a	Qualifying eligible liabilities deductions that exceed the eligible liabilities items of the institution (negative amount)	0	0
EU 56b	Other regulatory adjustments to T2 capital	0	0
57	Total regulatory adjustments to Tier 2 (T2) capital	(175)	(170)
58	Tier 2 (T2) capital	7,050	7,008
59	Total capital (TC = T1 + T2)	67,834	67,200
60	Total risk-weighted assets	347,133	340,805
	Capital ratios and buffers
61	Common Equity Tier 1 capital ratio (as a percentage of risk-weighted assets)	14.19	14.24
62	Tier 1 capital ratio (as a percentage of risk-weighted assets)	17.51	17.66
63	Total capital ratio (as a percentage of risk-weighted assets)	19.54	19.72
64	Institution CET 1 overall capital requirement (CET 1 requirement in accordance with article 92 (1) of Regulation (EU) No 575/2013, plus additional CET 1 requirement which the institution is required to hold in accordance with Article 104(1)(a) of Directive 2013/36/EU, plus combined buffer requirement in accordance with Article 128(6) of Directive 2013/36/ EU) expressed as a percentage of risk exposure amount)[10]	11.26	11.24
	of which:
65	Capital conservation buffer requirement	2.50	2.50
66	Countercyclical buffer requirement	0.50	0.48
67	Systemic risk buffer requirement	0.14	0.13
EU 67a	Global Systemically Important Institution (G-SII) or Other Systemically Important Institution (O-SII) buffer	2.00	2.00
EU 67b	additional own funds requirements to address the risks other than the risk of excessive leverage	1.63	1.63
68	Common Equity Tier 1 capital available to meet buffers (as a percentage of risk-weighted assets)[11]	8.06	8.11
	Amounts below the thresholds for deduction (before risk weighting)
72	Direct, indirect and synthetic holdings of the capital of financial sector entities where the institution does not have a significant investment in those entities (amount below 10% threshold and net of eligible short positions)[7]	3,136	2,967
73	Direct, indirect and synthetic holdings by the institution of the CET 1 instruments of financial sector entities where the institution has a significant investment in those entities (amount below 10% threshold and net of eligible short positions)	1,087	722
75	Deferred tax assets arising from temporary differences (amount below 10% threshold, net of related tax liability where the conditions in Article 38 (3) CRR are met)	4,372	3,844
	Applicable caps on the inclusion of provisions in Tier 2 capital
76	Credit risk adjustments included in T2 in respect of exposures subject to standardized approach (prior to the application of the cap)	0	0

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Development and composition of Own Funds

		Dec 31, 2025	Jun 30, 2025
	in € m.	CRR/CRD	CRR/CRD	Refe- rences[1]
77	Cap on inclusion of credit risk adjustments in T2 under standardized approach	720	481
78	Credit risk adjustments included in T2 in respect of exposures subject to internal ratings- based approach (prior to the application of the cap)	0	0
79	Cap for inclusion of credit risk adjustments in T2 under internal ratings-based approach	1,090	1,186
	Capital instruments subject to phase-out arrangements
80	Current cap on CET 1 instruments subject to phase out arrangements	0	0
81	Amount excluded from CET 1 due to cap (excess over cap after redemptions and maturities)	0	0
82	Current cap on AT1 instruments subject to phase out arrangements	0	0
83	Amount excluded from AT1 due to cap (excess over cap after redemptions and maturities)	0	0
84	Current cap on T2 instruments subject to phase out arrangements	0	0
85	Amount excluded from T2 due to cap (excess over cap after redemptions and maturities)	0	0
N/M – Not meaningful
1 References provide the mapping of regulatory balance sheet items used to calculate regulatory capital as reflected in the column “References" and as presented in tables
“EU CC2 – Reconciliation of regulatory own funds to balance sheet in the audited financial statements”. Where applicable, more detailed information is provided in the respective reference footnote section
2Based on EBA list of Article 26(3) of CRR, competent authorities shall evaluate whether issuances of Common Equity Tier 1 instruments meet the criteria set out in Article
28 or, where applicable, Article 29
3Full year profit is recognized as per ECB Decision (EU) 2015/656 in accordance with the Article 26(2) of Regulation (EU) No 575/2013 (ECB/2015/4); current year profits of € 6.9 billion reduced by deductions for future shareholder distribution in relation to FY25 of € 3.1 billion and AT1 coupons of € 0.5 billion
4The € 1.7 billion (June 2025: € 1.7 billion) additional value adjustments were derived from the EBA Regulatory Technical Standard on prudent valuation and are before consideration of a benefit from the related reduction of the shortfall of provisions to expected losses of € 38.1 million (June 2025: € 0.4 billion)
5Represents gains and losses on liabilities and derivative liabilities carried at fair value that are a result of changes in own credit of the Group according to Article 33 (1) (b)
CRR
6Excludes holdings that are already considered in the accounting base of Common Equity
7Based on the Group’s current interpretation no deduction amount expected
8 Includes capital deductions of € 1.4 billion (June 2025: € 1.4 billion) based on ECB guidance on irrevocable payment commitments related to the Single Resolution Fund and the Deposit Guarantee Scheme, € 0.7 billion (June 2025: € 0.4 billion) based on ECB’s supervisory recommendation for a prudential provisioning of non-performing exposures
9Amortization is taken into account
10 Includes CET1 Pillar 2 Requirement
11 Calculated as the CET1 Capital less the Group’s CET1 capital requirements in accordance with article 92(1)(a) of Regulation (EU) No 575/2013 and following Article
104(1)(a) of Directive 2013/36/EU, and less any Common Equity Tier 1 items used by the Group to meet its additional Tier 1 and Tier 2 capital requirements
12 The reported position exceeds the total due to the delta amount of € 70 million representing a permanent buyback limit, which is not recognized in the accounting standards
ACommon shares, additional paid-in capital and common shares in treasury reflect regulatory eligible CET 1 capital instruments
BRetained earnings in the regulatory balance sheet include Profit (loss) attributable to DB shareholders and additional equity components of € 6.9 billion (June 2025:
€ 3.7 billion). In the Own funds template (incl. RWA and capital ratios), this item is excluded from retained earnings and shown separately after subtracting the 'AT1 coupon and shareholder distribution deduction' of € 3.6 billion (June 2025: € 1.8 billion) as ‘independently reviewed interim profits net of any foreseeable charge or dividend’ in row id 5a
CDifference to regulatory balance sheet position driven by prudential filters for unrealized gains and losses
DRegulatory applicable amount in goodwill and other intangible assets of € 7,561 million (June 2025: € 7,413 million) plus goodwill from equity method investments of
€ 59 million (June 2025: € 59 million) as per regulatory balance sheet reduced by deferred tax liabilities on other intangibles of € 466 million (June 2025: € 477 million)
and prudent software assets as per Art. 36 (1) (b) CRR of €2,109 million (June 2025: € 1,998 million)
EDifferences to balance sheet position mainly driven by adjustments as set out in Article 38 (2) to (5) CRR (e.g. regulatory offsetting requirements)
FRegulatory applicable amount is defined benefit pension fund assets of € 1,261 million (June 2025: € 1,233 million) reduced by deferred tax liabilities on defined benefit pension fund assets of € 126 million (June 2025: € 122 million)
G Additional equity components reflects regulatory eligible AT1 capital instruments
HDifference to regulatory balance sheet driven by regulatory adjustments as set out in Articles 51 to 61 CRR (e.g. current cap on AT1 instruments subject to phase-out arrangements)
IDifference to regulatory balance sheet driven by regulatory adjustments as set out in Articles 62 to 71 CRR (e.g. amortization, minority interest)

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Derogations from prudential requirements for the parent company and subsidiaries
Scope of application of the regulatory framework
Name of institution
Article 436 (a) CRR
Deutsche Bank Aktiengesellschaft (“Deutsche Bank AG”), headquartered in Frankfurt am Main, Germany, is the parent institution of the Deutsche Bank Group (the “regulatory group”). Under Section 10a KWG in conjunction with Articles 11 and 18 CRR, a regulatory group of institutions consists of an institution as the parent company, and all other institutions, financial institutions (comprising inter alia financial holding companies, payment institutions, asset management companies) and ancillary services undertakings that are its subsidiaries within the meaning of Article 4 (1) (16) CRR, or are jointly managed together with other parties within the meaning of Article 18 (4) CRR. Subsidiaries are fully consolidated, while companies which are not subsidiaries but consolidated for regulatory purposes are subject to proportional consolidation.
Insurance companies and companies outside the banking and financial sector are not consolidated in the regulatory group. The bank does not qualify as a financial conglomerate and is not subject to the respective supplementary supervisions.
Differences in the scopes of consolidation
Article 436 (b) CRR
The principles of consolidation for Deutsche Bank’s regulatory group are not identical to those applied for the Group’s financial statements. Nonetheless, the majority of the bank’s subsidiaries in the regulatory group are also fully consolidated in accordance with IFRS in the Group’s consolidated financial statements.
The main differences between regulatory and accounting consolidation are:
–Subsidiaries outside the banking and financial sector are not consolidated within the regulatory group of institutions but are included in the consolidated financial statements according to IFRS
–Most of the Group’s special purpose entities (SPEs) consolidated under IFRS do not meet the regulatory subsidiary definition pursuant to Article 4 (1) (16) CRR and are not consolidated in the regulatory group. However, the risks resulting from the bank’s exposures to such entities are reflected in the regulatory capital requirements
–Only two entities included in the regulatory group are not consolidated as subsidiaries for accounting purposes and are treated differently
For detailed information and the table LI3, please refer to the Pillar 3 Report section “Outline of differences in scopes of consolidation”.
Derogations from prudential requirements for the parent
company and subsidiaries
Article 436 (h) CRR (EU LIB)
As of December 31, 2025, Deutsche Bank AG fully applied the exemptions pursuant to Section 2a (1) KWG in conjunction with Article 7 (3) CRR, Art. 6 (5) CRR and Section 2a (2) KWG in conjunction with Section 25a (1) sentence 3 KWG (so-
called “parent waiver”) pursuant to which the bank may waive the application of provisions on own funds and eligible liabilities, capital requirements, large exposures, exposures to transferred credit risks, leverage, reporting requirements and disclosure by institutions as well as certain risk management requirements on a stand-alone basis.
Deutsche Bank AG’s subsidiary norisbank GmbH and Deutsche Bank Europe GmbH which both were consolidated within the Deutsche Bank regulatory group, fully applied the same exemptions outlined above (so-called “subsidiary waiver”)
pursuant to which the above mentioned subsidiaries may waive certain regulatory requirements to the same extent as
Deutsche Bank AG (see preceding paragraph) on a stand-alone basis. In addition, Deutsche Bank AG’s subsidiary
Deutsche Immobilien Leasing GmbH also consolidated within the Deutsche Bank regulatory group, applied the
“subsidiary waiver” rules to the extent applicable to the subsidiary.
These exemptions are available only for group companies in Germany and can only be applied if, amongst others, the risk strategies and risk management processes of Deutsche Bank AG or the Group also include the companies that apply the
“waiver” rules and there is no material practical or legal impediment to the prompt transfer of own funds or repayment of liabilities from Deutsche Bank AG to the respective subsidiaries or from subsidiaries to Deutsche Bank AG Group.

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Derogations from prudential requirements for the parent company and subsidiaries
The application of the aforementioned exemptions and the fulfillment of the respective requirements were notified to the BaFin and Deutsche Bundesbank. Pursuant to Section 2a (5) KWG the exemptions based on these notifications are grandfathered, i.e. the “waivers” are deemed to be granted under the current CRR and KWG rules.
Additional disclosure requirements for large subsidiaries
Article 13 (1) CRR
The bank’s large subsidiaries are required to disclose information to the extent applicable in respect of own funds, capital requirements, capital buffers, credit risk adjustments, remuneration policy, leverage and use of credit risk mitigation techniques on an individual or sub-consolidated basis.
For some of the bank’s subsidiaries located in Germany it is not mandatory to calculate or report regulatory capital or leverage ratios on a stand-alone basis if they qualify for the exemptions codified in the waiver rule pursuant to Section 2a
KWG in conjunction with Article 7 CRR. In these cases, the above-mentioned disclosure requirements are also not applicable for those subsidiaries.
Large subsidiaries are identified in accordance with Article 4 No. 146 and 147 CRR, and applied to all subsidiaries classified as “credit institution” or “investment firm” under the CRR and not qualifying for a waiver status pursuant to
Section 2a KWG in conjunction with Article 7 CRR. A subsidiary is required to comply with the requirements in
Article 13 (1) CRR (as described above) if at least one criterion mentioned in the list below has been met. The total value of assets referenced below is calculated on an IFRS basis as of December 31, 2025:
–The subsidiary is a global systemically important institution
–It has been identified as an other systemically important institution (O-SII) in accordance with Article 131(1) and (3) of
Directive 2013/36/EU
–The subsidiary is, in the Member State in which it is established, one of the three largest institutions in terms of total value of assets
–Total value of assets on an individual basis or sub-consolidated basis is equal to or greater than € 30 billion
As a result of the selection process described above, the bank identified three subsidiaries as “large” for the Group and hence required to provide additional disclosure requirements:
–DB USA Corporation, United States of America
–BHW Bausparkasse AG, Germany
–Deutsche Bank Luxembourg S.A., Luxembourg
The additional disclosures for the large subsidiaries can be found either within the Pillar 3 Reports of the respective subsidiary as published on its website or on the Group’s website.
Impediments to fund transfers
Article 436 (f) CRR (EU LIB)
The Group entities within the scope of prudential consolidation are subject to local regulatory and tax requirements as well as potentially exchange controls. Deutsche Bank is not aware of any material impediments existing for capital distribution within the Group.
Potential capital shortfalls in unconsolidated subsidiaries
Article 436 (g) CRR (EU LIB)
Deutsche Bank’s subsidiaries which were not included in its regulatory consolidation due to their immateriality did not have to comply with own regulatory minimum capital standards in 2025.
Reconciliation of regulatory own funds to the IFRS balance
sheet
Article 436 (c, d) CRR
The table EU LI1 below provides a comparison between the consolidated balance sheet for accounting and prudential purposes and also highlights how the amounts reported in the Group’s financial statements, once the regulatory scope of consolidation is applied, are impacted by the different risk frameworks. The regulatory balance sheet is split further into sections subject to credit risk, counterparty credit risk, securitization positions in the regulatory banking book, market risk, and items not subject to capital requirements or relevant for deduction from capital. The market risk framework in column (f) includes the bank’s trading book exposure, its banking book exposure which is booked in a currency different

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Reconciliation of regulatory own funds to the IFRS balance sheet from Euro, as well as securitization positions in the regulatory trading book. Specific assets and liabilities may be subject to more than one regulatory risk framework. Therefore, the sum of values in column (c) to (g) may not be equal to the amounts in column (b). Moreover, the allocation of positions to the regulatory trading or banking book, as well as the product definition, impacts the allocation to and treatment within a regulatory framework and might be different to the product definition or trading classification under IFRS.
Differences between carrying values on the regulatory balance sheet in column (b) and amounts deducted from CRR/
CRD capital are explained further in the footnotes of the table “EU CC1 Composition of regulatory own funds” as referenced in the last column of this table.
EU LI1 – Differences between accounting and regulatory scopes of consolidation and the mapping of financial statement categories with regulatory risk categories

	Dec 31, 2025
	a	b	c	d	e	f	g
			Carrying values of items:
in € m.	Carrying values as reported in published financial statements	Carrying values under scope of prudential consolida- tion	Subject to the credit risk framework	Subject to the counterparty credit risk framework	Subject to the securiti- zation framework	Subject to the market risk framework	Not subject to capital requirements or subject to deduction from capital	References[1]
Assets:
Cash and central bank balances	164,659	164,659	164,564	0	0	85,917	0
Interbank balances (w/o central banks)	6,962	6,921	6,560	0	0	4,903	7
Central bank funds sold and securities purchased under resale agreements	37,509	37,509	0	37,509	0	22,188	0
Securities borrowed	6	6	0	6	0	0	0
Financial assets at fair value through profit or loss
Trading assets	153,811	151,914	4,953	112	382	140,502	0
Positive market values from derivative financial instruments	241,328	241,458	10	241,418	18	241,200	0
Non-trading financial assets mandatory at fair value through profit and loss	124,495	124,251	6,298	112,156	668	120,356	0
Financial assets designated at fair value through profit or loss	0	0	0	0	0	0	0
Total financial assets at fair value through profit or loss	519,635	517,623	11,260	353,686	1,067	502,058	0
Financial assets at Fair Value through OCI
Financial assets mandatory at fair value through OCI	43,644	43,377	42,249	1,128	0	25,652	0
Equity Instruments designated at fair value through OCI	0	0	0	0	0	0	0
Total financial assets at fair value through OCI	43,644	43,377	42,249	1,128	0	25,652	0
Equity method investments	924	938	938	0	0	938	0
of which: Goodwill	0	0	0	0	0	0	0	D
Loans at amortized cost	472,620	472,409	437,626	2,636	31,976	173,755	171
Property and equipment	5,924	5,923	5,923	0	0	2,021	0
Goodwill and other intangible assets	7,561	7,561	2,109	0	0	0	5,452	D
Other assets	167,472	167,779	53,149	47,759	4,295	46,214	56,088
of which: Defined benefit pension fund assets	1,263	1,261	0	0	0	0	1,261	F
Assets for current tax	1,609	1,605	1,605	0	0	0	0
Deferred tax assets	6,544	6,535	4,448	0	0	2,814	2,088	E
Total assets	1,435,067	1,432,846	730,431	442,724	37,339	866,459	63,806

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Reconciliation of regulatory own funds to the IFRS balance sheet

	Dec 31, 2025
	a	b	c	d	e	f	g
			Carrying values of items:
in € m.	Carrying values as reported in published financial statements	Carrying values under scope of prudential consolida- tion	Subject to the credit risk framework	Subject to the counterparty credit risk framework	Subject to the securiti- zation framework	Subject to the market risk framework	Not subject to capital requirements or subject to deduction from capital	References[1]
Liabilities and equity:
Deposits	691,828	692,329	0	1,050	0	139,334	551,945
Central bank funds purchased and securities sold under repurchase agreements	4,177	4,177	0	4,177	0	678	0
Securities loaned	2	2	0	2	0	2	0
Financial liabilities at fair value through profit or loss
Trading liabilities	42,879	42,921	0	122	0	42,344	(446)
Negative market values from derivative financial	225,775	225,828	0	225,558	121	225,828	0
Financial liabilities designated at fair value	115,055	114,814	0	88,519	0	88,726	(2)
Investment contract	469	0	0	0	0	0	0
Total financial liabilities at fair value through profit or loss	384,179	383,563	0	314,200	122	356,898	(449)
Other short-term borrowings	18,204	18,213	0	0	0	2,787	15,427
Other liabilities	137,713	135,650	0	52,394	0	72,075	18,711
Provisions	2,408	2,399	0	0	0	1,156	1,243
Liabilities for current tax	694	691	0	0	0	165	526
Deferred tax liabilities	623	507	0	0	0	0	507
Long-term debt	114,754	114,852	0	0	0	25,852	89,000	H.I
of which: Subordinated long-term debt[2]	8,297	8,297	0	0	0	4,655	3,641	H.I
Trust preferred securities[2]	283	283	0	0	0	0	283
Obligation to purchase common shares	0	0	0	0	0	0	0
Total liabilities	1,354,863	1,352,667	0	371,822	122	598,947	677,193
Common shares, no par value, nominal value of € 2.56	4,891	4,891	0	0	0	0	4,891	A
Additional paid-in capital	38,281	38,281	0	0	0	0	38,281	A
Retained earnings	28,096	28,080	0	0	0	0	28,080	B
Common shares in treasury, at cost	(185)	(185)	0	0	0	0	(185)	A
Equity classified as obligation to purchase common shares	0	0	0	0	0	0	0	A
Accumulated other comprehensive income, net of tax	(4,150)	(4,159)	0	0	0	0	(4,159)	C
Total shareholders’ equity	66,933	66,909	0	0	0	0	66,909
Additional equity components	11,708	11,708	0	0	0	0	11,708	G
Noncontrolling interests	1,562	1,562	0	0	0	0	1,562
Total equity	80,203	80,179	0	0	0	0	80,179
Total liabilities and equity	1,435,067	1,432,846	0	371,822	122	598,947	757,372
1 References provide the mapping of regulatory balance sheet items used to calculate regulatory capital as reflected in the column “References” in “EU CC1–Composition of regulatory own funds”. Where applicable, more detailed information are provided in the respective reference footnote section.
2 Eligible Additional Tier 1 and Tier 2 instruments are reflected in these balance sheet positions based on their IFRS carrying values.

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Reconciliation of regulatory own funds to the IFRS balance sheet

	Dec 31, 2024
	a	b	c	d	e	f	g
			Carrying values of items:
in € m.	Carrying values as reported in published financial statements	Carrying values under scope of prudential consolida- tion	Subject to the credit risk framework	Subject to the counterparty credit risk framework	Subject to the securiti- zation framework	Subject to the market risk framework	Not subject to capital requirements or subject to deduction from capital	References[1]
Assets:
Cash and central bank balances	147,494	147,462	147,331	0	0	86,770	0
Interbank balances (w/o central banks)	6,160	6,099	5,543	0	0	4,703	0
Central bank funds sold and securities purchased under resale agreements	40,803	40,803	201	40,602	0	25,446	0
Securities borrowed	44	44	0	44	0	11	0
Financial assets at fair value through profit or loss
Trading assets	139,772	137,779	4,252	118	306	133,247	0
Positive market values from derivative financial instruments	291,754	291,889	21	291,643	24	291,739	0
Non-trading financial assets mandatory at fair value through profit and loss	114,324	114,293	5,427	103,870	701	110,822	0
Financial assets designated at fair value through profit or loss	0	0	0	0	0	0	0
Total financial assets at fair value through profit or loss	545,849	543,960	9,700	395,631	1,031	535,808	0
Financial assets at Fair Value through OCI
Financial assets mandatory at fair value through OCI	42,090	41,901	39,113	2,786	2	27,872	0
Equity Instruments designated at fair value through OCI	0	0	0	0	0	0	0
Total financial assets at fair value through OCI	42,090	41,901	39,113	2,786	2	27,872	0
Equity method investments	1,028	1,028	965	0	1	1,028	63
of which: Goodwill	63	63	0	0	0	0	63	D
Loans at amortized cost	478,921	483,033	451,620	0	31,274	179,790	139
Property and equipment	6,193	6,192	6,192	0	0	2,216	1
Goodwill and other intangible assets	7,749	7,749	2,013	0	0	0	5,736	D
Other assets	101,207	101,139	31,519	43,426	4,497	38,557	17,187
of which: Defined benefit pension fund assets	1,301	1,299	0	0	0	0	1,299	F
Assets for current tax	1,801	1,799	1,799	0	0	0	0
Deferred tax assets	7,839	7,824	4,370	0	0	2,512	3,454	E
Total assets	1,387,177	1,389,033	700,366	482,488	36,805	904,712	26,580

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Reconciliation of regulatory own funds to the IFRS balance sheet

	Dec 31, 2024
	a	b	c	d	e	f	g
			Carrying values of items:
in € m.	Carrying values as reported in published financial statements	Carrying values under scope of prudential consolida- tion	Subject to the credit risk framework	Subject to the counterparty credit risk framework	Subject to the securiti- zation framework	Subject to the market risk framework	Not subject to capital requirements or subject to deduction from capital	References[1]
Liabilities and equity:
Deposits	666,261	666,961	0	1,108	0	129,988	535,864
Central bank funds purchased and securities sold under repurchase agreements	3,740	3,740	0	3,740	0	1,209	0
Securities loaned	2	2	0	2	0	2	0
Financial liabilities at fair value through profit or loss
Trading liabilities	43,498	43,498	0	14	0	42,541	(280)
Negative market values from derivative financial	276,395	276,500	0	276,094	175	276,500	0
Financial liabilities designated at fair value	92,047	91,803	0	73,179	0	72,664	(7)
Investment contract	454	0	0	0	0	0	0
Total financial liabilities at fair value through profit or loss	412,395	411,801	0	349,287	175	391,705	(287)
Other short-term borrowings	9,895	9,899	0	0	0	2,811	7,088
Other liabilities	95,631	93,550	0	49,146	0	34,680	17,674
Provisions	3,326	3,320	0	0	0	1,336	1,983
Liabilities for current tax	720	715	0	0	0	159	556
Deferred tax liabilities	590	477	0	0	0	0	477
Long-term debt	114,899	118,890	0	0	0	26,430	92,460	H.I
of which: Subordinated long-term debt[2]	11,711	11,711	0	0	0	5,249	6,461	H.I
Trust preferred securities[2]	287	287	0	0	0	0	287
Obligation to purchase common shares	0	0	0	0	0	0	0
Total liabilities	1,307,745	1,309,642	0	403,284	175	588,322	656,102
Common shares, no par value, nominal value of € 2.56	5,106	5,106	0	0	0	0	5,106	A
Additional paid-in capital	39,744	39,744	0	0	0	0	39,744	A
Retained earnings	23,368	23,344	0	0	0	0	23,344	B
Common shares in treasury, at cost	(713)	(713)	0	0	0	0	(713)	A
Equity classified as obligation to purchase common shares	0	0	0	0	0	0	0	A
Accumulated other comprehensive income, net of tax	(1,229)	(1,229)	0	0	0	0	(1,229)	C
Total shareholders’ equity	66,276	66,252	0	0	0	0	66,252
Additional equity components	11,550	11,550	0	0	0	0	11,550	G
Noncontrolling interests	1,606	1,589	0	0	0	0	1,589
Total equity	79,432	79,391	0	0	0	0	79,391
Total liabilities and equity	1,387,177	1,389,033	0	403,284	175	588,322	735,493
1References provide the mapping of regulatory balance sheet items used to calculate regulatory capital as reflected in the column “References” in “Own funds template
(incl. RWA and Capital Ratios)”. Where applicable, more detailed information are provided in the respective reference footnote section.
2Eligible Additional Tier 1 and Tier 2 instruments are reflected in these balance sheet positions with their values according to IFRS.
Movements in carrying values as reported in published financial statements, i.e. under IFRS scope of consolidation for
December 31, 2024 and December 31, 2025 are primarily driven by the following factors:
Cash, central bank and interbank balances increased by € 18.0 billion, primarily reflecting a € 25.6 billion rise in deposits, driven by growth in Corporate Cash Management business in the Corporate Bank and higher inflows in the Private Bank as a result of client acquisition campaigns. Trading assets increased by € 14.0 billion, primarily driven by an increase in bond positions in the bank’s debt securities portfolio due to client flows and desk positioning, as well as an increase in precious metal inventory during the year. Positive and negative market values of derivative financial instruments declined by € 50.4 billion and € 50.6 billion respectively, mainly driven by foreign exchange products due to market volatility, weakening of the U.S. dollar against the euro and new trades booked at materially lower mark-to-market values. Non trading financial assets mandatory at fair value through profit and loss increased by € 10.2 billion, driven by an increase in securities purchased under resale agreements measured under non-trading financial assets mandatory at fair value through profit and loss, primarily due to increased trading activities. Loans at amortized cost decreased by € 6.3 billion, mainly driven by a significant impact from foreign exchange movements and strategic reductions in the Private Bank mortgage portfolio, partly offset by growth in Fixed Income & Currencies business in the Investment Bank. Other assets

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Reconciliation of regulatory own funds to the IFRS balance sheet increased by € 66.3 billion, primarily driven by increases in brokerage and securities related receivables of € 44.7 billion.
This was mainly attributable to higher receivables from pending settlements of regular way trades owing to increased customer demand based on market conditions. This trend is also reflected in an increase in brokerage and securities related payables by € 43.5 billion, driving the € 42.1 billion increase in other liabilities. The increase in other assets also included growth in debt securities classified as hold to collect of € 18.6 billion, in line with the bank’s asset purchase program initiative to expand the portfolio of European government bonds.. Financial liabilities designated at fair value through profit or loss increased by € 23.0 billion,mainly attributable to an increase in securities sold under repurchase agreements as a result of increased secured funding of trading inventory and client activities; as well as an increase in long term debt driven by new issuances in FIC business in the Investment Bank. Other short-term borrowings increased by € 8.3 billion, primarily due to newly issued commercial paper during the year.
The overall movement of the balance sheet included an decrease of € 69.3 billion due to foreign exchange rate movements, mainly driven by weakening of the U.S. dollar versus the euro.
Table EU LI2 presents a description of the differences between the financial statements’ carrying value amounts under the regulatory scope of consolidation and the exposure amounts used for regulatory purposes.
EU LI2 – Main sources of differences between regulatory exposure amounts and carrying values in financial statements

		Dec 31, 2025
		a	b	c	d	e
			Items subject to:
	in € m.	Total	Credit risk framework	Securitization framework	Counterparty credit risk framework	Market risk framework
1	Assets carrying value amount under the scope of prudential consolidation (as per template LI1)	1,432,846	730,431	37,339	442,724	866,459
2	Liabilities carrying value amount under the scope of prudential consolidation (as per template LI1)	1,352,667	0	122	371,822	598,947
3	Total net amount under the scope of prudential consolidation	80,179	730,431	37,217	70,902	267,512 [5]
4	Off-balance-sheet amounts	349,539	325,452	19,526	354	—
5	Differences in valuations[1]	0	0	157	33,457	—
6	Differences due to different netting rules, other than those already included in row 2	0	0	0	0	—
7	Differences due to consideration of provisions[3]	0	8,042	(32)	5	—
8	Differences due to the use of credit risk mitigation techniques (CRMs)	0	(2,055)	0	(1)	—
9	Differences due to credit conversion factors	0	(187,642)	0	0	—
10	Differences due to securitization with risk transfer[2]	0	(42,888)	39,158	0	—
11	Other differences[4]	0	15,253	1,029	934	—
12	Exposure amounts considered for regulatory purposes	1,052,400	846,594	97,056	105,650	3,100 [6]
1Includes effects due to differences in exposure modelling applying the effective expected positive exposure as well as the SA-CCR for derivatives and financial collateral comprehensive method for Securities Financing Transactions (SFT) respectively; that also reflects differences as a result of the application of credit risk mitigation and regulatory netting rules
2Included in the sum of € 39.2 billion are FX mismatches amounting to € 1.6 billion; the amount represents the retained synthetic tranches after consideration of bought credit protection
3Includes credit-risk related purchase price adjustments arising in the context of asset purchases as well as business combinations
4Primarily reflects valuation differences as a result of regulatory product definition being different from the accounting product definition; moreover, under the counterparty credit risk framework funded default fund contribution in form of securities are considered in the exposure amounts for regulatory purposes
5Included in the sum of € 267.5 billion are € 2.9 billion net carrying amount attributable to securitization positions in the regulatory trading book covered under the market risk standardized approach
6Exposure at default is only considered for securitization positions in the regulatory trading book as the remaining exposure is considered within the internally developed market risk models

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Reconciliation of regulatory own funds to the IFRS balance sheet

		Dec 31, 2024
		a	b	c	d	e
			Items subject to:
	in € m.	Total	Credit risk framework	Securitization framework	Counterparty credit risk framework	Market risk framework
1	Assets carrying value amount under the scope of prudential consolidation (as per template LI1)	1,389,033	700,366	36,805	482,488	904,712
2	Liabilities carrying value amount under the scope of prudential consolidation (as per template LI1)	1,309,642	0	175	403,284	588,322
3	Total net amount under the scope of prudential consolidation	79,391	700,366	36,630	79,205	316,390 [5]
4	Off-balance-sheet amounts	339,804	318,362	18,123	37	—
5,6	Differences in valuations (incl. impact from different netting rules)[1]	0	0	206	28,118	—
7	Differences due to consideration of provisions[3]	0	7,485	(30)	1	—
8	Differences due to the use of credit risk mitigation techniques (CRMs)	0	(2,898)	0	0	—
9	Differences due to credit conversion factors	0	(181,789)	0	0	—
10	Differences due to securitization with risk transfer[2]	0	(36,883)	33,709	0	(118)
11	Other differences[4]	0	19,461	396	1,214	—
12	Exposure amounts considered for regulatory purposes	1,024,355	824,105	89,035	108,574	2,641 [6]
1Includes effects due to differences in exposure modelling applying the effective expected positive exposure as well as the SA-CCR for derivatives and financial collateral comprehensive method for Securities Financing Transactions (SFT) respectively; that also reflects differences as a result of the application of credit risk mitigation and regulatory netting rules
2Included in the sum of € 33.7 billion are FX mismatches amounting to € 1.3 billion; the amount represents the retained synthetic tranches after consideration of bought credit protection
3Includes credit-risk related purchase price adjustments arising in the context of asset purchases as well as business combinations
4Primarily reflects valuation differences as a result of regulatory product definition being different from the accounting product definition; moreover, under the counterparty credit risk framework funded default fund contribution in form of securities are considered in the exposure amounts for regulatory purposes
5Included in the sum of € 316.4 billion are € 2.8 billion net carrying amount attributable to securitization positions in the regulatory trading book covered under the market risk standardized approach
6Exposure at default is only considered for securitization positions in the regulatory trading book as the remaining exposure is considered within the internally developed market risk models
Article 437 (a) CRR
The table below highlights the difference in the basis of consolidation for accounting and prudential reporting purposes as it compares the carrying values as reported under IFRS with the carrying values under the scope of the regulatory consolidation. References in the last column of the table provide the mapping of regulatory balance sheet items used to calculate regulatory capital. The reference columns presented below reconcile to the reference columns as presented in the template “EU CC1– Composition of regulatory own funds”.
EU CC2 – Reconciliation of regulatory own funds to balance sheet in the audited financial statements

	Dec 31, 2025			Jun 30, 2025
	a	b		a	b
in € m.	Carrying values as reported in published financial statements	Carrying values under scope of prudential consolida- tion	References	Carrying values as reported in published financial statements	Carrying values under scope of prudential consolida- tion	References
Assets:
Cash and central bank balances	164,659	164,659		137,124	137,124
Interbank balances (w/o central banks)	6,962	6,921		6,766	6,737
Central bank funds sold and securities purchased under resale agreements	37,509	37,509		32,938	32,938
Securities borrowed	6	6		35	35
Financial assets at fair value through profit or loss
of which:
Trading assets	153,811	151,914		158,116	156,341
Positive market values from derivative financial instruments	241,328	241,458		256,029	256,158
Non-trading financial assets mandatory at fair value through profit and loss	124,495	124,251		118,053	117,888
Financial assets designated at fair value through profit or loss	0	0		0	0
Total financial assets at fair value through profit or loss	519,634	517,623		532,198	530,386

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Reconciliation of regulatory own funds to the IFRS balance sheet

	Dec 31, 2025			Jun 30, 2025
	a	b		a	b
in € m.	Carrying values as reported in published financial statements	Carrying values under scope of prudential consolida- tion	References	Carrying values as reported in published financial statements	Carrying values under scope of prudential consolida- tion	References
Financial assets at Fair Value through OCI
Financial assets mandatory at fair value through OCI	43,644	43,377		41,586	41,392
Equity Instruments designated at fair value through OCI	0	0		0	0
Total financial assets at fair value through OCI	43,644	43,377		41,586	41,392
Financial assets available for sale	0	0		0	0
Equity method investments	924	938		890	907
of which: Goodwill	59	59	D	59	59	D
Loans at amortized cost	472,620	472,409		466,581	466,360
Securities held at maturity	0	0		0	0
Property and equipment	5,924	5,923		6,039	6,038
Goodwill and other intangible assets	7,561	7,561	D	7,413	7,413	D
Other assets	167,472	167,779		157,679	157,974
of which: Defined benefit pension fund assets	1,263	1,261	F	1,235	1,233	F
Assets for current tax	1,609	1,605		1,735	1,734
Deferred tax assets	6,544	6,535	E	6,847	6,842	E
Total assets	1,435,067	1,432,846		1,397,830	1,395,880

Liabilities and equity:
Deposits	691,828	692,329		653,367	653,976
Central bank funds purchased and securities sold under repurchase agreements	4,177	4,177		4,371	4,371
Securities loaned	2	2		2	2
Financial liabilities at fair value through profit or loss
of which:
Trading liabilities	42,879	42,921		43,990	43,979
Negative market values from derivative financial instruments	225,775	225,828		235,609	235,696
Financial liabilities designated at fair value through profit or loss	115,055	114,814		104,783	104,553
Investment contract liabilities	469	0		451	0
Total financial liabilities at fair value through profit or loss	384,179	383,563		384,833	384,228
Other short-term borrowings	18,204	18,213		18,090	18,082
Other liabilities	137,713	135,650		141,167	139,256
Provisions	2,408	2,399		2,791	2,788
Liabilities for current tax	694	691		950	947
Deferred tax liabilities	623	507		590	487
Long-term debt	114,754	114,852		113,531	113,628
of which: Subordinated long-term debt[1]	8,297	8,297	H.I	8,269	8,269	H.I
Trust preferred securities[1]	283	283	H.I	286	286	H.I
Obligation to purchase common shares	0	0		0	0
Total liabilities	1,354,863	1,352,667		1,319,978	1,318,049
Common shares, no par value, nominal value of € 2.56	4,891	4,891	A	4,988	4,988	A
Additional paid-in capital	38,281	38,281	A	38,849	38,849	A
Retained earnings	28,096	28,080	B	24,897	24,882	B
Common shares in treasury, at cost	(185)	(185)	A	(477)	(477)	A
Equity classified as obligation to purchase common shares	0	0	A	0	0	A
Accumulated other comprehensive income, net of tax	(4,150)	(4,159)	C	(3,702)	(3,710)	C
Total shareholders’ equity	66,933	66,909		64,555	64,531
Additional equity components	11,708	11,708	G	11,840	11,840	G
Noncontrolling interests	1,562	1,562		1,457	1,460
Total equity	80,203	80,179		77,852	77,831
Total liabilities and equity	1,435,067	1,432,846		1,397,830	1,395,880
1Eligible Additional Tier 1 and Tier 2 instruments are reflected in these balance sheet positions based on their IFRS carrying values.
Outline of differences in scopes of consolidation
Article 436 (b) CRR
As of year-end 2025, Deutsche Banks’ regulatory group comprised 327 entities (excluding the parent Deutsche Bank
Aktiengesellschaft). The classification applied for these entities is in accordance with CRR. The regulatory group comprised 20 credit institutions, one payment service provider, three investment firms, 218 financial institutions, three financial holding companies, nine asset management companies and 73 ancillary services undertakings.

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Reconciliation of regulatory own funds to the IFRS balance sheet
As of year-end 2024, the regulatory group comprised 293 entities (excluding the parent Deutsche Bank
Aktiengesellschaft). The regulatory group comprised 22 credit institutions, one payment institution, two investment firms, 185 financial institutions, three financial holding companies, ten asset management companies and 70 ancillary services undertakings.
The increase of entities part of Deutsche Banks’ regulatory group compared to 2024 was mainly driven by the introduction of CRR3 requirements.
13 entities were exempted from regulatory consolidation pursuant to Section 31 (3) KWG in conjunction with Article 19
CRR as per year end 2025 (year end 2024: 15 entities). These regulations allow the exclusion of small entities in the regulatory scope of application from consolidated regulatory reporting if either their total assets (including off-balance sheet items) are below € 10 million or below 1% of Deutsche Bank's Group’s total assets. Also, these entities were not required to be consolidated in Deutsche Bank's financial statements in accordance with IFRS.
These regulatory unconsolidated entities have to be included in the deduction treatment for significant investments in financial sector entities pursuant to Article 36 (1) (i) CRR in conjunction with Article 43 (c) CRR. The book values of participations in their equity included in the deduction treatment amounted to in total € 1.8 million as per year end 2025
(year end 2024: € 2.2 million).
Table EU LI3 below illustrates the differences in the scopes of consolidation for financial accounting and regulatory purposes for the Group. It considers all entities for which the method of the accounting consolidation is different from the method of the regulatory consolidation. On an entity-by-entity level the table presents the method of accounting consolidation and then in the following columns whether and how – under the regulatory scope of consolidation – the entity is recognized. This is then finally supplemented by a short description of the entity.
EU LI3 – Outline of the differences in the scopes of consolidation (entity by entity)

a	b	c	d	e	f	g	h
Method of prudential consolidation
Name of the entity	Method of accounting consolidation	Full con- soli- dation	Pro- por- tional con- soli- dation	Equity me- thod	Nei- ther con- soli- dated nor de- duc- ted	De- duc- ted	Description of the entity
Al Mi'yar Capital 2 Cayman Ltd	Full consolidation				x		Other Enterprise
Al Mi'yar Capital SA	Full consolidation				x		Other Enterprise
Altersvorsorge Fonds Hamburg Alter Wall Dr. Juncker KG	Full consolidation				x		Other Enterprise
Ansbacher I S.à r.l.	Full consolidation					x	Other Enterprise
Ansbacher II S.à r.l.	Full consolidation				x		Other Enterprise
Atlas SICAV - FIS, en liquidation volontaire	Full consolidation				x		Other Enterprise
Australian Secured Personal Loans Trust	Full consolidation				x		Other Enterprise
Axia Insurance, Ltd.	Full consolidation				x		Other Enterprise
Benefit Trust GmbH	No consolidation	x					Financial Institution
Borfield Sociedad Anonima	Full consolidation				x		Other Enterprise
BT Globenet Nominees Limited	Full consolidation				x		Other Enterprise
Capital Trust Japan Company Limited (Trust Account Project Spark Agreement No. 7536)	Full consolidation				x		Financial Institution
Cathay Advisory (Beijing) Co., Ltd.	Full consolidation				x		Other Enterprise
Cathay Capital Company (No 2) Limited	No consolidation			x			Financial Institution
CLASS Limited	Full consolidation				x		Other Enterprise
Crofton Invest, S.L.	Full consolidation				x		Other Enterprise
Danube Properties S.à r.l., en faillite	Full consolidation				x		Other Enterprise
DB Holding Fundo de Investimento Multimercado Investimento no Exterior Crédito Privado	Full consolidation					x	Financial Institution
DB International Trust (Singapore) Limited	Full consolidation				x		Other Enterprise
DB Management Support GmbH	Full consolidation					x	Ancillary Services Undertaking
DB Nominees (Hong Kong) Limited	Full consolidation					x	Ancillary Services Undertaking
DB Nominees (Jersey) Limited	Full consolidation				x		Other Enterprise
DB Nominees (Singapore) Pte Ltd	Full consolidation				x		Other Enterprise
DB Re S.A.	Full consolidation					x	Reinsurance Undertaking

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Reconciliation of regulatory own funds to the IFRS balance sheet

a	b	c	d	e	f	g	h
Method of prudential consolidation
Name of the entity	Method of accounting consolidation	Full con- soli- dation	Pro- por- tional con- soli- dation	Equity me- thod	Nei- ther con- soli- dated nor de- duc- ted	De- duc- ted	Description of the entity
DB SPEARs/LIFERs, Series DB-8092 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8093 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8095 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8096 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8097 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8103 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8108 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8139 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8147 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8148 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8149 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8151 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8154 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8156 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8157 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8160 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8162 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8163 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8164 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8165 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8166 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8167 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8168 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8174 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8175 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8179 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8182 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8183 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8184 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8185 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8186 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8187 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8188 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8189 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8190 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8191 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8192 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8193 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8194 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8195 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8196 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8197 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8198 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8199 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8201 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8203 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8210 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8211 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8212 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8213 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8214 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8215 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8216 Trust	Full consolidation					x	Ancillary Services Undertaking

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Reconciliation of regulatory own funds to the IFRS balance sheet

a	b	c	d	e	f	g	h
Method of prudential consolidation
Name of the entity	Method of accounting consolidation	Full con- soli- dation	Pro- por- tional con- soli- dation	Equity me- thod	Nei- ther con- soli- dated nor de- duc- ted	De- duc- ted	Description of the entity
DB SPEARs/LIFERs, Series DB-8217 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8218 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8219 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8220 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8221 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8222 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8223 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8224 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8225 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8226 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DB-8227 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8057 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8060 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8070 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8071 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8090 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8099 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8100 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8101 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8105 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8106 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8109 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8118 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8121 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8122 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8123 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8124 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8125 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8126 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8128 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8130 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8133 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8134 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8135 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8140 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8152 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8153 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8158 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8159 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8161 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8178 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8909 Trust	Full consolidation					x	Ancillary Services Undertaking
DB SPEARs/LIFERs, Series DBE-8910 Trust	Full consolidation					x	Ancillary Services Undertaking
DB Trustee Services Limited	Full consolidation				x		Other Enterprise
DB Trustees (Hong Kong) Limited	Full consolidation				x		Other Enterprise
DB VersicherungsManager GmbH	Full consolidation				x		Other Enterprise
DB Vita S.A.	Full consolidation					x	Insurance Undertaking
DBX ETF Trust	Full consolidation				x		Other Enterprise
Deutsche Bank (Cayman) Limited	Full consolidation				x		Other Enterprise
Deutsche Bank Immobilien GmbH	Full consolidation				x		Other Enterprise
Deutsche Bank Insurance Agency Incorporated	Full consolidation				x		Other Enterprise
Deutsche Bank Luxembourg S.A. - Fiduciary Deposits	Full consolidation				x		Other Enterprise

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Reconciliation of regulatory own funds to the IFRS balance sheet

a	b	c	d	e	f	g	h
Method of prudential consolidation
Name of the entity	Method of accounting consolidation	Full con- soli- dation	Pro- por- tional con- soli- dation	Equity me- thod	Nei- ther con- soli- dated nor de- duc- ted	De- duc- ted	Description of the entity
Deutsche Bank Luxembourg S.A. - Fiduciary Note Programme	Full consolidation				x		Other Enterprise
Deutsche Bank Representative Office Nigeria Limited	Full consolidation					x	Ancillary Services Undertaking
Deutsche Custody N.V.	Full consolidation					x	Financial Institution
Deutsche Gesellschaft für Immobilien-Leasing mit beschränkter Haftung i.L.	Full consolidation					x	Financial Institution
Deutsche Grundbesitz-Anlagegesellschaft mit beschränkter Haftung	Full consolidation				x		Other Enterprise
Deutsche Securities (Proprietary) Limited	Full consolidation				x		Other Enterprise
Deutsche Securities (SA) (Proprietary) Limited	Full consolidation				x		Other Enterprise
Deutsche StiftungsTrust GmbH	Full consolidation				x		Other Enterprise
Deutsche Trustee Company Limited	Full consolidation				x		Other Enterprise
Deutsche Trustees Malaysia Berhad	Full consolidation				x		Other Enterprise
Deutsches Institut für Altersvorsorge GmbH	Full consolidation				x		Other Enterprise
DI Deutsche Immobilien Treuhandgesellschaft mbH	Full consolidation				x		Other Enterprise
DWS Alternatives (IE) ICAV	Full consolidation				x		Other Enterprise
DWS Alternatives France	Full consolidation				x		Other Enterprise
DWS Consulting Shanghai Limited	Full consolidation				x		Other Enterprise
DWS Corporate Management Beijing Limited	Full consolidation				x		Other Enterprise
DWS EREP Lux 1 S.à r.l.	Full consolidation				x		Other Enterprise
DWS European Real Estate Partners S.C.A. SICAV-RAIF	Full consolidation				x		Other Enterprise
DWS Funds	Full consolidation				x		Other Enterprise
DWS Garant	Full consolidation				x		Other Enterprise
DWS Invest	Full consolidation				x		Other Enterprise
DWS Invest (IE) ICAV	Full consolidation				x		Other Enterprise
DWS Zeitwert Protect	Full consolidation				x		Other Enterprise
DWS-Fonds Treasury Liquidity (EUR)	Full consolidation				x		Other Enterprise
Earls Eight Limited	Full consolidation				x		Other Enterprise
Earls Four Limited	Full consolidation				x		Other Enterprise
EC EUROPA IMMOBILIEN FONDS NR. 3 GmbH & CO. KG i.I.	Full consolidation				x		Other Enterprise
Einkaufszentrum "HVD Dresden" S.à.r.l & Co. KG i.I.	Full consolidation				x		Other Enterprise
Emerging Markets Capital Protected Investments Limited	Full consolidation				x		Other Enterprise
FCT Orchid	Full consolidation				x		Other Enterprise
Fiduciaria Sant' Andrea S.r.l.	Full consolidation				x		Other Enterprise
Finanzberatungsgesellschaft mbH der Deutschen Bank	Full consolidation					x	Ancillary Services Undertaking
Fir (Luxembourg) S.à r.l.	Full consolidation				x		Other Enterprise
Fondo Privado de Titulización PYMES I Designated Activity Company	Full consolidation				x		Other Enterprise
Franz Urbig- und Oscar Schlitter-Stiftung Gesellschaft mit beschränkter Haftung	Full consolidation					x	Ancillary Services Undertaking
Freddie Mac Class A Taxable Multifamily M Certificates Series M-037	Full consolidation					x	Ancillary Services Undertaking
Freddie Mac Class A Taxable Multifamily M Certificates Series M-041	Full consolidation					x	Ancillary Services Undertaking
Freddie Mac Class A Taxable Multifamily M Certificates Series M-043	Full consolidation					x	Ancillary Services Undertaking
Freddie Mac Class A Taxable Multifamily M Certificates Series M-044	Full consolidation					x	Ancillary Services Undertaking

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Reconciliation of regulatory own funds to the IFRS balance sheet

a	b	c	d	e	f	g	h
Method of prudential consolidation
Name of the entity	Method of accounting consolidation	Full con- soli- dation	Pro- por- tional con- soli- dation	Equity me- thod	Nei- ther con- soli- dated nor de- duc- ted	De- duc- ted	Description of the entity
Fünfte SAB Treuhand und Verwaltung GmbH & Co. Suhl "Rimbachzentrum" KG	Full consolidation				x		Other Enterprise
Greenheart (Luxembourg) S.à r.l.	Full consolidation				x		Other Enterprise
Grundstücksgesellschaft Wiesbaden Luisenstraße/Kirchgasse GbR	Full consolidation				x		Other Enterprise
Immobilienfonds Büro-Center Erfurt am Flughafen Bindersleben I GbR	Full consolidation				x		Other Enterprise
Infrastructure Debt Fund S.C.Sp. SICAV-RAIF	Full consolidation				x		Other Enterprise
Inn Properties S.à r.l., en faillite	Full consolidation				x		Other Enterprise
Investor Solutions Limited	Full consolidation				x		Other Enterprise
Isar Properties S.à r.l., en faillite	Full consolidation				x		Other Enterprise
Kuiper Credit Opportunities	Full consolidation				x		Other Enterprise
Life Mortgage S.r.l.	Full consolidation				x		Other Enterprise
Numis Nominees (Client) Limited	Full consolidation				x		Other Enterprise
Numis Nominees Limited	Full consolidation				x		Other Enterprise
Oasis Securitisation S.r.l.	Full consolidation				x		Other Enterprise
Oder Properties S.à r.l., en faillite	Full consolidation				x		Other Enterprise
OPB-Oktava GmbH	Full consolidation					x	Financial Institution
OPPENHEIM PRIVATE EQUITY Verwaltungsgesellschaft mbH	Full consolidation					x	Financial Institution
Palladium Global Investments S.A.	Full consolidation				x		Other Enterprise
Palladium Securities 1 S.A.	Full consolidation				x		Other Enterprise
PEFCO Finance Issuer One S.A.R.L.	Full consolidation				x		Other Enterprise
PEIF IV SLP DWS Feeder 2, SCSp	No consolidation	x					Financial Institution
Plantation Bay, Inc.	Full consolidation				x		Other Enterprise
Property Debt Fund S.C.Sp. SICAV-RAIF	Full consolidation				x		Other Enterprise
PUTTERs Series 3009DB Trust	Full consolidation					x	Ancillary Services Undertaking
PUTTERs Series 3010DB Trust	Full consolidation					x	Ancillary Services Undertaking
PUTTERs Series 3011DB Trust	Full consolidation					x	Ancillary Services Undertaking
PUTTERs Series 3012DB Trust	Full consolidation					x	Ancillary Services Undertaking
PUTTERs Series 3013DB Trust	Full consolidation					x	Ancillary Services Undertaking
PUTTERs Series 3014DB Trust	Full consolidation					x	Ancillary Services Undertaking
PUTTERs/DRIVERs, Series 3005DB Trust	Full consolidation					x	Ancillary Services Undertaking
PUTTERs/DRIVERs, Series 3007DB Trust	Full consolidation					x	Ancillary Services Undertaking
Rhine Euro CLO I Designated Activity Company	Full consolidation				x		Other Enterprise
Rhine Properties S.à r.l., en faillite	Full consolidation				x		Other Enterprise
ROCKY 2021-1 SPV S.r.l.	Full consolidation				x		Other Enterprise
Somkid Immobiliare S.r.l.	Full consolidation				x		Other Enterprise
SP Mortgage Trust	Full consolidation				x		Other Enterprise
Stelvio Immobiliare S.r.l.	Full consolidation				x		Other Enterprise
Swabia 1 Designated Activity Company (in liquidation)	Full consolidation				x		Other Enterprise
Tagus - Sociedade de Titularização de Creditos, S.A.	Full consolidation				x		Other Enterprise
Tasman NZ Residential Mortgage Trust	Full consolidation				x		Other Enterprise
Trave Properties S.à r.l., en faillite	Full consolidation				x		Other Enterprise
Treuinvest Service GmbH	Full consolidation				x		Other Enterprise
Wendelstein 2017-1 UG (haftungsbeschränkt)	Full consolidation				x		Other Enterprise
Wendelstein 2024-1 UG (haftungsbeschränkt)	Full consolidation				x		Other Enterprise
Wendelstein 2025-1 UG (haftungsbeschränkt)	Full consolidation				x		Other Enterprise
5353 WHMR LLC	Full consolidation					x	Other Enterprise
Xtrackers (IE) Public Limited Company	Full consolidation				x		Other Enterprise
Xtrackers II	Full consolidation				x		Other Enterprise
Xtrackers UCITS Common Contractual Fund	Full consolidation				x		Other Enterprise

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Main features of capital instruments
Main features of capital instruments
Article 437 (b-c) CRR
A description of the main features of the Common Equity Tier 1, Additional Tier 1 and Tier 2 capital instruments issued by
Deutsche Bank is published on Deutsche Bank’s website (db.com/ir/en/capital-instruments.htm). In addition, this website provides full terms and conditions of all Common Equity Tier 1, Additional Tier 1 and Tier 2 capital instruments to the extent that these do not constitute private placements and are treated confidentially.
Capital buffers
Prudential requirements and additional buffers
Article 438 (b) CRR
The Pillar 1 CET 1 minimum capital requirement applicable to the Group is 4.50% of RWA. The Pillar 1 total capital requirement of 8.00% demands further resources that may be met with up to 1.50% Additional Tier 1 capital and up to
2.00% Tier 2 capital.
Failure to meet minimum capital requirements can result in supervisory measures such as restrictions of profit distributions or limitations on certain businesses such as lending. Deutsche Bank complied with the minimum regulatory capital adequacy requirements in 2025.
In addition to these minimum capital requirements, the following combined capital buffer requirements were fully effective beginning 2025 onwards. These buffer requirements must be met in addition to the Pillar 1 minimum capital requirements but can be drawn down in times of economic stress.
The capital conservation buffer is implemented in Section 10c German Banking Act, based on Article 129 CRD and equals a requirement of 2.50% CET 1 capital of RWA.
The countercyclical capital buffer is deployed in a jurisdiction when excess credit growth is associated with an increase in system-wide risk. It may vary between 0% and 2.50% CET 1 capital of RWA. In exceptional cases, it could also be higher than 2.50%. The institution-specific countercyclical buffer that applies to Deutsche Bank is the weighted average of the countercyclical capital buffers that apply in the jurisdictions where relevant credit exposures are located. As per
December 31, 2025, the institution-specific countercyclical capital buffer was at 0.50%.
In addition to the aforementioned buffers, national authorities, such as the BaFin, may require a systemic risk buffer to prevent and mitigate long-term non-cyclical systemic or macro-prudential risks that are not covered by the CRR. They can require an additional buffer of up to 5.00% CET 1 capital of RWA. As of the year end 2025, the systemic risk buffer applied to Deutsche Bank is 0.14%.
Deutsche Bank continues to be designated as a global systemically important institution (G-SII) by the BaFin resulting in a G-SII buffer requirement of 1.50% CET 1 capital of RWA in 2025. 2025 BaFin has announced that the G-SII buffer requirement for Deutsche Bank will be reduced to 1.00% for the year 2026.
Additionally, Deutsche Bank has been classified by BaFin as an “other systemically important institution” (O-SII) with an additional capital buffer requirement of 2.00% in 2025 which has to be met on a consolidated level and remains unchanged for 2026. The higher of the buffers for systemically important institutions (G-SII buffer or O-SII buffer) must be applied.
Pursuant to the Pillar 2 SREP, the ECB may impose capital requirements on individual banks which are more stringent than statutory requirements (so-called Pillar 2 requirement).
In December 2024, the ECB informed Deutsche Bank of its decision effective January 1, 2025, that the bank’s Pillar 2 requirement changed compared to 2024. This resulted in ECB’s Pillar 2 requirement amounting to 2.90% of RWA. As of
December 31, 2025, Deutsche Bank needs to maintain on a consolidated basis a CET 1 ratio of at least 11.26%, a Tier 1 ratio of at least 13.31% and a Total Capital ratio of at least 16.03%. The CET 1 requirement comprises the Pillar 1 minimum capital requirement of 4.50%, the Pillar 2 requirement (SREP add-on) of 1.63%, the capital conservation buffer of 2.50%, the countercyclical buffer of 0.50% and the systemic risk buffer of 0.14% (both subject to changes throughout the year) as well as the higher of the bank´s G-SII/O-SII buffer of 2.00%. Correspondingly, the Tier 1 capital requirement includes additionally a Tier 1 minimum capital requirement of 1.50% plus a Pillar 2 requirement of 0.54%, and the Total
Capital requirement includes further a Tier 2 minimum capital requirement of 2.00% and a Pillar 2 requirement of 0.72%.
In addition, ECB communicated to Deutsche Bank an individual expectation to maintain a further Pillar 2 CET 1 capital

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Capital buffers
add-on commonly referred to as the Pillar 2 guidance. This capital add-on is separate from and in addition to the Pillar 2 requirement. The ECB expects banks to meet the Pillar 2 guidance although it is not legally binding, and failure to meet the Pillar 2 guidance does not lead to automatic restrictions of capital distributions.
On October 28, 2025, Deutsche Bank was informed by the ECB of its decision regarding prudential minimum capital requirements for 2026 that applies from January 1, 2026, onwards, following the results of the 2025 SREP. The decision set ECB’s Pillar 2 requirement to 2.85% of RWA, effective as of January 1, 2026, of which at least 1.60% must be covered by CET 1 capital and 2.14% by Tier 1 capital.
The following table gives an overview of the different Pillar 1 and Pillar 2 minimum capital buffer requirements (but excluding the Pillar 2 guidance) as applicable to Deutsche Bank for the years 2025 and 2026.
Overview prudential requirements and additional buffers

	2025	2026
Pillar 1
Minimum CET 1 requirement	4.50%	4.50%
Combined buffer requirement	5.13%	5.15%
Capital Conservation Buffer	2.50%	2.50%
Countercyclical Buffer¹	0.50%	0.52%
Systemic Risk Buffer²	0.14%	0.14%
Maximum of:	2.00%	2.00%
G-SII Buffer	1.50%	1.00%
O-SII Buffer	2.00%	2.00%
Pillar 2
Pillar 2 SREP Add-on of Total capital	2.90%	2.85%
of which covered by CET 1 capital	1.63%	1.60%
of which covered by Tier 1 capital	2.18%	2.14%
of which covered by Tier 2 capital	0.72%	0.71%
Total CET 1 requirement from Pillar 1 and 2³	11.26%	11.25%
Total Tier 1 requirement from Pillar 1 and 2	13.31%	13.29%
Total capital requirement from Pillar 1 and 2	16.03%	16.00%

Pillar 1 Leverage Ratio minimum requirement	3.00%	3.00%
Pillar 2 Leverage Ratio requirement	0.10%	0.10%
G-SII Leverage Ratio Buffer	0.75%	0.50%
Total Leverage Ratio requirement	3.85%	3.60%
1Deutsche Bank’s countercyclical buffer requirement is subject to country-specific buffer rates decreed by EBA and the Basel Committee of Banking Supervision (BCBS)
as well as Deutsche Bank’s relevant credit exposures as per respective reporting date; the countercyclical buffer rate for 2026 has been calculated to be 0.52% based on known countercyclical buffer changes in 2026; the countercyclical buffer is subject to Deutsche Bank portfolio changes and further changes of countercyclical buffer rates throughout the year
2The Systemic risk buffer rate for 2026 has been calculated to be 0.14% based on known systemic risk buffer changes in 2026; the systemic risk buffer is subject to
Deutsche Bank portfolio changes and further changes in systemic risk buffer rates throughout the year
3The total Pillar 1 and Pillar 2 CET 1 requirement (excluding the “Pillar 2” guidance) is calculated as the sum of the SREP requirement, the systemic risk buffer requirement, the capital conservation buffer requirement and countercyclical buffer requirement as well as the higher of the G-SII/O-SII requirement
Article 451 (1)(f) CRR
The Group’s Pillar 1 Tier 1 applicable capital requirement is 3.00% of leverage exposure. An additional leverage ratio buffer requirement, equivalent to 50% of the applicable G-SII buffer rate, also applies. For Deutsche Bank, this additional requirement equals 0.75% for 2025 and 0.50% for 2026. Furthermore, the ECB has set a Pillar 2 requirement for the leverage ratio of 0.10%. This adds up to a total leverage ratio requirement of 3.85% for 2025. In addition, ECB communicated to Deutsche Bank an individual expectation to maintain a further Pillar 2 Tier 1 capital add-on in relation to leverage ratio, commonly referred to as the Pillar 2 guidance. This capital add-on is separate from and in addition to the Pillar 2 requirement. The ECB expects banks to meet the Pillar 2 guidance although it is not legally binding, and failure to meet the Pillar 2 guidance does not lead to automatic restrictions of capital distributions.
Geographical distribution of credit exposures
Article 440 (a) CRR
The following tables disclose the amount of Deutsche Bank´s countercyclical buffer as well as the geographical distribution of credit exposures relevant for its calculation in the standard format as set out in Commission Delegated
Regulation (EU) 2015/1555. The geographical split table shows countries on an individual basis if each country imposes a countercyclical capital buffer rate or the total own funds requirements exceed € 20 million. The values for the remaining countries are shown as “Other”.

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Capital buffers
Countercyclical capital buffer rates are determined by Basel Committee member jurisdictions. Countercyclical capital buffer varies according to a percentage of risk weighted assets. The “General credit exposures” include only credit exposures to the private sector. Exposures to the public sector and to institutions are not in scope. The “Trading book exposures” contain market risk standardized approach non-securitization and trading book securitization positions as well as the IRC (“Incremental Risk Charge”).

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Capital buffers

EU CCyB1 – Geographical distribution of credit exposures relevant for the calculation of the countercyclical capital buffer

	Dec 31, 2025
	a	b	c	d	e	f	g	h	i	j	k	l	m
	General credit exposures		Relevant credit exposures – Market risk		Securitization exposures Exposure value for non- trading book	Total exposure value	Own funds requirements
in € m.	Exposure value for SA	Exposure value for IRB	Sum of long and short positions of trading book exposures for SA	Value of trading book exposures for Internal models			Relevant credit risk exposures - Credit risk	Relevant credit exposures – Market risk	Relevant credit exposures – Securitization positions in the non- trading book	Total	Risk- weighted exposure amounts	Own fund requirements weights (%)	Countercycli cal buffer rate (%)
Armenia	0	0	0	0	0	0	0	0	0	0	0	0.00	1.75
Australia	427	6,204	555	291	3,980	11,456	231	12	45	288	3,605	1.41	1.00
Austria	33	1,006	0	0	0	1,039	33	0	0	33	407	0.16	0.00
Belgium	334	3,746	0	0	30	4,110	87	0	0	87	1,091	0.43	1.00
Bermuda	90	1,870	3	31	51	2,045	65	1	1	67	831	0.33	0.00
Brazil	109	1,470	0	519	0	2,098	55	31	0	86	1,080	0.42	0.00
British Virgin Islands	109	5,370	0	47	0	5,526	96	3	0	99	1,234	0.48	0.00
Bulgaria	0	16	0	0	0	16	0	0	0	0	6	0.00	2.00
Canada	115	3,212	0	816	533	4,675	90	1	7	97	1,217	0.48	0.00
Cayman Islands	989	15,429	221	24	401	17,065	425	49	13	487	6,086	2.39	0.00
Chile	34	259	0	0	0	294	12	0	0	12	146	0.06	0.50
China	439	3,888	0	804	0	5,132	176	6	0	183	2,284	0.90	0.00
Croatia	0	54	0	0	0	54	3	0	0	3	34	0.01	1.50
Cyprus	1	248	0	6	0	255	6	0	0	6	74	0.03	1.00
Czech Republic	2	793	0	0	0	794	30	0	0	30	369	0.14	1.25
Denmark	19	814	0	0	0	833	28	0	0	28	346	0.14	2.50
Egypt	132	384	0	27	0	542	21	0	0	21	258	0.10	0.00
Estonia	3	214	0	0	0	217	6	0	0	6	74	0.03	1.50
Faroe Islands	0	0	0	0	0	0	0	0	0	0	0	0.00	1.00
France	302	8,453	12	0	554	9,321	265	1	14	279	3,488	1.37	1.00
Germany	21,320	227,921	0	0	10,808	260,049	7,147	0	157	7,303	91,290	35.79	0.75
Greece	5	74	0	0	0	79	2	0	0	2	28	0.01	0.25
Hong Kong	208	4,051	0	162	0	4,421	95	4	0	99	1,238	0.49	0.50
Hungary	3	403	0	0	0	406	12	0	0	12	147	0.06	1.00
Iceland	2	7	0	0	0	9	0	0	0	0	4	0.00	2.50
India	2,691	8,155	0	600	85	11,531	604	18	1	623	7,793	3.06	0.00
Indonesia	134	1,425	0	54	3	1,617	59	0	3	62	779	0.31	0.00
Ireland	499	10,251	439	0	2,551	13,740	207	66	98	371	4,640	1.82	1.50
Israel	26	525	0	541	0	1,093	23	5	0	28	352	0.14	0.00
Italy (incl. San Marino)	2,458	24,095	28	0	1,292	27,872	1,032	3	40	1,075	13,439	5.27	0.00
Japan	275	2,268	0	628	32	3,204	114	12	1	127	1,586	0.62	0.00
Jersey	308	2,269	39	0	559	3,175	107	4	7	117	1,467	0.58	0.00
Latvia	60	5	0	0	0	65	4	0	0	4	52	0.02	1.00
Lithuania	0	5	0	0	0	5	0	0	0	0	2	0.00	1.00
Luxembourg	4,099	18,341	31	0	6,087	28,558	580	3	79	662	8,278	3.25	0.50

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Capital buffers

	Dec 31, 2025
	a	b	c	d	e	f	g	h	i	j	k	l	m
	General credit exposures		Relevant credit exposures – Market risk		Securitization exposures Exposure value for non- trading book	Total exposure value	Own funds requirements
in € m.	Exposure value for SA	Exposure value for IRB	Sum of long and short positions of trading book exposures for SA	Value of trading book exposures for Internal models			Relevant credit risk exposures - Credit risk	Relevant credit exposures – Market risk	Relevant credit exposures – Securitization positions in the non- trading book	Total	Risk- weighted exposure amounts	Own fund requirements weights (%)	Countercycli cal buffer rate (%)
Malaysia	9	791	0	0	0	801	21	0	0	21	263	0.10	0.00
Mauritius	29	475	0	8	0	513	31	1	0	31	392	0.15	0.00
Mexico	15	2,325	0	27	0	2,366	82	0	0	82	1,024	0.40	0.00
Netherlands	1,040	10,949	38	0	204	12,231	328	2	4	333	4,165	1.63	2.00
Nigeria	222	257	0	0	0	479	23	0	0	23	282	0.11	0.00
Norway	41	810	0	0	0	850	31	0	0	31	387	0.15	2.50
Poland	31	1,778	0	0	0	1,809	50	0	0	50	623	0.24	1.00
Qatar	24	1,611	0	0	0	1,634	26	0	0	26	330	0.13	0.00
Romania	3	159	0	0	0	162	6	0	0	6	80	0.03	1.00
Russian Federation	15	16	0	0	0	31	2	0	0	2	22	0.01	0.50
Saudi Arabia	95	1,273	0	0	77	1,446	32	0	3	35	439	0.17	0.00
Singapore	1,594	5,653	253	668	0	8,168	250	7	0	257	3,208	1.26	0.00
Slovakia	0	76	0	0	0	77	2	0	0	2	28	0.01	1.50
Slovenia	3	78	0	0	0	81	2	0	0	2	28	0.01	1.00
South Korea	35	2,171	0	773	0	2,980	50	10	0	59	742	0.29	1.00
South Africa	12	461	0	208	0	681	22	5	0	27	341	0.13	0.00
Spain	332	18,006	36	0	20	18,394	569	3	2	575	7,185	2.82	0.50
Sri Lanka	10	150	0	56	0	216	9	14	0	23	282	0.11	0.00
Sweden	53	2,448	0	0	0	2,501	80	0	0	80	1,001	0.39	2.00
Switzerland	294	9,520	0	0	0	9,814	220	0	0	220	2,754	1.08	0.00
Taiwan	72	1,270	0	47	0	1,389	24	2	0	26	324	0.13	0.00
Thailand	22	915	0	0	0	937	27	1	0	28	346	0.14	0.00
Turkey	85	961	0	0	0	1,046	33	0	0	33	416	0.16	0.00
United Arab Emirates	86	3,467	0	0	0	3,552	63	1	0	63	793	0.31	0.00
United Kingdom	1,162	20,930	500	2,189	2,425	27,207	708	40	44	792	9,905	3.88	2.00
United States of America (incl. Puerto Rico)	4,770	117,770	945	0	64,663	188,148	3,519	173	882	4,574	57,172	22.42	0.00
Vietnam	13	586	0	0	0	599	35	0	0	35	433	0.17	0.00
Other	2,469	10,139	0	17,936	2,700	33,243	378	266	23	668	8,349	3.27	0.00
Total	47,764	568,270	3,100	26,462	97,056	742,653	18,236	745	1,423	20,403	255,040	100.00	0.50

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Capital buffers

	Jun 30, 2025
	a	b	c	d	e	f	g	h	i	j	k	l	m
	General credit exposures		Relevant credit exposures – Market risk		Securitizatio n exposures Exposure value for non-trading book	Total exposure value	Own funds requirements
in € m.	Exposure value for SA	Exposure value for IRB	Sum of long and short positions of trading book exposures for SA	Value of trading book exposures for Internal models			Relevant credit risk exposures - Credit risk	Relevant credit exposures – Market risk	Relevant credit exposures – Securitizatio n positions in the non- trading book	Total	Risk- weighted exposure amounts	Own fund requirements weights (%)	Countercycli cal buffer rate (%)
Armenia	0	0	0	0	0	0	0	0	0	0	0	0.00	1.50
Australia	270	5,081	394	0	3,567	9,311	170	9	42	221	2,763	1.11	1.00
Austria	12	1,183	0	0	0	1,195	29	0	0	29	361	0.14	0.00
Belgium	277	3,716	0	0	25	4,019	85	0	0	86	1,075	0.43	1.00
Benin	0	766	0	0	0	767	30	0	0	30	378	0.15	0.00
Bermuda	162	2,289	0	0	51	2,502	102	0	1	103	1,290	0.52	0.00
Brazil	100	1,614	0	0	0	1,714	75	0	0	75	935	0.37	0.00
British Virgin Islands	15	5,613	0	0	0	5,628	75	0	0	75	940	0.38	0.00
Bulgaria	0	20	0	0	0	20	1	0	0	1	7	0.00	2.00
Canada	100	2,856	0	0	558	3,513	104	0	9	113	1,411	0.56	0.00
Cayman Islands	730	13,710	59	0	426	14,926	446	3	7	457	5,707	2.29	0.00
Chile	52	151	0	0	0	203	8	0	0	8	99	0.04	0.50
China	422	4,022	1	0	0	4,445	164	1	0	164	2,056	0.82	0.00
Croatia	0	33	0	0	0	34	1	0	0	1	9	0.00	1.50
Cyprus	3	285	0	0	0	288	7	0	0	7	93	0.04	1.00
Czech Republic	1	519	0	0	0	520	18	0	0	18	227	0.09	1.25
Denmark	30	795	0	0	0	825	30	0	0	30	371	0.15	2.50
Egypt	2	750	0	0	0	751	35	0	0	35	440	0.18	0.00
Estonia	3	230	0	0	0	233	7	0	0	7	90	0.04	1.50
France	224	8,467	242	0	737	9,670	245	34	12	291	3,638	1.46	1.00
Germany	15,709	233,860	72	0	10,233	259,873	7,157	4	167	7,328	91,600	36.68	0.75
Ghana	0	283	0	0	0	283	25	0	0	25	306	0.12	0.00
Guernsey	15	1,364	0	0	0	1,379	44	0	0	44	555	0.22	0.00
Hong Kong	71	3,847	0	0	0	3,917	81	0	0	81	1,008	0.40	0.50
Hungary	34	384	0	0	0	419	13	0	0	13	165	0.07	0.50
Iceland	2	7	0	0	0	9	0	0	0	0	5	0.00	2.50
India	2,907	8,524	0	0	138	11,569	701	0	2	703	8,785	3.52	0.00
Indonesia	8	1,392	0	0	0	1,400	66	0	0	66	826	0.33	0.00
Ireland	417	8,140	45	0	2,766	11,367	197	6	66	269	3,368	1.35	1.50
Israel	21	623	0	0	0	644	29	0	0	29	358	0.14	0.00
Italy (incl. San Marino)	2,369	24,943	50	0	149	27,511	1,056	4	6	1,066	13,323	5.34	0.00
Japan	270	2,299	0	0	35	2,603	112	0	0	113	1,408	0.56	0.00
Jersey	226	2,628	1	0	563	3,418	103	1	7	110	1,381	0.55	0.00
Latvia	59	5	0	0	0	64	4	0	0	4	51	0.02	1.00
Lithuania	0	5	0	0	0	5	0	0	0	0	2	0.00	1.00
Luxembourg	4,442	18,115	0	0	5,867	28,425	669	0	93	762	9,531	3.82	0.50

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Capital buffers

	Jun 30, 2025
	a	b	c	d	e	f	g	h	i	j	k	l	m
	General credit exposures		Relevant credit exposures – Market risk		Securitizatio n exposures Exposure value for non-trading book	Total exposure value	Own funds requirements
in € m.	Exposure value for SA	Exposure value for IRB	Sum of long and short positions of trading book exposures for SA	Value of trading book exposures for Internal models			Relevant credit risk exposures - Credit risk	Relevant credit exposures – Market risk	Relevant credit exposures – Securitizatio n positions in the non- trading book	Total	Risk- weighted exposure amounts	Own fund requirements weights (%)	Countercycli cal buffer rate (%)
Malaysia	12	848	4	0	0	864	25	3	0	28	347	0.14	0.00
Mauritius	28	462	0	0	0	490	26	0	0	26	321	0.13	0.00
Mexico	5	1,172	0	0	0	1,177	29	0	0	29	359	0.14	0.00
Netherlands	457	11,941	72	0	158	12,628	376	5	4	385	4,807	1.92	2.00
New Zealand	5	340	0	0	1	346	29	0	1	30	381	0.15	0.00
Norway	13	841	0	0	0	855	21	0	0	21	265	0.11	2.50
Pakistan	0	182	0	0	0	182	23	0	0	23	281	0.11	0.00
Poland	14	1,947	0	0	0	1,961	50	0	0	50	619	0.25	0.00
Qatar	29	1,824	0	0	0	1,852	32	0	0	32	405	0.16	0.00
Romania	0	139	0	0	0	139	5	0	0	5	63	0.03	1.00
Russian Federation	16	44	0	0	0	60	2	0	0	2	28	0.01	0.25
Saudi Arabia	78	967	0	0	204	1,249	20	0	5	24	306	0.12	0.00
Singapore	1,491	5,270	172	0	0	6,933	263	3	0	266	3,324	1.33	0.00
Slovakia	0	80	0	0	0	80	2	0	0	2	27	0.01	1.50
Slovenia	1	76	0	0	0	77	2	0	0	2	21	0.01	1.00
South Korea	35	1,991	0	0	0	2,026	34	0	0	34	425	0.17	1.00
Spain	527	18,002	52	0	25	18,605	598	3	3	603	7,542	3.02	0.00
Sweden	36	2,240	0	0	0	2,276	60	0	0	60	746	0.30	2.00
Switzerland	226	9,927	0	0	0	10,152	227	0	0	227	2,839	1.14	0.00
Taiwan	51	748	0	0	0	799	23	0	0	23	284	0.11	0.00
Thailand	9	865	0	0	0	874	25	0	0	25	313	0.13	0.00
Turkey	15	807	0	0	0	822	28	0	0	28	354	0.14	0.00
United Arab Emirates	28	3,021	0	0	0	3,049	58	0	0	58	723	0.29	0.00
United Kingdom	1,075	21,947	531	0	2,691	26,244	649	50	48	747	9,333	3.74	2.00
United States of America (incl. Puerto Rico)	4,958	111,334	989	0	62,158	179,439	2,983	129	838	3,949	49,364	19.77	0.00
Uzbekistan	0	528	0	0	0	528	24	0	0	24	298	0.12	0.00
Vietnam	4	634	0	0	0	638	28	0	0	28	356	0.14	0.00
Other	945	9,915	3	17,070	3,038	30,971	362	487	32	881	11,016	4.41	0.00
Total	39,014	566,608	2,686	17,070	93,390	718,768	17,892	742	1,343	19,977	249,711	100.00	0.48

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Indicators of global systemic importance
Institution specific countercyclical capital buffer
Article 440 (b) CRR
The following table shows an overview of Deutsche Bank´s countercyclical buffer rate and requirements.
EU CCyB2 – Institution-specific countercyclical capital buffer

		Dec 31, 2025	Jun 30, 2025

		a	a
1	Total risk exposure amount (in € m.)	347,133	340,805
2	Institution specific countercyclical buffer rate	0.50%	0.48%
3	Institution specific countercyclical buffer requirement (in € m.)	1,721	1,626

Indicators of global systemic importance
Article 441 CRR
Global systemic importance is measured in terms of the impact an institution's failure might have on the global financial system and the wider economy, rather than the risk that a failure could actually occur. The measurement approach of the global systemic importance is indicator-based, with the indicators reflecting size, interconnectedness, substitutability, or financial institution infrastructure for the services provided, as well as complexity and global (cross-jurisdictional)
activity.
EBA issued revised guidelines on the specification of the indicators of global systemic importance and how they determine the score of G-SII’s under Article 441 CRR as published in the Commission Implementing Regulation (EU)
2016/818 amending Implementing Regulation (EU) No 1030/2014. This regulation sets forth implementing technical standards regarding the uniform formats and date for the disclosure of the values used to identify global systemically important institutions according to Regulation (EU) No 575/2013 of the European Parliament and of the Council.
Moreover, the Commission Delegated Regulation (EU) 2016/1608 as well as the EBA Guideline “EBA/RTS/2020/08”
amended Delegated Regulation (EU) No 1222/2014 regarding regulatory technical standards for the specification of the methodology for the identification of global systemically important institutions and for the definition of subcategories of global systemically important institutions. Further specifications are laid down in the Instructions for year end 2025 G-
SIB assessment, as published by the BCBS on January 20, 2026.
It falls under the aegis of the Financial Stability Board (FSB) and is intended to develop a methodology comprising both quantitative and qualitative indicators that can contribute to the assessment of the systemic importance of financial institutions at a global level.
The systemic importance of banks is assessed by the FSB in a global context. In the European Union, national competent authorities are responsible for identifying G-SIIs. In Germany, the BaFin is responsible for this assessment as prescribed by the German Banking Act.
Deutsche Bank continues to be designated as a G-SII by the BaFin in agreement with the Deutsche Bundesbank, resulting in a G-SII buffer requirement of 1.50% CET 1 capital of RWA in the year 2025 as a result of the 2024 assessment cycle based on the indicators as published for year end 2023. In the year 2026, Deutsche Bank's G-SII buffer requirement will drop to 1.00% CET 1 capital of RWA as a result of the 2025 assessment cycle based on the indicators published for year end 2024.
The disclosure as of December 31, 2024 provided below shows indicators used for determining the score of the institutions which are calculated based on the aforementioned specific instructions and thus are not directly comparable to other disclosed information. The EBA respectively the BCBS instructions are based on the regulatory, not the IFRS accounting consolidated Group. Further, calculation methods as per EBA’s/BCBS’ instructions may lead to further deviations from other disclosures.
The template below shows the final submission of G-SIB 2024 indicator data to the regulator along with their industry wide review process that was carried out during the second quarter of 2025 and based on initial publication of the G-SIB
2024 template. Indicator data for the G-SIB assessment reporting template as of December 31, 2025, will be shown in an update to this Pillar 3 report to be provided with the regulatory submission in April 2026.

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Indicators of global systemic importance
G-SIB Assessment Exercise reporting template

in € m. (unless stated otherwise)	G-SIB	Dec 31, 2024
General Bank Data
Section 1 - General information
a. General information provided by the relevant supervisory authority:
(1) Country code	1001	DE
(2) Bank name	1002	Deutsche Bank AG
(3) Reporting date (yyyy-mm-dd)	1003	2024-12-31
(4) Reporting currency	1004	EUR
(5) Euro conversion rate	1005	1
(6) Submission date (yyyy-mm-dd)	1006	2024-07-16
b. General Information provided by the reporting institution:
(1) Reporting unit	1007	1,000,000
(2) Accounting standard	1008	IFRS
(3) Date of public disclosure (yyyy-mm-dd)	1009	2025-04-10
(4) Language of public disclosure	1010	English
(5) Web address of public disclosure	1011	https:// www.db.com/ir/en/ regulatory- reporting.htm
(6) LEI code	2015	7LTWFZYICNSX8D621 K86

Size Indicator
Section 2 - Total exposures
a. Derivatives
(1) Counterparty exposure of derivatives contracts	1012	41,699
(2) Capped notional amount of credit derivatives	1201	20,226
(3) Potential future exposure of derivative contracts	1018	74,620
b. Securities financing transactions (SFTs)
(1) Adjusted gross value of SFTs	1013	147,221
(2) Counterparty exposure of SFTs	1014	4,660
c. Other assets	1015	880,439
d. Gross notional amount of off-balance sheet items
(1) Items subject to a 10% credit conversion factor (CCF)	1019	273,232
(2) Items subject to a 20% CCF	1022	102,152
(3) Items subject to a 40% CCF	2300	0
(3) Items subject to a 50% CCF	1023	204,914
(4) Items subject to a 100% CCF	1024	9,862
e. Regulatory adjustments	1031	14,437
f. Total exposures prior to regulatory adjustments (sum of items 2.a.(1) thorough 2.c, 0.1 times 2.d.(1), 0.2 times 2.d.(2), 0.5 times 2.d.(3), and 2.d.(4))	1103	1,328,937
g. Exposures of insurance subsidiaries not included in 2.f net of intragroup:
(1) On-balance sheet and off-balance sheet insurance assets	1701	888
(2) Potential future exposure of derivatives contracts for insurance subsidiaries	1205	0
(3) Investment value in consolidated entities	1208	319
h. Intragroup exposures with insurance subsidiaries reported in 2.g that are included in 2.f	2101	3
i. Total exposures indicator, including insurance subsidiaries (sum of items 2.f, 2.g.(1) thorough 2.g.(2) minus 2.g.(3) thorough 2.h)	1117	1,329,504

Interconnectedness Indicators
Section 3 - Intra-Financial System Assets
a. Funds deposited with or lent to other financial institutions	1216	46,523
(1) Certificates of deposit	2102	19
b. Unused portion of committed lines extended to other financial institutions	1217	25,855
c. Holdings of securities issued by other financial institutions
(1) Secured debt securities	2103	1,580
(2) Senior unsecured debt securities	2104	13,889
(3) Subordinated debt securities	2105	883
(4) Commercial paper	2106	0
(5) Equity securities	2107	3,923
(6) Offsetting short positions in relation to the specific equity securities included in item 3.c.(5)	2108	0

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Indicators of global systemic importance

in € m. (unless stated otherwise)	G-SIB	Dec 31, 2024
d. Net positive current exposure of SFTs with other financial institutions	1219	10,274
e. OTC derivatives with other financial institutions that have a net positive fair value
(1) Net positive fair value	2109	7,529
(2) Potential future exposure	2110	26,723
f. Intra-financial system assets indicator, including insurance subsidiaries (sum of items 3.a, 3.b through 3.c.(5), 3.d, 3.e.(1), and 3.e.(2), minus 3.c.(6))	1215	137,179

Section 4 - Intra-Financial System Liabilities
a. Funds deposited by or borrowed from other financial institutions
(1) Deposits due to depository institutions	2111	25,673
(2) Deposits due to non-depository financial institutions	2112	66,394
(3) Loans obtained from other financial institutions	2113	0
b. Unused portion of committed lines obtained from other financial institutions	1223	0
c. Net negative current exposure of SFTs with other financial institutions	1224	21,224
d. OTC derivatives with other financial institutions that have a net negative fair value
(1) Net negative fair value	2114	8,854
(2) Potential future exposure	2115	26,723
e. Intra-financial system liabilities indicator, including insurance subsidiaries (sum of items 4.a.(1) through 4.d.(2))	1221	148,078

Section 5 - Securities Outstanding
a. Secured debt securities	2116	15,554
b. Senior unsecured debt securities	2117	89,325
c. Subordinated debt securities	2118	11,913
d. Commercial paper	2119	5,954
e. Certificates of deposit	2120	7,945
f. Common equity	2121	34,017
g. Preferred shares and any other forms of subordinated funding not captured in item 5.c.	2122	11,550
h. Securities outstanding indicator, including the securities issued by insurance subsidiaries (sum of items 5.a through 5.g)	1226	174,607

Substitutability/Financial Institution Infrastructure Indicators
Section 6 - Payments made in the reporting year (excluding intragroup payments)
a. Australian dollars (AUD)	1061	79,394
b. Canadian dollars (CAD)	1063	259,196
c. Swiss francs (CHF)	1064	233,265
d. Chinese yuan (CNY)	1065	2,538,984
e. Euros (EUR)	1066	33,818,266
f. British pounds (GBP)	1067	2,783,044
g. Hong Kong dollars (HKD)	1068	204,726
h. Indian rupee (INR)	1069	583,573
i. Japanese yen (JPY)	1070	783,966
j. Swedish krona (SEK)	1071	42,348
k. Singapore dollar (SGD)	2133	162,697
l. United States dollars (USD)	1072	103,119,366
m. Payments activity indicator (sum of items 6.a through 6.l)	1073	144,608,824

Section 7 - Assets Under Custody
a. Assets under custody indicator	1074	3,756,991

Section 8 - Underwritten Transactions in Debt and Equity Markets
a. Equity underwriting activity	1075	10,033
b. Debt underwriting activity	1076	265,974
c. Underwriting activity indicator (sum of items 8.a and 8.b)	1077	276,007

Section 9 - Trading Volume
a. Trading volume of securities issued by other public sector entities, excluding intragroup transactions	2123	2,847,441
b. Trading volume of other fixed income securities, excluding intragroup transactions	2124	603,351

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Indicators of global systemic importance

in € m. (unless stated otherwise)	G-SIB	Dec 31, 2024
c. Trading volume fixed income sub-indicator (sum of items 9.a and 9.b)	2125	3,450,793
d. Trading volume of listed equities, excluding intragroup transactions	2126	677,773
e. Trading volume of all other securities, excluding intragroup transactions	2127	447
f. Trading volume equities and other securities sub-indicator (sum of items 9.d and 9.e)	2128	678,220

Complexity indicators
Section 10 - Notional Amount of Over-the-Counter (OTC) Derivatives
a. OTC derivatives cleared through a central counterparty	2129	27,726,320
b. OTC derivatives settled bilaterally	1905	16,186,326
c. Notional amount of over-the-counter (OTC) derivatives indicator, including insurance subsidiaries (sum of items 10.a and 10.b)	1227	43,912,646

Section 11 - Trading and Available-for-Sale Securities
a. Held-for-trading securities (HFT)	1081	148,709
b. Available-for-sale securities (AFS)	1082	34,047
c. Trading and AFS securities that meet the definition of Level 1 assets	1083	119,840
d. Trading and AFS securities that meet the definition of Level 2 assets, with haircuts	1084	16,673
e. Trading and AFS securities indicator (sum of items 11.a and 11.b, minus the sum of 11.c and 11.d)	1085	46,243

Section 12 - Level 3 Assets
a. Level 3 assets indicator, including insurance subsidiaries	1229	24,274

Cross-Jurisdictional Activity Indicators
Section 13 - Cross-Jurisdictional Claims
a. Total foreign claims on an ultimate risk basis	1087	694,100
b. Foreign derivative claims on an ultimate risk basis	1146	62,684
c. Cross-jurisdictional claims indicator (sum of items 13.a and 13.b)	2130	756,784

Section 14 - Cross-Jurisdictional Liabilities
a. Foreign liabilities on an immediate risk basis, excluding derivatives and including local liabilities in local currency	2131	428,140
b. Foreign derivative liabilities on an immediate risk basis	1149	48,186
c. Cross-jurisdictional liabilities indicator (sum of items 14.a and 14.b)	1148	476,326

Memorandum Items
Section 21 - Cross-Jurisdictional Activity Items
d. Total foreign claims on an ultimate risk basis (considering SRM as a single jurisdiction)	1280	493,094
e. Foreign derivatives claims on an ultimate risk basis (considering SRM as a single jurisdiction)	1281	42,992
f. Foreign liabilities on an immediate risk basis, including derivatives (considering SRM as a single jurisdiction)	1282	370,553

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Composition of own funds and eligible liabilities
Composition of own funds and eligible liabilities
Article 437a CRR and Article 45i(3)(b) BRRD
This section provides detailed information on the composition of Deutsche Bank’s own funds and eligible liabilities, its main features, its ranking in the creditor hierarchy and its maturities.
As of December 31, 2025 the Group’s available own funds and eligible liabilities amounted to € 131.0 billion, consisting of € 67.8 billion own funds, € 47.1 billion subordinated liabilities and € 16.1 billion non-subordinated liabilities. The
Group’s regulatory CET1 capital included in the own funds currently contains no impact from the IFRS 9 transitional impact.
Deutsche Bank predominantly relies on own funds and subordinated eligible liabilities counting towards TLAC and subordinated MREL for meeting its MREL requirement, while 12.27% of the Group’s MREL capacity is contributed from eligible liabilities which are not subordinated. Deutsche Bank has no permission as per CRR Article 72b (3) or (4) to use non-subordinated eligible liabilities for meeting subordinated MREL or TLAC.
As of December 31, 2025, Deutsche Bank has excess of CET 1 capital of 8.06% of TREA after meeting the resolution group’s requirements. This is well above the institution specific combined buffer requirement of 5.13% and establishes a comfortable distance to triggering distribution restrictions under the MREL Maximum Distributable Amount (M-MDA)
rules.

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Composition of own funds and eligible liabilities
EU TLAC1 – Composition of MREL and G-SII requirement for own funds end eligible liabilities

		Dec 31, 2025
		a	b	c
	in € m.	Minimum requirement for own funds and eligible liabilities (MREL)	G-SII Requirement for own funds and eligible liabilities (TLAC)	Memo item: Amounts eligible for the purposes of MREL, but not TLAC
	Own funds and eligible liabilities and adjustments
1	Common Equity Tier 1 capital (CET1)	49,266	49,266	—
2	Additional Tier 1 capital (AT1)	11,518	11,518	—
6	Tier 2 capital (T2)	7,050	7,050	—
11	Own funds for the purpose of Articles 92a CRR and 45 BRRD	67,834	67,834	—
	Own funds and eligible liabilities: Non-regulatory capital elements
12	Eligible liabilities instruments issued directly by the resolution entity that are subordinated to excluded liabilities (not grandfathered)	41,719	41,719	—
EU 12a	Eligible liabilities instruments issued by other entities within the resolution group that are subordinated to excluded liabilities (not grandfathered)	0	0	—
EU 12b	Eligible liabilities instruments that are subordinated to excluded liabilities, issued prior to 27 June 2019 (subordinated grandfathered)	7,417	7,417	—
EU 12c	Tier 2 instruments with a residual maturity of at least one year to the extent they do not qualify as Tier 2 items	30	30	—
13	Eligible liabilities that are not subordinated to excluded liabilities (not grandfathered pre cap)	14,647	—	14,647
EU 13a	Eligible liabilities that are not subordinated to excluded liabilities issued prior to 27 June 2019 (pre-cap)	1,440	—	1,440
14	Amount of non subordinated instruments eligible, where applicable after application of Article 72b (3) CRR	—	—	—
17	Eligible liabilities items before adjustments	65,253	49,166	16,087
	of which:
EU 17a	subordinated	49,166	49,166	—
	Own funds and eligible liabilities: Adjustments to non-regulatory capital elements
18	Own funds and eligible liabilities items before adjustments	133,087	117,000	16,087
19	(Deduction of exposures between MPE resolution groups)	—	—	—
20	(Deduction of investments in other eligible liabilities instruments)	(2,065)	(2,065)	—
22	Own funds and eligible liabilities after adjustments	131,023	114,936	16,087
	of which:
EU 22a	Own funds and subordinated	114,936	—	—
	Risk-weighted exposure amount and leverage exposure measure of the resolution group
23	Total risk exposure amount	347,133	347,133	—
24	Total exposure measure	1,327,441	1,327,441	—
	Ratio of own funds and eligible liabilities
25	Own funds and eligible liabilities (as a percentage of total risk exposure amount)	37.74	33.11	—
	of which:
EU 25a	Own funds and subordinated	33.11	—	—
26	Own funds and eligible liabilities (as a percentage of total exposure measure)	9.87	8.66	—
	of which:
EU 26a	Own funds and subordinated	8.66	—	—
27	CET1 (as a percentage of TREA) available after meeting the resolution group’s requirements	8.06	8.06	—
28	Institution-specific combined buffer requirement	—	5.13	—
	of which:
29	Capital conservation buffer requirement	—	2.50	—
30	Countercyclical buffer requirement	—	0.50	—
31	Systemic risk buffer requirement	—	0.14	—
EU 31a	Global Systemically Important Institution (G-SII) or Other Systemically Important Institution (O-SII) buffer	—	2.00	—
	Memorandum items
EU 32a	Total amount of excluded liabilities referred to in Article 72a(2) CRR	—	421,482	—

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Composition of own funds and eligible liabilities

		Jun 30, 2025
		a	b	c
	in € m.	Minimum requirement for own funds and eligible liabilities (MREL)	G-SII Requirement for own funds and eligible liabilities (TLAC)	Memo item: Amounts eligible for the purposes of MREL, but not TLAC
	Own funds and eligible liabilities and adjustments
1	Common Equity Tier 1 capital (CET1)	48,522	48,522	—
2	Additional Tier 1 capital (AT1)	11,671	11,671	—
6	Tier 2 capital (T2)	7,008	7,008	—
11	Own funds for the purpose of Articles 92a CRR and 45 BRRD	67,200	67,200	—
	Own funds and eligible liabilities: Non-regulatory capital elements
12	Eligible liabilities instruments issued directly by the resolution entity that are subordinated to excluded liabilities (not grandfathered)	41,233	41,233	—
EU 12a	Eligible liabilities instruments issued by other entities within the resolution group that are subordinated to excluded liabilities (not grandfathered)	0	0	—
EU 12b	Eligible liabilities instruments that are subordinated to excluded liabilities, issued prior to 27 June 2019 (subordinated grandfathered)	9,886	9,886	—
EU 12c	Tier 2 instruments with a residual maturity of at least one year to the extent they do not qualify as Tier 2 items	44	44	—
13	Eligible liabilities that are not subordinated to excluded liabilities (not grandfathered pre cap)	11,734	—	11,734
EU 13a	Eligible liabilities that are not subordinated to excluded liabilities issued prior to 27 June 2019 (pre-cap)	1,535	—	1,535
14	Amount of non subordinated instruments eligible, where applicable after application of Article 72b (3) CRR	—	—	—
17	Eligible liabilities items before adjustments	64,432	51,163	13,269
	of which:
EU 17a	subordinated	51,163	51,163	—
	Own funds and eligible liabilities: Adjustments to non-regulatory capital elements
18	Own funds and eligible liabilities items before adjustments	131,632	118,363	13,269
19	(Deduction of exposures between MPE resolution groups)	—	—	—
20	(Deduction of investments in other eligible liabilities instruments)	(2,438)	(2,438)	–
22	Own funds and eligible liabilities after adjustments	129,194	115,925	13,269
	of which:
EU 22a	Own funds and subordinated	115,925	—	—
	Risk-weighted exposure amount and leverage exposure measure of the resolution group
23	Total risk exposure amount	340,805	340,805	—
24	Total exposure measure	1,276,035	1,276,035	—
	Ratio of own funds and eligible liabilities
25	Own funds and eligible liabilities (as a percentage of total risk exposure amount)	37.91	34.02	—
	of which:
EU 25a	Own funds and subordinated	34.02	—	—
26	Own funds and eligible liabilities (as a percentage of total exposure measure)	10.12	9.08	—
	of which:
EU 26a	Own funds and subordinated	9.08	—	—
27	CET1 (as a percentage of TREA) available after meeting the resolution group’s requirements	8.11	8.11	—
28	Institution-specific combined buffer requirement	—	5.11	—
	of which:
29	Capital conservation buffer requirement	—	2.50	—
30	Countercyclical buffer requirement	—	0.48	—
31	Systemic risk buffer requirement	—	0.13	—
EU 31a	Global Systemically Important Institution (G-SII) or Other Systemically Important Institution (O-SII) buffer	—	2.00	—
	Memorandum items
EU 32a	Total amount of excluded liabilities referred to in Article 72a(2) CRR	—	411,572	—

Main features of eligible liabilities instruments
A description of the main features of the Group’s senior non-preferred subordinated eligible liabilities instruments eligible for subordinated MREL and TLAC and issued by Deutsche Bank is published on Deutsche Bank’s website
(db.com/ir/en/capital-instruments.htm) to the extent that these do not constitute private placements and are treated confidentially.

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Composition of own funds and eligible liabilities
Ranking in the creditor hierarchy and maturity
The following table provides a simplified overview of the ranking of liabilities in an insolvency proceeding under German law. The ranking is presented from the more junior liabilities to the more senior liabilities. Deutsche Bank AG’s subordinated eligible liability instruments qualifying for MREL and TLAC through meeting all the conditions in CRR
Article 72b (2) or being grandfathered pursuant to CRR Article 494b (3) exclusively rank at position 11 in the below order.
Non-subordinated eligible liabilities instruments which are eligible for MREL rank in position 12. Deutsche Bank’s eligible liabilities instruments do not include any eligible liability according to CRR Article 72b (3) or (4).
Ranking of liabilities in an insolvency proceeding under German law

Rank	Label of claims	Code
1	Common equity Tier 1 instruments	Section 199 of the Insolvency Code
2	Additional Tier 1 instruments	Section 39 (2) of the Insolvency Code
3	Tier 2 instruments
4	Claims subordinated by virtue of a contractual subordination clause not specifying the pertinent rank (other than Additional Tier 1 or Tier 2 instruments)
5	Claims for repayment of shareholder loans and accrued interest thereon	Section 39 (1) no. 5 of the Insolvency Code
6	Claims for the delivery of goods or provision of services free of charge	Section 39 (1) no. 4 of the Insolvency Code
7	Criminal and administrative fines	Section 39 (1) no. 3 of the Insolvency Code
8	Creditors’ costs related to the insolvency proceeding	Section 39 (1) no. 2 of the Insolvency Code
9	Interest and late payment surcharges accrued after the opening of insolvency proceedings	Section 39 (1) no. 1 of the Insolvency Code
10	Claims subordinated by virtue of a contractual subordination clause which specifies the relevant ranking	Section 39 (2) of the Insolvency Code
11	Non-preferred creditor claims arising from non-subordinated, unsecured non-structured debt instruments which
(i) are issued before 21 July 2018 and are neither deposits within the positions of no. 13 and 14 nor money market instruments

(ii) are issued from 21 July 2018 onwards, have an original contractual maturity of at least one year, do not qualify as deposits within the position of no. 13 and 14 and the contractual documentation and, where applicable, the prospectus explicitly refer to the lower ranking

12	General creditors’ claims	Section 38 of the Insolvency Code in conjunction with Section 46f (5) of the Banking Act, including instruments covered by Section 46f (6) sentence 3 and 46f (7) of the Banking Act
13	Deposits not covered, but preferential	Section 46f (4) no. 2 of the Banking Act
14	Deposits covered and preferential	Section 46f (4) no. 1 of the Banking Act
15	Costs of proceeding and obligations binding on the estate	Sections 53 to 55 of the Insolvency Code
16	Claims subject to a right of separation in insolvency proceedings	Sections 49 to 51 of the Insolvency Code
17	Claims subject to a right of segregation in insolvency proceedings	Sections 47 and 48 of the Insolvency Code
Deutsche Bank’s own funds and eligible liabilities fall into these insolvency ranks as per below table EU TLAC3a based on
German insolvency law. Liabilities fulfilling the MREL eligibility criteria as per CRR Art 72 are shown in the section “subset of liabilities and own funds less excluded liabilities that are own funds and liabilities potentially eligible for meeting
MREL” and are issued out of the resolution entity Deutsche Bank AG.

Deutsche Bank	Capital
Pillar 3 Report as of December 31, 2025	Composition of own funds and eligible liabilities

EU TLAC3a – Creditor ranking

	Dec 31, 2025
	1	2	3	4	5	6	7	8	9	10
in € m.											Total
Description of insolvency rank	R1	R2	R3	R4	R11	R12	R13	R14	R16	R17
Liabilities and own funds	49,266	11,518	7,080	600	54,273	549,008	146,032	195,334	176,100	6,142	1,195,355
of which:
Excluded liabilities	0	0	0	0	0	56,543	0	195,334	163,463	6,142	421,482
Liabilities and own funds less excluded liabilities	49,266	11,518	7,080	600	54,273	492,465	146,032	0	12,637	0	773,872
Subset of Liabilities and own funds less excluded liabilities that are own funds and liabilities potentially eligible for meeting TLAC/MREL	49,266	11,518	7,080	0	47,071	16,087	0	0	0	0	131,023
of which:
Residual maturity ≥ 1 year < 2 years	0	0	104	0	6,638	1,795	0	0	0	0	8,536
Residual maturity ≥ 2 year < 5 years	0	0	22	0	21,438	5,360	0	0	0	0	26,820
Residual maturity ≥ 5 years < 10 years	0	0	6,955	0	13,123	6,289	0	0	0	0	26,367
Residual maturity ≥ 10 years, but excluding perpetual securities	0	0	0	0	5,873	2,643	0	0	0	0	8,516
Perpetual securities	49,266	11,518	0	0	0	0	0	0	0	0	60,784

	Jun 30, 2025
	1	2	3	4	5	6	7	8	9	10
in € m.											Total
Description of insolvency rank	R1	R2	R3	R4	R11	R12	R13	R14	R16	R17
Liabilities and own funds	48,522	11,671	7,052	0	54,175	532,990	127,834	191,207	169,744	6,838	1,150,033
of which:
Excluded liabilities	0	0	0	0	0	56,951	0	191,207	156,576	6,838	411,572
Liabilities and own funds less excluded liabilities	48,522	11,671	7,052	0	54,175	476,040	127,834	0	13,168	0	738,462
Subset of Liabilities and own funds less excluded liabilities that are own funds and liabilities potentially eligible for meeting TLAC/MREL	48,522	11,671	7,052	0	48,681	13,269	0	0	0	0	129,195
of which:
Residual maturity ≥ 1 year < 2 years	0	0	186	0	8,393	859	0	0	0	0	9,438
Residual maturity ≥ 2 year < 5 years	0	0	41	0	19,780	6,234	0	0	0	0	26,055
Residual maturity ≥ 5 years < 10 years	0	0	6,825	0	12,127	3,817	0	0	0	0	22,769
Residual maturity ≥ 10 years, but excluding perpetual securities	0	0	0	0	8,381	2,359	0	0	0	0	10,740
Perpetual securities	48,522	11,671	0	0	0	0	0	0	0	0	60,193

Deutsche Bank	Capital requirements
Pillar 3 Report as of December 31, 2025	Summary of Deutsche Bank’s ICAAP approach
Capital requirements
Summary of Deutsche Bank’s ICAAP approach
Article 438 (a) CRR (EU OVC)
The internal capital adequacy assessment process (ICAAP) consists of several elements that aim to ensure that Deutsche
Bank maintains, on an ongoing basis, an adequate capitalization to cover the risks to which it is exposed.
Risk identification and assessment:
–The risk identification process forms the basis of the ICAAP and results in an inventory of risks for the Group, and where appropriate, material legal entities, key branches and business units; the process identifies risks across risk types (e.g., credit, market, operational) and incorporates input from both the first line and second line of defense
–Materiality of all identified risks is assessed, based on their severity and likelihood to materialize in stressed conditions
–The risk identification process adopts a descriptive, as opposed to taxonomy-driven, risk approach, eliciting how identified risks could manifest themselves based on potential real-world scenarios and events; this descriptive risk approach ensures the inventory covers both normative and economic perspectives and allows contributors to focus on future developments, risk behavior under stress, and impact of mitigating actions
–The risks in the risk inventory are mapped to Deutsche Bank's Group risk type taxonomy
–The resulting inventory of risks, after review and challenge by senior management, informs key risk management processes, including the development of stress scenarios tailored to Deutsche Bank’s risk profile, informing business unit risk appetite statements, and risk profile monitoring and reporting
–
Capital demand/risk measurement:
–Risk measurement methodologies and models are applied to quantify the capital demand required to cover all material risks, excluding those that cannot be adequately limited by capital, e.g. liquidity risk
–ICAAP differentiates between the normative and economic perspective and this is reflected in the risk measurement process, which distinguishes between regulatory capital models which form an input into the normative perspective and economic capital models which form an input into the economic perspective
–Under the normative perspective, Deutsche Bank applies regulatory models to measure risk-weighted assets in order to determine the regulatory capital demand:
–Credit risks are predominantly measured via the Advanced Internal Ratings Based Approach (A-IRBA); for the
majority of the derivative counterparty exposures as well as securities financing transactions (SFT), internal model method (IMM) is used in accordance with the CRR
–Market risks are measured by internally developed risk metrics (as approved by the regulator) and regulatory-
defined market risk approaches, namely the Value-at-Risk (VaR), Stressed Value-at-Risk (sVaR) and Incremental
Risk Charge (IRC); the Market Risk Standardized Approach (MRSA) is used to determine the regulatory capital charge for the specific market risk arising on securitizations in the trading book
–Operational risks are measured using the Standardized Measurement Approach (SMA) since beginning of 2025
–For the measurement of capital demand under the economic perspective, Deutsche Bank applies various internally developed capital models in line with the economic capital framework and set at a level to absorb, with a confidence level of 99.9%, aggregate unexpected losses within a one-year time period
–The economic capital model landscape covers all material risks, i.e. quantifies credit, market, operational and strategic risk; diversification and concentrations are calculated on a group-wide basis; further details on the economic capital models are provided in the following sections
–
Capital supply:
–Capital supply quantification refers to the definition of available capital resources to absorb losses; capital supply is defined for the normative and for the economic perspectives
–The capital supply definition under the normative perspective follows the regulatory requirements in the CRR/CRD while the economic perspective follows an internal capital supply definition
–
Risk appetite:
–Risk appetite is an expression of the level of risk that Deutsche Bank is willing to assume to achieve its strategic objectives
–Risk appetite plays an integral part in the business planning processes via risk strategy and plan, and promotes the appropriate alignment of risk, capital and performance targets
–Compliance of the plan with risk appetite and capacity is also tested under stressed market conditions

Deutsche Bank	Capital requirements
Pillar 3 Report as of December 31, 2025	Summary of Deutsche Bank’s ICAAP approach
–From an ICAAP perspective, risk appetite is set for key capital adequacy metrics and thereby covers the normative (via the CET 1 ratio, leverage ratio and MREL) and the economic (via the economic capital adequacy (ECA) ratio)
perspective
–These metrics are fully integrated across strategic planning, risk appetite framework, stress testing, and recovery and resolution planning practices
–Limit breaches are subject to a dedicated governance framework triggering management actions up to the execution of Deutsche Bank’s recovery plan
–The Management Board reviews and approves the risk appetite on an annual basis, or more frequently in the event of unexpected changes to the risk environment, with the aim of ensuring that they are consistent with the Group’s strategy, business and regulatory environment and stakeholders’ requirements
–
Capital planning:
–Deutsche Bank’s capital management steers the bank's capital stack and capital demand in the short, middle and long term, specifically via the strategic and capital plan, the rolling forecast, and the downside and countermeasures analysis process; the holistic management of Deutsche Bank’s capital position looks at each of these elements, with differing focuses driven by the decision-making context
–The integrated strategic and capital plan translates Deutsche Bank’s overall risk and business objectives as well as external targets into risk, capital, liquidity, and performance targets for the Group, divisions/business units, and infrastructure functions
–The strategic plan is based on assumptions regarding the future development of regulatory requirements and supervisory practices, the banking market and revenue pools, expected client behavior and relative strengths and capabilities to serve the clients in a competitive environment
–The strategic and capital plan is built over a 5-year horizon and thoroughly reviewed on an annual basis, including changes to the macro-economic and competitive landscape as well as any other updates to key planning assumptions, e.g. to the regulatory environment; the strategic plan is finalized with the Management Board approval and thereafter sent to the Supervisory Board
–As actual developments might deviate from the strategic plan, Deutsche Bank conducts a monthly rolling forecast;
the granularity of each forecast is designed to cover the development of Deutsche Bank’s earnings as well as balance sheet, resources and capital components; the development of capital and resources is part of the discussions in the
Group Risk Committee (GRC) and Asset and Liability Committee (ALCO); the forecast develops a best estimate of the base case development at the time, including all material impacts of likely events at an expected level; these assumptions contain a judgmental element and might include a range of outcomes; to address this, Deutsche Bank complements the base case with a well-established downside and countermeasure analysis framework
–
Stress testing:
–Capital plan figures are also considered under various stress test scenarios to prove resilience and overall viability of
Deutsche Bank
–Regulatory and economic capital adequacy metrics are also subject to regular stress tests throughout the year to constantly evaluate Deutsche Bank’s capital position in hypothetical stress scenarios and to detect vulnerabilities
–The stress testing framework comprises regular, sensitivity-based and scenario-based approaches addressing different severities and regional hotspots; these activities are complemented by portfolio- and country-specific downside analyses as well as regulatory-driven exercises such as reverse stress tests
–
Capital adequacy assessment:
–In addition to the constant monitoring process that capital adequacy undergoes throughout the year, the ICAAP concludes with a dedicated annual capital adequacy assessment
–The assessment consists of a Management Board statement about Deutsche Bank’s capital adequacy that is linked to specific conclusions and management actions to be taken to safeguard capital adequacy on a forward-looking basis
Credit risk economic capital model
Deutsche Bank calculates economic capital for counterparty risk, transfer risk and settlement risk as elements of credit risk. In line with the bank’s economic capital framework, economic capital for credit risk is set at a level to absorb with a probability of 99.9% very severe aggregate unexpected losses within one year.
The Group’s economic capital for credit risk is derived from the loss distribution of a portfolio via Monte Carlo Simulation of correlated rating migrations. The portfolio loss distribution is calculated as follows: in a first step, potential credit losses are quantified on transactional level based on available exposure and loss-given-default information, where loss-
given-default is stochastic. In a second step, the probability of joint defaults is modeled stochastically in terms of risk

Deutsche Bank	Capital requirements
Pillar 3 Report as of December 31, 2025	Summary of Deutsche Bank’s ICAAP approach
factors representing the relevant countries and industries that the counterparties are linked to. The simulation of portfolio losses is then performed by an internally developed model, which takes rating migration and maturity effects into account. Effects due to wrong-way derivatives risk (i.e., the credit exposure of a derivative in the default case is higher than in non-default scenarios) are modeled by applying an own alpha factor when deriving the exposure value for derivatives and securities financing transactions under the Internal Models Method (IMM). The bank allocates expected losses and economic capital derived from loss distributions down to transaction level to enable management on transaction, customer and business level.
Deutsche Bank’s asset value credit portfolio model is based on the assumption that an obligor firm defaults when its value is no longer high enough to cover its liabilities. The obligor’s asset value or "ability to pay" is modeled as a random process, the ability to pay process. An obligor is taken to default when its asset value or ability to pay falls below a given default point. Changes in the value of systematic and specific factors are simulated in terms of multivariate distributions.
The weight assigned to systematic and specific components and the covariance of systematic factors are estimated using equity, credit spread and rating time series or are based on standard settings for particular portfolio segments.
Modeling correlations via a factor model: A factor model describes the dynamics of a large number of random variables by making use of a reduced and fixed number of other random variables, called factors. The approach has the advantage of reducing computing time: fewer correlations need to be evaluated, and the factor correlation matrix does not change when new obligors are introduced. The parameters that specify the factor model are:
–The factor model characteristics for the different borrowers, i.e., the weights for the systematic country and industry factors (the model uses 41 systematic factors) and the R2, which determines the weight for the specific factor
–The covariance matrix between the country and industry factors
Modeling rating migration: The rating migration methodology requires additional information, namely yield curves and transition matrices describing the probabilities of migrating between different credit ratings.
–Migration matrix: For K non-default credit rating grades and 1 default credit rating, a migration matrix is a (K + 1) × (K +
1) matrix with entries πij. It expresses in percentage terms the probability πij that any borrower with the credit rating i moves to the credit rating j in the next time-step.
–Risk-free curve: The risk-free curve required as an input for different points in time is used to derive the corresponding risk-free discount factors.
Economic capital is derived from Value-at-Risk (VaR) with confidence level α = 99.9%. The economic capital is allocated to individual transactions using expected shortfall allocation. Portfolio information includes exposure, loss given default, one-year default probability and maturity. The parameters are largely consistent with the best-estimate components of the parameters used for regulatory reporting, with the exception of those for derivatives and securities financing exposure.
Market risk economic capital model
Economic capital for market risk measures the amount of capital needed to absorb very severe, unexpected losses arising from exposures over the period of one year. “Very severe” in this context means that the underlying economic capital is set at a level which covers, with a probability of 99.9%, all unexpected losses over a one-year time horizon. Market Risk
Economic Capital consists of the following three components:
–Traded Market Risk, capturing the risk due to valuation changes from market price movements
–Traded Default Risk, capturing the risk due to valuation changes caused by issuer default and migration risk
–Non-traded Market Risk, market risk arising outside of the core trading activities
Traded market risk economic capital (TMR EC)
Deutsche Bank’s market risk economic capital model migrated to historical simulation approach from Monte Carlo in the second quarter of 2025. This change aligns the scenario generation concept in Economic Capital calculation with the one used for regulatory capital (i.e. VaR/SVaR). The model comprises two core components, the “common risk”
component covering risk drivers across all businesses and the “business-specific risk” component, which enriches the
Common Risk via a suite of Business Specific Stress Tests (BSSTs). Both components are calibrated to historically-
observed severe market shocks.
Common risk is calculated using a scaled version of the SVaR framework. The SVaR measure itself replicates the Value-
at-Risk calculation that would be generated on the bank’s current portfolio if the relevant market factors were experiencing a period of stress. In particular, the model inputs are calibrated to historical data from a continuous 12-
month period of significant financial stress relevant to the bank’s portfolio. The SVaR model is then scaled-up to cover a

Deutsche Bank	Capital requirements
Pillar 3 Report as of December 31, 2025	Summary of Deutsche Bank’s ICAAP approach
different liquidity horizon (up to 1 year) and confidence level (99.9%). The liquidity horizon framework that is utilized in the SVaR-based EC model accounts for different levels of market liquidity as well as risk concentrations in the bank’s portfolios. In terms of coverage, the “common risk” captures systematic and idiosyncratic risks using full revaluation, although some portfolios remain on sensitivity-based approach. The model incorporates the following risk factors:
interest rates, credit spreads, equity prices, foreign exchange rates, commodity prices, volatilities and correlations.
The “business-specific risk” captures more product/business-related bespoke risks (e.g. complex basis risks) as well as higher order risks not captured in the common risk component. The concept of business-specific risk is in particular important in areas where the lack of meaningful market data prevents direct use of the common risk model. BSSTs are in general calibrated to available historical data to obtain a stress scenario. Where appropriate, risk managers use their expert judgment to define severe market shocks, based upon the knowledge of past extreme market conditions. In addition to the BSSTs the business specific risk component of the SVaR based EC model also contains placeholders which carry an estimated EC component on a temporary basis, while efforts are being made to cover those risks with a proper business-specific stress test or integrate it in the common risk framework.
The Group continuously assesses and refines its market risk EC model to ensure the capture of new material risks as well as the appropriateness of the shocks applied. The calculation of the Traded Market Risk EC is performed weekly.
Traded default risk economic capital (TDR EC)
TDR refers to changes in the value of instruments caused by default or rating changes of the issuer. For credit derivatives like credit default swaps (CDS), the rating of the issuer of the reference asset is modeled. TDR covers the following positions:
–Fair value assets in the banking book;
–Unsecuritized credit products in the trading book;
–Securitized products in the trading book.
The TDR methodology is similar to the credit risk methodology. An important difference between the EC calculation for traded default risk and credit risk is the capital horizon of 6 months which is used for most TDR positions compared to
12 months used for credit risk. Recognizing traded default risk EC for unsecuritized credit products corresponds to the calculation of the incremental risk charge for the trading book for regulatory purposes. EC for TDR represents an estimate of the default and migration risks of credit products at a 99.9% confidence level, taking into account the liquidity horizons of the respective sub-portfolios.
TDR EC captures the relevant credit exposures across its trading and fair value banking books. Trading book exposures are monitored by market risk management via single name concentration and portfolio thresholds which are set based upon rating, size and liquidity. Single name concentration risk thresholds are set for two key metrics: Default Exposure,
i.e., the impact on profit and loss of an instantaneous default at the current recovery rate, and bond equivalent market value, i.e. default exposure at 0% recovery. In order to capture diversification and concentration effects the bank performs a joint calculation for traded default risk economic capital and credit risk economic capital. Important parameters for the calculation of traded default risk are exposures, recovery rates and default probabilities as well as maturities. For trading book positions exposures, recovery rates and default probabilities are derived from market information and external ratings and for banking book positions from internal assessments analogous to the credit risk economic capital model. Rating migrations are governed by issuer type specific migration matrices, which are obtained from historical rating time series from rating agencies and internal observations. The probability of joint rating downgrades and defaults is determined by the default and rating correlations of the portfolio model. These correlations are specified through systematic factors that represent countries, geographical regions and industries.
Non-traded market risk economic capital (NTMR EC)
Non-traded market risk arises from market movements, primarily outside the activities of the Group’s trading units, in the banking book and from off-balance sheet items. Significant market risk factors which the bank is exposed to and are overseen by risk management groups in that area are:
–Interest rate risk (including risk from embedded optionality and changes in behavioral patterns for relevant product types), credit spread risk, foreign exchange risk, equity risk (including investments in public and private equity as well as real estate, infrastructure and fund assets); and
–Market risks from off-balance sheet items such as pension schemes and guarantees as well as structural foreign exchange risk and equity compensation risk.
Non-traded market risk economic capital is being calculated either by applying the standard traded market risk EC methodology (SVaR-based EC model leveraging historical simulation approach) or through the use of non-traded market risk models that are specific to each risk class and which consider, among other factors, large historically observed

Deutsche Bank	Capital requirements
Pillar 3 Report as of December 31, 2025	Summary of Deutsche Bank’s ICAAP approach
market moves, the liquidity of each asset class, and changes in client’s behavior in relation to products with behavioral optionalities. The calculation of EC for non-traded market risk is performed monthly.
An independent model validation team reviews all quantitative aspects of the MR EC model on a regular basis. The review covers, but is not limited to, model assumptions and calibration approaches for risk parameters.
Operational risk economic capital model
For the quantification of its economic capital demands the Deutsche Bank Group uses the Advanced Measurement
Approach (AMA). To absorb very severe unexpected losses within one year, economic capital is calculated at a 99.9%
confidence level.
Strategic risk economic capital model
The strategic risk category captures the economic capital arising from earnings volatility risk (which also includes potential losses from software assets), tax redetermination risk, and a capital charge for the risk related to deferred tax assets on temporary differences.
The earnings volatility risk economic capital model projects the earnings distribution for the next twelve months on group level. Important input parameters of the model are the expected revenues and costs from the strategic plan and monthly forecasts on business unit level. This ensures that the model includes strategic decisions or changes to the business environment in a timely manner. These projections determine the mean values of the revenue and cost distributions. The volatilities of the revenue distributions are derived from historical revenue time series of the business units. Risk concentrations within and across businesses are calibrated using historical revenue time series. Revenues are then simulated together with costs to allow for a partial offset of revenue decreases by cost reductions, e.g. reduced bonus payments. Potential cost increases related to software assets are also modelled. The resulting earnings distribution for the Group is used to derive the economic capital amount, which is held to protect against potential operating losses covering twelve months with a confidence level of 99.9%, in line with the general economic capital definition.
Tax risk is determined by reference to corporate income tax, indirect and operational tax re-determination risk with respect to transactions undertaken by the bank. Tax re-determination risk is the risk that the eventual tax treatment of a transaction differs from that initially determined by the bank because of a judicial determination or a compromise by the bank with a tax authority. Examples of tax re-determination risk include a tax ceasing to be creditable, taxable income being treated as arising, a tax deduction not being granted, a tax consolidated group not being respected, or an anti-
avoidance rule being determined to apply. Tax related inputs of the process are under the direction and control of tax professionals of the bank who are independent of business units. The calculation of tax risk economic capital is performed in a portfolio model which incorporates issues with a one-year time horizon. The notional exposure for each
“tax issue” is determined and is then modified for reserves and a settlement adjustment. A probability is assigned to each
“tax issue”. Tax risk economic capital is computed at the 99.9% confidence level of the portfolio loss distribution, which is obtained through a Monte Carlo simulation.
The capital charge to account for the risk of deferred tax assets on temporary differences mirrors regulatory treatment and is incorporated through an economic capital placeholder.
Risk type diversification
The economic capital model for risk type diversification is a key component of Deutsche Bank’s economic capital framework. The purpose of the risk type diversification model is to reflect the diversification effects across all risk types, resulting in the diversified economic capital at group level. The risk type diversification methodology is based on the specification of analytical loss distributions for individual risk types (i.e. credit, market, operational and strategic risk), which are linked via a copula function to reflect their dependence structure. Using advanced simulation techniques, an aggregate loss distribution across all risk types is calculated for the whole portfolio. Total diversified economic capital is then derived from the aggregate loss distribution at the 99.9% quantile, i.e. to capture aggregate unexpected losses at group level over a one-year horizon with a confidence level of 99.9%.

Deutsche Bank	Capital requirements
Pillar 3 Report as of December 31, 2025	Result of ICAAP
Result of ICAAP
Article 438 (c) CRR (EU OVC)
The internal capital adequacy assessment process concludes that Deutsche Bank is adequately capitalized to cover its material risks and relevant regulatory requirements under the economic and normative perspective.
The bank assesses capital adequacy from an economic perspective as the ratio of economic capital supply divided by economic capital demand as shown in the table below. A ratio of more than 100% indicates that the available capital is sufficient to cover the risk positions. The economic capital adequacy ratio was 194% as of December 31, 2025, compared with  199% as of December 31, 2024. The overall decline was due to an increase in economic capital demand for market risk, credit risk and operational risk. This was partly offset by an increase in economic capital supply.
Total economic capital supply and demand

in € m. (unless stated otherwise)	Dec 31, 2025	Dec 31, 2024
Components of economic capital supply
Shareholders' equity[1]	66,933	66,276
Noncontrolling interests[2]	922	957
AT1 coupon and shareholder distribution deduction[1]	(3,585)	(2,565)
Gain on sale of securitizations, cash flow hedges	49	(36)
Fair value gains on own debt and debt valuation adjustments, subject to own credit risk	247	131
Additional valuation adjustments	(1,667)	(1,680)
Intangible assets	(3,513)	(3,847)
IFRS deferred tax assets excl. temporary differences	(3,006)	(4,073)
Expected loss shortfall	(2,579)	(3,037)
Defined benefit pension fund assets	(1,137)	(1,174)
Other adjustments[1]	(2,192)	(2,833)
Economic capital supply	50,474	48,119

Components of economic capital demand
Credit risk	13,395	12,507
Market risk	9,970	8,667
Operational risk	4,960	4,645
Strategic risk	1,980	1,936
Diversification benefit	(4,234)	(3,530)
Total economic capital demand	26,071	24,225

Economic capital adequacy ratio	194%	199%
1Prior year’s comparatives aligned to presentation in the current year
2Includes noncontrolling interest up to the economic capital requirement for each subsidiary
The increase in economic capital supply by € 2.4 billion compared to year-end 2024 was mainly driven by a positive net income of € 6.9 billion, lower capital deductions from deferred tax assets of € 1.1 billion, from valuation differences between carrying and fair values for debt securities held to collect of € 0.7 billion, from expected loss shortfall of
€ 0.5 billion and from intangible assets of € 0.3 billion as well as unrealized gains and losses of € 0.3 billion. These increases were partly offset by € 3.6 billion from deductions for future shareholder distributions relating to the Group’s
50% payout ratio policy in respect of financial year 2025 and accrued AT1 coupon payments, € 3.2 billion from foreign currency translation adjustments, € 0.3 billion of executed share buyback program, € 0.1 billion from equity compensation and € 0.1 billion from actuarial gains and losses.
As of December 31, 2025, Deutsche Bank’s economic capital demand amounted to € 26.1 billion, which was € 1.8 billion or 8% higher than € 24.2 billion economic capital demand as of December 31, 2024. Market risk increased by € 1.3 billion mainly due to migration of economic capital model used for structural foreign exchange risk, including the application of extended liquidity horizons, as well as transition of market risk economic capital from Monte Carlo simulation to historical simulation. Credit risk increased by € 0.9 billion due to higher transfer risk driven by increase in exposures from
Investment Bank, Corporate Bank and Corporate & Other as well as higher counterparty risk driven by increase in
Treasury and sovereign exposures. Operational risk increased by € 0.3 billion primarily driven by model changes in the forward-looking qualitative adjustment component as well as the simplification of the advanced measurement approach model. These increases were partly offset by an increase in diversification benefit of € 0.7 billion due to the change in risk type profile and market risk model changes.

Deutsche Bank	Capital requirements
Pillar 3 Report as of December 31, 2025	Result of ICAAP
The development of capital adequacy ratios under the normative perspective and respective SREP requirements are described in this report in sections “Development and composition of Own funds”, “Overview of RWA and capital requirements” and “Leverage ratio”.
Overview of RWA and capital requirements
Article 438 (d) CRR
The table below shows the composition of RWA by risk types and model approaches compared to the previous quarter end. It also shows the corresponding minimum capital requirements, which is derived by multiplying the respective RWA by an 8% capital ratio.
EU OV1 – Overview of RWA

		Dec 31, 2025		Sep 30, 2025
		a	c1	b	c2
	in € m.	RWA	Minimum capital requirements	RWA	Minimum capital requirements
1	Credit risk (excluding CCR)	207,019	16,562	208,804	16,704
	of which:
2	The standardized approach (SA)	42,116	3,369	42,505	3,400
3	The foundation IRB (FIRB) approach	56,105	4,488	56,931	4,554
4	Slotting approach	200	16	202	16
EU 4a	Equities under the simple riskweighted approach	0	0	0	0
5	The advanced IRB (AIRB) approach	108,598	8,688	109,167	8,733
6	Counterparty credit risk (CCR)	21,720	1,738	21,136	1,691
	of which:
7	The standardized approach	1,567	125	1,517	121
8	Internal model method (IMM)	14,635	1,171	15,373	1,230
EU 8a	Exposure to a CCP	3,442	275	3,449	276
9	Other CCR	2,076	166	798	64
10	Credit Valuation Adjustment (CVA)[1]	2,591	207	2,695	216
	of which:
EU 10a	The standardized approach (SA)[2]	0	0	0	0
EU 10b	The basic approach (F-BA and R-BA)	2,584	207	2,692	215
EU 10c	The simplified approach	0	0	0	0
15	Settlement risk	135	11	105	8
16	Securitization exposures in the banking book (after the cap)	17,787	1,423	16,859	1,349
	of which:
17	SEC-IRBA approach	9,580	766	9,608	769
18	SEC-ERBA (including IAA)	583	47	439	35
19	SEC-SA approach	6,613	529	6,047	484
EU 19a	1250% / deduction	1,011	81	765	61
20	Position, foreign exchange and commodities risks (Market risk)	21,050	1,684	18,921	1,514
	of which:
	Standardized approach	3,583	287	3,382	271
	IMA	17,467	1,397	15,539	1,243
21	Alternative standardized approach (A-SA)³	N/M	N/M	N/M	N/M
EU 21a	Simplified standardized approach (S-SA)³	N/M	N/M	N/M	N/M
22	Alternative Internal Models Approach (A-IMA)³	N/M	N/M	N/M	N/M
EU 22a	Large exposures	0	0	0	0
23	Reclassifications between trading and non-trading books	0	0	0	0
24	Operational risk	63,183	5,055	58,941	4,715
EU 24a	Exposures to crypto-assets	0	0	0	0
25	Amounts below the thresholds for deduction (subject to 250% risk weight)	13,648	1,092	12,928	1,034
26	Output floor applied (%)	50.00	—	50.00	—
27	Floor adjustment (before application of transitional cap)	0	—	0	—
28	Floor adjustment (after application of transitional cap)	0	—	0	—
29	Total	347,133	27,771	340,387	27,231
1As of December 31, 2025, total Credit Valuation Adjustment (CVA) RWA includes € 7 million (September 30, 2025: € 3 million) from simplified treatment for derivative positions in collective investment undertakings which are not listed separately in this table
2As Deutsche Bank does not have any credit valuation adjustment RWA under the standardized approach, template EU CVA4 – RWEA flow statements of credit valuation adjustment risk under the Standardized Approach will not be shown in this report
3 On the basis of Article 461a CRR the European Commission decided to postpone the application of the Fundamental Review of the Trading Book (FRTB) for market risk to January 1, 2027; therefore, the new models market risk RWA and respective reporting templates are not yet applicable

Deutsche Bank	Capital requirements
Pillar 3 Report as of December 31, 2025	Overview of RWA and capital requirements
As of December 31, 2025, RWA were € 347.1 billion compared to € 340.4 billion as of September 30, 2025. The increase of € 6.7 billion was primarily driven by operational risk RWA, market risk RWA, RWA for securitization exposures in the banking book (after the cap), RWA for amounts below thresholds for deduction (subject to 250% risk weight) and RWA for counterparty credit risk (CCR), which was partly offset by RWA for credit risk (excluding counterparty credit risk).
Deutsche Bank´s operational risk RWA increased by € 4.2 billion, driven by the annual update of the bank’s revenue data as its primary driver.
Market risk RWA increased by € 2.1 billion, primarily driven by higher Stressed-Value-at-Risk (SVaR) due to SVaR window change, which was partly offset by lower incremental risk charge due to reduction in sovereign bond inventory.
RWA for securitization exposures in the banking book (after the cap) increased by € 0.9 billion mainly driven by increased exposures calculated with the securitization standardized approach (SEC-SA), a risk weight of 1,250% and the securitization external rating-based approach (SEC-ERBA).
Furthermore, RWA for amounts below the thresholds for deduction (subject to 250% risk weight) increased by
€ 0.7 billion, primarily driven by higher RWA for deferred tax assets, including the effects from the discontinuation of the temporary treatment of unrealized gains and losses measured at fair value through OCI in accordance with Article 468
CRR, and investments in financial sector entities.
Counterparty credit risk RWA increased by € 0.6 billion, mainly driven by an increase of € 1.3 billion in other CCR, reflecting increased securities financing transaction (SFT) exposures under the financial collateral comprehensive method. This increase was partly offset by counterparty credit risk under the internal model method, which decreased by
€ 0.7 billion, predominantly reflecting reduced exposures for derivatives and SFTs.
The aforementioned increases were partly offset by credit risk RWA (excluding counterparty credit risk) which decreased by € 1.8 billion, mainly driven by a decrease of € 1.4 billion for RWA under the internal rating-based approach. This reduction mainly reflects impacts from new synthetic securitizations, impacts from the remediation of regulatory obligations and foreign exchange movements, partly offset by improved data quality, counterparty rating deteriorations and refinements of Deutsche Bank´s IRBA model. Additionally, RWA under the standardized approach (excluding RWA for amounts below the thresholds for deduction) decreased by € 0.4 billion mainly due to reduced exposures along with lower risk weights in exposure class "Equity" as well as decreased exposures in exposure classes "Exposures in default",
"Central governments and central banks" as well as "Other items". These decreases were partly offset by increased exposures along with higher risk weights in exposure class "Collective investment undertakings" as well as increased exposures in exposure class "Retail".
The movements of RWA for credit, credit valuation adjustment, market and operational risk are discussed below in sections “Development of credit risk RWA”, “CCR exposures development”, “Credit valuation adjustment risk”,
“Development of market risk RWA” and “Operational risk measurement”.
Effect on own funds and RWA that results from applying
capital floors and not deducting items from own funds
Article 438 (da) CRR
The table below shows the composition of RWA by risk type and separated by modelled approaches for which Deutsche
Bank has supervisory approval and where the standardized approaches are used.
In addition, the table provides an overview of RWA calculated using the full standardized approach and RWA that is the base of the output floor. RWA using the full standardized approach do not reflect rules and regulations applicable at the reporting date, but instead they are based on CRR3 rules applicable in 2033 assuming no change in regulation between the reporting date and January 2033. Moreover, the disclosure is based on a static balance sheet assumption which is a hypothetical scenario. Deutsche Bank will adapt its balance sheet over time and undertake mitigating actions with respect to RWA under the standardized approach to minimize future output floor impacts.
As of December 31, 2025, the output floor for RWA according to CRR3 has no impact on Deutsche Bank´s RWA. As of
January 1, 2025, Deutsche Bank decided to adopt the rule to deduct exposures for collective investment undertakings that are assigned to a risk weight of 1,250% from CET1 capital. As of December 31, 2025, this decision reduces the CET1 capital by € 214 million and RWA by € 2.7 billion.

Deutsche Bank	Capital requirements
Pillar 3 Report as of December 31, 2025	Effect on own funds and RWA that results from applying capital floors and not deducting items from own funds
EU CMS1 – Comparison of modelled and standardized risk weighted exposure amounts at risk level

		Dec 31, 2025
		a	b	c	d	EU d
	in € m.	RWEAs for modelled approaches that banks have supervisory approval to use	RWEAs for portfolios where standardized approaches are used	Total actual RWEAs (a + b)	RWEAs calculated using full standardized approach	RWEAs that is the base of the output floor
1	Credit risk (excluding counterparty credit risk)	164,903	55,764	220,667	400,239	336,932
2	Counterparty credit risk	16,728	4,992	21,720	83,199	68,283
3	Credit valuation adjustment	—	2,591	2,591	2,591	2,591
4	Securitization exposures in the banking book	9,580	8,207	17,787	35,704	17,904
5	Market risk	17,375	3,674	21,050	55,967	55,967
6	Operational risk	—	63,183	63,183	63,183	63,183
7	Other risk weighted exposure amounts	—	135	135	135	135
8	Total	208,587	138,546	347,133	641,017	544,994

		Sep 30, 2025
		a	b	c	d	EU d
	in € m.	RWEAs for modelled approaches that banks have supervisory approval to use	RWEAs for portfolios where standardized approaches are used	Total actual RWEAs (a + b)	RWEAs calculated using full standardized approach	RWEAs that is the base of the output floor
1	Credit risk (excluding counterparty credit risk)	166,299	55,433	221,732	403,615	341,060
2	Counterparty credit risk	16,376	4,759	21,136	80,086	65,896
3	Credit valuation adjustment	—	2,695	2,695	2,695	2,695
4	Securitization exposures in the banking book	9,608	7,251	16,859	34,498	17,182
5	Market risk	14,541	4,380	18,921	56,108	56,108
6	Operational risk	—	58,941	58,941	58,941	58,941
7	Other risk weighted exposure amounts	—	105	105	105	105
8	Total	206,824	133,563	340,387	636,048	541,988

As of December 31, 2025, RWA calculated using full standardized approach amounted to € 641.0 billion compared to
€ 636.0 billion as of September 30, 2025. The increase of € 5.0 billion was primarily driven by operational risk, counterparty credit risk and securitization exposures in the banking book, partly offset by credit risk. Deutsche Bank´s operational risk increased by € 4.2 billion, driven by the annual update of the bank’s revenue data as its primary driver.
The increase in counterparty credit risk of € 3.1 billion is mainly driven by increased exposures for derivatives and SFTs which for the purpose of the output floor are calculated completely under standardized approach for counterparty credit risk (SA-CCR) and supervisory volatility adjustment approach respectively. Additionally, securitization exposures in the banking book increased by € 1.2 billion. These increases were partly offset by a reduction of € 3.4 billion, mainly reflecting impacts from new synthetic securitizations and reduced exposures.
The table below shows credit risk (excluding counterparty credit risk) RWA broken down by regulatory exposure classes as per Article 112 CRR. For this purpose, RWA which are calculated with the internal rating-based (IRB) approach and assigned to exposure classes as per Article 147 CRR need to be reported in accordance with exposure classes as per
Article 112 CRR for the standardized approach. The IRB exposure classes which are most affected by this reclassification are "Retail" and “Corporates”. In exposure class “Retail” the movements are predominantly to “Secured by immovable properties and ADC” (Acquisition, Development and Construction). Main movements in exposure class “Corporates” can be observed to “Secured by immovable properties and ADC” and “Defaulted exposures”.
The table shows in the first two columns the credit risk (excluding counterparty credit risk) RWA for which Deutsche Bank is using a supervisory approved model and the respective RWA as if computed by standardized approach. Additionally, the total actual RWA is reported, which include the RWA calculated in the IRB approach and the standardized approach.
Furthermore, the table shows the RWA calculated using the full standardized approach and RWA that is the base for the output floor. RWA using the full standardized approach do not reflect rules and regulations applicable at the reporting date, but instead they are based on CRR3 rules applicable in 2033 assuming no change in regulation between the reporting date and January 2033. Moreover, the disclosure is based on a static balance sheet assumption which is a hypothetical scenario. Deutsche Bank will adapt its balance sheet over time and undertake mitigating actions with respect to RWA under the standardized approach to minimize future output floor impacts.

Deutsche Bank	Capital requirements
Pillar 3 Report as of December 31, 2025	Effect on own funds and RWA that results from applying capital floors and not deducting items from own funds
EU CMS2 – Comparison of modelled and standardized risk weighted exposure amounts for credit risk at asset class level

		Dec 31, 2025
		a	b	c	d	EU d
	in € m.	RWEAs for modelled approaches that banks have supervisory approval to use	RWEAs for column (a) if re-computed using the standardized approach	Total actual RWEAs	RWEAs calculated using full standardized approach	RWEAs that is the base of the output floor
1	Central governments and central banks	4	0	15,011	15,007	15,007
EU 1a	Regional governments or local authorities	0	0	111	111	111
EU 1b	Public sector entities	93	113	96	116	116
EU 1c	Categorized as Multilateral Development Banks in SA	4	3	4	3	3
EU 1d	Categorized as International organizations in SA	0	0	0	0	0
2	Institutions	5,122	7,771	5,638	8,288	8,288
3	Equity	233	233	6,823	6,823	6,823
5	Corporates	86,504	161,021	99,770	222,037	174,288
	of which
5.1	F-IRB is applied	50,982	87,295	50,982	105,526	87,295
5.2	A-IRB is applied	57,250	122,100	57,250	151,766	122,100
EU 5a	Corporates - General	79,118	139,992	92,302	198,436	153,176
EU 5b	Corporates - Specialized lending	7,385	21,029	7,469	23,601	21,112
EU 5c	Corporates - Purchased receivables	4,493	10,918	4,493	14,548	10,918
6	Retail	17,400	20,383	18,749	21,731	21,731
	of which:
6.1	Qualifying revolving	1,320	845	1,320	845	845
EU 6.1a	Purchased receivables	12	31	12	31	31
EU 6.1b	Other	16,068	19,507	17,417	20,856	20,856
6.2	Secured by residential real estate	30,249	31,971	30,631	47,731	32,353
EU 7a	Categorized as secured by immovable properties and ADC exposures in SA	47,250	77,467	49,166	94,941	79,383
EU 7b	Collective investment undertakings (CIU)	323	560	7,610	7,846	7,846
EU 7c	Categorized as exposures in default in SA	7,970	13,616	8,981	14,627	14,627
EU 7d	Categorized as subordinated debt exposures in SA	0	0	0	0	0
EU 7e	Categorized as covered bonds in SA	0	0	0	0	0
EU 7f	Categorized as claims on institutions and corporates with a short-term credit assessment in SA	0	0	0	0	0
8	Other non-credit obligation assets	0	0	8,708	8,708	8,708
9	Total	164,903	281,168	220,667	400,239	336,932

Deutsche Bank	Capital requirements
Pillar 3 Report as of December 31, 2025	Effect on own funds and RWA that results from applying capital floors and not deducting items from own funds

		Sep 30, 2025
		a	b	c	d	EU d
	in € m.	RWEAs for modelled approaches that banks have supervisory approval to use	RWEAs for column (a) if re-computed using the standardized approach	Total actual RWEAs	RWEAs calculated using full standardized approach	RWEAs that is the base of the output floor
1	Central governments and central banks	5	0	14,667	14,662	14,662
EU 1a	Regional governments or local authorities	0	0	125	125	125
EU 1b	Public sector entities	96	120	154	178	178
EU 1c	Categorized as Multilateral Development Banks in SA	7	4	7	4	4
EU 1d	Categorized as International organizations in SA	0	0	0	0	0
2	Institutions	3,831	5,799	4,232	6,200	6,200
3	Equity	0	0	7,006	7,006	7,006
5	Corporates	83,721	160,794	96,885	220,792	173,958
	of which
5.1	F-IRB is applied	52,960	89,241	52,960	107,915	89,241
5.2	A-IRB is applied	55,071	123,405	55,071	151,760	123,405
EU 5a	Corporates - General	77,608	142,197	90,760	199,919	155,348
EU 5b	Corporates - Specialized lending	6,113	18,597	6,125	20,873	18,610
EU 5c	Corporates - Purchased receivables	3,786	9,831	3,786	13,246	9,831
6	Retail	19,076	21,499	20,160	22,583	22,583
	of which:
6.1	Qualifying revolving	1,215	541	1,215	541	541
EU 6.1a	Purchased receivables	17	28	17	28	28
EU 6.1b	Other	17,844	20,930	18,928	22,014	22,014
6.2	Secured by residential real estate	31,254	31,599	31,638	47,453	31,983
EU 7a	Categorized as secured by immovable properties and ADC exposures in SA	49,207	79,876	51,165	97,555	81,835
EU 7b	Collective investment undertakings (CIU)	289	510	6,906	7,128	7,128
EU 7c	Categorized as exposures in default in SA	7,380	13,028	8,856	14,505	14,505
EU 7d	Categorized as subordinated debt exposures in SA	0	0	0	0	0
EU 7e	Categorized as covered bonds in SA	0	0	0	0	0
EU 7f	Categorized as claims on institutions and corporates with a short-term credit assessment in SA	0	0	0	0	0
8	Other non-credit obligation assets	2,689	3,996	11,570	12,877	12,877
9	Total	166,299	285,628	221,732	403,615	341,060

Deutsche Bank	Capital requirements
Pillar 3 Report as of December 31, 2025	Crypto-asset exposures and related activities
Crypto-asset exposures and related activities
Article 451b CRR
The following table shows the exposure values, RWA and own funds requirements for the types of exposures to crypto-
assets referred to in Article 501d(2) of Regulation (EU) No 575/2013. Additionally, the exposure to other crypto assets is expressed as a percentage of the Tier1 capital.
EU CAE1 – Exposures to crypto-assets

		Dec 31, 2025
		a	b	c
	Type of exposures, in € m. (unless stated otherwise)	Exposure value	Risk weighted exposures amounts (RWEA)	Own funds requirements
1	Tokenised traditional assets	6	0	0
2	Asset referencered tokens	0	0	0
3	Exposures to other crypto assets	0	0	0
4	Total	6	0	0
	Memorandum item
5	Exposures to other crypto assets expressed as a percentage of the institutions's T1 capital	0.00	–	–

		Dec 31, 2024
		a	b	c
	Type of exposures, in € m. (unless stated otherwise)	Exposure value	Risk weighted exposures amounts (RWEA)	Own funds requirements
1	Tokenised traditional assets	10	0	0
2	Asset referencered tokens	0	0	0
3	Exposures to other crypto assets	0	0	0
4	Total	10	0	0
	Memorandum item
5	Exposures to other crypto assets expressed as a percentage of the institutions's T1 capital	0.00	–	–
Deutsche Bank holds tokenised and other crypto assets to enable its strategic product build for custody & tokenization.
In addition, the bank is currently building a custody solution capable of institutional-grade safekeeping for selected digital assets to enable clients to benefit from the decentralized ledger technology. The scope is currently limited to administration and transfer of digital assets on behalf of the bank’s clients. Go-live (subject to regulatory approval) is planned for the second half of 2026. Management of risks resulting from crypto-assets and crypto-asset services are embedded within the Group’s risk management framework and covered by the existent risk appetite statement and applicable Group-wide policies. In addition, bespoke documentation has been established to cover the crypto-assets and
Markets in Crypto Assets (MiCA) requirement ((EU) 2023/1114).

Deutsche Bank	Leverage ratio
Pillar 3 Report as of December 31, 2025	Leverage ratio according to CRR/CRD framework
Leverage ratio
Leverage ratio according to CRR/CRD framework
The non-risk-based leverage ratio is intended to act as a supplementary measure to the risk-based capital requirements.
Its objectives are to constrain the build-up of leverage in the banking sector, helping avoid destabilizing deleveraging processes which can damage the broader financial system and the economy, and to reinforce the risk-based requirements with a simple, non-risk based “backstop” measure.
Deutsche Bank calculates its leverage ratio exposure in accordance with Articles 429 to 429g of the CRR.
The Group’s total leverage ratio exposure includes derivatives, securities financing transactions (SFTs), off-balance sheet exposure and other on-balance sheet exposure (excluding derivatives and SFTs).
The leverage exposure for derivatives is calculated by using a modified version of the standardized approach for counterparty credit risk (SA-CCR), comprising the current replacement cost plus a regulatory defined add-on for the potential future exposure. The effective notional amount of written credit derivatives, i.e., the notional reduced by any negative fair value changes that have been incorporated in Tier 1 capital is included in the leverage ratio exposure measure; the resulting exposure measure is further reduced by the effective notional amount of purchased credit derivative protection on the same reference name provided certain conditions are met.
The SFT component includes the gross receivables for SFTs, which are netted with SFT payables if specific conditions are met. In addition to the gross exposure a regulatory add-on for the counterparty credit risk is included.
The off-balance sheet exposure component follows the standardized approach for credit risk with credit risk conversion factors (CCF) based on five different buckets (100% for bucket 1, 50% for bucket 2, 40% for bucket 3, 20% for bucket 4 and 10% for bucket 5).
The on-balance sheet exposures (excluding derivatives and SFTs) component reflects the accounting values of the assets
(excluding derivatives, SFTs and regular-way purchases and sales awaiting settlement). The exposure value of regular-
way purchases and sales awaiting settlement is determined as offset between those cash receivables and cash payables where the related regular-way sales and purchases are both settled on a delivery-versus payment basis.
Assets can be excluded from the leverage ratio exposure measure if they have been deducted in the determination of
Tier 1 capital. The corresponding regulatory adjustments are reflected in the asset amounts deducted in determining
Tier 1 capital component.
Article 451 (1)(a-c),(2) and (3) CRR
The following tables show the leverage ratio exposure and the leverage ratio. The first table EU LR1 delivers a reconciliation of accounting assets reported in the IFRS financial statements to the leverage ratio exposure. The leverage ratio common disclosure table EU LR2 presents the components of the leverage exposure, the Tier 1 capital and the leverage ratio as well as the mean value for gross securities financing transaction (SFT) assets. Table EU LR3 provides a further breakdown of the balance sheet exposures (excluding derivatives, SFTs and exempted exposures).

Deutsche Bank	Leverage ratio
Pillar 3 Report as of December 31, 2025	Leverage ratio according to CRR/CRD framework
EU LR1 – LRSum: Summary reconciliation of accounting assets and leverage ratio exposures

		a	a
	in € m. (unless stated otherwise)	Dec 31, 2025	Jun 30, 2025
1	Total assets as per published financial statements	1,435,067	1,397,830
2	Adjustment for entities which are consolidated for accounting purposes but are outside the scope of prudential consolidation	(2,220)	(1,950)
3	(Adjustment for securitised exposures that meet the operational requirements for the recognition of risk transference)	0	0
4	(Adjustment for temporary exemption of exposures to central banks (if applicable))	0	0
5
(Adjustment for fiduciary assets recognised on the balance sheet pursuant to the applicable accounting framework but excluded from the total exposure measure in accordance with point (i)
of Article 429a(1) CRR)
		N/M	N/M
6	Adjustment for regular-way purchases and sales of financial assets subject to trade date accounting	(48,542)	(46,753)
7	Adjustment for eligible cash pooling transactions	552	650
8	Adjustment for derivative financial instruments	(113,227)	(133,956)
9	Adjustment for securities financing transactions (SFTs)	4,159	6,019
10	Adjustment for off-balance sheet items (ie conversion to credit equivalent amounts of off-balance sheet exposures)	130,156	125,420
11	(Adjustment for prudent valuation adjustments and specific and general provisions which have reduced Tier 1 capital)	(6,538)	(6,139)
EU-11a	(Adjustment for exposures excluded from the total exposure measure in accordance with point (c) and point (ca) of Article 429a(1) CRR)	N/M	N/M
EU-11b	(Adjustment for exposures excluded from the total exposure measure in accordance with point (j) of Article 429a(1) CRR)	N/M	N/M
12	Other adjustments	(71,966)	(65,085)
13	Total exposure measure	1,327,441	1,276,035
N/M – Not meaningful

Deutsche Bank	Leverage ratio
Pillar 3 Report as of December 31, 2025	Leverage ratio according to CRR/CRD framework
EU LR2 – LRCom: Leverage ratio common disclosure

		a	b
	in € m. (unless stated otherwise)	Dec 31, 2025	Jun 30, 2025
	On-balance sheet exposures (excluding derivatives and SFTs)
1	On-balance sheet items (excluding derivatives, SFTs, but including collateral)	975,681	937,679
2	Gross-up for derivatives collateral provided, where deducted from the balance sheet assets pursuant to the applicable accounting framework	1	0
3	(Deductions of receivables assets for cash variation margin provided in derivatives transactions)	(32,067)	(29,144)
4	(Adjustment for securities received under securities financing transactions that are recognised as an asset)	0	0
5	(General credit risk adjustments to on-balance sheet items)	(6,225)	(5,861)
6	(Asset amounts deducted in determining Tier 1 capital)	(12,798)	(12,144)
7	Total on-balance sheet exposures (excluding derivatives and SFTs)	924,592	890,530

	Derivative exposures
8	Replacement cost associated with SA-CCR derivatives transactions (ie net of eligible cash variation margin)	45,507	45,156
EU-8a	Derogation for derivatives: replacement costs contribution under the simplified standardised approach	N/M	N/M
9	Add-on amounts for potential future exposure associated with SA-CCR derivatives transactions	85,970	78,186
EU-9a	Derogation for derivatives: Potential future exposure contribution under the simplified standardised approach	N/M	N/M
EU-9b	Exposure determined under Original Exposure Method	N/M	N/M
10	(Exempted CCP leg of client-cleared trade exposures) (SA-CCR)	(18,323)	(14,572)
EU-10a	(Exempted CCP leg of client-cleared trade exposures) (simplified standardised approach)	N/M	N/M
EU-10b	(Exempted CCP leg of client-cleared trade exposures) (Original exposure method)	N/M	N/M
11	Adjusted effective notional amount of written credit derivatives	597,235	550,855
12	(Adjusted effective notional offsets and add-on deductions for written credit derivatives)	(580,784)	(535,251)
13	Total derivatives exposures	129,604	124,374

	Securities financing transaction (SFT) exposures
14	Gross SFT assets (with no recognition of netting), after adjustment for sales accounting transactions	426,472	383,660
15	(Netted amounts of cash payables and cash receivables of gross SFT assets)	(273,298)	(240,307)
16	Counterparty credit risk exposure for SFT assets	5,658	6,423
EU-16a	Derogation for SFTs: Counterparty credit risk exposure in accordance with Articles 429e(5) and 222 CRR	N/M	N/M
17	Agent transaction exposures	132	127
EU-17a	(Exempted CCP leg of client-cleared SFT exposure)	0	0
18	Total securities financing transaction exposures	158,965	149,903

	Other off-balance sheet exposures
19	Off-balance sheet exposures at gross notional amount	410,781	377,108
20	(Adjustments for conversion to credit equivalent amounts)	(280,624)	(251,688)
21	(General provisions deducted in determining Tier 1 capital and specific provisions associated with off-balance sheet exposures)	(313)	(278)
22	Off-balance sheet exposures	129,843	125,142

	Excluded exposures
EU-22a	(Exposures excluded from the total exposure measure in accordance with point (c) and point (ca) of Article 429a(1) CRR)	N/M	N/M
EU-22b	(Exposures exempted in accordance with point (j) of Article 429a(1) CRR (on and off balance sheet))	N/M	N/M
EU-22c	(Excluded exposures of public development banks (or units) - Public sector investments)	N/M	N/M
EU-22d	(Excluded exposures of public development banks (or units) - Promotional loans)	N/M	N/M
EU-22e	(Excluded passing-through promotional loan exposures by non-public development banks (or units))	N/M	N/M
EU-22f	(Excluded guaranteed parts of exposures arising from export credits)	(10,326)	(8,726)
EU-22g	(Excluded excess collateral deposited at triparty agents)	N/M	N/M
EU-22h	(Excluded CSD related services of CSD/institutions in accordance with point (o) of Article 429a(1) CRR)	N/M	N/M
EU-22i	(Excluded CSD related services of designated institutions in accordance with point (p) of Article 429a(1) CRR)	N/M	N/M

Deutsche Bank	Leverage ratio
Pillar 3 Report as of December 31, 2025	Leverage ratio according to CRR/CRD framework

		a	b
	in € m. (unless stated otherwise)	Dec 31, 2025	Jun 30, 2025
EU-22j	(Reduction of the exposure value of pre-financing or intermediate loans)	(5,238)	(5,188)
EU-22k	(Excluded exposures to shareholders according to Article 429a (1), point (da) CRR)	0	0
EU-22l	(Exposures deducted in accordance with point (q) of Article 429a(1) CRR)	0	0
EU-22m	(Total exempted exposures)	(15,564)	(13,914)

	Capital and total exposure measure
23	Tier 1 capital	60,784.3	60,192.5
24	Total exposure measure	1,327,441	1,276,035

	Leverage ratio
25	Leverage ratio (in %)	4.58%	4.72%
EU-25	Leverage ratio (excluding the impact of the exemption of public sector investments and promotional loans) (%)	4.58%	4.72%
25a	Leverage ratio (excluding the impact of any applicable temporary exemption of central bank reserves) (%)	4.58%	4.72%
26	Regulatory minimum leverage ratio requirement (%)	3.00%	3.00%
EU-26a	Additional own funds requirements to address the risk of excessive leverage (%)	0.10%	0.10%
EU-26b	of which: to be made up of CET1 capital	0.00%	0.00%
27	Leverage ratio buffer requirement (%)	0.75%	0.75%
EU-27a	Overall leverage ratio requirement (%)	3.85%	3.85%

	Choice on transitional arrangements and relevant exposures
EU-27b	Choice on transitional arrangements for the definition of the capital measure	Transitional	Transitional

	Disclosure of mean values
28	Mean of daily values of gross SFT assets, after adjustment for sale accounting transactions and netted of amounts of associated cash payables and cash receivable	188,949	182,878
29	Quarter-end value of gross SFT assets, after adjustment for sale accounting transactions and netted of amounts of associated cash payables and cash receivables	153,174	143,353
30	Total exposure measure (including the impact of any applicable temporary exemption of central bank reserves) incorporating mean values from row 28 of gross SFT assets (after adjustment for sale accounting transactions and netted of amounts of associated cash payables and cash receivables)	1,363,216	1,315,560
30a	Total exposure measure (excluding the impact of any applicable temporary exemption of central bank reserves) incorporating mean values from row 28 of gross SFT assets (after adjustment for sale accounting transactions and netted of amounts of associated cash payables and cash receivables)	1,363,216	1,315,560
31	Leverage ratio (including the impact of any applicable temporary exemption of central bank reserves) incorporating mean values from row 28 of gross SFT assets (after adjustment for sale accounting transactions and netted of amounts of associated cash payables and cash receivables)	4.46%	4.58%
31a	Leverage ratio (excluding the impact of any applicable temporary exemption of central bank reserves) incorporating mean values from row 28 of gross SFT assets (after adjustment for sale accounting transactions and netted of amounts of associated cash payables and cash receivables)	4.46%	4.58%
N/M – Not meaningful

Deutsche Bank	Leverage ratio
Pillar 3 Report as of December 31, 2025	Leverage ratio according to CRR/CRD framework
EU LR3 – LRSpl: Split-up of on balance sheet exposures (excluding derivatives, SFTs and exempted exposures)

		a	a
	in € m. (unless stated otherwise)	Dec 31, 2025	Jun 30, 2025
EU-1	Total on-balance sheet exposures (excluding derivatives, SFTs, and exempted exposures)	921,513	888,482
	of which:
EU-2	Trading book exposures	153,055	157,631
EU-3	Banking book exposures	768,458	730,851
	of which:
EU-4	Covered bonds	0	253
EU-5	Exposures treated as sovereigns	245,697	210,745
EU-6	Exposures to regional governments, MDB, international organizations and PSE, not treated as sovereigns	552	109
EU-7	Institutions	12,669	9,486
EU-8	Secured by mortgages of immovable properties	201,897	206,428
EU-9	Retail exposures	38,068	39,082
EU-10	Corporates	189,141	185,264
EU-11	Exposures in default	12,064	11,619
EU-12	Other exposures (e.g. equity, securitizations, and other non-credit obligation assets)	68,370	67,865
Process used to manage the risk of excessive leverage
Article 451 (1)(d) CRR and EU LRA
The Group Risk Committee is mandated to oversee, control and monitor integrated planning of the Group’s risk profile and capital capacity. The Group Asset and Liability Committee (ALCO) actively manages leverage exposure capacity within the Risk Appetite Framework via a limit setting process to
–Allocate group leverage exposure capacity to businesses
–Support business achievement of strategic performance plans
–Provide a firm basis for achieving the target leverage ratio
–Incentivize businesses to make appropriate decisions on its portfolios, with consideration to asset maturity and encumbrance amongst others
–Maintain risk and leverage exposure discipline
The governance framework ensures that the leverage exposure capacity is carefully decided to reach the Group’s external leverage ratio target and avoids an excessive leverage of the bank and its divisions. The resulting leverage exposure limits include all assets including those inflating the Group’s balance sheet through asset encumbrance. In the case of divisions exceeding its agreed limits, charges are imposed on the division for the excess amount. The limit excess charges are calculated in accordance with the Group-wide limit-setting framework for leverage.
Factors impacting the leverage ratio in the second half of 2025
Article 451 (1)(e) CRR and EU LRA
In the second half of 2025 the leverage exposure increased by € 51.4 billion.
The leverage exposure for the asset items not related to derivatives and SFTs increased by € 34.1 billion. This largely reflects the development of the balance sheet: increases in cash and central bank/interbank balances of € 27.8 billion and in loans by € 5.3 billion were partly offset by decreases in non-derivative trading assets by € 7.4 billion; remaining asset items not outlined separately increased by € 9.0 billion. Furthermore, asset amounts deducted in determining Tier 1 capital are included which decreased by € 0.7 billion mainly driven by the discontinuation of the temporary treatment of unrealized gains and losses measured at fair value through OCI in accordance with Article 468 CRR.
The leverage exposure for securities financing transactions (SFTs) increased by € 9.1 billion, largely in line with the development on the balance sheet.
The leverage exposure related to derivatives increased by € 5.2 billion.
Off-balance sheet leverage exposure increased by € 4.7 billion corresponding to higher notional amounts for lending commitments and guarantees.

Deutsche Bank	Leverage ratio
Pillar 3 Report as of December 31, 2025	Factors that had an impact on the leverage ratio in the second half of 2025
The increase in leverage exposure in the second half of 2025 included a negative foreign exchange impact of
€ 1.9 billion. The effects from foreign exchange rate movements are embedded in the movement of the leverage exposure items discussed in this section.
As of December 31, 2025, Deutsche Bank’s leverage ratio was 4.58%, compared to 4.72% as of June 30, 2025. This takes into account a Tier 1 capital of € 60.8 billion over an applicable exposure measure of € 1,327.4 billion as of December 31,
2025 (€ 60.2 billion and € 1,276.0 billion as of June 30, 2025, respectively).
For the main drivers of the Tier 1 capital development please refer to section “Development and composition of Own
Funds”.

Deutsche Bank	Risk management objectives and policies
Pillar 3 Report as of December 31, 2025	Enterprise and Treasury Risk
Risk management objectives and policies
Enterprise and Treasury Risk
Risk management structure and organization
Article 435 (1)(b) CRR (EU OVA)
Governance principles
The Management Board is responsible for managing Deutsche Bank AG in accordance with the law, the Articles of
Association, and its Terms of Reference.
The Management Board is responsible for ensuring the proper business organization of the Group, which includes appropriate and effective risk management as well as compliance with legal requirements and internal guidelines, along with taking the necessary measures to ensure that adequate internal guidelines are developed and implemented.
The bank’s Code of Conduct is designed to ensure ethical conduct, in accordance with Deutsche Bank’s policies and procedures as well as the laws and regulations that apply to the Group worldwide.
Accountability of senior management is ensured through transparency of its specific position and associated decision-
making authority. Each position requires a separate position description with responsibilities against which individual performance is assessed.
Management committees (i.e. decision-making bodies) are only permitted where true joint decision making is required.
When committees are established, all members are equally accountable for all topics and decisions within the committees’ scope of responsibility.
Risk management principles
Deutsche Bank’s business model inherently involves taking risks. Risks can be of financial or operational nature and include on and off-balance sheet risks. Deutsche Bank’s objective is to create sustainable value in the interests of the company, taking into consideration shareholders, employees and other company-related stakeholders. The risk management framework contributes to this by aligning planned and actual risk taking with risk appetite as expressed by the Management Board, while being in line with available capital and liquidity.
Deutsche Bank’s risk management framework consists of various components, which include the established internal control mechanisms. Principles and standards are set for each component:
–Risk governance structures provide oversight of the Bank’s risk profile against Risk Appetite
–Organizational structures follow the Three Lines of Defense (3LoD) model with a clear definition of roles and responsibilities for all risk types
–The 1st Line of Defense (1st LoD) refers to roles in the Bank whose activities generate risks, whether financial or operational, and who own and are accountable for these risks. The 1st LoD manages these risks within the defined risk appetite, establishes an appropriate risk governance, and adheres to the risk type frameworks defined by the
2nd Line of Defense (2nd LoD)
–The 2nd LoD refers to the roles in the Bank who define the risk management framework for a specific risk type. The
2nd LoD independently assesses and challenges the implementation of the risk type framework and adherence to the risk appetite, and acts as an advisor to the 1st LoD on how to identify, assess and manage risks
–The 3rd Line of Defense (3rd LoD) is Group Audit. This function provides independent and objective assurance on the adequacy of the design, operating effectiveness and efficiency of the risk management system and systems of internal control
–The Management Board-approved risk appetite must be cascaded and adhered to across all dimensions of the Group, with appropriate consequences in the event of a breach
–Risks must be identified and assessed
–Risks must be actively managed including via appropriate risk mitigation and effective internal control systems
–Risks must be measured and reported using accurate, complete and timely data using approved models
–Regular stress tests must be performed against adverse scenarios and appropriate crisis response planning must be established
The Group promotes a strong risk culture where every employee must fully understand and take a holistic view of the risks which could result from their actions, understand the consequences and manage them appropriately against the

Deutsche Bank	Risk management objectives and policies
Pillar 3 Report as of December 31, 2025	Enterprise and Treasury Risk
risk appetite of the bank. The bank expects employees to exhibit behaviors that support a strong risk culture in line with the bank’s Code of Conduct. To promote this, Deutsche Bank’s policies require that risks taken (including against risk appetite) must be taken into account during the bank’s performance assessment and compensation processes. This expectation continues to be reinforced through communications campaigns and mandatory training courses for all DB employees. In addition, Management Board members and senior management frequently communicate the importance of a strong risk culture to support a consistent tone from the top.
Risk governance
Deutsche Bank’s operations throughout the world are regulated and supervised by relevant authorities in each of the jurisdictions in which the bank conducts business. Such regulation focuses on licensing, capital adequacy, liquidity, risk concentration, conduct of business as well as organizational and reporting requirements. The European Central Bank
(ECB) in connection with the competent authorities of EU countries which joined the Single Supervisory Mechanism via the Joint Supervisory Team act in cooperation as Deutsche Bank’s primary supervisors to monitor the bank’s compliance with the German Banking Act and other applicable laws and regulations.
Several layers of management provide cohesive risk governance:
Deutsche Bank’s Supervisory Board is informed regularly on the risk situation, risk management and risk controlling, including reputational risk related items as well as material litigation cases. It has formed various committees to handle specific topics as outlined below.
–At the meetings of the Risk Committee, the Management Board reports on current and forward-looking risk exposures, portfolios, on risk appetite and strategy and on matters deemed relevant for the assessment and oversight of the risk situation of Deutsche Bank, including material legal and reputational risks; it also reports on loans requiring a Supervisory Board resolution pursuant to law or the Articles of Association; the Risk Committee oversees that the
Management Board has in place processes to promote the adherence of Deutsche Bank AG to the applicable risk policies and regulations, also covering legal and reputational risks; the Risk Committee advises on issues related to the overall risk appetite, aggregate risk position and the risk strategy and keeps the Supervisory Board informed of its activities
–The Audit Committee, among other matters, supports the Supervisory Board in monitoring the effectiveness of the risk management system, particularly of the internal control system including the compliance management system as well as sustainability-related issues and the internal audit system; it also monitors the Management Board’s remediation of deficiencies identified
The Management Board established the Group Risk Committee as the central forum for review and decision on material risk and capital-related topics. The Group Risk Committee has various duties and dedicated authority, including approval of new or changed material risk and capital models and review of the inventory of risks, high-level risk portfolios, risk exposure developments, and internal and regulatory Group-wide stress testing results and approval of resource limits, endorsed by the Group Asset & Liability Committee, for Total Capital Demand, Leverage Exposure and Economic Capital
Demand. In addition, the Group Risk Committee reviews and recommends items for Management Board approval, such as key risk management principles, the Group risk appetite statement, the Group recovery plan and the contingency funding plan, over-arching risk appetite parameters, and recovery and escalation indicators. The Group Risk Committee also supports the Management Board during Group-wide risk and capital planning processes.
The Group Reputational Risk Committee has been established by the Management Board with the responsibility to review, decide and manage all transactions, client relationships or other primary reputational risk matters escalated in line with the underlying reputational risk policies and framework, including from the Regional Reputational Risk
Committees.
The Financial Resource Management Council is an ad-hoc governance body, chaired by the Chief Financial Officer and the Chief Risk Officer, with delegated authority from the Management Board, to oversee financial crisis management at the bank. The Financial Resource Management Council provides a single forum to oversee execution of both the contingency funding plan and the Group recovery plan. The council recommends mitigating actions to be taken in a time of anticipated or actual capital or liquidity stress. Specifically, the Financial Resource Management Council is tasked with analyzing the bank’s capital and liquidity position, in anticipation of a stress scenario recommending proposals for capital and liquidity related matters and overseeing the execution of decisions.
The Group Asset & Liability Committee has been established by the Management Board. Its mandate is to optimize the sourcing and deployment of the bank’s balance sheet and financial resources within the overarching risk appetite set by the Management Board.
Deutsche Bank’s Chief Risk Officer, who is a member of the Management Board, has Group-wide, supra-divisional responsibility for establishing a risk management framework with appropriate identification, measurement, monitoring,

Deutsche Bank	Risk management objectives and policies
Pillar 3 Report as of December 31, 2025	Enterprise and Treasury Risk
mitigation and reporting of liquidity, credit, market, enterprise, model and operational risks. However, frameworks for certain risks are established by other functions as per the business allocation plan.
The Chief Risk Officer has direct management responsibility for the Chief Risk Office function. Risk management and control duties in the Chief Risk Office function are generally assigned to specialized risk management units focusing on the management of specific risk types, risks within a specific business or risks in a specific region.
These specialized risk management units generally handle the following core tasks:
–Foster consistency with the risk appetite set by the Management Board and applied to business divisions and their business units
–Determine and implement risk and capital management policies, procedures and methodologies that are appropriate to the businesses within each division
–Establish and approve risk limits
–Conduct periodic portfolio reviews to keep the portfolio of risks within acceptable parameters
–Develop and implement risk and capital management infrastructures and systems that are appropriate for each division.
Risk committee and number of meetings
Article 435 (2)(d) CRR (EU OVB)
Dedicated risk committees are in place both to support the Supervisory Board (the Risk Committee of the Supervisory
Board) as well as the Management Board (the Group Risk Committee).
In 2025, the Risk Committee of the Supervisory Board held eight meetings - four in person, three in hybrid format, and one via video conference. Two of the meetings were joint sessions with the Compensation Control Committee..
The Group Risk Committee held 27 meetings in 2025.
Risk management strategies and processes
Article 435 (1)(a) CRR (EU OVA)
Enterprise risk relates to the potential losses or adverse consequences from strategic risk and unduly portfolio concentrations on an enterprise level:
–Strategic risk is the risk of a shortfall in earnings (excluding other material risks) due to incorrect business plans (owing to flawed assumptions), ineffective plan execution or a lack of responsiveness to material plan deviations
–Portfolio concentration risk is the risk of exposures to common drivers, including on a country, industry or asset class basis
–
Treasury risk relates to the structural balance sheet risks inherent to the banking activities, including interrelated risks such as liquidity & funding risk, and capital risk:
–Capital risk is the risk that Deutsche Bank has an insufficient level or composition of capital supply to support its current and planned business activities and associated risks during normal and stressed conditions
–Liquidity & funding risk relates to the risk that Deutsche Bank is unable to meet its payment obligations as they fall due or can only meet its obligations at an excessive cost; for more detailed information please refer to the Liquidity
Risk section of this report
–
The Enterprise & Treasury Risk Management (ETRM) function establishes strategies and processes to manage enterprise and treasury risks. This includes inter alia the establishment of an appropriate risk governance, setting of a risk appetite and risk measurement and reporting. ETRM also acts as the risk controlling function for credit risk including frameworks, risk appetite, reporting and portfolio analytics, as well as model monitoring.
Enterprise & Treasury Risk Management is also responsible for defining a bank-wide framework for risk management, integrating and aggregating risks to provide greater enterprise risk transparency and support decision making, commissioning forward-looking stress tests and managing group recovery plans.
The stress test framework defined by Enterprise & Treasury Risk Management satisfies internal as well as external stress test requirements. The internal stress tests are based on in-house developed methods and inform a variety of risk management use cases (risk type specific as well as cross risk). Internal stress tests form an integral part of Deutsche
Bank’s risk management framework, complementing traditional risk measures. The cross-risk stress test framework, the
Group Wide Stress Test (GWST), serves a variety of bank management processes, in particular the strategic planning

Deutsche Bank	Risk management objectives and policies
Pillar 3 Report as of December 31, 2025	Enterprise and Treasury Risk
process, the ICAAP, the risk appetite framework and capital allocation. Capital plan stress testing is performed to assess the resilience of the bank’s capital plan in adverse circumstances and to demonstrate a clear link between risk appetite, business strategy, capital plan and stress testing. The time-horizon of internal stress tests is between one and five years, depending on the use-case and scenario assumptions. In addition to the internal stress test approach, regulatory stress tests, e.g. the EBA stress test and the US-based CCAR (Comprehensive Capital Analysis and Review) stress tests are performed which strictly follow the processes and methodologies prescribed by the regulatory authorities.
Deutsche Bank’s internal stress tests are performed on a regular basis to assess the impact of a severe economic downturn as well as adverse bank-specific events on the bank’s risk profile and financial position. The stress test framework comprises regular, sensitivity-based and scenario-based approaches addressing different severities and is aligned to increased geopolitical uncertainties. The Group includes all material risk types in its stress testing activities.
These activities are complemented by portfolio- and country-specific downside analysis as well as further regulatory requirements, such as reverse stress tests and additional stress tests requested by the regulators at group or legal entity level. The results of the stress tests also inform the bank’s recovery planning. The bank’s methodologies undergo regular scrutiny from Deutsche Bank’s internal validation team (Model Risk Management) to ensure they correctly capture the impact of a given stress scenario.
Scope and nature of risk measurement and reporting systems
Article 435 (1)(c), Article 435 (2)(e) CRR (EU OVA)
Overview
Deutsche Bank’s risk measurement systems support regulatory reporting and external disclosures, as well as internal management reporting across all risk types. The risk infrastructure incorporates the relevant legal entities and business divisions and provides the basis for reporting on risk positions, capital adequacy and limits, thresholds, or targets utilization to the relevant functions on a regular and ad-hoc basis. Established units within the CFO and CRO function assume responsibility for measurement, analysis and reporting of risk while promoting sufficient quality and integrity of risk-related data and consider, where relevant, the principles for effective risk data aggregation and risk reporting as per the Basel Committee on Banking Supervision's regulation number 239 (“BCBS 239”). The Group’s risk management systems are reviewed by Group Audit following a risk-based audit approach.
Deutsche Bank’s reporting is an integral part of Deutsche Bank’s risk management framework and as such aligns with the organizational setup by delivering consistent information on Group level and for material legal entities as well as breakdowns by risk types, business division and material business units.
The following principles guide Deutsche Bank’s risk measurement and reporting practices:
–Deutsche Bank monitors risks taken against risk appetite and risk-reward considerations on various levels across the
Group, e.g. Group, business divisions, material business units, material legal entities, risk types, material asset classes, portfolio and counterparty levels
–Risk reporting is required to be accurate, clear, useful and complete and must convey reconciled and validated risk data to communicate information in a concise manner to ensure, across material Financial and Non-Financial Risks, the bank’s risk profile is clearly understood
–Senior risk committees, such as the Group Risk Committee, as well as the Management Board who are responsible for risk and capital management receive regular reporting (as well as ad-hoc reporting as required)
–Dedicated teams within Deutsche Bank proactively manage material financial and non-financial risks and must ensure that required management information is in place to enable proactive identification and management of risks and avoid undue concentrations within a specific risk type and across risks (cross-risk view)
In applying the previously mentioned principles, Deutsche Bank maintains a common basis for all risk reports and aims to minimize segregated reporting efforts to allow Deutsche Bank to provide consistent information, which only differs by granularity and audience focus.
Key risk metrics
The Bank identifies a large number of metrics within its risk measurement systems which support regulatory reporting and external disclosures, as well as internal management reporting across risks and for material risk types. Deutsche Bank designates a subset of those as “Key Risk Metrics” that represent the most critical ones for which the Bank places an appetite, limit, threshold or target at Group level and / or are reported routinely to senior management for discussion or decision making. The identified Key Risk Metrics include Capital Adequacy and Liquidity metrics; further details can be found in the section “Key risk metrics”.

Deutsche Bank	Risk management objectives and policies
Pillar 3 Report as of December 31, 2025	Enterprise and Treasury Risk
Key Risk Reports
While a large number of reports are used across the Bank, Deutsche Bank designates a subset of these as “Key Risk
Reports” that are critical to support Deutsche Bank’s Risk Management Framework through the provision of risk information to senior management and therefore enable the relevant governing bodies to monitor, steer and control the
Bank’s risk taking activities effectively. To ensure that Key Risk Reports meet recipients’ requirements, report producing functions regularly check whether the Key Risk Reports are clear and useful.
The main reports on risk and capital management that are used to provide Deutsche Bank’s central governance bodies with information relating to the Group risk profile are the following:
–The monthly Risk and Capital Profile report is a Cross-Risk report, provides a comprehensive view of Deutsche Bank’s risk profile and is used to inform the the Group Risk Committee as well as the Management Board and subsequently the Risk Committee of the Supervisory Board; the Risk and Capital Profile includes risk type-specific and Business-
aligned overviews and Enterprise-wide risk topics; it also includes updates on Key Group Risk Appetite Metrics and other Key Portfolio Risk Type Control Metrics as well as updates on Key Risk Developments, highlighting areas of particular interest with updates on corresponding risk management strategies
–The Weekly Risk Report is a weekly briefing covering high-level topical issues across key risk areas and is submitted every Friday to the Members of the Group Risk Committee and the Management Board and subsequently to the
Members of the Risk Committee of the Supervisory Board; the Weekly Risk Report is characterized by the ad-hoc nature of its commentary as well as coverage of themes and focuses on more volatile risk metrics
–Deutsche Bank runs several Group-wide macroeconomic stress tests. A monthly Risk Appetite scenario serves the purpose to set and regularly monitor the bank’s stress loss appetite; in addition, there are topical scenarios which are presented to senior management up to the Management Board if deemed necessary; the stressed key performance indicators are benchmarked against the Group Risk Appetite thresholds.
While the above reports are used at a Group level to monitor and review the risk profile of Deutsche Bank holistically, there are other, supplementing standard and ad-hoc management reports, including for risk types or focus portfolios, which are used to monitor and control the risk profile.
Policies for hedging and mitigating risk
Article 435 (1)(d) CRR (EU OVA)
The bank utilizes a variety of risk mitigation techniques to manage financial and non-financial risk exposures. More detailed risk type specific considerations can be found in the following chapters.
Concise risk statement approved by the board
Article 435 (1)(f) CRR (EU OVA & EU LIQA)
Deutsche Bank’s Management Board approves, for the purpose of Article 435 CRR, this concise risk statement succinctly describing the institution's overall risk profile associated with the business strategy.
The Group’s business model inherently involves taking risks. Risk types as reflected in the risk type taxonomy include credit risk, market risk, treasury risk, enterprise risk, model risk, reputational risk and operational risk.
The risk management framework aims to align the bank’s planned and actual risk taking with the risk appetite as expressed by the Management Board, while being in line with the bank’s available capital and liquidity. Deutsche Bank’s risk management framework consists of various components including risk governance, risk organization, risk culture, risk appetite, strategy & planning, risk identification & assessment, mitigation & controls, risk measurement & reporting, stress planning & execution.
Risk appetite is an integral element in the business planning processes via the bank’s risk strategy and plan, to promote the appropriate alignment of risk, capital and performance targets, while at the same time considering risk capacity and appetite constraints from both financial and non-financial risks. Compliance of the plan with risk appetite and capacity is also tested under stressed market conditions. Top-down risk appetite serves as the limit for risk-taking for the bottom-up planning from the business functions.
The table below shows Deutsche Bank’s overall risk position as measured by the economic capital demand calculated for the dates specified. Deutsche Bank’s overall economic risk position also considers diversification benefits across risk types.

Deutsche Bank	Risk management objectives and policies
Pillar 3 Report as of December 31, 2025	Concise risk statement approved by the board
Risk profile of Deutsche Bank’s business divisions as measured by economic capital

	Dec 31, 2025
in € m. (unless stated otherwise)	Corporate Bank	Investment Bank	Private Bank	Asset Management	Corporate & Other	Total	Total (in %)
Credit risk	3,720	4,650	2,255	45	2,725	13,395	51
Market risk	507	2,004	789	316	6,354	9,970	38
Operational risk	821	1,390	1,187	393	1,168	4,960	19
Strategic risk	0	0	0	0	1,980	1,980	8
Diversification benefit¹	(780)	(1,339)	(863)	(238)	(1,013)	(4,234)	(16)
Total EC	4,269	6,706	3,368	516	11,213	26,071	100
Total EC in %	16	26	13	2	43	100	N/M
1 Diversification benefit across credit, market, operational and strategic risk
Deutsche Bank’s mix of business activities results in diverse risk-taking. The Group measures key risks inherent to the respective business models (credit, market, operational and strategic risk) through the economic capital metric, which captures the business segment’s risk profile and considers cross-risk effects at Group level.
Corporate Bank’s risk profile mainly arises from the products and services offered in Corporate Treasury Services
(including Trade Finance, Lending and Corporate Cash Management), Strategic Corporate Lending and Business Banking.
Economic capital demand in these segments arises largely from credit risk.
Investment Bank’s risk profile is dominated by its financing and trading activities, which give rise to all major risk types.
Credit risk in the Investment Bank is broadly distributed across business units but most prominent in Fixed Income &
Currencies and Leveraged Debt Capital Markets. Market risk arises mainly from trading and market making activities.
Private Bank’s risk profile comprises credit risks from business with German and international retail clients, business clients and wealth management clients as well as non-trading market risks mainly from modeling of client deposits.
Asset Management, as a fiduciary asset manager, invests money on behalf of clients. As such, the main risk drivers are of operational nature. The economic capital demand for market risk is mainly driven by non-trading market risks, which arise from guaranteed products and co-investments in the funds.
Corporate & Other’s risk profile embeds a range of different risk drivers including those pertaining to Treasury, certain corporate items, and legacy portfolios. The economic capital demand mainly comprises non-trading market risk from interest rate risk in Treasury, structural foreign exchange risk and equity compensation risk, credit risk from Treasury’s investments, strategic risk from tax-related risks and software asset risks and operational risk from legacy portfolios.
The table below shows the results of the bank’s stressed Net Liquidity Position (sNLP) under various scenarios. The sNLP is an internal liquidity risk management tool.
Global All Currency Daily Stress Testing Results

	Dec 31, 2025			Dec 31, 2024
in € bn.	Funding Gap[1]	Gap Closure[2]	Net Liquidity Position	Funding Gap[1]	Gap Closure[2]	Net Liquidity Position
Systemic market risk	187	306	119	208	265	56
1 notch downgrade (DB specific)	39	215	176	34	174	140
Severe downgrade (DB specific)	107	235	128	142	241	99
Combined³	231	325	94	216	275	59
1Funding gap caused by impaired rollover of liabilities and other projected outflows
2Based on liquidity generation through Liquidity Reserves and other business mitigants
3Combined impact of systemic market risk and severe downgrade
As part of the stress testing and scenario analysis the business portfolios are categorized under various liquidity risk drivers and appropriate models are defined for each of the liquidity risk drivers to arrive at the above results. The
Corporate Bank and Private Bank are primarily loan and deposit businesses, which on a net basis generate liquidity for
Deutsche Bank due to their surplus deposits, i.e. in excess of their loan portfolios. This surplus liquidity is passed to Group
Treasury. The Investment Bank by contrast is a net consumer of liquidity, predominantly due to its large loan and securities portfolios, and borrows from Group Treasury. The Investment Bank holds a portion of its liquid securities unencumbered as part of Deutsche Bank’s liquidity reserves. Group Treasury raises funding primarily from long-term debt issuance, participation in central bank money market operations as well as short-term wholesale deposits. Group
Treasury holds Deutsche Bank’s liquidity reserves in the form of Central Bank cash and a highly liquid unencumbered securities portfolio.
Additional key risk ratios and figures are included in EU KM1, EU KM2, EU OVC and the various risk type specific sections.

Deutsche Bank	Risk management objectives and policies
Pillar 3 Report as of December 31, 2025	Concise risk statement approved by the board
Information on capital and risk measurement is based on the principles of consolidation. Intragroup transactions and transactions with related parties do not have any material impact on the Group’s capital risk profile. For the Bank’s consolidated LCR, NSFR (Pillar 1) and sNLP (Pillar 2), available surplus that resides in entities with restriction to transfer liquidity to other group entities, for example due to regulatory lending requirements, is considered to be trapped and as such not counted in the calculation of the consolidated group liquidity surplus.

Deutsche Bank	Risk management objectives and policies
Pillar 3 Report as of December 31, 2025	Concise risk statement approved by the board
Credit risk and credit risk mitigation
General qualitative information on credit risk
Credit risk management strategies and processes
Article 435 (1)(a) CRR (EU OVA & EU CRA)
Credit risk arises from all transactions where actual, contingent or potential claims against any counterparty, borrower, obligor or issuer (which Deutsche Bank refers to collectively as “counterparties”) exist, including those claims that
Deutsche Bank plans to distribute. It captures the risk of loss because of a deterioration of a counterparty’s creditworthiness or the failure of a counterparty to meet the terms of any contract with DB Group or otherwise performed as agreed.
Based on the Risk Type Taxonomy, credit risk is grouped into four material categories, namely default/migration risk, transaction/settlement risk (exposure risk), mitigation risk and concentration risk. This is complemented by a regular risk identification and materiality assessment.
–Default/migration risk as the main element of credit risk, is the risk that a counterparty defaults on its payment obligations or experiences material credit quality deterioration increasing the likelihood of a default
–Transaction/settlement risk (exposure risk) is the risk that arises from any existing, contingent or potential future positive exposure
–Mitigation risk is the risk of higher losses due to risk mitigation measures not performing as anticipated
–Credit concentration risk is the risk of an adverse development in a specific single counterparty, country, industry or product leading to a disproportionate deterioration in the risk profile of Deutsche Bank’s credit exposures to that counterparty, country, industry or product
An appropriate set of credit metrics is used to properly monitor Deutsche Bank Group’s Credit Risk:
To manage counterparties and portfolios the Bank uses gross/ net credit limits and other credit exposure metrics. Where deemed appropriate, additional risk metrics (Probability of Default (PD), Excepted Loss (EL), Loss Given Default (LGD),
loan loss provisions) are applied and related capital consumption (EC, RWA) as well as risk/ reward are referenced.
Enhanced focus is put on balance sheet consumption and stress losses.
The management of Credit Risk follows clearly defined and documented credit processes.
Key elements are:
–deriving a credit rating for the counterparties
–approving individual counterparty credit limits with the required credit authority
–setting credit limits for certain counterparties or portfolios, the latter in line with the allocated risk appetite also ensuring adequate limit/ exposure reflection in risk systems
–deciding on the requirement for credit risk mitigation (including collateral and risk transfer)
–monitoring of the credit exposures on a counterparty level; monitoring on a portfolio level including specific stress testing to ensure adherence to the allocated risk appetite (in addition to the tasks of the independent Risk Control function)
–managing higher risk counterparties via watchlist process and transfer to Workout Units
–proactively managing concentration risks and identifying quality trends to adhere to the allocated risk appetite.
The credit rating is an essential part of Deutsche Bank’s credit process and builds – amongst others – the basis for maximum credit limit determination on a borrower level and adequate pricing of the transaction and credit decision. The bank performs an appropriate risk assessment of all borrowers and the associated exposure on at least an annual basis.
Ongoing active monitoring and management of individual credit risk positions is an integral part of credit risk management and is regarded as the responsibility of all functions being part of the credit process. A credit rating is a prerequisite for any credit limit established approved. For each credit rating the appropriate rating approach has to be applied and the derived credit rating has to be established in the relevant systems. Different rating approaches have been established to best reflect the specific characteristics of exposure classes, including specific product types, central governments and central banks, institutions, corporates and retail.

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General qualitative information on credit risk
Counterparties in the bank’s non-homogenous portfolios are rated by Deutsche Bank’s independent Credit Risk
Management function. Country risk ratings are provided by Enterprise and Treasury Risk Management Risk Research.
Deutsche Bank’s rating analysis is based on a combination of qualitative and quantitative factors. When rating a counterparty Deutsche Bank applies in-house assessment methodologies as well as the bank’s 21-grade rating scale.
Deutsche Bank measures risk-weighted assets to determine the regulatory capital demand for credit risk using
“advanced”, “foundation” and “standard” approaches of which “advanced” and “foundation” are approved by the bank’s regulator.
The advanced Internal Ratings Based Approach (IRBA) is the most sophisticated approach available under the regulatory framework for credit risk and allows Deutsche Bank to make use of the bank’s internal credit rating models as well as internal estimates of specific further risk parameters. These methods and parameters represent long-used key components of the internal risk measurement and management process supporting the credit approval process, the economic capital and expected loss calculation and the internal monitoring and reporting of credit risk. The relevant parameters include the PD, LGD and the maturity (M) driving the regulatory risk-weight and the credit conversion factor
(CCF) as part of the regulatory exposure at default (EAD) estimation. For the majority of derivative counterparty exposures as well as securities financing transactions (SFT), Deutsche Bank makes use of the internal model method
(IMM) in accordance with the CRR in order to calculate EAD. For most of the bank’s internal rating systems more than seven years of historical information is available to assess these parameters. Deutsche Bank’s internal rating methodologies aim at point-in-time rather than a through-the-cycle rating, but in line with regulatory solvency requirements, they are calibrated based on long-term averages of observed default rates.
The foundation IRBA is an approach available under the regulatory framework for credit risk allowing institutions to make use of their internal rating methodologies while using pre-defined regulatory values for all other risk parameters.
Parameters subject to internal estimates include the PD while the LGD and the CCF are defined in the regulatory framework. Foundation IRBA is applied mandatorily for some exposure classes since introduction of CRR3 and some exposures stemming from ex-Postbank.
Deutsche Bank applies the standardized approach to a subset of the bank’s credit risk exposures. The standardized approach measures credit risk either pursuant to fixed risk weights, which are predefined by the regulator, or through the application of external ratings. Deutsche Bank assigns certain credit exposures permanently to the standardized approach. Exposures to central governments or central banks make up the majority of the exposures carried in the standardized approach and receive predominantly a risk weight of zero percent. Sovereign exposures that were treated under IRBA previously have been moved to standardized approach under art. 494d CRR in 2025. For internal purposes, however, these exposures are subject to an internal credit assessment and fully integrated in the risk management and economic capital processes.
In addition to the above-described regulatory capital demand, Deutsche Bank determines the internal capital demand for credit risk via an economic capital model.
Deutsche Bank calculates economic capital for the default risk, country risk and settlement risk as elements of credit risk.
In line with the bank’s economic capital framework, economic capital for credit risk is set at a level to absorb with a probability of 99.9% very severe aggregate unexpected losses within one year. Deutsche Bank’s economic capital for credit risk is derived from the loss distribution of a portfolio via Monte Carlo Simulation of correlated rating migrations.
The loss distribution is modeled in two steps. First, individual credit exposures are specified based on parameters for the probability of default, exposure at default and loss given default. In a second step, the probability of joint defaults is modeled through the introduction of economic factors, which correspond to geographic regions and industries. The simulation of portfolio losses is then performed by an internally developed model, which takes rating migration and maturity effects into account. Effects due to wrong-way derivatives risk (i.e., the credit exposure of a derivative in the default case is higher than in non-default scenarios) are modeled by applying the bank’s own alpha factor when deriving the exposure at default for derivatives and securities financing transactions under the CRR. Deutsche Bank allocates expected losses and economic capital derived from loss distributions down to transaction level to enable management on transaction, customer and business level.
In determining the credit limit for a counterparty, Deutsche Bank considers the counterparty’s credit quality by reference to its internal credit rating. Credit limits and credit exposures are both measured on a gross and net basis where net is derived by deducting hedges and certain collateral from respective gross figures. For derivatives, Deutsche Bank looks at current market values and the potential future exposure over the relevant time horizon which is based upon the bank’s legal agreements with the counterparty. Deutsche Bank also takes into consideration the risk-return characteristics of individual transactions and portfolios. Risk-return metrics explain the development of client revenues as well as capital consumption.

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General qualitative information on credit risk
Credit risk management structure and organization
Article 435 (1)(b) CRR EU OVA & EU CRA
Deutsche Bank manages its credit risk using the following principles:
–Credit Risk is only accepted:
–for adopted clients
–after completed proper due diligence involving the Business as 1st LoD
–for explicitly approved businesses, products and locations; new, products and changes to existing products having been assessed within the Group’s Product Lifecycle Policy
–if a Rating has been assigned in line with agreed and approved processes
–if all credit relevant exposures are correctly reflected in the relevant risk systems
–if plans for an orderly termination of the risk positions have been considered
–Credit Risk is assumed within the applicable risk appetite
–Profit & Loss responsibility for credit exposures is kept and remains with the sponsoring Corporate Division
–Risk taken needs to be adequately compensated
–Risk must be continuously monitored and managed across 1LoD and CRM / "Marktfolge" as well as 2LoD
–Credit standards are applied consistently across all Units in order to maintain a favorable risk profile in line with the risk appetite
–Collateral or other risk mitigating, hedging or rating transfer instruments which can be an alternative source of repayment do not substitute for underwriting standards and a thorough assessment of the debt service ability of the counterparty has to be performed during the credit process
–Deutsche Bank strives to adequately secure, guarantee or hedge outright cash risk and longer tenor exposures with acceptable remuneration. This approach does usually not include lower risk short-term transactions and facilities supporting specific trade finance or other lower risk products where the margin allows for adequate loss coverage
–Deutsche Bank measures and consolidates globally all exposure and facilities to the same obligor. A Key Contact
Person (KCP) within a Credit Team is assigned to each group of connected clients (Obligor) to globally co-ordinate the
Credit Risk process for the respective Obligor
–Deutsche Bank has established within Credit Risk Management – where appropriate – specialized teams for deriving internal client ratings, analyzing and approving transactions or covering workout clients; for transaction approval purposes, structured credit risk management teams are aligned to the respective lending business areas to ascertain adequate product expertise
–Where required, Deutsche Bank has established processes to manage credit exposures at a legal entity level
–To meet the requirements of Article 190 CRR, DB Group has allocated the various control requirements for the credit processes to units / role holders that are best suited to perform such controls
The model change process and the relevant governance bodies are described in the chapter “Role of the function in the credit risk model process, scope and main content of credit risk models”.
Climate and environmental risks are integrated across the different stages of the credit lifecycle including transaction approval / client onboarding, risk classification and credit ratings, portfolio analysis and monitoring and, collateral valuation.
Climate and environmental risks are incorporated into the credit approval process for corporate clients via enhanced due diligence requirements. New loan requests (defined as increments, renewals/tenor extensions) above selected tenor and rating-based thresholds to corporate clients in high-carbon intensive sectors as well as those in sectors vulnerable to climate-physical and nature (or “other environmental”) risks require dedicated climate risk assessment from the front office and review by Credit Risk Management. More information on additional controls and processes around the appetite and management of environmental risks in the bank’s lending portfolio are reported in the following sections of this chapter.
Scope and nature of credit risk measurement and reporting systems
Article 435 (1)(c) CRR (EU OVA & EU CRA)
Both credit and non-credit risk measurement systems support credit risk related management reporting and provide the basis for reporting on credit risk positions and utilization under established limits to relevant stakeholders on a regular and ad-hoc basis. Established units within the Chief Risk Officer function assume responsibility for measurement, analysis and reporting of risk while promoting sufficient quality and integrity of credit risk-related data.
The main reports on credit risk that are used to provide stakeholders with information relating to the group credit risk profile are the following:

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General qualitative information on credit risk
–The Key Risk Report focused on credit risk is the credit risk appetite & Portfolio Management Report, issued monthly;
this Key Risk Report holistically covers credit risk across Deutsche Bank Group; it has been established to monitor and promote discussion on qualitative and quantitative credit portfolio developments and the current macroeconomic environment including market trends and events; the material typically covers key credit risk themes, the credit portfolio risk profile, credit portfolio appetite, informs on potential counterparty and portfolio concentrations, provides information on the development of financial resources such as credit risk RWA and credit risk economic capital including stress testing, updates on credit portfolio risk mitigation across the banking and trading book positions and wrong way risk as well as the development and outlook of Credit Loss Provisions (CLP)
–The Weekly Credit Risk Wrap, a summary that provides an update of latest credit risk developments over the week, including recent news, CLP, and underwriting pipeline trends
While the above reports are used at a Group level to monitor and review the credit risk profile of Deutsche Bank holistically, there are other, supplementing standard and ad-hoc management reports, including for sub- and focus portfolios, asset classes as well as legal entities, which are used to monitor and control the risk profile. Fully automated credit portfolio overview reports can be also utilized and show, for the selected portfolio scope, key credit risk metrics and various portfolio splits, such as top movers by product classification, tenor and country. In addition, credit risk feeds information into the bank’s cross risk reports as outlined earlier.
Policies for hedging and mitigating credit risk
Article 435 (1)(d) CRR (EU OVA & EU CRA)
Deutsche Bank has regulated the acceptance, valuation and management of risk mitigating and hedging instruments in a framework of approved global, local and product or business specific documents which determine the bank´s standards and consider legal and regulatory requirements. Tasks, responsibilities and respective authorities are dedicated here while the processes are executed mainly decentralized or locally or in specific teams with delegated tasks.
Under the framework of the “Principles for Managing Credit Risk” as well as the “Policy for Managing Credit Risk” the bank´s main respective documents for hedging and mitigating credit risk are:
–The Global Collateral Management Guide (for Banking Book Collateral)
–The Global Collateral Guideline (for Derivatives and Securities Financing Transactions)
–Mandated Hedge Guidance for CPM Framework
–Leveraged and Hedge Funds Process Guide - CRO CRM
supplemented by divisional credit policies and process guides and a comprehensive regime of local, divisional and business specific collateral management and valuation procedures, directives and manuals. All these regulations are reviewed, updated and approved at least annually and distributed to the relevant staff as well as accessible on the bank´s
Policy Portal.
Article 431 (5) CRR
Deutsche Bank Group, if requested, provides explanations of rating decisions to small and medium entities and other corporates.
Definitions of past due and impairment
Article 442 (a) CRR (EU CRB)
Exposures are considered to be past due if contractually agreed payments of principal and/or interest remain unpaid by the borrower, except if those are acquired through consolidation. The latter are considered to be past due if payments of principal and/or interest, which were expected at a certain payment date at the time of the initial consolidation of the loans, are unpaid by the borrower.
The Group has aligned its definition of “credit impaired” under IFRS 9 to the default definition as per Art. 178 of the
Capital Requirements Regulation for regulatory purposes. As a consequence, credit impaired financial assets (or Stage 3 financial assets) consist of two types of defaulted financial assets: financial assets where the Group expects an impairment loss and the amount is reflected in the allowance for credit losses and financial assets, where the Group does not expect an impairment loss (e.g., due to high quality collateral or sufficient expected future cash flows following thorough due diligence).

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General qualitative information on credit risk
Credit risk adjustments
Article 442 (b) CRR (EU CRB)
The determination of impairment losses and allowances is based on the expected credit loss model under IFRS 9, where allowances for loan losses are recorded upon initial recognition of the financial asset, based on expectations of potential credit losses at the time of initial recognition.
The impairment requirements of IFRS 9 apply to all credit exposures that are measured at amortized cost or fair value through other comprehensive income and to off balance sheet lending commitments, such as loan commitments and financial guarantees. For purposes of the Group’s impairment approach, the bank refers to these instruments as financial assets.
The Group determines its allowance for credit losses in accordance with IFRS 9 as follows:
–Stage 1 reflects financial instruments where it is assumed that credit risk has not increased significantly after initial recognition
–Stage 2 contains all financial assets, that are not defaulted, but have experienced a significant increase in credit risk since initial recognition
–Stage 3 consists of financial assets of clients which are defaulted in accordance with Deutsche Bank’s policies on regulatory default, which are based on the Capital Requirements Regulation (CRR) under Art. 178; the Group defines these financial assets as impaired, non-performing and defaulted
–Significant increase in credit risk is determined using quantitative and qualitative information based on the Group’s historical experience, credit risk assessment and forward-looking information
–Purchased or Originated Credit Impaired (POCI) financial assets are assets where at the time of initial recognition there is objective evidence of impairment
The IFRS 9 impairment approach is an integral part of the Group’s Credit Risk Management procedures. The estimation of expected credit losses (ECL’s) is either performed via the automated, parameter based ECL calculation using the Group’s
ECL model or determined by Credit Officers. In both cases, the calculation takes place for each financial asset individually. Similarly, the determination of the need to transfer between stages is made on an individual asset basis. The
Group’s ECL model is used to calculate the allowance for credit losses for all financial assets in Stage 1 and Stage 2, as well as for Stage 3 in the homogeneous portfolio (i.e. retail and small business loans with similar credit risk characteristics). For financial assets in the bank’s non-homogeneous portfolio in Stage 3 and for POCI assets, the allowance for credit losses is determined by Credit Officers.
The Group uses three main components to measure ECL. These are PD, LGD and EAD. The Group leverages existing parameters used for determination of capital demand under the Basel Internal Ratings Based Approach and internal risk management practices as much as possible to calculate ECL. These parameters are adjusted where necessary to comply with IFRS 9 requirements (e.g. use of point in time ratings and removal of downturn add-ons in the regulatory parameters). Incorporating forecasts of future economic conditions into the measurement of expected credit losses influences the allowance for credit losses. In order to calculate lifetime expected credit losses, the Group’s calculation derives the corresponding lifetime PDs from migration matrices that reflect economic forecasts.
General quantitative information on credit risk
Residual maturity breakdown of credit exposure
Article 442 (g) CRR
Table EU CR1-A provides the net credit exposures by maturities and exposure classes. The exposure amount includes on-
balance sheet items, whereby the net exposure value is calculated by deducting credit risk adjustments from its gross carrying amount. The net exposure is split into the below 5 categories based on the residual contractual maturity of the instrument.
–On demand: where the counterparty has a choice of when the amount is repaid
–Bucketing remaining maturity: 0 to 1 year, 1 to 5 years, and more than 5 years
–No stated maturity: where an exposure has no stated maturity for reasons other than the counterparty having the choice of the repayment date
The breakdown into the exposure classes follows those as defined for the IRBA (i.e., combining the advanced and foundation IRB) as well as for the standardized approach. In the IRB approach, the line item “Central governments and central banks” includes exposures to regional governments or local authorities, public sector entities, multilateral

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General qualitative information on credit risk
developments banks and international organizations. The exposure class “Other items” within the standardized approach includes all exposures not covered in the other categories.
EU CR1-A – Maturity of exposures

	Dec 31, 2025
	a	b	c	d	e	f
	Net exposure value
in € m.	On demand	<= 1 year	> 1 year <= 5 years	> 5 years	No stated maturity	Total
Loans and advances	17,723	112,309	131,819	196,451	0	458,301
Debt securities	0	10,165	15,942	49,772	0	75,878
Total	17,723	122,473	147,761	246,222	0	534,179

	Jun 30, 2025
	a	b	c	d	e	f
	Net exposure value
in € m.	On demand	<= 1 year	> 1 year <= 5 years	> 5 years	No stated maturity	Total
Loans and advances	19,591	113,143	129,514	191,571	0	453,819
Debt securities	0	8,907	14,850	46,901	0	70,658
Total	19,591	122,050	144,364	238,472	0	524,477
Quality of non-performing exposures by geography
The following tables (EU CQ4, EU CQ5, EU CR1, EU CQ3, EU CR2 and EU CQ1) provide information on performing and non-performing exposures.
Relevant exposures are debt instruments (debt securities, loans, advances, cash at central bank balances, demand deposits) as well as off-balance sheet exposures (loan commitments given, financial guarantees given and any other commitments) excluding those exposures held for trading.
The amounts shown are based on the IFRS gross carrying and nominal values according to the regulatory scope of consolidation. The gross carrying amount reflects the exposure value before deduction of accumulated impairment, provisions and accumulated negative changes due to credit risk for non-performing exposures.
An exposure is being classified as non-performing if it meets the non-performing criteria in Article 47a of the CRR and an exposure is classified as defaulted if it meets the definition of default as per Article 178 of the CRR. Exposures subject to impairment under IFRS 9 include debt instruments at amortized cost and fair value through OCI as well as off-balance sheet exposures.
Article 442 (c+e) CRR
Table EU CQ4 provides information about performing and non-performing exposures broken down by individual significant countries for both, December 31, 2025 and June 30, 2025. For each reporting period Deutsche Bank considers the top 25 countries exceeding an individual exposure greater than € 5.2 billion to be significant, as it represents more than 90% of the Group’s total exposure. Immaterial exposures, with individual exposures being below
€ 5.2 billion, are included in “Other countries”. The geographical distribution is based on the legal domicile of the counterparty or issuer.

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General qualitative information on credit risk
EU CQ4 – Quality of non-performing exposures by geography

		Dec 31, 2025
		a	b	c	d	e	f	g
		Gross carrying/nominal amount				Accumulated impairment	Provisions on off-balance- sheet commitments and financial guarantees	Accumulated negative changes in fair value due to credit risk on non-performing exposures
			of which non-performing		of which subject to impairment
	in € m.			of which defaulted
1	On-balance-sheet exposures¹	1,008,515	16,054	16,030	888,083	(6,233)	—	(17)
2	Australia	9,239	107	107	7,904	(26)	—	0
3	Austria	5,619	2	2	5,513	(2)	—	0
4	Belgium	11,652	54	54	11,590	(5)	—	0
5	Canada	7,705	64	64	3,506	(24)	—	0
6	Cayman Islands	26,622	111	111	11,273	(6)	—	0
7	China	6,545	17	17	6,303	(2)	—	0
8	Czech Republic	5,408	0	0	5,386	(1)	—	0
9	France	26,421	427	427	21,912	(132)	—	0
10	Germany	306,809	4,945	4,929	305,596	(2,909)	—	0
11	Hong Kong	4,515	146	146	3,777	(99)	—	0
12	India	12,260	144	144	11,991	(50)	—	0
13	Ireland	9,206	207	207	7,644	(109)	—	0
14	Italy	41,646	1,082	1,080	40,807	(721)	—	0
15	Japan	19,362	43	43	12,155	(15)	—	0
16	Jersey	5,115	20	20	2,490	(20)	—	0
17	Luxembourg	30,273	175	173	25,916	(83)	—	0
18	Netherlands	10,708	223	223	10,638	(65)	—	(13)
19	Poland	6,800	67	66	6,609	(27)	—	0
20	Singapore	11,847	128	128	10,865	(45)	—	0
21	Spain	20,457	863	862	20,384	(399)	—	0
22	Sweden	2,026	307	307	1,783	(7)	—	0
23	Switzerland	8,858	41	41	8,597	(19)	—	0
24	Turkey	5,913	98	98	5,439	(3)	—	0
25	U.S.	283,166	5,421	5,419	231,689	(1,048)	—	0
26	United Kingdom	63,753	102	102	47,056	(54)	—	0
27	Other countries	66,590	1,260	1,260	61,260	(362)	—	(4)
28	Off-balance-sheet exposures	348,051	2,853	2,851	—	—	(404)	—
29	Australia	4,922	1	1	—	—	(4)	—
30	Austria	1,795	0	0	—	—	0	—
31	Belgium	2,248	1	1	—	—	(1)	—
32	Canada	3,475	1	1	—	—	(3)	—
33	Cayman Islands	3,777	2	2	—	—	(1)	—
34	China	2,663	0	0	—	—	0	—
35	Czech Republic	206	0	0	—	—	0	—
36	France	10,812	100	100	—	—	(5)	—
37	Germany	87,277	433	430	—	—	(140)	—
38	Hong Kong	3,942	7	7	—	—	(4)	—
39	India	4,959	2	2	—	—	(3)	—
40	Ireland	6,209	7	7	—	—	(5)	—
41	Italy	9,541	26	26	—	—	(16)	—
42	Japan	1,188	9	9	—	—	0	—
43	Jersey	691	0	0	—	—	0	—
44	Luxembourg	10,138	99	99	—	—	(12)	—
45	Netherlands	10,464	59	59	—	—	(10)	—
46	Poland	2,204	1	1	—	—	(2)	—
47	Singapore	3,206	9	9	—	—	(1)	—
48	Spain	8,056	64	64	—	—	(14)	—
49	Sweden	3,165	11	11	—	—	(2)	—
50	Switzerland	12,680	14	14	—	—	(4)	—
51	Turkey	1,689	0	0	—	—	0	—
52	U.S.	111,509	1,743	1,743	—	—	(113)	—
53	United Kingdom	13,868	33	33	—	—	(16)	—
54	Other countries	27,367	231	232	—	—	(48)	—
55	Total	1,356,566	18,907	18,881	888,083	(6,233)	(404)	(17)
1The on-balance sheet exposure includes debt securities and loans and advances.

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General qualitative information on credit risk

		Jun 30, 2025
		a	b	c	d	e	f	g
		Gross carrying/nominal amount				Accumulated impairment	Provisions on off-balance- sheet commitments and financial guarantees	Accumulated negative changes in fair value due to credit risk on non-performing exposures
			of which non-performing		of which subject to impairment
	in € m.			of which defaulted
1	On-balance-sheet exposures¹	951,892	15,354	15,340	837,385	(6,040)	—	(17)
2	Australia	8,187	60	60	7,993	(14)	—	0
3	Austria	4,572	30	30	4,493	(2)	—	0
4	Belgium	9,655	58	58	9,576	(4)	—	0
5	Canada	8,269	188	188	3,336	(10)	—	0
6	Cayman Islands	24,797	108	108	11,234	(5)	—	0
7	China	6,114	16	16	6,083	(6)	—	0
8	France	22,067	437	437	20,547	(113)	—	0
9	Germany	293,982	4,826	4,819	292,946	(2,965)	—	0
10	Hong Kong	4,941	212	212	4,490	(172)	—	0
11	India	12,836	136	136	12,576	(56)	—	0
12	Ireland	9,397	230	230	7,493	(103)	—	0
13	Italy	40,086	1,067	1,067	38,241	(665)	—	0
14	Japan	21,197	50	50	13,129	(5)	—	0
15	Jersey	5,767	21	21	2,501	(17)	—	0
16	Luxembourg	29,330	135	135	25,269	(64)	—	0
17	Netherlands	11,369	284	284	11,290	(61)	—	(13)
18	Poland	6,351	73	72	6,323	(31)	—	0
19	Singapore	11,352	128	128	10,891	(39)	—	0
20	Spain	20,188	934	933	20,079	(394)	—	0
21	Sweden	1,883	286	286	1,678	(3)	—	0
22	Switzerland	10,444	41	41	10,029	(16)	—	0
23	Turkey	6,377	99	99	5,458	(2)	—	0
24	U.S.	251,277	4,431	4,427	202,436	(863)	—	0
25	United Kingdom	67,856	84	84	49,417	(66)	—	0
26	Virgin Islands, British	4,239	241	241	4,239	(33)	—	0
27	Other countries	59,356	1,180	1,180	55,639	(331)	—	(4)
28	Off-balance-sheet exposures	328,535	2,662	2,661	—	—	(345)	—
29	Australia	4,280	0	0	—	—	(3)	—
30	Austria	1,326	0	0	—	—	0	—
31	Belgium	2,311	1	1	—	—	0	—
32	Canada	2,949	1	1	—	—	(3)	—
33	Cayman Islands	3,586	0	0	—	—	(1)	—
34	China	2,396	0	0	—	—	0	—
35	France	9,610	217	217	—	—	(8)	—
36	Germany	85,784	426	424	—	—	(107)	—
37	Hong Kong	1,476	8	8	—	—	(6)	—
38	India	4,768	2	2	—	—	(4)	—
39	Ireland	6,580	2	2	—	—	(4)	—
40	Italy	9,817	24	24	—	—	(13)	—
41	Japan	1,346	6	6	—	—	0	—
42	Jersey	724	0	0	—	—	0	—
43	Luxembourg	10,468	90	90	—	—	(14)	—
44	Netherlands	10,632	74	74	—	—	(12)	—
45	Poland	2,962	1	1	—	—	0	—
46	Singapore	2,134	11	11	—	—	(1)	—
47	Spain	8,257	46	46	—	—	(13)	—
48	Sweden	2,988	14	14	—	—	(1)	—
49	Switzerland	10,632	14	14	—	—	(2)	—
50	Turkey	1,439	0	0	—	—	0	—
51	U.S.	104,822	1,280	1,280	—	—	(100)	—
52	United Kingdom	14,368	27	27	—	—	(15)	—
53	Virgin Islands, British	263	51	51	—	—	(2)	—
54	Other countries	22,617	366	366	—	—	(32)	—
55	Total	1,280,427	18,016	18,000	837,385	(6,040)	(345)	(17)
1The on-balance sheet exposure includes debt securities and loans and advances.

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General qualitative information on credit risk
Credit quality of loans and advances to non-financial corporations by industry
Article 442 (c+e) CRR
Table EU CQ5 provides information about performing and non-performing exposures to non-financial corporations broken down by industry. The industry classification is based on NACE codes. NACE (Nomenclature des Activités
Économiques dans la Communauté Européenne) is a European industry standard classification system for classifying business activities.
EU CQ5 – Credit quality of loans and advances to non-financial corporations by industry

		Dec 31, 2025
		a	b	c	d	e	f
		Gross carrying amount				Accumulated impairment	Accumulated negative changes in fair value due to credit risk on non-performing exposures
			of which non-performing		of which loans and advances subject to impairment
	in € m.			of which defaulted
1	Agriculture, forestry and fishing	288	11	11	288	(6)	0
2	Mining and quarrying	1,953	29	29	1,912	(19)	0
3	Manufacturing	27,228	1,249	1,248	26,916	(600)	0
4	Electricity, gas, steam and air conditioning supply	4,926	161	161	4,890	(81)	0
5	Water supply	625	8	8	625	(6)	0
6	Construction	4,041	232	232	3,877	(99)	0
7	Wholesale and retail trade	20,881	928	928	20,703	(461)	0
8	Transport and storage	4,937	267	267	4,934	(77)	0
9	Accommodation and food service activities	3,128	78	78	3,094	(32)	0
10	Information and communication	9,351	501	501	9,325	(116)	0
11	Financial and insurance activities	47,377	3,987	3,987	43,997	(839)	(4)
12	Real estate activities	44,151	978	976	46,515	(463)	0
13	Professional, scientific and technical activities	6,663	199	199	6,655	(111)	0
14	Administrative and support service activities	6,726	140	140	6,542	(47)	0
15	Public administration and defense, compulsory social security	406	0	0	406	0	0
16	Education	256	7	7	256	(2)	0
17	Human health services and social work activities	1,831	109	109	1,831	(21)	0
18	Arts, entertainment and recreation	666	28	28	666	(8)	0
19	Other service activities	19,987	388	388	18,720	(174)	0
20	Total	205,420	9,298	9,295	202,153	(3,162)	(4)

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General qualitative information on credit risk

		Jun 30, 2025
		a	b	c	d	e	f
		Gross carrying amount				Accumulated impairment	Accumulated negative changes in fair value due to credit risk on non-performing exposures
			of which non-performing		of which loans and advances subject to impairment
	in € m.			of which defaulted
1	Agriculture, forestry and fishing	464	11	11	464	(6)	0
2	Mining and quarrying	2,398	6	6	2,353	(9)	0
3	Manufacturing	27,432	1,260	1,256	27,377	(609)	0
4	Electricity, gas, steam and air conditioning supply	4,510	138	138	4,429	(73)	0
5	Water supply	674	5	5	674	(4)	0
6	Construction	4,625	290	290	4,477	(100)	0
7	Wholesale and retail trade	22,469	1,045	1,045	22,361	(527)	0
8	Transport and storage	4,794	147	147	4,723	(76)	0
9	Accommodation and food service activities	3,574	80	80	3,574	(39)	0
10	Information and communication	9,278	289	289	9,268	(90)	0
11	Financial and insurance activities	54,479	1,079	1,079	53,890	(642)	0
12	Real estate activities	49,866	3,475	3,475	49,711	(749)	(4)
13	Professional, scientific and technical activities	9,771	246	246	9,771	(129)	0
14	Administrative and support service activities	8,473	163	163	8,290	(65)	0
15	Public administration and defense, compulsory social security	695	0	0	305	0	0
16	Education	281	6	6	281	(3)	0
17	Human health services and social work activities	3,950	182	182	3,950	(33)	0
18	Arts, entertainment and recreation	740	42	42	740	(7)	0
19	Other service activities	19,974	566	566	18,764	(189)	0
20	Total	228,448	9,030	9,025	225,403	(3,351)	(4)
Performing and non-performing exposures and related provisions
Article 442 (c) CRR
Table EU CR1 provides information about performing and non-performing exposures broken down by Supervisory
Reporting counterparty classes.

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk
EU CR1 - Performing and non-performing exposures and related provisions

	Dec 31, 2025
	a	b	c	d	e	f	g	h	i	j	k	l	m	n	o
	Gross carrying amount/nominal amount						Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions
	Performing exposures			Non-performing exposures			Performing exposures - accumulated impairment and provisions			Non-performing exposures - accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions				Collaterals and financial guarantees received on
in € m.	Total	of which: stage 1	of which: stage 2	Total	of which: stage 2	of which: stage 3	Total	of which: stage 1	of which: stage 2	Total	of which: stage 2	of which: stage 3	Accumula- ted partial write-off	performing exposures	non- performing exposures
Cash balances at central banks and other demand deposits	170,039	169,180	859	47	0	47	(8)	(3)	(5)	0	0	0	0	17	0
Loans and advances
Central banks	2,383	1,551	2	9	0	9	0	0	0	(8)	0	(8)	0	1,892	0
General governments	27,553	24,997	1,215	571	0	548	(8)	(3)	(5)	(41)	0	(41)	0	7,016	483
Credit institutions	46,178	37,965	102	9	0	0	(3)	(3)	0	0	0	0	0	24,208	0
Other financial corporations	267,506	161,040	3,503	966	0	905	(73)	(46)	(27)	(240)	0	(237)	(3)	163,569	474
Non-financial corporations	196,121	168,369	24,630	9,298	3	8,646	(590)	(193)	(397)	(2,576)	0	(2,333)	(318)	101,446	4,735
of which: SMEs	40,621	32,392	7,778	3,973	1	3,790	(174)	(45)	(129)	(794)	0	(778)	(213)	30,551	2,960
Households	201,044	178,093	22,950	4,784	20	4,716	(614)	(150)	(464)	(2,029)	0	(2,005)	(17)	152,221	2,000
Total Loans and advances	740,785	572,015	52,401	15,638	23	14,824	(1,289)	(396)	(893)	(4,895)	(1)	(4,624)	(339)	450,352	7,691
Debt securities
Central banks	1,776	1,776	0	0	0	0	0	0	0	0	0	0	0	0	0
General governments	62,728	62,032	38	13	0	0	(6)	(4)	(2)	0	0	0	0	98	13
Credit institutions	4,819	4,707	10	5	0	5	0	0	0	0	0	0	0	0	0
Other financial corporations	8,705	6,846	332	132	0	119	(16)	(3)	(13)	(20)	0	(7)	(6)	508	0
Non-financial corporations	3,609	2,014	207	219	0	35	(14)	(4)	(10)	(2)	0	(2)	(32)	1,622	173
Total Debt securities	81,637	77,374	587	369	0	159	(36)	(12)	(25)	(22)	0	(9)	(38)	2,228	186
Off-balance sheet exposures
Central banks	224	224	0	0	0	0	0	0	0	0	0	0	0	118	0
General governments	11,021	10,720	302	133	0	133	(2)	(1)	(1)	(2)	0	(2)	0	722	0
Credit institutions	7,501	7,423	78	0	0	0	(1)	(1)	0	0	0	0	0	1,382	0
Other financial corporations	62,802	61,425	1,377	83	0	83	(19)	(14)	(5)	(7)	0	(7)	0	11,862	7
Non-financial corporations	235,786	219,552	16,234	2,584	2	2,560	(155)	(72)	(83)	(169)	0	(167)	0	26,037	344
Households	27,864	26,832	1,033	53	0	53	(28)	(20)	(8)	(20)	0	(20)	0	6,959	11
Total Off-balance sheet exposures	345,198	326,175	19,024	2,853	2	2,829	(206)	(109)	(97)	(198)	0	(196)	0	47,081	362

Total¹	992,461	1,144,744	72,871	18,907	26	17,859	(1,539)	(519)	(1,020)	(5,115)	(1)	(4,830)	(377)	499,677	8,239
1 Total including Cash balances at central banks and other demand deposits.

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk

	Jun 30, 2025
	a	b	c	d	e	f	g	h	i	j	k	l	m	n	o
	Gross carrying amount/nominal amount						Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions
	Performing exposures			Non-performing exposures			Performing exposures - accumulated impairment and provisions			Non-performing exposures - accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions				Collaterals and financial guarantees received on
in € m.	Total	of which: stage 1	of which: stage 2	Total	of which: stage 2	of which: stage 3	Total	of which: stage 1	of which: stage 2	Total	of which: stage 2	of which: stage 3	Accumula- ted partial write-off	performing exposures	non- performing exposures
Cash balances at central banks and other demand deposits	142,443	135,403	7,040	46	0	46	(6)	(2)	(4)	0	0	0	0	7	0
Loans and advances
Central banks	1,669	941	168	11	0	11	0	0	0	(7)	0	(7)	0	1,378	3
General governments	24,042	22,865	461	557	0	557	(3)	(2)	(1)	(25)	0	(25)	0	4,753	489
Credit institutions	49,036	38,708	21	5	0	2	(2)	(2)	0	0	0	0	0	26,011	2
Other financial corporations	237,555	137,914	2,691	950	0	876	(55)	(46)	(9)	(84)	0	(82)	0	142,765	612
Non-financial corporations	219,418	182,114	34,402	9,030	5	8,400	(712)	(267)	(444)	(2,643)	0	(2,432)	(269)	124,774	4,249
of which: SMEs	44,250	34,214	9,705	2,999	1	2,842	(180)	(48)	(132)	(673)	0	(651)	(122)	32,895	1,939
Households	186,140	165,120	21,020	4,361	9	4,308	(570)	(147)	(423)	(1,883)	0	(1,861)	(11)	139,756	1,821
Total Loans and advances	717,861	547,660	58,763	14,915	14	14,155	(1,342)	(465)	(877)	(4,643)	(1)	(4,407)	(280)	439,438	7,175
Debt securities
Central banks	2,138	2,138	0	0	0	0	0	0	0	0	0	0	0	0	0
General governments	58,109	53,823	3,874	0	0	0	(5)	(4)	(1)	0	0	0	0	88	0
Credit institutions	3,279	3,251	0	0	0	0	0	0	0	0	0	0	0	0	0
Other financial corporations	7,718	6,991	0	19	0	0	(1)	(1)	0	(13)	0	0	0	423	0
Non-financial corporations	4,990	2,848	601	375	0	186	(28)	(4)	(24)	(19)	0	(19)	(4)	2,086	174
Total Debt securities	76,234	69,051	4,475	393	0	186	(34)	(9)	(25)	(32)	0	(19)	(4)	2,597	174
Off-balance sheet exposures
Central banks	196	196	0	0	0	0	0	0	0	0	0	0	0	111	0
General governments	9,069	8,750	320	190	0	190	(1)	0	0	(2)	0	(2)	0	97	0
Credit institutions	7,939	7,821	118	0	0	0	(1)	(1)	0	0	0	0	0	1,600	0
Other financial corporations	56,497	54,158	2,339	112	0	112	(18)	(15)	(3)	(8)	0	(8)	0	12,676	14
Non-financial corporations	233,179	214,424	18,756	2,269	1	2,245	(151)	(82)	(69)	(139)	0	(136)	0	28,421	204
Households	18,992	17,997	996	91	0	91	(9)	(3)	(6)	(16)	0	(16)	0	2,616	62
Total Off-balance sheet exposures	325,873	303,345	22,527	2,662	1	2,637	(180)	(101)	(78)	(165)	0	(162)	0	45,521	280

Total¹	1,262,411	1,055,460	92,806	18,016	15	17,024	(1,562)	(578)	(984)	(4,840)	(1)	(4,589)	(284)	487,563	7,629
1 Total including Cash balances at central banks and other demand deposits.

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk
Credit quality of performing and non-performing exposures by days past due
Article 442 (c-d) CRR
Table EU CQ3 provides information about performing and non-performing exposures by days past due broken down by
Supervisory Reporting counterparty classes.

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk

EU CQ3 – Credit quality of performing and non-performing exposures by past due days

	Dec 31, 2025
	a	b	c	d	e	f	g	h	i	j	k	l
	Performing exposures			Non-performing exposure
in € m.	Total	Not past due or past due <= 30 days	Past due >30d and <=90d	Total	Unlikely to pay that are not past due or past due <= 90d	Past due >90d and <=180d	Past due >180d and <=1yr	Past due >1yr and <=2yrs	Past due >2 and <=5 yrs	Past due >5 and <=7yrs	Past due >7 years	of which defaulted
Cash balances at central banks and other demand deposits	170,039	169,506	533	47	47	0	0	0	0	0	0	47
Loans and advances
Central banks	2,383	2,383	0	9	9	0	0	0	0	0	0	9
General governments	27,553	27,551	2	571	328	0	1	0	241	0	0	571
Credit institutions	46,178	46,153	25	9	9	0	0	0	0	0	0	9
Other financial corporations	267,506	267,175	331	966	845	4	33	14	63	0	7	966
Non-financial corporations	196,121	195,462	659	9,298	6,377	409	556	903	616	99	338	9,295
of which: SME's	40,621	40,483	138	3,973	2,432	280	261	618	292	21	69	3,972
Households	201,044	200,415	629	4,784	1,635	454	691	862	915	79	147	4,764
Total Loans and advances	740,785	739,140	1,645	15,638	9,204	867	1,282	1,779	1,836	178	493	15,614

Debt securities
Central banks	1,776	1,776	0	0	0	0	0	0	0	0	0	0
General governments	62,728	62,728	0	13	13	0	0	0	0	0	0	13
Credit institutions	4,819	4,819	0	5	5	0	0	0	0	0	0	5
Other financial corporations	8,705	8,705	0	132	132	0	0	0	0	0	0	132
Non-financial corporations	3,609	3,609	0	219	211	0	0	0	8	0	0	219
Total Debt securities	81,637	81,637	0	369	360	0	0	0	8	0	0	369

Off-balance sheet exposures
Central banks	224	0	0	0	0	0	0	0	0	0	0	0
General governments	11,021	0	0	133	0	0	0	0	0	0	0	133
Credit institutions	7,501	0	0	0	0	0	0	0	0	0	0	0
Other financial corporations	62,802	0	0	83	0	0	0	0	0	0	0	83
Non-financial corporations	235,786	0	0	2,584	0	0	0	0	0	0	0	2,582
Households	27,864	0	0	53	0	0	0	0	0	0	0	53
Total Off-balance sheet exposures	345,198	0	0	2,853	0	0	0	0	0	0	0	2,851
Total¹	1,337,659	990,283	2,178	18,907	9,611	867	1,282	1,779	1,844	178	493	18,881
1Total including Cash balances at central banks and other demand deposits.

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk

	Jun 30, 2025
	a	b	c	d	e	f	g	h	i	j	k	l
	Performing exposures			Non-performing exposure
in € m.	Total	Not past due or past due <= 30 days	Past due >30d and <=90d	Total	Unlikely to pay that are not past due or past due <= 90d	Past due >90d and <=180d	Past due >180d and <=1yr	Past due >1yr and <=2yrs	Past due >2 and <=5 yrs	Past due >5 and <=7yrs	Past due >7 years	of which defaulted
Cash balances at central banks and other demand deposits	142,443	141,959	484	46	46	0	0	0	0	0	0	46
Loans and advances
Central banks	1,669	1,669	0	11	9	0	0	0	0	0	2	11
General governments	24,042	24,036	6	557	317	0	0	0	239	0	0	557
Credit institutions	49,036	49,024	12	5	5	0	0	0	0	0	0	5
Other financial corporations	237,555	237,433	121	950	885	24	16	14	3	0	7	950
Non-financial corporations	219,418	218,765	654	9,030	5,992	275	697	870	689	151	356	9,025
of which: SME's	44,250	44,144	106	2,999	1,846	58	277	505	217	17	79	2,998
Households	186,140	185,448	691	4,361	1,660	420	606	793	674	79	130	4,352
Total Loans and advances	717,861	716,376	1,485	14,915	8,868	719	1,320	1,678	1,605	231	495	14,901

Debt securities
Central banks	2,138	2,138	0	0	0	0	0	0	0	0	0	0
General governments	58,109	58,109	0	0	0	0	0	0	0	0	0	0
Credit institutions	3,279	3,279	0	0	0	0	0	0	0	0	0	0
Other financial corporations	7,718	7,718	0	19	19	0	0	0	0	0	0	19
Non-financial corporations	4,990	4,990	0	375	366	0	0	0	8	0	0	375
Total Debt securities	76,234	76,234	0	393	385	0	0	0	8	0	0	393

Off-balance sheet exposures
Central banks	196	0	0	0	0	0	0	0	0	0	0	0
General governments	9,069	0	0	190	0	0	0	0	0	0	0	190
Credit institutions	7,939	0	0	0	0	0	0	0	0	0	0	0
Other financial corporations	56,497	0	0	112	0	0	0	0	0	0	0	112
Non-financial corporations	233,179	0	0	2,269	0	0	0	0	0	0	0	2,268
Households	18,992	0	0	91	0	0	0	0	0	0	0	91
Total Off-balance sheet exposures	325,873	0	0	2,662	0	0	0	0	0	0	0	2,661
Total¹	1,262,411	934,569	1,969	18,016	9,299	719	1,320	1,678	1,613	231	495	18,000
1Total including Cash balances at central banks and other demand deposits.A

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk
Development of non-performing loans and advances
Article 442 (f) CRR
EU CR2 – Changes in the stock of non-performing loans and advances

		Dec 31, 2025	Jun 30, 2025
		a	a
	in € m.	Gross carrying amount	Gross carrying amount
1	Initial stock of non-performing loans and advances	14,915	15,938
2	Inflows to non-performing portfolios	3,062	3,540
3	Outflows from non-performing portfolios	(2,338)	(4,564)
4	Outflows due to write-offs	(535)	(442)
5	Outflow due to other situations¹	(1,804)	(4,121)
6	Final stock of non-performing loans and advances	15,638	14,915
1Inflows and outflows include restructurings and modifications
Credit quality of forborne exposures
Article 442 (c) CRR
Exposures are being classified as forborne according to the criteria in Article 47b of the CRR.
EU CQ1 – Credit quality of forborne exposures

	Dec 31, 2025
	a	b	c	d	e	f	g	h
	Gross carrying amount of forborne exposures				Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions		Collateral received and financial guarantees received on forborne exposures
in € m.	Performing forborne	Non- performing forborne	Non- performing forborne, of which defaulted	Non- performing forborne, of which impaired	on performing forborne exposures	on non- perfor- ming forborne exposures	Total	of which, non- performing ex- posures with forbearance measures
Cash balances at central banks and other demand deposits	0	0	0	0	0	0	0	0
Loans and advances	7,345	6,791	6,770	6,652	(154)	(1,682)	8,723	3,731
Central banks	0	9	9	9	0	(8)	0	0
General governments	7	42	42	42	0	(17)	23	17
Credit institutions	0	0	0	0	0	0	0	0
Other financial corporations	271	481	481	481	(2)	(27)	580	356
Non-financial corporations	5,979	5,535	5,531	5,413	(114)	(1,350)	7,468	3,068
Households	1,088	725	707	707	(38)	(279)	652	290
Debt securities	119	21	21	21	(0)	(2)	119	0
Loan commitments given	1,354	746	743	743	(9)	(69)	271	123
Total¹	8,818	7,557	7,535	7,417	(163)	(1,753)	9,113	3,854
1Total including Cash balances at central banks and other demand deposits.

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk

	Jun 30, 2025
	a	b	c	d	e	f	g	h
	Gross carrying amount of forborne exposures				Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions		Collateral received and financial guarantees received on forborne exposures
in € m.	Performing forborne	Non- performing forborne	Non- performing forborne, of which defaulted	Non- performing forborne, of which impaired	on performing forborne exposures	on non- perfor- ming forborne exposures	Total	of which, non- performing ex- posures with forbearance measures
Cash balances at central banks and other demand deposits	0	0	0	0	0	0	0	0
Loans and advances	8,406	5,845	5,835	5,748	(141)	(1,483)	9,240	2,991
Central banks	0	9	9	9	0	(7)	0	0
General governments	6	3	3	3	0	0	6	1
Credit institutions	0	0	0	0	0	0	0	0
Other financial corporations	132	422	422	422	(1)	(14)	421	331
Non-financial corporations	7,157	4,830	4,825	4,738	(104)	(1,225)	8,151	2,421
Households	1,112	581	576	576	(37)	(237)	662	238
Debt securities	119	40	40	40	(0)	(1)	134	14
Loan commitments given	1,337	562	561	561	(9)	(56)	221	27
Total¹	9,863	6,446	6,435	6,348	(151)	(1,541)	9,595	3,033
1Total including Cash balances at central banks and other demand deposits.
Minimum loss coverage for non-performing exposure
Minimum loss coverage for non-performing exposure under Pillar 1
On April 25, 2019 the European Commission published the amendment on Regulation (EU) 2019/630 on minimum loss coverage on non-performing exposure. This regulation established a prudential treatment for NPEs arising from loans originated from April 26, 2019 onwards (“CRR – new NPE’s originated after April 26, 2019”) and represents a Pillar 1 measure which is legally binding and applies to all banks established in the EU.
The CRR regulation on minimum loss coverage for non-performing exposure does not focus on NPEs arising from loans originated before April 26, 2019 (“CRR - NPE Stock”).
The following table provides an overview on Deutsche Bank’s CRR – new NPE’s originated after April 26, 2019 as of
December 31, 2025 and June 30, 2025.
CRR – new NPE’s originated after April 26, 2019

	Dec 31, 2025
	Time passed since exposures classified as non- performing
in € m.	up to 2yrs	>2 and <=9yrs	>9yrs	Total
Non-Performing Exposure	9,613	3,306	0	12,919
Exposure value¹	10,999	3,623	0	14,623
Total minimum coverage requirement	0	1,820	0	1,820
Total provisions and adjustments or deductions (uncapped)	3,914	1,991	0	5,904
Total provisions and adjustments or deductions (capped)	0	1,287	0	1,287
Applicable amount of insufficient coverage	0	533	0	533
1Exposure value in accordance with Article 47c CRR

	Jun 30, 2025
	Time passed since exposures classified as non- performing
in € m.	up to 2yrs	>2 and <=9yrs	>9yrs	Total
Non-Performing Exposure	8,308	2,654	0	10,962
Exposure value¹	9,298	2,954	0	12,251
Total minimum coverage requirement	0	1,263	0	1,263
Total provisions and adjustments or deductions (uncapped)	2,896	1,588	0	4,484
Total provisions and adjustments or deductions (capped)	0	918	0	918
Applicable amount of insufficient coverage	0	345	0	345
1Exposure value in accordance with Article 47c CRR

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk
Minimum loss coverage for non-performing exposure under Pillar 2
Non-performing exposures arising from clients defaulting after April 1, 2018
In March 2018 ECB published its “Addendum to the ECB Guidance to banks on non-performing loans: supervisory expectations for prudential provisioning of non-performing exposures”. The guidance focuses on NPEs arising from clients defaulting after April 1, 2018 (“ECB – new NPE’s after April 1, 2018”). Like for the CRR – new NPE’s originated after April 26, 2019 a time dependent minimum loss coverage is required. The ECB guidance represents a Pillar 2 measure and its application is subject to a supervisory dialog between the bank and the ECB in context of the annual
SREP process.
The ECB – new NPE’s after April 1, 2018 and the CRR – new NPE’s originated after April 26, 2019 differ in the following three key aspects:
–Timing of application: Exposures defaulting after April 1, 2018 are in scope of the ECB – new NPE’s after April 1, 2018, but are only in scope of the CRR – new NPE’s originated after April 26, 2019, if loans are originated after April 26,
2019
–Treatment of loans in the trading book / traded assets: the CRR – new NPE’s originated after April 26, 2019 excludes all loans in the regulatory trading book whereas the ECB – new NPE’s after April 1, 2018 excludes traded assets in accordance with the accounting classifications
–Treatment of Forbearance Measuring: the CRR – new NPE’s originated after April 26, 2019 considers a one year freeze period of minimum loss coverage for exposures where a forbearance measure has been granted. This freeze period for loans with forbearance measure does not exist under the ECB – new NPE’s after April 1, 2018
As long as the aforementioned differences exist, Deutsche Bank will report in the following table all NPE exposures under the ECB – new NPE’s after April 1, 2018, which are not covered in the CRR – new NPE’s originated after April 26,
2019.
The following table provides an overview on Deutsche Bank’s ECB – new NPE’s after April 1, 2018 as of December 31,
2025 and June 30, 2025, not reflected within the CRR – new NPE’s originated after April 26, 2019:
ECB – new NPE’s after April 1, 2018

	Dec 31, 2025
	Time passed since exposures classified as non- performing
in € m.	up to 2yrs	>2 and <=9yrs	>9yrs	Total
Non-Performing Exposure	2,344	2,605	0	4,949
Exposure value¹	2,471	2,554	0	5,025
Total minimum coverage requirement	0	1,264	0	1,264
Total provisions and adjustments or deductions (uncapped)	748	1,470	0	2,218
Total provisions and adjustments or deductions (capped)	0	1,160	0	1,160
Applicable amount of insufficient coverage	0	105	0	105
1Exposure value in accordance with Article 47c CRR

	Jun 30, 2025
	Time passed since exposures classified as non- performing
in € m.	up to 2yrs	>2 and <=9yrs	>9yrs	Total
Non-Performing Exposure	3,373	2,648	0	6,021
Exposure value¹	3,447	2,682	0	6,129
Total minimum coverage requirement	0	1,342	0	1,342
Total provisions and adjustments or deductions (uncapped)	751	1,756	0	2,507
Total provisions and adjustments or deductions (capped)	0	1,309	0	1,309
Applicable amount of insufficient coverage	0	33	0	33
1 Exposure value in accordance with Article 47c CRR
Non-performing exposures arising from clients defaulting before April 1, 2018
ECB announced on July 11, 2018 that legacy stock of NPEs would be addressed by discussing bank-specific supervisory expectations for the provisioning of NPEs.
In August 2019, the ECB published its “Communication on supervisory coverage expectations for NPEs” introducing a minimum loss coverage expectation for NPEs arising from clients defaulting before April 1, 2018 (ECB – NPE Stock).

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk
In a first step, banks were allocated to three comparable groups on the basis of the bank’s net NPL ratios at the end of
2017 and in a second step an assessment of capacity regarding the potential impact was carried out for each individual bank with a horizon of end 2026.
Deutsche Bank has been assigned to Group 1, which requires 100% minimum loss coverage by year end 2024 for secured loans and by year end 2023 for unsecured loans.
The following table provides an overview on Deutsche Bank’s ECB - NPE Stock as of December 31, 2025 and June 30,
2025.
ECB – NPE Stock

	Dec 31, 2025
	Time passed since exposures classified as non- performing
in € m.	up to 2yrs	>2 and <=9yrs	>9yrs	Total
Non-Performing Exposure	0	576	462	1,038
Exposure value¹	0	1,275	1,028	2,304
Total minimum coverage requirement	0	1,275	1,028	2,304
Total provisions and adjustments or deductions (uncapped)	0	1,386	1,055	2,441
Total provisions and adjustments or deductions (capped)	0	1,270	1,014	2,285
Applicable amount of insufficient coverage	0	5	14	19
1Exposure value in accordance with Article 47c CRR

	Jun 30, 2025
	Time passed since exposures classified as non- performing
in € m.	up to 2yrs	>2 and <=9yrs	>9yrs	Total
Non-Performing Exposure	0	621	411	1,033
Exposure value¹	0	1,456	937	2,393
Total minimum coverage requirement	0	1,439	937	2,376
Total provisions and adjustments or deductions (uncapped)	0	1,621	961	2,582
Total provisions and adjustments or deductions (capped)	0	1,437	922	2,359
Applicable amount of insufficient coverage	0	2	15	17
1Exposure value in accordance with Article 47c CRR
The shortfall between the minimum loss coverage requirements for non-performing exposure for the CRR – new NPE’s originated after April 26, 2019, the ECB – new NPE’s after April 1, 2018 and the ECB - NPE Stock and the risk reserves recorded in line with IFRS 9 for defaulted (Stage 3) assets amounted to € 0.7 billion as of December 31, 2025 versus € 0.4 billion as of June 30, 2025 and was deducted from CET 1. This additional CET 1 charge can be considered as additional regulatory loss reserve and led to a € 2.6 billion RWA relief as of December 31, 2025 and € 2.3 billion as of June 30, 2025.
Reconciliation of non-performing exposure
The following table reconciles the non-performing exposure reported in template EU CR1 into the minimum loss coverage framework.
Reconciliation of non-performing exposure

	Dec 31, 2025
in € m.	Exposure	Provisions
Total Non-Performing Exposure and related provisions	18,907	5,115
of which:
CRR – new NPE’s originated after April 26, 2019¹	12,919	1,407
ECB – new NPE’s after April 1, 2018¹	4,949	3,259
ECB – NPE Stock	1,038	450
1Treatment of loans in the Trading Book / Traded Assets: the CRR – new NPE’s originated after April 26, 2019 exclude all loans in the regulatory Trading Book whereas the
ECB – new NPE’s after April 1, 2018 exclude Traded Assets in accordance with the accounting classifications

	Jun 30, 2025
in € m.	Exposure	Provisions
Total Non-Performing Exposure and related provisions	18,016	4,840
of which:
CRR – new NPE’s originated after April 26, 2019¹	10,962	1,585
ECB – new NPE’s after April 1, 2018¹	6,021	2,784
ECB – NPE Stock	1,033	470
1Treatment of loans in the Trading Book / Traded Assets: the CRR – new NPE’s originated after April 26, 2019 exclude all loans in the regulatory Trading Book whereas the
ECB – new NPE’s after April 1, 2018 exclude Traded Assets in accordance with the accounting classifications

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk
Collateral obtained by taking possession
Article 442 (c) CRR
Table EU CQ7 provides information about the collateral that has been obtained at the reporting date. Collateral obtained by taking possession includes assets that were not pledged by the debtor as collateral but obtained in exchange for the cancellation of debt.
The value at initial recognition reflects the gross carrying amount at the point in time of the initial recognition in the
Group’s balance sheet, while accumulated negative changes reflect the difference between the value at initial recognition and the carrying amount at the reporting date.
EU CQ7 – Collateral obtained by taking possession and execution processes

		Dec 31, 2025		Jun 30, 2025
		a	b	a	b
		Collateral obtained by taking possession		Collateral obtained by taking possession
	in € m.	Value at initial recognition	Accumulated negative changes	Value at initial recognition	Accumulated negative changes¹
1	Property, plant and equipment (PP&E)	0	0	0	0
2	Other than PP&E	403	(104)	406	(101)
3	Residential immovable property	50	(31)	52	(32)
4	Commercial immovable property	348	(71)	349	(69)
5	Movable property (auto, shipping, etc.)	0	0	0	0
6	Equity and debt instruments	0	0	0	0
7	Other	5	(1)	5	0
8	Total	403	(104)	406	(101)

General qualitative information on credit risk mitigation
Article 453 (a-e) CRR (EU CRC)
Use of on- and off-balance sheet netting
Article 453 (a) CRR
Netting (i.e. credit line netting for purpose of the internal capital adequacy assessment process under the Capital
Requirements Directive (Directive 2013/36/EU) and regulatory netting under CRR) is applicable to both exchange traded derivatives and OTC derivatives. Netting is also applied to securities financing transactions (e.g. repurchase, securities lending and margin lending transactions) as far as documentation, structure and nature of the risk mitigation allow netting with the underlying credit risk in accordance with applicable law and the bank’s Financial Contracts Netting and
Collateral KOD– Legal (“Netting Policy”). While cross-product netting between derivatives and securities financing transactions may be used in certain cases, the bank does not make use of cross-product netting for regulatory purposes.
All exchange traded derivatives are cleared through central counterparties (CCPs), which interpose themselves between the trading entities by becoming the counterparty to each of the entities. Where legally required or where available and to the extent agreed with the bank’s counterparties, Deutsche Bank also uses CCP clearing for its OTC derivative transactions.
The Dodd-Frank Act and related Commodity Futures Trading Commission (CFTC) rules require CCP clearing in the
United States for certain standardized OTC derivative transactions, including certain interest rate swaps and index credit default swaps, subject to limited exceptions when facing certain counterparties. The European Regulation (EU) No
648/2012 on OTC Derivatives, Central Counterparties and Trade Repositories (EMIR) and the Commission Delegated
Regulations (EU) 2015/2205, (EU) 2015/592 and (EU) 2016/1178 based thereupon introduced mandatory CCP clearing in the EU for certain standardized OTC derivatives transactions. Mandatory CCP clearing in the EU began for certain interest rate derivatives on June 21, 2016 and for certain iTraxx-based credit derivatives and additional interest rate derivatives on February 9, 2017. Article 4 (2) of EMIR authorizes competent authorities to exempt intragroup transactions from mandatory CCP clearing, provided certain requirements, such as full consolidation of the intragroup transactions and the application of an appropriate centralized risk evaluation, measurement and control procedure are met. The bank successfully applied for the clearing exemption for a number of its regulatory consolidated subsidiaries with intragroup derivatives, including e.g., Deutsche Bank Securities Inc. and Deutsche Bank Luxembourg S.A. The extent of the exemptions granted differs as not all entities enter into relevant transaction types subject to the clearing obligation. Of the exempted intragroup relationships, approximately two thirds are relationships where one entity is established in a

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk
third country (Third Country Relationship). Third Country Relationships required repeat applications for each new asset class being subject to the clearing obligation; the process took place in the course of 2017. Due to “Brexit”, the status of some group entities has changed from an EU entity to a third country entity, but there has not been an impact for the bank in respect of clearing exemptions. Since 2017, no new clearing exemption application has been filed. EMIR amendments in force since December 24, 2024 change the requirements for intragroup exemptions, but, as a matter of principle, Deutsche Bank is able to continue the use of pre-existing clearing exemptions.
The rules and regulations of CCPs typically allow for the bilateral set off of all amounts payable on the same day and in the same currency (“payment netting”) thereby reducing the bank’s settlement risk. Depending on the business model applied by the CCP, this payment netting applies either to all of the bank’s derivatives cleared by the CCP or at least to those that form part of the same class of derivatives. Many CCPs’ rules and regulations also provide for the termination, close-out and netting of all cleared transactions upon the CCP’s default (close-out netting), which reduces the bank’s credit risk further. In its risk measurement and risk assessment processes Deutsche Bank applies close-out netting only to the extent Deutsche Bank believes that the relevant CCP’s close-out netting provisions are legally valid and enforceable and enforceable and have been approved in accordance with the bank’s Netting Policy.
In order to reduce the credit risk resulting from OTC derivative transactions, where CCP clearing is not available,
Deutsche Bank regularly seeks the execution of standard master agreements with the bank’s counterparties (such as master agreements for derivatives published by the International Swaps and Derivatives Association, Inc. (ISDA) or the
“German Master Agreement for Financial Derivative Transactions” sponsored by the German Banking Association). A master agreement, upon the counterparty’s default, allows for the close-out netting of rights and obligations arising under derivative transactions that have been entered into under such an agreement, resulting in a single net claim owed by or to the counterparty. Payment netting may be agreed from time to time with the bank’s counterparties for multiple transactions having the same payment dates (e.g., foreign exchange transactions) pursuant to the terms of master agreement which can reduce the bank’s settlement risk. In its risk measurement and risk assessment processes, Deutsche
Bank applies close-out netting only to the extent Deutsche Bank has concluded that the master agreement is legally valid and enforceable in all relevant jurisdictions and the recognition of close-out netting has been approved in accordance with the bank’s Netting Policy.
Deutsche Bank also enters into credit support annexes (CSAs) to master agreements in order to further reduce the bank’s derivatives-related credit risk. These annexes generally provide risk mitigation through periodic, usually daily, margining of the covered exposure. The CSAs also provide for the right to terminate the related derivative transactions upon the counterparty’s failure to honor a margin call. As with netting, when Deutsche Bank believes the annex is enforceable,
Deutsche Bank reflects this in its exposure measurement.
Certain CSAs to master agreements provide for rating-dependent triggers, where additional collateral must be pledged if a party’s rating is downgraded. Deutsche Bank also enters into master agreements that provide for an additional termination event upon a party’s rating downgrade. These downgrade provisions in CSAs and master agreements usually apply to both parties but in some agreements may apply to Deutsche Bank only. Deutsche Bank analyzes and monitors its potential contingent payment obligations resulting from a rating downgrade in its stress testing and liquidity coverage ratio approach for liquidity risk on an ongoing basis. For an assessment of the quantitative impact of a downgrading of the bank’s credit rating please refer to table “Stress Testing Results” in the section “Liquidity Risk”.
The Dodd-Frank Act and CFTC rules thereunder, including CFTC rule § 23.504, as well as EMIR and Commission
Delegated Regulation based thereon, namely Commission Delegated Regulation (EU) 2016/2251, introduced the mandatory use of master agreements and related CSAs, which must be executed prior to or contemporaneously with entering into an uncleared OTC derivative transaction. Certain documentation is also required by the U.S. margin rules adopted by U.S. prudential regulators. Under the U.S. prudential regulators’ margin rules, Deutsche Bank is required to post and collect initial margin for its uncleared derivatives exposures with other derivatives dealers, as well as with the bank’s counterparties that (a) are “financial end users,” as that term is defined in the U.S. margin rules, and (b) have an average daily aggregate notional amount of uncleared swaps, uncleared security-based swaps, foreign exchange forwards and foreign exchange swaps exceeding U.S.$ 8 billion in June, July and August of the previous calendar year.
The U.S. margin rules additionally require Deutsche Bank to post and collect variation margin for its derivatives with other derivatives dealers and certain financial end user counterparties. These margin requirements are subject to a U.S.$
50 million threshold for initial margin, but no threshold for variation margin, with a combined U.S.$ 500,000 minimum transfer amount. The U.S. margin requirements have been in effect for large banks since September 2016, with additional variation margin requirements having come into effect March 1, 2017, and additional initial margin requirements being phased in from September 2017 through September 2022.
Under Commission Delegated Regulation (EU) 2016/2251, which implements the EMIR margin requirements, the CSA must provide for daily valuation and daily variation margining based on a zero threshold and a minimum transfer amount of not more than € 500,000. For large derivative exposures exceeding € 8 billion, initial margin has to be posted as well.
The variation margin requirements under EMIR apply as of March 1, 2017; the initial margin requirements originally were subject to a staged phase-in until September 1, 2021. However, legislative changes published on February 17, 2021

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk
extended deadlines into 2023. Under Article 31 of Commission Delegated Regulation (EU) 2016/2251, an EU party may decide to not exchange margin with counterparties in certain non-netting jurisdictions provided certain requirements are met. Pursuant to Article 11 (5) to (10) of EMIR, competent authorities are authorized to exempt intragroup transactions from the margining obligation, provided certain requirements are met. While some of those requirements are the same as for the EMIR clearing exemptions (see above), there are additional requirements such as the absence of any current or foreseen practical or legal impediment to the prompt transfer of funds or repayment of liabilities between intragroup counterparties. The bank is making use of this exemption. The bank has successfully applied for the collateral exemption for some of its regulatory-consolidated subsidiaries with intragroup derivatives, including, e.g., Deutsche Securities Inc.
and Deutsche Bank Luxembourg S.A. The bank is allowed to use intragroup exemptions from the EMIR collateral obligation for a number of bilateral intragroup relationships which are published under https://www.db.com/legal-
resources/european-market-infrastructure-regulation/intra-group-exemptions-margining. For some bilateral intragroup relationships, the EMIR margining exemption may be used based on Article 11 (5) of EMIR, i.e. without the need for any application, because both entities are established in the same EU Member State. For third country subsidiaries, the intragroup exemption was originally limited until the earlier of June 30, 2025 and four months after the publication of an equivalence decision by the EU Commission under Article 13(2) EMIR, unless, in the case of an equivalence decision being applicable, a follow-up exemption application is made and granted. With the EMIR amendments having entered into force on December 24, 2024 (Regulation (EU) 2024/2987), a so-called “equivalence decision” is no longer a requirement for a margin exemption. As a matter of principle, Deutsche Bank is able to continue to use pre-existing margin exemptions.
Collateral evaluation and management
Article 453 (b) CRR
Deutsche Bank’s processes seek to ensure that the collateral accepted for risk mitigation purposes is of high quality. This includes processes to generally ensure legally effective and enforceable documentation for realizable and measurable collateral or assets which are evaluated within the on-boarding process by dedicated internal appraisers or teams with the respective qualification, skills and experience or adequate external valuers mandated in regulated processes. The applied valuations follow generally accepted valuation methods or models and include the identification of material climate physical and transition risks. Ongoing correctness of values is monitored by collateral type specific appropriate frequent and event-driven reviews considering relevant risk parameters. Revaluations are applied in cases of identified probable material deteriorations and future monitoring may be adjusted respectively. The assessment of the suitability of collateral for a specific transaction is part of the credit decision and must be undertaken in a conservative way. Deutsche
Bank strives to avoid “wrong-way” risk characteristics where the counterparty’s risk is positively correlated with the risk of deterioration in the collateral value. If collateral with material correlation risk is accepted anyhow, a potential impact on its value is considered conservatively in the valuation. For unfunded credit protection like guarantees, the process for the analysis of the guarantor’s creditworthiness is aligned to the credit assessment process for credit-relevant counterparties.
For funded collateral, the value depends on the type and quality of the respective collateral as well as its suitability for third-party use, its lifespan and other value-influencing factors. Haircuts reflecting risks of liquidation in a default scenario are implicitly considered in the LGD estimation. Collateral can either move in value over time (dynamic value) or not (static value). Deutsche Bank uses value deductions to reflect i.a.:
–price fluctuations
–insufficient third-party usability
–limitations on liquidation / realization
–currency mismatch between the secured exposure and the collateral
–maturity mismatch
–environmental risks
–asset specific aspects (age-related discounts, encumbrances and restrictions)
–correlation between the performance of the borrower and the value of the collateral, e.g., in the case of the pledge of a borrower’s own shares or securities (in this case generally full correlation leads to a 100% value deduction)
–
These value deductions are either applied within the scope of the assessment and hence directly considered in the market value or deducted afterwards.
Main types of collateral
Article 453 (c) CRR
Deutsche Bank regularly agrees on collateral to be received from customers that are subject to credit risk or to be provided by third parties agreed by legally effective and enforceable contracts, documented by a written and reasoned legal opinion. Collateral is credit protection in the form of (funded) assigned or pledged assets or (unfunded) third-party obligations that serves to mitigate the inherent risk of credit loss in an exposure, by either improving recoveries in the

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk
event of a default or substituting the counterparty default risk. Deutsche Bank generally takes all types of valuable and eligible collateral for its respective businesses but may limit accepted collateral types for specific businesses or regions as customary in the respective market or driven by purpose of efficiency. While collateral can be an alternative source of repayment, it does not replace the necessity of high-quality underwriting standards and a thorough assessment of the debt service ability of the counterparty in line with Article 194 (9) CRR.
Deutsche Bank distinguishes the following two types of credit protection approaches:
–Funded credit protection in forms of financial and other collateral, which enables Deutsche Bank to recover all or part of the outstanding exposure by liquidating the collateral asset provided, in cases where the counterparty is unable or unwilling to fulfill its primary obligations. Cash collateral, securities (equity, bonds), collateral pledges or assignments of other claims or inventory, movable assets (i.e., plant, machinery, ships and aircraft) and real estate typically fall into this category; all financial collateral is regularly, mostly daily, revalued and measured against the respective credit exposure; the value of other collateral, including real estate, is monitored based upon established processes that include regular reviews or revaluations by internal and/or external experts with appropriate qualification, skills and experience
–Unfunded credit protection in forms of guarantees, which complements the counterparty’s ability to fulfill its obligation under the legal contract and as such is provided by uncorrelated third parties. Letters of credit, credit insurance, export credit insurance, guarantees, credit derivatives and (unfunded) risk participations typically fall into this category. Guarantees and strong letters of comfort provided by correlated group members of customers
(generally the parent company) are also accepted and considered in approved rating approaches; guarantee collateral with a non-investment grade rating of the guarantor is limited
Main types of guarantor and credit derivative counterparties
Article 453 (d) CRR
Deutsche Bank accepts different types of unfunded credit protection, which complements the counterparty’s ability to fulfill its obligation under the legal contract and as such is provided by uncorrelated third parties with checked creditworthiness. The process for the analysis of the guarantor’s creditworthiness is aligned to the credit assessment process for counterparties. Letters of credit, credit insurance, export credit insurance, guarantees, credit derivatives and risk participations typically fall into this category. Main guarantor types are banks, export credit agencies and other public-sector undertakings and insurance companies whose obligations are recognized via several methodologies, e.g.
substitution of risk parameters approach or modelling approach. Also, corporate clients play an important role in providing declarations of liability. Guarantees and strong letters of comfort provided by correlated group members of customers (generally the parent company) are accepted and considered in approved rating approaches. Guarantee collateral with a non-investment grade rating of the guarantor is limited.
Risk concentrations within credit risk mitigation
Article 453 (e) CRR
Concentrations within credit risk mitigations taken may occur if a number of guarantors and credit derivative providers with similar economic characteristics are engaged in comparable activities with changes in economic or industry conditions affecting their ability to meet contractual obligations. Concentration risk may also occur in collateral portfolios (e.g. multiple claims and receivables against third parties) which are considered conservatively within the valuation process and/or on-site inspections where applicable. Deutsche Bank uses a range of tools and metrics to monitor concentrations in its credit risk mitigating activities and initiate respective actions if deemed necessary.

Deutsche Bank	Credit risk and credit risk mitigation
Pillar 3 Report as of December 31, 2025	General quantitative information on credit risk
General quantitative information on credit risk mitigation
Overview of credit risk mitigation techniques
Article 453 (f) CRR
The table EU CR3 below shows a breakdown of unsecured and secured credit risk exposures and credit risk exposures secured by various credit risk mitigants for all loans and debt securities including the carrying amounts of the total population which are in default. Exposures unsecured (column a) represent the carrying amount of credit risk exposures
(net of credit risk adjustments) that do not benefit from a credit risk mitigation technique, regardless of whether this technique is recognized in the CRR. Exposures secured (column b) represent the carrying amount of exposures that have at least one credit risk mitigation mechanism (collateral, financial guarantees, credit derivatives) associated with them.
Exposure secured by various credit risk mitigants (column c-e) are the carrying amount of exposures (net of credit risk adjustments) partly or totally secured by collateral, financial guarantees and credit derivatives, whereby only the secured portion of the overall exposure is presented. The allocation of the carrying amount of multi-secured exposures to their different credit risk mitigation mechanisms is made by order of priority, starting with the credit risk mitigation mechanism expected to be called first in the event of a loss, and within the limits of the carrying amount primarily observed of the secured exposures. Moreover, no overcollateralization is considered.
EU CR3 – Credit Risk Mitigation techniques – Overview

		Dec 31, 2025
		a	b	c	d	e
			Secured carrying amount
					Of which secured by financial guarantees
	in € m.	Unsecured carrying amount	Secured carrying amount, Total	Of which secured by collateral	Of which secured by financial guarantees, Total	Of which secured by credit derivatives
1	Loans and advances	462,274	458,043	406,901	51,141	0
2	Debt securities	79,533	2,414	2,357	57	—
3	Total	541,807	460,457	409,259	51,198	0
4	of which: non-performing exposures	3,213	7,877	6,762	1,115	0
EU-5	of which: defaulted	3,189	7,859	—	—	—

		Jun 30, 2025
		a	b	c	d	e
			Secured carrying amount
					Of which secured by financial guarantees
	in € m.	Unsecured carrying amount	Secured carrying amount, Total	Of which secured by collateral	Of which secured by financial guarantees, Total	Of which secured by credit derivatives
1	Loans and advances	422,936	446,337	398,708	47,629	0
2	Debt securities	73,791	2,771	2,579	193	—
3	Total	496,727	449,108	401,287	47,821	0
4	of which: non-performing exposures	3,284	7,349	6,188	1,161	0
EU-5	of which: defaulted	3,270	7,274	—	—	—

Secured and unsecured total exposures increased to € 1,002 billion in December 2025 compared to € 946 billion in June
2025, driven by increase in unsecured exposure by € 45.1 billion and secured exposure by € 11.3 billion.

Deutsche Bank	Credit risk and credit risk mitigation in the standardized approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach
Credit risk and credit risk mitigation in the
standardized approach
Qualitative information on the use of the standardized
approach
Deutsche Bank applies the standardized approach to a subset of the credit risk exposures. The standardized approach measures credit risk either pursuant to fixed risk weights, which are regulatory predefined or determined through the application of external ratings.
Certain credit exposures are permanently assigned to the standardized approach. Exposures to central governments or central banks make up the majority of the exposures carried in the standardized approach and receive predominantly a risk weight of zero percent. Exposures to central governments or central banks that were treated under IRBA previously have been moved to standardized approach under article 494d CRR in 2025.
For internal purposes, however, these exposures are subject to an internal credit assessment and fully integrated in the risk management and economic capital processes.
External ratings in the standardized approach and usage of issue rating
Article 444 (a-d) CRR and EU CRD
In order to calculate the regulatory capital requirements under the standardized approach, Deutsche Bank uses eligible external ratings from Standard & Poor’s, Moody’s, Fitch Ratings and in some cases from DBRS. Ratings are applied to all relevant exposure classes in the standardized approach. If more than one rating is available for a specific counterparty, the selection criteria as set out in Article 138 CRR are applied in order to determine the relevant risk weight for the capital calculation.
Given the low volume of exposures covered under the standardized approach and the high percentage of (externally rated) central government exposures therein, Deutsche Bank principally does not consider impacts from inferring issue ratings from issuer ratings.
This information does not need to be disclosed separately as Deutsche Bank complies with the standard association published by EBA.
Quantitative information on the use of the standardized
approach
Standardized approach exposure by risk weight before and after credit mitigation
Article 444 (e) CRR and Article 453 (g-i) CRR
The table below shows the credit risk exposure before and post credit conversion factors and credit risk mitigation obtained in the form of eligible financial collateral, guarantees and credit derivatives based on the exposure-at-default
(EAD) in the standardized approach as well as related RWA and average risk weights broken down by regulatory exposure classes and a split into on- and off-balance sheet exposures.

Deutsche Bank	Credit risk and credit risk mitigation in the standardized approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach
EU CR4 – Standardized approach – credit risk exposure and credit risk mitigation (CRM) effects

		Dec 31, 2025
		a	b	c	d	e	f
	in € m. (unless stated otherwise)	Exposures before CCF and CRM		Exposures post-CCF and CRM		RWEAs and RWEA density
	Exposure classes	On-balance sheet amount	Off-balance sheet amount	On-balance sheet amount	Off-balance sheet amount	RWEAs	RWEAs density [in %]
1	Central governments or central banks	236,429	4,592	242,442	3,031	15,007	6.11%
2	Non-central government public sector entities	5,667	5,378	6,964	4,094	114	1.03%
EU 2a	Regional government or local authorities	1,778	5,325	2,583	4,078	111	1.67%
EU 2b	Public sector entities	3,889	52	4,381	16	3	0.06%
3	Multilateral development banks	4,330	0	5,598	306	0	0.00%
EU 3a	International organizations	6,711	0	6,711	0	0	0.00%
4	Institutions	324	82	485	100	517	88.31%
5	Covered bonds	0	0	0	0	0	0.00%
6	Corporates	13,238	5,386	14,178	1,894	13,267	82.55%
6.1	Of which: Specialized Lending	38	112	37	45	83	101.90%
7	Subordinated debt exposures and equity	2,539	476	2,539	476	6,590	218.57%
EU 7a	Subordinated debt exposures	0	0	0	0	0	0.00%
EU 7b	Equity	2,539	476	2,539	476	6,590	218.57%
8	Retail	1,799	1,430	1,692	166	1,348	72.54%
9	Secured by mortgages on immovable property and ADC exposures	5,056	214	4,765	45	1,916	39.82%
9.1	Secured by mortgages on residential immovable property - non IPRE	4,205	176	3,918	41	1,375	34.73%
9.2	Secured by mortgages on residential immovable property - IPRE	35	0	33	0	9	25.97%
9.3	Secured by mortgages on commercial immovable property - non IPRE	795	38	794	3	516	64.71%
9.4	Secured by mortgages on commercial immovable property - IPRE	21	0	20	0	16	77.93%
9.5	Acquisition, Development and Construction (ADC)	0	0	0	0	0	150.00%
10	Exposures in default	1,206	233	838	4	1,011	120.11%
EU 10a	Claims on institutions and corporates with a short- term credit assessment	0	0	0	0	0	0.00%
EU 10b	Collective investments undertakings (CIU)	628	18,822	628	4,407	7,286	144.71%
EU 10c	Other items	10,294	69	10,294	69	8,708	84.03%
12	Total	288,222	36,681	297,136	14,593	55,764	17.89%

Deutsche Bank	Credit risk and credit risk mitigation in the standardized approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

		Jun 30, 2025
		a	b	c	d	e	f
	in € m. (unless stated otherwise)	Exposures before CCF and CRM		Exposures post-CCF and CRM		RWEAs and RWEA density
	Exposure classes	On-balance sheet amount	Off-balance sheet amount	On-balance sheet amount	Off-balance sheet amount	RWEAs	RWA density [in %]
1	Central governments or central banks	85,843	303	91,892	1,064	85	0.09%
2	Non-central government public sector entities	5,053	5,333	5,892	4,043	24	0.24%
EU 2a	Regional government or local authorities	1,115	5,283	1,313	4,036	6	0.11%
EU 2b	Public sector entities	3,938	50	4,579	7	18	0.40%
3	Multilateral development banks	2,023	0	2,031	2	0	0.00%
EU 3a	International organizations	5,526	0	5,526	0	0	0.00%
4	Institutions	235	64	1,049	21	305	28.50%
5	Covered bonds	0	0	0	0	0	0.00%
6	Corporates	13,309	4,457	10,465	1,518	11,113	92.74%
6.1	Of which: Specialized Lending	17	51	11	15	29	111.74%
7	Subordinated debt exposures and equity	2,675	473	2,675	473	6,646	211.06%
EU 7a	Subordinated debt exposures	0	0	0	0	0	0.00%
EU 7b	Equity	2,675	473	2,675	473	6,646	211.06%
8	Retail	1,368	1,397	1,246	155	1,026	73.24%
9	Secured by mortgages on immovable property and ADC exposures	5,068	192	4,867	31	2,037	41.58%
9.1	Secured by mortgages on residential immovable property - non IPRE	3,994	149	3,795	27	1,320	34.55%
9.2	Secured by mortgages on residential immovable property - IPRE	31	0	31	0	9	30.22%
9.3	Secured by mortgages on commercial immovable property - non IPRE	1,012	41	1,011	3	680	67.00%
9.4	Secured by mortgages on commercial immovable property - IPRE	31	2	31	1	27	87.31%
9.5	Acquisition, Development and Construction (ADC)	0	0	0	0	0	150.00%
10	Exposures in default	1,200	17	1,157	6	1,470	126.38%
EU 10a	Claims on institutions and corporates with a short- term credit assessment	0	0	0	0	0	0.00%
EU 10b	Collective investments undertakings (CIU)	927	16,639	927	3,716	5,715	123.08%
EU 10c	Other items	10,350	69	10,350	69	8,765	84.13%
12	Total	133,577	28,944	138,078	11,097	37,186	24.93%
RWA for credit risk (excluding CCR) in the standardized approach were € 55.8 billion as of December 31, 2025, compared to € 37.2 billion as of June 30, 2025. The increase of € 18.6 billion was mainly driven by a simplification of the internal rating-based approach resulting in the calculation of exposures to "Central governments and central banks" using the standardized approach. Additionally, the increase in exposure class "corporates" is mainly driven by higher exposures and the increase in exposure class "Collective investments undertakings (CIU)” is due to increased exposures along with higher risk weights. These increases were partly offset by reduced exposures in exposure class “Exposures in default”.
In the following tables the EAD per regulatory exposure class are assigned to their standardized risk weights. Deducted or unrated items are split out separately. The exposures are shown after the shift to the exposure class of the protection seller, if applicable.

Deutsche Bank	Credit risk and credit risk mitigation in the standardized approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach
EU CR5 – Standardized approach

		Dec 31, 2025
	in € m.	Risk Weight
		a	b	c	d	e	f	g
	Exposure classes	0%	2%	4%	10%	20%	30%	35%
1	Central governments or central banks	233,303	0	0	0	2,235	0	0
2	Non-central government public sector entities	10,488	0	0	0	570	0	0
EU 2a	Regional governments or local authorities	6,106	0	0	0	556	0	0
EU 2b	Public sector entities	4,382	0	0	0	14	0	0
3	Multilateral development banks	5,904	0	0	0	0	0	0
EU 3a	International organizations	6,711	0	0	0	0	0	0
4	Institutions	0	0	0	0	82	210	0
5	Covered bonds	0	0	0	0	0	0	0
6	Corporates	0	0	170	0	2,956	0	0
6.1	Of which: Specialized Lending	0	0	0	0	0	0	0
7	Subordinated debt exposures and equity	107	0	0	0	0	0	0
EU 7a	Subordinated debt exposures	0	0	0	0	0	0	0
EU 7b	Equity	107	0	0	0	0	0	0
8	Retail	0	0	0	0	0	0	184
9	Secured by mortgages on immovable property and ADC exposures	3	0	0	0	3,074	3	3
9.1	Secured by mortgages on residential immovable property - non IPRE	3	0	0	0	3,048	3	0
9.1.1	no loan splitting applied	2	0	0	0	0	0	0
9.1.2	loan splitting applied (secured)	0	0	0	0	3,048	3	0
9.1.3	loan splitting applied (unsecured)	1	0	0	0	0	0	0
9.2	Secured by mortgages on residential immovable property - IPRE	0	0	0	0	26	0	3
9.3	Secured by mortgages on commercial immovable property - non IPRE	0	0	0	0	0	0	0
9.3.1	no loan splitting applied	0	0	0	0	0	0	0
9.3.2	loan splitting applied (secured)	0	0	0	0	0	0	0
9.3.3	loan splitting applied (unsecured)	0	0	0	0	0	0	0
9.4	Secured by mortgages on commercial immovable property - IPRE	0	0	0	0	0	0	0
9.5	Acquisition, Development and Construction (ADC)	0	0	0	0	0	0	0
10	Exposures in default	0	0	0	0	0	0	0
EU 10a	Claims on institutions and corporates with a short-term credit assessment	0	0	0	0	0	0	0
EU 10b	Collective investment undertakings (CIU)	1,286	0	0	0	324	0	0
EU 10c	Other items	1,635	0	0	0	25	0	0
EU 11c	Total	259,438	0	170	0	9,267	213	187

Deutsche Bank	Credit risk and credit risk mitigation in the standardized approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

		Dec 31, 2025
	in € m.	Risk Weight
		h	i	j	k	l	m	n
	Exposure classes	40%	45%	50%	60%	70%	75%	80%
1	Central governments or central banks	0	0	2,557	0	0	0	0
2	Non-central government public sector entities	0	0	0	0	0	0	0
EU 2a	Regional governments or local authorities	0	0	0	0	0	0	0
EU 2b	Public sector entities	0	0	0	0	0	0	0
3	Multilateral development banks	0	0	0	0	0	0	0
EU 3a	International organizations	0	0	0	0	0	0	0
4	Institutions	0	0	2	0	0	0	0
5	Covered bonds	0	0	0	0	0	0	0
6	Corporates	0	0	567	0	0	3	0
6.1	Of which: Specialized Lending	0	0	0	0	0	0	0
7	Subordinated debt exposures and equity	0	0	0	0	0	0	0
EU 7a	Subordinated debt exposures	0	0	0	0	0	0	0
EU 7b	Equity	0	0	0	0	0	0	0
8	Retail	0	0	0	0	0	1,421	0
9	Secured by mortgages on immovable property and ADC exposures	0	2	0	690	2	560	0
9.1	Secured by mortgages on residential immovable property - non IPRE	0	0	0	0	0	558	0
9.1.1	no loan splitting applied	0	0	0	0	0	27	0
9.1.2	loan splitting applied (secured)	0	0	0	0	0	0	0
9.1.3	loan splitting applied (unsecured)	0	0	0	0	0	532	0
9.2	Secured by mortgages on residential immovable property - IPRE	0	2	0	0	0	1	0
9.3	Secured by mortgages on commercial immovable property - non IPRE	0	0	0	687	0	1	0
9.3.1	no loan splitting applied	0	0	0	0	0	0	0
9.3.2	loan splitting applied (secured)	0	0	0	687	0	0	0
9.3.3	loan splitting applied (unsecured)	0	0	0	0	0	1	0
9.4	Secured by mortgages on commercial immovable property - IPRE	0	0	0	3	2	0	0
9.5	Acquisition, Development and Construction (ADC)	0	0	0	0	0	0	0
10	Exposures in default	0	0	0	0	0	0	0
EU 10a	Claims on institutions and corporates with a short-term credit assessment	0	0	0	0	0	0	0
EU 10b	Collective investment undertakings (CIU)	0	0	49	0	0	0	0
EU 10c	Other items	0	0	0	0	0	0	0
EU 11c	Total	0	2	3,175	690	2	1,985	0

Deutsche Bank	Credit risk and credit risk mitigation in the standardized approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

		Dec 31, 2025
	in € m.	Risk Weight
		o	p	q	r	s	t	u
	Exposure classes	90%	100%	105%	110%	130%	150%	250%
1	Central governments or central banks	0	1,776	0	0	0	217	0
2	Non-central government public sector entities	0	0	0	0	0	0	0
EU 2a	Regional governments or local authorities	0	0	0	0	0	0	0
EU 2b	Public sector entities	0	0	0	0	0	0	0
3	Multilateral development banks	0	0	0	0	0	0	0
EU 3a	International organizations	0	0	0	0	0	0	0
4	Institutions	0	0	0	0	0	291	0
5	Covered bonds	0	0	0	0	0	0	0
6	Corporates	0	12,257	0	0	15	97	0
6.1	Of which: Specialized Lending	0	67	0	0	15	0	0
7	Subordinated debt exposures and equity	0	136	0	0	0	0	1,917
EU 7a	Subordinated debt exposures	0	0	0	0	0	0	0
EU 7b	Equity	0	136	0	0	0	0	1,917
8	Retail	0	226	0	0	0	27	0
9	Secured by mortgages on immovable property and ADC exposures	13	457	0	0	0	3	0
9.1	Secured by mortgages on residential immovable property - non IPRE	0	348	0	0	0	0	0
9.1.1	no loan splitting applied	0	182	0	0	0	0	0
9.1.2	loan splitting applied (secured)	0	0	0	0	0	0	0
9.1.3	loan splitting applied (unsecured)	0	166	0	0	0	0	0
9.2	Secured by mortgages on residential immovable property - IPRE	0	0	0	0	0	1	0
9.3	Secured by mortgages on commercial immovable property - non IPRE	0	109	0	0	0	0	0
9.3.1	no loan splitting applied	0	51	0	0	0	0	0
9.3.2	loan splitting applied (secured)	0	0	0	0	0	0	0
9.3.3	loan splitting applied (unsecured)	0	58	0	0	0	0	0
9.4	Secured by mortgages on commercial immovable property - IPRE	13	0	0	0	0	1	0
9.5	Acquisition, Development and Construction (ADC)	0	0	0	0	0	0	0
10	Exposures in default	0	503	0	0	0	339	0
EU 10a	Claims on institutions and corporates with a short-term credit assessment	0	0	0	0	0	0	0
EU 10b	Collective investment undertakings (CIU)	0	711	0	0	0	84	2,480
EU 10c	Other items	0	8,703	0	0	0	0	0
EU 11c	Total	13	24,768	0	0	15	1,057	4,398

Deutsche Bank	Credit risk and credit risk mitigation in the standardized approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

		Dec 31, 2025
	in € m.	Risk Weight
		v	w	x	y	z	aa
	Exposure classes	370%	400%	1250%	Others	Total	Of which: unrated
1	Central governments or central banks	0	0	0	5,385	245,474	119,202
2	Non-central government public sector entities	0	0	0	0	11,058	4,614
EU 2a	Regional governments or local authorities	0	0	0	0	6,661	3,992
EU 2b	Public sector entities	0	0	0	0	4,397	622
3	Multilateral development banks	0	0	0	0	5,904	1,574
EU 3a	International organizations	0	0	0	0	6,711	0
4	Institutions	0	0	0	0	585	585
5	Covered bonds	0	0	0	0	0	0
6	Corporates	0	0	8	0	16,072	15,845
6.1	Of which: Specialized Lending	0	0	0	0	82	82
7	Subordinated debt exposures and equity	0	17	0	838	3,015	2,584
EU 7a	Subordinated debt exposures	0	0	0	0	0	0
EU 7b	Equity	0	17	0	838	3,015	2,584
8	Retail	0	0	0	1	1,859	1,859
9	Secured by mortgages on immovable property and ADC exposures	0	0	0	0	4,810	4,810
9.1	Secured by mortgages on residential immovable property - non IPRE	0	0	0	0	3,959	3,959
9.1.1	no loan splitting applied	0	0	0	0	210	210
9.1.2	loan splitting applied (secured)	0	0	0	0	3,051	3,051
9.1.3	loan splitting applied (unsecured)	0	0	0	0	699	699
9.2	Secured by mortgages on residential immovable property - IPRE	0	0	0	0	33	33
9.3	Secured by mortgages on commercial immovable property - non IPRE	0	0	0	0	797	797
9.3.1	no loan splitting applied	0	0	0	0	51	51
9.3.2	loan splitting applied (secured)	0	0	0	0	687	687
9.3.3	loan splitting applied (unsecured)	0	0	0	0	59	59
9.4	Secured by mortgages on commercial immovable property - IPRE	0	0	0	0	20	20
9.5	Acquisition, Development and Construction (ADC)	0	0	0	0	0	0
10	Exposures in default	0	0	0	0	842	420
EU 10a	Claims on institutions and corporates with a short-term credit assessment	0	0	0	0	0	0
EU 10b	Collective investment undertakings (CIU)	0	4	6	91	5,035	1,668
EU 10c	Other items	0	0	0	0	10,363	10,338
EU 11c	Total	0	21	14	6,315	311,728	163,500

Deutsche Bank	Credit risk and credit risk mitigation in the standardized approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

		Jun 30, 2025
	in € m.	Risk Weight
		a	b	c	d	e	f	g
	Exposure classes	0%	2%	4%	10%	20%	30%	35%
1	Central governments or central banks	92,859	0	0	0	15	0	0
2	Non-central government public sector entities	9,826	0	0	0	107	0	0
EU 2a	Regional governments or local authorities	5,322	0	0	0	26	0	0
EU 2b	Public sector entities	4,504	0	0	0	81	0	0
4	Multilateral development banks	2,032	0	0	0	0	0	0
EU 3a	International organizations	5,526	0	0	0	0	0	0
4	Institutions	0	0	0	0	882	126	0
5	Covered bonds	0	0	0	0	0	0	0
6	Corporates	0	0	376	0	368	0	0
6.1	Of which: Specialized Lending	0	0	0	0	0	0	0
7	Subordinated debt exposures and equity	83	0	0	0	0	0	0
EU 7a	Subordinated debt exposures	0	0	0	0	0	0	0
EU 7b	Equity	83	0	0	0	0	0	0
8	Retail	0	0	0	0	0	0	185
9	Secured by mortgages on immovable property and ADC exposures	0	0	0	0	2,953	10	13
9.1	Secured by mortgages on residential immovable property - non IPRE	0	0	0	0	2,951	0	0
9.1.1	no loan splitting applied	0	0	0	0	0	0	0
9.1.2	loan splitting applied (secured)	0	0	0	0	2,951	0	0
9.1.3	loan splitting applied (unsecured)	0	0	0	0	0	0	0
9.2	Secured by mortgages on residential immovable property - IPRE	0	0	0	0	2	10	13
9.3	Secured by mortgages on commercial immovable property - non IPRE	0	0	0	0	0	0	0
9.3.1	no loan splitting applied	0	0	0	0	0	0	0
9.3.2	loan splitting applied (secured)	0	0	0	0	0	0	0
9.3.3	loan splitting applied (unsecured)	0	0	0	0	0	0	0
9.4	Secured by mortgages on commercial immovable property - IPRE	0	0	0	0	0	0	0
9.5	Acquisition, Development and Construction (ADC)	0	0	0	0	0	0	0
10	Exposures in default	0	0	0	0	0	0	0
EU 10a	Claims on institutions and corporates with a short- term credit assessment	0	0	0	0	0	0	0
EU 10b	Collective investment undertakings (CIU)	1,412	0	0	0	412	0	0
EU 10c	Other items	1,630	0	0	0	29	0	0
EU 11c	Total	113,369	0	376	0	4,765	135	197

Deutsche Bank	Credit risk and credit risk mitigation in the standardized approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

		Jun 30, 2025
	in € m.	Risk Weight
		h	i	j	k	l	m	n
	Exposure classes	40%	45%	50%	60%	70%	75%	80%
1	Central governments or central banks	0	0	0	0	0	0	0
2	Non-central government public sector entities	0	0	0	0	0	0	0
EU 2a	Regional governments or local authorities	0	0	0	0	0	0	0
EU 2b	Public sector entities	0	0	0	0	0	0	0
4	Multilateral development banks	0	0	0	0	0	0	0
EU 3a	International organizations	0	0	0	0	0	0	0
4	Institutions	0	0	0	0	0	0	0
5	Covered bonds	0	0	0	0	0	0	0
6	Corporates	0	0	74	0	0	28	0
6.1	Of which: Specialized Lending	0	0	0	0	0	0	0
7	Subordinated debt exposures and equity	0	0	0	0	0	0	0
EU 7a	Subordinated debt exposures	0	0	0	0	0	0	0
EU 7b	Equity	0	0	0	0	0	0	0
8	Retail	0	0	0	0	0	964	0
9	Secured by mortgages on immovable property and ADC exposures	0	6	0	810	4	546	0
9.1	Secured by mortgages on residential immovable property - non IPRE	0	0	0	0	0	544	0
9.1.1	no loan splitting applied	0	0	0	0	0	19	0
9.1.2	loan splitting applied (secured)	0	0	0	0	0	0	0
9.1.3	loan splitting applied (unsecured)	0	0	0	0	0	526	0
9.2	Secured by mortgages on residential immovable property - IPRE	0	6	0	0	0	1	0
9.3	Secured by mortgages on commercial immovable property - non IPRE	0	0	0	810	0	1	0
9.3.1	no loan splitting applied	0	0	0	0	0	0	0
9.3.2	loan splitting applied (secured)	0	0	0	810	0	0	0
9.3.3	loan splitting applied (unsecured)	0	0	0	0	0	1	0
9.4	Secured by mortgages on commercial immovable property - IPRE	0	0	0	0	4	0	0
9.5	Acquisition, Development and Construction (ADC)	0	0	0	0	0	0	0
10	Exposures in default	0	0	0	0	0	0	0
EU 10a	Claims on institutions and corporates with a short- term credit assessment	0	0	0	0	0	0	0
EU 10b	Collective investment undertakings (CIU)	0	0	28	0	0	0	0
EU 10c	Other items	0	0	0	0	0	0	0
EU 11c	Total	0	6	103	810	4	1,539	0

Deutsche Bank	Credit risk and credit risk mitigation in the standardized approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

		Jun 30, 2025
	in € m.	Risk Weight
		o	p	q	r	s	t	u
	Exposure classes	90%	100%	105%	110%	130%	150%	250%
1	Central governments or central banks	0	82	0	0	0	0	0
2	Non-central government public sector entities	0	2	0	0	0	0	0
EU 2a	Regional governments or local authorities	0	1	0	0	0	0	0
EU 2b	Public sector entities	0	1	0	0	0	0	0
4	Multilateral development banks	0	0	0	0	0	0	0
EU 3a	International organizations	0	0	0	0	0	0	0
4	Institutions	0	4	0	0	0	58	0
5	Covered bonds	0	0	0	0	0	0	0
6	Corporates	0	10,964	0	0	26	18	0
6.1	Of which: Specialized Lending	0	0	0	0	26	0	0
7	Subordinated debt exposures and equity	0	201	0	0	0	0	1,658
EU 7a	Subordinated debt exposures	0	0	0	0	0	0	0
EU 7b	Equity	0	201	0	0	0	0	1,658
8	Retail	0	225	0	0	0	27	0
9	Secured by mortgages on immovable property and ADC exposures	1	526	0	22	0	4	0
9.1	Secured by mortgages on residential immovable property - non IPRE	0	323	0	0	0	0	0
9.1.1	no loan splitting applied	0	168	0	0	0	0	0
9.1.2	loan splitting applied (secured)	0	0	0	0	0	0	0
9.1.3	loan splitting applied (unsecured)	0	155	0	0	0	0	0
9.2	Secured by mortgages on residential immovable property - IPRE	0	0	0	0	0	0	0
9.3	Secured by mortgages on commercial immovable property - non IPRE	0	203	0	0	0	0	0
9.3.1	no loan splitting applied	0	84	0	0	0	0	0
9.3.2	loan splitting applied (secured)	0	0	0	0	0	0	0
9.3.3	loan splitting applied (unsecured)	0	119	0	0	0	0	0
9.4	Secured by mortgages on commercial immovable property - IPRE	1	0	0	22	0	4	0
9.5	Acquisition, Development and Construction (ADC)	0	0	0	0	0	0	0
10	Exposures in default	0	549	0	0	0	614	0
EU 10a	Claims on institutions and corporates with a short- term credit assessment	0	0	0	0	0	0	0
EU 10b	Collective investment undertakings (CIU)	0	532	0	0	0	24	0
EU 10c	Other items	0	8,759	0	0	0	0	0
EU 11c	Total	1	21,844	0	22	26	746	1,658

Deutsche Bank	Credit risk and credit risk mitigation in the standardized approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

		Jun 30, 2025
	in € m.	Risk Weight
		v	w	x	y	z	aa
	Exposure classes	370%	400%	1250%	Others	Total	Of which: unrated
1	Central governments or central banks	0	0	0	0	92,956	60,836
2	Non-central government public sector entities	0	0	0	0	9,935	3,892
EU 2a	Regional governments or local authorities	0	0	0	0	5,349	3,154
EU 2b	Public sector entities	0	0	0	0	4,586	737
4	Multilateral development banks	0	0	0	0	2,032	13
EU 3a	International organizations	0	0	0	0	5,526	5
4	Institutions	0	0	0	0	1,070	1,065
5	Covered bonds	0	0	0	0	0	0
6	Corporates	0	0	0	128	11,983	11,517
6.1	Of which: Specialized Lending	0	0	0	0	26	26
7	Subordinated debt exposures and equity	0	3	0	1,199	3,145	2,705
EU 7a	Subordinated debt exposures	0	0	0	0	0	0
EU 7b	Equity	0	3	0	1,199	3,145	2,705
8	Retail	0	0	0	1	1,401	1,401
9	Secured by mortgages on immovable property and ADC exposures	0	0	0	3	4,898	4,898
9.1	Secured by mortgages on residential immovable property - non IPRE	0	0	0	3	3,821	3,821
9.1.1	no loan splitting applied	0	0	0	0	187	187
9.1.2	loan splitting applied (secured)	0	0	0	0	2,951	2,951
9.1.3	loan splitting applied (unsecured)	0	0	0	3	683	683
9.2	Secured by mortgages on residential immovable property - IPRE	0	0	0	0	31	31
9.3	Secured by mortgages on commercial immovable property - non IPRE	0	0	0	0	1,014	1,014
9.3.1	no loan splitting applied	0	0	0	0	84	84
9.3.2	loan splitting applied (secured)	0	0	0	0	810	810
9.3.3	loan splitting applied (unsecured)	0	0	0	0	120	120
9.4	Secured by mortgages on commercial immovable property - IPRE	0	0	0	0	31	31
9.5	Acquisition, Development and Construction (ADC)	0	0	0	0	0	0
10	Exposures in default	0	0	0	0	1,163	1,090
EU 10a	Claims on institutions and corporates with a short-term credit assessment	0	0	0	0	0	0
EU 10b	Collective investment undertakings (CIU)	0	0	0	2,234	4,643	1,690
EU 10c	Other items	0	0	0	0	10,419	10,390
EU 11c	Total	0	3	0	3,566	149,171	99,502

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Qualitative information on the use of the IRB approach
Credit risk exposure and credit risk mitigation in the
internal-rating-based approach
Qualitative information on the use of the IRB approach
Approval status for IRB approaches
Article 452 (a) CRR
For the majority of the Group’s credit portfolios, the bank applies the advanced IRBA to calculate the regulatory capital requirements according to the CRR/CRD 4 framework, based on respective approvals received from BaFin and ECB.
Overall, IRB approved models cover all of the bank’s material exposures in the IRB eligible exposure classes “Institutions”,
“Corporates”, and “Retail”. For the exposure class “Central governments and central banks”, the Group reverted to standardized approach in 2025.
The Group’s exposures reported under foundation IRB include exposure classes where foundation IRB is mandatory since introduction of CRR3 and parts of former Postbank’s corporate portfolios, which partially receive regulatory risk weights using the so-called ‘supervisory slotting criteria’ approach. Further details of the Foundation Approach are provided in the section “Foundation Internal Ratings Based Approach”.
At Group level, the bank assigns some portfolios to the standardized approach. Details of the standardized approach and the standardized approach exposures are discussed in the section “Credit risk and credit risk mitigation in the standardized approach” within this report.
The bank is in regular exchange with ECB on model enhancements, changes in the IRB model landscape and other model related changes that are monitored jointly with ECB based on a model map.
Details on the number of IRB approved models and their performance are shown in the section “Model Validation
Results”.
Scope of the use of IRB and SA approaches
Article 452 (b) CRR (EU CRE)
The table EU CR6-A below shows exposures and percentages covered by the IRB and standardized approaches, also showing exposures subject to the permanent partial use. It splits the exposures further down into the major regulatory exposure classes.

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Qualitative information on the use of the IRB approach
EU CR6-A - Scope of the use of IRB and SA approaches

		Dec 31, 2025
		a	b	c	d	e
	in € m. (unless stated otherwise)	Exposure value as defined in Article 166 CRR for exposures subject to IRB approach	Total exposure value for exposures subject to the Standardized approach and to the IRB approach	Percentage of total exposure value subject to the permanent partial use of the SA	Percentage of total exposure value subject to IRB Approach	Percentage of total exposure value subject to a roll-out plan
1	Central governments or central banks	0	246,883	100.00	0.00	0.00
2	Regional governments or local authorities	0	1,962	100.00	0.00	0.00
3	Public sector entities	496	4,403	88.23	11.77	0.00
4	Institutions	—	17,188	4.24	95.76	0.00
5	Corporates	305,075	346,185	7.80	92.20	0.00
	of which:
5.1	General	0	275,112	9.81	90.19	0.00
5.2	Specialized lending	—	51,319	0.00	100.00	0.00
	of which:
5.2.1	excluding slotting approach	—	50,999	0.00	100.00	0.00
5.2.2	including slotting approach	—	320	0.00	100.00	0.00
5.3	Purchased Receivables	0	19,754	0.00	100.00	0.00
6	Retail	202,000	191,856	1.02	98.98	0.00
	of which:
6.1	Qualifying revolving	—	3,121	0.00	100.00	0.00
6.2	Secured by residential immovable property	—	140,942	0.00	100.00	0.00
6.3	Purchased receivables	68	67	0.00	100.00	0.00
6.4	Other retail exposures	44,022	43,045	0.00	100.00	0.00
7	Equity	0	1,483	100.00	0.00	0.00
EU 7a	Collective investment undertakings (CIU)	1,948	5,139	85.39	14.61	0.00
8	Other non-credit obligation assets	0	730	100.00	0.00	0.00
9	Total	526,927	815,828	35.43	64.57	0.00

		Dec 31, 2024
		a	b	c	d	e
	in € m. (unless stated otherwise)	Exposure value as defined in Article 166 CRR for exposures subject to IRB approach	Total exposure value for exposures subject to the Standardized approach and to the IRB approach	Percentage of total exposure value subject to the permanent partial use of the SA	Percentage of total exposure value subject to IRB Approach	Percentage of total exposure value subject to a roll-out plan
1	Central governments or central banks	128,696	205,981	43.35	56.65	0.00
	of which:
1.1	Regional governments or local authorities	—	1,353	100.00	0.00	0.00
1.2	Public sector entities	—	691	100.00	0.00	0.00
2	Institutions	15,331	13,860	0.72	99.28	0.00
3	Corporates	329,598	389,488	4.37	95.63	0.00
	of which:
3.1	Corporates - Specialised lending, excluding slotting approach	—	52,882	0.00	100.00	0.00
3.2	Corporates - Specialised lending under slotting approach	—	486	0.00	100.00	0.00
4	Retail	212,024	203,497	2.82	97.18	0.00
	of which:
4.1	Retail – Secured by real estate SMEs	—	983	0.00	100.00	0.00
4.2	Retail – Secured by real estate non-SMEs	—	160,471	0.00	100.00	0.00
4.3	Retail – Qualifying revolving	—	1,989	0.00	100.00	0.00
4.4	Retail – Other SMEs	—	4,395	0.00	100.00	0.00
4.5	Retail – Other non-SMEs	—	29,912	0.00	100.00	0.00
5	Equity	5,069	4,041	2.55	97.45	0.00
6	Other non-credit obligation assets	11,056	10,340	0.11	99.89	0.00
7	Total	701,774	827,207	13.57	86.43	0.00

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Qualitative information on the use of the IRB approach
Relationship between the risk management function and the internal audit function
Article 452 (c)(i) CRR (EU CRE)
As discussed in the Enterprise and Treasury Risk section “Risk Management structure and organization”, Deutsche Bank’s risk management framework consists of various components and the organizational structures follow the 3LoD model with a clear definition of roles and responsibilities for all risk types.
Group Audit is a part of the 3LoD and an instrument of the Management Board and the Global Head of Group Audit
reports administratively to the CEO. Group Audit supports the Management Board in identifying significant known and emerging weaknesses in the control framework, assessing whether risks, including the potential occurrences of fraud, are appropriately identified and managed. Group Audit is also responsible for assessing the effectiveness and efficiency of risk management, internal controls, governance processes and systems in a holistic and forward-looking manner. Group
Audit is not responsible for the design, installation, procedures, or operations of the institution's internal control.
Rating system review
Article 452 (c)(ii) CRR (EU CRE)
The 2nd LoD for model risk is Model Risk Management. The Model Risk Management function comprises the Credit
Validation unit which performs different types of independent validations across the rating system’s lifecycle in accordance with the standards set in the applicable Model Risk Management Policy.
Procedure of independence between reviewing function and development function
Article 452 (c)(iii) CRR (EU CRE)
A high level of independence of the Model Risk Management function (including the Credit Validation unit) is ensured through organizational set-up independent from the Credit Risk Control Unit (comprising credit model owners and developers). The Head of Model Risk Management reports into the Chief Risk Officer. The independent Credit Validation unit reports into the Head of Model Risk Management.
Procedure to ensure accountability of development and reviewing function
Article 452 (c)(iv) CRR (EU CRE)
The model development function is accountable for reflecting IRB requirements in the design, development and documentation of IRB models. Furthermore, it is accountable to provide model users, model owners and control functions with accurate information on IRB models including relevant assumptions and limitations.
Credit Validation unit as part of Model Risk Management function is accountable for ongoing review of IRB models and assumptions taken in the development of these models.
Group Audit as 3rd LoD is accountable for providing independent and objective assurance on the adequacy of the design, operating effectiveness and efficiency of the risk management system and systems of internal control.
Role of the function in the credit risk model process, scope and main content of credit risk models
Model change process
New model development or changes to existing models are agreed between model developers within Group Strategic
Analytics and users of the models within CRM. Other departments of the bank are involved as required e.g., to support on the provision of data required for model development or on the implementation of models in production systems.
Changes to existing credit models and introduction of new models are approved by the Regulatory Credit Risk Model
Committee chaired by the Head of CRM before the models are used for credit decisions and capital calculation for the first time or before they are significantly changed. Separately, an approval by the Head of Model Risk Management is required. Where appropriate, less significant changes can be approved by a delegate or function under a delegated authority – mainly to the Regulatory Credit Risk Model Forum. Proposals with high impact are recommended for approval to the Group Risk Committee. Regulatory notification or approval may also be required.
The model validation is performed independently of model development by Model Risk Management. The results of the regular validation processes as stipulated by internal policies are brought to the attention of the Regulatory Credit Risk
Model Forum and the Regulatory Credit Risk Model Committee, even if the validation results do not lead to a change.

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Qualitative information on the use of the IRB approach
Credit Risk Model reporting
Aggregate model risk for credit risk is reported on a quarterly basis by Model Risk Management in a dedicated credit risk section of the CRO Model Risk Profile report. The main scope of the credit risk section of this report is to inform on model usages in credit risk contributing to or towards a breach of the Group Risk Appetite metrics for model risk related to
Model Risk Framework requirements like unapproved model use, material validation findings remediation, and gaps in ongoing performance monitoring.
Significant model risk matters and model risk contribution to Risk Appetite metrics for model risk are outlined by individual model usage. Reported details cover amongst others, key issue for contribution, status of remedial actions, the responsible issue owner and duration of issue since identification. The latter builds the basis for the assessment of application of internal consequences in case remediation exceeds the remediation timeline.
Furthermore, there is also a standing agenda item on Credit Risk Models in the Regulatory Credit Risk Model Committee
that covers model risk focus topics as well as the status and development of Credit Risk Models and remediation of related validation findings.
Internal rating-based approaches
Article 452 (f) CRR (EU CRE)
Advanced Internal Ratings Based Approach
The advanced IRBA is the most sophisticated approach available under the regulatory framework for credit risk and allows Deutsche Bank to make use of internal rating methodologies as well as internal estimates of specific other risk parameters. These methods and parameters represent long-used key components of the internal risk measurement and management process supporting the credit approval process, the economic capital and expected loss calculation and the internal monitoring and reporting of credit risk. The relevant parameters include the probability of default, the loss-
given-default and the maturity driving the regulatory risk-weight and the credit conversion factor as part of the regulatory exposure at default estimation. For most of Deutsche Bank’s internal rating systems more than seven years of historical information is available to assess these parameters. Deutsche Bank’s internal rating methodologies aim at point-in-time rather than a through-the-cycle rating.
The probability of default for customers is derived from Deutsche Bank’s internal rating systems. A probability of default is assigned to each relevant counterparty credit exposure as a function of a transparent and consistent 21-grade master rating scale for all of Deutsche Bank’s exposure. The probability of default used for RWA calculation is subject to the regulatory probability of default floors.
A prerequisite for the development of rating methodologies and the determination of risk parameters is a proper definition, identification and recording of the default event of a customer. A default definition is applied in accordance with the requirements of Article 178 CRR as confirmed by the BaFin and ECB as part of the IRBA approval process. In
2022, modifications to Deutsche Bank’s definition of default reflecting EBA/RTS/2016/06 and EBA/GL/2016/07 were implemented after ECB approval.
The borrower ratings are derived on the grounds of internally developed rating models which specify consistent and distinct customer-relevant criteria and assign a rating grade based on a specific set of criteria as given for a certain customer. The set of criteria is generated from information sets relevant for the respective customer segments like general customer behavior, financial and external data. The methods in use range from statistical scoring models to expert-based models taking into account the relevant available quantitative and qualitative information. For the majority of exposures the statistical scoring or hybrid models combining both approaches are commonly used. Expert-based rating models, calibrated to internal default rates are partially applied for counterparts in the exposure classes
“Institutions” and “Corporates”. Quantitative rating methodologies are developed based on applicable statistical modeling techniques, such as logistic regression. In line with Article 174 CRR, these models are complemented by human judgment and oversight to review model-based assignments and are intended to ensure that the models are used appropriately. When Deutsche Bank assigns internal risk ratings, it allows the comparison with external risk ratings assigned to Deutsche Bank’s counterparties by the major international rating agencies, where possible, as Deutsche
Bank’s internal rating scale has been designed to principally correspond to the external rating scales from rating agencies.
The majority of ratings for “Corporates” and “Institutions” combine quantitative analysis of financial information with qualitative assessments of, inter alia, industry trends, market position and management experience. Financial analysis has a specific focus on cash flow generation and the counterparty’s capability to service its debts, also in comparison to peers. Deutsche Bank supplements the analysis of financials by an internal forecast of the counterparty’s financial profile where deemed to be necessary. For purchased corporate receivables the corporate rating approach is applied. The

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Qualitative information on the use of the IRB approach
exposure classes “Institutions” and “Corporates” hold customer segments which often only have few observed occurrences of defaults, so-called “low default portfolios”. For low-default portfolios, a larger amount of expert judgment enters the rating and related probability of default assignment than for other segments. Such ratings are subject to rigorous reviews by Deutsche Bank’s Asset Quality Review team.
Ratings for SME clients are based on automated sub-ratings for e.g. financial aspects and behavior on their bank account.
Specialized lending is managed by specific credit risk management teams, e.g. for real estate, ship finance or leveraged transactions. Following the individual characteristic of the underlying credit transactions Deutsche Bank have developed bespoke scorecards where appropriate to derive credit ratings.
In Deutsche Bank’s retail business, creditworthiness checks and counterparty ratings are generally derived by utilizing an automated decision engine. The decision engine incorporates quantitative aspects (i.e., financial figures), behavioral aspects, credit bureau information (such as SCHUFA in Germany) and general customer data. These input factors are used by the decision engine to determine the creditworthiness of the borrower and, after consideration of collateral, the expected loss. The established rating procedures in Deutsche Bank’s retail business are based on multivariate statistical methods.
They are used to support Deutsche Bank’s individual credit decisions for the retail portfolio as well as to continuously monitor it in an automated fashion. In case elevated risks are identified as part to this monitoring process or new regulatory requirements apply, credit ratings are reviewed.
Although different rating methodologies are applied to the various customer segments in order to properly reflect customer-specific characteristics, they all adhere to the same risk management principles. Credit process policies provide guidance on the classification of customers into the various rating systems.
Drivers for differences between probability of default and actual default rates are described in the section on
Article 452 (h).
Deutsche Bank applies internally estimated loss-given-default factors as part of the advanced IRBA capital requirement calculation as approved by the ECB. Loss-given-default is defined as the likely loss intensity in case of a counterparty default. It provides an estimation of the exposure that cannot be recovered in a default event and therefore captures the severity of a loss. Conceptually, loss-given-default estimates are independent of a customer’s probability of default. The loss-given-default models ensure that the main drivers for losses (i.e. different levels and quality of collateralization, customer or product types or seniority of facility) are reflected in specific loss-given-default factors. Deutsche Bank’s loss-given-default parameters are derived from statistical models based on empirical realized loss-given-defaults. In some portfolios, loss-given-default parameters incorporate further available information in addition to empirical loss-
given-defaults, in particular for low-default portfolios.
Loss-given-default estimates used for regulatory purposes are estimated to be appropriate for an economic downturn.
As part of the application of the advanced IRBA specific credit conversion factors are applied in order to calculate an exposure at default value. Conceptually the exposure at default is defined as the expected amount of the credit exposure to a counterparty at the time of its default. For advanced IRBA calculation purposes general principles as defined in Article 166 CRR are applied to determine the exposure at default of a transaction. In instances, however, where a transaction involves an unused limit, a percentage share of this unused limit is added to the outstanding amount in order to appropriately reflect the expected outstanding amount in case of a counterparty default. This reflects the assumption that for commitments the utilization at the time of default might be higher than the current utilization. When a transaction involves an additional contingent component (i.e., guarantees) a further percentage share (usage factor) is applied as part of the credit conversion factor model in order to estimate the amount of guarantees drawn in case of default. Where allowed under the advanced IRBA, the credit conversion factors are internally estimated. The calibrations of such parameters are based on statistical analysis of internal historical data and consider customer and product type specifics. As part of the approval process, the ECB assessed Deutsche Bank’s credit conversion factor models and stated
their appropriateness for use in the process of regulatory capital requirement calculations.
The exposure at default for Deutsche Bank’s derivatives and securities financing transactions (“SFT”) portfolios are primarily calculated based on the IMM approach as described in the section “Counterparty credit risk” of this report.
Foundation Internal Ratings Based Approach
The foundation IRBA is an approach available under the regulatory framework for credit risk allowing institutions to make use of their internal rating methodologies while using pre-defined regulatory values for all other risk parameters.
Parameters subject to internal estimates include the probability of default while the loss-given-default and the credit conversion factor are defined in the regulatory framework.

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Qualitative information on the use of the IRB approach
A probability of default is assigned to each relevant counterparty credit exposure as a function of a transparent and consistent rating master scale. The borrower ratings assigned are derived on the grounds of internally developed rating models which specify consistent and distinct customer-relevant criteria and assign a rating grade based on a specific set of criteria as given for a certain customer following the approaches as outlined for Deutsche Bank’s Advanced IRBA rating systems. Currently, exposure classes not qualifying for application of internal estimates of LGD or CCF under
CRR3 art. 151 as well as the former Postbank rating systems Factoring and Special Rating are reported under the foundation IRBA. For the latter, regulatory risk weights are applied using the so-called ‘supervisory slotting criteria’
approach as defined by Article 153 (5) CRR.
For the foundation IRBA the same default definition is applied as for Advanced IRBA in accordance with the requirements of Article 178 CRR as confirmed by the BaFin and ECB as part of its IRBA approval process.
Assignment to regulatory exposure classes
The advanced and foundation IRBA requires differentiating a bank’s credit portfolio into various regulatory defined exposure classes. The relevant regulatory exposure class for each exposure is identified by considering factors like customer-specific characteristics, the rating system used as well as certain materiality thresholds which are regulatory defined.
All investments in equity positions in the banking book are treated under the credit risk standardized approach since
2025. This includes exposures attracting a risk weight of 250% according to Article 48 (4) for significant investments in the CET 1 instruments of financial sector entities which are subject to the threshold exemptions as outlined in Article 48
CRR. Exposures which are assigned to the exposure class “Other non-credit obligation assets” are now assigned to the
CRSA exposure class "Other items" and receive a risk weight of 0% in case of cash positions and a risk weight of 100% for all other cases.
For collective investment undertakings a “look through”-approach is applied, where applicable, and the risk weighs are derived based on the underlying positions. In case a look-through approach cannot be applied the fall-back position is to use a risk weight of 1,250%.
Quantitative information on the use of the IRB approach
Foundation IRB exposure
Article 452 (g) (i-v) CRR
The following series of tables details Deutsche Bank´s foundation internal rating based (FIRB) exposures distributed on its internal rating scale for all relevant regulatory exposure classes. The tables exclude the counterparty credit risk position from derivatives and securities financing transactions which are presented separately in the section “Counterparty credit risk” in this report.
The tables show the on-balance sheet as well as the off-balance sheet exposure with their corresponding exposure-
weighted credit conversion factors. In addition, the exposure post credit conversion factor (CCF) and credit risk mitigation (CRM) is presented in conjunction with exposures-weighted average PD, LGD, maturity as well as well as the
RWA and the average risk weight. The tables provide the defaulted exposure separately. Further details in the tables are number of obligors, regulatory expected loss and provisions comprising specific risk adjustments.

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach
EU CR6 – FIRB approach – Credit risk exposures by exposure class and PD range

	Dec 31, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre-CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Central governments and central banks
0.00 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.00 to <0.10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.10 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.15 to <0.25	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.25 to <0.50	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.50 to <0.75	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.75 to <2.50	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.75 to <1.75	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
1.75 to <2.5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <10.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
5 to <10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10 to <20	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
100.00 (Default)	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
Sub-total	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0

Regional governments and local authorities
0.00 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.00 to <0.10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.10 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.15 to <0.25	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.25 to <0.50	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.50 to <0.75	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.75 to <2.50	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.75 to <1.75	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
1.75 to <2.5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <10.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
5 to <10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10 to <20	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
100.00 (Default)	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
Sub-total	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre-CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions

Public sector entities
0.00 to <0.15	1	1	0.00	1	0.03	0.0	54.14	2.5	0	9.79	0	0
0.00 to <0.10	1	1	0.00	1	0.03	0.0	54.14	2.5	0	9.79	0	0
0.10 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.15 to <0.25	0	0	0.00	0	0.20	0.0	45.00	2.5	0	20.61	0	0
0.25 to <0.50	0	0	0.00	0	0.27	0.0	11.48	2.5	0	9.26	0	0
0.50 to <0.75	1	1	0.00	1	0.54	0.0	54.13	2.5	1	66.97	0	0
0.75 to <2.50	1	1	0.02	1	1.03	0.0	66.54	2.5	1	126.56	0	0
0.75 to <1.75	1	1	0.02	1	1.03	0.0	66.54	2.5	1	126.56	0	0
1.75 to <2.5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <10.00	0	0	0.00	0	5.34	0.0	17.31	2.5	0	70.43	0	0
2.50 to <5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
5 to <10	0	0	0.00	0	5.34	0.0	17.31	2.5	0	70.43	0	0
10.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10 to <20	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
100.00 (Default)	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
Sub-total	3	3	0.01	3	0.76	0.0	57.32	2.5	2	76.92	0	0

Institutions
0.00 to <0.15	7,061	12,150	37.54	11,623	0.07	0.4	54.11	2.5	1,660	14.28	3	2
0.00 to <0.10	5,183	10,383	37.24	9,049	0.06	0.3	56.54	2.5	1,111	12.28	2	1
0.10 to <0.15	1,879	1,767	39.34	2,574	0.11	0.1	45.56	2.5	549	21.31	1	0
0.15 to <0.25	442	933	15.83	590	0.18	0.1	41.30	2.5	179	30.37	0	0
0.25 to <0.50	1,746	1,395	34.45	2,227	0.37	0.2	30.69	2.5	780	35.01	3	1
0.50 to <0.75	163	140	26.45	200	0.66	0.1	43.40	2.5	161	80.40	1	0
0.75 to <2.50	1,900	779	35.23	2,174	1.16	0.1	45.53	2.5	1,944	89.41	14	5
0.75 to <1.75	1,892	766	35.05	2,161	1.16	0.1	45.66	2.5	1,938	89.66	14	5
1.75 to <2.5	7	12	46.18	13	2.00	0.0	23.67	2.5	6	48.44	0	0
2.50 to <10.00	104	128	34.86	149	6.24	0.0	43.07	2.5	249	167.70	6	2
2.50 to <5	22	110	33.87	60	3.42	0.0	38.66	2.5	67	112.27	1	1
5 to <10	81	18	40.86	89	8.13	0.0	46.02	2.5	182	204.89	5	1
10.00 to <100.00	18	5	0.27	18	22.01	0.0	26.57	2.5	26	140.28	1	0
10 to <20	15	5	0.27	15	15.68	0.0	27.66	2.5	21	145.80	1	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	4	0	40.00	4	46.77	0.0	22.33	2.5	4	118.70	0	0
100.00 (Default)	70	13	14.60	72	100.00	0.0	44.86	2.5	0	0.06	30	36
Sub-total	11,505	15,543	35.69	17,053	0.76	1.0	49.23	2.5	4,998	29.31	58	46

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre-CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Corporates
0.00 to <0.15	26,184	87,171	31.17	53,353	0.08	22.6	40.41	2.5	10,445	19.58	18	2
0.00 to <0.10	16,527	50,011	32.22	32,640	0.06	6.8	40.45	2.5	5,361	16.42	9	0
0.10 to <0.15	9,658	37,160	29.75	20,713	0.11	15.8	40.35	2.5	5,084	24.54	9	2
0.15 to <0.25	10,275	33,785	30.44	20,559	0.17	5.8	40.65	2.5	6,545	31.84	14	6
0.25 to <0.50	17,238	33,678	26.14	26,042	0.33	5.0	37.66	2.5	11,100	42.62	34	19
0.50 to <0.75	6,115	9,985	26.65	8,766	0.68	6.7	38.29	2.5	5,542	63.22	33	11
0.75 to <2.50	7,060	14,938	30.95	11,684	1.34	7.2	37.71	2.5	9,479	81.13	65	33
0.75 to <1.75	5,710	11,344	30.10	9,125	1.18	6.6	37.31	2.5	7,124	78.07	44	23
1.75 to <2.5	1,350	3,594	33.62	2,558	1.93	0.6	39.13	2.5	2,355	92.04	21	10
2.50 to <10.00	2,978	6,447	36.67	5,342	4.50	2.6	36.20	2.5	6,234	116.70	100	61
2.50 to <5	1,723	5,078	37.31	3,618	3.33	1.4	36.08	2.5	3,815	105.46	48	27
5 to <10	1,255	1,369	34.28	1,724	6.95	1.2	36.44	2.5	2,418	140.27	51	34
10.00 to <100.00	522	1,019	29.71	825	20.19	0.3	33.84	2.5	1,397	169.26	59	37
10 to <20	395	516	41.59	610	14.55	0.1	36.86	2.5	1,093	179.24	34	27
20 to <30	37	126	1.14	38	22.54	0.1	38.78	2.5	80	207.67	4	0
30.00 to <100.00	90	377	23.19	177	39.00	0.1	22.47	2.5	224	126.58	21	10
100.00 (Default)	2,045	1,054	45.87	2,515	100.00	0.3	39.50	2.5	46	1.84	947	924
Sub-total	72,417	188,076	30.14	129,086	2.56	50.4	39.27	2.5	50,788	39.34	1,270	1,092

of which:
General
0.00 to <0.15	20,798	81,937	33.05	47,879	0.08	2.7	40.56	2.5	9,971	20.83	16	2
0.00 to <0.10	13,790	48,278	33.24	29,838	0.06	1.4	40.53	2.5	5,313	17.81	8	0
0.10 to <0.15	7,008	33,659	32.78	18,041	0.11	1.3	40.61	2.5	4,658	25.82	8	1
0.15 to <0.25	7,078	31,661	32.48	17,362	0.17	1.6	40.86	2.5	5,792	33.36	12	5
0.25 to <0.50	12,543	30,672	28.66	21,334	0.34	3.6	37.27	2.5	9,437	44.24	28	17
0.50 to <0.75	5,075	8,751	30.40	7,726	0.68	0.9	38.37	2.5	4,983	64.50	30	10
0.75 to <2.50	5,305	13,410	34.44	9,924	1.35	1.7	37.67	2.5	8,167	82.30	56	30
0.75 to <1.75	4,315	10,118	33.71	7,726	1.18	1.3	37.33	2.5	6,120	79.22	38	21
1.75 to <2.5	990	3,293	36.70	2,198	1.92	0.3	38.88	2.5	2,047	93.10	18	9
2.50 to <10.00	2,456	6,058	38.93	4,814	4.54	0.7	35.79	2.5	5,662	117.62	91	57
2.50 to <5	1,396	4,801	39.34	3,285	3.34	0.5	35.58	2.5	3,482	106.00	44	26
5 to <10	1,060	1,257	37.35	1,529	7.12	0.3	36.24	2.5	2,181	142.57	47	31
10.00 to <100.00	473	889	33.93	774	20.08	0.2	33.42	2.5	1,284	165.86	55	36
10 to <20	375	511	41.62	588	14.62	0.1	36.56	2.5	1,032	175.64	33	26
20 to <30	14	7	20.18	15	25.28	0.0	40.45	2.5	36	231.66	2	0
30.00 to <100.00	84	370	23.59	171	38.39	0.1	21.98	2.5	216	126.27	20	10
100.00 (Default)	2,041	1,052	45.94	2,510	100.00	0.2	39.49	2.5	46	1.85	945	918
Sub-total	55,769	174,430	32.44	112,323	2.86	11.7	39.30	2.5	45,344	40.37	1,232	1,076

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre-CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Specialized lending
0.00 to <0.15	0	0	0.00	0	0.00	0.0	0.00	2.5	0	0.00	0	0
0.00 to <0.10	0	0	0.00	0	0.00	0.0	0.00	2.5	0	0.00	0	0
0.10 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.15 to <0.25	132	0	40.00	132	0.18	0.0	45.00	2.5	63	47.68	0	0
0.25 to <0.50	165	18	39.50	172	0.37	0.0	36.95	2.5	73	42.21	0	0
0.50 to <0.75	44	1	40.00	45	0.64	0.0	41.63	2.5	28	61.76	0	0
0.75 to <2.50	632	11	40.00	636	1.27	0.0	39.55	2.5	545	85.69	3	1
0.75 to <1.75	581	11	40.00	586	1.20	0.0	39.08	2.5	500	85.32	3	1
1.75 to <2.5	51	0	0.00	51	2.08	0.0	45.00	2.5	46	89.90	0	0
2.50 to <10.00	251	15	40.00	257	4.34	0.0	45.75	2.5	314	122.08	5	3
2.50 to <5	140	15	40.00	146	3.37	0.0	46.32	2.5	160	109.49	2	1
5 to <10	111	0	0.00	111	5.62	0.0	45.00	2.5	154	138.62	3	2
10.00 to <100.00	20	5	25.30	22	13.47	0.0	44.88	2.5	60	275.73	1	0
10 to <20	20	5	40.00	22	12.67	0.0	45.00	2.5	60	275.73	1	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	2.29	0	100.00	0.0	32.00	2.5	0	0.00	0	0
100.00 (Default)	0	0	40.00	0	100.00	0.0	45.00	2.5	0	0.00	0	0
Sub-total	1,244	50	38.37	1,264	1.85	0.0	41.19	2.5	1,083	85.66	10	4

Purchased receivables
0.00 to <0.15	5,386	5,234	1.68	5,474	0.08	20.2	39.11	2.5	474	8.65	2	0
0.00 to <0.10	2,736	1,733	3.76	2,802	0.06	5.5	39.62	2.5	48	1.71	1	0
0.10 to <0.15	2,650	3,501	0.65	2,672	0.11	14.7	38.57	2.5	426	15.94	1	0
0.15 to <0.25	3,065	2,124	0.03	3,065	0.16	4.4	39.26	2.5	690	22.51	2	1
0.25 to <0.50	4,530	2,988	0.22	4,536	0.32	1.8	39.49	2.5	1,590	35.05	6	2
0.50 to <0.75	996	1,233	0.00	996	0.68	5.8	37.57	2.5	532	53.39	3	1
0.75 to <2.50	1,123	1,516	0.00	1,123	1.36	5.7	37.00	2.5	767	68.24	6	1
0.75 to <1.75	814	1,215	0.00	814	1.12	5.4	35.89	2.5	504	61.93	3	1
1.75 to <2.5	309	301	0.00	309	2.00	0.3	39.93	2.5	262	84.87	2	0
2.50 to <10.00	270	374	0.00	270	3.90	1.9	34.37	2.5	257	95.22	4	1
2.50 to <5	187	262	0.00	187	3.16	1.0	36.94	2.5	174	92.99	2	0
5 to <10	83	112	0.00	83	5.56	0.9	28.59	2.5	84	100.22	2	1
10.00 to <100.00	29	126	0.00	29	28.11	0.1	36.70	2.5	53	179.67	3	1
10 to <20	0	0	0.00	0	17.68	0.0	39.98	2.5	0	180.99	0	0
20 to <30	23	119	0.00	23	20.71	0.1	37.66	2.5	44	191.65	2	0
30.00 to <100.00	6	6	0.00	6	55.86	0.0	36.16	2.5	8	134.89	1	0
100.00 (Default)	5	2	0.00	5	100.00	0.1	45.43	2.5	0	0.00	2	5
Sub-total	15,404	13,597	0.70	15,499	0.45	39.9	38.91	2.5	4,362	28.14	28	12

All exposure classes
Total	83,925	203,622	30.57	146,142	2.35	51.4	40.43	2.5	55,789	38.17	1,328	1,139

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	June 30, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre- CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Central governments and central banks
0.00 to <0.15	3,358	1,959	36.68	4,076	0.01	0.0	45.00	2.5	101	2.48	0	0
0.00 to <0.10	3,358	1,959	36.68	4,076	0.01	0.0	45.00	2.5	101	2.48	0	0
0.10 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.15 to <0.25	0	0	0.00	0	0.15	0.0	16.88	2.5	0	9.49	0	0
0.25 to <0.50	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.50 to <0.75	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.75 to <2.50	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.75 to <1.75	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
1.75 to <2.5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <10.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
5 to <10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10 to <20	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
100.00 (Default)	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
Sub-total	3,358	1,959	36.68	4,076	0.01	0.0	45.00	2.5	101	2.48	0	0

Regional governments and local authorities
0.00 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.00 to <0.10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.10 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.15 to <0.25	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.25 to <0.50	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.50 to <0.75	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.75 to <2.50	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.75 to <1.75	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
1.75 to <2.5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <10.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
5 to <10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10 to <20	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
100.00 (Default)	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
Sub-total	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	June 30, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre- CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Public sector entities
0.00 to <0.15	1	1	0.00	1	0.08	0.0	50.47	2.5	1	36.51	0	0
0.00 to <0.10	1	1	0.00	1	0.03	0.0	53.59	2.5	0	13.55	0	0
0.10 to <0.15	1	0	0.00	1	0.11	0.0	48.23	2.5	0	52.94	0	0
0.15 to <0.25	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.25 to <0.50	0	0	0.00	0	0.27	0.0	11.48	2.5	0	9.26	0	0
0.50 to <0.75	1	1	0.00	1	0.54	0.0	50.98	2.5	1	64.49	0	0
0.75 to <2.50	0	0	0.00	0	0.97	0.0	53.62	2.5	0	146.78	0	0
0.75 to <1.75	0	0	0.00	0	0.97	0.0	53.62	2.5	0	146.78	0	0
1.75 to <2.5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <10.00	0	0	0.00	0	5.34	0.0	53.62	2.5	0	218.18	0	0
2.50 to <5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
5 to <10	0	0	0.00	0	5.34	0.0	53.62	2.5	0	218.18	0	0
10.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10 to <20	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
100.00 (Default)	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
Sub-total	3	2	0.00	3	0.46	0.0	50.53	2.5	2	55.92	0	0

Institutions
0.00 to <0.15	7,582	47,581	39.86	10,316	0.07	0.4	52.44	2.5	1,427	13.83	3	0
0.00 to <0.10	6,782	47,112	39.94	9,365	0.06	0.3	53.19	2.5	1,228	13.11	2	0
0.10 to <0.15	800	469	32.23	951	0.11	0.1	45.14	2.5	199	20.94	0	0
0.15 to <0.25	157	343	25.41	244	0.16	0.1	44.97	2.5	103	42.06	0	0
0.25 to <0.50	591	665	28.14	778	0.34	0.1	41.21	2.5	450	57.79	1	0
0.50 to <0.75	75	12	40.74	80	0.58	0.0	37.11	2.5	40	49.96	0	0
0.75 to <2.50	1,417	376	22.88	1,503	0.92	0.1	44.90	2.5	1,442	95.92	9	3
0.75 to <1.75	1,374	351	23.04	1,455	0.88	0.1	44.79	2.5	1,382	94.97	8	2
1.75 to <2.5	43	25	20.63	48	2.08	0.0	48.34	2.5	60	124.84	1	0
2.50 to <10.00	30	7	31.49	33	4.96	0.0	41.87	2.5	47	143.29	1	0
2.50 to <5	21	2	40.00	21	2.69	0.0	38.50	2.5	21	96.32	0	0
5 to <10	10	5	28.23	11	9.30	0.0	48.30	2.5	26	232.78	1	0
10.00 to <100.00	1	0	39.49	1	11.89	0.0	20.67	2.5	1	106.24	0	0
10 to <20	1	0	39.49	1	11.88	0.0	20.66	2.5	1	106.19	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	33.85	0.0	45.00	2.5	0	227.68	0	0
100.00 (Default)	58	91	64.79	2	100.00	0.0	24.96	2.5	0	0.00	0	0
Sub-total	9,910	49,075	39.52	12,956	0.22	0.6	50.63	2.5	3,508	27.07	14	4

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	June 30, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre- CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Corporates
0.00 to <0.15	28,819	138,541	35.07	53,399	0.08	24.5	41.20	2.5	11,167	20.91	18	3
0.00 to <0.10	24,070	131,663	35.78	47,179	0.07	8.6	41.16	2.5	9,225	19.55	15	2
0.10 to <0.15	4,749	6,878	21.38	6,219	0.12	15.9	41.45	2.5	1,942	31.23	3	1
0.15 to <0.25	9,486	47,611	33.61	17,076	0.16	6.0	40.49	2.5	5,239	30.68	13	6
0.25 to <0.50	17,223	39,254	28.03	24,728	0.35	5.1	39.02	2.5	11,514	46.56	35	16
0.50 to <0.75	7,892	12,887	29.22	10,727	0.64	6.9	38.85	2.5	6,653	62.02	34	13
0.75 to <2.50	8,429	14,545	31.73	13,021	1.44	7.3	36.97	2.5	10,827	83.15	77	39
0.75 to <1.75	5,903	9,758	30.32	8,865	1.13	6.6	36.61	2.5	6,980	78.74	38	20
1.75 to <2.5	2,527	4,787	34.61	4,156	2.11	0.7	37.75	2.5	3,847	92.57	39	18
2.50 to <10.00	2,614	4,648	35.23	4,298	4.64	2.3	37.40	2.5	5,207	121.16	86	43
2.50 to <5	1,488	3,275	34.48	2,664	3.51	1.3	37.97	2.5	2,991	112.28	39	21
5 to <10	1,126	1,374	37.00	1,634	6.47	1.1	36.47	2.5	2,216	135.62	47	22
10.00 to <100.00	607	1,382	30.54	1,029	16.87	0.3	35.99	2.5	1,625	157.90	58	31
10 to <20	465	765	42.25	788	12.42	0.1	35.53	2.5	1,292	163.98	36	22
20 to <30	91	212	6.98	106	24.66	0.1	38.54	2.5	247	233.34	11	3
30.00 to <100.00	51	405	20.75	135	36.75	0.1	36.70	2.5	86	63.43	11	6
100.00 (Default)	1,702	1,312	49.28	2,132	100.00	0.2	38.77	2.5	4	0.20	782	757
Sub-total	76,773	260,180	33.31	126,410	2.31	52.6	39.83	2.5	52,236	41.32	1,105	908

of which:
General
0.00 to <0.15	23,788	133,506	36.36	48,332	0.08	2.5	41.51	2.5	10,774	22.29	16	2
0.00 to <0.10	19,947	129,377	36.38	43,020	0.07	2.2	41.30	2.5	8,960	20.83	14	2
0.10 to <0.15	3,841	4,129	35.61	5,312	0.12	0.3	43.22	2.5	1,814	34.15	3	0
0.15 to <0.25	7,137	45,528	35.15	14,729	0.16	1.7	40.85	2.5	4,718	32.03	12	6
0.25 to <0.50	12,753	35,867	30.68	20,356	0.35	3.7	39.03	2.5	9,959	48.92	29	16
0.50 to <0.75	6,775	11,621	32.40	9,610	0.64	1.0	39.19	2.5	6,079	63.26	31	13
0.75 to <2.50	6,998	13,014	35.46	11,585	1.45	1.7	37.21	2.5	9,893	85.39	71	37
0.75 to <1.75	4,842	8,646	34.21	7,799	1.13	1.2	36.81	2.5	6,327	81.12	34	19
1.75 to <2.5	2,156	4,368	37.93	3,786	2.12	0.5	38.04	2.5	3,566	94.19	37	18
2.50 to <10.00	2,366	4,358	37.57	4,050	4.68	0.5	37.96	2.5	5,020	123.96	84	42
2.50 to <5	1,311	3,090	36.55	2,487	3.53	0.3	38.64	2.5	2,865	115.18	38	21
5 to <10	1,055	1,268	40.07	1,563	6.50	0.2	36.87	2.5	2,156	137.95	46	21
10.00 to <100.00	553	1,201	35.15	975	16.43	0.2	36.57	2.5	1,563	160.32	54	30
10 to <20	453	760	42.54	777	12.39	0.1	35.73	2.5	1,283	165.28	36	22
20 to <30	67	48	30.60	81	25.93	0.0	42.23	2.5	213	261.99	9	3
30.00 to <100.00	33	393	21.40	117	36.59	0.0	38.26	2.5	67	57.10	9	5
100.00 (Default)	1,698	1,310	49.33	2,127	100.00	0.2	38.76	2.5	4	0.20	781	755
Sub-total	62,068	246,406	35.16	111,765	2.54	11.6	40.10	2.5	48,011	42.96	1,078	901

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	June 30, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre- CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Specialized lending
0.00 to <0.15	51	0	0.00	51	0.07	0.0	41.00	2.5	9	18.27	0	0
0.00 to <0.10	51	0	0.00	51	0.07	0.0	41.00	2.5	9	18.27	0	0
0.10 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.15 to <0.25	54	0	40.00	54	0.18	0.0	31.02	2.5	20	36.47	0	0
0.25 to <0.50	68	0	196.64	68	0.26	0.0	33.30	2.5	31	45.11	0	0
0.50 to <0.75	94	1	76.19	95	0.68	0.0	36.89	2.5	59	61.64	0	0
0.75 to <2.50	210	12	10.73	215	1.51	0.0	35.09	2.5	170	78.83	1	0
0.75 to <1.75	127	12	10.73	131	1.15	0.0	37.87	2.5	103	78.04	0	0
1.75 to <2.5	84	0	0.00	84	2.08	0.0	30.73	2.5	67	80.07	0	0
2.50 to <10.00	46	0	0.00	46	3.48	0.0	30.75	2.5	35	75.12	0	0
2.50 to <5	46	0	0.00	46	3.48	0.0	30.75	2.5	35	75.12	0	0
5 to <10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10 to <20	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
100.00 (Default)	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
Sub-total	524	14	21.29	529	1.10	0.0	34.96	2.5	322	60.94	1	0

Purchased receivables
0.00 to <0.15	4,980	5,035	0.88	5,015	0.09	22.2	38.16	2.5	383	7.64	2	0
0.00 to <0.10	4,073	2,286	1.94	4,108	0.08	6.6	39.73	2.5	255	6.21	1	0
0.10 to <0.15	908	2,748	0.00	908	0.11	15.6	31.07	2.5	128	14.12	0	0
0.15 to <0.25	2,296	2,083	0.05	2,293	0.16	4.4	38.39	2.5	501	21.86	1	0
0.25 to <0.50	4,402	3,387	0.02	4,304	0.34	1.8	39.07	2.5	1,524	35.41	6	1
0.50 to <0.75	1,022	1,264	0.00	1,022	0.66	6.0	35.91	2.5	515	50.39	3	1
0.75 to <2.50	1,221	1,519	0.00	1,221	1.34	5.7	35.05	2.5	765	62.67	6	1
0.75 to <1.75	934	1,100	0.00	934	1.14	5.5	34.79	2.5	551	58.94	4	1
1.75 to <2.5	287	419	0.00	287	1.99	0.3	35.91	2.5	214	74.83	2	0
2.50 to <10.00	202	290	0.00	202	4.03	1.8	27.70	2.5	152	75.39	2	1
2.50 to <5	131	185	0.00	131	3.12	1.0	27.80	2.5	92	70.30	1	0
5 to <10	71	105	0.00	71	5.71	0.9	27.54	2.5	60	84.73	1	0
10.00 to <100.00	54	181	0.00	54	24.84	0.1	25.49	2.5	62	114.09	4	1
10 to <20	12	5	0.00	12	14.33	0.0	22.39	2.5	9	77.64	0	0
20 to <30	24	163	0.00	24	20.40	0.1	26.29	2.5	34	138.07	2	0
30.00 to <100.00	18	12	0.00	18	37.78	0.0	26.41	2.5	19	105.06	2	0
100.00 (Default)	4	1	0.00	4	100.00	0.1	44.90	2.5	0	0.00	2	2
Sub-total	14,181	13,760	0.34	14,116	0.51	42.3	37.85	2.5	3,903	27.65	26	7

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	June 30, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre- CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
All exposure classes
Total	90,043	311,216	34.31	143,445	2.05	12.2	40.92	2.5	55,847	38.93	1,120	911

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach
Advanced IRB exposure
Article 452 (g) (i-v) CRR
The following series of tables details Deutsche Bank´s advanced internal rating based (AIRB) exposures distributed on its internal rating scale for all relevant regulatory exposure classes. The tables exclude the counterparty credit risk position from derivatives and securities financing transactions which are presented separately in the section “Counterparty credit risk” in this report.
The tables show the on-balance sheet as well as the off-balance sheet exposure with their corresponding exposure-
weighted credit conversion factors. In addition, the exposure post CCF and CRM is presented in conjunction with exposures-weighted average PD, LGD, maturity as well as RWA and average risk weight. The tables provide the defaulted exposure separately, where Deutsche Bank applies an LGD estimate already incorporating potential unexpected losses in the loss rate estimate as required by Article 181 (1) (h) CRR. Further details in the tables are number of obligors, regulatory expected loss and provisions comprising specific risk adjustments.

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach
EU CR6 – AIRB approach – Credit risk exposures by exposure class and PD range

	Dec 31, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre-CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Central governments and central banks
0.00 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.00 to <0.10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.10 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.15 to <0.25	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.25 to <0.50	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.50 to <0.75	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.75 to <2.50	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.75 to <1.75	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
1.75 to <2.5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <10.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
5 to <10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10 to <20	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
100.00 (Default)	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
Sub-total	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0

Regional governments and local authorities
0.00 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.00 to <0.10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.10 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.15 to <0.25	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.25 to <0.50	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.50 to <0.75	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.75 to <2.50	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.75 to <1.75	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
1.75 to <2.5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <10.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
5 to <10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10 to <20	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
100.00 (Default)	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
Sub-total	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre-CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions

Public sector entities
0.00 to <0.15	400	5	91.66	404	0.06	0.1	27.36	2.7	59	14.64	0	14,737
0.00 to <0.10	371	5	95.14	375	0.06	0.1	26.96	2.6	50	13.47	0	9,763
0.10 to <0.15	29	0	55.24	29	0.11	0.0	32.41	4.0	9	29.61	0	4,974
0.15 to <0.25	20	1	44.48	20	0.16	0.0	31.34	4.9	8	41.30	0	5,019
0.25 to <0.50	1	19	49.04	10	0.28	0.0	45.06	2.4	5	50.84	0	7,953
0.50 to <0.75	3	1	28.11	4	0.65	0.0	28.09	4.6	2	64.52	0	2,902
0.75 to <2.50	0	15	40.00	6	1.38	0.0	41.88	3.3	7	111.98	0	14,995
0.75 to <1.75	0	13	40.00	5	1.27	0.0	40.11	4.0	6	116.12	0	11,520
1.75 to <2.5	0	2	40.03	1	1.90	0.0	50.61	0.0	1	91.59	0	3,476
2.50 to <10.00	0	0	41.03	0	3.64	0.0	65.51	1.6	0	179.13	0	386
2.50 to <5	0	0	41.03	0	3.64	0.0	65.51	1.6	0	179.13	0	386
5 to <10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10.00 to <100.00	0	0	100.00	0	24.74	0.0	68.12	0.4	0	322.53	0	963
10 to <20	0	0	0.00	0	17.06	0.0	69.25	0.0	0	312.40	0	2
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	100.00	0	39.84	0.0	65.92	1.0	0	342.45	0	961
100.00 (Default)	0	0	0.00	0	100.00	0.0	100.00	0.0	0	0.00	0	5,223
Sub-total	424	40	50.67	444	0.10	0.1	28.14	2.8	82	18.41	0	52,179

Corporates
0.00 to <0.15	31,128	26,683	38.47	41,394	0.07	11.3	18.70	1.8	2,811	6.79	6	71
0.00 to <0.10	23,683	22,216	38.41	32,217	0.06	7.9	19.08	1.7	1,881	5.84	4	69
0.10 to <0.15	7,445	4,466	38.78	9,177	0.12	3.3	17.36	2.0	930	10.13	2	1
0.15 to <0.25	13,368	8,638	41.64	16,965	0.20	5.1	19.72	2.1	2,683	15.81	7	3
0.25 to <0.50	23,632	12,087	42.07	28,717	0.38	7.3	21.28	2.3	7,166	24.95	23	15
0.50 to <0.75	14,629	7,502	44.42	17,962	0.69	5.8	19.76	2.7	5,895	32.82	25	19
0.75 to <2.50	34,415	12,533	45.44	40,110	1.48	12.0	22.79	2.6	18,135	45.21	121	117
0.75 to <1.75	20,438	8,274	44.32	24,104	1.16	8.4	23.53	2.6	11,114	46.11	66	52
1.75 to <2.5	13,977	4,259	47.64	16,006	1.97	3.6	21.67	2.6	7,020	43.86	55	65
2.50 to <10.00	20,874	4,829	46.02	23,097	4.71	4.8	18.52	2.2	11,938	51.69	205	179
2.50 to <5	12,100	3,187	47.01	13,598	3.38	2.7	19.84	2.3	7,213	53.04	95	79
5 to <10	8,774	1,642	44.10	9,498	6.61	2.1	16.63	1.9	4,725	49.75	110	100
10.00 to <100.00	2,410	317	51.88	2,574	21.67	2.7	20.32	2.6	2,407	93.49	117	116
10 to <20	1,377	211	57.90	1,499	14.02	1.4	19.99	2.7	1,442	96.20	48	54
20 to <30	715	63	37.81	739	24.78	0.4	16.64	2.4	573	77.51	30	43
30.00 to <100.00	317	43	42.96	336	48.99	0.9	29.87	2.7	391	116.56	39	19
100.00 (Default)	10,172	835	46.55	10,560	100.00	5.2	51.63	2.3	6,217	58.87	5,008	3,685
Sub-total	150,628	73,424	41.88	181,379	7.22	54.2	22.13	2.3	57,250	31.56	5,512	4,206

of which:

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre-CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
General
0.00 to <0.15	30,408	26,579	38.57	40,661	0.07	11.2	18.71	1.8	2,760	6.79	6	70
0.00 to <0.10	23,261	22,114	38.53	31,783	0.06	7.9	19.05	1.7	1,857	5.84	4	69
0.10 to <0.15	7,147	4,465	38.77	8,878	0.12	3.3	17.48	1.9	904	10.18	2	1
0.15 to <0.25	12,755	8,590	41.55	16,324	0.20	5.1	19.30	2.0	2,499	15.31	6	3
0.25 to <0.50	15,972	10,238	40.94	20,163	0.37	7.1	24.27	2.2	5,667	28.10	18	11
0.50 to <0.75	9,690	4,516	43.54	11,656	0.68	5.6	22.55	2.5	4,129	35.43	18	13
0.75 to <2.50	20,063	8,452	43.86	23,770	1.46	11.5	28.71	2.5	13,324	56.05	84	67
0.75 to <1.75	12,626	6,036	42.29	15,179	1.20	8.1	28.12	2.7	8,578	56.51	50	36
1.75 to <2.5	7,436	2,416	47.79	8,591	1.92	3.4	29.74	2.2	4,746	55.24	33	31
2.50 to <10.00	10,532	3,063	43.98	11,880	4.35	4.5	23.48	2.3	7,780	65.49	122	98
2.50 to <5	7,334	2,069	45.35	8,272	3.38	2.6	24.11	2.4	5,374	64.96	69	51
5 to <10	3,199	994	41.13	3,608	6.56	1.9	22.05	2.1	2,406	66.70	53	47
10.00 to <100.00	1,023	203	54.73	1,134	22.93	2.6	30.21	2.8	1,440	126.92	67	50
10 to <20	720	152	59.49	811	13.92	1.4	30.20	2.7	1,046	129.09	34	29
20 to <30	46	9	29.48	48	23.55	0.3	35.86	3.4	89	183.53	4	4
30.00 to <100.00	257	43	42.96	276	49.29	0.9	29.26	3.0	305	110.63	29	17
100.00 (Default)	5,585	461	51.72	5,823	100.00	5.1	61.03	1.7	2,628	45.13	3,406	2,492
Sub-total	106,028	62,102	40.87	131,411	5.45	52.8	24.19	2.1	40,227	30.61	3,728	2,803

Specialized Lending
0.00 to <0.15	534	60	22.30	547	0.11	0.0	14.46	2.6	33	5.96	0	0
0.00 to <0.10	267	58	21.75	280	0.09	0.0	18.11	2.1	11	3.89	0	0
0.10 to <0.15	267	2	43.43	268	0.13	0.0	10.64	3.0	22	8.13	0	0
0.15 to <0.25	607	48	57.08	635	0.18	0.0	30.17	2.7	182	28.60	0	0
0.25 to <0.50	7,647	1,849	48.32	8,541	0.38	0.3	14.14	2.5	1,490	17.44	5	5
0.50 to <0.75	4,937	2,986	45.74	6,303	0.72	0.2	14.56	3.3	1,762	27.96	7	5
0.75 to <2.50	14,293	4,081	48.72	16,281	1.51	0.4	14.03	2.7	4,750	29.17	37	50
0.75 to <1.75	7,799	2,238	49.77	8,913	1.09	0.3	15.64	2.5	2,518	28.26	16	16
1.75 to <2.5	6,494	1,843	47.44	7,369	2.02	0.2	12.09	3.0	2,231	30.28	22	34
2.50 to <10.00	10,328	1,766	49.56	11,203	5.09	0.3	13.24	2.1	4,148	37.03	82	82
2.50 to <5	4,763	1,118	50.08	5,323	3.37	0.1	13.17	2.3	1,835	34.48	26	28
5 to <10	5,565	648	48.67	5,880	6.65	0.1	13.30	1.9	2,313	39.33	56	53
10.00 to <100.00	1,370	114	46.81	1,423	20.75	0.1	12.22	2.5	939	66.00	49	66
10 to <20	640	60	53.84	672	14.11	0.0	7.24	2.7	368	54.84	13	25
20 to <30	670	55	39.14	691	24.87	0.0	15.30	2.4	485	70.11	26	40
30.00 to <100.00	60	0	0.00	60	47.64	0.0	32.65	1.5	86	143.86	9	2
100.00 (Default)	4,582	374	40.18	4,732	100.00	0.1	40.06	3.0	3,586	75.79	1,599	1,192
Sub-total	44,298	11,278	47.59	49,665	11.93	1.4	16.58	2.6	16,890	34.01	1,780	1,401

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre-CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Purchased receivables
0.00 to <0.15	185	44	0.00	185	0.08	0.0	29.30	0.9	18	9.46	0	0
0.00 to <0.10	155	44	0.00	155	0.08	0.0	26.78	1.0	13	8.70	0	0
0.10 to <0.15	31	0	0.00	31	0.12	0.0	42.06	0.5	4	13.30	0	0
0.15 to <0.25	6	0	40.00	6	0.18	0.0	50.41	1.0	2	30.26	0	0
0.25 to <0.50	13	0	40.00	13	0.44	0.0	66.59	2.1	10	75.78	0	0
0.50 to <0.75	3	0	0.00	3	0.72	0.0	86.98	2.3	3	105.49	0	0
0.75 to <2.50	59	0	0.00	59	1.83	0.0	56.74	0.8	61	103.09	1	0
0.75 to <1.75	12	0	0.00	12	1.20	0.0	80.72	2.7	18	143.42	0	0
1.75 to <2.5	47	0	0.00	47	2.00	0.0	50.33	0.3	43	92.31	0	0
2.50 to <10.00	14	0	0.00	14	5.12	0.0	30.81	0.2	10	72.85	0	0
2.50 to <5	3	0	0.00	3	3.31	0.0	53.41	0.8	4	117.03	0	0
5 to <10	11	0	0.00	11	5.69	0.0	23.72	0.1	6	58.99	0	0
10.00 to <100.00	17	0	0.00	17	14.66	0.0	37.78	3.5	28	163.38	1	0
10 to <20	17	0	0.00	17	14.66	0.0	37.78	3.5	28	163.38	1	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
100.00 (Default)	5	0	0.00	5	100.00	0.0	59.66	2.0	2	49.85	3	1
Sub-total	302	44	0.00	302	3.16	0.2	38.24	1.1	133	44.16	4	2

Retail
0.00 to <0.15	37,876	17,113	45.75	45,685	0.09	2,822.5	24.42	—	1,849	4.05	11	3
0.00 to <0.10	21,408	2,606	51.70	22,746	0.07	255.4	18.72	—	747	3.28	3	1
0.10 to <0.15	16,467	14,508	44.69	22,939	0.11	2,567.2	30.07	—	1,102	4.80	8	2
0.15 to <0.25	24,086	4,029	47.20	25,964	0.18	811.0	22.34	—	1,928	7.43	11	3
0.25 to <0.50	37,830	3,660	52.29	39,670	0.36	909.2	23.10	—	5,133	12.94	33	10
0.50 to <0.75	12,049	1,306	53.66	12,749	0.55	380.6	25.11	—	2,405	18.86	18	8
0.75 to <2.50	50,418	2,683	58.03	51,888	1.46	1,671.1	27.94	—	19,377	37.34	218	110
0.75 to <1.75	35,571	2,147	56.98	36,736	1.11	1,171.5	27.07	—	11,681	31.80	114	54
1.75 to <2.5	14,846	536	62.21	15,151	2.29	499.5	30.07	—	7,697	50.80	104	56
2.50 to <10.00	14,403	602	64.44	14,753	5.52	584.6	34.92	—	12,113	82.11	297	205
2.50 to <5	7,452	381	61.78	7,665	4.18	345.6	36.76	—	6,311	82.34	134	85
5 to <10	6,951	220	69.03	7,087	6.98	239.1	32.93	—	5,802	81.86	163	120
10.00 to <100.00	5,921	180	57.11	6,017	24.09	225.9	32.13	—	6,689	111.16	462	279
10 to <20	3,162	113	59.93	3,227	14.14	135.6	32.17	—	3,249	100.70	145	103
20 to <30	794	24	61.22	807	27.74	34.7	35.66	—	1,002	124.15	80	48
30.00 to <100.00	1,966	43	47.41	1,984	38.79	55.6	30.61	—	2,438	122.89	236	128
100.00 (Default)	4,332	101	46.42	4,376	100.00	228.8	64.72	—	1,773	40.51	2,674	2,071
Sub-total	186,914	29,674	48.66	201,100	3.83	7,633.7	26.72	—	51,266	25.49	3,723	2,689

of which:

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre-CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Qualifying Revolving
0.00 to <0.15	244	13,431	44.26	6,188	0.10	2,437.9	57.95	—	225	3.63	4	1
0.00 to <0.10	0	0	0.00	0	0.00	0.0	0.00	—	0	0.00	0	0
0.10 to <0.15	244	13,431	44.26	6,188	0.10	2,437.9	57.95	—	225	3.63	4	1
0.15 to <0.25	120	2,707	47.48	1,405	0.18	598.6	59.84	—	83	5.92	2	0
0.25 to <0.50	188	2,020	56.29	1,325	0.34	524.0	62.47	—	137	10.30	3	1
0.50 to <0.75	72	625	58.02	435	0.53	182.0	59.19	—	60	13.91	1	1
0.75 to <2.50	293	1,203	69.72	1,131	1.34	410.7	63.07	—	333	29.42	10	4
0.75 to <1.75	209	979	67.22	867	1.06	319.1	63.17	—	217	25.01	6	2
1.75 to <2.5	84	224	80.59	265	2.25	91.5	62.74	—	116	43.86	4	2
2.50 to <10.00	131	203	97.64	330	5.29	105.0	62.93	—	257	78.02	11	5
2.50 to <5	65	122	90.57	175	3.73	59.0	62.34	—	109	62.18	4	2
5 to <10	67	81	108.28	154	7.07	46.0	63.61	—	148	96.00	7	3
10.00 to <100.00	94	68	79.39	149	22.24	52.7	59.91	—	225	151.65	20	11
10 to <20	50	44	84.92	88	13.88	30.7	59.24	—	114	130.36	7	4
20 to <30	19	11	81.59	28	28.22	9.5	61.41	—	51	179.88	5	2
30.00 to <100.00	25	12	57.13	32	39.64	12.5	60.41	—	60	184.50	8	4
100.00 (Default)	23	14	59.76	31	100.00	14.9	76.09	—	17	54.09	22	18
Sub-total	1,165	20,271	48.48	10,993	1.02	4,325.7	59.54	—	1,337	12.16	72	40

Secured by residential immovable property
0.00 to <0.15	31,188	345	45.48	31,325	0.09	231.2	16.61	—	1,118	3.57	5	1
0.00 to <0.10	17,412	195	45.62	17,493	0.07	127.8	16.38	—	500	2.86	2	1
0.10 to <0.15	13,776	150	45.29	13,833	0.12	103.3	16.90	—	618	4.47	3	1
0.15 to <0.25	20,589	192	43.32	20,649	0.18	145.1	17.24	—	1,328	6.43	6	2
0.25 to <0.50	32,352	300	41.52	32,406	0.36	197.6	17.92	—	3,529	10.89	21	5
0.50 to <0.75	9,541	52	45.73	9,564	0.55	55.7	18.97	—	1,507	15.76	10	3
0.75 to <2.50	38,246	284	41.74	38,281	1.45	206.7	19.27	—	11,770	30.75	111	44
0.75 to <1.75	27,235	213	42.03	27,268	1.11	152.8	18.90	—	7,034	25.79	60	21
1.75 to <2.5	11,011	71	40.86	11,012	2.30	54.0	20.21	—	4,736	43.01	51	22
2.50 to <10.00	8,980	85	41.68	8,979	5.85	60.2	20.71	—	7,366	82.04	130	88
2.50 to <5	4,215	49	42.21	4,214	4.54	37.7	21.29	—	3,654	86.70	62	38
5 to <10	4,765	36	40.97	4,765	7.01	22.5	20.20	—	3,713	77.92	67	50
10.00 to <100.00	3,855	26	41.25	3,859	24.57	18.2	20.07	—	4,130	107.03	190	98
10 to <20	2,016	16	40.97	2,020	14.37	9.4	19.93	—	2,040	101.00	57	37
20 to <30	442	2	44.40	442	27.37	2.2	19.09	—	489	110.73	23	11
30.00 to <100.00	1,396	7	40.80	1,397	38.44	6.5	20.59	—	1,601	114.59	110	50
100.00 (Default)	1,852	10	40.59	1,854	100.00	12.5	36.01	—	740	39.94	625	354
Sub-total	146,602	1,293	43.06	146,916	2.80	927.2	18.42	—	31,490	21.43	1,099	596

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre-CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Purchased receivables
0.00 to <0.15	25	103	9.67	35	0.10	0.5	40.16	—	3	8.99	0	0
0.00 to <0.10	7	38	8.77	11	0.06	0.2	39.89	—	1	5.35	0	0
0.10 to <0.15	18	65	10.19	24	0.11	0.3	40.28	—	3	10.59	0	0
0.15 to <0.25	3	12	10.12	5	0.21	0.1	40.83	—	1	12.92	0	0
0.25 to <0.50	0	0	0.00	0	0.00	0.0	0.00	—	0	0.00	0	0
0.50 to <0.75	6	29	9.98	9	0.54	0.2	39.96	—	2	22.79	0	0
0.75 to <2.50	11	27	10.02	14	1.30	0.2	36.50	—	4	30.45	0	0
0.75 to <1.75	11	27	10.02	14	1.30	0.2	35.81	—	4	30.15	0	0
1.75 to <2.5	0	0	40.00	0	1.91	0.0	83.71	—	0	81.25	0	0
2.50 to <10.00	4	6	14.30	5	4.54	0.1	36.41	—	2	40.70	0	0
2.50 to <5	2	2	10.01	2	3.09	0.0	36.89	—	1	39.67	0	0
5 to <10	2	4	15.91	3	5.34	0.1	36.15	—	1	41.27	0	0
10.00 to <100.00	0	1	17.81	1	100.00	0.0	52.45	—	0	0.00	0	0
10 to <20	0	0	0.00	0	0.00	0.0	0.00	—	0	0.00	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	—	0	0.00	0	0
30.00 to <100.00	0	1	17.81	1	100.00	0.0	52.45	—	0	0.00	0	0
100.00 (Default)	0	0	13.10	0	100.00	0.0	53.75	—	0	113.65	0	0
Sub-total	49	178	10.01	67	1.63	1.0	39.27	—	12	17.81	0	0

Other retail exposures
0.00 to <0.15	6,419	3,235	53.14	8,137	0.08	230.6	28.90	—	503	6.18	2	1
0.00 to <0.10	3,989	2,373	52.88	5,243	0.06	138.8	26.48	—	246	4.70	1	0
0.10 to <0.15	2,430	862	53.89	2,894	0.11	91.8	33.28	—	257	8.87	1	0
0.15 to <0.25	3,374	1,118	47.60	3,905	0.18	150.7	35.84	—	516	13.21	3	1
0.25 to <0.50	5,289	1,340	48.67	5,938	0.36	325.5	42.54	—	1,468	24.71	9	4
0.50 to <0.75	2,431	600	51.92	2,742	0.57	182.5	41.08	—	835	30.44	6	4
0.75 to <2.50	11,868	1,169	51.06	12,462	1.49	1,225.8	51.38	—	7,271	58.34	97	63
0.75 to <1.75	8,117	928	50.99	8,587	1.14	826.0	49.35	—	4,426	51.54	48	30
1.75 to <2.5	3,751	241	51.35	3,874	2.28	399.8	55.88	—	2,845	73.42	49	33
2.50 to <10.00	5,288	307	49.73	5,439	5.00	476.4	56.68	—	4,487	82.50	156	112
2.50 to <5	3,171	208	49.90	3,274	3.73	280.6	55.30	—	2,548	77.82	68	45
5 to <10	2,117	99	49.38	2,165	6.92	195.8	58.77	—	1,939	89.58	88	66
10.00 to <100.00	1,971	86	44.62	2,009	23.28	182.4	53.21	—	2,333	116.12	251	170
10 to <20	1,095	53	44.66	1,119	13.74	109.8	52.15	—	1,095	97.83	81	62
20 to <30	332	10	41.92	336	28.17	28.0	55.23	—	461	137.07	52	35
30.00 to <100.00	544	22	45.73	554	39.59	44.6	54.15	—	777	140.35	119	73
100.00 (Default)	2,457	77	44.87	2,491	100.00	211.8	85.95	—	1,016	40.77	2,027	1,699
Sub-total	39,097	7,932	50.90	43,123	8.04	2,985.7	46.61	—	18,428	42.73	2,552	2,053

All exposure classes
Total	337,965	103,138	43.84	382,922	5.43	7,688.5	24.55	2.3	108,598	28.36	9,235	6,894

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Jun 30, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre- CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Central governments and central banks
0.00 to <0.15	119,266	2,078	41.70	120,133	0.00	0.1	65.93	1.3	1,200	1.00	2	0
0.00 to <0.10	119,068	1,992	41.78	119,900	0.00	0.1	65.94	1.3	1,170	0.98	2	0
0.10 to <0.15	198	86	39.97	233	0.14	0.0	59.58	1.7	29	12.50	0	0
0.15 to <0.25	646	325	37.77	769	0.23	0.0	58.44	1.7	449	58.36	1	0
0.25 to <0.50	1,113	13	39.56	1,118	0.39	0.0	66.08	0.4	704	62.94	3	0
0.50 to <0.75	166	8	20.12	168	0.65	0.0	11.54	0.0	155	92.32	1	0
0.75 to <2.50	4,378	505	39.22	4,576	1.66	0.0	93.91	4.4	10,187	222.61	5	0
0.75 to <1.75	494	497	39.21	689	1.09	0.0	64.36	1.0	541	78.53	5	0
1.75 to <2.5	3,884	7	39.71	3,887	1.76	0.0	99.14	5.0	9,646	248.15	0	0
2.50 to <10.00	115	71	27.86	135	6.01	0.0	45.39	3.9	317	235.53	5	2
2.50 to <5	72	45	25.70	84	4.82	0.0	51.61	4.2	174	207.60	2	1
5 to <10	43	26	31.71	51	7.95	0.0	45.25	3.6	144	281.31	3	1
10.00 to <100.00	721	1	40.00	721	17.27	0.0	66.41	0.7	2,109	292.38	81	4
10 to <20	550	1	40.00	551	13.01	0.0	66.31	0.9	1,530	277.90	46	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	171	0	50.00	171	31.01	0.0	66.72	0.1	579	339.10	35	4
100.00 (Default)	194	1	40.01	195	100.00	0.0	68.78	3.7	236	121.49	127	28
Sub-total	126,600	3,002	40.47	127,814	0.32	0.2	66.80	1.4	15,357	12.02	225	34

Regional governments and local authorities
0.00 to <0.15	543	55	40.22	566	0.06	0.0	33.70	4.4	144	25.39	0	0
0.00 to <0.10	543	55	40.22	566	0.06	0.0	33.70	4.4	144	25.39	0	0
0.10 to <0.15	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.15 to <0.25	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
0.25 to <0.50	0	0	40.00	0	0.25	0.0	42.02	1.0	0	32.46	0	0
0.50 to <0.75	0	0	40.00	0	0.70	0.0	41.32	1.4	0	61.09	0	0
0.75 to <2.50	0	0	0.00	0	1.93	0.0	42.02	1.0	0	88.23	0	0
0.75 to <1.75	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
1.75 to <2.5	0	0	0.00	0	1.93	0.0	42.02	1.0	0	88.23	0	0
2.50 to <10.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
2.50 to <5	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
5 to <10	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10 to <20	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
100.00 (Default)	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
Sub-total	543	55	40.22	566	0.06	0.0	33.70	4.4	144	25.39	0	0

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Jun 30, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre- CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Public sector entities
0.00 to <0.15	301	5	86.73	305	0.05	0.1	27.02	2.2	33	10.91	0	0
0.00 to <0.10	301	5	95.17	305	0.05	0.1	27.02	2.2	33	10.90	0	0
0.10 to <0.15	0	1	25.24	0	0.12	0.0	31.20	1.4	0	15.88	0	0
0.15 to <0.25	9	1	24.74	9	0.15	0.0	31.42	4.5	3	38.44	0	0
0.25 to <0.50	2	2	51.42	2	0.39	0.0	32.08	2.5	1	39.87	0	0
0.50 to <0.75	3	0	20.71	3	0.68	0.0	28.51	3.8	2	60.44	0	0
0.75 to <2.50	1	10	39.69	5	1.03	0.0	51.31	1.1	4	83.66	0	0
0.75 to <1.75	1	10	39.68	5	1.03	0.0	51.31	1.1	4	83.63	0	0
1.75 to <2.5	0	0	46.95	0	2.31	0.0	70.78	0.0	0	138.53	0	0
2.50 to <10.00	0	0	100.00	0	6.17	0.0	59.40	1.0	0	200.09	0	0
2.50 to <5	0	0	0.00	0	3.83	0.0	0.00	0.0	0	286.40	0	0
5 to <10	0	0	100.00	0	6.19	0.0	59.40	1.0	0	199.04	0	0
10.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
10 to <20	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
100.00 (Default)	0	0	0.00	0	100.00	0.0	99.81	0.0	0	131.11	0	0
Sub-total	315	17	54.00	325	0.09	0.1	27.60	2.3	44	13.52	0	0

Corporates
0.00 to <0.15	29,432	33,552	28.21	40,970	0.08	12.1	17.18	2.0	3,006	7.34	11	143
0.00 to <0.10	18,147	24,904	27.08	26,965	0.06	8.6	18.50	1.8	1,704	6.32	8	141
0.10 to <0.15	11,284	8,648	31.46	14,005	0.12	3.5	14.62	2.2	1,302	9.29	2	2
0.15 to <0.25	10,054	8,004	29.93	14,011	0.20	5.5	19.76	2.0	2,300	16.42	6	4
0.25 to <0.50	22,183	10,340	33.29	25,800	0.37	8.3	20.44	2.3	6,072	23.54	20	17
0.50 to <0.75	13,925	8,158	33.65	17,182	0.63	6.5	21.15	2.6	5,410	31.48	24	13
0.75 to <2.50	36,600	13,451	40.88	42,126	1.46	13.4	22.03	2.4	17,855	42.38	140	179
0.75 to <1.75	25,007	8,773	39.72	28,492	1.17	9.5	20.20	2.4	11,237	39.44	84	116
1.75 to <2.5	11,593	4,678	43.05	13,634	2.05	3.9	25.86	2.3	6,618	48.54	56	62
2.50 to <10.00	19,480	4,825	40.98	21,457	4.40	5.1	17.58	2.3	10,563	49.23	172	192
2.50 to <5	13,979	3,629	41.42	15,482	3.44	2.9	16.93	2.3	6,739	43.53	90	110
5 to <10	5,501	1,196	39.63	5,975	6.91	2.2	19.26	2.3	3,824	64.00	82	83
10.00 to <100.00	2,112	264	44.29	2,229	18.27	3.2	23.88	1.8	2,135	95.78	93	68
10 to <20	1,777	210	46.80	1,876	13.77	1.6	24.38	1.7	1,825	97.29	62	50
20 to <30	96	8	21.82	98	23.65	0.4	14.25	2.9	69	70.82	3	3
30.00 to <100.00	239	46	36.61	256	49.23	1.2	23.93	2.2	241	94.24	28	15
100.00 (Default)	9,237	840	42.12	9,765	100.00	5.4	53.53	1.8	5,331	54.60	4,687	3,486
Sub-total	143,024	79,433	32.72	173,541	6.91	59.3	21.62	2.2	52,672	30.35	5,154	4,103

of which:

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Jun 30, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre- CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
General
0.00 to <0.15	28,279	33,546	28.21	39,815	0.08	12.0	17.33	1.9	2,934	7.37	11	143
0.00 to <0.10	17,870	24,899	27.08	26,686	0.06	8.5	18.53	1.8	1,687	6.32	8	141
0.10 to <0.15	10,410	8,646	31.45	13,129	0.12	3.5	14.89	2.2	1,246	9.49	2	2
0.15 to <0.25	8,552	7,837	29.59	12,431	0.21	5.4	20.72	2.0	2,170	17.46	5	3
0.25 to <0.50	12,773	9,311	31.81	15,910	0.36	8.0	23.92	2.2	4,413	27.74	14	10
0.50 to <0.75	10,645	6,059	31.95	13,094	0.61	6.4	23.65	2.5	4,504	34.39	21	11
0.75 to <2.50	19,286	8,904	39.85	22,861	1.40	12.9	28.62	2.3	12,423	54.34	82	59
0.75 to <1.75	14,813	5,946	37.89	17,066	1.19	9.2	23.36	2.4	8,129	47.63	49	33
1.75 to <2.5	4,473	2,958	43.77	5,795	2.01	3.7	44.08	2.2	4,294	74.10	33	26
2.50 to <10.00	9,594	2,420	38.98	10,537	4.18	4.9	21.96	2.4	6,469	61.39	101	80
2.50 to <5	7,544	1,780	38.06	8,221	3.42	2.8	19.82	2.4	4,257	51.78	55	48
5 to <10	2,050	639	41.55	2,316	6.85	2.1	29.57	2.4	2,212	95.50	46	32
10.00 to <100.00	879	210	45.58	975	16.52	3.1	32.80	1.9	1,323	135.70	50	30
10 to <20	734	161	48.88	813	12.44	1.6	33.61	1.8	1,114	137.16	34	20
20 to <30	19	8	21.61	21	25.32	0.4	38.32	1.0	33	160.61	2	2
30.00 to <100.00	126	42	37.27	142	38.65	1.1	27.39	2.2	175	123.67	14	8
100.00 (Default)	5,477	594	43.08	5,907	100.00	5.3	61.99	1.5	2,486	42.08	3,379	2,534
Sub-total	95,486	68,880	31.25	121,531	5.78	57.9	24.04	2.1	36,721	30.22	3,663	2,870

Specialized Lending
0.00 to <0.15	1,110	6	41.67	1,112	0.11	0.0	11.05	2.2	68	6.14	0	0
0.00 to <0.10	237	4	42.27	239	0.07	0.0	13.66	2.6	13	5.62	0	0
0.10 to <0.15	873	2	40.04	874	0.12	0.0	10.34	2.1	55	6.29	0	0
0.15 to <0.25	1,493	167	46.00	1,570	0.17	0.1	11.89	2.2	126	8.04	0	0
0.25 to <0.50	9,392	1,029	46.62	9,872	0.39	0.3	14.74	2.3	1,646	16.68	6	7
0.50 to <0.75	3,267	2,099	38.53	4,076	0.70	0.1	12.91	3.0	890	21.84	4	2
0.75 to <2.50	17,290	4,547	42.91	19,240	1.53	0.5	14.15	2.4	5,401	28.07	58	119
0.75 to <1.75	10,185	2,826	43.58	11,417	1.15	0.3	15.42	2.4	3,096	27.12	35	83
1.75 to <2.5	7,105	1,720	41.80	7,824	2.08	0.2	12.29	2.4	2,305	29.46	23	36
2.50 to <10.00	9,872	2,405	42.99	10,906	4.62	0.2	13.30	2.3	4,075	37.36	71	112
2.50 to <5	6,430	1,848	44.66	7,255	3.45	0.1	13.65	2.3	2,479	34.17	35	62
5 to <10	3,443	557	37.42	3,651	6.95	0.1	12.62	2.3	1,596	43.72	36	51
10.00 to <100.00	1,215	53	39.23	1,235	19.72	0.0	16.63	1.8	782	63.27	42	38
10 to <20	1,024	49	40.00	1,044	14.79	0.0	16.95	1.6	680	65.09	27	30
20 to <30	77	0	40.00	77	23.20	0.0	7.81	3.4	36	46.79	1	2
30.00 to <100.00	113	4	29.85	114	62.35	0.0	19.64	2.2	66	57.76	14	7
100.00 (Default)	3,756	246	39.78	3,854	100.00	0.1	40.56	2.3	2,844	73.79	1,306	951
Sub-total	47,395	10,553	42.37	51,866	9.58	1.4	15.87	2.4	15,832	30.53	1,487	1,230

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Jun 30, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre- CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Purchased receivables
0.00 to <0.15	42	0	0.00	42	0.08	0.0	30.81	0.9	4	8.85	0	0
0.00 to <0.10	41	0	0.00	41	0.08	0.0	28.53	0.8	3	7.83	0	0
0.10 to <0.15	2	0	0.00	2	0.13	0.0	80.69	1.7	1	31.12	0	0
0.15 to <0.25	10	0	40.00	10	0.17	0.0	55.69	1.4	4	37.05	0	0
0.25 to <0.50	17	0	40.00	17	0.44	0.0	63.02	2.1	12	70.82	0	0
0.50 to <0.75	13	0	0.00	13	0.74	0.0	77.67	3.0	16	125.84	0	0
0.75 to <2.50	25	0	40.00	25	1.73	0.1	72.05	1.7	31	126.27	0	0
0.75 to <1.75	9	0	0.00	9	1.22	0.0	84.17	2.0	13	136.14	0	0
1.75 to <2.5	15	0	40.00	15	2.04	0.0	64.65	1.5	19	120.24	0	0
2.50 to <10.00	14	0	40.00	14	5.24	0.0	51.59	1.3	19	140.69	0	0
2.50 to <5	6	0	40.00	6	3.72	0.0	31.99	0.3	3	59.10	0	0
5 to <10	8	0	0.00	8	6.28	0.0	64.90	2.0	16	196.08	0	0
10.00 to <100.00	19	0	0.00	19	14.32	0.0	38.39	4.4	31	162.54	1	0
10 to <20	19	0	0.00	19	14.32	0.0	38.38	4.4	31	162.54	1	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
30.00 to <100.00	0	0	0.00	0	0.00	0.0	0.00	0.0	0	0.00	0	0
100.00 (Default)	4	0	0.00	4	100.00	0.0	59.62	2.3	2	44.44	2	2
Sub-total	144	0	40.00	144	5.84	0.2	51.45	1.9	119	82.57	4	3

Retail
0.00 to <0.15	38,930	16,961	38.06	45,385	0.09	3,268.5	25.81	—	3,344	7.37	70	57
0.00 to <0.10	22,560	6,263	15.86	23,553	0.07	1,048.5	21.43	—	2,158	9.16	63	55
0.10 to <0.15	16,371	10,698	51.05	21,832	0.11	2,220.1	30.55	—	1,185	5.43	8	2
0.15 to <0.25	24,767	4,007	41.44	26,427	0.18	834.4	23.79	—	2,207	8.35	12	4
0.25 to <0.50	41,173	3,690	44.55	42,817	0.36	1,318.1	26.21	—	6,588	15.39	42	11
0.50 to <0.75	11,913	1,360	45.52	12,533	0.55	273.7	24.04	—	2,301	18.36	17	8
0.75 to <2.50	51,042	2,640	51.28	52,396	1.42	1,459.0	28.06	—	19,512	37.24	211	108
0.75 to <1.75	36,829	2,118	49.81	37,884	1.10	1,090.5	27.75	—	12,235	32.30	116	56
1.75 to <2.5	14,213	522	57.26	14,512	2.28	368.4	28.90	—	7,277	50.15	95	52
2.50 to <10.00	13,836	610	61.11	14,209	5.61	510.2	35.39	—	12,110	85.23	297	204
2.50 to <5	6,826	384	56.71	7,044	4.22	275.8	36.37	—	6,030	85.60	125	81
5 to <10	7,010	226	68.58	7,165	6.97	234.4	34.42	—	6,080	84.86	172	124
10.00 to <100.00	5,356	150	69.52	5,460	23.63	211.3	34.58	—	6,480	118.69	442	259
10 to <20	2,949	98	69.24	3,017	14.04	131.5	34.25	—	3,232	107.12	145	93
20 to <30	655	19	85.38	670	27.45	34.3	41.85	—	936	139.66	77	44
30.00 to <100.00	1,752	34	61.64	1,773	38.53	45.6	32.40	—	2,312	130.44	221	122
100.00 (Default)	4,345	99	51.24	4,395	100.00	241.6	61.89	—	1,695	38.57	2,669	2,036
Sub-total	191,362	29,517	41.53	203,622	3.70	8,116.7	27.79	—	54,237	26.64	3,760	2,688

of which:

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Jun 30, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre- CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Qualifying Revolving
0.00 to <0.15	46	8,317	59.58	5,001	0.10	1,938.5	59.52	—	187	3.73	3	0
0.00 to <0.10	0	0	0.00	0	0.00	0.0	0.00	—	0	0.00	0	0
0.10 to <0.15	46	8,317	59.58	5,001	0.10	1,938.5	59.52	—	187	3.73	3	0
0.15 to <0.25	38	1,467	67.93	1,035	0.18	401.9	59.71	—	62	5.96	1	0
0.25 to <0.50	106	1,059	77.43	926	0.34	384.7	64.27	—	99	10.67	2	0
0.50 to <0.75	37	337	80.71	309	0.52	113.4	58.27	—	42	13.41	1	0
0.75 to <2.50	241	602	106.62	882	1.35	454.6	66.59	—	276	31.32	8	3
0.75 to <1.75	169	489	103.20	673	1.06	316.8	66.33	—	177	26.36	5	1
1.75 to <2.5	72	113	121.40	209	2.27	137.8	67.41	—	99	47.29	3	1
2.50 to <10.00	131	121	150.61	314	5.43	224.0	69.05	—	274	87.33	12	5
2.50 to <5	62	70	135.59	157	3.76	111.2	67.66	—	106	67.70	4	2
5 to <10	70	51	171.43	157	7.12	112.8	70.43	—	168	107.03	8	3
10.00 to <100.00	115	40	156.43	177	22.76	104.0	64.04	—	290	164.02	26	12
10 to <20	60	30	139.85	102	14.06	67.8	62.71	—	142	139.35	9	4
20 to <30	24	6	197.80	35	28.46	17.1	65.96	—	67	193.63	6	3
30.00 to <100.00	31	4	226.85	40	40.02	19.0	65.76	—	81	201.31	10	5
100.00 (Default)	169	5	170.98	177	100.00	111.9	80.69	—	149	83.93	139	130
Sub-total	883	11,948	66.44	8,821	2.93	3,732.9	61.56	—	1,378	15.62	192	151

Secured by residential immovable property
0.00 to <0.15	31,885	298	42.30	32,011	0.09	231.3	18.35	—	1,269	3.96	5	2
0.00 to <0.10	18,192	171	42.16	18,264	0.07	133.8	18.35	—	590	3.23	2	1
0.10 to <0.15	13,693	127	42.50	13,747	0.12	97.5	18.35	—	679	4.94	3	1
0.15 to <0.25	20,850	178	41.36	20,924	0.18	146.0	18.49	—	1,463	6.99	7	2
0.25 to <0.50	32,679	259	41.42	32,787	0.36	208.1	18.92	—	3,791	11.56	22	7
0.50 to <0.75	9,627	85	41.31	9,662	0.54	52.5	19.28	—	1,540	15.94	10	4
0.75 to <2.50	39,390	278	40.71	39,504	1.45	212.8	19.87	—	12,391	31.37	117	52
0.75 to <1.75	28,206	194	40.83	28,285	1.11	157.6	19.56	—	7,469	26.41	63	25
1.75 to <2.5	11,184	85	40.42	11,219	2.30	55.2	20.65	—	4,922	43.88	53	27
2.50 to <10.00	8,995	102	41.39	9,037	5.86	61.8	21.30	—	7,632	84.45	135	105
2.50 to <5	4,168	66	41.81	4,196	4.60	38.7	21.89	—	3,774	89.94	65	45
5 to <10	4,827	35	40.61	4,841	6.95	23.1	20.78	—	3,858	79.68	70	60
10.00 to <100.00	3,558	22	40.50	3,567	24.01	17.8	20.78	—	3,946	110.61	178	99
10 to <20	1,934	14	40.46	1,940	14.13	9.4	20.50	—	2,012	103.72	56	40
20 to <30	347	1	40.13	347	27.00	2.0	20.45	—	412	118.58	19	9
30.00 to <100.00	1,277	7	40.63	1,280	38.17	6.4	21.28	—	1,522	118.88	103	50
100.00 (Default)	1,918	12	40.68	1,923	100.00	13.2	34.25	—	737	38.34	629	356
Sub-total	148,903	1,234	41.43	149,415	2.76	943.5	19.40	—	32,768	21.93	1,104	627

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Jun 30, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre- CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
Purchased receivables
0.00 to <0.15	29	90	9.57	37	0.10	0.5	36.80	—	3	8.64	0	0
0.00 to <0.10	6	26	8.26	8	0.06	0.2	38.35	—	0	4.97	0	0
0.10 to <0.15	23	65	10.08	30	0.11	0.3	36.39	—	3	9.60	0	0
0.15 to <0.25	2	11	8.71	3	0.21	0.1	40.00	—	0	12.92	0	0
0.25 to <0.50	0	0	0.00	0	0.00	0.0	0.00	—	0	0.00	0	0
0.50 to <0.75	3	30	15.23	7	0.54	0.1	51.88	—	2	29.65	0	0
0.75 to <2.50	11	33	12.40	15	1.40	0.2	38.45	—	5	33.40	0	0
0.75 to <1.75	11	33	12.40	15	1.40	0.2	38.45	—	5	33.40	0	0
1.75 to <2.5	0	0	0.00	0	0.00	0.0	0.00	—	0	0.00	0	0
2.50 to <10.00	4	10	15.15	5	4.16	0.1	39.65	—	2	43.69	0	0
2.50 to <5	2	4	11.26	3	3.03	0.0	36.14	—	1	38.57	0	0
5 to <10	1	7	17.34	3	5.34	0.0	43.33	—	1	49.06	0	0
10.00 to <100.00	0	1	18.04	1	99.00	0.0	51.36	—	0	0.00	0	0
10 to <20	0	0	0.00	0	0.00	0.0	0.00	—	0	0.00	0	0
20 to <30	0	0	0.00	0	0.00	0.0	0.00	—	0	0.00	0	0
30.00 to <100.00	0	1	18.04	1	99.00	0.0	51.36	—	0	0.00	0	0
100.00 (Default)	0	0	16.86	0	100.00	0.0	82.27	—	0	41.79	0	0
Sub-total	49	176	11.40	69	1.55	0.9	39.25	—	13	19.18	0	0

Other retail exposures
0.00 to <0.15	6,971	8,255	16.53	8,336	0.08	1,327.5	34.22	—	1,885	22.61	62	55
0.00 to <0.10	4,362	6,066	15.15	5,281	0.07	947.5	32.05	—	1,568	29.69	60	55
0.10 to <0.15	2,609	2,189	20.35	3,055	0.12	380.0	37.95	—	317	10.39	1	1
0.15 to <0.25	3,877	2,350	25.05	4,465	0.19	459.7	40.26	—	682	15.27	3	2
0.25 to <0.50	8,388	2,372	30.22	9,105	0.38	910.8	48.57	—	2,698	29.64	17	3
0.50 to <0.75	2,246	908	33.87	2,554	0.58	155.5	37.84	—	717	28.10	6	3
0.75 to <2.50	11,400	1,727	34.45	11,995	1.36	971.6	52.21	—	6,839	57.02	86	53
0.75 to <1.75	8,443	1,403	33.33	8,911	1.06	750.7	50.80	—	4,583	51.43	48	29
1.75 to <2.5	2,957	324	39.29	3,084	2.21	220.9	56.29	—	2,256	73.15	38	25
2.50 to <10.00	4,706	377	38.95	4,853	5.15	289.1	59.46	—	4,202	86.59	151	94
2.50 to <5	2,594	243	38.69	2,689	3.66	159.7	57.14	—	2,148	79.91	56	34
5 to <10	2,112	133	39.42	2,164	7.00	129.4	62.33	—	2,054	94.88	95	60
10.00 to <100.00	1,682	87	37.93	1,715	22.92	125.2	60.26	—	2,245	130.85	238	148
10 to <20	956	53	36.74	975	13.86	73.8	58.62	—	1,078	110.51	80	49
20 to <30	284	12	37.11	288	27.88	22.0	64.75	—	457	158.59	51	32
30.00 to <100.00	443	22	41.30	452	39.32	29.4	60.92	—	710	157.05	107	67
100.00 (Default)	2,257	82	45.28	2,294	100.00	142.4	83.60	—	809	35.26	1,901	1,550
Sub-total	41,528	16,159	23.45	45,317	6.99	4,381.6	48.85	—	20,078	44.31	2,464	1,909

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Jun 30, 2025
in € m.	a	b	c	d	e	f	g	h	i	j	k	l
(unless stated otherwise) Exposure class/ PD scale	On-balance sheet exposures	Off-balance- sheet exposures pre- CCF	Exposure weighted average CCF (in %)	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors (in 1,000s)	Exposure weighted average LGD (%)	Exposure weighted average maturity (in years)¹	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount (in %)	Expected Loss amount	Value adjustments and Provisions
All exposure classes
Total	461,845	112,025	35.26	505,868	3.94	8,176.4	35.54	1.9	122,454	24.21	9,139	6,825

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach
Total IRB exposure covered by credit derivatives
Article 453 (j) CRR
The table below presents the Group’s IRB exposures, split into FIRB and AIRB. The table shows the RWA by the relevant exposure classes prior and after the usage of CRM techniques in the form of credit derivatives, where the exposure is then assigned to the exposure class of the protection seller.
EU CR7 – IRB approach – Effect on the RWAs of credit derivatives used as CRM techniques

		Dec 31, 2025		Jun 30, 2025
		a	b	a	b
	in € m.	pre-credit derivatives RWA	Actual RWA	pre-credit derivatives RWA	Actual RWA
1	Central governments and central banks - F-IRB	0	0	101	101
EU 1a	Regional governments and local authorities -F-IRB	0	0	0	0
EU 1b	Public sector entities - F-IRB	2	2	2	2
2	Central governments and central banks - A-IRB	0	0	15,357	15,357
EU 2a	Regional governments and local authorities -A-IRB	0	0	144	144
EU2b	Public sector entities - A-IRB	82	82	44	44
3	Institutions - F-IRB	4,961	4,998	3,477	3,508
5	Corporates - F-IRB	51,494	50,982	52,868	52,441
	of which:
EU 5a	General	45,856	45,344	48,467	48,012
EU 5b	Specialized lending	1,276	1,276	496	526
EU 5c	Purchased receivables	4,363	4,362	3,905	3,903
6	Corporates - A-IRB	57,250	57,250	52,672	52,672
	of which:
EU 6a	General	40,227	40,227	36,721	36,721
EU 6b	Specialized lending	16,890	16,890	15,832	15,832
EU 6c	Purchased receivables	133	133	119	119
EU 8a	Retail - A-IRB	51,266	51,266	54,237	54,237
	of which:
9	Qualifying revolving (QRRE)	1,337	1,337	1,378	1,378
10	Secured by residential immovable property	31,490	31,490	32,768	32,768
EU 10a	Purchased receivables	12	12	13	13
EU 10b	Other retail exposures	18,428	18,428	20,078	20,078

17	Exposures under F-IRB	56,457	55,982	56,447	56,051
18	Exposures under A-IRB	108,598	108,598	122,454	122,454

19	Total Exposures	165,055	164,580	178,901	178,505
Deutsche Bank´s RWA for exposures under the IRB approach were € 164.6 billion as of December 31, 2025, in comparison to € 178.5 billion as of June 30, 2025. The decrease of € 13.9 billion was predominantly driven by a decrease in RWA within the Group’s AIRB mainly due to a simplification of the internal rating-based approach resulting in the calculation of exposures to "Central governments and central banks" using the standardized approach. Additionally,
RWA within the Group´s AIRB decreased for exposure classes "Retail – Other retail exposures” and “Retail – Secured by residential immovable property" as well as within the Group´s FIRB mainly driven by the exposure class "Corporates -
General". This decrease was partly offset by an increase within the Group’s AIRB for the exposure classes “Corporates -
General" and "Corporates - Specialized lending" as well as within the Group´s FIRB for the exposure classes "Institutions",
"Corporates - Specialized lending" and "Corporates - Purchased receivables". RWA for corporate exposures mainly benefitted from the application of credit derivatives.
Total IRB exposure covered by the use of CRM techniques
Article 453 (g) CRR
The two tables below present the Group´s FIRB and AIRB exposures and the extent of the use of CRM techniques broken down by exposure classes. The CRM techniques are separately shown for funded credit protection and unfunded credit protection. For funded credit protection the table also presents a split between the part of exposures covered by other eligible collateral and the part of exposures covered by other funded credit protection. Additionally, the RWA without substitution effects (reduction effects only) and the RWA with substitution effects (both reduction and substitution effects) are shown.

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

EU CR7-A – Foundation IRB approach – Extent of the use of CRM techniques

		Dec 31, 2025
		a	b	c	d	e	f	g	h	i	j	k	l	m	n
		Credit risk mitigation techniques												Credit risk Mitigation methods in the calculation of RWEAs
		Total exposures	Funded credit protection (FCP)									Unfunded credit protection (UFCP)		RWA without substitution effects (reduction effects only)	RWA with substitution effects (both reduction and substitution effects)
			Part of exposures covered by Financial Collaterals (%)	Part of exposures covered by Other eligible collaterals (%)				Part of exposures covered by Other funded credit protection (%)				Part of exposures covered by Guarantees (%)	Part of exposures covered by Credit Derivatives (%)
	in € m. (unless stated otherwise)			Total	of which: Part of exposures covered by Immovable property Collaterals (%)	of which: Part of exposures covered by Receivables (%)	of which: Part of exposures covered by Other physical collateral (%)	Total	of which: Part of exposures covered by Cash on deposit (%)	of which: Part of exposures covered by Life insurance policies (%)	of which: Part of exposures covered by Instruments held by a third party (%)
1	Central governments and central banks	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0	0
2	Regional governments and local authorities	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0	0
3	Public sector entities	3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	4	2
4	Institutions	17,053	2.85	4.01	1.34	2.67	0.00	0.00	0.00	0.00	0.00	0.00	0.00	6,410	4,998
5	Corporates	129,414	1.69	3.39	1.49	1.90	0.00	0.00	0.00	0.00	0.00	0.00	0.00	51,497	50,982
	of which:			0.00				0.00
5.1	General	112,323	1.95	3.60	1.45	2.15	0.00	0.00	0.00	0.00	0.00	0.00	0.00	45,561	45,344
5.2	Specialized lending	1,591	0.00	21.82	19.27	2.54	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,336	1,276
5.3	Purchased receivables	15,499	0.01	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	4,601	4,362
6	Total	146,469	1.83	3.46	1.47	1.99	0.00	0.00	0.00	0.00	0.00	0.00	0.00	57,911	55,982

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

		Jun 30, 2025
		a	b	c	d	e	f	g	h	i	j	k	l	m	n
		Credit risk mitigation techniques												Credit risk Mitigation methods in the calculation of RWEAs
		Total exposures	Funded credit protection (FCP)									Unfunded credit protection (UFCP)		RWA without substitution effects (reduction effects only)	RWA with substitution effects (both reduction and substitution effects)
			Part of exposures covered by Financial Collaterals (%)	Part of exposures covered by Other eligible collaterals (%)				Part of exposures covered by Other funded credit protection (%)				Part of exposures covered by Guarantees (%)	Part of exposures covered by Credit Derivatives (%)
	in € m. (unless stated otherwise)			Total	of which: Part of exposures covered by Immovable property Collaterals (%)	of which: Part of exposures covered by Receivables (%)	of which: Part of exposures covered by Other physical collateral (%)	Total	of which: Part of exposures covered by Cash on deposit (%)	of which: Part of exposures covered by Life insurance policies (%)	of which: Part of exposures covered by Instruments held by a third party (%)
1	Central governments and central banks	4,076	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0	101
2	Regional governments and local authorities	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0	0
3	Public sector entities	3	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	2	2
4	Institutions	12,956	4.12	0.98	0.76	0.22	0.00	-0.00	-0.00	0.00	0.00	-0.00	0.00	4,025	3,508
5	Corporates	126,733	4.35	3.25	1.77	1.48	0.00	-0.00	-0.00	0.00	0.00	0.00	0.00	51,509	52,441
	of which:
5.1	General	111,765	4.93	3.21	1.53	1.68	-0.00	0.00	0.00	0.00	0.00	-0.00	0.00	46,829	48,012
5.2	Specialized lending	853	0.00	62.30	62.30	0.00	-0.00	0.00	0.00	0.00	0.00	0.00	0.00	557	526
5.3	Purchased receivables	14,116	0.01	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	4,123	3,903
6	Total	143,768	4.20	2.95	1.63	1.32	-0.00	0.00	0.00	0.00	0.00	0.00	0.00	55,536	56,051

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach
EU CR7-A – Advanced IRB approach – Extent of the use of CRM techniques

		Dec 31, 2025
		a	b	c	d	e	f	g	h	i	j	k	l	m	n
		Credit risk mitigation techniques												Credit risk Mitigation methods in the calculation of RWEAs
		Total exposures	Funded credit protection (FCP)									Unfunded credit protection (UFCP)		RWA without substitution effects (reduction effects only)	RWA with substitution effects (both reduction and substitution effects)
			Part of exposures covered by Financial Collaterals (%)	Part of exposures covered by Other eligible collaterals (%)				Part of exposures covered by Other funded credit protection (%)				Part of exposures covered by Guarantees (%)	Part of exposures covered by Credit Derivatives (%)
	in € m. (unless stated otherwise)			Total	of which: Part of exposures covered by Immovable property Collaterals (%)	of which: Part of exposures covered by Receivables (%)	of which: Part of exposures covered by Other physical collateral (%)	Total	of which: Part of exposures covered by Cash on deposit (%)	of which: Part of exposures covered by Life insurance policies (%)	of which: Part of exposures covered by Instruments held by a third party (%)
1	Central governments and central banks	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0	0
2	Regional governments and local authorities	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0	0
3	Public sector entities	444	0.06	0.68	0.68	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	102	82
5	Corporates	181,379	26.55	34.79	29.68	1.16	3.95	0.64	0.15	0.48	0.00	0.60	0.00	58,360	57,250
	of which:
5.1	General	131,411	36.49	26.70	24.15	1.44	1.11	0.87	0.20	0.67	0.00	0.83	0.00	40,815	40,227
5.2	Specialized lending	49,665	0.42	56.39	44.49	0.41	11.48	0.01	0.01	0.00	0.00	0.00	0.00	17,406	16,890
5.3	Purchased receivables	302	0.16	0.00	0.00	0.00	0.00	2.94	2.94	0.00	0.00	0.00	0.00	139	133
6	Retail	201,100	3.23	71.02	70.82	0.19	0.01	0.21	0.00	0.21	0.00	0.19	0.00	51,279	51,266
	of which:
6.1	Qualifying revolving	10,993	0.08	0.05	0.03	0.02	0.00	0.00	0.00	0.00	0.00	0.00	0.00	1,337	1,337
6.2	Secured by residential immovable property	146,916	2.32	92.20	92.05	0.15	0.00	0.20	0.00	0.19	0.00	0.04	0.00	31,490	31,490
6.3	Purchased receivables	67	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	12	12
6.4	Other retail exposures	43,123	7.10	17.06	16.65	0.36	0.04	0.33	0.01	0.32	0.00	0.75	0.00	18,441	18,428
7	Total	382,922	14.27	53.77	51.25	0.65	1.88	0.41	0.07	0.34	0.00	0.38	0.00	109,742	108,598

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

		Jun 30, 2025
		a	b	c	d	e	f	g	h	i	j	k	l	m	n
		Credit risk mitigation techniques												Credit risk Mitigation methods in the calculation of RWEAs
		Total exposures	Funded credit protection (FCP)									Unfunded credit protection (UFCP)		RWA without substitution effects (reduction effects only)	RWA with substitution effects (both reduction and substitution effects)
			Part of exposures covered by Financial Collaterals (%)	Part of exposures covered by Other eligible collaterals (%)				Part of exposures covered by Other funded credit protection (%)				Part of exposures covered by Guarantees (%)	Part of exposures covered by Credit Derivatives (%)
	in € m. (unless stated otherwise)			Total	of which: Part of exposures covered by Immovable property Collaterals (%)	of which: Part of exposures covered by Receivables (%)	of which: Part of exposures covered by Other physical collateral (%)	Total	of which: Part of exposures covered by Cash on deposit (%)	of which: Part of exposures covered by Life insurance policies (%)	of which: Part of exposures covered by Instruments held by a third party (%)
1	Central governments and central banks	127,814	0.03	0.02	0.02	0.00	0.00	0.02	0.01	0.01	0.00	0.00	0.00	16,719	15,357
2	Regional governments and local authorities	566	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	144	144
3	Public sector entities	325	0.15	0.99	0.99	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	44	44
5	Corporates	173,541	26.67	37.13	32.43	1.26	3.44	1.11	0.44	0.67	0.00	0.59	0.00	53,551	52,672
	of which:
5.1	General	121,531	36.97	27.30	24.65	1.80	0.85	1.56	0.60	0.96	0.00	0.84	0.00	37,240	36,721
5.2	Specialized lending	51,866	2.61	60.28	50.76	0.00	9.52	0.05	0.05	0.00	0.00	0.00	0.00	16,185	15,832
5.3	Purchased receivables	144	1.67	0.00	0.00	0.00	0.00	4.43	4.43	0.00	0.00	0.00	0.00	125	119
6	Retail	203,622	2.82	71.22	71.02	0.18	0.01	0.24	0.00	0.24	0.00	0.16	0.00	54,237	54,237
	of which:
6.1	Qualifying revolving	8,821	0.41	0.10	0.05	0.05	0.00	0.00	0.00	0.00	0.00	-0.00	0.00	1,378	1,378
6.2	Secured by residential immovable property	149,415	2.20	91.93	91.80	0.14	0.00	0.17	0.00	0.17	0.00	0.04	0.00	32,769	32,768
6.3	Purchased receivables	69	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	13	13
6.4	Other retail exposures	45,317	5.35	16.86	16.46	0.36	0.04	0.52	0.01	0.51	0.00	0.59	0.00	20,078	20,078
5	Total	505,868	10.29	41.41	39.72	0.51	1.18	0.48	0.15	0.33	0.00	0.27	0.00	124,694	122,454

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

Development of credit risk RWA
Article 438 (h) CRR
The following table provides an analysis of key drivers for RWA movements observed for credit risk, excluding counterparty credit risk, covered in the IRB approaches in the current and previous reporting period.
EU CR8 – RWA flow statement of credit risk exposures under the IRB approach

		Three months ended Dec 31, 2025	Three Months Ended Sep 30, 2025
		a	a
	in € m.	RWA	RWA
1	Risk weighted exposure amount as at the end of the previous reporting period	166,299	169,241
2	Asset size	(2,003)	860
3	Asset quality	1,143	26
4	Model updates	583	1,065
5	Methodology and policy	(1,028)	(4,734)
6	Acquisitions and disposals	0	0
7	Foreign exchange movements	(91)	(158)
8	Other	0	0
9	Risk weighted exposure amount as at the end of the reporting period	164,903	166,299

Organic changes in the Group’s portfolio size and composition are considered in the category “Asset size”. The category
“Asset quality” represents the effects from portfolio rating migrations, loss given default, model parameter recalibrations as well as collateral coverage and netting activities. “Model updates” include model refinements and further roll out of advanced internal models. RWA movements resulting from externally, regulatory-driven changes, e.g., applying new regulations, are considered in the “Methodology and policy” section. “Acquisition and disposals” is related to significant exposure movements which can be clearly assigned to acquisition or disposal related activities. Changes that cannot be attributed to the above categories are reflected in the category “other”.
RWA for credit risk exposures under the IRB approach decreased by € 3.1 billion or 1.6% since September 30, 2025, mainly resulting from the categories “Asset size”, “Methodology and policy” and “Foreign exchange movements”, partly offset by categories “Asset quality” and “Model updates”. The decrease in category “Asset size” is mainly reflecting the impacts of new synthetic securitizations and reduced exposures in "Corporate & Other". The decrease in category
“Methodology and policy” is mainly driven by impacts from the remediation of regulatory obligations. The mentioned decreases were partly offset by an increase in category “Asset quality”, primarily driven by improved data quality and counterparty rating deteriorations. Furthermore, the increase in category “Model updates” is primarily due to refinements of Deutsche Bank´s IRBA model along with updated margin of conservatism applied on a key model input.
Model validation results
Article 452 (h) CRR
Foundation IRBA – Model validation results
The below table EU CR9 aims at providing backtesting information for probabilities of default in comparing the PD used in the foundation IRB capital calculations with the effective obligors’ default rates presented on a five year average by regulatory exposure classes. CRR3 introduced new exposure classes and therefore the observed five year average default rate will be phased-in over the upcoming years across all classes. The conceptual design as well as the structural limitations to be considered are described in the introduction of the advanced IRB backtesting table further down below in this report.

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach
EU CR9 IRB backtesting of PD per exposure class for Foundation IRBA

	Dec 31, 2025
a/b	c	d	e	f	g	h
	Number of obligors at the end of the previous year		Observed average default rate (%)	Exposures weighted average PD (%)	Average PD (%)	Average historical annual default rate (%)
Exposure class/ PD scale	Total	of which number of obligors which defaulted in the year
Central governments and central banks
0.00 to <0.15	0	0	0.00%	0.00%	0.00%	0.00%
0.00 to <0.10	0	0	0.00%	0.00%	0.00%	0.00%
0.10 to <0.15	0	0	0.00%	0.00%	0.00%	0.00%
0.15 to <0.25	0	0	0.00%	0.00%	0.00%	0.00%
0.25 to <0.50	0	0	0.00%	0.00%	0.00%	0.00%
0.50 to <0.75	0	0	0.00%	0.00%	0.00%	0.00%
0.75 to <2.50	0	0	0.00%	0.00%	0.00%	0.00%
0.75 to <1.75	0	0	0.00%	0.00%	0.00%	0.00%
1.75 to <2.5	0	0	0.00%	0.00%	0.00%	0.00%
2.50 to <10.00	0	0	0.00%	0.00%	0.00%	0.00%
2.50 to <5	0	0	0.00%	0.00%	0.00%	0.00%
5 to <10	0	0	0.00%	0.00%	0.00%	0.00%
10.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
10 to <20	0	0	0.00%	0.00%	0.00%	0.00%
20 to <30	0	0	0.00%	0.00%	0.00%	0.00%
30.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
100.00 (Default)	0	0	N/M	0.00%	100.00%	N/M

Regional governments and local authorities
0.00 to <0.15	0	0	0.00%	0.00%	0.00%	0.00%
0.00 to <0.10	0	0	0.00%	0.00%	0.00%	0.00%
0.10 to <0.15	0	0	0.00%	0.00%	0.00%	0.00%
0.15 to <0.25	0	0	0.00%	0.00%	0.00%	0.00%
0.25 to <0.50	0	0	0.00%	0.00%	0.00%	0.00%
0.50 to <0.75	0	0	0.00%	0.00%	0.00%	0.00%
0.75 to <2.50	0	0	0.00%	0.00%	0.00%	0.00%
0.75 to <1.75	0	0	0.00%	0.00%	0.00%	0.00%
1.75 to <2.5	0	0	0.00%	0.00%	0.00%	0.00%
2.50 to <10.00	0	0	0.00%	0.00%	0.00%	0.00%
2.50 to <5	0	0	0.00%	0.00%	0.00%	0.00%
5 to <10	0	0	0.00%	0.00%	0.00%	0.00%
10.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
10 to <20	0	0	0.00%	0.00%	0.00%	0.00%
20 to <30	0	0	0.00%	0.00%	0.00%	0.00%
30.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
100.00 (Default)	0	0	N/M	0.00%	100.00%	N/M

Public sector entities
0.00 to <0.15	5	0	0.00%	0.03%	0.07%	0.00%
0.00 to <0.10	4	0	0.00%	0.03%	0.05%	0.00%
0.10 to <0.15	1	0	0.00%	0.00%	0.11%	0.00%
0.15 to <0.25	2	0	0.00%	0.20%	0.21%	0.00%
0.25 to <0.50	0	0	0.00%	0.27%	0.00%	0.00%
0.50 to <0.75	3	0	0.00%	0.54%	0.54%	0.00%
0.75 to <2.50	4	0	0.00%	1.03%	0.97%	0.00%
0.75 to <1.75	4	0	0.00%	1.03%	0.97%	0.00%
1.75 to <2.5	0	0	0.00%	0.00%	0.00%	0.00%
2.50 to <10.00	1	0	0.00%	5.34%	5.34%	0.00%
2.50 to <5	0	0	0.00%	0.00%	0.00%	0.00%
5 to <10	1	0	0.00%	5.34%	5.34%	0.00%
10.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
10 to <20	0	0	0.00%	0.00%	0.00%	0.00%
20 to <30	0	0	0.00%	0.00%	0.00%	0.00%
30.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
100.00 (Default)	0	0	N/M	0.00%	100.00%	N/M

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2025
a/b	c	d	e	f	g	h
	Number of obligors at the end of the previous year		Observed average default rate (%)	Exposures weighted average PD (%)	Average PD (%)	Average historical annual default rate (%)
Exposure class/ PD scale	Total	of which number of obligors which defaulted in the year
Institutions
0.00 to <0.15	243	2	0.82%	0.07%	0.07%	0.82%
0.00 to <0.10	193	2	1.04%	0.06%	0.06%	1.04%
0.10 to <0.15	50	0	0.00%	0.11%	0.11%	0.00%
0.15 to <0.25	49	0	0.00%	0.18%	0.18%	0.00%
0.25 to <0.50	49	0	0.00%	0.37%	0.44%	0.00%
0.50 to <0.75	7	0	0.00%	0.66%	0.61%	0.00%
0.75 to <2.50	42	0	0.00%	1.16%	1.17%	0.00%
0.75 to <1.75	36	0	0.00%	1.16%	1.00%	0.00%
1.75 to <2.5	6	0	0.00%	2.00%	2.18%	0.00%
2.50 to <10.00	12	0	0.00%	6.24%	6.19%	0.00%
2.50 to <5	5	0	0.00%	3.42%	3.42%	0.00%
5 to <10	7	0	0.00%	8.13%	8.16%	0.00%
10.00 to <100.00	8	0	0.00%	22.01%	15.54%	0.00%
10 to <20	8	0	0.00%	15.68%	15.54%	0.00%
20 to <30	0	0	0.00%	0.00%	0.00%	0.00%
30.00 to <100.00	0	0	0.00%	46.77%	0.00%	0.00%
100.00 (Default)	1	0	N/M	100.00%	100.00%	0.00%

Corporates
0.00 to <0.15	3,428	0	0.00%	0.08%	0.09%	0.00%
0.00 to <0.10	1,719	0	0.00%	0.06%	0.06%	0.00%
0.10 to <0.15	1,709	0	0.00%	0.11%	0.12%	0.00%
0.15 to <0.25	2,439	13	0.53%	0.17%	0.19%	0.53%
0.25 to <0.50	3,573	2	0.06%	0.33%	0.34%	0.06%
0.50 to <0.75	1,605	4	0.25%	0.68%	0.59%	0.25%
0.75 to <2.50	2,465	40	1.62%	1.34%	1.32%	1.62%
0.75 to <1.75	1,944	17	0.87%	1.18%	1.08%	0.87%
1.75 to <2.5	521	23	4.41%	1.93%	2.20%	4.41%
2.50 to <10.00	615	39	6.34%	4.50%	4.80%	6.34%
2.50 to <5	388	19	4.90%	3.33%	3.63%	4.90%
5 to <10	227	20	8.81%	6.95%	6.80%	8.81%
10.00 to <100.00	231	22	9.52%	20.19%	23.24%	9.52%
10 to <20	110	18	16.36%	14.55%	13.59%	16.36%
20 to <30	71	4	5.63%	22.54%	27.13%	5.63%
30.00 to <100.00	50	0	0.00%	39.00%	38.94%	0.00%
100.00 (Default)	191	0	N/M	100.00%	100.00%	N/M

of which:

General
0.00 to <0.15	2,714	0	0.00%	0.08%	0.09%	0.00%
0.00 to <0.10	1,364	0	0.00%	0.06%	0.07%	0.00%
0.10 to <0.15	1,350	0	0.00%	0.11%	0.12%	0.00%
0.15 to <0.25	1,840	12	0.65%	0.17%	0.18%	0.65%
0.25 to <0.50	2,743	0	0.00%	0.34%	0.34%	0.00%
0.50 to <0.75	1,090	0	0.00%	0.68%	0.58%	0.00%
0.75 to <2.50	1,743	28	1.61%	1.35%	1.28%	1.61%
0.75 to <1.75	1,420	8	0.56%	1.18%	1.06%	0.56%
1.75 to <2.5	323	20	6.19%	1.92%	2.22%	6.19%
2.50 to <10.00	430	34	7.91%	4.54%	5.02%	7.91%
2.50 to <5	270	15	5.56%	3.34%	3.75%	5.56%
5 to <10	160	19	11.88%	7.12%	7.16%	11.88%
10.00 to <100.00	181	22	12.15%	20.08%	21.75%	12.15%
10 to <20	108	18	16.67%	14.62%	13.59%	16.67%
20 to <30	34	4	11.76%	25.28%	26.63%	11.76%
30.00 to <100.00	39	0	0.00%	38.39%	40.08%	0.00%
100.00 (Default)	177	0	N/M	100.00%	100.00%	N/M

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2025
a/b	c	d	e	f	g	h
	Number of obligors at the end of the previous year		Observed average default rate (%)	Exposures weighted average PD (%)	Average PD (%)	Average historical annual default rate (%)
Exposure class/ PD scale	Total	of which number of obligors which defaulted in the year
Specialized Lending
0.00 to <0.15	4	0	0.00%	0.00%	0.11%	0.00%
0.00 to <0.10	2	0	0.00%	0.00%	0.08%	0.00%
0.10 to <0.15	2	0	0.00%	0.00%	0.14%	0.00%
0.15 to <0.25	2	0	0.00%	0.18%	0.18%	0.00%
0.25 to <0.50	13	0	0.00%	0.37%	0.34%	0.00%
0.50 to <0.75	14	0	0.00%	0.64%	0.70%	0.00%
0.75 to <2.50	19	0	0.00%	1.27%	1.50%	0.00%
0.75 to <1.75	13	0	0.00%	1.20%	1.21%	0.00%
1.75 to <2.5	6	0	0.00%	2.08%	2.13%	0.00%
2.50 to <10.00	4	0	0.00%	4.34%	4.14%	0.00%
2.50 to <5	3	0	0.00%	3.37%	3.39%	0.00%
5 to <10	1	0	0.00%	5.62%	6.39%	0.00%
10.00 to <100.00	1	0	0.00%	13.47%	10.60%	0.00%
10 to <20	1	0	0.00%	12.67%	10.60%	0.00%
20 to <30	0	0	0.00%	0.00%	0.00%	0.00%
30.00 to <100.00	0	0	0.00%	100.00%	0.00%	0.00%
100.00 (Default)	2	0	N/M	100.00%	100.00%	N/M

Purchased receivables
0.00 to <0.15	908	0	0.00%	0.08%	0.09%	0.00%
0.00 to <0.10	443	0	0.00%	0.06%	0.06%	0.00%
0.10 to <0.15	465	0	0.00%	0.11%	0.12%	0.00%
0.15 to <0.25	738	1	0.14%	0.16%	0.19%	0.14%
0.25 to <0.50	1,062	2	0.19%	0.32%	0.35%	0.19%
0.50 to <0.75	582	4	0.69%	0.68%	0.60%	0.69%
0.75 to <2.50	820	12	1.46%	1.36%	1.38%	1.46%
0.75 to <1.75	613	9	1.47%	1.12%	1.12%	1.47%
1.75 to <2.5	207	3	1.45%	2.00%	2.17%	1.45%
2.50 to <10.00	190	5	2.63%	3.90%	4.29%	2.63%
2.50 to <5	123	4	3.25%	3.16%	3.37%	3.25%
5 to <10	67	1	1.49%	5.56%	5.99%	1.49%
10.00 to <100.00	50	0	0.00%	28.11%	28.64%	0.00%
10 to <20	2	0	0.00%	17.68%	13.79%	0.00%
20 to <30	37	0	0.00%	20.71%	27.59%	0.00%
30.00 to <100.00	11	0	0.00%	55.86%	34.90%	0.00%
100.00 (Default)	13	0	N/M	100.00%	100.00%	N/M

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2024
a/b	c	d	e	f	g	h
	Number of obligors at the end of the previous year		Observed average default rate (%)	Exposures weighted average PD (%)	Average PD (%)	Average historical annual default rate (%)
Exposure class/ PD scale	Total	of which number of obligors which defaulted in the year
Central governments and central banks
0.00 to <0.15	2	0	0.00%	0.00%	0.04%	0.00%
0.00 to <0.10	2	0	0.00%	0.00%	0.04%	0.00%
0.10 to <0.15	0	0	0.00%	0.00%	0.00%	0.00%
0.15 to <0.25	1	0	0.00%	0.00%	0.18%	0.00%
0.25 to <0.50	0	0	0.00%	0.00%	0.00%	0.00%
0.50 to <0.75	0	0	0.00%	0.00%	0.00%	0.00%
0.75 to <2.50	0	0	0.00%	0.00%	0.00%	0.00%
0.75 to <1.75	0	0	0.00%	0.00%	0.00%	0.00%
1.75 to <2.5	0	0	0.00%	0.00%	0.00%	0.00%
2.50 to <10.00	0	0	0.00%	0.00%	0.00%	0.00%
2.50 to <5	0	0	0.00%	0.00%	0.00%	0.00%
5 to <10	0	0	0.00%	0.00%	0.00%	0.00%
10.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
10 to <20	0	0	0.00%	0.00%	0.00%	0.00%
20 to <30	0	0	0.00%	0.00%	0.00%	0.00%
30.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
100.00 (Default)	0	0	N/M	0.00%	100.00%	N/M
Sub-total	3	0	0.00%	0.00%	0.09%	0.00%

Institutions
0.00 to <0.15	23	0	0.00%	0.05%	0.07%	0.00%
0.00 to <0.10	19	0	0.00%	0.05%	0.05%	0.00%
0.10 to <0.15	4	0	0.00%	0.11%	0.13%	0.00%
0.15 to <0.25	6	0	0.00%	0.19%	0.16%	0.00%
0.25 to <0.50	2	0	0.00%	0.00%	0.32%	0.00%
0.50 to <0.75	4	0	0.00%	0.54%	0.68%	0.00%
0.75 to <2.50	0	0	0.00%	0.97%	0.00%	0.00%
0.75 to <1.75	0	0	0.00%	0.97%	0.00%	0.00%
1.75 to <2.5	0	0	0.00%	0.00%	0.00%	0.00%
2.50 to <10.00	0	0	0.00%	0.00%	0.00%	0.00%
2.50 to <5	0	0	0.00%	0.00%	0.00%	0.00%
5 to <10	0	0	0.00%	0.00%	0.00%	0.00%
10.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
10 to <20	0	0	0.00%	0.00%	0.00%	0.00%
20 to <30	0	0	0.00%	0.00%	0.00%	0.00%
30.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
100.00 (Default)	0	0	N/M	0.00%	100.00%	N/M
Sub-total	35	0	0.00%	0.19%	0.17%	0.00%

Corporates
0.00 to <0.15	1,666	2	0.12%	0.11%	0.06%	0.09%
0.00 to <0.10	1,380	2	0.14%	0.07%	0.05%	0.07%
0.10 to <0.15	286	0	0.00%	0.12%	0.12%	0.12%
0.15 to <0.25	1,644	0	0.00%	0.19%	0.17%	0.10%
0.25 to <0.50	1,741	4	0.23%	0.33%	0.36%	0.23%
0.50 to <0.75	1,065	2	0.19%	0.57%	0.63%	0.31%
0.75 to <2.50	1,418	20	1.41%	1.38%	1.54%	1.18%
0.75 to <1.75	839	12	1.43%	1.05%	1.16%	1.22%
1.75 to <2.5	579	8	1.38%	2.33%	2.09%	1.04%
2.50 to <10.00	418	9	2.15%	4.38%	3.96%	2.57%
2.50 to <5	390	8	2.05%	3.79%	3.77%	2.71%
5 to <10	28	1	3.57%	6.37%	6.54%	2.01%
10.00 to <100.00	48	3	6.25%	28.76%	23.10%	10.81%
10 to <20	13	0	0.00%	13.79%	14.13%	5.01%
20 to <30	24	2	8.33%	28.11%	20.01%	10.77%
30.00 to <100.00	11	1	9.09%	38.53%	40.47%	5.40%
100.00 (Default)	49	0	N/M	100.00%	100.00%	N/M
Sub-total	8,049	40	0.50%	1.75%	1.43%	1.58%

of which:

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2024
a/b	c	d	e	f	g	h
	Number of obligors at the end of the previous year		Observed average default rate (%)	Exposures weighted average PD (%)	Average PD (%)	Average historical annual default rate (%)
Exposure class/ PD scale	Total	of which number of obligors which defaulted in the year
SMEs
0.00 to <0.15	83	0	0.00%	0.09%	0.06%	0.00%
0.00 to <0.10	69	0	0.00%	0.05%	0.05%	0.00%
0.10 to <0.15	14	0	0.00%	0.13%	0.11%	0.00%
0.15 to <0.25	67	0	0.00%	0.22%	0.16%	0.00%
0.25 to <0.50	133	1	0.75%	0.40%	0.36%	0.54%
0.50 to <0.75	55	0	0.00%	0.59%	0.69%	1.20%
0.75 to <2.50	120	2	1.67%	1.94%	1.70%	1.72%
0.75 to <1.75	55	1	1.82%	1.22%	1.21%	2.55%
1.75 to <2.5	65	1	1.54%	2.36%	2.11%	0.31%
2.50 to <10.00	53	3	5.66%	4.17%	4.05%	5.92%
2.50 to <5	47	2	4.26%	3.71%	3.70%	5.76%
5 to <10	6	1	16.67%	5.84%	6.79%	6.67%
10.00 to <100.00	8	0	0.00%	28.23%	24.12%	3.20%
10 to <20	5	0	0.00%	13.79%	16.90%	15.67%
20 to <30	0	0	0.00%	28.24%	0.00%	1.43%
30.00 to <100.00	3	0	0.00%	32.87%	36.16%	6.25%
100.00 (Default)	7	0	N/M	100.00%	100.00%	N/M
Sub-total	526	6	1.14%	13.30%	2.69%	1.83%

Specialized Lending
0.00 to <0.15	0	0	0.00%	0.00%	0.00%	0.00%
0.00 to <0.10	0	0	0.00%	0.00%	0.00%	0.00%
0.10 to <0.15	0	0	0.00%	0.00%	0.00%	0.00%
0.15 to <0.25	0	0	0.00%	0.00%	0.00%	0.00%
0.25 to <0.50	0	0	0.00%	0.00%	0.00%	0.00%
0.50 to <0.75	0	0	0.00%	0.00%	0.00%	0.00%
0.75 to <2.50	0	0	0.00%	0.00%	0.00%	0.00%
0.75 to <1.75	0	0	0.00%	0.00%	0.00%	0.00%
1.75 to <2.5	0	0	0.00%	0.00%	0.00%	0.00%
2.50 to <10.00	0	0	0.00%	0.00%	0.00%	0.00%
2.50 to <5	0	0	0.00%	0.00%	0.00%	0.00%
5 to <10	0	0	0.00%	0.00%	0.00%	0.00%
10.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
10 to <20	0	0	0.00%	0.00%	0.00%	0.00%
20 to <30	0	0	0.00%	0.00%	0.00%	0.00%
30.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
100.00 (Default)	0	0	N/M	0.00%	0.00%	N/M
Sub-total	0	0	0.00%	0.00%	0.00%	0.00%

Other
0.00 to <0.15	1,583	2	0.13%	0.11%	0.06%	0.09%
0.00 to <0.10	1,311	2	0.15%	0.07%	0.05%	0.08%
0.10 to <0.15	272	0	0.00%	0.12%	0.12%	0.12%
0.15 to <0.25	1,577	0	0.00%	0.19%	0.17%	0.11%
0.25 to <0.50	1,608	3	0.19%	0.33%	0.36%	0.21%
0.50 to <0.75	1,010	2	0.20%	0.56%	0.62%	0.29%
0.75 to <2.50	1,298	18	1.39%	1.30%	1.52%	1.18%
0.75 to <1.75	784	11	1.40%	1.04%	1.16%	1.17%
1.75 to <2.5	514	7	1.36%	2.32%	2.08%	1.33%
2.50 to <10.00	365	6	1.64%	4.45%	3.95%	2.15%
2.50 to <5	343	6	1.75%	3.81%	3.79%	2.46%
5 to <10	22	0	0.00%	6.52%	6.48%	0.76%
10.00 to <100.00	40	3	7.50%	30.10%	22.90%	10.95%
10 to <20	8	0	0.00%	0.00%	12.40%	2.58%
20 to <30	24	2	8.33%	27.68%	20.01%	10.88%
30.00 to <100.00	8	1	12.50%	38.61%	42.08%	3.13%
100.00 (Default)	42	0	N/M	100.00%	100.00%	N/M
Sub-total	7,523	34	0.45%	0.93%	1.34%	1.57%
Total	8,087	40	0.49%	1.74%	1.42%	1.83%

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

Advanced IRBA – Model validation results
The validation reviews conducted in 2025 for advanced IRBA credit models led to the assessments shown below. The model definition is aligned with the bank’s IRBA model map as reported to ECB on a quarterly basis. The assessment categories follow the ECB validation reporting requirements where following definitions apply:

–Adequate with no deficiencies:	No deficiencies detected by the validation function, i.e. no follow- up needed

–Adequate with minor deficiencies:	Minor deficiencies detected that do not lead to any significant bias of risk estimates

–Major deficiencies identified:	Identified deficiencies indicate a significant bias of risk parameter estimates, such as a potential quantitative impact of +/-5% or more on RWEA, but below +/-10% in the application of the model.

–Severe deficiencies identified:	Identified deficiencies indicate a severe bias of risk parameter estimates, such as a potential quantitative impact of +/-10% or more on RWEA in the application of the model.
Validation results for risk parameters used in advanced IRBA credit models

	2025
	PD		LGD		EAD
	Count	EAD in %	Count	EAD in %	Count	EAD in %
Adequate with no deficiencies	1	0.2	0	0.0	0	0.0
Adequate with minor deficiencies	21	80.5	16	100.0	7	80.8
Major deficiencies identified	2	7.2	0	0.0	3	19.2
Severe deficiencies	2	12.0	0	0.0	0	0.0
Total	26	100.0	16	100.0	10	100.0

	2024
	PD		LGD		EAD
	Count	EAD in %	Count	EAD in %	Count	EAD in %
Adequate with no deficiencies	2	2.2	2	4.7	1	96.5
Adequate with minor deficiencies	22	86.5	13	95.3	4	3.5
Major deficiencies identified	5	11.1	0	0.0	0	0.0
Severe deficiencies	1	0.1	0	0.0	0	0.0
Total	30	100.0	15	100.0	5	100.0
For models not validated as ‘adequate with no deficiencies’ the identified weaknesses were raised as validation findings.
The breakdown for PD, LGD and EAD is showing the number of respective models as well as their relative EAD as of
December 31, 2025 and December 31, 2024, respectively.
The validations during 2025 detected some major or severe deficiencies. Major deficiencies were already materially mitigated by end of 2025. One of the severe deficiencies for PD models was already fully mitigated by end of 2025 while the remaining severe deficiency for another PD model will be mitigated by end of June 2026.
The below table EU CR9 aims at providing backtesting information for probabilities of default (PD). It compares the PD used in the advanced IRB capital calculations with the effective obligors’ default rates presented on a five-year average by regulatory exposure classes. CRR3 introduced new exposure classes and therefore the observed five year average default rate will be phased-in over the upcoming years across all classes. Moreover, some limitations have to be considered when comparing the below backtesting results with the above presented PD model validation results: Whilst in line with the bank’s internal procedures, model validation is conducted on the level of the rating model and the model validation results provided above reflect this practice, for the below presentation by regulatory exposure classes the underlying ratings models have been assigned subsequently to the relevant regulatory exposure class. This different way of aggregation applied for the below backtesting information may result in some bias for the below backtesting results in contrast to the above model validation results.

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach
EU CR9 IRB backtesting of PD per exposure class for Advanced IRBA

	Dec 31, 2025
a/b	c	d	e	f	g	h
	Number of obligors at the end of the previous year		Observed average default rate (%)	Exposures weighted average PD (%)	Average PD (%)	Average historical annual default rate (%)
Exposure class/ PD scale	Total	of which number of obligors which defaulted in the year
Central governments and central banks
0.00 to <0.15	65	0	0.00%	0.00%	0.02%	0.00%
0.00 to <0.10	64	0	0.00%	0.00%	0.02%	0.00%
0.10 to <0.15	1	0	0.00%	0.00%	0.14%	0.00%
0.15 to <0.25	7	0	0.00%	0.00%	0.22%	0.00%
0.25 to <0.50	9	0	0.00%	0.00%	0.39%	0.00%
0.50 to <0.75	11	0	0.00%	0.00%	0.63%	0.00%
0.75 to <2.50	14	0	0.00%	0.00%	1.42%	0.00%
0.75 to <1.75	7	0	0.00%	0.00%	1.07%	0.00%
1.75 to <2.5	7	0	0.00%	0.00%	1.76%	0.00%
2.50 to <10.00	34	0	0.00%	0.00%	5.76%	0.00%
2.5 to <5	22	0	0.00%	0.00%	4.56%	0.00%
5 to <10	12	0	0.00%	0.00%	7.95%	0.00%
10.00 to <100.00	6	0	0.00%	0.00%	19.01%	0.00%
10 to <20	4	0	0.00%	0.00%	13.01%	0.00%
20 to <30	0	0	0.00%	0.00%	0.00%	0.00%
30.00 to <100.00	2	0	0.00%	0.00%	31.01%	0.00%
100.00 (Default)	6	0	N/M	0.00%	100.00%	N/M

Regional governments and local authorities
0.00 to <0.15	13	0	0.00%	0.00%	0.06%	0.00%
0.00 to <0.10	13	0	0.00%	0.00%	0.06%	0.00%
0.10 to <0.15	0	0	0.00%	0.00%	0.00%	0.00%
0.15 to <0.25	0	0	0.00%	0.00%	0.00%	0.00%
0.25 to <0.50	1	0	0.00%	0.00%	0.25%	0.00%
0.50 to <0.75	2	0	0.00%	0.00%	0.70%	0.00%
0.75 to <2.50	1	0	0.00%	0.00%	1.17%	0.00%
0.75 to <1.75	1	0	0.00%	0.00%	1.17%	0.00%
1.75 to <2.5	0	0	0.00%	0.00%	0.00%	0.00%
2.50 to <10.00	1	0	0.00%	0.00%	4.82%	0.00%
2.5 to <5	1	0	0.00%	0.00%	4.82%	0.00%
5 to <10	0	0	0.00%	0.00%	0.00%	0.00%
10.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
10 to <20	0	0	0.00%	0.00%	0.00%	0.00%
20 to <30	0	0	0.00%	0.00%	0.00%	0.00%
30.00 to <100.00	0	0	0.00%	0.00%	0.00%	0.00%
100.00 (Default)	1	0	N/M	0.00%	100.00%	N/M

Public sector entities
0.00 to <0.15	46	0	0.00%	0.06%	0.07%	0.00%
0.00 to <0.10	33	0	0.00%	0.06%	0.05%	0.00%
0.10 to <0.15	13	0	0.00%	0.11%	0.12%	0.00%
0.15 to <0.25	19	0	0.00%	0.16%	0.19%	0.00%
0.25 to <0.50	17	0	0.00%	0.28%	0.34%	0.00%
0.50 to <0.75	5	0	0.00%	0.65%	0.64%	0.00%
0.75 to <2.50	16	0	0.00%	1.38%	1.30%	0.00%
0.75 to <1.75	13	0	0.00%	1.27%	1.12%	0.00%
1.75 to <2.5	3	0	0.00%	1.90%	2.07%	0.00%
2.50 to <10.00	2	0	0.00%	3.64%	7.55%	0.00%
2.5 to <5	0	0	0.00%	3.64%	0.00%	0.00%
5 to <10	2	0	0.00%	0.00%	7.55%	0.00%
10.00 to <100.00	1	0	0.00%	24.74%	29.88%	0.00%
10 to <20	0	0	0.00%	17.06%	0.00%	0.00%
20 to <30	1	0	0.00%	0.00%	29.88%	0.00%
30.00 to <100.00	0	0	0.00%	39.84%	0.00%	0.00%
100.00 (Default)	3	0	N/M	100.00%	100.00%	N/M

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2025
a/b	c	d	e	f	g	h
	Number of obligors at the end of the previous year		Observed average default rate (%)	Exposures weighted average PD (%)	Average PD (%)	Average historical annual default rate (%)
Exposure class/ PD scale	Total	of which number of obligors which defaulted in the year
Corporates
0.00 to <0.15	13,732	2	0.01%	0.07%	0.09%	0.01%
0.00 to <0.10	7,783	1	0.01%	0.06%	0.07%	0.01%
0.10 to <0.15	5,949	1	0.02%	0.12%	0.13%	0.02%
0.15 to <0.25	18,426	1	0.01%	0.20%	0.19%	0.01%
0.25 to <0.50	39,431	32	0.08%	0.38%	0.37%	0.08%
0.50 to <0.75	6,577	24	0.36%	0.69%	0.63%	0.36%
0.75 to <2.50	34,764	129	0.37%	1.48%	1.30%	0.37%
0.75 to <1.75	27,288	76	0.28%	1.16%	1.08%	0.28%
1.75 to <2.5	7,476	53	0.71%	1.97%	2.11%	0.71%
2.50 to <10.00	7,780	125	1.61%	4.71%	4.69%	1.61%
2.5 to <5	4,958	72	1.45%	3.38%	3.42%	1.45%
5 to <10	2,822	53	1.88%	6.61%	6.93%	1.88%
10.00 to <100.00	2,579	148	5.74%	21.67%	22.76%	5.74%
10 to <20	1,583	51	3.22%	14.02%	14.55%	3.22%
20 to <30	201	15	7.46%	24.78%	26.13%	7.46%
30.00 to <100.00	795	82	10.31%	48.99%	38.28%	10.31%
100.00 (Default)	6,109	0	N/M	100.00%	100.00%	N/M

of which:
General
0.00 to <0.15	13,699	2	0.01%	0.07%	0.09%	0.01%
0.00 to <0.10	7,767	1	0.01%	0.06%	0.07%	0.01%
0.10 to <0.15	5,932	1	0.02%	0.12%	0.13%	0.02%
0.15 to <0.25	18,377	1	0.01%	0.20%	0.19%	0.01%
0.25 to <0.50	39,200	26	0.07%	0.37%	0.37%	0.07%
0.50 to <0.75	6,494	22	0.34%	0.68%	0.63%	0.34%
0.75 to <2.50	34,336	120	0.35%	1.46%	1.30%	0.35%
0.75 to <1.75	26,998	72	0.27%	1.20%	1.08%	0.27%
1.75 to <2.5	7,338	48	0.65%	1.92%	2.11%	0.65%
2.50 to <10.00	7,555	102	1.35%	4.35%	4.69%	1.35%
2.5 to <5	4,820	69	1.43%	3.38%	3.41%	1.43%
5 to <10	2,735	33	1.21%	6.56%	6.93%	1.21%
10.00 to <100.00	2,543	147	5.78%	22.93%	22.78%	5.78%
10 to <20	1,559	51	3.27%	13.92%	14.57%	3.27%
20 to <30	196	14	7.14%	23.55%	26.16%	7.14%
30.00 to <100.00	788	82	10.41%	49.29%	38.18%	10.41%
100.00 (Default)	5,999	0	N/M	100.00%	100.00%	N/M

Specialized Lending
0.00 to <0.15	25	0	0.00%	0.11%	0.11%	0.00%
0.00 to <0.10	9	0	0.00%	0.09%	0.09%	0.00%
0.10 to <0.15	16	0	0.00%	0.13%	0.13%	0.00%
0.15 to <0.25	48	0	0.00%	0.18%	0.18%	0.00%
0.25 to <0.50	220	6	2.73%	0.38%	0.38%	2.73%
0.50 to <0.75	75	2	2.67%	0.72%	0.68%	2.67%
0.75 to <2.50	446	6	1.35%	1.51%	1.44%	1.35%
0.75 to <1.75	305	2	0.66%	1.09%	1.12%	0.66%
1.75 to <2.5	141	4	2.84%	2.02%	2.13%	2.84%
2.50 to <10.00	221	22	9.95%	5.09%	4.86%	9.95%
2.5 to <5	137	3	2.19%	3.37%	3.50%	2.19%
5 to <10	84	19	22.62%	6.65%	7.08%	22.62%
10.00 to <100.00	35	1	2.86%	20.75%	21.85%	2.86%
10 to <20	24	0	0.00%	14.11%	13.51%	0.00%
20 to <30	4	1	25.00%	24.87%	21.36%	25.00%
30.00 to <100.00	7	0	0.00%	47.64%	50.74%	0.00%
100.00 (Default)	103	0	N/M	100.00%	100.00%	N/M

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2025
a/b	c	d	e	f	g	h
	Number of obligors at the end of the previous year		Observed average default rate (%)	Exposures weighted average PD (%)	Average PD (%)	Average historical annual default rate (%)
Exposure class/ PD scale	Total	of which number of obligors which defaulted in the year
Purchased receivables
0.00 to <0.15	16	0	0.00%	0.08%	0.09%	0.00%
0.00 to <0.10	12	0	0.00%	0.08%	0.08%	0.00%
0.10 to <0.15	4	0	0.00%	0.12%	0.15%	0.00%
0.15 to <0.25	9	0	0.00%	0.18%	0.22%	0.00%
0.25 to <0.50	39	0	0.00%	0.44%	0.41%	0.00%
0.50 to <0.75	29	0	0.00%	0.72%	0.73%	0.00%
0.75 to <2.50	57	3	5.26%	1.83%	1.46%	5.26%
0.75 to <1.75	38	2	5.26%	1.20%	1.16%	5.26%
1.75 to <2.5	19	1	5.26%	2.00%	2.05%	5.26%
2.50 to <10.00	25	1	4.00%	5.12%	4.70%	4.00%
2.5 to <5	15	0	0.00%	3.31%	3.36%	0.00%
5 to <10	10	1	10.00%	5.69%	6.70%	10.00%
10.00 to <100.00	5	0	0.00%	14.66%	23.90%	0.00%
10 to <20	2	0	0.00%	14.66%	13.97%	0.00%
20 to <30	2	0	0.00%	0.00%	29.34%	0.00%
30.00 to <100.00	1	0	0.00%	0.00%	32.87%	0.00%
100.00 (Default)	20	0	N/M	100.00%	100.00%	N/M

Retail
0.00 to <0.15	2,757,313	623	0.02%	0.09%	0.10%	0.02%
0.00 to <0.10	2,031,501	341	0.02%	0.07%	0.09%	0.02%
0.10 to <0.15	725,812	282	0.04%	0.11%	0.12%	0.04%
0.15 to <0.25	717,320	506	0.07%	0.18%	0.19%	0.07%
0.25 to <0.50	908,795	1,988	0.22%	0.36%	0.37%	0.22%
0.50 to <0.75	231,745	610	0.26%	0.55%	0.56%	0.26%
0.75 to <2.50	1,545,173	12,435	0.80%	1.46%	1.45%	0.80%
0.75 to <1.75	1,084,234	6,491	0.60%	1.11%	1.11%	0.60%
1.75 to <2.5	460,939	5,944	1.29%	2.29%	2.25%	1.29%
2.50 to <10.00	650,767	17,053	2.62%	5.52%	5.12%	2.62%
2.5 to <5	372,656	6,899	1.85%	4.18%	3.72%	1.85%
5 to <10	278,111	10,154	3.65%	6.98%	6.99%	3.65%
10.00 to <100.00	218,465	29,363	13.44%	24.09%	22.02%	13.44%
10 to <20	133,419	7,645	5.73%	14.14%	13.94%	5.73%
20 to <30	24,546	4,850	19.76%	27.74%	27.02%	19.76%
30.00 to <100.00	60,500	16,868	27.88%	38.79%	37.80%	27.88%
100.00 (Default)	223,612	0	N/M	100.00%	100.00%	N/M

of which:
Qualifying Revolving
0.00 to <0.15	1,987,556	108	0.01%	0.10%	0.11%	0.01%
0.00 to <0.10	1,487,718	63	0.00%	0.00%	0.10%	0.00%
0.10 to <0.15	499,838	45	0.01%	0.10%	0.12%	0.01%
0.15 to <0.25	413,782	49	0.01%	0.18%	0.19%	0.01%
0.25 to <0.50	393,906	239	0.06%	0.34%	0.35%	0.06%
0.50 to <0.75	113,292	42	0.04%	0.53%	0.54%	0.04%
0.75 to <2.50	465,962	665	0.14%	1.34%	1.46%	0.14%
0.75 to <1.75	327,027	433	0.13%	1.06%	1.10%	0.13%
1.75 to <2.5	138,935	232	0.17%	2.25%	2.30%	0.17%
2.50 to <10.00	219,245	731	0.33%	5.29%	5.42%	0.33%
2.5 to <5	109,573	281	0.26%	3.73%	3.84%	0.26%
5 to <10	109,672	450	0.41%	7.07%	6.99%	0.41%
10.00 to <100.00	109,218	1,782	1.63%	22.24%	21.21%	1.63%
10 to <20	71,813	524	0.73%	13.88%	13.83%	0.73%
20 to <30	7,309	150	2.05%	28.22%	27.77%	2.05%
30.00 to <100.00	30,096	1,108	3.68%	39.64%	37.22%	3.68%
100.00 (Default)	100,005	0	N/M	100.00%	100.00%	N/M

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2025
a/b	c	d	e	f	g	h
	Number of obligors at the end of the previous year		Observed average default rate (%)	Exposures weighted average PD (%)	Average PD (%)	Average historical annual default rate (%)
Exposure class/ PD scale	Total	of which number of obligors which defaulted in the year
Secured by residential immovable property
0.00 to <0.15	260,461	177	0.07%	0.09%	0.09%	0.07%
0.00 to <0.10	136,357	104	0.08%	0.07%	0.07%	0.08%
0.10 to <0.15	124,104	73	0.06%	0.12%	0.12%	0.06%
0.15 to <0.25	168,094	163	0.10%	0.18%	0.19%	0.10%
0.25 to <0.50	227,560	348	0.15%	0.36%	0.37%	0.15%
0.50 to <0.75	44,694	110	0.25%	0.55%	0.61%	0.25%
0.75 to <2.50	203,846	758	0.37%	1.45%	1.32%	0.37%
0.75 to <1.75	168,400	561	0.33%	1.11%	1.15%	0.33%
1.75 to <2.5	35,446	197	0.56%	2.30%	2.15%	0.56%
2.50 to <10.00	82,630	1,067	1.29%	5.85%	4.53%	1.29%
2.5 to <5	60,040	524	0.87%	4.54%	3.48%	0.87%
5 to <10	22,590	543	2.40%	7.01%	7.32%	2.40%
10.00 to <100.00	16,435	2,022	12.30%	24.57%	25.81%	12.30%
10 to <20	6,709	333	4.96%	14.37%	14.13%	4.96%
20 to <30	3,845	377	9.80%	27.37%	23.93%	9.80%
30.00 to <100.00	5,881	1,312	22.31%	38.44%	40.38%	22.31%
100.00 (Default)	13,962	0	N/M	100.00%	100.00%	N/M

Purchased receivables
0.00 to <0.15	20,647	3	0.01%	0.10%	0.10%	0.01%
0.00 to <0.10	5,139	1	0.02%	0.06%	0.06%	0.02%
0.10 to <0.15	15,508	2	0.01%	0.11%	0.11%	0.01%
0.15 to <0.25	3,558	0	0.00%	0.21%	0.21%	0.00%
0.25 to <0.50	0	0	0.00%	0.00%	0.00%	0.00%
0.50 to <0.75	5,797	0	0.00%	0.54%	0.54%	0.00%
0.75 to <2.50	5,022	0	0.00%	1.30%	1.28%	0.00%
0.75 to <1.75	4,974	0	0.00%	1.30%	1.26%	0.00%
1.75 to <2.5	48	0	0.00%	1.91%	2.48%	0.00%
2.50 to <10.00	1,916	1	0.05%	4.54%	4.27%	0.05%
2.5 to <5	838	0	0.00%	3.09%	2.90%	0.00%
5 to <10	1,078	1	0.09%	5.34%	5.34%	0.09%
10.00 to <100.00	20	0	0.00%	100.00%	28.24%	0.00%
10 to <20	0	0	0.00%	0.00%	0.00%	0.00%
20 to <30	20	0	0.00%	0.00%	28.24%	0.00%
30.00 to <100.00	0	0	0.00%	100.00%	0.00%	0.00%
100.00 (Default)	79	0	N/M	100.00%	100.00%	N/M

Other retail exposures
0.00 to <0.15	634,029	335	0.05%	0.08%	0.08%	0.05%
0.00 to <0.10	428,516	173	0.04%	0.06%	0.07%	0.04%
0.10 to <0.15	205,513	162	0.08%	0.11%	0.12%	0.08%
0.15 to <0.25	248,621	294	0.12%	0.18%	0.19%	0.12%
0.25 to <0.50	439,127	1,401	0.32%	0.36%	0.38%	0.32%
0.50 to <0.75	100,762	458	0.45%	0.57%	0.57%	0.45%
0.75 to <2.50	1,021,804	11,012	1.08%	1.49%	1.46%	1.08%
0.75 to <1.75	700,446	5,497	0.78%	1.14%	1.11%	0.78%
1.75 to <2.5	321,358	5,515	1.72%	2.28%	2.24%	1.72%
2.50 to <10.00	407,106	15,254	3.75%	5.00%	5.11%	3.75%
2.5 to <5	235,081	6,094	2.59%	3.73%	3.72%	2.59%
5 to <10	172,025	9,160	5.32%	6.92%	7.01%	5.32%
10.00 to <100.00	122,832	25,559	20.81%	23.28%	22.79%	20.81%
10 to <20	70,578	6,788	9.62%	13.74%	14.15%	9.62%
20 to <30	17,283	4,323	25.01%	28.17%	27.33%	25.01%
30.00 to <100.00	34,971	14,448	41.31%	39.59%	37.97%	41.31%
100.00 (Default)	130,810	0	N/M	100.00%	100.00%	N/M

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2024
a/b	c	d	e	f	g	h
	Number of obligors at the end of the previous year		Observed average default rate (%)	Exposures weighted average PD (%)	Average PD (%)	Average historical annual default rate (%)
Exposure class/ PD scale	Total	of which number of obligors which defaulted in the year
Central governments and central banks
0.00 to <0.15	79	0	0.00%	0.00%	0.05%	0.00%
0.00 to <0.10	66	0	0.00%	0.00%	0.03%	0.00%
0.10 to <0.15	13	0	0.00%	0.14%	0.13%	0.00%
0.15 to <0.25	8	0	0.00%	0.23%	0.21%	0.00%
0.25 to <0.50	17	0	0.00%	0.39%	0.34%	0.00%
0.50 to <0.75	16	0	0.00%	0.64%	0.59%	0.00%
0.75 to <2.50	25	0	0.00%	1.68%	1.28%	0.00%
0.75 to <1.75	16	0	0.00%	1.07%	1.01%	0.00%
1.75 to <2.5	9	0	0.00%	1.76%	1.76%	0.00%
2.50 to <10.00	31	0	0.00%	6.06%	5.60%	7.75%
2.5 to <5	19	0	0.00%	4.82%	4.20%	6.56%
5 to <10	12	0	0.00%	7.95%	7.82%	9.76%
10.00 to <100.00	10	0	0.00%	18.06%	28.24%	3.33%
10 to <20	5	0	0.00%	13.01%	12.11%	4.00%
20 to <30	1	0	0.00%	0.00%	22.01%	0.00%
30.00 to <100.00	4	0	0.00%	31.01%	49.97%	0.00%
100.00 (Default)	7	0	N/M	100.00%	100.00%	N/M
Sub-total	193	0	0.00%	0.31%	6.26%	1.04%

Institutions
0.00 to <0.15	373	0	0.00%	0.07%	0.07%	0.08%
0.00 to <0.10	292	0	0.00%	0.06%	0.06%	0.05%
0.10 to <0.15	81	0	0.00%	0.12%	0.13%	0.22%
0.15 to <0.25	75	0	0.00%	0.17%	0.21%	0.34%
0.25 to <0.50	84	0	0.00%	0.36%	0.38%	0.13%
0.50 to <0.75	44	0	0.00%	0.68%	0.61%	0.00%
0.75 to <2.50	54	0	0.00%	1.24%	1.39%	0.54%
0.75 to <1.75	30	0	0.00%	1.10%	1.03%	0.00%
1.75 to <2.5	24	0	0.00%	2.09%	1.84%	1.34%
2.50 to <10.00	35	0	0.00%	3.57%	3.85%	0.50%
2.5 to <5	31	0	0.00%	3.37%	3.42%	0.74%
5 to <10	4	0	0.00%	6.68%	7.20%	0.00%
10.00 to <100.00	9	0	0.00%	15.41%	25.68%	1.05%
10 to <20	7	0	0.00%	15.41%	12.97%	1.25%
20 to <30	0	0	0.00%	29.88%	0.00%	0.00%
30.00 to <100.00	2	0	0.00%	100.00%	70.16%	0.00%
100.00 (Default)	4	0	N/M	100.00%	100.00%	N/M
Sub-total	678	0	0.00%	0.19%	1.39%	0.19%

Corporates
0.00 to <0.15	10,913	28	0.26%	0.08%	0.07%	0.13%
0.00 to <0.10	7,301	24	0.33%	0.06%	0.05%	0.13%
0.10 to <0.15	3,612	4	0.11%	0.12%	0.12%	0.14%
0.15 to <0.25	6,290	22	0.35%	0.19%	0.18%	0.20%
0.25 to <0.50	9,750	42	0.43%	0.35%	0.35%	0.30%
0.50 to <0.75	5,268	46	0.87%	0.59%	0.62%	0.60%
0.75 to <2.50	8,619	181	2.10%	1.43%	1.40%	1.39%
0.75 to <1.75	6,021	88	1.46%	1.16%	1.12%	0.93%
1.75 to <2.5	2,598	93	3.58%	2.13%	2.04%	2.08%
2.50 to <10.00	3,013	176	5.84%	4.44%	4.74%	3.61%
2.5 to <5	2,050	91	4.44%	3.41%	3.65%	2.99%
5 to <10	963	85	8.83%	6.76%	7.08%	5.11%
10.00 to <100.00	656	62	9.45%	40.19%	23.78%	9.20%
10 to <20	315	31	9.84%	12.50%	13.43%	8.93%
20 to <30	107	8	7.48%	24.14%	24.00%	8.56%
30.00 to <100.00	234	23	9.83%	85.50%	37.62%	10.52%
100.00 (Default)	2,609	0	N/M	99.74%	100.00%	N/M
Sub-total	47,118	557	1.18%	5.49%	6.61%	0.76%

of which:

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2024
a/b	c	d	e	f	g	h
	Number of obligors at the end of the previous year		Observed average default rate (%)	Exposures weighted average PD (%)	Average PD (%)	Average historical annual default rate (%)
Exposure class/ PD scale	Total	of which number of obligors which defaulted in the year
SMEs
0.00 to <0.15	2,904	3	0.10%	0.08%	0.08%	0.07%
0.00 to <0.10	1,660	1	0.06%	0.05%	0.06%	0.03%
0.10 to <0.15	1,244	2	0.16%	0.12%	0.11%	0.15%
0.15 to <0.25	2,290	7	0.31%	0.21%	0.17%	0.14%
0.25 to <0.50	4,909	15	0.31%	0.36%	0.36%	0.31%
0.50 to <0.75	2,019	7	0.35%	0.63%	0.70%	0.40%
0.75 to <2.50	3,276	56	1.71%	1.34%	1.47%	1.34%
0.75 to <1.75	2,070	29	1.40%	1.12%	1.17%	1.02%
1.75 to <2.5	1,206	27	2.24%	2.02%	1.99%	1.98%
2.50 to <10.00	1,511	98	6.49%	4.75%	4.75%	3.70%
2.5 to <5	1,024	54	5.27%	3.43%	3.63%	3.04%
5 to <10	487	44	9.03%	6.72%	7.11%	5.43%
10.00 to <100.00	300	42	14.00%	19.76%	24.22%	11.10%
10 to <20	130	21	16.15%	13.80%	13.70%	9.85%
20 to <30	53	5	9.43%	23.64%	23.38%	9.65%
30.00 to <100.00	117	16	13.68%	35.74%	36.30%	16.29%
100.00 (Default)	427	0	N/M	100.00%	100.00%	N/M
Sub-total	17,636	228	1.29%	6.77%	3.73%	0.84%

Specialized Lending
0.00 to <0.15	43	0	0.00%	0.11%	0.12%	0.16%
0.00 to <0.10	4	0	0.00%	0.09%	0.06%	0.27%
0.10 to <0.15	39	0	0.00%	0.12%	0.12%	0.00%
0.15 to <0.25	65	0	0.00%	0.18%	0.18%	0.20%
0.25 to <0.50	232	2	0.86%	0.38%	0.37%	0.51%
0.50 to <0.75	153	1	0.65%	0.71%	0.69%	1.14%
0.75 to <2.50	369	4	1.08%	1.54%	1.54%	1.78%
0.75 to <1.75	231	2	0.87%	1.18%	1.28%	1.23%
1.75 to <2.5	138	2	1.45%	2.12%	1.97%	2.26%
2.50 to <10.00	326	20	6.13%	4.64%	4.37%	3.80%
2.5 to <5	232	10	4.31%	3.49%	3.45%	3.22%
5 to <10	94	10	10.64%	6.81%	6.64%	5.11%
10.00 to <100.00	31	4	12.90%	26.77%	24.42%	9.36%
10 to <20	18	0	0.00%	12.96%	13.42%	7.60%
20 to <30	4	0	0.00%	21.40%	25.82%	4.35%
30.00 to <100.00	9	4	44.44%	60.10%	45.80%	14.60%
100.00 (Default)	119	0	N/M	99.26%	100.00%	N/M
Sub-total	1,338	31	2.32%	11.07%	11.11%	2.36%

Other
0.00 to <0.15	7,994	25	0.31%	0.08%	0.07%	0.15%
0.00 to <0.10	5,661	23	0.41%	0.06%	0.05%	0.16%
0.10 to <0.15	2,333	2	0.09%	0.12%	0.12%	0.17%
0.15 to <0.25	3,942	15	0.38%	0.19%	0.19%	0.23%
0.25 to <0.50	4,616	25	0.54%	0.35%	0.34%	0.35%
0.50 to <0.75	3,100	38	1.23%	0.57%	0.56%	0.66%
0.75 to <2.50	4,995	121	2.42%	1.38%	1.34%	1.29%
0.75 to <1.75	3,735	57	1.53%	1.15%	1.08%	0.85%
1.75 to <2.5	1,260	64	5.08%	2.16%	2.10%	2.25%
2.50 to <10.00	1,187	58	4.89%	4.13%	4.82%	3.36%
2.5 to <5	805	27	3.35%	3.31%	3.72%	2.74%
5 to <10	382	31	8.12%	6.67%	7.14%	4.88%
10.00 to <100.00	325	16	4.92%	44.73%	23.31%	7.39%
10 to <20	167	10	5.99%	12.29%	13.22%	7.61%
20 to <30	50	3	6.00%	27.97%	24.50%	8.48%
30.00 to <100.00	108	3	2.78%	91.43%	38.36%	6.23%
100.00 (Default)	2,063	0	N/M	100.00%	100.00%	N/M
Sub-total	28,222	298	1.06%	4.12%	8.18%	0.66%

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2024
a/b	c	d	e	f	g	h
	Number of obligors at the end of the previous year		Observed average default rate (%)	Exposures weighted average PD (%)	Average PD (%)	Average historical annual default rate (%)
Exposure class/ PD scale	Total	of which number of obligors which defaulted in the year
Retail
0.00 to <0.15	2,727,822	1,510	0.06%	0.09%	0.07%	0.05%
0.00 to <0.10	1,970,231	724	0.04%	0.06%	0.06%	0.04%
0.10 to <0.15	757,591	786	0.10%	0.12%	0.12%	0.09%
0.15 to <0.25	769,901	1,343	0.17%	0.19%	0.19%	0.15%
0.25 to <0.50	826,200	3,033	0.37%	0.37%	0.35%	0.32%
0.50 to <0.75	377,664	1,693	0.45%	0.61%	0.59%	0.48%
0.75 to <2.50	1,577,492	23,343	1.48%	1.39%	1.46%	1.19%
0.75 to <1.75	943,574	10,158	1.08%	1.16%	1.09%	0.91%
1.75 to <2.5	633,918	13,185	2.08%	2.18%	2.02%	1.57%
2.50 to <10.00	799,886	44,643	5.58%	5.10%	4.72%	4.15%
2.5 to <5	537,015	19,642	3.66%	3.79%	3.63%	3.14%
5 to <10	262,871	25,001	9.51%	7.22%	6.94%	6.35%
10.00 to <100.00	260,871	57,587	22.07%	24.88%	20.84%	21.35%
10 to <20	168,141	21,074	12.53%	14.13%	13.53%	12.64%
20 to <30	21,739	5,778	26.58%	24.65%	25.06%	21.29%
30.00 to <100.00	70,991	30,735	43.29%	40.11%	36.85%	43.32%
100.00 (Default)	229,116	0	N/M	100.00%	100.00%	N/M
Sub-total	7,568,952	133,152	1.76%	3.66%	4.66%	1.33%

of which:
Secured by real estate property - SME
0.00 to <0.15	14,625	8	0.05%	0.07%	0.07%	0.06%
0.00 to <0.10	10,230	3	0.03%	0.05%	0.06%	0.05%
0.10 to <0.15	4,395	5	0.11%	0.11%	0.11%	0.08%
0.15 to <0.25	5,202	16	0.31%	0.20%	0.17%	0.17%
0.25 to <0.50	9,459	29	0.31%	0.35%	0.36%	0.22%
0.50 to <0.75	720	3	0.42%	0.60%	0.55%	0.43%
0.75 to <2.50	7,411	77	1.04%	1.31%	1.26%	0.75%
0.75 to <1.75	5,761	56	0.97%	1.11%	1.00%	0.61%
1.75 to <2.5	1,650	21	1.27%	2.13%	2.14%	1.12%
2.50 to <10.00	2,097	116	5.53%	4.31%	5.20%	3.40%
2.5 to <5	1,143	39	3.41%	3.58%	3.61%	2.40%
5 to <10	954	77	8.07%	6.47%	7.12%	5.59%
10.00 to <100.00	555	133	23.96%	21.33%	24.83%	20.06%
10 to <20	243	37	15.23%	14.46%	14.90%	12.43%
20 to <30	130	26	20.00%	24.06%	26.25%	17.70%
30.00 to <100.00	182	70	38.46%	33.06%	37.06%	37.73%
100.00 (Default)	454	0	N/M	100.00%	100.00%	N/M
Sub-total	40,523	382	0.94%	2.98%	2.10%	0.69%

Secured by real estate property - Non- SME
0.00 to <0.15	306,931	628	0.20%	0.09%	0.08%	0.13%
0.00 to <0.10	181,894	276	0.15%	0.06%	0.06%	0.10%
0.10 to <0.15	125,037	352	0.28%	0.12%	0.12%	0.20%
0.15 to <0.25	201,984	619	0.31%	0.19%	0.19%	0.23%
0.25 to <0.50	222,342	722	0.32%	0.37%	0.36%	0.28%
0.50 to <0.75	95,284	465	0.49%	0.61%	0.62%	0.39%
0.75 to <2.50	193,152	1,462	0.76%	1.36%	1.40%	0.66%
0.75 to <1.75	145,108	940	0.65%	1.17%	1.11%	0.55%
1.75 to <2.5	48,044	522	1.09%	2.16%	2.28%	0.90%
2.50 to <10.00	61,930	1,817	2.93%	5.08%	5.05%	2.45%
2.5 to <5	39,603	787	1.99%	3.84%	3.85%	1.77%
5 to <10	22,327	1,030	4.61%	7.35%	7.17%	3.84%
10.00 to <100.00	19,446	4,382	22.53%	25.86%	25.30%	16.60%
10 to <20	9,408	1,025	10.89%	14.11%	14.08%	8.92%
20 to <30	2,032	330	16.24%	23.79%	24.37%	16.89%
30.00 to <100.00	8,006	3,027	37.81%	41.03%	38.73%	35.77%
100.00 (Default)	11,849	0	N/M	100.00%	100.00%	N/M
Sub-total	1,112,918	10,095	0.91%	2.63%	2.21%	0.76%

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach

	Dec 31, 2024
a/b	c	d	e	f	g	h
	Number of obligors at the end of the previous year		Observed average default rate (%)	Exposures weighted average PD (%)	Average PD (%)	Average historical annual default rate (%)
Exposure class/ PD scale	Total	of which number of obligors which defaulted in the year
Qualifying revolving
0.00 to <0.15	2,104,925	704	0.03%	0.07%	0.07%	0.04%
0.00 to <0.10	1,597,880	395	0.02%	0.06%	0.06%	0.03%
0.10 to <0.15	507,045	309	0.06%	0.12%	0.12%	0.07%
0.15 to <0.25	405,516	490	0.12%	0.19%	0.19%	0.11%
0.25 to <0.50	378,313	1,463	0.39%	0.35%	0.34%	0.33%
0.50 to <0.75	126,087	720	0.57%	0.54%	0.54%	0.62%
0.75 to <2.50	470,170	10,853	2.31%	1.37%	1.43%	1.73%
0.75 to <1.75	326,972	5,061	1.55%	1.08%	1.08%	1.30%
1.75 to <2.5	143,198	5,792	4.04%	2.30%	2.23%	2.62%
2.50 to <10.00	247,789	25,321	10.22%	5.50%	5.33%	5.99%
2.5 to <5	120,970	7,568	6.26%	3.80%	3.78%	4.46%
5 to <10	126,819	17,753	14.00%	7.24%	6.81%	7.88%
10.00 to <100.00	123,969	28,560	23.04%	23.40%	20.56%	19.74%
10 to <20	84,561	13,420	15.87%	14.38%	13.58%	12.84%
20 to <30	5,200	1,614	31.04%	27.70%	26.32%	20.11%
30.00 to <100.00	34,208	13,526	39.54%	37.63%	36.95%	38.06%
100.00 (Default)	96,632	0	N/M	100.00%	100.00%	N/M
Sub-total	3,953,401	68,111	1.72%	2.66%	3.70%	0.90%

Other - SME
0.00 to <0.15	49,721	69	0.14%	0.10%	0.08%	0.08%
0.00 to <0.10	31,587	23	0.07%	0.06%	0.06%	0.05%
0.10 to <0.15	18,134	46	0.25%	0.11%	0.12%	0.11%
0.15 to <0.25	13,121	46	0.35%	0.19%	0.18%	0.17%
0.25 to <0.50	18,915	86	0.45%	0.36%	0.38%	0.26%
0.50 to <0.75	5,995	46	0.77%	0.58%	0.60%	0.49%
0.75 to <2.50	24,589	363	1.48%	1.43%	1.33%	1.15%
0.75 to <1.75	16,906	218	1.29%	1.22%	1.03%	0.92%
1.75 to <2.5	7,683	145	1.89%	2.02%	2.00%	1.57%
2.50 to <10.00	12,567	510	4.06%	4.53%	4.87%	3.33%
2.5 to <5	9,000	274	3.04%	3.15%	3.81%	2.65%
5 to <10	3,567	236	6.62%	6.10%	7.56%	4.90%
10.00 to <100.00	3,836	817	21.30%	22.80%	21.60%	18.93%
10 to <20	1,868	205	10.97%	14.04%	13.49%	9.70%
20 to <30	962	173	17.98%	25.14%	24.17%	16.05%
30.00 to <100.00	1,006	439	43.64%	35.89%	34.18%	38.21%
100.00 (Default)	4,220	0	N/M	100.00%	100.00%	N/M
Sub-total	132,964	1,937	1.46%	5.74%	4.63%	1.04%

Other - Non-SME
0.00 to <0.15	654,917	383	0.06%	0.08%	0.08%	0.05%
0.00 to <0.10	441,592	193	0.04%	0.06%	0.06%	0.04%
0.10 to <0.15	213,325	190	0.09%	0.12%	0.12%	0.09%
0.15 to <0.25	250,805	367	0.15%	0.19%	0.19%	0.17%
0.25 to <0.50	328,331	1,231	0.37%	0.39%	0.36%	0.34%
0.50 to <0.75	193,619	730	0.38%	0.60%	0.59%	0.48%
0.75 to <2.50	1,033,582	12,763	1.23%	1.51%	1.48%	1.12%
0.75 to <1.75	561,112	5,192	0.93%	1.13%	1.09%	0.85%
1.75 to <2.5	472,470	7,571	1.60%	2.24%	1.95%	1.40%
2.50 to <10.00	527,509	19,430	3.68%	5.15%	4.43%	3.71%
2.5 to <5	395,301	12,023	3.04%	3.71%	3.56%	2.98%
5 to <10	132,208	7,407	5.60%	7.03%	7.03%	5.65%
10.00 to <100.00	141,919	30,278	21.33%	23.14%	21.04%	22.97%
10 to <20	87,768	7,972	9.08%	14.13%	13.54%	13.34%
20 to <30	15,749	4,272	27.13%	27.49%	24.95%	22.60%
30.00 to <100.00	38,402	18,034	46.96%	38.42%	36.59%	47.35%
100.00 (Default)	134,317	0	N/M	100.00%	100.00%	N/M
Sub-total	3,264,999	65,182	2.00%	9.50%	6.32%	2.11%
Total	7,616,696	133,705	1.76%	3.76%	4.67%	1.31%

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Quantitative information on the use of the IRB approach
The vast majority of the bank’s exposures facing non-sovereign counterparties (institutions, corporates and retail) is calculated based on the IRB (above 90% coverage within internal models). The total number of obligors with short-term contracts at the disclosure date for foundation and advanced approach is 6.1 million with the majority of customers in the exposure class “Retail - qualifying revolving and other retail non-SMEs”.
Specialized lending and equity exposures in the banking book
Article 438 (e) CRR
The table below summarizes the foundation approach exposure for specialized lending where a former Postbank portfolio is part of the “Income-producing real estate and high volatility commercial real estate” slotting category.
Deutsche Bank does not treat any further exposures under the slotting approach as they are covered under the AIRB.
Consequently, Deutsche Bank does not disclose tables for “Project finance”, “Object finance” and “Commodities finance”. For the calculation of minimum capital requirements regulatory risk weights are applied where potential risk mitigating factors are already considered in the assignment of the risk weight. The table presents the on- and off-
balance-sheet exposures, the EAD and RWA as well as the associated regulatory expected losses.
EU CR10.02 – Specialized lending: Income-producing real estate and high volatility commercial real estate (Slotting approach)

in € m. (unless stated otherwise)		Dec 31, 2025
	Specialized lending	a	b	c	d	e	f
Regulatory categories	Remaining maturity	On-balance sheet amount	Off-balance sheet amount	Risk weight	Exposure amount	Risk weighted exposure amount	Expected loss amount
Category 1	Less than 2.5 years	40	2	50%	42	14	0
	Equal to or more than 2.5 years	202	0	70%	202	141	1
Category 2	Less than 2.5 years	70	0	70%	70	42	0
	Equal to or more than 2.5 years	1	0	90%	1	2	0
Category 3	Less than 2.5 years	0	0	115%	0	0	0
	Equal to or more than 2.5 years	0	0	115%	0	0	0
Category 4	Less than 2.5 years	0	0	250%	0	0	0
	Equal to or more than 2.5 years	0	0	250%	0	0	0
Category 5	Less than 2.5 years	22	3	—	22	0	10
	Equal to or more than 2.5 years	0	0	—	0	0	0
Total	Less than 2.5 years	132	5	—	134	57	10
	Equal to or more than 2.5 years	203	0	—	203	143	1

in € m. (unless stated otherwise)		Jun 30, 2025
	Specialized lending	a	b	c	d	e	f
Regulatory categories	Remaining maturity	On-balance sheet amount	Off-balance sheet amount	Risk weight	Exposure amount	Risk weighted exposure amount	Expected loss amount
Category 1	Less than 2.5 years	0	0	50%	0	0	0
	Equal to or more than 2.5 years	146	0	70%	146	110	1
Category 2	Less than 2.5 years	181	17	70%	189	101	0
	Equal to or more than 2.5 years	1	0	90%	1	2	0
Category 3	Less than 2.5 years	0	0	115%	0	0	0
	Equal to or more than 2.5 years	0	0	115%	0	0	0
Category 4	Less than 2.5 years	0	0	250%	0	0	0
	Equal to or more than 2.5 years	0	0	250%	0	0	0
Category 5	Less than 2.5 years	0	0	—	0	0	0
	Equal to or more than 2.5 years	0	0	—	0	0	0
Total	Less than 2.5 years	181	17	—	189	101	0
	Equal to or more than 2.5 years	146	0	—	146	111	1

As part of the advanced IRBA Deutsche Bank uses supervisory defined risk weights according to the simple risk weight approach for the Group’s equity positions. The table below presents the on- and off-balance-sheet exposures, the EAD,
RWA and capital requirements for the categories of equity exposures as set out in Article 155 (2) CRR. For all these positions no credit risk mitigation techniques have been applied.

Deutsche Bank	Credit risk exposure and credit risk mitigation in the internal-rating-based approach
Pillar 3 Report as of December 31, 2025	Specialized lending and equity exposures in the banking book
The following table shows equity exposures under the standardized approach by risk weights defined in Article 133 CRR in conjunction with Article 495a CRR. The table presents the on- and off-balance-sheet exposures, the EAD, RWA and expected loss amount.
EU CR10.05 – Equity exposures

in € m. (unless stated otherwise)	Dec 31, 2025
Equities under the standardized approach	a	b	c	d	e	f
Categories	On-balance sheet exposure	Off-balance sheet exposure	Risk weight	Exposure value	Risk weighted exposure amount	Expected loss amount
Risk weight 0%	107	0	0%	107	0	0
Risk weight 100%	136	0	100%	136	136	0
Risk weight 190%	834	4	190%	838	1,593	0
Risk weight 250%	1,446	471	250%	1,917	4,793	0
Risk weight 370%	0	0	370%	0	1	0
Risk weight 400%	17	0	400%	17	67	0
Total	2,539	476	—	3,015	6,590	0

in € m. (unless stated otherwise)	Jun 30, 2025
Equities under the standardized approach	a	b	c	d	e	f
Categories	On-balance sheet exposure	Off-balance sheet exposure	Risk weight	Exposure value	Risk weighted exposure amount	Expected loss amount
Risk weight 0%	83	0	0%	83	0	0
Risk weight 100%	201	0	100%	201	201	0
Risk weight 190%	1,199	4	190%	1,203	2,286	0
Risk weight 250%	1,189	469	250%	1,658	4,146	0
Risk weight 370%	0	0	370%	0	1	0
Risk weight 400%	3	0	400%	3	13	0
Total	2,675	473	—	3,149	6,646	0

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	Internal capital and credit limits for counterparty credit risk exposures
Counterparty credit risk (CCR)
Internal capital and credit limits for counterparty credit risk exposures
Article 439 (a) CRR (EU CCRA)
Counterparty credit exposure (CCR) arises from business activities in derivatives and securities financing transactions
(SFT) and is the risk that the counterparty to a transaction may default before completing the satisfactory settlement of the transaction. The exposure to CCR is calculated by using the internal model method (IMM) and the standardized approach for counterparty credit risk (SA-CCR) for derivatives and the financial collateral comprehensive method for SFT respectively.
As the replacement values of derivatives portfolios fluctuate with movements in market rates and with changes in the transactions in the portfolios, the potential future replacement costs of the portfolios are estimated over their lifetimes or, in case of collateralized portfolios, over appropriate unwind periods. The potential future exposure is measured against a limit set for the counterparty for this type of transactions.
Limits for CCR exposures are established based on the principles for assigning credit limits as described in the sections
"General qualitative information on credit risk" and “General qualitative information on credit risk mitigation”. For the purpose of limit setting, CCR exposures are also considered in the context of the overall credit exposure to the obligor and the group of borrowers under the one obligor principle.
The potential future exposure analysis is supplemented with stress tests to estimate the immediate impact of extreme market events on the exposures (such as event risk in the Emerging Markets portfolio).
For the majority of derivative counterparty exposures as well as for SFT, the internal model method is used in accordance with Article 283 et seq. CRR. In this respect SFT encompass repurchase transactions, securities or commodities lending and borrowing as well as margin lending transactions. By applying this approach, the EAD calculations are based on a
Monte Carlo simulation of the transactions’ future market values. Within this simulation process, interest and foreign exchange rates, credit spreads, equity and commodity prices are modeled by stochastic processes and each derivative and securities financing transaction is revalued at each point of a pre-defined time grid. As a result of this process, a distribution of future market values for each transaction at each time grid point is generated. From these distributions, by considering the appropriate netting and collateral agreements, the exposure measures potential future exposure, average expected exposure, expected positive exposure and effective expected positive exposure are derived.
The potential future exposure measure which Deutsche Bank uses is generally given by a time profile of simulated positive market values of each counterparty’s derivatives portfolio, for which netting and collateralization are considered.
For limit monitoring the 95th quantile of the resulting distribution of market values is employed, internally referred to as potential future exposure. The average exposure profiles generated by the same calculation process are used to derive the so-called average expected exposure measure, which Deutsche Bank uses to reflect expected future replacement costs within the credit risk economic capital, and the expected positive exposure measure driving Deutsche Bank´s regulatory capital requirements. While average expected exposure and expected positive exposure are generally calculated with respect to a time horizon of one year, the potential future exposure is measured over the entire lifetime of a transaction or netting set for uncollateralized portfolios and over an appropriate unwind period for collateralized portfolios, respectively. The aforementioned calculation process is employed to derive stressed exposure results for input into the credit portfolio stress testing.
The potential future exposure profile of each counterparty is compared daily to the potential future exposure limit profile set by the respective credit officer. Potential future exposure limits are an integral part of the overall counterparty credit exposure management in line with other limit types. Breaches of potential future exposure limits at any one profile time point are highlighted for action within the credit risk management process. The expected positive exposure is an input to the Pillar 1 capital requirement, whereas average expected exposure feeds as a loan equivalent into the Group’s credit portfolio model (economic capital, applied under Pillar 2) where it is combined with all other credit exposure to a counterparty.

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	Collateral in the event of a rating downgrade
Collateral and credit reserves for counterparty credit risk
Article 439 (b) CRR (EU CCRA)
To reduce the credit risk resulting from OTC derivative transactions, where clearing via a central counterparty is not available, Deutsche Bank regularly seeks the execution of standard master agreements (such as master agreements for derivatives published by the International Swaps and Derivatives Association, Inc. (ISDA) or the German Master
Agreement for Financial Derivative Transactions) with the counterparties. A master agreement allows for the close-out netting of rights and obligations arising under derivative transactions that have been entered into under such a master agreement upon the counterparty’s default, resulting in a single net claim owed by or to the counterparty. For certain parts of the derivatives business (e.g., foreign exchange transactions), Deutsche Bank also enters into master agreements under which payment netting applies with respect to transactions covered by such master agreements, reducing settlement risk. The risk measurement and risk assessment processes apply close-out netting only to the extent it is believed that the master agreement is legally valid and enforceable in all relevant jurisdictions.
ISDA Master Agreements are generally accompanied by credit support annexes (CSAs) to master agreements in order to further reduce the derivatives-related credit risk. These annexes generally provide risk mitigation through periodic, usually daily, margining of the covered exposure. The CSAs also provide for the right to terminate the related derivative transactions upon the counterparty’s failure to honor a margin call. As with netting, when Deutsche Bank believes the annex is enforceable, it is reflected in the exposure measurement.
Deutsche Bank also establishes counterparty credit valuation adjustments (CVA) for OTC derivative transactions to cover expected credit losses. The adjustment amount is determined by assessing the potential credit exposure to a given counterparty and taking into account any collateral held, the effect of any relevant netting arrangements, expected loss given default and the credit risk, based on available market information, including CDS spreads.
Management of wrong-way risk exposures
Article 439 (c) CRR (EU CCRA)
Wrong-way risk occurs when exposure to a counterparty is adversely correlated with the credit quality of that counterparty. In compliance with Article 291(2) and (4) CRR Deutsche Bank has a monthly process to monitor several layers of wrong-way risk (specific wrong-way risk, general explicit wrong-way risk at country/industry/region levels and general implicit wrong-way risk), whereby relevant exposures arising from transactions subject to wrong-way risk are automatically selected and presented for comment to the responsible credit officer. A wrong-way risk report is then sent to credit risk senior management on a monthly basis. In addition, the bank utilizes its established process for calibrating its own alpha factor (as defined in Article 284 (9) CRR) to estimate the overall wrong-way risk in the bank’s derivatives and securities financing transactions portfolio.
Collateral in the event of a rating downgrade
Article 439 (d) CRR (EU CCRA)
Certain CSAs to master agreements provide for rating-dependent triggers, where additional collateral must be pledged if a party’s rating is downgraded. The Group also enters into master agreements that provide for an additional termination event upon a party’s rating downgrade. These downgrade provisions in CSAs and master agreements usually apply to both parties but in some agreements may apply only to Deutsche Bank. The Group analyzes and monitors its potential contingent payment obligations resulting from a rating downgrade in the bank’s stress testing and liquidity coverage ratio approach for liquidity risk on an ongoing basis.
The following table presents the amount needed to meet collateral requirements from contractual obligations in the event of a one- or two-notch downgrade by rating agencies for all currencies.
Contractual Obligations

	Dec 31, 2025		Dec 31, 2024
in € m.	One-notch downgrade	Two-notch downgrade	One-notch downgrade	Two-notch downgrade
Contractual derivatives funding or margin requirements	161	212	182	309
Other contractual funding or margin requirements	0	0	0	0

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures by model approach and development
Estimate of alpha factor
Article 439 (k) CRR
Under the internal model method (IMM) approach the exposure value is calculated as the product of the effective expected positive exposure and a multiplier ‘alpha’ (α). The scaling factor alpha is applied inter alia to correct for wrong-
way risk, correlations between counterparties, concentration risk, and to account for the level of volatility/correlation that might coincide with a downturn. Deutsche Bank received regulatory approval to use its own calibrated alpha factor.
For its regulatory capital calculation, however, a regulatory minimum level of 1.20 needs to be applied.
CCR exposures by model approach and development
Article 439 (f, g, k) CRR
The following table shows the methods used for calculating the regulatory requirements for CCR exposure including the main parameters for each method. Exposures relevant for CVA charges and exposures cleared through a central counterparty are presented separately in table EU CCR3 and EU CCR8, respectively. Deutsche Bank does not make use of the original exposure method for derivatives nor the financial collateral simple method for SFTs. Deutsche Bank also uses the new SA-CCR to calculate the exposure at default for derivatives. This approach still consists of a replacement cost and a potential future exposure but also considers a multiplier. The multiplier differentiates between margined and non-margined trades and recognizes netting and hedging benefits as well as collateralization. Under the IMM only the effective expected positive exposure and the exposure at default are presented. For the calculation of CCR RWA the higher of the stressed effective expected positive exposure and the unstressed effective expected positive exposure is taken into consideration. The simulation process of future market values in the internal model also includes the impact from regulatory netting and collateralization across all asset classes.
EU CCR1 – Analysis of CCR exposure by approach

		Dec 31, 2025
		a	b	c	d	e	f	g	h
	in € m. (unless stated otherwise)	Replacement cost (RC)	Potential future exposure (PFE)	EEPE	Alpha used for computing regulatory exposure value	Exposure value pre- CRM	Exposure value post- CRM	Exposure value	RWA
EU1	EU - Original Exposure Method (for derivatives)	0	0	—	1.4	0	0	0	0
EU2	EU - Simplified SA-CCR (for derivatives)	0	0	—	1.4	0	0	0	0
1	SA-CCR (for derivatives)	2,331	1,639	—	1.4	6,969	5,558	5,558	1,567
2	IMM (for derivatives and SFTs)	—	—	59,727	1.25	1,064,744	74,658	72,792	14,635
	of which:
2a	Securities financing transactions netting sets	—	—	30,517	0	961,188	38,147	37,002	2,501
2b	Derivatives and long settlement transactions netting sets	—	—	29,209	0	103,556	36,512	35,790	12,134
2c	from Contractual cross- product netting sets	—	—	0	0	0	0	0	0
3	Financial collateral simple method (for SFTs)	—	—	—	0	0	0	0	0
4	Financial collateral comprehensive method (for SFTs)	—	—	—	0	149,200	14,160	14,160	2,076
5	VaR for SFTs	—	—	—	0	0	0	0	0
6	Total	—	—	—	0	1,220,913	94,377	92,511	18,278

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures development

		Jun 30, 2025
		a	b	c	d	e	f	g	h
	in € m. (unless stated otherwise)	Replacement cost (RC)	Potential future exposure (PFE)	EEPE	Alpha used for computing regulatory exposure value	Exposure value pre- CRM	Exposure value post- CRM	Exposure value	RWA
EU1	EU - Original Exposure Method (for derivatives)	0	0	—	1.4	0	0	0	0
EU2	EU - Simplified SA-CCR (for derivatives)	0	0	—	1.4	0	0	0	0
1	SA-CCR (for derivatives)	2,054	1,631	—	1.4	6,057	5,158	5,158	1,805
2	IMM (for derivatives and SFTs)	—	—	63,704	1.25	956,398	79,630	79,378	16,436
	of which:
2a	Securities financing transactions netting sets	—	—	29,841	0	845,611	37,301	37,301	2,810
2b	Derivatives and long settlement transactions netting sets	—	—	33,863	0	110,787	42,329	42,077	13,625
2c	from Contractual cross- product netting sets	—	—	0	0	0	0	0	0
3	Financial collateral simple method (for SFTs)	—	—	—	0	0	0	0	0
4	Financial collateral comprehensive method (for SFTs)	—	—	—	0	22,206	7,794	7,794	1,278
5	VaR for SFTs	—	—	—	0	0	0	0	0
6	Total	—	—	—	0	984,661	92,582	92,330	19,518
The size of Deutsche Bank´s on- and off-balance-sheet derivative business was € 519.6 billion as of December 31, 2025
(€ 534.3 billion as of June 30, 2025), which represents around 36% of its total assets.
Deutsche Bank´s CCR RWA stands at € 18.3 billion as of December 31, 2025, reflecting a decrease of € 1.2 billion from
June 30, 2025. The decrease reflects predominantly reduced exposures for derivatives and SFTs under IMM as well as reduced risk weights for derivatives under SA-CCR, partly offset by increased exposures for SFTs under financial collateral comprehensive method.
CCR exposures development
Article 438 (h) CRR
The following table provides an analysis of key drivers for RWA movements observed for counterparty credit risk exposures calculated under the internal model method (IMM) in the current and previous reporting period.
EU CCR7 – RWA flow statement of counterparty credit risk exposures under the internal model method

		Three months ended Dec 31, 2025	Three Months Ended Sep 30, 2025
		a	a
	in € m.	RWA	RWA
1	Counterparty credit risk RWA under the IMM opening balance	15,787	17,014
2	Asset size	(762)	(534)
3	Credit quality of counterparties	(43)	81
4	Model updates (IMM only)	(90)	(805)
5	Methodology and policy (IMM only)	0	0
6	Acquisitions and disposals	0	0
7	Foreign exchange movements	45	31
8	Other	0	0
9	Counterparty credit risk RWA under the IMM closing balance	14,936	15,787

Organic changes in portfolio size and composition are considered in the category “Asset size”. The category “Credit quality of counterparties” represents the effects from portfolio rating migrations, loss given default, model parameter recalibrations as well as collateral coverage and netting activities. “Model updates (IMM only)” include model refinements

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures to central counterparties
and further roll out of advanced internal models. RWA movements resulting from externally, regulatory-driven changes,
e.g., applying new regulations, are considered in the “Methodology and policy (IMM only)” category. “Acquisition and disposals” is relating to significant exposure movements which can be clearly assigned to acquisition or disposal related activities. Changes that cannot be attributed to the above categories are reflected in the category “Other”.
RWA for counterparty credit risk exposures under the IMM decreased by € 0.9 billion or 5.4% since September 30, 2025, primarily driven by the category “Asset size”, reflecting reduced exposures for derivatives and SFTs. Additionally, the reduction in category “Model updates (IMM only)” is driven by refinements of internal models.
CCR exposures to central counterparties
Article 439 (i) CRR
The table below presents an overview of Deutsche Bank´s exposures and RWA to central counterparties arising from transactions, margins and contributions to default funds. As of December 31, 2025, Deutsche Bank mainly reported exposures to qualifying central counterparties (QCCP) as defined in Article 4 (88) CRR.
EU CCR8 – Exposures to CCPs

		Dec 31, 2025		Jun 30, 2025
		a	b	a	b
	in € m.	Exposure value	RWA	Exposure value	RWA
1	Exposures to QCCPs (total)	—	884	—	863
2	Exposures for trades at QCCPs (excluding initial margin and default fund contributions)	10,028	201	11,759	235
	of which:
3	(i) OTC derivatives	3,496	70	6,389	128
4	(ii) Exchange-traded derivatives	3,052	61	2,260	45
5	(iii) Securities financing transactions	3,480	70	3,109	62
6	(iv) Netting sets where cross-product netting has been approved	0	0	0	0
7	Segregated initial margin	8,338	—	8,299	—
8	Non-segregated initial margin	3,061	61	3,749	75
9	Pre-funded default fund contributions	2,700	622	1,739	553
10	Unfunded default fund contributions	2,226	0	2,620	0
11	Exposures to non-QCCPs (total)	—	2,559	—	2,817
12	Exposures for trades at non-QCCPs (excluding initial margin and default fund contributions)	50	50	297	297
	of which:
13	(i) OTC derivatives	27	27	230	230
14	(ii) Exchange-traded derivatives	1	1	4	4
15	(iii) Securities financing transactions	22	22	62	62
16	(iv) Netting sets where cross-product netting has been approved	0	0	0	0
17	Segregated initial margin	0	—	0	—
18	Non-segregated initial margin	0	0	0	0
19	Prefunded default fund contributions	35	437	34	429
20	Unfunded default fund contributions	166	2,071	167	2,091

Deutsche Bank´s RWA for central counterparties were € 3.4 billion as of December 31, 2025, reflecting a decrease of
€ 0.2 billion from June 30, 2025. The development was predominantly driven by reduced exposures to non-QCCPs.

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures in the standardized approach
CCR exposures in the standardized approach
Article 444 (e) CRR
The following table provides the counterparty credit risk exposures in the standardized approach broken down by risk weights and regulatory exposure classes. This table excludes risk weighted exposure amounts derived from own funds requirements for CVA risk but includes exposures cleared through a CCP.
EU CCR3 – Standardized approach – CCR exposures by regulatory portfolio and risk

		Dec 31, 2025
	in € m.	Risk Weight
		a	b	c	d	e	f	g
	Exposure classes	0%	2%	4%	10%	20%	50%	70%
1	Central governments or central banks	18,201	0	0	0	247	531	0
2	Regional governments or local authorities	110	0	0	0	1,937	3	0
3	Public sector entities	229	0	0	0	6	0	0
4	Multilateral development banks	190	0	0	0	0	0	0
5	International organizations	964	0	0	0	0	0	0
6	Institutions	0	13,088	2	0	10	0	0
7	Corporates	16	0	0	0	13	1	0
8	Retail	0	0	0	0	0	0	0
9	Institutions and corporates with a short-term credit assessment	0	0	0	0	0	0	0
10	Other items	0	0	0	0	0	0	0
11	Total	19,710	13,088	2	0	2,213	534	0

		Dec 31, 2025
	in € m.	Risk Weight
		h	i	j	k	l
	Exposure classes	75%	100%	150%	Others	Total
1	Central governments or central banks	0	167	7	0	19,154
2	Regional governments or local authorities	0	0	0	0	2,050
3	Public sector entities	0	9	0	0	244
4	Multilateral development banks	0	0	0	0	190
5	International organizations	0	0	0	0	964
6	Institutions	0	0	11	0	13,111
7	Corporates	0	699	0	0	729
8	Retail	0	0	0	0	0
9	Institutions and corporates with a short-term credit assessment	0	0	0	0	0
10	Other items	0	0	1	0	1
11	Total	0	875	19	0	36,442

		Jun 30, 2025
	in € m.	Risk Weight
		a	b	c	d	e	f	g
	Exposure classes	0%	2%	4%	10%	20%	50%	70%
1	Central governments or central banks	1,862	0	0	0	0	0	0
2	Regional governments or local authorities	102	0	0	0	0	0	0
3	Public sector entities	255	0	0	0	10	0	0
4	Multilateral development banks	398	0	0	0	0	0	0
5	International organizations	0	0	0	0	0	0	0
6	Institutions	0	15,507	6	0	8	0	0
7	Corporates	0	0	0	0	0	0	0
8	Retail	0	0	0	0	0	0	0
9	Institutions and corporates with a short-term credit assessment	0	0	0	0	0	0	0
10	Other items	0	0	0	0	0	0	0
11	Total	2,617	15,507	6	0	18	0	0

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures in the standardized approach

		Jun 30, 2025
	in € m.	Risk Weight
		h	i	j	k	l
	Exposure classes	75%	100%	150%	Others	Total
1	Central governments or central banks	0	0	0	0	1,862
2	Regional governments or local authorities	0	0	0	0	102
3	Public sector entities	0	0	0	0	265
4	Multilateral development banks	0	0	0	0	398
5	International organizations	0	0	0	0	0
6	Institutions	0	0	4	0	15,526
7	Corporates	0	999	0	0	999
8	Retail	1	0	0	0	1
9	Institutions and corporates with a short-term credit assessment	0	0	0	0	0
10	Other items	0	0	2	0	2
11	Total	1	999	5	0	19,154

CCR exposures within the foundation IRBA
Article 452 (g) CRR
The following tables disclose Deutsche Bank´s foundation IRBA counterparty credit risk exposures, i.e., derivatives and securities financing transactions, distributed on its internal rating scale for exposure classes central governments and central banks, regional governments and local authorities, public sector entities, institutions as well as corporates with its relevant subcategories. CVA charges or exposures cleared through a CCP are excluded.
Deutsche Bank discloses the exposure after CCF and CRM, where exposures covered by guarantees or credit derivatives are assigned to the protection seller.
The exposure after CCF and CRM is presented in conjunction with exposures-weighted average PD, RWAs, the average risk weight and the number of obligors. In addition, it provides the average LGD and average maturity, which is regulatory pre-defined in the foundation IRB. The tables provide the defaulted exposure separately.

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures within the foundation IRBA
EU CCR4 – FIRB approach – CCR exposures by portfolio and PD scale

in € m.	Dec 31, 2025
(unless stated otherwise)	a	b	c	d	e	f	g
Exposure class/ PD scale	Exposure value	Average PD (in %)	Number of obligors (in 1,000)	Average LGD (in %)	Average maturity (in years)	RWA	Density of risk weighted exposure amounts (in %)
Central governments and central banks
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	0.0	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	0	0.00	0.0	0.00	0.0	0	0.00

Regional governments and local authorities
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	0.0	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	0	0.00	0.0	0.00	0.0	0	0.00

Public sector entities
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	0.0	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	0	0.00	0.0	0.00	0.0	0	0.00

Institutions
0.00 to <0.15	12,011	0.06	0.4	45.00	1.5	1,606	13.37
0.15 to <0.25	332	0.17	0.1	45.00	1.9	105	31.72
0.25 to <0.50	355	0.37	0.1	45.00	1.9	172	48.36
0.50 to <0.75	0	0.62	0.0	45.00	2.5	0	83.97
0.75 to <2.50	1,708	0.85	0.1	45.00	0.9	1,318	77.15
2.50 to <10.00	3	3.53	0.0	45.00	2.5	3	119.92
10.00 to <100.00	0	24.50	0.0	45.00	2.5	0	237.81
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	14,409	0.17	0.6	45.00	1.5	3,205	22.24

Corporates
0.00 to <0.15	8,759	0.07	1.0	43.38	2.0	1,620	18.49
0.15 to <0.25	3,132	0.17	0.5	41.60	2.2	1,003	32.04
0.25 to <0.50	3,964	0.32	0.9	41.24	2.3	2,044	51.57
0.50 to <0.75	408	0.68	0.2	41.01	2.5	292	71.45
0.75 to <2.50	1,349	1.19	0.5	41.22	2.5	1,203	89.17
2.50 to <10.00	624	4.90	0.1	40.88	2.3	844	135.13
10.00 to <100.00	207	27.76	0.0	41.47	2.0	445	214.88
100.00 (Default)	138	100.00	0.0	40.00	2.5	0	0.00
Sub-total	18,582	1.45	3.3	42.28	2.2	7,451	40.10

of which:

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures within the foundation IRBA

in € m.	Dec 31, 2025
(unless stated otherwise)	a	b	c	d	e	f	g
Exposure class/ PD scale	Exposure value	Average PD (in %)	Number of obligors (in 1,000)	Average LGD (in %)	Average maturity (in years)	RWA	Density of risk weighted exposure amounts (in %)
General
0.00 to <0.15	8,759	0.07	1.0	43.38	2.0	1,620	18.49
0.15 to <0.25	3,132	0.17	0.5	41.60	2.2	1,003	32.04
0.25 to <0.50	3,964	0.32	0.9	41.24	2.3	2,044	51.57
0.50 to <0.75	408	0.68	0.2	41.01	2.5	292	71.45
0.75 to <2.50	1,348	1.19	0.5	41.22	2.5	1,202	89.15
2.50 to <10.00	621	4.90	0.1	40.86	2.3	840	135.18
10.00 to <100.00	207	27.76	0.0	41.47	1.9	445	214.88
100.00 (Default)	138	100.00	0.0	40.00	2.5	0	0.00
Sub-total	18,578	1.45	3.3	42.28	2.2	7,446	40.08

Specialized Lending
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	0	0.38	0.0	40.00	2.5	0	0.00
0.50 to <0.75	0	0.69	0.0	40.00	2.5	0	0.00
0.75 to <2.50	1	1.20	0.0	43.31	2.5	1	110.24
2.50 to <10.00	3	4.24	0.0	45.00	2.5	4	123.68
10.00 to <100.00	0	100.00	0.0	40.00	2.5	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	4	1.51	0.0	41.50	2.5	5	119.71

Purchased receivables
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	0.0	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	0	0.00	0.0	0.00	0.0	0	0.00

Total	32,991	0.89	3.9	43.47	1.8	10,656	32.30

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures within the foundation IRBA

in € m.	Jun 30, 2025
(unless stated otherwise)	a	b	c	d	e	f	g
Exposure class/ PD scale	Exposure value	Average PD (in %)	Number of obligors (in 1,000)	Average LGD (in %)	Average maturity (in years)	RWA	Density of risk weighted exposure amounts (in %)
Central governments and central banks
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	0.0	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	0	0.00	0.0	0.00	0.0	0	0.00

Regional governments and local authorities
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	0.0	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	0	0.00	0.0	0.00	0.0	0	0.00

Public sector entities
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	0.0	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	0	0.00	0.0	0.00	0.0	0	0.00

Institutions
0.00 to <0.15	10,455	0.06	0.3	45.00	1.5	1,572	15.04
0.15 to <0.25	249	0.16	0.1	45.00	2.1	84	33.62
0.25 to <0.50	501	0.34	0.1	45.00	2.0	258	51.43
0.50 to <0.75	1	0.67	0.0	45.00	2.5	1	63.14
0.75 to <2.50	668	0.89	0.1	45.00	1.4	564	84.48
2.50 to <10.00	5	4.82	0.0	45.00	2.5	6	122.67
10.00 to <100.00	1,041	99.66	0.0	47.19	2.5	277	26.57
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	12,919	8.14	0.5	45.18	1.6	2,761	21.37

Corporates
0.00 to <0.15	8,679	0.08	0.9	42.63	2.1	1,895	21.84
0.15 to <0.25	3,260	0.16	0.5	41.77	2.4	1,041	31.94
0.25 to <0.50	3,439	0.33	0.9	41.70	2.2	1,706	49.62
0.50 to <0.75	895	0.65	0.3	40.83	2.4	599	66.96
0.75 to <2.50	1,581	1.33	0.4	41.23	2.4	1,613	102.06
2.50 to <10.00	293	5.09	0.1	40.89	2.1	396	134.84
10.00 to <100.00	398	33.94	0.0	41.47	2.2	768	193.02
100.00 (Default)	191	100.00	0.0	40.18	2.5	0	0.00
Sub-total	18,736	2.07	3.2	42.03	2.2	8,019	42.80

of which:

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures within the foundation IRBA

General
0.00 to <0.15	8,679	0.08	0.9	42.63	2.1	1,895	21.84
0.15 to <0.25	3,259	0.16	0.5	41.77	2.4	1,041	31.93
0.25 to <0.50	3,439	0.33	0.9	41.70	2.2	1,706	49.62
0.50 to <0.75	895	0.65	0.3	40.83	2.4	599	66.96
0.75 to <2.50	1,581	1.33	0.4	41.23	2.4	1,613	102.06
2.50 to <10.00	293	5.09	0.1	40.89	2.1	396	134.84
10.00 to <100.00	398	33.94	0.0	41.47	2.2	768	193.02
100.00 (Default)	191	100.00	0.0	40.18	2.5	0	0.00
Sub-total	18,735	2.08	3.2	42.03	2.2	8,019	42.80

Specialized Lending
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	1	0.19	0.0	45.00	2.5	1	61.03
0.25 to <0.50	0	0.25	0.0	45.00	2.5	0	74.65
0.50 to <0.75	0	0.00	0.0	0.00	2.5	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	2.5	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	2.5	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	1	0.19	0.0	45.00	2.5	1	61.04

Purchased receivables
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	0.0	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	0	0.00	0.0	0.00	0.0	0	0.00

Total	31,655	4.55	3.7	43.32	2.0	10,780	34.05
CCR exposures within the advanced IRBA
Article 452 (g) CRR
The following tables disclose Deutsche Bank´s advanced IRBA counterparty credit risk exposures, i.e. derivatives and securities financing transactions, distributed on its internal rating scale for exposure classes central governments and central banks, regional governments and local authorities, public sector entities as well as corporates and retail with its relevant subcategories. CVA charges or exposures cleared through a CCP are excluded.
Deutsche Bank discloses the exposure after CCF and CRM, where exposures covered by guarantees or credit derivatives are assigned to the protection seller.
The exposure after CCF and CRM is presented in conjunction with exposure-weighted average PD, LGD, and maturity as well as the RWA, the average risk weight (RW) and the number of obligors. The tables provide the defaulted exposure separately, where Deutsche Bank applies an LGD estimate already incorporating potential unexpected losses in the loss rate estimate as required by Article 181 (1)(h) CRR.

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures within the advanced IRBA
EU CCR4 – AIRB approach – CCR exposures by portfolio and PD scale

in € m.	Dec 31, 2025
(unless stated otherwise)	a	b	c	d	e	f	g
Exposure class/ PD scale	Exposure value	Average PD (in %)	Number of obligors (in 1,000)	Average LGD (in %)	Average maturity (in years)	RWA	Density of risk weighted exposure amounts (in %)
Central governments and central banks
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	0.0	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	0	0.00	0.0	0.00	0.0	0	0.00

Regional governments and local authorities
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	0.0	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	0	0.00	0.0	0.00	0.0	0	0.00

Public sector entities
0.00 to <0.15	179	0.08	0.0	27.64	1.4	21	11.74
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	11	0.46	0.0	50.61	5.0	13	114.29
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	191	0.10	0.0	29.00	1.6	34	17.83

Corporates
0.00 to <0.15	27,904	0.05	5.7	23.27	0.8	2,244	8.04
0.15 to <0.25	1,074	0.20	0.5	30.77	2.4	314	29.27
0.25 to <0.50	5,076	0.34	1.2	45.71	1.0	2,082	41.00
0.50 to <0.75	1,077	0.71	0.5	39.96	0.7	556	51.65
0.75 to <2.50	759	1.37	0.7	40.32	1.7	561	74.00
2.50 to <10.00	276	5.05	0.2	26.09	3.0	219	79.09
10.00 to <100.00	20	82.86	0.1	25.61	2.7	12	60.16
100.00 (Default)	52	100.00	0.0	87.98	2.5	39	74.54
Sub-total	36,240	0.07	8.9	27.37	0.9	6,028	16.63

of which:
General
0.00 to <0.15	27,901	0.05	5.7	23.27	0.8	2,244	8.04
0.15 to <0.25	1,073	0.20	0.5	30.78	2.4	314	29.29
0.25 to <0.50	5,007	0.34	1.2	46.11	0.9	2,060	41.14
0.50 to <0.75	1,005	0.71	0.5	41.71	0.6	535	53.30
0.75 to <2.50	596	1.35	0.6	46.17	1.3	497	83.47
2.50 to <10.00	112	3.72	0.2	41.21	2.4	130	116.19
10.00 to <100.00	6	104.20	0.0	53.07	0.5	10	155.04
100.00 (Default)	52	100.00	0.0	87.98	2.5	39	74.54
Sub-total	35,752	0.00	8.7	27.51	0.9	5,830	16.31

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures within the advanced IRBA

in € m.	Dec 31, 2025
(unless stated otherwise)	a	b	c	d	e	f	g
Exposure class/ PD scale	Exposure value	Average PD (in %)	Number of obligors (in 1,000)	Average LGD (in %)	Average maturity (in years)	RWA	Density of risk weighted exposure amounts (in %)
Specialized Lending
0.00 to <0.15	3	0.10	0.0	12.50	1.5	0	4.38
0.15 to <0.25	1	0.17	0.0	16.82	1.4	0	11.26
0.25 to <0.50	69	0.42	0.0	16.73	4.4	22	31.16
0.50 to <0.75	73	0.72	0.0	15.91	2.9	21	28.88
0.75 to <2.50	163	1.47	0.1	18.93	3.2	64	39.43
2.50 to <10.00	164	5.96	0.1	15.74	3.4	88	53.70
10.00 to <100.00	14	73.44	0.0	13.49	3.7	3	18.28
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	487	4.78	0.2	16.89	3.4	198	40.60

Purchased receivables
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	0.0	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	0	0.00	0.0	0.00	0.0	0	0.00

Retail
0.00 to <0.15	5	0.08	0.2	30.94	—	0	6.08
0.15 to <0.25	1	0.17	0.0	58.51	—	0	17.49
0.25 to <0.50	1	0.33	0.0	32.22	—	0	16.06
0.50 to <0.75	1	0.57	0.0	37.96	—	0	27.02
0.75 to <2.50	2	1.70	0.1	53.79	—	1	51.86
2.50 to <10.00	1	4.22	0.0	38.67	—	0	45.94
10.00 to <100.00	0	41.08	0.0	31.38	—	0	79.86
100.00 (Default)	0	0.00	0.0	0.00	—	0	0.00
Sub-total	12	1.12	0.3	40.44	—	3	23.54

of which:
Qualifying Revolving
0.00 to <0.15	0	0.00	0.0	0.00	—	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	—	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	—	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	—	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	—	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	—	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	—	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	—	0	0.00
Sub-total	0	0.00	0.0	0.00	—	0	0.00

Secured by residential immovable property
0.00 to <0.15	0	0.00	0.0	0.00	—	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	—	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	—	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	—	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	—	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	—	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	—	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	—	0	0.00
Sub-total	0	0.00	0.0	0.00	—	0	0.00

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures within the advanced IRBA

in € m.	Dec 31, 2025
(unless stated otherwise)	a	b	c	d	e	f	g
Exposure class/ PD scale	Exposure value	Average PD (in %)	Number of obligors (in 1,000)	Average LGD (in %)	Average maturity (in years)	RWA	Density of risk weighted exposure amounts (in %)
Purchased receivables
0.00 to <0.15	0	0.00	0.0	0.00	—	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	—	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	—	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	—	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	—	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	—	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	—	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	—	0	0.00
Sub-total	0	0.00	0.0	0.00	—	0	0.00

Other retail exposures
0.00 to <0.15	5	0.08	0.2	30.94	—	0	6.08
0.15 to <0.25	1	0.17	0.0	58.51	—	0	17.49
0.25 to <0.50	1	0.33	0.0	32.22	—	0	16.06
0.50 to <0.75	1	0.57	0.0	37.96	—	0	27.02
0.75 to <2.50	2	1.70	0.1	53.79	—	1	51.86
2.50 to <10.00	1	4.22	0.0	38.67	—	0	45.94
10.00 to <100.00	0	41.08	0.0	31.38	—	0	79.86
100.00 (Default)	0	0.00	0.0	0.00	—	0	0.00
Sub-total	12	1.12	0.3	40.44	—	3	23.54

Total (all exposure classes)	36,442	0.07	9.3	27.38	0.9	6,065	16.64

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures within the advanced IRBA

in € m.	Jun 30, 2025
(unless stated otherwise)	a	b	c	d	e	f	g
Exposure class/ PD scale	Exposure value	Average PD (in %)	Number of obligors (in 1,000)	Average LGD (in %)	Average maturity (in years)	RWA	Density of risk weighted exposure amounts (in %)
Central governments and central banks
0.00 to <0.15	16,884	0.01	0.1	63.20	0.9	372	2.20
0.15 to <0.25	220	0.22	0.0	49.07	1.6	129	58.64
0.25 to <0.50	292	0.39	0.0	60.99	3.0	221	75.64
0.50 to <0.75	1	0.64	0.0	66.72	1.0	1	88.06
0.75 to <2.50	120	1.07	0.0	66.65	1.9	154	128.61
2.50 to <10.00	25	7.51	0.0	65.99	1.7	60	240.90
10.00 to <100.00	35	16.31	0.0	68.56	1.0	74	208.43
100.00 (Default)	0	100.00	0.0	92.18	1.0	1	200.98
Sub-total	17,577	0.07	0.1	62.15	1.0	1,011	5.75

Regional governments and local authorities
0.00 to <0.15	1,664	0.03	0.0	12.65	0.3	27	1.63
0.15 to <0.25	28	0.18	0.0	40.07	3.2	12	42.74
0.25 to <0.50	5	0.34	0.0	43.93	3.4	3	68.52
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	71	3.51	0.0	40.07	5.0	104	146.81
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	1,768	0.18	0.0	14.27	0.6	147	8.30

Public sector entities
0.00 to <0.15	369	0.05	0.0	19.42	1.0	23	6.17
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	1	0.46	0.0	50.60	5.0	1	118.25
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	370	0.06	0.0	19.51	1.0	24	6.49

Corporates
0.00 to <0.15	28,029	0.05	6.1	24.80	0.6	1,593	5.68
0.15 to <0.25	1,197	0.21	0.6	32.25	2.8	388	32.44
0.25 to <0.50	3,154	0.38	0.9	45.30	1.2	1,480	46.93
0.50 to <0.75	1,936	0.64	0.7	41.43	0.8	1,031	53.22
0.75 to <2.50	2,749	1.35	1.0	38.72	1.5	1,960	71.31
2.50 to <10.00	249	4.02	0.3	41.33	2.6	246	98.75
10.00 to <100.00	216	72.21	0.0	40.18	2.2	117	54.06
100.00 (Default)	54	100.00	0.0	89.29	2.8	40	74.17
Sub-total	37,585	0.76	9.5	28.87	0.8	6,855	18.24

of which:
General
0.00 to <0.15	28,024	0.05	6.1	24.80	0.6	1,593	5.68
0.15 to <0.25	1,191	0.21	0.5	32.31	2.8	388	32.54
0.25 to <0.50	3,094	0.37	0.9	45.85	1.2	1,467	47.40
0.50 to <0.75	1,896	0.64	0.7	41.97	0.8	1,017	53.66
0.75 to <2.50	2,445	1.32	0.9	41.45	1.3	1,848	75.61
2.50 to <10.00	149	3.60	0.2	56.54	2.0	191	127.89
10.00 to <100.00	152	95.85	0.0	49.91	1.0	57	37.68
100.00 (Default)	54	100.00	0.0	89.29	2.8	40	74.17
Sub-total	37,006	0.72	9.3	29.06	0.8	6,602	17.84

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures within the advanced IRBA

in € m.	Jun 30, 2025
(unless stated otherwise)	a	b	c	d	e	f	g
Exposure class/ PD scale	Exposure value	Average PD (in %)	Number of obligors (in 1,000)	Average LGD (in %)	Average maturity (in years)	RWA	Density of risk weighted exposure amounts (in %)
Specialized Lending
0.00 to <0.15	5	0.07	0.0	22.30	1.8	0	6.87
0.15 to <0.25	6	0.17	0.0	19.70	1.3	1	11.23
0.25 to <0.50	60	0.42	0.0	17.20	2.9	14	22.47
0.50 to <0.75	40	0.72	0.0	16.34	3.5	13	32.41
0.75 to <2.50	304	1.60	0.1	16.80	3.0	112	36.74
2.50 to <10.00	99	4.64	0.1	18.45	3.5	55	54.92
10.00 to <100.00	64	16.05	0.0	17.08	5.0	60	92.97
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	579	3.51	0.2	17.20	3.3	254	43.81

Purchased receivables
0.00 to <0.15	0	0.00	0.0	0.00	0.0	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	0.0	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	0.0	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	0.0	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	0.0	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	0.0	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	0.0	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	0.0	0	0.00
Sub-total	0	0.00	0.0	0.00	0.0	0	0.00

Retail
0.00 to <0.15	6	0.09	0.2	35.48	—	0	7.05
0.15 to <0.25	1	0.22	0.0	47.27	—	0	17.37
0.25 to <0.50	1	0.35	0.1	41.48	—	0	21.04
0.50 to <0.75	1	0.58	0.0	47.12	—	0	31.90
0.75 to <2.50	2	1.33	0.1	42.95	—	1	38.21
2.50 to <10.00	1	3.67	0.0	40.57	—	1	47.81
10.00 to <100.00	0	14.18	0.0	60.77	—	0	88.86
100.00 (Default)	0	100.00	0.0	100.56	—	0	81.08
Sub-total	13	1.78	0.4	41.19	—	3	22.78

of which:
Qualifying Revolving
0.00 to <0.15	0	0.00	0.0	0.00	—	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	—	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	—	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	—	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	—	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	—	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	—	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	—	0	0.00
Sub-total	0	0.00	0.0	0.00	—	0	0.00

Secured by residential immovable property
0.00 to <0.15	0	0.00	0.0	0.00	—	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	—	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	—	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	—	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	—	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	—	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	—	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	—	0	0.00
Sub-total	0	0.00	0.0	0.00	—	0	0.00

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures within the advanced IRBA

in € m.	Jun 30, 2025
(unless stated otherwise)	a	b	c	d	e	f	g
Exposure class/ PD scale	Exposure value	Average PD (in %)	Number of obligors (in 1,000)	Average LGD (in %)	Average maturity (in years)	RWA	Density of risk weighted exposure amounts (in %)
Purchased receivables
0.00 to <0.15	0	0.00	0.0	0.00	—	0	0.00
0.15 to <0.25	0	0.00	0.0	0.00	—	0	0.00
0.25 to <0.50	0	0.00	0.0	0.00	—	0	0.00
0.50 to <0.75	0	0.00	0.0	0.00	—	0	0.00
0.75 to <2.50	0	0.00	0.0	0.00	—	0	0.00
2.50 to <10.00	0	0.00	0.0	0.00	—	0	0.00
10.00 to <100.00	0	0.00	0.0	0.00	—	0	0.00
100.00 (Default)	0	0.00	0.0	0.00	—	0	0.00
Sub-total	0	0.00	0.0	0.00	—	0	0.00

Other retail exposures
0.00 to <0.15	6	0.09	0.2	35.48	—	0	7.05
0.15 to <0.25	1	0.22	0.0	47.27	—	0	17.37
0.25 to <0.50	1	0.35	0.1	41.48	—	0	21.04
0.50 to <0.75	1	0.58	0.0	47.12	—	0	31.90
0.75 to <2.50	2	1.33	0.1	42.95	—	1	38.21
2.50 to <10.00	1	3.67	0.0	40.57	—	1	47.81
10.00 to <100.00	0	14.18	0.0	60.77	—	0	88.86
100.00 (Default)	0	100.00	0.0	100.56	—	0	81.08
Sub-total	13	1.78	0.4	41.19	—	3	22.78

Total (all exposure classes)	57,313	0.53	10.1	38.57	0.8	8,040	14.03
EU CCR4 - Total FIRB & ARIB approach

in € m.	Dec 31, 2025
(unless stated otherwise)	a	b	c	d	e	f	g
	Exposure value	Average PD (in %)	Number of obligors (in 1,000)	Average LGD (in %)	Average maturity (in years)	RWA	Density of risk weighted exposure amounts (in %)
Total FIRB approach	32,991	0.89	3.9	43.47	1.8	10,656	32.30
Total ARIB approach	36,442	0.07	9.3	27.38	0.9	6,065	16.64
Total	69,433	0.46	13.2	35.02	1.4	16,721	24.08

in € m.	Jun 30, 2025
(unless stated otherwise)	a	b	c	d	e	f	g
	Exposure value	Average PD (in %)	Number of obligors (in 1,000)	Average LGD (in %)	Average maturity (in years)	RWA	Density of risk weighted exposure amounts (in %)
Total FIRB approach	31,655	4.55	3.7	43.32	2.0	10,780	34.05
Total ARIB approach	57,313	0.53	10.1	38.57	0.8	8,040	14.03
Total	88,968	1.96	13.8	40.26	1.2	18,820	21.15

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	CCR exposures within the advanced IRBA
CCR exposures after credit risk mitigation
Article 439 (e) CRR
The following table presents information on Deutsche Bank´s counterparty credit risk (CCR) exposure and the composition of collateral used in both derivatives transactions and securities financing transactions (SFTs).
Table EU CCR5 discloses a breakdown of all types of collateral posted or received to support or reduce CCR exposures related to derivatives and SFTs. For SFTs, collateral (received or posted) refers to the security leg of the transaction as well as initial and variation margin.
EU CCR5 – Composition of collateral for exposures to CCR

		Dec 31, 2025
		a	b	c	d	e	f	g	h
		Collateral used in derivative transactions				Collateral used in SFTs
		Fair value of collateral received		Fair value of posted collateral		Fair value of collateral received		Fair value of posted collateral
	in € m.	Segregated	Unsegregated	Segregated	Unsegregated	Segregated	Unsegregated	Segregated	Unsegregated
1	Cash – domestic currency	2,098	30,358	0	26,719	0	0	0	0
2	Cash – other currencies	5,607	37,057	2	22,263	0	1	0	0
3	Domestic sovereign debt	0	203	0	1,203	40	25,181	38	29,362
4	Other Sovereign debt	0	0	0	0	1,373	290,525	1,721	257,790
5	Government agency debt	0	0	0	0	0	414	0	3,131
6	Corporate bonds	2,688	24,303	184	7,300	476	59,604	90	38,823
7	Equity securities	0	1,618	0	0	0	440	0	3,731
8	Other collateral	494	6,843	8,812	4,983	715	48,300	774	29,271
9	Total	10,887	100,382	8,998	62,468	2,603	424,465	2,623	362,107

		Jun 30, 2025
		a	b	c	d	e	f	g	h
		Collateral used in derivative transactions				Collateral used in SFTs
		Fair value of collateral received		Fair value of posted collateral		Fair value of collateral received		Fair value of posted collateral
	in € m.	Segregated	Unsegregated	Segregated	Unsegregated	Segregated	Unsegregated	Segregated	Unsegregated
1	Cash – domestic currency	2,153	35,813	0	32,529	0	0	0	0
2	Cash – other currencies	5,098	43,063	10	26,620	0	1	0	0
3	Domestic sovereign debt	1	245	0	1,110	44	26,245	43	30,469
4	Other Sovereign debt	0	0	0	0	904	369,591	1,584	305,161
5	Government agency debt	0	0	0	0	0	283	0	4,100
6	Corporate bonds	2,148	21,618	229	4,139	518	58,426	93	37,719
7	Equity securities	0	1,511	0	0	0	826	0	8,239
8	Other collateral	516	4,364	9,079	7,877	413	75,967	324	32,827
9	Total	9,915	106,613	9,318	72,275	1,878	531,339	2,044	418,514

Deutsche Bank	Counterparty credit risk (CCR)
Pillar 3 Report as of December 31, 2025	Credit derivatives exposures
Credit derivatives exposures
Article 439 (j) CRR
The table below discloses the exposure of the credit derivative transactions split into protection bought and sold, as well as a split into product types.
EU CCR6 – Credit derivatives exposures

		Dec 31, 2025		Jun 30, 2025
		a	b	a	b
	in € m.	Protection bought	Protection sold	Protection bought	Protection sold
	Notionals
1	Single-name credit default swaps	162,042	151,626	149,733	138,703
2	Index credit default swaps	456,640	444,238	426,263	414,825
3	Total return swaps	29,334	4,626	24,002	6,541
4	Credit options	18,378	19,790	22,297	19,296
5	Other credit derivatives	0	0	0	0
6	Total notionals	666,395	620,279	622,294	579,366
	Fair values
7	Positive fair value (asset)	2,241	14,466	2,596	12,467
8	Negative fair value (liability)	(14,937)	(1,949)	(12,736)	(1,938)
Deutsche Bank´s total notionals for credit derivative exposures were € 1,286.7 billion as of December 31, 2025, an increase of € 85.0 billion from June 30, 2025, which was predominately driven by index credit default swaps and single-
name credit default swaps.
Credit valuation adjustment risk
Article 445a CRR
Deutsche Bank determines CVA capital in accordance with CRR Article 384 using the Full Basic Approach with the recognition of hedges. The Simplified Approach under CRR Article 385 is not applicable for Deutsche Bank, as the respective regulatory conditions regarding the derivative volumes are not met.
Under BA‑CVA, exposures are identified per CRR Article 382 and measured using either the Internal Model Method or
SA‑CCR, as applicable for Counterparty Credit Risk (CCR) purposes. The regulatory BA‑CVA is applied with the recognition of hedges. A set of controls is in place to ensure completeness and accuracy via pre‑run controls, run reviews, and key performance indicators. The ongoing monitoring incorporates movements in risk levels, market data, model updates, and regulatory methodology changes. CVA capital is mitigated through eligible single‑name and index
CDS hedges as prescribed in CRR Article 386. Controls are in place to ensure hedge eligibility, while hedge effectiveness is measured and any change to the effectiveness is monitored as part of the ongoing monitoring process.
As of December 31, 2025, the capital for CVA amounted to € 207 million, representing a decrease of € 67 million (24%)
compared to December 31, 2024. This included a € 137 million decrease due to movement in risk levels (primarily driven by reduced exposure as well as hedging activities) and a € 69 million increase attributable to methodology and policy updates associated with the introduction of the new Basic Approach under CRR3.
EU CVA2 - Credit valuation adjustment risk under the Full Basic Approach (F-BA)

		Dec 31, 2025
		a	EU b
	in € m.	Own funds requirements	Notional of CVA hedges
1	BACVAcsr-unhedged	706	N/M
2	BACVAcsr-hedged	189	N/M
3	Total	207	N/M

EU 4	Single-name CDS	N/M	622
EU 5	Index CDS	N/M	3,698
EU 6	Total	N/M	4,320
N/M - Not meaningful

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	Objectives in relation to securitization activity
Exposure to securitization positions
Objectives in relation to securitization activity
Article 449 (a) CRR (EU SECA)
Deutsche Bank engages in various business activities that use securitization structures. The main purposes are to provide investor clients with access to risk and returns related to specific portfolios of assets, to provide borrowing clients with access to funding and to manage its own credit risk exposure. In order to achieve its business objectives, Deutsche Bank acts as originator, sponsor and investor in the securitization markets.
Article 4(1)(61) CRR defines which types of transactions and positions must be classified as securitization transactions and securitization positions for regulatory reporting.
Securitization transactions are defined as transactions in which the credit risk of a securitized portfolio is divided into at least two securitization tranches and where the payments to the holders of the tranches depend on the performance of the securitized portfolio. The different tranches are in a subordinate relationship that determines the order and the amount of payments or losses assigned to the holders of the tranches (waterfall-concept). Loss allocations to a junior tranche will not already lead to a termination of the entire securitization transaction, i.e., senior tranches survive loss allocations to subordinate tranches.
Securitization positions can be acquired in various forms including investments in securitization tranches, and derivative transactions for hedging interest rate and currency risks in the securitization trust.
In the banking book, Deutsche Bank acts as originator, sponsor and investor. As an originator the Group uses securitizations primarily as a strategy to reduce credit risk, mainly through the Strategic Corporate Lending. Strategic
Corporate Lending uses, among other means, synthetic securitizations to manage the credit risk of loans and lending-
related commitments of the Institutional Corporate Credit portfolio (primarily unsecured, investment grade corporates),
Leveraged Debt Capital Markets portfolio (primarily secured, non-investment grade corporates) and the Corporate Bank
Cash Lending MidCap portfolio, primarily domiciled in Germany and the Netherlands. In addition, the Corporate Bank, through the Global Transaction Banking division, also manages some of its risk on trade finance exposures separately through synthetic securitizations. For all of the above portfolios, the credit risk is predominantly transferred to counterparties through synthetic securitizations, which may be in form of a simple transparent and standardized securitization (Article 18 of Regulation (EU) 2017/2402)), principally through the issuance of credit linked notes providing first loss protection.
By using these techniques, Deutsche Bank was able to reduce its credit risk RWA as of December 31, 2025 by
€ 18.6 billion and in addition, the CET1 capital deduction for the expected loss shortfall by € 0.1 billion. Both items combined had a beneficiary effect of 76 basis point on the CET1 ratio.
Additionally, on a limited basis Deutsche Bank has entered into securitization transactions as part of an active liquidity risk management strategy. These transactions do not transfer credit risk and are therefore not included in the quantitative part of this section.
Within its existing role as sponsor, the Group continues to establish and manage securitization schemes in which special purpose entities purchase exposures from third-party entities on behalf of investors. In these transactions, the Group has substantial influence on the selection of the purchased exposures and ultimate composition of the securitized portfolios.
Furthermore, Deutsche Bank acts as an investor in third party securitizations through the purchase of tranches from third party-issued securitizations including simple transparent and standardized securitizations, or by providing liquidity, credit support or other form of financing. Additionally, the Group assists third party securitizations by providing derivatives related to securitization structures. These include currency, interest rate and credit derivatives.
Primary recourse for securitization exposures lies with the underlying assets. The related risk is mitigated by credit enhancement typically in the form of over-collateralization, subordination, reserve accounts, excess interest, or other support arrangements. Additional protection features include performance triggers, financial covenants and events of default stipulated in the legal documentation which, when breached, provide for the acceleration of repayment, rights of foreclosure and/or other remediation.
The initial due diligence for new banking book exposures usually includes any or all of the following: (a) the review and negotiation of financing terms, the relevant documents, which may include term sheets, servicer reports or other historical performance data, third-party assessment reports such as rating agency analysis (if externally rated), etc., (b)

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	Objectives in relation to securitization activity
modeling of base and downside scenarios through asset-class specific cash-flow models, (c) originator and servicer reviews to assess the robustness of the originators and servicer’s underwriting’s standards, processes and financial strength. The result of this due diligence is summarized in a credit and rating review which requires approval by appropriate level of credit authority, depending on the size of exposure and internal rating assigned.
In compliance with the regulatory requirements for risk retention, due diligence and monitoring according to the applicable regulatory requirements is part of the Group’s initial and ongoing credit review process and the relevant data is gathered for reporting purposes with the support of the IT systems used for the credit review and financial reporting process.
Ongoing regular performance reviews include checks of the periodic servicer reports against any performance triggers/
covenants in the loan documentation, as well as the overall performance trend in the context of economic, geographic, sector and servicer developments.
For lending-related commitments an internal rating review is required at least annually. Significant negative or positive changes in asset performance can trigger an earlier review date. Full credit reviews are also required annually, or, for highly rated exposures, every other year. Furthermore, there is a separate, usually quarterly, watch list process for exposures identified to be at a higher risk of loss, which requires a separate assessment of asset and servicer performance. It includes a review of the exposure strategy and identifies next steps to be taken to mitigate loss potential.
Evaluation of operational risk is another important component of risk management for securitization, focusing on the various types of protections of a securitization as defined in the legal documentation (i.e., perfection of security interest, segregation of payment flows, and rights to audit). The evaluation for each securitization is performed by a dedicated team who engages third-party auditors, determines audit scopes, and reviews the results of such external audits. The results of these risk reviews and assessments complement the credit and rating review process performed by Credit Risk
Management.
In the trading book, Deutsche Bank acts as originator, sponsor and investor. In the role of investor, its main objective is to serve as a market maker in the secondary market. The market making function consists of providing liquidity for its customers and providing two way markets (buy and sell) to generate flow trading revenues. In the role of originator, the
Group finances loans to be securitized, predominantly in the commercial real estate business. Trading book activities where the Group has the role of a sponsor (excluding activities derived from multi-seller originator transactions) as described above are minimal.
The bank's Market Risk Management Governance Framework applies to all securitization positions held within the trading book. The Risk Governance Framework applied to securitization includes policies and procedures with respect to new product approvals, new transaction approvals, risk models and measurements, as well as inventory management systems and trade entry. All securitization positions held within the trading book are captured, reported and limited within the
Risk Governance Framework at the global, regional and product levels. Any changes in credit and market risks are also reported.
The limit structure includes value-at-risk and product specific thresholds. Asset class market value limits are based on seniority/rating and liquidity, where lower rated positions or positions in less liquid asset class are given a lower trading threshold. The limit monitoring system captures exposures and flags any threshold breaches. Market Risk Management approval is required for any trades over the limit or threshold.
The Market Risk Management governance framework also captures issuer (credit) risk for securitization positions in the trading book. MRM’s process manages concentration risks and sets thresholds at the position level. The limit structure is based on asset class and rating where less liquid positions and those with lower ratings are assigned lower trading thresholds. When the limit monitoring system captures positions that exceed their respective market value thresholds on a global basis, MRM approval is required. Further due diligence is performed on positions that require trade approval. This includes analyzing the credit performance of the security and evaluating risks of the trade. In addition, collateral level stress testing and performance monitoring is incorporated into the risk management process.
In compliance with Article 5 of Regulation (EU) 2017/2402, pre-trade due diligence is performed on all relevant positions. It is the responsibility of the respective trading desk to perform the pre-trade due diligence and then record the appropriate data records at trade execution to indicate whether relevant due diligence items have been performed.
The pre-trade due diligence items include confirmations of deal structural features, performance monitoring of the underlying portfolio, and any related retention disclosures.
The Product Control Group within Finance then reviews trade inputs for errors or flag changes, distributes regulatory control reports and serves as the subject matter escalation contact. Upon validation of flag changes or trading desk errors, the Product Control Group within Finance will then communicate and action the changes accordingly. Further

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	Objectives in relation to securitization activity
pre-trade due diligence is performed by Market Risk Management for CRR, as applicable for relevant positions exceeding predefined limits (process as described above).
Assets originated or acquired with the intent to securitize follow the general approach for the assignment to the regulatory banking or trading book. Further details are described in chapter “Trading book allocation and prudent valuation”, section “Allocation of positions to the regulatory trading book” in this report.
Nature of other risks in securitized assets
Article 449 (b) CRR (EU SECA)
Overall, the securitization positions are exposed to the performance of diverse asset classes, including primarily corporate senior secured loans or unsecured debt, consumer debt such as auto loans or student loans, as well as residential or commercial first and second lien mortgages. Deutsche Bank is active across the entire capital structure with an emphasis on the more senior tranches. The subset of re-securitization is predominantly backed by securitizations with corporate obligations in the underlying pools. However, the subset of re-securitization is not part of an active investment strategy anymore and is only representing a very marginal part of the overall securitization portfolio.
The Group’s securitization desks trade assets across all capital structures, from senior bonds with large subordination to first loss subordinate tranches. Securitization positions consist mostly of residential mortgage backed securities and commercial mortgage backed securities backed by first and second lien loans, collateralized loan obligations backed by corporate senior secured loans and unsecured debt and consumer asset backed securities, backed by secured and unsecured credit.
Similar to other fixed income and credit assets, securitized trading volume is linked to global growth and geopolitical events which affect liquidity and can lead to lower trading volumes, as observed during the crisis. Current and proposed changes to regulation and uncertainty over final implementation may lead to increased volatility and decreased liquidity/
trading volumes across securitized products. Other potential risks that exist in securitized assets are prepayment, default, loss severity and servicer performance. Note that trading book assets are marked-to-market and the previous mentioned risks are reflected in the position’s price. Securitization activities have an impact on Deutsche Bank’s liquidity activity. For example, the Group enters into securitization transactions as part of an active liquidity risk management strategy.
However, the Group also faces risk of potential drawdown under the revolving commitments provided under certain securitization facilities. This liquidity risk is monitored by its Treasury department and is included in its liquidity planning and regular stress testing.
RWA calculation approaches for securitization positions
Article 449 (c) CRR (EU SECA)
The approach for the calculation of the regulatory capital requirements for banking book and trading book securitization positions is prescribed by the CRR.
The securitization framework determines the regulatory capital requirements for the credit risk of banking book securitizations pursuant to Articles 242 to 270e CRR and distinguishes between the Securitization Internal Ratings-
Based Approach (SEC-IRBA), the Securitization Standardized Approach (SEC-SA) and the Securitization External
Ratings-Based Approach (SEC-ERBA). These rules also provide a specific framework for Simple, Transparent and
Standardized (STS) securitizations, which are defined in Regulation (EU) 2017/2402 and are subject to a beneficial capital treatment in the CRR.
The SEC-IRBA is applied for securitization positions, where at least 95% of the securitized portfolio is in scope of an IRBA rating model and where sufficient information in relation to the securitized portfolio is available to calculate the risk-
weighted exposure amounts under the IRB approach. Note that the ECB may preclude the application of the SEC-IRBA on a case-by-case basis as per Article 258 CRR. Currently, there are no securitization positions for which the ECB has precluded the application of the SEC-IRBA.
In general, the SEC-SA must be applied to all re-securitizations and for all securitizations for which the SEC-IRBA must not or cannot be applied, but the information required to apply the SEC-SA is available. Note, however, that instead of the SEC-SA, the SEC-ERBA must be applied for securitization positions with at least one eligible external rating or where a rating might be inferred:
–Where the application of the SEC-SA would result in a risk weight higher than 25%, or
–Where, for positions not qualifying as positions in an STS securitization, the application of the SEC-ERBA would result in a risk weight higher than 75%, or

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	RWA calculation approaches for securitization positions
–For securitization transactions backed by pools of auto loans, auto leases and equipment leases.
Where the SEC-SA may not be used, the SEC-ERBA must be applied for securitization positions with at least one eligible external rating or where an external rating can be inferred. External ratings must satisfy certain eligibility criteria for being used in the risk weight calculation. If more than one eligible rating is available for a specific securitization position, the relevant external rating is determined as the second best eligible rating in accordance with the provisions set forth in
Article 270d CRR.
Deutsche Bank does not make use of the option provided in Article 254 (3) CRR to consistently apply the SEC-ERBA instead of the SEC-SA for all securitization positions for which an eligible external rating is available or for positions for which such a rating can be inferred.
In addition to the above approaches to determine capital requirements, Article 267 CRR specifies a risk weight cap for senior securitization positions based on the average risk weight of the securitized portfolio. Article 268 CRR provides a maximum capital requirement for all securitization positions of a specific securitization transaction based on the capital requirement applicable to the securitized portfolio.
Based on Article 254 (5) CRR, an Internal Assessment Approach may be applied for unrated positions in ABCP programs.
As the Group ceased the use of ABCP programs in 2015, there are no securitizations positions subject to the Internal
Assessment Approach as of December 31, 2025.
Approved rating agencies include Standard & Poor’s, Moody’s, Fitch Ratings, DBRS Morningstar and Kroll.
More than half of the total banking book securitization exposure was subject to SEC-IRBA. This approach was predominantly used to assess positions backed by corporate loans, auto-related receivables and commercial and residential real estate loans. The risk weight of securitization positions subject to the SEC-IRBA is determined based on a formula, which takes as input the capital requirement of the securitized portfolio and the seniority of the securitization position in the waterfall, amongst others. When applying the SEC-IRBA, Deutsche Bank estimates the risk parameters PD and LGD for the assets included in the securitized portfolio, by using internally developed rating systems approved for such assets. The rating systems are based on historical default and loss information from comparable assets. The risk parameters PD and LGD are derived on risk pool level.
The approach SEC-SA was used in most cases where SEC-IRBA was not applicable, and it was used for positions backed by a variety of asset classes including corporate loans, real estate loans and diverse ABS positions such as backed by aircraft leasing, credit card loans and consumer loans. The approach SEC-ERBA was only applied to a minority of securitization exposures. The great majority of securitization positions with an eligible external or inferred external credit assessment were securitization positions held as investor backed by residential mortgages. The rest of the securitization exposures were treated by getting assigned a risk weight of 1,250% as none of the other approaches qualified.
Calculation of regulatory capital requirements for trading book securitizations
Overall, the regulatory capital requirements for the market risk of trading book securitizations consist of a general and specific market risk component. The capital requirement for the general market risk of trading book securitization positions is determined as the sum of (i) the value-at-risk based capital requirement for market risk and (ii) the stressed value-at-risk based capital requirement for market risk. The capital requirement for specific market risk is principally calculated based on the market risk standardized approach pursuant to Article 337 CRR. For this, the market risk standardized approach risk weight for trading book securitization positions is calculated by using the same methodologies, which apply to banking book securitization positions. The market risk standardized approach based capital requirement for specific risk is determined as the sum of the capital requirements for all net long and all net short securitization positions. The securitization positions included in the market risk standardized approach calculations for specific risk are additionally included in the value-at-risk and stressed value-at-risk calculations for general risk.
Trading book securitizations subject to MRSA treatment include various asset classes differentiated by the respective underlying collateral types:
–Residential mortgage backed securities (RMBS)
–Commercial mortgage backed securities (CMBS)
–Collateralized loan obligations (CLO)
–Collateralized debt obligations (CDO)
–Asset backed securities (incl. credit cards, auto loans and leases, student loans, equipment loans and leases, dealer floorplan loans, etc.)
They also include synthetic credit derivatives and commonly-traded indices based on the above listed instruments.

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	RWA calculation approaches for securitization positions
Please refer to section “Characteristics of the market risk models” of this Pillar 3 report for general information on the
Group’s market risk quantification approaches.
Principally all the same methods for assessing the own funds requirements for securitizations, which are used in the non-
trading book, are also available in the trading book. The predominantly used method for assessing risk-weighted assets in the trading book was the SEC-ERBA. To a lesser extent the SEC-SA was used. The method SEC-IRBA was only used for a minority of exposure. Another minor part of the exposure values were assigned directly a risk-weight of 1,250% as no other approach qualified.
SSPE-related activities
Article 449 (d+f) CRR (EU SECA)
Where Deutsche Bank acts as originator and uses a securitization special purpose entity (SSPE) for transferring securitized assets it occasionally retains exposure to the securitization special purpose entities. The types of exposure to the securitization special purpose entities were either liquidity facilities or derivatives, and in that case foremost interest rate swaps.
Deutsche Bank occasionally uses securitization special purpose entities to securitize third-party exposures where the
Group acts as sponsor. In certain cases Deutsche Bank also retains some of the securitized exposures. Most of these positions are secured by mortgages on residential properties. The Group also retains occasionally exposures to securitization special purpose entities where it acts as sponsor. The exposure types of such positions were liquidity facilities or derivative positions.
As of December 31, 2025, the portion of retained exposures to securitization special purpose entities is an immaterial part of all retained positions where Deutsche Bank was originator or sponsor.
When Deutsche Bank acts as originator or sponsor of a securitization transaction, it sells securitization tranches (or arranges for such sale through mandated market making institutions) solely on an “execution only” basis and only to sophisticated operative corporate clients that rely on their own risk assessment. In the ordinary course of business, the
Group does not offer such tranches to operative corporate clients to which, at the same time, the Group offers investment advisory services.
Deutsche Bank’s business division Asset Management provides asset management services to undertakings for collective investments, including mutual funds and alternative investment funds, and private individuals offering access to traditional and alternative investments across all major asset classes, including securitization positions. As of December
31, 2025 only a small minority of those positions consisted of tranches in securitization transactions where Deutsche
Bank acted as originator or sponsor.
Deutsche Bank generally does not provide securitization related services to securitization special purpose entities which are out of its regulatory scope of consolidation and for which the Group claims risk transfer or where the Group acts as sponsor.
For the purpose of regulatory reporting and as of December 31, 2025, there were no securitization special purpose entities, which were in Deutsche Bank’s regulatory scope of consolidation.
Article 449 (e) CRR
Deutsche Bank has not provided any implicit support to its securitization vehicles. In consequence, as of December 31,
2025 there was no need to report any positions as representing implicit support according to the requirements of article
250 CRR.
Accounting policies for securitizations
Article 449 (g) CRR (EU SECA)
The most relevant accounting policies for the securitization programs originated by the Group, and where it holds assets purchased with the intent to securitize, are “Principles of consolidation”, “Financial assets”, “Financial liabilities” and
“Derecognition of financial assets and liabilities” below.
For measurement and quantification of both banking and trading book securitizations of Deutsche Bank, please refer to section Banking and trading book securitization exposures” further below in this report.

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	Accounting policies for securitizations
Principles of consolidation
The Group’s subsidiaries are those entities which it directly or indirectly controls. Control over an entity is evidenced by the Group’s ability to exercise its power in order to affect any variable returns that the Group is exposed to through its involvement with the entity.
The Group sponsors the formation of structured entities and interacts with structured entities sponsored by third parties for a variety of reasons, including allowing clients to hold investments in separate legal entities, allowing clients to invest jointly in alternative assets, for asset securitization transactions, and for buying or selling credit protection.
Financial assets
The Group classifies financial assets in line with the classification and measurement requirements of IFRS 9, where financial assets are classified based on both the business model used for managing the financial assets and the contractual cash flow characteristics of the financial asset (known as Solely Payments of Principal and Interest or “SPPI”).
There are three business models available:
–Hold to Collect - Financial assets held with the objective to collect contractual cash flows; they are subsequently measured at amortized cost and are recorded in multiple lines on the Group’s consolidated balance sheet.
–Hold to Collect and Sell - Financial assets held with the objective of both collecting contractual cash flows and selling financial assets; they are recorded as financial assets at Fair Value through Other Comprehensive Income on the
Group’s consolidated balance sheet.
–Other - Financial assets that do not meet the criteria of either “Hold to Collect” or “Hold to Collect and Sell”; they are recorded as Financial Assets at Fair Value through Profit or Loss on the Group’s consolidated balance sheet.
The assessment of business model requires judgment based on facts and circumstances upon initial recognition. If the
Group holds a financial asset either in a Hold to Collect or a Hold to Collect and Sell business model, then an assessment at initial recognition to determine whether the contractual cash flows of the financial asset are Solely Payments of
Principal and Interest on the principal amount outstanding at initial recognition is required to determine the business model classification. Contractual cash flows, that are SPPI on the principal amount outstanding, are consistent with a basic lending arrangement.
–Financial assets are classified at fair value through profit or loss if they are held in the other business model because they are either held for trading or because they do not meet the criteria for Hold to Collect or Hold to Collect and Sell;
financial assets classified as financial assets at fair value through profit or loss are measured at fair value with realized and unrealized gains and losses included in Net gains (losses) on financial assets/liabilities at fair value through profit or loss.
–A financial asset shall be classified and measured at Fair Value through Other Comprehensive Income (“FVOCI”), if the financial asset is held in a Hold to Collect and Sell business model and the contractual cash flows are SPPI, unless designated under the fair value option; under FVOCI, a financial asset is measured at its fair value with any changes being recognized in Other Comprehensive Income (”OCI”) and is assessed for impairment under the IFRS 9 expected credit loss model where provisions are recorded through profit or loss (recognized based on expectations of potential credit losses).
–A financial asset is classified and subsequently measured at amortized cost if the financial asset is held in a Hold to
Collect business model and the contractual cash flows are SPPI; under this measurement category, the financial asset is measured at fair value at initial recognition; subsequently the carrying amount is reduced for principal payments, plus or minus the cumulative amortization using the effective interest method; the financial asset is assessed for impairment under the IFRS 9 expected credit loss model where provisions are recognized based on expectations of potential credit losses.
Financial liabilities
Under IFRS 9 financial liabilities are measured at amortized cost using the effective interest method, except for financial liabilities at fair value through profit or loss.
Financial liabilities at fair value through profit or loss include Trading Liabilities, Financial Liabilities Designated at Fair
Value through Profit or Loss and Non-Participating Investment Contracts. Financial liabilities classified at fair value through profit or loss are recognized or derecognized on trade date. Trading liabilities consist primarily of derivative liabilities (including certain loan commitments) and short positions. This also includes loan commitments where the resulting loan upon funding is allocated to the other business model such that the undrawn loan commitment is classified as derivatives held for trading.

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	Accounting policies for securitizations
Derecognition of financial assets and liabilities
Financial asset derecognition
A financial asset is considered for derecognition when the contractual rights to the cash flows from the financial asset expire, or the Group has either transferred the contractual right to receive the cash flows from that asset, or has assumed an obligation to pay those cash flows to one or more recipients, subject to certain criteria. The Group derecognizes a transferred financial asset if it transfers substantially all the risks and rewards of ownership. The Group enters into transactions in which it transfers previously recognized financial assets but retains substantially all the associated risks and rewards of those assets.
In transactions in which substantially all the risks and rewards of ownership of a financial asset are neither retained nor transferred, the Group derecognizes the transferred asset if control over that asset is not retained, i.e., if the transferee has the practical ability to sell the transferred asset. The rights and obligations retained in the transfer are recognized separately as assets and liabilities, as appropriate. If control over the asset is retained, the Group continues to recognize the asset to the extent of its continuing involvement, which is determined by the extent to which it remains exposed to changes in the value of the transferred asset.
Securitization
The Group securitizes various consumer and commercial financial assets, which is achieved via the transfer of these assets to a structured entity, which issues securities to investors to finance the acquisition of the assets. Financial assets awaiting securitization are classified and measured as appropriate under the policies in the “Financial Assets” and
“Financial Liabilities” sections. If the structured entity is not consolidated then the transferred assets may qualify for derecognition in full or in part, under the policy on derecognition of financial assets. Synthetic securitization structures typically involve derivative financial instruments. Those transfers that do not qualify for derecognition may be reported as secured financing or result in the recognition of continuing involvement liabilities. The investors and the securitization vehicles generally have no recourse to the Group’s other assets in cases where the issuers of the financial assets fail to perform under the original terms of those assets.
Interests in the securitized financial assets may be retained in the form of senior or subordinated tranches, interest only strips or other residual interests (collectively referred to as “retained interests”). Provided the Group’s retained interests do not result in consolidation of a structured entity, nor in continued recognition of the transferred assets, these interests are typically recorded in financial assets at fair value through profit or loss and carried at fair value. Consistent with the valuation of similar financial instruments, the fair value of retained tranches or the financial assets is initially and subsequently determined using market price quotations where available or internal pricing models that utilize variables such as yield curves, prepayment speeds, default rates, loss severity, interest rate volatilities and spreads. The assumptions used for pricing are based on observable transactions in similar securities and are verified by external pricing sources, where available. Where observable transactions in similar securities and other external pricing sources are not available, management judgment must be used to determine fair value. The Group may also periodically hold interests in securitized financial assets and record them at amortized cost.
In situations where the Group has a present obligation (either legal or constructive) to provide financial support to an unconsolidated securitization entity a provision will be created if the obligation can be reliably measured and it is probable that there will be an outflow of economic resources required to settle it.
External rating agencies used for securitizations and internal
Assessment Approach
Article 449 (h-i) CRR (EU SECA)
According to Article 270 (d) CRR the Group has nominated the following list of external credit assessment institutes
(ECAIs), whose ratings are used in determining risk weights in line with Articles 263 and 264 CRR:
–DBRS Morningstar
–Fitch Ratings
–Kroll Bond Rating Agency
–Moody's Investors Service
–Standard & Poor's Ratings Services

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	External rating agencies used for securitizations and internal Assessment Approach
All the rating information received from above listed external credit assessment institutes is used indiscriminately for all securitization positions to which they apply, and there is no preference of external credit assessment institutes per exposure type imposed by the Group.
As the Group ceased to use asset backed commercial paper (“ABCP”) programs in 2015, there were no securitizations positions subject to the Internal Assessment Approach as of December 31, 2025. For a description of the RWA calculation approaches used for securitization positions please refer to the section “Approaches to calculation of RWA for securitizations mapped to types of exposures” in this Pillar 3 report.
Banking and trading book securitization exposures
Article 449 (j) CRR
The amounts reported in the following two tables provide details of the Group’s securitization exposures separately for the regulatory non-trading and trading book. The details of the Group’s trading book securitization positions subject to the market risk standardized approach (MRSA) are included in this chapter.
The table EU SEC1 details the total non-trading book securitization exposure split by exposure type that the Group has securitized in its capacity as either originator or sponsor and finally positions which have been purchased through investment activities as investor. Each table provides a break-down by traditional and synthetic as well as simple, transparent and standardized (‘simple, transparent and standardised securitisation’ or ‘STS securitisation’ means a securitisation that meets the requirements set out in Article 18 of Regulation (EU) 2017/2402) securitization transactions. The originator and sponsor columns (a-k) also contain retained positions, even where the Group does not achieve significant risk transfer (SRT) and shows the current retention of its contribution to the originated or sponsored amount. The amounts reported are the securitized principal notional amounts where no significant risk transfer is achieved. If significant risk transfer is achieved, then the EAD is shown. As the Group ceased to use any asset backed commercial paper programs in 2015, there are no securitization positions subject to the internal assessment approach as of December 31, 2025.
The table EU SEC2 provides the total purchased or retained securitization exposure held in the Group’s regulatory trading book separately for originator, sponsor and investor activities split by exposure type of the securitized assets and also further broken down into traditional and synthetic transactions as well as simple transparent and standardized securitizations. The amounts reported are the EAD.

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	Banking and trading book securitization exposures

EU SEC1 – Securitization exposures in the non-trading book

	Dec 31, 2025
	a	b	c	d	e	f	g	h	i	j	k	l	m	n	o
	Institution acts as originator							Institution acts as sponsor				Institution acts as investor
	Traditional				Synthetic			Traditional		Synthetic		Traditional		Synthetic
in € m.	STS	of which: SRT	Non-STS	of which: SRT	Total	of which: SRT	Subtotal	STS	Non-STS		Subtotal	STS	Non-STS		Subtotal
Total exposures	714	0	1,521	41	39,158	39,158	41,393	0	3,925	0	3,925	75	53,858	0	53,932
Retail	714	0	1,520	40	3,361	3,361	5,595	0	3,290	0	3,290	0	12,964	0	12,964
of which:
Residential Mortgage	500	0	1,520	40	0	0	2,020	0	3,254	0	3,254	0	4,667	0	4,667
Credit Card	0	0	0	0	0	0	0	0	0	0	0	0	179	0	179
Other retail exposures	214	0	0	0	3,361	3,361	3,575	0	36	0	36	0	8,118	0	8,118
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Wholesale	0	0	1	1	35,797	35,797	35,798	0	635	0	635	75	40,894	0	40,969
of which:
Loans to corporates	0	0	0	0	35,797	35,797	35,797	0	308	0	308	0	30,717	0	30,717
Commercial Mortgage	0	0	1	1	0	0	1	0	229	0	229	0	667	0	667
Lease and receivables	0	0	0	0	0	0	0	0	98	0	98	75	4,543	0	4,618
Other wholesale	0	0	0	0	0	0	0	0	0	0	0	0	4,967	0	4,967
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

	Jun 30, 2025
	a	b	c	d	e	f	g	h	i	j	k	l	m	n	o
	Institution acts as originator							Institution acts as sponsor				Institution acts as investor
	Traditional				Synthetic			Traditional		Synthetic		Traditional		Synthetic
in € m.	STS	of which: SRT	Non-STS	of which: SRT	Total	of which: SRT	Subtotal	STS	Non-STS		Subtotal	STS	Non-STS		Subtotal
Total exposures	714	0	1,609	75	38,790	38,790	41,113	0	3,703	0	3,703	175	50,648	0	50,823
Retail	714	0	1,567	32	2,635	2,635	4,916	0	2,682	0	2,682	82	13,246	0	13,328
of which:
Residential Mortgage	500	0	1,567	32	0	0	2,067	0	2,670	0	2,670	82	3,824	0	3,906
Credit Card	0	0	0	0	0	0	0	0	0	0	0	0	217	0	217
Other retail exposures	214	0	0	0	2,635	2,635	2,849	0	12	0	12	0	9,206	0	9,206
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Wholesale	0	0	42	42	36,155	36,155	36,198	0	1,021	0	1,021	93	37,401	0	37,494
of which:
Loans to corporates	0	0	0	0	36,155	36,155	36,155	0	760	0	760	0	27,122	0	27,122
Commercial Mortgage	0	0	42	42	0	0	42	0	179	0	179	0	587	0	587
Lease and receivables	0	0	0	0	0	0	0	0	82	0	82	93	4,105	0	4,198
Other wholesale	0	0	0	0	0	0	0	0	0	0	0	0	5,587	0	5,587
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	Banking and trading book securitization exposures
EU SEC2 – Securitization exposures in the trading book

	Dec 31, 2025
	a	b	c	d	e	f	g	h	i	j	k	l
	Institution acts as originator				Institution acts as sponsor				Institution acts as investor
	Traditional		Synthetic		Traditional		Synthetic		Traditional		Synthetic
in € m.	STS	Non-STS		Subtotal	STS	Non-STS		Subtotal	STS	Non-STS		Subtotal
Total exposures	0	85	0	85	0	0	0	0	0	3,015	0	3,015
Retail	0	0	0	0	0	0	0	0	0	1,302	0	1,302
of which:
Residential Mortgage	0	0	0	0	0	0	0	0	0	1,152	0	1,152
Credit Card	0	0	0	0	0	0	0	0	0	34	0	34
Other retail exposures	0	0	0	0	0	0	0	0	0	115	0	115
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0
Wholesale	0	85	0	85	0	0	0	0	0	1,713	0	1,713
of which:
Loans to corporates	0	0	0	0	0	0	0	0	0	755	0	755
Commercial Mortgage	0	85	0	85	0	0	0	0	0	450	0	450
Lease and receivables	0	0	0	0	0	0	0	0	0	155	0	155
Other wholesale	0	0	0	0	0	0	0	0	0	354	0	354
Re-securitization	0	1	0	1	0	0	0	0	0	0	0	0

	Jun 30, 2025
	a	b	c	d	e	f	g	h	i	j	k	l
	Institution acts as originator				Institution acts as sponsor				Institution acts as investor
	Traditional		Synthetic		Traditional		Synthetic		Traditional		Synthetic
in € m.	STS	Non-STS		Subtotal	STS	Non-STS		Subtotal	STS	Non-STS		Subtotal
Total exposures	0	67	0	67	0	0	0	0	0	2,619	0	2,619
Retail	0	0	0	0	0	0	0	0	0	1,061	0	1,061
of which:
Residential Mortgage	0	0	0	0	0	0	0	0	0	947	0	947
Credit Card	0	0	0	0	0	0	0	0	0	33	0	33
Other retail exposures	0	0	0	0	0	0	0	0	0	81	0	81
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0
Wholesale	0	67	0	67	0	0	0	0	0	1,558	0	1,558
of which:
Loans to corporates	0	0	0	0	0	0	0	0	0	691	0	691
Commercial Mortgage	0	67	0	67	0	0	0	0	0	502	0	502
Lease and receivables	0	0	0	0	0	0	0	0	0	146	0	146
Other wholesale	0	0	0	0	0	0	0	0	0	219	0	219
Re-securitization	0	1	0	1	0	0	0	0	0	0	0	0

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	Securitization exposures in the non-trading book and associated regulatory capital requirements - institution acting as originator or as sponsor
Overall, the aggregate exposure volume generated by the securitization business was € 102.4 billion as of December 31,
2025, an increase of € 4.0 billion compared to June 30, 2025. The majority of the exposure resided in the non-trading book with € 99.3 billion, whereas the trading book portion represented only a minor contribution of € 3.1 billion aggregate exposure value. Volume in the non-trading book increased by € 3.6 billion mainly driven by new originator synthetic positions and new investor traditional positions while in the trading book, the exposure volume increased marginally by € 0.4 billion compared to June 30, 2025.
As of December 31, 2025, the € 99.3 billion non-trading book exposure included two material contributions, which together covered € 93.1 billion. One dominant part consisted of the traditional securitizations with a volume of
€ 53.9 billion, where the Group acted as investor by purchasing securitization investments. The other dominant part was composed of the synthetic securitization transactions with a volume of € 39.2 billion, where the Group acted as originator. Compared to June 30, 2025, the net increase of traditional securitization, where the Group acted as investor was € 3.1 billion, and synthetic securitizations increased by € 0.4 billion, which reflects the Group’s increased activity in issuing new synthetic originator securitizations.
From a securitized asset perspective, the material asset types were loans to corporates and other retail exposures in the non-trading book, as well as mortgages (commercial mortgages and residential mortgages) and loans to corporates in the trading book. In the non-trading book the loans to corporates represented € 66.8 billion, or 67% of the exposure volume, other retail exposures covered € 11.7 billion, representing 12% of the exposure volume, and mortgages covered
€ 10.8 billion, representing 11% of the exposure volume. In the trading book the mortgages represented the dominant part with € 1.7 billion of total € 3.1 billion, representing 54% of the exposure volume and the loans to corporates covered
€ 0.8 billion, representing 24% of the total exposure volume of that book. Together, the securitized asset types “Loans to corporates”, “Other retail exposures”, “Commercial Mortgages” and “Residential Mortgages”, represented around
€ 91.9 billion of € 102.4 billion overall securitization position exposure, which was equivalent to 90% of that volume.
Of the overall volume of securitization business of € 102.4 billion only a minority of € 6.6 billion was classified as simple, transparent and standardized (STS). This represented 6.4% of the overall exposure volume in securitizations.
Securitization exposures in the non-trading book and
associated regulatory capital requirements - institution acting as originator or as sponsor
Article 449 (k)(i) CRR
The table EU SEC3 presents the retained or purchased non-trading book securitizations, where the Group acted as originator or sponsor. Compared to EU SEC1, this table does not include any amounts, where no SRT is achieved, as these amounts do not lead to exposure value in the securitization exposure class.
Firstly, the exposure values are broken down by risk-weight bands (columns a-e). Additionally, the Group presents the exposure values, risk weighted exposure amounts and capital requirements separately for each regulatory RWA calculation approach (columns f-q). All these are vertically broken down by traditional and synthetic transactions, securitization and re-securitization, as well as by retail or wholesale and a specific row for STS traditional transactions.
For the meaning of the terms used in the following sections for the regulatory calculation approaches of the securitization framework (SEC-IRBA, SEC-SA and SEC-ERBA), please see the short description below.
–SEC-IRBA (Articles 259 and 260 CRR): Approach to be used in case the securitized assets would be treated under the
IRB approach if not securitized and reside on the Group’s books; at least 95% of the exposure value of the securitized assets need to be treated under the IRB approaches in order to apply this approach; there are a number of additional requirements in order to apply this approach (see Article 258 CRR).
–SEC-SA (Articles 261 and 262 CRR): In case SEC-IRBA is not applicable, the SEC-SA is generally to be applied; for this the capital requirement ratio under the standardized approach (KSA) of the pool of securitized assets needs to be calculated as if it was not securitized and as if it was on the Group’s book; in addition, the delinquent asset ratio on the pool level needs to be determined.
–SEC-ERBA (Articles 263 and 264 CRR): This can be applied, if an eligible external or inferred rating is available; the risk weight is determined by a lookup table from the rating letter and the maturity of the position; in case the SEC-ERBA is available there are certain rules to determine when the SEC-ERBA is to be used instead of the SEC-SA (for details see
Article 254 CRR).
–1,250%: In all other cases, a risk weight of 1,250% is applied.

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	Securitization exposures in the non-trading book and associated regulatory capital requirements - institution acting as originator or as sponsor

EU SEC3 – Securitization exposures in the non-trading book and associated regulatory capital requirements - institution acting as originator or as sponsor

	Dec 31, 2025
	a	b	c	d	e	f	g	h	i	j	k	l	m	n	o	p	q
	Exposure values (by RW bands/deductions)					Exposure values (by regulatory approach)				RWA (by regulatory approach)				Capital charge after cap
in € m.	≤20% RW	>20% to 50% RW	>50% to 100% RW	>100% to <1250% RW	1250% RW/ deductio ns	SEC-IRBA	SEC- ERBA(incl uding IAA)	SEC-SA	1250% / deductio ns	SEC-IRBA	SEC- ERBA(incl uding IAA)	SEC-SA	1250% / deductio ns	SEC-IRBA	SEC- ERBA(incl uding IAA)	SEC-SA	1250% / deductio ns
Total exposures	40,639	2,331	91	26	37	42,481	35	571	37	6,448	79	152	465	510	4	12	37
Traditional transactions	3,793	132	14	26	0	3,360	35	571	0	508	79	152	0	35	4	12	0
Securitization	3,793	132	14	26	0	3,360	35	571	0	508	79	152	0	35	4	12	0
Retail underlying	3,166	132	12	19	0	2,742	32	556	0	411	71	96	0	27	3	8	0
of which:
STS	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Wholesale	628	0	2	6	0	617	4	15	0	96	8	56	0	8	1	4	0
of which:
STS	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Synthetic transactions	36,845	2,198	77	0	37	39,121	0	0	37	5,940	0	0	465	475	0	0	37
Securitization	36,845	2,198	77	0	37	39,121	0	0	37	5,940	0	0	465	475	0	0	37
Retail underlying	1,134	2,198	0	0	28	3,333	0	0	28	696	0	0	355	56	0	0	28
Wholesale	35,711	0	77	0	9	35,788	0	0	9	5,244	0	0	110	419	0	0	9
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

	Jun 30, 2025
	a	b	c	d	e	f	g	h	i	j	k	l	m	n	o	p	q
	Exposure values (by RW bands/deductions)					Exposure values (by regulatory approach)				RWA (by regulatory approach)				Capital charge after cap
in € m.	≤20% RW	>20% to 50% RW	>50% to 100% RW	>100% to <1250% RW	1250% RW/ deductio ns	SEC-IRBA	SEC- ERBA(incl uding IAA)	SEC-SA	1250% / deductio ns	SEC-IRBA	SEC- ERBA(incl uding IAA)	SEC-SA	1250% / deductio ns	SEC-IRBA	SEC- ERBA(incl uding IAA)	SEC-SA	1250% / deductio ns
Total exposures	39,572	2,924	15	26	30	41,891	17	629	30	6,519	50	95	377	514	2	8	30
Traditional transactions	3,632	103	15	26	0	3,131	17	629	0	635	50	95	5	44	2	8	0
Securitization	3,632	103	15	26	0	3,131	17	629	0	635	50	95	4	44	2	8	0
Retail underlying	2,701	0	13	0	0	2,209	13	492	0	331	42	74	2	22	1	6	0
of which:
STS	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Wholesale	932	103	2	26	0	922	4	137	0	304	8	21	2	21	1	2	0
of which:
STS	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0	1	0	0	0	0
Synthetic transactions	35,940	2,820	0	0	30	38,760	0	0	30	5,884	0	0	372	471	0	0	30
Securitization	35,940	2,820	0	0	30	38,760	0	0	30	5,884	0	0	372	471	0	0	30
Retail underlying	0	2,616	0	0	19	2,616	0	0	19	606	0	0	232	48	0	0	19
Wholesale	35,940	204	0	0	11	36,144	0	0	11	5,278	0	0	140	422	0	0	11
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	Securitization exposures in the non-trading book and associated regulatory capital requirements - institution acting as originator or as sponsor
The overall exposure volume of the securitization exposures in the non-trading book was € 97.1 billion by December 31,
2025, of which € 43.1 billion related to positions for which the Group acted as originator or sponsor, which was an increase of € 0.6 billion compared to June 30, 2025. Compared to EU SEC1, EU SEC3 doesn't include the amount of
€ 2.2 billion, which is the securitized principal notional amount where no significant risk transfer is achieved. The securitization exposures for these two roles were concentrated in the lowest risk-weight band, with risk-weights equal to or lower than 20%. These positions were almost exclusively treated by the SEC-IRBA method of the securitization framework of CRR. This reflected first and foremost the way the own synthetic on-balance sheet securitizations, which covered € 39.2 billion or 91% of the € 43.1 billion of exposure volume, were structured, namely such that the senior tranche, which attracts a minimal risk-weight, was kept, while subordinated tranches were transferred to third parties.
Consequently, the RWA before capping and the capital requirements were also concentrated under the method of SEC-
IRBA. Accordingly, the overall capital requirements for originators and sponsors increased by € 9.0 million from
€ 554.0 million as of June 30, 2025 to € 563.0 million as of December 31, 2025, of which € 510.1 million or around 91%
were treated under SEC-IRBA. As of December 31, 2025, exposure levels increased by 1% and capital requirements increased by 2% compared to June 30, 2025, due to the increased activity in issuing new synthetic transactions by
Deutsche Bank.
Securitization exposures in the non-trading book and
associated regulatory capital requirements - institution acting as investor
Article 449 (k)(ii) CRR
The table EU SEC4 presents the purchased non-trading book securitizations, where the Group acts as investor, i.e.
wherever the Group is not acting as originator or sponsor.
Firstly, the exposure values are broken down by risk-weight bands (columns a-e). Additionally, the Group presents the exposure values, risk weighted exposure amounts and capital requirements for securitization positions provided separately for each regulatory RWA calculation approach (columns f-q). All these values are vertically broken down by traditional and synthetic transactions, securitization and re-securitization, as well as by retail or wholesale and a specific row for STS for traditional transactions.

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	Securitization exposures in the non-trading book and associated regulatory capital requirements - institution acting as investor

EU SEC4 – Securitization exposures in the non-trading book and associated regulatory capital requirements - institution acting as investor

	Dec 31, 2025
	a	b	c	d	e	f	g	h	i	j	k	l	m	n	o	p	q
	Exposure values (by RW bands/deductions)					Exposure values (by regulatory approach)				RWA (by regulatory approach)				Capital charge after cap
in € m.	≤20% RW	>20% to 50% RW	>50% to 100% RW	>100% to <1250% RW	1250% RW/ deductio ns	SEC-IRBA	SEC- ERBA(incl uding IAA)	SEC-SA	1250% / deductio ns	SEC-IRBA	SEC- ERBA(incl uding IAA)	SEC-SA	1250% / deductio ns	SEC-IRBA	SEC- ERBA(incl uding IAA)	SEC-SA	1250% / deductio ns
Total exposures	49,454	2,322	1,905	207	44	18,114	331	35,444	44	3,311	695	7,105	546	256	43	517	44
Traditional transactions	49,454	2,322	1,905	207	44	18,114	331	35,444	44	3,311	695	7,105	546	256	43	517	44
Securitization	49,454	2,322	1,905	207	44	18,114	331	35,444	44	3,311	695	7,104	546	256	43	517	44
Retail underlying	10,623	1,287	949	101	3	7,147	182	5,632	3	1,450	280	1,297	34	107	14	96	3
of which:
STS	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Wholesale	38,831	1,035	956	106	41	10,967	149	29,811	41	1,862	414	5,807	512	149	29	421	41
of which:
STS	75	0	0	0	0	0	0	75	0	0	0	7	0	0	0	1	0
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Synthetic transactions	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Securitization	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Retail underlying	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Wholesale	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

	Jun 30, 2025
	a	b	c	d	e	f	g	h	i	j	k	l	m	n	o	p	q
	Exposure values (by RW bands/deductions)					Exposure values (by regulatory approach)				RWA (by regulatory approach)				Capital charge after cap
in € m.	≤20% RW	>20% to 50% RW	>50% to 100% RW	>100% to <1250% RW	1250% RW/ deductio ns	SEC-IRBA	SEC- ERBA(incl uding IAA)	SEC-SA	1250% / deductio ns	SEC-IRBA	SEC- ERBA(incl uding IAA)	SEC-SA	1250% / deductio ns	SEC-IRBA	SEC- ERBA(incl uding IAA)	SEC-SA	1250% / deductio ns
Total exposures	46,611	2,268	1,742	180	22	18,822	475	31,504	22	3,256	628	6,413	270	238	44	486	22
Traditional transactions	46,611	2,268	1,742	180	22	18,822	475	31,504	22	3,256	628	6,413	270	238	44	486	22
Securitization	46,611	2,268	1,742	180	21	18,822	475	31,504	21	3,256	628	6,413	268	238	44	486	21
Retail underlying	11,662	869	392	125	5	8,119	146	4,783	5	1,557	226	1,122	61	102	15	79	5
of which:
STS	82	0	0	0	0	0	12	70	0	0	1	9	0	0	0	1	0
Wholesale	34,949	1,399	1,350	55	17	10,702	328	26,722	17	1,699	403	5,291	206	136	29	406	17
of which:
STS	93	0	0	0	0	0	0	93	0	0	0	9	0	0	0	1	0
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0	3	0	0	0	0
Synthetic transactions	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Securitization	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Retail underlying	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Wholesale	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Re-securitization	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	Securitization exposures in the non-trading book and associated regulatory capital requirements - institution acting as originator or as sponsor
The overall exposure volume of the securitization exposures in the non-trading book was € 97.1 billion by December 31,
2025, for € 53.9 billion or 56% of which the Group acted as investor, which was an increase of € 3.1 billion compared with
June 30, 2025. With € 49.5 billion, or 92% of the exposure volume, the majority of the exposure volume of the investor portfolio was concentrated in the lowest risk-weight bucket, with risk-weights below or equal to 20%. A minor portion of
€ 2.3 billion or 4% was allocated to the second lowest risk-weight bucket of risk-weights greater than 20% and lower than or equal to 50%. The two most important methods applied to the investor portfolio were the SEC-IRBA and the SEC-SA.
The SEC-SA was applied to an exposure volume of € 35.4 billion or 66% and the SEC-IRBA was applied to € 18.1 billion or
34% of the full investor exposure amount. A minority portion of € 0.3 billion was covered by the SEC-ERBA. The least beneficial approach resulting in 1250% risk-weight had to be applied to € 44 million exposure volume of this portfolio.
Consequently, also with respect to capital requirements after the cap, the two approaches SEC-IRBA and SEC-SA covered the major part, therein € 773 million or 90% of the investor portfolio capital requirements. The SEC-SA covered
€ 517 million or 60% and the SEC-IRBA covered € 256 million or 30% of the investor portfolio capital requirements after cap of € 860 million, an increase of € 70.0 million compared to June 30, 2025 with an amount of € 790 million.
Compared to June 30, 2025, the overall securitization exposure volume in the non-trading book increased by
€ 3.7 billion. That movement was mainly resulting from an increase of € 3.1 billion in the investor activities and an increase of € 0.6 billion in the originator and sponsor business, which was mainly due to new synthetic originator transactions. The two main components of that € 3.7 billion movement were an increase of € 3.9 billion within the lowest risk-weight bucket, with risk-weights below or equal to 20% and an increase of € 0.2 billion within the risk-weight bucket with risk-weights greater than 50% and lower than or equal to 100%. As a result, the overall capital requirements of the non-trading book increased by 6% from € 1,344 million as of June 30, 2025, to € 1,423 million by December 31, 2025.
Exposures securitized by the institution - Exposures in default and specific credit risk adjustments
Article 449 (l) CRR
The table EU SEC5 presents the outstanding nominal amounts where the Group acts as originator or sponsor along with exposures which have been classified as defaulted according to Article 178 CRR and its relating specific credit risk adjustments in accordance with Article 110 CRR. The amounts are broken down by the exposure type of the securitized exposures. The outstanding nominal amounts shown correspond to the share of the Group’s contribution to the securitized assets.
EU SEC5 – Exposures securitized by the institution - Exposures in default and specific credit risk adjustments

	Dec 31, 2025
	a	b	c
	Exposures securitized by the institution - Institution acts as originator or as sponsor
	Total outstanding nominal amount		Total amount of specific credit risk adjustments made during the period
in € m.	Total	of which exposures in default
Total exposures	178,195	6,721	417
Retail (total)	81,716	1,316	157
Residential mortgage	73,465	1,183	99
Credit card	0	0	0
Other retail exposures	8,160	133	58
Re-securitization	91	0	0
Wholesale (total)	96,479	5,405	260
Loans to corporates	43,163	430	260
Commercial mortgage	53,165	4,958	0
Lease and receivables	133	0	0
Other wholesale	0	0	0
Re-securitization	17	17	0

Deutsche Bank	Exposure to securitization positions
Pillar 3 Report as of December 31, 2025	Exposures securitized by the institution - Exposures in default and specific credit risk adjustments

	Jun 30, 2025
	a	b	c
	Exposures securitized by the institution - Institution acts as originator or as sponsor
	Total outstanding nominal amount		Total amount of specific credit risk adjustments made during the period
in € m	Total	of which exposures in default
Total exposures	179,611	6,566	296
Retail (total)	81,756	1,369	76
Residential mortgage	74,352	1,249	45
Credit card	0	0	0
Other retail exposures	7,310	120	31
Re-securitization	95	0	0
Wholesale (total)	97,855	5,197	221
Loans to corporates	43,684	404	221
Commercial mortgage	54,013	4,791	0
Lease and receivables	141	0	0
Other wholesale	0	0	0
Re-securitization	17	1	0

The total outstanding nominal amount of securitized assets where the Group acted as originator or sponsor was
€ 178.2 billion as of December 31, 2025, a decrease of € 1.4 billion compared with June 30, 2025. The key drivers were a decrease in residential mortgages by € 0.9 billion and a decrease of € 0.8 billion in commercial mortgages. The outstanding nominal amount where the Group acted as originator contributed € 171.5 billion or 96% of the total outstanding nominal amount. The outstanding nominal amount where the Group acted as sponsor was represented by
€ 6.7 billion or 4% of the total outstanding amount. The total outstanding nominal amount of securitized assets consisted of € 53.2 billion commercial mortgages, € 73.5 billion residential mortgages and € 43.2 billion loans to corporates. In relative terms mortgages contributed 71% and loans to corporates 24% of the total outstanding nominal amount.
Securitized assets flagged as defaulted by December 31, 2025 added up to a total of € 6.7 billion, which were split into
€ 5.0 billion commercial mortgages, € 1.2 billion residential mortgages and € 0.4 billion loans to corporates. In relative terms the defaulted asset ratios were 9.3% for commercial mortgages, 1.6% for residential mortgages and 1.0% for loans to corporates. Overall, the ratio of defaulted assets in the pools of these securitizations was at 3.8%, an increase of 0.1 percentage points compared to June 30, 2025.

Deutsche Bank	Market risk
Pillar 3 Report as of December 31, 2025	Risk management objectives and policies
Market risk
Risk management objectives and policies
Market risk management strategies and processes
Article 435 (1)(a) CRR (EU OVA & EU MRA)
The vast majority of the Group’s businesses are subject to market risk, defined as the potential for change in the market value of the trading and invested positions. Risk can arise from changes in interest rates, credit spreads, foreign exchange rates, equity prices, commodity prices and other relevant parameters, such as market volatility and market implied default probabilities. The market risk can affect accounting, economic and regulatory views of the exposure.
Market Risk Management governance is designed and established to promote oversight of all market risks, effective decision making and timely escalation to senior management. Market Risk Management defines and implements a framework to systematically identify, assess, monitor and report the market risk. Market risk managers identify market risks through active portfolio analysis and engagement with the business units.
Market risk management structure and organization
Article 435 (1)(b) CRR (EU OVA & EU MRA)
Market Risk framework
Market Risk Management is part of the Group’s independent Risk function and sits within the Market and Valuations Risk
Management group. One of the primary objectives of Market Risk Management is to ensure that the business units’ risk exposure is within the approved risk appetite commensurate with its defined strategy. To achieve this objective, Market
Risk Management works closely together with risk takers (“the business units”) and other control and support groups.
The market risk can be distinguished between three substantially different types:
–Trading market risk arises primarily through the market-making and client facilitation activities of the Investment Bank division; this involves taking positions in debt, equity, foreign exchange, other securities and commodities as well as in equivalent derivatives
–Traded default risk arising from defaults and rating migrations relating to trading instruments
–Nontrading market risk arises from market movements, primarily outside the activities of the trading units, in the banking book and from off-balance sheet items; this includes interest rate risk, credit spread risk, investment risk and foreign exchange risk as well as market risk arising from the Group’s pension schemes, guaranteed funds and equity compensation; nontrading market risk also includes risk from the modeling of client deposits as well as savings and loan products
The aim is to accurately measure all types of market risks by a comprehensive set of risk metrics embedding accounting, economic and regulatory considerations.
Scope and nature of market risk measurement and reporting systems
Article 435 (1)(c) CRR (EU OVA & EU MRA)
The scope and nature of the market risk measurement and reporting systems are described in the section “Risk management objectives and policies - Enterprise and Treasury Risk - Scope and nature of risk measurement and reporting systems ” of this document.
Policies for hedging and mitigating market risk
Article 435 (1)(d) CRR (EU OVA & EU MRA)
The approach to hedging and managing market risk is governed by policies explicitly designed to ensure that all hedging activities are risk reducing, not proprietary in nature and are documented prior to trade execution. Hedging activities are reviewed by the relevant business control forum.
The primary mechanism to manage trading market risk is the application of the Group’s risk appetite framework of which the limit framework is a key component. The Management Board, supported by Market Risk Management, sets group-
wide value-at-risk, economic capital and portfolio stress testing limits for market risk in the trading book. Market Risk
Management allocates this overall appetite to the Corporate Divisions and their individual business units based on

Deutsche Bank	Market risk
Pillar 3 Report as of December 31, 2025	Risk management objectives and policies
established and agreed business plans. The business aligned heads within Market Risk Management also establish business unit limits, by allocating the limit down to individual portfolios, geographical regions and types of market risks.
Value-at-risk, economic capital and portfolio stress testing limits are used for managing all types of market risk at an overall portfolio level. As an additional and important complementary tool for managing certain portfolios or risk types,
Market Risk Management performs risk analysis and business specific stress testing. Limits are also set on sensitivity and concentration/liquidity, exposure, business-level stress testing and event risk scenarios, taking into consideration business plans and the risk versus return assessment.
The business units are responsible for adhering to the limits against which exposures are monitored and reported. The market risk limits set by Market Risk Management are monitored on a daily, weekly and monthly basis, dependent on the risk management tool being used.
Management of the Group’s non-trading market risk exposure is governed by the same established risk appetite and limit framework used for trading market risks. At Group level those are captured by the management board set limits for market risk economic capital capturing exposures to all market risks across asset classes as well as earnings and economic value based limits for interest rate risk in the banking book. Those limits are cascaded down by market risk management to the divisional or portfolio level. The limit framework for nontrading market risk exposure is further complemented by a set of business specific stress tests, value-at-risk and sensitivity limits monitored on a daily or monthly basis dependent on the risk measure being used.
Own funds requirements under the Market Risk Standardized Approach
Article 445 CRR
As of December 31, 2025, the securitization positions, for which the specific interest rate risk is calculated using the market risk standardized approach, generated capital requirements of € 278 million corresponding to risk weighted-
assets of € 3.5 billion. As of June 30, 2025 these positions generated capital requirements of € 255 million corresponding to risk weighted-assets of € 3.2 billion.
The capital requirement for Collective Investment Undertakings under the market risk standardized approach was € 9 million corresponding to risk weighted-assets of € 109 million as of December 31, 2025, compared with € 10 million and
€ 122 million, respectively, as of June 30, 2025.
EU MR1 – Market risk under the standardized approach

		Dec 31, 2025	Jun 30, 2025
		a	a
	in € m.	RWA	RWA
	Outright products
1	Interest rate risk (general and specific)	53	100
2	Equity risk (general and specific)	36	36
3	Foreign exchange risk	21	27
4	Commodity risk	0	0
	Options
5	Simplified approach	0	0
6	Delta-plus method	0	0
7	Scenario approach	0	0
8	Securitization (specific risk)	3,474	3,188
9	Total	3,584	3,351

Deutsche Bank	Market risk
Pillar 3 Report as of December 31, 2025	Risk management objectives and policies
Qualitative information on the internal model approach
Characteristics of the market risk models
Article 455 (a)(i) CRR (EU MRB)
Market Risk Management aims to accurately measure all types of market risks by a comprehensive set of risk metrics reflecting economic and regulatory requirements. In accordance with economic and regulatory requirements, the Group measures market and related risks using several key risk metrics listed below:
Internally developed market risk models
–Value-at-risk (“VaR”) and stressed value-at-risk (“SVaR”)
–Incremental risk charge
Market risk standardized approaches
–Market Risk Standardized Approach (MRSA), applied to investment funds with no look through, MRSA-eligible securitizations and positions subject to longevity risk
Stress testing measures
–Portfolio stress testing
–Business-level stress testing
–Event risk scenarios
Economic capital measures
–Market risk economic capital, including traded default risk
Other model derived and market observable metrics
–Sensitivities
–Market value/notional (concentration risk)
–Loss given default
These measures are viewed as complementary to each other and in aggregate define the market risk framework, by which all businesses can be measured and monitored.
Value-at-Risk (VaR) at Deutsche Bank Group
VaR is a quantitative measure of the potential loss (in value) of Fair Value positions due to market movements that should not be exceeded in a defined period of time and with a defined confidence level.
The Group’s value-at-risk for the trading businesses is based on historical simulation model (internal model approach).
Further details about the regulatory model approval are outlined in the disclosures to Article 455 (b).
The historical simulation approach provides more accurate modelling of the risks, enhances the Group’s analysis capabilities and provides a more effective tool for risk management. Aside from enabling a more accurate view of market risk, the implementation of historical simulation VaR has brought about an even closer alignment of the market risk systems and models to the end of day pricing.
Risk management VaR is calibrated to a 99% confidence level and a one day holding period. This indicates a 1 in 100 chance that a mark-to-market loss from the trading positions will be at least as large as the reported VaR. For regulatory capital purposes, the VaR model is calibrated to a 99% confidence interval and a ten day holding period.
The calculation employs a historical simulation technique that uses one year of historical market data as input and observed correlations between the risk factors during this one year period.
The VaR model is designed to take into account a comprehensive set of risk factors across all asset classes. Key risk factors are swap/government curves, index and issuer-specific credit curves, single equity and index prices, foreign exchange rates, commodity prices as well as their implied volatilities. To help ensure completeness in the risk coverage, second order risk factors, e.g. money market basis, implied dividends, option-adjusted spreads and precious metals lease rates are also considered in the VaR calculation. The list of risk factors included in the VaR model is reviewed regularly and enhanced as part of ongoing model performance reviews.
The model incorporates both linear and, especially for derivatives, nonlinear impacts predominantly through a full revaluation approach but it also utilizes a sensitivity-based approach for certain portfolios. The full revaluation approach

Deutsche Bank	Market risk
Pillar 3 Report as of December 31, 2025	Qualitative information on the internal model approach
uses the historical changes to risk factors as input to pricing functions. The sensitivity based approach uses sensitivities to underlying risk factors in combination with historical changes to those risk factors.
For each business unit a separate VaR is calculated for each risk type, e.g. interest rate risk, credit spread risk, equity risk, foreign exchange risk and commodity risk. “Diversification effect” reflects the fact that the total VaR on a given day will be lower than the sum of the VaR relating to the individual risk types. Simply adding the VaR figures of the individual risk types to arrive at an aggregate VaR would imply the assumption that the losses in all risk types occur simultaneously.
The VaR enables the Group to apply a consistent measure across the fair value exposures. It allows a comparison of risk in different businesses, and also provides a means of aggregating and netting positions within a portfolio to reflect correlations and offsets between different asset classes. Furthermore, it facilitates comparisons of the market risk both over time and against the daily trading results.
When using VaR results a number of considerations should be taken into account. These include:
–The use of historical market data may not be a good indicator of potential future events, particularly those that are extreme in nature; this “backward-looking” limitation can cause VaR to understate future potential losses (as in 2008), but can also cause it to be overstated immediately following a period of significant stress (as in post COVID-19)
–The one day holding period does not fully capture the market risk arising during periods of illiquidity, when positions cannot be closed out or hedged within one day
–VaR does not indicate the potential loss beyond the 99th quantile
–Intra-day risk is not reflected in the end of day VaR calculation
–There may be risks in the trading or banking book that are partially or not captured by the VaR model
The process of systematically capturing and evaluating risks currently not captured in the VaR model has been further developed and improved. An assessment is made to determine the level of materiality of these risks and material items are prioritized for inclusion in the internal model. Risks not in VaR are monitored and assessed on a regular basis through the Risk Not In VaR (RNIV) framework. This framework is consistent with the Historical Simulation approach which in turn yields a more accurate estimate of the contribution of these missing items and their potential capitalization.
The bank is committed to the ongoing development of the internal risk models, and allocates substantial resources to reviewing, validating and improving them.
Stressed Value-at-Risk (SVaR)
Stressed Value-at-Risk (SVaR) calculates a stressed value-at-risk measure based on a one year period of significant market stress. The Group calculates a stressed value-at-risk measure using a 99% confidence level. Stressed VaR is calculated with a holding period of ten days. The SVaR calculation utilizes the same systems, trade information and processes as those used for the calculation of value-at-risk. The only difference is that historical market data and observed correlations from a period of significant financial stress (i.e., characterized by high volatilities) is used as an input for the historical simulation.
The stress period selection process for the stressed value-at-risk calculation is based on the comparison of VaR calculated using historical time windows compared to the current SVaR. If a historical window produces a VaR which is higher than the current SVaR, it is further investigated and the SVaR window can then subsequently be updated accordingly. This process runs on a quarterly basis.
During 2025, the stress period selection process for Deutsche Bank Group was conducted as outlined above. As a result, the SVaR window used at various periods in 2025 included the European sovereign crisis of 2011/12 and the more recent
COVID-19 stress period of 2019/20.
Incremental risk charge
Article 455 (a)(ii),(f) CRR and EU MRB
The incremental risk charge (IRC) is based on the bank’s internal model and is intended to complement the value-at-risk modeling framework. The bank uses a Monte Carlo Simulation for calculating incremental risk charge as the 99.9%
quantile of the portfolio loss distribution for allocating contributory incremental risk charge to individual positions. The assessment is performed over a one year capital horizon under a constant position approach which corresponds to applying a 12 months liquidity horizon to all instruments. The model captures the default and migration risk in an accurate and consistent quantitative approach for all portfolios. Important parameters for the incremental risk charge calculation are exposures, recovery rates, maturity, ratings with corresponding default and migration probabilities and parameters specifying issuer correlations.

Deutsche Bank	Market risk
Pillar 3 Report as of December 31, 2025	Qualitative information on the internal model approach
The incremental risk charge is calculated on a weekly basis. For regulatory reporting purposes, the charge is determined as the higher of the most recent 12 week average of incremental risk charge and the most recent incremental risk charge.
The contributory incremental risk charge of individual positions, which is calculated by expected shortfall allocation, provides the basis for identifying risk concentrations in the portfolio.
Default and rating migration probabilities are defined by rating migration matrices which are calibrated on historical external rating data. Taking into account the trade-off between granularity of matrices and their stability, the model applies a global corporate matrix and a sovereign matrix comprising the seven main rating non-default states and one default state. Accordingly, issue or issuer ratings from the rating agencies Moody’s, S&P and Fitch are assigned to each position.
To quantify a loss due to rating migration, a revaluation of a position is performed under the new rating. The probability of joint rating downgrades and defaults is determined by the migration and rating correlations of the incremental risk charge model. These correlations are specified through systematic factors that represent geographical regions and industries and are calibrated on historical rating migration and equity time series. The simulation is based on the assumption of a constant position approach where differences in maturities of long and short positions are taken into account. As the default state is absorbing, defaulted positions do not generate any further losses from rating migrations.
The price risk of defaulted debt is modeled by stochastic recoveries.
Direct validation of the incremental risk charge through back-testing methods is not possible. The charge is subject to validation principles such as the evaluation of conceptual soundness, ongoing monitoring and process and outcome analysis. Model validation relies more on indirect methods including stress tests and sensitivity analyses. Relevant parameters are included in the annual validation cycle established in the current regulatory framework.
Market risk stress testing
Article 455 (a)(iii) CRR (EU MRB)
Stress testing is a key risk management technique, which evaluates the potential effects of extreme market events and extreme movements in individual risk factors. It is one of the core quantitative tools used to assess the market risk of
Deutsche Bank’s positions and complements VaR and Economic Capital. Market Risk Management performs several types of stress testing to capture a variety of risks: portfolio stress testing, individual specific stress tests, event risk scenarios, climate stress and also contributes to group wide stress testing. These are set at varying severities ranging from mild for earning stability purposes to extreme for capital adequacy assessment. The bank also participates in a number of Regulatory Stress Tests such as EBA, CCAR and MAS.
Portfolio stress testing measures the profit and loss impact of potential market events based on a broad range of historical or hypothetical macro-economic scenarios considered to be severe and plausible. It is used to manage systemic tail risk and informs on earnings stability and capital resilience.
For individual specific stress tests, market risk managers identify relevant idiosyncratic risk factors and develop stress scenarios relating either to macro-economic or business-specific developments. Event risk scenario measures the impact of historically observable events or hypothetical situations on trading positions for specific emerging market countries and regions.
In addition, Market Risk Management participates in the group wide stress test process, where macro-economic scenarios are defined by Enterprise Risk Management Risk Research and each risk department translates that same scenario to the relevant shocks required to apply to their portfolio. This includes credit, market, operational and liquidity risks.
Methodology for backtesting and model validation
Article 455 (a)(iv) CRR (EU MRB)
The Group continually analyzes potential weaknesses of the value-at-risk model using statistical techniques, such as backtesting, and also rely on risk management experience.
Backtesting is a procedure used to assess the predictive accuracy of the value-at-risk calculations involving the comparison of hypothetical daily profits and losses under the buy-and-hold assumption (‘daily buy-and hold income’) to the daily value-at-risk. Under this assumption, the P&L impact on a portfolio for a trading day valued with current market prices and parameters assuming it had been left untouched for that day is estimated and compared with the estimates from the value-at-risk model from the preceding day. The calculation of hypothetical daily profits and losses (buy & hold income) excludes gains and losses from intraday trading, fees and commissions, carry (including net interest margins), reserves and other miscellaneous revenues. An outlier is a hypothetical buy-and-hold trading loss that exceeds the

Deutsche Bank	Market risk
Pillar 3 Report as of December 31, 2025	Qualitative information on the internal model approach
value-at-risk from the preceding day. Backtesting is also carried out by comparing daily value-at-risk to actual income where actual income represents total P&L excluding fees, commissions, NII and credit and debt valuation adjustments but includes intraday trading. On average, 99% confidence level should give rise to two to three outliers (calculated as maximum of outliers on buy & hold or actual income) representing 1% of approximately 260 trading days in any one year.
Market risk analyzes and documents underlying reasons for outliers and classifies them either as due to market movements, risks not included in the value-at-risk model, model or process shortcomings. The results are used for further enhancement of the value-at-risk methodology. Formal communications explaining the reasons behind any outlier on
Group level are provided to the BaFin and the ECB.
In addition to the standard backtesting analysis at the value-at-risk quantile, the value-at-risk model performance is further verified by analyzing the distributional fit across the whole of the distribution (full distribution backtesting).
Regular backtesting is also undertaken on hypothetical portfolios to test value-at-risk performance of particular products and their hedges.
There are various backtesting forums, with participation from Market Risk Management, Market Risk Analysis and Control,
Model Validation, and Finance, that regularly review backtesting results as a whole and of individual businesses. They analyze performance fluctuations and assess the predictive power of the value-at-risk model, which allows the bank to improve and adjust the risk estimation process accordingly.
A model validation team reviews all quantitative aspects of the Value-at-Risk model on a regular basis. The review covers, but is not limited to, model assumptions, calibration approaches for risk parameters, and model performance.
Regulatory approval for market risk models
Article 455 (b) CRR (EU MRB)
The Group’s value-at-risk for the trading businesses is based on historical simulation model (internal model approach)
predominantly utilizing full revaluation, although some portfolios remain on a sensitivity-based approach. The approach is used for both Risk Management and capital requirements.
The Group also has approval to use the internally-developed models described above in the calculation of regulatory capital for the Incremental Risk Charge.
Trading book allocation and prudent valuation
Article 455 (c) CRR (EU MRB)
For regulatory purposes all of Deutsche Bank’s positions must be assigned to either the trading book or the banking book. This classification of a position impacts its regulatory treatment, in particular the calculation of the regulatory capital charges for the position. Deutsche Bank defines the criteria for the allocation of positions to either the trading book or banking book in internal policy documents, which are based on the respective requirements applicable to the
Group contained in Articles 102 to 106 of the CRR. In line with the EBA opinions dated February 27, 2023, August 12,
2024 and August 8, 2025 Deutsche Bank continues to apply the rules on inclusion of position to either the trading book or banking book, reclassifications and internal hedges as defined by Regulation (EU) No 575/2013 in force as of 27 June
2023. A central function in Finance is responsible for the policy guidance and is the center of competence with regard to questions concerning its application. The Finance functions for the individual business areas are responsible for the classification of positions in line with the policy requirements.
Deutsche Bank includes positions in the trading book that are financial instruments or commodities which are held with trading intent or which are held for the purpose of hedging other trading book positions. Positions included in the trading book must be free of any restrictive covenants regarding their transferability or able to be hedged. Moreover, positions assigned to the trading book must be revalued daily and changes in the value of those positions must be reported in the profit and loss account. Further information on the valuation methodology that Deutsche Bank uses is provided below.
As part of the ongoing procedures to confirm that the inclusion of positions in the trading book continues to be in line with the above referenced internal policy guidance, the Finance functions for the bank’s trading businesses carry out a global review of the classification of positions on a quarterly basis. The results of the review are documented and presented to the respective Divisional Control Forums with representatives from Finance.
Re-allocations of positions between the trading book and the banking book may only be carried out in line with the internal policy guidance. They must be documented and are subject to approval by the heads of the Finance functions for the respective business areas.

Deutsche Bank	Market risk
Pillar 3 Report as of December 31, 2025	Qualitative information on the internal model approach
Prudent valuation
The Group has an established valuation control framework which governs internal control standards, methodologies, and procedures over the valuation process.
Prices Quoted in Active Markets
The fair value of instruments that are quoted in active markets are determined using the quoted prices where they represent prices at which regularly and recently occurring transactions take place.
Valuation Techniques
The Group uses valuation techniques to establish the fair value of instruments where prices, quoted in active markets, are not available. Valuation techniques used for financial instruments include modelling techniques, the use of indicative quotes for proxy instruments, quotes from recent and less regular transactions and broker quotes.
For some financial instruments a rate or other parameter, rather than a price, is quoted. Where this is the case then the market rate or parameter is used as an input to a valuation model to determine fair value. For some instruments, modelling techniques follow industry standard models, for example, discounted cash flow analysis and standard option pricing models. These models are dependent upon estimated future cash flows, discount factors and volatility levels. For more complex or unique instruments, more sophisticated modelling techniques are required, and may rely upon assumptions or more complex parameters such as correlations, prepayment speeds, default rates and loss severity.
Frequently, valuation models require multiple parameter inputs. Where possible, parameter inputs are based on observable data or are derived from the prices of relevant instruments traded in active markets. Where observable data is not available for parameter inputs, then other market information is considered. For example, indicative broker quotes and consensus pricing information are used to support parameter inputs where they are available. Where no observable information is available to support parameter inputs then they are based on other relevant sources of information such as prices for similar transactions, historic data, economic fundamentals, and research information, with appropriate adjustment to reflect the terms of the actual instrument being valued and current market conditions.
Valuation Adjustments
Valuation adjustments are an integral part of the valuation process. In making appropriate valuation adjustments, the
Group follows methodologies that consider factors such as bid-offer spreads, counterparty/own credit and funding risk.
Bid-offer spread valuation adjustments are required to adjust mid-market valuations to the appropriate bid or offer valuation. The bid or offer valuation is the best representation of the fair value for an instrument, and therefore its fair value. The carrying value of a long position is adjusted from mid to bid, and the carrying value of a short position is adjusted from mid to offer. Bid-offer valuation adjustments are determined from bid-offer prices observed in relevant trading activity and in quotes from other broker-dealers or other knowledgeable counterparties. Where the quoted price for the instrument is already a bid-offer price then no additional bid-offer valuation adjustment is necessary. Where the fair value of financial instruments is derived from a modelling technique, then the parameter inputs into that model are normally at a mid-market level. Such instruments are generally managed on a portfolio basis and, when specified criteria are met, valuation adjustments are taken to reflect the cost of closing out the net exposure the Bank has to individual market or counterparty risks. These adjustments are determined from bid-offer prices observed in relevant trading activity and quotes from other broker-dealers.
Where complex valuation models are used, or where less-liquid positions are being valued, then bid-offer levels for those positions may not be available directly from the market, and therefore for the close-out cost of these positions, models and parameters must be estimated. When these adjustments are designed, the Group closely examines the valuation risks associated with the model as well as the positions themselves, and the resulting adjustments are closely monitored on an ongoing basis.
CVAs are required to cover expected credit losses to the extent that the valuation technique does not already include an expected credit loss factor relating to the non-performance risk of the counterparty. The CVA amount is applied to all relevant over-the-counter (OTC) derivatives, and is determined by assessing the potential credit exposure to a given counterparty and taking into account any collateral held, the effect of any relevant netting arrangements, expected loss given default and the probability of default, based on available market information, including CDS spreads. Where counterparty CDS spreads are not available, relevant proxies are used.
The fair value of the Group’s financial liabilities at fair value through profit or loss (i.e., OTC derivative liabilities and issued note liabilities designated at fair value through profit or loss) incorporates valuation adjustments to measure the change in the Group’s own credit risk (i.e. debt valuation adjustments (DVA) for derivatives and own credit adjustment (OCA) for structured notes). For derivative liabilities the Group considers its own creditworthiness by assessing all counterparties’
expected future exposure to the Group, taking into account any collateral posted by the Group, the effect of relevant netting arrangements, the probability of default of the Group, based on the Group’s market CDS level and the expected loss given default, taking into account the seniority of derivative claims under resolution (statutory subordination). Issued

Deutsche Bank	Market risk
Pillar 3 Report as of December 31, 2025	Qualitative information on the internal model approach
note liabilities are discounted utilizing the spread at which similar instruments would be issued or bought back at the measurement date as this reflects the value from the perspective of a market participant who holds the identical item as an asset. This spread is further parameterized into a market level of funding component and an idiosyncratic own credit component. Under IFRS 9 the change in the own credit component is reported under Other Comprehensive Income
(OCI).
When determining CVA and DVA, additional adjustments are made where appropriate to achieve fair value, due to the expected loss estimate of a particular arrangement, or where the credit risk being assessed differs in nature to that described by the available CDS instrument.
Funding valuation adjustments (FVA) are required to incorporate the market implied funding costs into the fair value of derivative positions. The FVA reflects a discounting spread applied to uncollateralized and partially collateralized derivatives and is determined by assessing the market-implied funding costs on both assets and liabilities.
Where there is uncertainty in the assumptions used within a modelling technique, an additional adjustment is taken to calibrate the model price to the expected market price of the financial instrument. Typically, such transactions have bid-
offer levels which are less observable, and these adjustments aim to estimate the bid-offer by computing the liquidity-
premium associated with the transaction. Where a financial instrument is of sufficient complexity that the cost of closing it out would be higher than the cost of closing out its component risks, then an additional adjustment is taken to reflect this.
Valuation Control
The Group has an independent specialized valuation control group within the Risk function which governs and develops the valuation control framework and manages the valuation control processes. The mandate of this specialist function includes the performance of the independent valuation control process for all businesses, the continued development of valuation control methodologies and techniques, as well as devising and governing the formal valuation control policy framework. Special attention of this independent valuation control group is directed to areas where management judgment forms part of the valuation process.
Results of the valuation control process are collected and analyzed as part of a standard monthly reporting cycle.
Variances of differences outside of preset and approved tolerance levels are escalated both within the Finance function and with Senior Business Management for review, resolution and, if required, adjustment.
For instruments where fair value is determined from valuation models, the assumptions and techniques used within the models are independently validated by an independent specialist model validation group that is part of the Group’s Risk
Management function.
Quotes for transactions and parameter inputs are obtained from a number of third party sources including exchanges, pricing service providers, firm broker quotes and consensus pricing services. Price sources are examined and assessed to determine the quality of fair value information they represent, with greater emphasis given to those possessing greater valuation certainty and relevance. The results are compared against actual transactions in the market to ensure the model valuations are calibrated to market prices.
Price and parameter inputs to models, assumptions and valuation adjustments are verified against independent sources.
Where they cannot be verified to independent sources due to lack of observable information, the estimate of fair value is subject to procedures to assess its reasonableness. Such procedures include performing revaluation using independently generated models (including where existing models are independently recalibrated), assessing the valuations against appropriate proxy instruments and other benchmarks, and performing extrapolation techniques. Assessment is made as to whether the valuation techniques produce fair value estimates that are reflective of market levels by calibrating the results of the valuation models against market transactions where possible.
Regulatory prudent valuation of assets carried at fair value
Pursuant to Article 34 CRR institutions shall apply the prudent valuation requirements of Article 105 CRR to all assets measured at fair value and shall deduct from CET 1 capital the amount of any additional value adjustments necessary.
Deutsche Bank determined the amount of the additional value adjustments based on the methodology defined in the
Commission Delegated Regulation (EU) 2016/101.
As of December 31, 2025, the amount of the additional value adjustments was € 1.7 billion. The December 31, 2024, amount was € 1.7 billion. No material changes noted year-on-year.

Deutsche Bank	Market risk
Pillar 3 Report as of December 31, 2025	Qualitative information on the internal model approach
As of December 31, 2025, the reduction of the expected loss from subtracting the additional value adjustments was € 80 million compared to € 96 million as of December 31, 2024. This partly mitigated the negative impact of the additional value adjustments on Deutsche Bank's CET 1 capital.
Own funds requirements for market risk under the IMA
Regulatory capital requirements for market risk
Article 455 (e) CRR
The table below presents all internal model-related components relevant for the capital requirement calculation for market risk.
EU MR2-A – Market Risk under the internal models approach (IMA)

		Dec 31, 2025		Jun 30, 2025
		a	b	a	b
	in € m.	RWA	Capital requirements	RWA	Capital requirements
1	VaR (higher of values a and b)	2,716	217	3,489	279
a)	Previous day's VaR (Article 365(1) (VaRt-1))	—	67	—	67
b)	Multiplication factor (mc) x average of previous 60 working days (VaRavg)	—	217	—	279
2	SVaR (higher of values a and b)	8,907	713	8,474	678
a)	Latest SVaR (sVaRt-1)	—	226	—	348
b)	Multiplication factor (ms) x average of previous 60 working days (sVaRavg)	—	713	—	678
3	Incremental risk charge -IRC (higher of values a and b)	5,651	452	6,089	487
a)	Most recent IRC value	—	361	—	369
b)	12 weeks average IRC measure	—	452	—	487
4	Comprehensive Risk Measure – CRM (higher of values a, b and c)	—	—	—	—
a)	Most recent risk measure of comprehensive risk measure	—	—	—	—
b)	12 weeks average of comprehensive risk measure	—	—	—	—
c)	Comprehensive risk measure Floor	—	—	—	—
5	Other¹	192	15	447	36
6	Total	17,466	1,397	18,498	1,480
1Includes Risk not in VaR
As of December 31, 2025, the Internal Models Approach (IMA) components for market risk totaled € 17.5 billion, which is a decrease of € 1.0 billion since June 30, 2025. The decrease was driven by lower value-at-risk RWA and incremental risk charge RWA due to overall reduced risk levels in the fourth quarter 2025 under Fixed Income and Currencies Trading business.
Development of market risk RWA
Article 438 (h) CRR
The following table provides an analysis of key drivers for movements observed for market risk RWA covered by internal models (i.e. value-at-risk, stressed value-at-risk, incremental risk charge and comprehensive risk measure) in the current and previous reporting period. It also shows the corresponding movements in capital requirements, derived from RWA with an 8% capital ratio.

Deutsche Bank	Market risk
Pillar 3 Report as of December 31, 2025	Own funds requirements for market risk under the IMA
EU MR2-B – RWA flow statements of market risk exposures under the IMA

		Three months ended Dec 31, 2025
		a	b	c	d	e	f	g
	in € m.	VaR	SVaR	IRC	Compre- hensive risk measure	Other²	Total RWA	Total capital requireme nts
1	Market Risk RWA opening balance	2,328	5,451	6,611	—	1,149	15,539	1,243
1a	Regulatory adjustment¹	(1,328)	(2,691)	(1,172)	—	0	(5,192)	(415)
1b	RWA at the previous quarter-end (end of the day)	1,000	2,759	5,439	—	1,149	10,347	828
2	Movement in risk levels	(164)	(1,645)	(762)	—	(957)	(3,529)	(282)
3	Model updates/changes	5	(6)	(168)	—	0	(170)	(14)
4	Methodology and policy	0	0	0	—	0	0	0
5	Acquisitions and disposals	0	0	0	—	0	0	0
6	Foreign exchange movements	0	0	0	—	0	0	0
7	Other[3]	1	1,713	0	—	0	1,713	137
8a	RWA at the end of the reporting period (end of the day)	842	2,820	4,508	—	192	8,362	669
8b	Regulatory adjustment¹	1,874	6,087	1,143	—	0	9,104	728
8	Market Risk RWA closing balance	2,716	8,907	5,651	—	192	17,466	1,397
1Indicates the difference between reported RWA (based on 60day average) and RWA (based on VaR / SVaR as of quarter-end) at the beginning (1b) and end (8a) of the reporting period
2Includes Risk not in VaR
3Other reflects Market data changes and recalibrations, which was reported as a separate line item, that was removed in the context of template standardization and the
Pillar 3 data hub

		Three Months Ended Sep 30, 2025
		a	b	c	d	e	f	g
	in € m.	VaR	SVaR	IRC	Compre- hensive risk measure	Other²	Total RWA	Total capital requireme nts
1	Market Risk RWA opening balance	3,489	8,474	6,089	—	447	18,498	1,480
1a	Regulatory adjustment¹	(2,655)	(4,118)	(1,472)	—	0	(8,245)	(660)
1b	RWA at the previous quarter-end (end of the day)	834	4,355	4,616	—	447	10,252	820
2	Movement in risk levels	133	(1,625)	822	—	492	(178)	(14)
3	Model updates/changes	8	60	0	—	7	75	6
4	Methodology and policy	0	0	0	—	203	203	16
5	Acquisitions and disposals	0	0	0	—	0	0	0
6	Foreign exchange movements	0	0	0	—	0	0	0
6a	Market data changes and recalibrations	25	(32)	0	—	0	(6)	0
7	Other	0	0	0	—	0	0	0
8a	RWA at the end of the reporting period (end of the day)	1,000	2,759	5,439	—	1,149	10,347	828
8b	Regulatory adjustment¹	1,328	2,691	1,172	—	0	5,192	415
8	Market Risk RWA closing balance	2,328	5,451	6,611	—	1,149	15,539	1,243
1Indicates the difference between reported RWA (based on 60day average) and RWA (based on VaR / SVaR as of quarter-end) at the beginning (1b) and end (8b) of the reporting period.
The market risk RWA movements due to position changes are represented in line “Movement in risk levels”. Changes to the Group’s market risk RWA internal models, such as methodology enhancements or risk scope extensions, are included in the category of “Model updates/changes”. In the “Methodology and policy” category the Group reflects regulatory driven changes to its market risk RWA models and calculations. Significant acquisitions and disposals would be assigned to the line item “Acquisition and disposals”. The impacts of “Foreign exchange movements” are not calculated for IMA
(Internal Models Approach) components. Changes in market data levels, return assumptions for negative market levels, volatilities, correlations, liquidity and ratings are included under the “Other” category.
As of December 31, 2025, the IMA components for market risk totaled € 17.5 billion, an increase of € 1.9 billion since
September 30, 2025. The increase in RWA is driven by higher stressed value-at-risk (60 day average) due to SVaR window change from COVID-19 period in the third quarter 2025 to Euro Crisis period in the fourth quarter 2025. This increase is partially offset by lower incremental risk charge RWA due to reduction in sovereign bond inventory under Fixed Income and Currencies Trading business.

Deutsche Bank	Market risk
Pillar 3 Report as of December 31, 2025	Own funds requirements for market risk under the IMA
Other quantitative information for market risk under the
internal models approach
Overview of Value-at-Risk Metrics
Article 455 (d) CRR
The following table, EU MR3, displays the maximum, minimum, average and the ending for the reporting period values resulting from the different types of models. This table is based on the spot values of the metrics as opposed to the regulatory defined calculation (e.g. not considering any comparisons between spot and average values used in the actual
RWA calculations). The VaR and SVaR are both based on ten day holding periods.
EU MR3 – IMA values for trading portfolios1

		Dec 31, 2025	Jun 30, 2025
	in € m.	a	a
VaR (10 day 99%)
1	Maximum value	86.4	166.1
2	Average value	57.4	84.2
3	Minimum value	37.7	44.1
4	Period end	61.2	61.6
SVaR (10 day 99%)
5	Maximum value	427.2	489.9
6	Average value	176.5	199.3
7	Minimum value	65.3	61.6
8	Period end	281.9	452.4
IRC (99.9%)
9	Maximum value	842.5	672.0
10	Average value	490.5	523.6
11	Minimum value	349.0	349.3
12	Period end	360.6	369.3
Comprehensive risk capital charge (99.9%)
13	Maximum value	—	—
14	Average value	—	—
15	Minimum value	—	—
16	Period end	—	—
1Amounts show the maximum, average and minimum for the preceding six-month period.
Comparison of end-of-day VaR measures with one-day changes in portfolio's value
Article 455 (g) CRR
The following graph shows the trading units daily buy-and-hold and actual income in comparison to the value-at-risk
(one-day holding period) as of the close of the previous business day for the trading days of the reporting period. The value-at-risk is presented in negative amounts to visually compare the estimated potential loss of the trading positions with the buy and hold income given buy-and-hold is the relevant portion of daily profit and loss for comparison against the previous day's value at risk which excludes new trades, reserves, and any carry profit and loss ordinarily part of Actual income.

Deutsche Bank	Market risk
Pillar 3 Report as of December 31, 2025	Other quantitative information for market risk under the internal models approach
EU MR4 – Comparison of VaR estimates with gains and losses
During the reporting period (January 2025 – December 2025), the Group observed two outliers where the Group’s loss on a buy-and-hold basis exceeded the value-at-risk of the Trading books. The outliers in early April 2025 were driven by increased market volatility stemming from trade tariffs announcements from the U.S. administration. There were no actual profit and loss negative outliers in the current one-year period.
Prudent valuation adjustments
Article 436 (e) CRR
Deutsche Bank determines the amount of the Prudent Valuation Adjustment based on the methodology defined in the
CRR for exposures from the trading book and the non-trading book that are adjusted in accordance with Article 34 and
Article 105, a breakdown of the amounts of the constituent elements of an institution's prudent valuation adjustment, by type of risks, and the total of constituent elements separately for the trading book and non-trading book positions.
EU PV1 – Prudent valuation adjustments (PVA)

		Dec 31, 2025
		a	b	c	d	e
	in € m.	Risk Category
	Category level AVA	Equity	Interest Rates	Foreign Exchange	Credit	Commodities
1	Market price uncertainty	72	917	73	596	9
3	Close-out cost	39	349	89	146	0
4	Concentrated positions	4	94	9	68	0
5	Early termination	0	0	0	0	0
6	Model risk	1	55	10	4	0
7	Operational risk	6	67	9	38	0
10	Future administrative costs	0	38	0	22	0
12	Total Additional Valuation Adjustments (AVAs)	123	1,520	190	874	9

Deutsche Bank	Market risk
Pillar 3 Report as of December 31, 2025	Prudent valuation adjustments

		Dec 31, 2025
		EU e1	EU e2	f	g	h
	in € m.	Category level AVA - Valuation uncertainty		Total category level post-diversification
	Category level AVA	Unearned credit spreads AVA	Investment and funding costs AVA	Total	Of which: Total core approach in the trading book	Of which: Total core approach in the banking book
1	Market price uncertainty	66	9	886	804	82
3	Close-out cost	17	3	322	292	30
4	Concentrated positions	0	0	174	158	16
5	Early termination	0	0	0	0	0
6	Model risk	133	3	103	93	10
7	Operational risk	0	0	121	110	11
10	Future administrative costs	0	0	60	54	6
12	Total Additional Valuation Adjustments (AVAs)	217	15	1,666	1,512	154

		Dec 31, 2024
		a	b	c	d	e
	in € m.	Risk Category
	Category level AVA	Equity	Interest Rates	Foreign Exchange	Credit	Commodities
1	Market price uncertainty	70	997	78	595	0
3	Close-out cost	30	421	89	154	0
4	Concentrated positions	3	142	9	80	0
5	Early termination	0	0	0	0	0
6	Model risk	0	21	4	1	0
7	Operational risk	0	0	0	0	0
10	Future administrative costs	0	33	1	21	0
12	Total Additional Valuation Adjustments (AVAs)	104	1,615	182	851	0

		Dec 31, 2024
		EU e1	EU e2	f	g	h
	in € m.	Category level AVA - Valuation uncertainty		Total category level post-diversification
	Category level AVA	Unearned credit spreads AVA	Investment and funding costs AVA	Total	Of which: Total core approach in the trading book	Of which: Total core approach in the banking book
1	Market price uncertainty	93	5	930	857	73
3	Close-out cost	10	2	353	326	28
4	Concentrated positions	0	0	235	216	18
5	Early termination	0	0	0	0	0
6	Model risk	154	7	106	98	8
7	Operational risk	0	0	0	0	0
10	Future administrative costs	0	0	55	51	4
12	Total Additional Valuation Adjustments (AVAs)	257	14	1,680	1,548	132

Deutsche Bank	Exposure to interest rate risk in the banking book
Pillar 3 Report as of December 31, 2025	Qualitative information on interest rate risk in the banking book
Exposure to interest rate risk in the banking book
Qualitative information on interest rate risk in the banking book
Article 448 (1)(c-g) CRR (EU IRRBBA)
Interest rate risk in the banking book (IRRBB) is the current or prospective risk, to both the Group's capital and earnings, arising from movements in interest rates, which affect the Group's banking book exposures. This includes gap risk, which arises from the term structure of banking book instruments, basis risk, which describes the impact of relative changes in interest rates for financial instruments that are priced using different interest rate curves, as well as option risk, which arises from option derivative positions or from optional elements embedded in financial instruments.
The Group manages its IRRBB exposures using economic value as well as earnings based measures. The Group Treasury function is mandated to manage the interest rate risk centrally, with Enterprise and Treasury Risk Management acting as
“2nd Line of Defense”. The Group Asset & Liability Committee (“ALCo”) oversees and steers the Group’s structural interest risk position and the management of the net interest income. The ALCo monitors the sensitivity of financial resources and associated metrics to key market parameters such as interest rate curves and oversees adherence to divisional/business financial resource limits.
Economic value based measures look at the change in economic value of banking book assets, liabilities and off-balance sheet exposures resulting from interest rate movements, independent of the accounting treatment. Thereby the Group measures the change in economic value of equity (∆EVE) as the maximum decrease of the banking book economic value under the six standard scenarios defined by the EBA in addition to internal stress scenarios for risk steering purposes. For the reporting of internal stress scenarios and risk appetite the Group applies several modelling assumptions as used in this disclosure. When aggregating the change in the economic value of equity ∆EVE across different currencies, the
Group adds up negative and positive changes without applying weight factors for positive changes. Furthermore, the
Group is using behavioral model assumptions for the interest rate duration of own equity capital as well as non-maturity deposits from financial institutions.
Earnings-based measures look at the expected change in net interest income (NII) resulting from interest rate movements over a defined time horizon, compared to a defined benchmark scenario. Thereby the Group measures the change in net interest income (∆NII) as the maximum reduction under the six standard scenarios defined by the EBA in addition to internal stress scenarios for risk steering purposes, compared to a market implied curve scenario, over a period of 12 months.
The Group employs mitigation techniques to hedge the interest rate risk arising from nontrading positions within given limits. The interest rate risk arising from nontrading asset and liability positions is managed by the Treasury Markets &
Investments team, part of Group Treasury. Thereby the Group uses derivatives and applies different hedge accounting techniques such as fair value hedge accounting or cash flow hedge accounting. For fair value hedges, the Group uses interest rate swaps and options contracts to manage the fair value movements of fixed rate financial instruments due to changes in benchmark interest rates. For hedges in the context of the cash flow hedge accounting, the Group uses interest rate swaps to manage the exposure to cash flow variability of the variable rate instruments as a result of changes in benchmark interest rates.
The Group assesses and measures hedge effectiveness of a hedging relationship based on the change in the fair value or cash flows of the derivative hedging instrument relative to the change in the fair value or cash flows of the hedged item attributable to the hedged risk.
The Model Risk Management function performs independent validation of models used for IRRBB measurement, as per all market risk models, in line with Deutsche Bank's Group-wide risk governance framework.
The calculation of VaR and sensitivities of interest rate risk is performed daily, whereas the measurement and reporting of economic value interest rate and earnings risk is performed on a monthly basis. The Group generally uses the same metrics in its internal management systems as it applies for the disclosure in this report.
Deutsche Bank’s key modelling assumptions are applied to the positions in the Private Bank and Corporate Bank divisions. Those positions are subject to risk of changes in clients’ behavior with regard to their deposits as well as loan products. The Group regularly tests (at least annually) the assumptions and updates them where appropriate following a defined governance process.
The Group manages the interest rate risk exposure of its non-maturity deposits through a replicating portfolio approach to determine the average repricing maturity of the portfolio. For the purpose of constructing the replicating portfolio,

Deutsche Bank	Exposure to interest rate risk in the banking book
Pillar 3 Report as of December 31, 2025	Qualitative information on interest rate risk in the banking book the portfolio of non-maturity deposits is clustered by dimensions such as business unit, currency, product and geographical location. The main dimensions influencing the repricing maturity are elasticity of deposit rates to market interest rates, volatility of deposit balances and observable client behavior. For the reporting period the average repricing maturity assigned across all such replicating portfolios is 2.44 years and Deutsche Bank uses 15 years as the longest repricing maturity.
In the loan and some of the term deposit products Deutsche Bank considers early prepayment/withdrawal behavior of its customers. The parameters are based on historical observations, statistical analyses and expert assessments.
Furthermore, the Group generally calculates IRRBB related metrics in contractual currencies and aggregates the resulting metrics for reporting purposes. When calculating economic value based metrics the commercial margin is excluded for material parts of the balance sheet.
Changes in the economic value of equity and net interest
income
Article 448 (a-b,d) CRR
The following table shows the impact on the Group’s economic value of equity and net interest income in the banking book from interest rate changes under the six standard scenarios defined by the EBA.
EU IRRBB1 - Changes in the economic value of equity and net interest income under six supervisory shock scenarios

	Changes of the economic value of equity		Changes of the net interest income¹
in € m.	Dec 31, 2025	Jun 30, 2025	Dec 31, 2025	Jun 30, 2025
Parallel up	(6,702)	(6,755)	36	93
Parallel down	1,430	2,094	(592)	(687)
Steepener	(744)	(1,243)	(48)	(13)
Flattener	(832)	(356)	(110)	(308)
Short rates up	(2,510)	(2,181)	(78)	(240)
Short rates down	791	766	(426)	(347)
Maximum	(6,702)	(6,755)	(592)	(687)
1Changes of the net interest income (NII) reflects the difference between projected NII in the respective scenario with shifted rates vs. market implied rates. Sensitivities are based on a static balance sheet at constant exchange rates, excluding trading positions and DWS. Figures do not include Mark to Market (MtM) / Other
Comprehensive Income (OCI) effects on centrally managed positions not eligible for hedge accounting
The maximum economic value of equity (EVE) loss was € (6.7) billion as of December 2025, compared to € (6.8) billion as of June 2025. As per December 2025 the maximum EVE loss represents 11.0% of Tier 1 Capital.
The maximum economic value of equity loss for the “Parallel up” interest rate scenario remained stable, attributable to
Group Treasury's prudent risk management positioning and hedging strategies across Deutsche Bank's key portfolios in alignment with the Group's net interest income (NII) stabilization objective.
The maximum one-year loss in net interest income (NII) was € (0.6) billion as of December 2025, compared to € (0.7)
billion as of June 2025.
The decrease in the maximum net interest income loss in the “Parallel down” scenario was mainly driven by Deutsche
Bank's proactive net interest income (NII) stabilization strategy.

Deutsche Bank	Operational risk
Pillar 3 Report as of December 31, 2025	Risk management objectives and policies
Operational risk
Risk management objectives and policies
Operational risk management strategies and processes
Article 435 (1)(a) CRR (EU OVA & EU ORA)
Deutsche Bank applies the European Banking Authority’s Single Rulebook definition of operational risk: “Operational risk means the risk of losses stemming from inadequate or failed internal processes, people and systems or from external events. Operational risk includes legal risks but excludes business and reputational risk and is embedded in all banking products and activities.”
Deutsche Bank’s operational risk appetite defines the amount of operational risk it is willing to accept as a consequence of conducting its business. The bank takes on operational risks consciously, both strategically and in day-to-day business.
While the bank has no appetite for certain types of operational risk events (such as violations of laws or regulations or misconduct), other types of operational risk must be accepted for the bank is to achieve its business objectives. Where residual risk is assessed to be outside risk appetite, risk-reducing actions must be undertaken, including risk remediation, risk transfer through insurance, or ceasing business activity.
The Operational Risk Management Framework comprises a set of interrelated tools and processes used to identify, assess, mitigate and monitor the bank’s operational risks. Its components are designed to work together to provide a comprehensive, risk-based approach to managing the bank’s most material operational risks. The Framework includes the
Group’s approach to setting and adhering to operational risk appetite, the operational risk type and control taxonomies, the policies and procedures governing operational risk management processes and tools, and the bank’s operational risk capital calculation.
The Framework applies to operational sub‑risk types at a more granular level and enables the bank to aggregate, oversee, and monitor its overall operational risk profile. These operational sub‑risk types are managed by various infrastructure functions and include the following:
–ORM includes the Risk Type Head role for several operational risk types. Its mandate includes second line oversight of controls related to transaction processing activities and infrastructure risks, to prevent technology or process disruptions, maintain the confidentiality, integrity, and availability of data and records, ensure robust information security, and confirm that business divisions and infrastructure functions have effective plans in place to recover critical processes and functions in the event of disruption, including technical or building outages, cyber‑attacks, natural disasters, or physical security and safety risk. ORM Risk Type Heads also manages risks arising from the bank’s internal and external vendor engagements through the implementation of a comprehensive third‑party risk management framework.
–The Compliance department performs an independent 2nd line control function that protects the bank’s license to operate by promoting and enforcing compliance with the law and driving a culture of compliance and ethical conduct in the bank. The Compliance department assists, reviews and challenges the business divisions and works with other infrastructure functions and regulators to establish and maintain a risk-based approach to the management of the bank’s compliance risks in accordance with the bank’s risk appetite and to help the bank detect, mitigate and prevent breaches of laws, rules and regulations as well as internal policies. The Compliance department performs the following principal activities: engaging with and managing regulatory matters in collaboration with the Regulatory and
Exam Management Group; identifying and assessing new and amended laws, rules, and regulations; acting as advisor to the management board and performing independent review and challenge; performing second line controls; as well as identifying, assessing, mitigating, monitoring, and reporting on compliance risk. The results of these assessments and controls are regularly reported to both the Management Board and the Supervisory Board.
–Financial crime risks are managed by the Anti-Financial Crime (AFC), an independent Infrastructure second line function. AFC maintains a dedicated program which is based on regulatory and supervisory requirements with defined roles and responsibilities for the identification and management of financial crime risks resulting from money laundering, terrorism financing, compliance with sanctions and embargoes, the facilitation of tax evasion as well as other criminal activities including fraud, bribery and corruption and other crimes. AFC updates its strategy for financial crime prevention via regular development of internal policies processes and controls, institution-specific risk assessment and staff training.
–Group Governance defines, implements, and monitors the governance framework for Deutsche Bank globally in support of the bank’s overall strategy, ensuring that governance structures are lean, transparent, and sustainable. The unit develops and safeguards efficient corporate governance structures suitable to support effective individual and joint decision-making that avoids and manages (structural and organizational) conflicts. It also establishes, maintains and controls an appropriate and transparent policy taxonomy, landscape and tooling. The independency of Group

Deutsche Bank	Operational risk
Pillar 3 Report as of December 31, 2025	Risk management objectives and policies
Governance is ensured through direct reporting line into the Management Board and not into any business division, and through a ring-fenced incentive system and compensation system where performance evaluation is tied principally to risk management and not to business revenues.
–Legal is a fully independent infrastructure function, mandated to provide legal advice both to the Management Board as well as to the business divisions and infrastructure functions and to manage the Bank’s litigation and contentious regulatory matters. Legal has a monopoly for giving legal advice, retaining and controlling outside counsel. Legal’s independence is supported by its reporting line to the Management Board and a compensation framework that focuses on risk management.
–Deutsche Bank’s New Product Approval and Systematic Product Review processes form a control framework designed to manage the risks associated with new products and services and their lifecycle management. These processes are overseen by the New Business Office and Product & Structured Transaction Lifecycle teams within the
Operational Risk Management function. Existing products and services are reviewed on one‑ to three‑year cycles to assess whether they remain fit for purpose and aligned with the characteristics and objectives of their respective target markets. Each product or service must be sponsored by a business Managing Director, who retains ultimate accountability for it. Breaches of the New Product Approval requirements fall within the scope of the bank’s Red Flag consequence management process .
–
Operational risk management structure and organization
Article 435 (1)(b) CRR (EU OVA & EU ORA)
Operational risk is managed according to the principle that day‑to‑day responsibility lies with the divisions and infrastructure functions where these risks originate. Operational Risk Management (“ORM”) provides independent oversight of the Group’s operational risk profile, identifies and reports risk concentrations, and ensures consistent application of the Operational Risk Management Framework across the bank. ORM forms part of the Group’s risk function within the Chief Risk Office, led by the Chief Risk Officer. The Chief Risk Officer appoints the Head of ORM, who is responsible for designing, overseeing, and maintaining an effective, efficient, and regulatory‑compliant Operational Risk
Management Framework, including the methodology for operational risk capital calculation. The Head of ORM monitors and challenges the Framework’s Group‑wide implementation and tracks the overall operational risk levels against the bank’s defined operational risk appetite.
Operational risk governance is aligned with the bank’s Three Lines of Defence (“3LoD”) model. The Operational Risk
Management Framework defines governance standards and outlines the core responsibilities of the 1st and 2nd LoD to ensure effective risk management and appropriate independent challenge. The Operational Risk Committee governs and coordinates the management of operational risk across the Group. Its mandate includes decision‑making and policy responsibilities, as well as reviewing, advising on, and addressing operational risk matters that may influence the risk profile of business divisions or infrastructure functions. A number of sub‑fora, with participants from both the First Line of
Defence (1st LoD) and Second Line of Defence (2nd LoD), support the Committee in fulfilling its responsibilities. In addition to the Group‑level Committee, business divisions maintain 1st LoD operational risk fora to oversee and manage operational risks at various organisational levels.
Risk owners within the 1st LoD have full accountability for the operational risks arising from their activities and are responsible for managing these risks within the established risk appetite. As leaders of business divisions or infrastructure functions, risk owners must determine the appropriate organisational structure to identify their operational risk profile, actively manage operational risks, make decisions on mitigating or accepting risks to remain within appetite, and establish and maintain effective 1st LoD controls.
Risk Type Heads serve as 2nd LoD control functions for all sub‑risk types within the overarching operational risk category.
They define the framework and Group‑level risk appetite for the risk type they oversee, establish minimum risk management requirements and control objectives, and independently monitor and challenge the 1st LoD’s implementation of these requirements. They provide independent oversight of the risk type and monitor adherence to the defined risk appetite. As subject matter experts, they define the risk taxonomy, support implementation of the
Framework in the 1st LoD, and maintain independence by being located solely within infrastructure functions.
As the 2nd LoD risk control function for operational risk, ORM establishes and maintains the overarching Operational Risk
Management Framework.
–ORM defines the bank’s approach to operational risk appetite, monitors adherence, evaluates consequences of breaches, and oversees remediation plans to return the operational risk profile to within appetite where needed. ORM also regularly reports the Group’s operational risk profile, including any risks that fall outside the defined appetite.
–ORM provides independent assessments to support proactive operational risk management, engages with risk owners in the 1st LoD, and facilitates consistent implementation of risk management requirements across the bank.

Deutsche Bank	Operational risk
Pillar 3 Report as of December 31, 2025	Risk management objectives and policies
–ORM is responsible for designing, implementing, and maintaining the methodology to determine the appropriate capital for operational risk, for recommendation to the Management Board. This includes calculating and allocating operational risk capital demand and expected loss.
Scope and nature of Operational Risk measurement and reporting systems
Article 435 (1)(c) CRR (EU OVA & EU ORA)
The Operational Risk Management Framework (ORMF) enables the bank to determine its operational risk profile relative to its defined risk appetite, identify systemic themes and concentrations, and establish mitigation measures and priorities.
In 2025, the bank further enhanced the Framework by introducing cross‑risk types within the Operational Risk Type
Taxonomy to better reflect the bank’s operational risk profile. Additional improvements included operationalizing control assessment, testing and certification within the new strategic tool for the operational risk controls inventory and transitioning the Risk & Control Self‑Assessment to a more data‑driven approach.
Key sub-components include:
–Loss Data Collection: Internal operational risk events with a P&L impact of € 10,000 or more are recorded and validated, and external events are assessed for their relevance to the group and business divisions. Material events trigger a formal lessons‑learned and read‑across process conducted by the 1st Line of Defense in close collaboration with business partners, risk control functions, and other infrastructure areas. Lessons‑learned reviews assess root causes of significant events and document remediation actions to reduce recurrence. Read‑across analyses evaluate whether similar weaknesses may exist elsewhere in the bank, even if they have not yet resulted in losses, thereby facilitating preventative action. In 2025, the internal event database was enhanced particularly the mapping of controls to events and automated read‑across triggers, and the external events review process was refined to assess susceptibility of similar risks within the bank.
–Risk Appetite: Operational risk appetite defines the level of operational risk the bank is willing to accept to pursue its strategy. The operational risk appetite framework provides a consistent approach to setting appetite levels across the bank and monitoring exposures against these levels. The bank regularly monitors its operational risk profile against defined appetite to alert the organization on impending problems in a timely fashion. In 2025, the bank implemented previously introduced concepts of residual risk zones and operating conditions, including monitoring processes, and further refined the granularity of risk appetite setting.
–Risk & Control Self‑Assessment: The Risk & Control Self‑Assessment (RCSA) comprises bottom‑up evaluations of risks generated within business divisions and infrastructure functions, the effectiveness of associated controls, and required remediation actions to ensure risks remain within appetite. Conducted at the global business level, the RCSA covers all jurisdictions and is designed to assist Senior Management to determine whether operational risks are managed and controlled adequately via a dynamic assessment approach covering all applicable Risk Types from the
Group’s Operational Risk Type Taxonomy (ORTT). The Risk & Control Self-Assessment puts a greater emphasis on assessing and mitigating risks that are outside of appetite and risks that drive unethical and inappropriate market conduct within the bank. In 2025, RCSA granularity was increased to provide more precise risk insights and ensure a more accurate risk profile for comparison against defined appetite.
–Emerging risk: Emerging risk themes are derived from internal and external indicators. Operational risk outputs are combined with external event data to identify emerging trends and concentrations. This analysis complements insights from divisional emerging risk themes, dynamic RCSA results, findings, scenario analysis, internal and external events, and industry developments, enabling Risk Owners to draw informed conclusions.
–Scenario Analysis: The operational risk profile is further substantiated through exploratory scenario analysis, which supplements day‑to‑day risk management. Scenario analysis supports the identification of potential exposures, highlights gaps in the current risk profile, and informs forward‑looking risk mitigation. Scenario development incorporates themes from internal losses, emerging risk assessments, top risks, concentrations, findings, and external peer loss events. Insights from actual and potential events are used to identify thematic vulnerabilities and drive actions such as deep‑dive reviews or enhancements to risk profiles. In 2025, the capture and governance of scenario analysis was migrated to the Event Management Application to improve data quality and oversight.
–Transformation Risk Assessment: A Transformation Risk Assessment (TRA) process is in place to appropriately identify and manage risks arising from material change initiatives to assess the impact of transformation on the bank’s risk profile. The TRA applies to all key deliverables including regulatory initiatives, technology migrations, risk mitigation projects, strategy changes, organizational restructuring, real estate moves within the bank, as well as joint ventures and strategic investments.
–Findings and Issue Management: The findings and issue management process supports the mitigation of risks arising from known control weaknesses and deficiencies. It enables management to make risk-based decisions over the need for further remediation or risk acceptance. Outputs from the findings management process must be able to demonstrate to internal and external stakeholders that the bank is actively identifying its control weaknesses and taking steps to manage associated risks within acceptable levels of risk appetite. In 2025, the process was

Deutsche Bank	Operational risk
Pillar 3 Report as of December 31, 2025	Risk management objectives and policies
strengthened through more robust requirements for identifying correct findings owners, enhancing management reporting, and the timely remediation of Action Plans.
Framework Adherence: As owner of the Operational Risk Management Framework, ORM performs regular independent monitoring and testing to assess adherence by both the 1st and 2nd LoD:
–Annually, assess 1LoD and 2LoD Risk Type Head (RTH) implementation and adherence to the requirements of the
ORMF
–Adverse outcomes of adherence result in consequences being applied
–Adherence results also aim to proactively identify both design and implementation improvements (Framework,
Tooling, etc.)
In 2025, annual Framework Adherence results were incorporated in the ORM Composite KPI and made mandatory for all divisions, creating a direct variable compensation impact via the Balanced Scorecard (BSC). Quarterly U.S. RCSA
Adherence reviews were also introduced.
Operational risk measurement
Article 446 CRR
Deutsche Bank measures risk-weighted assets to determine the regulatory capital demand for operational risk using the
“Standardized Measurement Approach” laid out in the European Capital Requirements Regulation (CRR3) introduced in
2025.
In addition to regulatory capital demand, Deutsche Bank continues to determine its internal economic capital demand for operational risk using the Advanced Measurement Approach (AMA) methodology. The AMA capital calculation is based on a loss distribution approach. Gross losses from historical internal and external loss data (Operational Risk data
eXchange Association consortium data) are used to estimate the risk profile (i.e., a loss frequency and a loss severity distribution). The loss distribution approach model includes conservatism by recognizing losses on events that arise over multiple years as single events in the historical loss profile.
Within the AMA model, the frequency and severity distributions are combined in a Monte Carlo simulation to generate potential losses over a one-year time horizon. Correlation and diversification benefits are applied to the net losses to arrive at a net loss distribution at Group level, covering expected and unexpected losses. The resulting economic capital demand is then allocated to each of the business divisions considering qualitative adjustments after deducting expected loss.
The economic capital requirements for operational risk is derived from the 99.9% percentile and calculated for a time horizon of one year.
The economic capital demand calculation is performed on a quarterly basis.
ORM establishes and maintains the approach for capital demand quantification and ensures that appropriate development, validation and change governance processes are in place, whereby the validation is performed by an independent validation function and in line with the Group’s model risk management process..
Drivers for operational risk capital development
By design of the AMA capital calculation, Deutsche Bank’s operational risk economic capital demand is predominantly driven by historical internal loss events.
In view of the relevance of legal risks within the bank’s operational risk profile, specific attention is dedicated to the management and measurement of open civil litigation and regulatory enforcement matters where the bank relies both on information from internal as well as external data sources to consider developments in legal matters that affect the bank specifically but also the banking industry as a whole. Reflecting the multi-year nature of legal proceedings the measurement of these risks furthermore takes into account changing levels of certainty by capturing the risks at various stages throughout the lifecycle of a legal matter.
Conceptually, the bank measures operational risk including legal risk by determining the annual operational risk loss that will not be exceeded with a given probability. This loss amount is driven by a component that due to the IFRS criteria is reflected in the bank’s financial statements and a component beyond the amount reflected as provisions within the bank’s financial statements.

Deutsche Bank	Operational risk
Pillar 3 Report as of December 31, 2025	Operational risk measurement
The legal losses which the bank expects with a likelihood of more than 50% are already reflected in the IFRS group financial statements. These losses include net changes in provisions for existing and new cases in a specific period where the loss is deemed probable and is reliably measurable in accordance with IAS 37.
Uncertain legal losses which are not reflected in the bank’s financial statements as provisions because they do not meet the recognition criteria under IAS 37 are considered within the “economic capital demand”.
To quantify the litigation losses in the AMA model, the bank takes into account historical losses, provisions, contingent liabilities and legal forecasts. Legal forecasts generally comprise ranges of potential losses covering risks of outflows greater than the provision and adjustments which are deemed remote or relate to yet unknown matters. Such forecasts may result from ongoing and new legal matters which are reviewed at least quarterly by the attorneys handling the legal matters.
The legal forecasts are included in the loss data input into the AMA model. The projection range of the legal forecasts is not restricted to the one year capital time horizon but goes beyond and conservatively assumes early settlement of the underlying losses in the reporting period - thus considering the multi-year nature of legal matters.
AMA model validation and quality control concept
All AMA model components are independently validated. The results of the validations are summarized in validation reports and identified issues are followed up for resolution. For example, the validation activities in the past years detected areas of improvement for the forward-looking component of the AMA model, which have since been included.
The model’s input sources such as loss data, risk & control self-assessments, and expected loss are subject to comprehensive quality controls in the business divisions and the control functions.
Operational risk management stress testing concept
Stress testing is conducted on a regular basis to complement the AMA methodology, by analyzing the impact of extreme stress scenarios on capital and the profit-and-loss account. It also covers reputational impacts.
In 2025, ORM took part in all firm-wide stress test scenarios and assessed and contributed the impact of operational risk to the various stress levels of the scenarios. The impact of operational risk on Group-wide stress test scenarios has been moderate and remained in the expected range for the capital metrics. This is due to the fact that the AMA model already applies a conservative multi-year view on loss sizes (including legal forecasts) even in non-stress mode.
Operational risk exposure
Article 446 CRR
The regulatory capital requirements for operational risk are calculated and measured using the “Standardized
Measurement Approach” (SMA) laid out in the European Capital Requirements Regulation (CRR3) introduced in 2025.
The following tables show an overview of Deutsche Bank´s operational risk losses as well as the SMA business indicator, components and subcomponents and operational risk own funds requirements.

Deutsche Bank	Operational risk
Pillar 3 Report as of December 31, 2025	Operational risk exposure
EU OR1 – Operational risk

		a	b	c	d	e	f	g	h	i	j	k
	Amounts in € m., Number of losses in events	2025	2024	2023	2022	2021	2020	2019	2018	2017	2016	Ten-year average
	Using €20,000 threshold
1	Total amount of operational risk losses net of recoveries (no exclusions)	240	2,166	830	556	653	325	608	364	1,188	3,251	1,018
2	Total number of operational risk losses	843	1,207	1,124	951	849	987	1,029	1,629	1,713	1,601	1,193
3	Total amount of excluded operational risk losses	0	0	0	0	0	0	0	0	0	0	0
4	Total number of excluded operational risk events	0	0	0	0	0	0	0	0	0	0	0
5	Total amount of operational risk losses net of recoveries and net of excluded losses	240	2,166	830	556	653	325	608	364	1,188	3,251	1,018
	Using €100,000 threshold
6	Total amount of operational risk losses net of recoveries (no exclusions)	224	2,141	808	537	651	300	598	353	1,160	3,189	996
7	Total number of operational risk losses	277	405	426	397	374	387	397	531	485	463	414
8	Total amount of excluded operational risk losses	0	0	0	0	0	0	0	0	0	0	0
9	Total number of excluded operational risk events	0	0	0	0	0	0	0	0	0	0	0
10	Total amount of operational risk losses net of recoveries and net of excluded losses	224	2,141	808	537	651	300	598	353	1,160	3,189	996

Deutsche Bank	Operational risk
Pillar 3 Report as of December 31, 2025	Operational risk exposure
EU OR2 - Business Indicator, components and subcomponents

		a	b	c	d
		2025	2024	2023	Average value
1	Interest, lease and dividend component (ILDC)	—	—	—	13,293
EU 1	ILDC related to the individual institution/consolidated Group (excluding entities considered by Article 314(3)	—	—	—	0
1a	Interest and lease income	46,285	49,763	44,601	46,883
1b	Interest and lease expense	31,670	37,606	31,809	33,695
1c	Total assets/Asset component	1,104,487	1,062,695	1,031,982	1,066,388
1d	Dividend income/ dividend component	103	93	120	105
2	Services component (SC)	—	—	—	13,977
2a	Fee and commission income	13,952	13,102	11,559	12,871
2b	Fee and commission expense	3,068	2,860	2,526	2,818
2c	Other operating income	544	398	292	412
2d	Other operating expense	344	2,266	708	1,106
3	Financial component (FC)	—	—	—	5,977
3a	Net profit or loss applicable to trading book (TB)	4,725	5,577	4,919	5,074
3b	Net profit or loss applicable to banking book (BB)	852	904	954	903
EU 3c	Approach followed to determine the TB/BB boundary (PBA or accounting approach)	—	—	—	0
4	Business Indicator (BI)	—	—	—	33,248
5	Business indicator component (BIC)	—	—	—	5,055
	Disclosure on the BI:
6a	BI gross of excluded divested activities	33,248	—	—	—
6b	Reduction in BI due to excluded divested activities	0	—	—	—
EU 6c	Impact in BI of mergers/acquisitions	0	—	—	—

EU OR3 - Operational risk own funds requirements and risk exposure amounts

		Dec 31, 2025
	in € m.	a
1	Business Indicator Component (BIC)	5,055
EU 1	Alternative Standardised Approach (ASA) Own Funds Requirements (OROF) under Article 314(4)	0
3	Minimum Required Operational Risk Own Funds Requirements (OROF)	5,055
4	Operational Risk Exposure Amounts (REA)	63,183
Use of the Advanced Measurement Approaches to operational
risk
Article 454 CRR
Description of the use of insurance and other risk transfer mechanisms for the purpose of mitigation of this risk
The definition of insurance strategy and supporting insurance policy and guidelines is the responsibility of the specialized unit Corporate Insurance/Deukona. Corporate Insurance/Deukona is responsible for the global corporate insurance policy which is approved by the Management Board.
Corporate Insurance/Deukona is responsible for acquiring insurance coverage and for negotiating contract terms and premiums. Corporate Insurance/Deukona also has a role in the allocation of insurance premiums to the businesses.
Insurance is not used for calculating the economic capital requirements for operational risk.

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	ESG risks
Environmental, social and governance (ESG) risks
Article 449a CRR
ESG disclosures are included in accordance with Article 449a CRR and the EBA ITS 2022/01. ESG risks are the risks of current and future losses arising from any negative financial, operational and/or reputational impacts on Deutsche Bank‘s clients, invested assets and/or operations as it relates to ESG factors.
Environmental risk includes both physical and transition risks related to climate change. Physical risks are the risks of losses arising from any negative impact on the bank from acute near-term risks such as extreme weather events or chronic longer-term impacts of rising temperatures. Transition risks are driven by policy, behavioral and technology changes required to foster the transition to a low carbon economy and can also impact the bank’s clients and invested assets. In addition, there are other environmental risks resulting from factors such as water stress, biodiversity loss, land erosion and depletion. All of these environmental risks can impact the bank’s assets, operations and its clients.
Social risks include losses arising from any negative financial impact on Deutsche Bank because of current or prospective impacts from social factors, such as matters related to human rights or workforce management: while governance risks are the risk of losses arising from governance factors such as anti-financial crime or non-compliance with policies or regulations. Both of these risks can impact the bank’s assets, operations and its clients.
As ESG disclosure requirements and metrics are evolving and are being newly implemented in the banking industry, there remains uncertainty about how disclosure requirements could be interpreted and there are limitations on the amount and granularity of available data. As a result, Deutsche Bank’s interpretations, methodologies, and availability of data will be further enhanced in the future as additional guidance and information become available.
Governance
ESGT1-3
Deutsche Bank believes it is part of the Group’s responsibility to support and, where possible, accelerate the transformation toward a more sustainable society and economy. Thus, the bank supports the European Commission’s
Action Plan on sustainable finance as a crucial contribution toward the European Union’s achievement of its climate commitment under the Paris Agreement and its wider sustainability agenda.
The Management Board of Deutsche Bank AG as the parent company of the Deutsche Bank Group assumes ultimate responsibility for matters relating to sustainability, including the supervision and management of the effects of environmental risks (such as climate-physical, climate-transition and nature risks) in the short-, medium- and long-term.
To integrate these responsibilities into the organizational structure, the Management Board delegated the Group
Sustainability Committee, chaired by the bank’s Chief Executive Officer to act as the senior decision-making body for sustainability-related matters at group level, including those related to ESG risks and the bank’s net zero interim (2030)
and long-term (2050) targets. Further key functions and elements of the bank’s sustainability governance include the
Chief Sustainability Office and the Sustainability Strategy Steering Committee, responsible for monitoring the timely and complete implementation of the bank’s sustainability transformation agenda and escalating material risks or issues to the
Group Sustainability Committee. The bank also established the Net Zero Forum, responsible for the assessment of new transactions with a significant impact on the bank’s financed emissions and/or net zero targets with representatives from business divisions, the Chief Risk Office, and the Chief Sustainability Office. Both groups are chaired by the Chief
Sustainability Officer.
Within the Chief Risk Office, the Group Risk Committee, chaired by the Chief Risk Officer, is established by the
Management Board to serve as the central forum for review and decision making on matters related to risk, capital, and liquidity. This includes the oversight of the Bank’s framework for the management of climate and environmental risks.
Other senior committees are responsible for the development and management of specific elements of climate and environmental risk:
–The Operational Risk Management Committee which oversees, governs, and coordinates the management of operational risks group-wide and establishes a cross-risk and holistic perspective of the bank’s key non-financial risks, including risks to own infrastructure, employees, and key processes arising from climate and environmental risks
–The Group Reputational Risk Committee, a direct subcommittee of the Management Board since 2024, has the responsibility to review, decide and manage all transactions, client relationships or other primary reputational risk matters escalated in line with the underlying reputational risk policies and framework, including sustainability-related matters

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	ESG risks
Responsibilities over the management of environmental risks in the short-, medium- and long-term are further cascaded to business divisions and key infrastructure and control functions.
On the business side, each of Deutsche Bank’s core divisions integrates climate and broader ESG risks into its planning and risk appetite statements as part of the bank’s annual strategic planning process, which is approved by the
Management Board. The first line of defense is also responsible for the identification and assessment of ESG risk factors
(including climate change and nature related) stemming from their activities.
In the second line of defense, risk functions are responsible for the overall control framework around climate and environmental risks, which are considered by the bank as drivers of existing risk types. In this respect:
–The Head of Enterprise and Treasury Risk Management (ETRM), who reports to the Chief Risk Officer, owns the
Group’s overall management and appetite frameworks. This includes qualitative risk appetite principles, quantitative risk appetite metrics, and holistic monitoring of climate and nature risks across different risk types and portfolios; a dedicated team of Climate and Environmental risk specialists supports them in the exercise of these functions
–The Heads of the Credit, Market, Liquidity, Operational Risk functions (“Risk Type Controllers”) who report to the Chief
Risk Officer, are responsible for the establishment and operation of appropriate controls, and the monitoring and appetite setting of climate and environmental risk drivers in their respective areas
To closely and visibly link the bank’s sustainability strategy and performance with the compensation of the Management
Board, the bank’s strategic sustainability goals are reflected in the compensation system, which forms the basis of the
Management Board's total compensation.
Management Board members receive fixed and variable compensation components. The latter consists of two elements
(Short-Term Award and Long-Term Award) and reflects the degree to which Group, divisional and individual objectives are achieved. Both awards are linked to several ESG objectives. The aim is to closely align compensation to the bank´s sustainability strategy. The ESG objectives for the Short-Term Award are contained in individual and divisional balanced scorecards. They can also be part of a Management Board member’s individual objectives agreed at the beginning of a financial year.
ESG objectives form a central performance assessment element in the Long-Term Award and have the highest percentage weighting as a result. They are related to impactful Group ESG focus topics that are the responsibility of the
Management Board. The objectives, which are transparently disclosed in the Compensation Report section of the Annual
Report, include targets such as the amount of sustainable financing and investments, the reduction of electricity consumption in the bank’s buildings, along with quantitative targets related to climate risk management as well as the improvement in gender diversity. In addition, the objectives include employee feedback culture, as well as achievements and positive developments regarding the bank’s control environment and remediation activities. The targets are linked to measurable Key Performance Indicators (KPIs) to ensure an objective assessment of performance. Corresponding targets and KPIs including target values, thresholds and caps are published in the Compensation Report 2025. The compensation policy and the compensation system based on it – following approval by the Supervisory Board – are implemented in individual but uniform and rule-compliant service contracts for all Management Board members in compliance with banking law pursuant to Section 10 (4) of the German Remuneration Ordinance for Institutions
(InstitutsVergV). Using contract templates and standardized annexes, the variable compensation components are directly linked to plan, rules, claw back and forfeiture conditions as well as shareholding obligations.
Strategy and processes
Sustainability is a key element of the bank’s “Global Hausbank” strategy. The bank is embedding sustainability into its policies, processes, and products, focusing on four pillars:
–Sustainable Finance
–Policies & Commitments
–People & Operations
–Thought Leadership & Stakeholder Engagement
The bank’s business activities, own operations, relations with employees or suppliers, and respective processes are covered by these four pillars and address the ESG-related risk factors. Managing these risks and providing solutions to
ESG-related challenges are part of the bank's sustainability strategy and risk management processes. Seizing business opportunities arising from ESG challenges, Deutsche Bank aimed to achieve a total of € 500 billion in cumulative sustainable finance volumes, as defined in the bank’s Sustainable Finance Framework, from the beginning of 2020 until the end of 2025 (excluding DWS). While Deutsche Bank remains committed to its targets, the bank encountered challenges in achieving its target of € 500 billion by the end of 2025. Progress towards the original target was impacted by several factors over the period, including higher interest rates, regulatory developments as well as changes in the

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	ESG risks
political environment. . Despite these constraints, the bank increased its incremental volume from € 93 billion in 2024 to
€ 98 billion in 2025. Based on this continued momentum, Deutsche Bank expects to meet its volume target of € 500 billion in 2026. The Sustainable Finance Framework outline the methodology and associated procedures for classifying financial products and services offered by Deutsche Bank as sustainable. The framework specifies the classification logic, the eligibility parameter criteria, the applicable environmental and social due diligence requirements, as well as the verification and monitoring process. It is aligned to the extent possible with the requirements of the EU Taxonomy
Regulation.
Risk Management
Managing emerging ESG risks to the bank’s balance sheet and operations is a key component of the Group’s sustainability strategy. Deutsche Bank has set interim (2030) and long term (2050) net zero aligned targets for eight carbon intensive sectors and has established frameworks and processes for enhanced due diligence in relation to sectors and clients identified as having elevated inherent environmental and social risks and/or elevated impacts on the bank’s financed emissions and net zero pathways. In 2024, the bank updated its thermal coal policy and tightened criteria used to determine the scope of the policy. Moreover, the bank’s Environmental and Social Due Diligence Framework prohibits business activity in certain high impact areas. The bank’s Reputational Risk Framework is utilized to discuss any counterparty concerns that are perceived to be in contradiction with Deutsche Bank’s code of conduct including those driven by ESG factors. Deutsche Bank regularly performs a double materiality assessment to determine the relevance of individual non-financial topics across ESG. Starting from the financial year 2024, Deutsche Bank conducts the assessment in compliance with the requirements of the European Sustainability Reporting Standards (ESRS). The
assessment applies the concept of double materiality, i.e., it considers the potential positive and negative impacts
Deutsche Bank may have on the environment and society and the potential financial impacts for Deutsche Bank arising from ESG topics. The results of the materiality assessment are considered in the bank's sustainability agenda and the selection of topics reported in its Sustainability Statement 2025. In the year, unmitigated financial risks stemming from impacts of Social and Governance factors on the bank’s counterparties were not deemed material.
In addition, the Chief Risk Office conducts a comprehensive and granular financial materiality assessment of ESG risks to identify potential financial impacts across key impacted risk types. Results are integrated into the Group’s risk identification processes and risk inventory and reviewed against internal controls.
Environmental risk
Business strategy and processes: integration of environmental factors and risks
ESGT1
Climate change and environmental degradation drivers, together with the bank’s negative impacts on climate and nature, may lead to the emergence of new sources of financial and non-financial risks. Transition risks to the bank’s portfolios may materialize in the short- to medium-term as governments introduce climate-related targets and policies, as society adapts its behaviors, and as consumer and investor appetite for carbon intensive clients/sectors becomes more climate-conscious. Acute and chronic physical climate and environmental risk factors arising from higher global temperatures may increase in severity even if decarbonization efforts prove successful, impacting Deutsche Bank’s operational risks and risks to the assets and activities of the bank’s clients.
Sustainability has been a central part of Deutsche Bank’s strategy since 2019. The management of risks stemming from environmental factors has been an integral part of this strategy, first and foremost through Deutsche Bank’s decarbonization targets and their incorporation into the bank’s risk management framework. Environmental risks are:
–Assessed through annual climate and environmental materiality assessment and internal stress test, across businesses, portfolios and risk types (Credit, Market, Liquidity, Reputational and Operational)
–Monitored through monthly and quarterly dedicated reports (Climate and Environmental risk MI) discussed in senior risk committees
–Managed through risk appetite thresholds, policies requirements and exclusions (Environmental and Social policy framework), and portfolio Early Warning Indicators (EWIs)
–Considered within the bank’s business model and financial planning through the carbon budgets attributed to the bank’s businesses (and derived from its decarbonization targets) and through the inclusion of environmental risks within the Internal Capital Adequacy Assessment Process (ICAAP). Each of Deutsche Bank’s core businesses integrates climate and environmental risks into planning and risk appetite statements as part of the bank’s annual strategic planning process, approved by the Management Board.
Deutsche Bank has published net zero emissions reduction targets for eight key carbon-intensive sectors in the bank’s corporate lending portfolio:

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Environmental risk
–Oil and Gas (Upstream)
–Power Generation
–Automotives (Light Duty Vehicles)
–Steel production
–Coal mining
–Cement
–Shipping
–Commercial Aviation
Deutsche Bank publishes annually its financed emissions and progress towards net zero-aligned targets following the standard from the Partnership for Carbon Accounting Financials, relevant international greenhouse gases emissions reporting protocols and emerging best-practice climate portfolio alignment methodologies.
Business strategy and processes: objectives, targets and risk appetite
Net-Zero targets are established through a process led by the Chief Risk Office function. The selection focus is on carbon-intensive sectors of sufficient materiality, and for which net zero alignment methodologies from reputable international organizations are available, together with data of sufficient quality. The decarbonization pathways utilized are science-based and leverage with the target setting guidelines of the Net-Zero Banking Alliance (NZBA), namely:
–the Net-Zero Emissions (NZE) by 2050 scenario of the International Energy Agency (IEA)
–the Poseidon Principles pathways, calibrated against the Revised International Maritime Organization (IMO) strategy;
–the Mission Possible Partnership Prudent Scenario for Commercial Aviation
Targets and pathways are discussed and agreed with the business divisions, approved by the Group Sustainability
Committee and then published externally.
Furthermore, a quantitative threshold for each target is integrated into the Group’s Risk Appetite Statement, together with a broader threshold on the overall carbon footprint of the bank’s corporate loan commitments. Some deviation from the net-zero pathway is allowed in earlier years under a simplified assumption of linear reduction and the potential for portfolio and economic volatility to impact alignment. These thresholds express the bank’s appetite for deviation from the set pathway and are a fundamental tool used by the bank to mitigate its exposure to risks associated with climate transition risk factors. New transactions or limit extensions with a significant impact on the bank’s financed emissions and/or net zero targets are reviewed by a dedicated Net Zero Forum. The forum’s review includes an assessment of client sustainability disclosures, transition strategies, decarbonization targets, governance and, as a result, the overall counterparty’s capacity to manage environmental risks. Moreover, following the establishment of Divisional carbon budgets and risk appetite, the Investment Bank and the Commercial Bank each maintain their own Net Zero Forum, while the Private Bank relies on the Group forum.
The bank monitors and manages portfolio concentrations of climate transition, physical, and other environmental risks through Early Warning Indicators (EWIs). These indicators are established for its Corporates, Sovereigns and Financial
Institutions lending portfolios and include:
–Measures of exposure and appetite to counterparties and sectors vulnerable to climate change and nature degradation (for instance in terms of Gross and Net Limits, Gross and Net Utilization, Expected Losses, Credit Risk
RWA, and YoY changes to these metrics)
–Proportion of these exposures/ appetite metrics related to facilities with tenor greater than 5 years (limiting the ability of the bank to manage its exposures down if required)
–Proportion of these exposures/ appetite metrics related to counterparties below investment grade or with weak DB transition risk scores (to identify counterparties with a lower capacity to manage environmental risks)
These EWIs are approved by the head of Enterprise and Treasury Risk Management as part of the Climate and
Environmental Risk management framework, established under the umbrella of the Group Risk Management Policy.
Lastly, the bank has sectoral requirements and restrictions stemming from its Environmental and Social Policy
Framework which are monitored and enforced through the Environmental and Social due diligence process and the escalation requirements of the Reputational Risk Framework of the bank.
Business strategy and processes: investment activities towards environmental objectives and EU Taxonomy-aligned activities
In accordance with Article 8 of the EU Taxonomy Regulation and the related Disclosures Delegated Acts, starting from year end 2024, financial undertakings have to determine and disclose the proportion of exposures aligned to the EU

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Environmental risk
Taxonomy in their covered assets (i.e., total assets less exposures toward central governments, central banks, supranational issuers and the trading portfolio) for the climate change mitigation and adaptation objectives. Following the adoption of the Delegated Act on the four remaining environmental objectives (water and marine resources, circular economy, pollution prevention and control, biodiversity and ecosystems) in 2024, Taxonomy alignment with the non-
climate objectives will be reported starting from year-end 2026.
The identification of the Taxonomy-eligible and Taxonomy-aligned economic activities for the climate change mitigation and adaptation objectives (set out in Article 9 of the EU Taxonomy Regulation) was performed for in-scope counterparties, primarily undertakings subject to the Non-Financial Reporting Directive (NFRD) disclosure obligations and households, as well as products defined in Article 8 of the EU Taxonomy Regulation and the related Disclosures
Delegated Acts. More information on this is included in section “Summary of key performance indicators on the
Taxonomy-aligned exposures” of this report and in the Sustainability Statement of the bank’s Annual Report.
Business strategy and processes: policies and procedures relating to direct and indirect engagement with clients
As disclosed in the Group’s Initial Transition Plan, Deutsche Bank pursues three financing strategies for its corporate clients: green/sustainable, transition and phase out:
–Green/Sustainable strategies include providing financing to companies that enable emissions reduction through their range of green products and services
–Transition strategies reflect the bank’s commitment to support clients in their journey to decarbonize their business models
–Phase out strategies for industries with no viable decarbonization pathways (such as thermal coal) or clients in carbon intensive industries not willing to align to the bank’s transition pathway
The Chief Sustainability Office owns the policies regulating the bank’s engagement with clients on environmental and social issues:
–The Sustainable Finance Framework and the Transition Finance Framework outline the methodology and associated procedures for classifying transactions and financial products and services oﬀered by Deutsche Bank as sustainable and transition-related. The frameworks assess the use of proceeds, company profiles and (transaction-specific)
sustainability-linked KPIs
–The Environmental and Social (ES) Risk Framework, through which Deutsche Bank identifies transactions and/or clients that might expose it to potential environmental issues and mitigate / manages the related risks
Through the Environmental and Social Risk framework, the bank has defined sectors having an inherently elevated potential for negative environmental impacts and requires enhanced due diligence based on the provisions summarized in the bank’s Environmental and Social Policy. The bank reviews the scope of sectors as well as related due diligence requirements of the Environmental and Social Policy Framework annually or as events occur. For some sectors, the bank has made specific commitments. For example, since 2016, Deutsche Bank no longer finance any new coal projects, be it in power or thermal coal mining.
As part of its oversight responsibility, the Chief Sustainability Office conducts transactional and client reviews pursuant to the bank’s Environmental and Social and Sustainable Finance standards, engaging, where required, with clients to understand risks and mitigants associated with a transaction or a counterparty.
Deutsche Bank’s thermal coal guideline was last updated in 2023 and together with the bank’s net zero commitments across various sectors, it reiterated and expanded on the continued tightening of the bank’s thermal coal expectations.
The commitments made in the 2023 guideline update remain in effect. For companies within scope, the bank requires credible transition plans as a condition of financing: existing clients were asked to provide such plans by 2025, while new clients must do so before entering any lending relationship.
Throughout 2024 and 2025, the bank carried out detailed reviews of the clients covered by this guideline. The interim milestone set for 2025 was a central checkpoint: by this date, existing clients were expected to present transition plans that showed credible plans toward phasing out coal by 2030 (OECD) or 2040 (non-OECD) respectively.
At the same time, national climate policies and energy transition commitments continued to evolve at different speeds across regions than the bank initially expected in 2023. Taking these dynamics and developments into consideration, the bank may consider for a very limited number of clients a time-bound, conditional engagement, provided there is demonstrable, ongoing progress toward transitioning away from coal.

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Environmental risk
Going forward, Deutsche Bank’s engagement with clients who remain within the scope of the guideline will be measured and focused. Any ongoing support will be concentrated on financing that directly supports specifically Sustainable and
Transition Finance activities. This ensures that Deutsche Bank encourages credible decarbonization efforts while maintaining safeguards against supporting coal‑related expansion. The bank will continue to monitor clients’ progress closely, adapting its approach where necessary as global and country‑level climate commitments continue to evolve.
The bank also continued to perform the systematic review of its business activities in the oil and gas sector and continued the dialogue with its clients on their decarbonization strategies. These strategies along with clients’ carbon footprint are important criteria for how the bank continues to engage in this sector. Details on this process as well as on
Deutsche Bank’s strategy, processes and progress as of year-end 2025 regarding its commitment to align the bank’s portfolio with net zero by 2050 are outlined in the “Strategy”, “Risk management strategy and processes” and “Risk management, metrics and targets” sections of the “Climate and other environmental risks” chapter.
Governance
The overall governance and oversight of environmental risks are fully aligned and embedded in the ESG committees and frameworks described in the “ESG Risks” section above.
The Chief Risk Office function of the bank produces climate and environmental risks reports to allow for the monitoring of climate risk metrics in the bank’s portfolios at different levels of the organization:
–The Group Risk Committee and the Group Sustainability Committee receive a detailed quarterly climate and environmental risk report that includes financed and facilitated emissions, exposure to carbon-intensive sectors, alignment with portfolio decarbonization targets and other climate transition, climate physical, and nature risks KPIs,
Early Warning Indicators and other topics, including key industry and regulatory developments
–The Management Board receives monthly updates on financed emissions and net-zero alignment via the “Risk and
Capital Profile” report.
Risk management: financial effects of environmental factors
Climate change and environmental degradation may lead to the emergence of new sources of financial and non-financial risks. Transition risks to the bank’s portfolios are increasingly likely to materialize in the medium- to long-term as governments introduce climate-related targets and policies, as society adapts its behavior and as investor appetite for carbon-intensive clients/ sectors becomes more selective. These risks include but are not limited to:
–Increased default risk and/or valuation losses on exposures to clients and assets that may be impacted by climate physical and/or transition risks, such as climate-related developments in policy and regulations, the emergence of disruptive technology or business models, shifting market sentiment, and societal preferences
–Reputational risks resulting from a failure to adapt to climate risks, which may also lead to litigation by parties seeking compensation after suffering loss or damage, and
–Business disruption risks to the bank’s offices, employees, and processes in locations facing physical climate risks, such as extreme weather events and/or disruptive longer-term increases in global temperatures
The Chief Risk Office conducts a comprehensive and granular financial materiality assessment of climate and other environmental risks to identify potential financial impacts across key impacted risk types. The 2025 iteration of the exercise used a range of scenarios and approaches to assess potential outcomes over the short (1-2 years), medium (3-5 years) and long-term (>5 years).
The results of the exercise indicate that short-term financial impacts are very limited. Even in the higher transition risk scenarios, there is limited rebalancing away from fossil fuels and other demand/ technology shifts over such a short time frame, while physical risks are not expected to materially change within this time frame.
In the medium-term, higher impacts linked to climate transition risk drivers in the net-zero emission scenario materialize through credit, operational, strategic and reputational risks, driven by factors such as:
–Deterioration in Oil and Gas and Coal credit risk profiles with larger impacts starting to emerge for corporate clients in other high carbon intensity sectors as well as for the most vulnerable sovereigns and financial institutions
–Valuation pressure on less energy efficient real estate exposures due to a tightening of energy efficiency minimum standards and increased costs associated with energy consumption
–Foregone revenues due to exit of carbon intensive clients with no credible transition strategy and higher competition for sustainable clients/ financing
–Potential reputational and litigation risks should the bank be seen as a negative outlier relative to peers in terms of the execution of its sustainability commitments

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Environmental risk
–Potential for operational risk impacts from physical risk events
In the long-term, cumulative impacts are higher across all risk types and scenarios. Across the higher transition scenarios, a broader range of clients are impacted and potential deterioration in portfolio credit quality becomes more pronounced.
Revenue attrition (strategic risk) and potential reputational impacts are also higher. Physical risks drive losses in the low transition risk scenarios, materially impacting operational, credit, strategic and reputational risks. The ‘Disorderly transition’ scenario yields the highest losses across all scenarios as clients face punitive carbon taxes and related policies with limited time to adapt.
Risk management: integration of environmental factors and risks into the bank’s risk framework
Climate and other environmental risks are considered as risk drivers of the main risk types of the bank (namely Credit,
Market, Liquidity, Operational, Reputational and Strategic risks) and are incorporated into their respective management frameworks
Deutsche Bank’s framework for the management of environmental risks has four key elements and each one considers the short-, medium- and long-term effects of environmental risks:
–Risk identification and materiality assessment
–Risk measurement, monitoring and mitigation, integration into risk type frameworks and processes
–Scenario analysis and stress testing, and
–Risk metrics, targets, and integration in appetite
Risk management: methodologies and international standards used
Deutsche Bank relies on several different industry frameworks and standards for the management of climate and other environmental risks. The overall risk assessment and reporting framework reflects the recommendations of the Task
Force on Climate-related Financial Disclosures (TCFD). The estimation of financed emissions is based on the standard from the Partnership for Carbon Accounting Financials (PCAF). Methodologies for the bank's sector decarbonization targets are proprietary, leverage the Paris Agreement Capital Transition Assessment (PACTA) approaches and are in line with those set by peers.
Risk management: process to identify, measure and monitor environmental risks
The Chief Risk Office function conducts comprehensive financial materiality assessments of climate and other environmental risks to identify key impacts across potentially affected risk types. The drivers considered in the materiality analysis are climate transition risks arising from policy, technology and behavioral changes, acute and chronic physical risks and nature (other environmental) risks. Material climate and environmental risk drivers are then managed through the relevant risk type frameworks of the bank (Credit, Market, Liquidity, Operational, Reputational and strategic risks).
The impact assessment uses a combination of stress test results, other scenario and sensitivity analysis and qualitative expert judgement.
Deutsche Bank is committed to align its loan portfolios with emissions reduction pathways needed to achieve net zero by
2050. The bank’s decarbonization targets, together with the quantitative risk appetite thresholds integrated into the
Group Risk Appetite Statement, are the main levers used to mitigate climate transition risks by progressively reducing the carbon intensity of the bank's portfolio. In addition, Early Warning Indicators described above (section “Environmental risk / Business Strategy and processes”) are used to monitor concentrations of climate-transition, climate-physical and nature-related risks in the bank’s Corporates, Sovereigns and Financial Institutions portfolios. Lastly, Deutsche Bank's
Environmental and Social Policy Framework, including the bank’s provisions for the fossil fuel sectors outlines specific restrictions and escalation requirements for sectors with inherently elevated potential for negative environmental impacts. To support the bank’s materiality assessment, monitor portfolio alignment to decarbonization targets, and for risk management purposes, Deutsche Bank uses several complementary KPI and metrics such as:
–Upstream Oil & Gas: Scope 3 Absolute financed emissions (million tons of CO2)
–Coal mining (million tons of CO2)
–Power Generation: Physical emission intensity (kgCO2e per MWh)
–Automotive (Light Duty Vehicles) sector: Physical emission intensity (gCO2e per vehicle km)
–Steel production sector: Physical emission intensity (kgCO2e per ton of steel)
–Shipping (Poseidon Principles portfolio alignment score, %)
–Cement (kgCO2e per ton of cement)

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Environmental risk
–Aviation (Pegasus Guidelines portfolio alignment score, %)
–Corporate loan commitments: absolute financed emissions (scope 1 and 2, million tons of CO2e) and annual increase in financed emissions
–Corporate loan outstanding: absolute financed emissions (scope 1 and 2, million tons of CO2e)
–Sectors in scope of net-zero targets: Share of net-zero clients
–Relevant sectors in scope of net-zero targets: Technology mix
–Financed emissions for selected mortgage and commercial real estate portfolios (using proxies based on Energy
Performance Certificate ratings and internal methodologies)
–Exposure to physical climate risk for uncollateralized loans and loans collateralized by Real Estate assets
–Facilitated emissions for the bank’s capital market activities in key carbon-intensive sectors
–Corporate, Sovereign and FI portfolio: KPIs established to monitor portfolio exposure, quality and tenor to clients and sectors assessed as having higher vulnerability to climate transition, physical and nature-related risks
Furthermore, climate and broader environmental risk drivers are integrated into the frameworks and processes of
Deutsche Bank’s main risk types: Credit, Market, Liquidity and Non-Financial (Operational / Reputational) risks.
–Credit risk - climate risk drivers are integrated across the different stages of the transaction lifecycle, including transaction approval / client onboarding, risk classification and credit ratings, portfolio analysis and monitoring, collateral valuation
–Market risk - As part of the Market Risk Identification process individual business lines are asked to consider forward-
looking and/or idiosyncratic material risks including climate and other environmental risks; climate related risks are currently managed within the existing risk framework and treated as a price trigger, in the same way as market events such as central bank announcements or earnings announcements; furthermore, a new climate stress scenario used to assess transition and physical risks in the trading book portfolio is now embedded into the bank’s market risk appetite framework
–Liquidity risk - Deutsche Bank uses stress testing and pathway analysis to assess the impact of climate risk; in particular, the bank’s stressed Net Liquidity Position Scenarios, run on a daily basis, include climate disasters as possible triggers of stress
–Operational risk - climate risk identification takes place through analysis of past internal and external operational risk events; exploratory scenario analysis is also used to analyze potential event situations and the effectiveness of related controls to identify areas for further risk mitigation and strengthening of the control environment. Business Continuity and Third-Party Risk Management frameworks are in place to manage risks of disruption to processes and services taking an all-hazards approach
–Reputational risk - impacts arising from the bank’s business activities in higher risk sectors are managed through its
Environmental and Social Policy Framework, an integral part of the bank’s Reputational Risk Framework which outlines specific restrictions, escalation and due diligence requirements for sectors with elevated environmental risks
Data and methodologies for measuring and assessing climate-related risks for selected products and portfolios are still under development. The lack of availability of comprehensive and consistent climate and environmental risk disclosures by clients means that risk analysis is heavily reliant on proxy emissions estimates and top-down, sectoral-/ product-based taxonomies.
Risk management: commitments and other forms of risk mitigation
The orderly and progressive execution of the bank’s sustainability strategy, including net- zero targets, growth in sustainable and transition financing, greater integration of Nature into the bank’s risk frameworks, as well as client, product and regional strategies, is key to mitigate credit and reputational risk impacts over the long term.
In addition, the management of exposures to transition, physical and nature risks through a) risk appetite around the decarbonization targets and overall financed emission and b) Early Warning Indicators and c) sectoral requirements and restrictions is discussed in sub-section “Business strategy and processes: objectives, targets and risk appetite” of these qualitative disclosures.
On the capital side, results of the materiality assessment are considered in the risk management frameworks, including the risk inventory and ICAAP assessment. To ensure that the bank remains resilient to these shocks and adequately capitalized, Deutsche Bank has in place an expert-driven add-on to its economic capital. This add-on is designed to capture uncertainty related to tail losses that could arise in certain sectors from unexpected and abrupt changes in carbon prices.
More broadly environmental risks are managed by the bank through incorporation into the frameworks of each of its main risk types: Credit, Market, Liquidity and Non-Financial, discussed in more detail below.

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Environmental risk
Credit risk framework
Climate and environmental risk drivers are integrated across the different stages of the transaction lifecycle, including transaction approval/client onboarding, risk classification and credit ratings, portfolio analysis, and monitoring and collateral valuation.
Climate and environmental risks are incorporated into the credit approval process for corporate clients via enhanced due diligence requirements. New loan requests above selected tenor and rating-based thresholds to corporate clients in carbon-intensive sectors as well as those in sectors vulnerable to climate-physical and nature (or other environmental)
risks require a dedicated risk assessment from the front office and review by Credit Risk Management.
As part of the internal credit rating process, climate and other environmental risks must be assessed and, where deemed material, documented. For corporate clients, this assessment is supported by:
–A Transition risk scorecard, which use externally sourced data to assess the clients’ historical performance in terms of their GHG emissions, the scope and governance of climate commitments of clients versus their peers
–A Physical risk scorecard, providing an indication of the financial impact a given client is likely to sustain, under a given scenario, per natural hazard type, based on asset data held for the company by S&P; the scorecard is also used as a basis for selected physical risk KPIs
The output of this assessment may lead to the adjustment of relevant inputs to the bank’s internal credit rating model.
Climate risks are considered as potential triggers for inclusion in the watchlist of groups or counterparties in carbon-
intensive industries and without adequate transition risk mitigation strategy in place and/or with limited financial resources to finance their transition. The criteria take into consideration internal credit ratings and the scores from the transition risk scorecards.
Lastly, Deutsche Bank's Environmental and Social Due Diligence Framework outlines specific restrictions, due diligence and escalation requirements for sectors with inherently elevated potential for negative environmental impacts.
With regards to the valuation of collateral, the bank’s Global Collateral Management Guide (for Banking Book Collateral)
sets its environmental standards based on the requirements of the Capital Requirements Regulation for the initial valuation, monitoring and review over the life of the loan. Deutsche Bank’s underwriting standards require real estate collateral to be appropriately insured against relevant risks including applicable natural hazards. In some countries, supplemental insurance against natural hazards is provided by the government. At year-end 2025, the European residential real estate portfolio reached € 160.6 billion. Residential mortgages for private clients in Germany constitute approximately 92% of this portfolio, encompassing around 1.1 million private residences in Germany. These properties, financed by loans secured by immovable assets, are adequately insured against relevant risks, including applicable natural hazards. The insurance cover by real estate owners is monitored and complemented or substituted by Deutsche
Bank´s own insurance.
In addition, new valuations and re-valuations require the identification of material environmental physical and transition risks that could materialize. Any identified material risks must be reflected in the credit decision and/or valuation if not mitigated by construction measures and/or insurance cover. Comparable requirements are in place for other physical collateral, including large movable assets (such as airplanes and ships) and smaller assets (such as cars and machines).
Insurance coverage on loan collateral is monitored on a regular basis, including by means of onsite inspections.
Market risk framework
As part of the market risk identification process, individual business lines are asked to consider forward-looking and/or idiosyncratic material risks, including climate and other environmental risks. These are integrated into the market risk identification documentation. Additionally, as part of the new product and transaction approval control standards of the
Market and Valuation Risk Management function, climate and environmental drivers are required to be assessed and recorded as part of the approval process.
Climate-related risks are managed within the existing market risk framework and treated as a price trigger, in the same way as market events such as central bank announcements or earnings announcements. Market and Valuation Risk
Management function monitors and reports internally emissions in its traded credit portfolio, providing insights into the top exposures, which are reported quarterly as a part of the Climate and Environmental Risk report.
Furthermore, a weekly climate stress scenario to assess transition and physical risks in the trading book portfolio is embedded into the bank’s market risk appetite framework.

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Environmental risk
Liquidity risk framework
Deutsche Bank uses stress testing and pathway analysis to assess the impact of climate risk on liquidity. In particular, the bank’s stressed net liquidity position scenarios, which are run daily, include climate disasters as possible triggers of stress
(physical risks).
The analysis shows that physical risks are generally smaller than other risks for which the bank daily reserves liquidity.
Transition risk, which is expected to develop incrementally over many years, will be managed through the Group’s annual funding planning processes. The bank also runs an internal climate stress test on liquidity.
Operational risk framework
Operational Risk Management has dedicated Risk Framework Guidelines detailing sustainability-related requirements for business divisions and Risk Type Controllers. The team uses an ESG flag to identify operational risk types where key ESG risk drivers are identified in the taxonomy.
The impacts of ESG risk drivers are assessed as part of the risk and control self assessment process of relevant operational risk types.
A monthly forum is in place to support collaboration between business divisions, risk and control functions on the introduction and monitoring of ESG as an integral element of Operational Risk Management. This forum serves as a platform for sharing activities, new regulations, remediation activities and monitoring ESG risk drivers across Deutsche
Bank’s operational risk profile.
In 2025, several banking supervisors and regulators continued to focus on the topic of greenwashing. Several initiatives have been conducted by Deutsche Bank to improve its control environment and raise internal awareness on greenwashing, including:
–Conducting a deep dive risk review in relation to the existing control environment around greenwashing
–Applying scenario analysis as a standard risk management tool to investigate potential sources of ESG-related litigation risks, understand the main drivers and causes of such scenarios (e.g., the misrepresentation of sustainability information in corporate communication or public disclosures) as well as which controls or remediation activities can mitigate such scenarios and what steps are to be taken to improve the control environment
–Continuous monitoring of external cases of greenwashing
–Conducting mandatory greenwashing training for all Deutsche Bank employees
Furthermore, there have been additional enhancements on the identification and management of social and governance topics and their integration into the risk framework.
The management of reputational risk arising from climate and environmental risks is covered in the “ESG due diligence”
chapter within this Sustainability Statement.
Social risk
ESGT2
Deutsche Bank’s responsibility to support and, where possible, accelerate the transformation towards a more sustainable society and economy is also reflected in its approach towards social rights, including human rights. Their infringement can result in reputational risks to the bank in case the bank supports clients appearing not to adhere to social minimum standards as well as financial risks, e.g. credit and market risks, if client creditworthiness is directly or indirectly impacted by the emergence of inadequate management of social risks.
Compared to environmental risks, the potential evolution of social risks is considered more heterogenous in nature. In developed economies and many larger Emerging Market economies, strict laws and policies exist which seek the respect of human rights and prohibit their related impacts, which may drive social risks. Selected economies suffer from weaker legislation and may continue to present sources of elevated risks going forward. Social and Governance risks are not considered material across DB’s portfolios in the short- to medium-term. While not currently material, their long-term impacts are subject to significant uncertainty, driven by the anticipated evolution of key emerging trends and increasing regulatory burdens.
These trends will be subject to continuous monitoring and re-assessment as part of the bank's forward-looking risk management framework. Over the long-term, however, demographic pressures, including those driven by climate-

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Governance risk
related factors, may lead to increased pressure on public services and fiscal budgets in countries which are key sources of inward migration. This may raise social risks to Deutsche Bank's clients.
The bank works with its stakeholders to tackle social challenges with a current focus on human rights. Deutsche Bank has a long-standing commitment to respecting human rights and has voluntarily endorsed international standards such as the UN Guiding Principles on business and human rights. Internationally recognized human rights, as they relate to business and human rights, at a minimum are those expressed in the International Bill of Human Rights and the principles concerning fundamental rights set out in the International Labour Organization’s Declaration on Fundamental Principles
and Rights at Work. More details of Deutsche Bank’s commitment can be found in Deutsche Bank Group’s Statement on
Human Rights.
Deutsche Bank acknowledges the relevance of other social risks besides those relating to human rights. Specifically, the bank recognizes that socio-economic developments, for example, as a result of climate change and the transition to a low carbon economy, may have social impacts such as ending of certain jobs and skills. This risk is particularly relevant for countries heavily dependent on fossil-fuel industries as well as for those with limited means of funding the transformation to a more sustainable, climate-resilient economy. For this reason, the bank has committed to supporting a socially just transition as outlined in its updated Transition Plan, published in August 2023 (updated in 2025), and its
Transition Finance Framework, published in November 2025. As the concept of a just transition continues to evolve, the bank recognizes the need to further context-specific guidance to enable broader integration across the bank’s processes.
Governance
Deutsche Bank has integrated the oversight of sustainability-related matters into governance structures on several levels. Ultimately, the Management Board of Deutsche Bank AG as the parent company of the Deutsche Bank Group assumes responsibility for matters relating to sustainability, including the supervision and management of social risks, such as those stemming from human rights, in the short-, medium- and long term.
To integrate these responsibilities into the organizational structure, the Management Board has delegated these tasks to the Group Sustainability Committee. It is chaired by the bank’s Chief Executive Officer, the Chief Sustainability Officer is
acting as deputy. The Group Sustainability Committee is the senior decision-making body for sustainability-related matters at group level, including those related to social risks.
Apart from the Group Sustainability Committee, there are further senior committees who are responsible for the development and management of specific elements of social risks:
–The Group Reputational Risk Committee, a direct subcommittee of the Management Board since 2024, has the responsibility to review, decide and manage all transactions, client relationships or other primary reputational risk matters escalated in line with the underlying reputational risk policies and framework, including sustainability-related matters
–The Operational Risk Committee which oversees, governs, and coordinates the group-wide management of operational risks and establishes a cross-risk and holistic perspective of the bank’s key operational risks, including risks to the bank's own infrastructure and employees arising from climate, environmental, and social risks
As part of Deutsche Bank’s overall sustainability strategy and building on its former Human Rights Working Group, the bank established a group-wide Human Rights Forum with a mandate to oversee Deutsche Bank’s management of human rights-related matters, monitor human rights-related trends, liaise with external experts, and initiate human rights-
related projects.
The Human Rights Forum, which met five times in 2025, is co-chaired by the Head of Transparency and Stakeholder
Engagement and the Head of Human Rights, both part of the Chief Sustainability Office. The forum reports to the bank's
Group Sustainability Committee. It consists of senior representatives from the bank's business divisions and infrastructure functions, each responsible within their respective areas for addressing relevant human rights issues as they arise and for monitoring the effectiveness of remedial actions.
The Forum complements the bank's established risk management and due diligence processes within its business activities and operations. In line with the Group’s reputational risk management processes, individual cases involving potential human rights challenges linked to a client profile or transaction may be escalated under the bank’s
Reputational Risk Framework. Following review and support by the business divisions, matters may be escalated to one of the bank's Regional Reputational Risk Committees or referred to the Group Reputational Risk Committee chaired by the Chief Risk Officer.
Deutsche Bank also engages with stakeholders from broader society to understand their perspectives on local and global environmental and social trends and challenges. In 2025, key topics raised through this engagement included the

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Governance risk
financing of fossil fuels and the protection of nature. The bank responded to written requests, surveys, and questionnaires, and repeatedly engaged with non-governmental organizations to discuss the issues they highlighted. The
Chief Sustainability Office is responsible for conducting this engagement and reports on related activities and topics to the Reputational Risk Team within Operational Risk Management on a monthly basis.
The Reputational Risk Team provides monthly updates on reputational risk topics to the Secretaries of the Unit
Reputational Risk Assessment Process. The Risk and Capital Profile Report, which includes updates on reputational risks, is distributed to the Management Board and Supervisory Board on a monthly basis. It includes details such as the number of reputational risk issues assessed by the various committees and their decisions. Externally, Deutsche Bank provides information on its human rights approach by publishing the Deutsche Bank Statement on Human Rights and the annual
Deutsche Bank Statement on Modern Slavery and Human Trafficking.
To further strengthen its human rights management, a dedicated Head of Human Rights within the bank’s Chief
Sustainability Office supports the management of human-rights-related initiatives and is responsible for advancing these initiatives throughout the bank. The Head of Human Rights assumes responsibilities for overseeing Deutsche Bank’s management of human rights and coordinating processes and communication channels to evaluate the effectiveness of the bank’s human rights management approach. Further responsibilities of the Head of Human Rights include the development of overarching standards for human rights management, defining risk management standards in collaboration with risk management and other functions, coordinating strategic human rights projects, representing
Deutsche Bank in relevant networks, and acting as a point of escalation for human-rights-related concerns.
Strategy and processes
Deutsche Bank places strategic importance on social topics. This includes the social dimension of
–adherence to minimum human rights and related requirements
–its sustainable and transition finance and ESG investments volumes,
–specific restrictions on business activities with high-risk clients, as outlined in the bank’s Environmental and Social
Due Diligence Framework
While it remains the governments’ legal obligation to protect against human rights abuses by third parties, including business enterprises, through appropriate policies, legislation, regulations, and adjudication, Deutsche Bank models its corporate responsibility pursuant to the “Protect, Respect and Remedy” framework of the UN Guiding Principles on
Business and Human Rights.
This responsibility includes the need to respect human rights by avoiding causing or contributing to adverse human rights impacts from the bank’s own activities and by seeking to identify, prevent, address, mitigate and manage actual and potential adverse human rights impacts, which are directly linked to Deutsche Bank’s operations, products, or services. As such, the bank has established a risk management framework, which also covers the management of human rights risks. More details of Deutsche Bank’s commitment can be found in the Deutsche Bank Statement on Human
Rights and the Deutsche Bank Statement on Modern Slavery and Human Trafficking, which have been approved by the
Management Board and are publicly available.
Deutsche Bank's objectives in terms of the bank's contribution to identifying, preventing, addressing, mitigating, measuring and managing actual and potential human rights-related risks and social challenges cover:
–Understanding where the bank might trigger human rights impacts by identifying the bank’s exposure to human rights risks across its upstream and downstream value chain as well as own operations
–Identifying sectors and countries having inherently higher risks of negatively impacting human rights
–Ensuring that the bank's frameworks and processes adequately address human rights risks based on the bank’s exposure
–Offering financial solutions helping to address human rights-related and other social challenges
–Providing transparency on the bank's human rights management approach
To reinforce employee’s awareness of activities linked to potential human rights violations, Deutsche Bank has implemented several initiatives. The bank conducted dedicated awareness sessions in cooperation with external partners and delivered periodic training to strengthen employees’ awareness of activities linked to potential human rights incidents. One example is a mandatory 45-minute annual online course on anti-money laundering and the prevention of terrorist and proliferation financing, which addresses topics that may be connected to human rights incidents. The course explains the concept of modern slavery and human trafficking and includes a scenario illustrating how typical risks can be identified. All Deutsche Bank employees worldwide, including contingent workers, are required to complete the module every year. The completion rate in 2025 was 99.82%. Since 2023, a mandatory Risk Awareness online training

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Governance risk
has been delivered to International Private Bank employees every other year. The training includes a dedicated case study on modern slavery, covering questions on typical risk indicators.
The Anti-Financial Crime Team at Deutsche Bank supports a strong risk culture through collaboration across all lines of defense and with law enforcement, regulators, and the private sector, closely addressing topics related to financial crime, including human trafficking. In 2025, Deutsche Bank continued its industry engagements through associations such as the Wolfsberg Group, and public-private partnerships, and supported initiatives aimed at information sharing.
Deutsche Bank has a seat on the German Anti-Financial Crime Alliance Board. Additional partnerships include the
Europol’s Financial Intelligence public-private partnership and the United Kingdom’s Joint Money Laundering
Intelligence Taskforce. Deutsche Bank’ human rights governance also benefits from the exchange of ideas and experiences from its membership in the Thun Group of Banks, econsense, UNEP FI, and UN Global Compact. The bank’s
Head of Human Rights is a member of the Thun Group’s steering committee.
By year-end 2025, at least € 10 billion of the bank’s total € 471 billion volumes in sustainable finance and ESG investments were categorized as social, while € 18 billion were related to both, environmental and social activities
(excluding DWS). While the volume of social investments remains smaller than that of environmental investments, the bank continuous to strengthen its social financing activities, particularly in support of social housing and just transition as reflected in the inclusion of just transition activities in the bank’s Transition Finance Framework. These social financing activities may involve components such as nature-based solutions, which aim to protect both indigenous communities and the environment. To demonstrate its commitment, Deutsche Bank issued extended its Green Instruments Framework to incorporate social criteria within the Sustainable Instruments Framework; an inaugural social bond of € 500 million was issued in July 2024.
Downstream due diligence processes are holistically managed through Deutsche Bank’s Environmental and Social Due
Diligence Framework. The Framework defines rules and responsibilities for risk identification, assessment, decision-
making, and post-transaction monitoring, and specifies the requirements for environmental and social due diligence.
Social criteria are directly linked to human rights which include child and forced labor; modern slavery; occupational health and safety; health, safety, and security of communities; protection of vulnerable groups such as Indigenous
People; land and resource rights; and cultural heritage. The environmental and social due diligence requirements are embedded in the Sustainability Strategy Implementation Policy, complementary supporting documents and sectoral guidelines, and where reputational risk considerations are identified, these are referred to the Reputational Risk
Framework, as appropriate. They build on international standards such as the UN Guiding Principles on Business and
Human Rights and the International Labour Organization’s Core Labor Standards.
Furthermore, Deutsche Bank has established enhanced due diligence requirements for clients active in sectors or countries identified as being sensitive to negative human rights impacts. Environmental and social issues that deem to pose at least a moderate reputational risk are subject to the established reputational risk review process. The respective social due diligence provisions are developed by the Chief Sustainability Office and are embedded into Deutsche Bank’s reputational risk procedures. While assessing a client's human rights related practices, the bank expects compliance with respective national laws and regulations and, where appropriate, the bank embeds industry specific internationally recognized best practices and standards. As a signatory to the Equator Principles, the bank's due diligence for project related financing in scope of the Equator Principles application follows the respective requirements, including the
International Finance Corporation’s Performance Standards 5 and 7, which specifically addresses social topics such as resettlement and indigenous people’s rights. Additionally, the bank is guided by the Human Rights due diligence guidance provided under Equator principles 4, where, if applicable, Deutsche Bank expects clients to undertake Human
Rights due diligence in line with UN Guiding Principles on Business and Human Rights to assess their actual or potential negative impacts on the human rights of affected communities and other stakeholders.
If Deutsche Bank has concerns about a client with regards to human rights, it consults with relevant stakeholders. This might include direct engagement with the client as well as - in an anonymized form - with civil society representatives that are familiar with the situation or affected communities. Where appropriate, the bank obtains the advice of independent experts. Based on the available information and its assessment of the risks that have been identified, the bank decides on the further course of action, which may include working closely with the client, introducing remediation measures and seeking to encourage the client to prevent or mitigate the impact, or the termination of a business relationship.
Risk Management
Deutsche Bank takes steps to identify, prevent, address, mitigate, measure, and manage actual or potential adverse human rights risks by understanding where its business activities and operations might trigger a negative impact on human rights. The bank’s minimum standards relating to human rights and other social risks, as long as they are not in contradiction with regulatory or legal expectations, are:

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Governance risk
–No engagement in business activities where the bank has substantiated evidence of material adverse human rights impacts and it is determined through its internal processes that such adverse human rights impacts cannot be avoided or appropriately mitigated
–Enhanced due diligence requirements for a determined set of sectors, across project finance and in instances where material controversies related to human rights have been identified
–Enhanced due diligence requirements in the defense sector with exclusions including controversial weapons, conflict countries, private military security companies, as well as civilian-use automatic and semi-automatic firearms and human-out-of-the-loop weapon systems
–Enhanced due diligence requirements with regard to adult entertainment, with exclusion of any business directly associated with prostitution and/or pornography (commercial enterprises related to the sale or purchase of sex-
related services, ranging from individual workers in prostitution to the pornographic entertainment industry
–Enhanced due diligence required regarding gambling with exclusion of online gambling Business-to-Consumer operators with exposure to markets where gambling is prohibited.
As a global bank, Deutsche Bank operates in numerous jurisdictions across the world and supports many market sectors with its financial products and services. This provides an opportunity to help address relevant social challenges but may also expose the bank to the risk of being linked to adverse social impacts, including financial crime risks, such as modern slavery and human trafficking. The Anti-Money Laundering Policy and Know Your Client Policy set out the group-wide minimum Anti-Money Laundering requirements including internal safeguarding measures and are complemented by country supplements to ensure compliance with local regulatory requirements. Relevant employees are required, among other things, to conduct due diligence on clients, including establishing the identity, ownership structure, and residency, as well as the purpose and nature of the client relationship, If adverse social issues are identified, for example through negative media coverage, the client must be referred to the Chief Sustainability Office for further assessment in line with the bank’s requirements for enhanced due diligence requirements. Deutsche Bank's Group-wide framework for the prevention of financial crime aims, among other things, to prevent, deter, and detect client activities that may be linked to potential human rights violations. The Financial Crime Risk Management Framework sets out the responsibilities of the
Anti-Financial Crime function and all Deutsche Bank employees in managing financial crime risks. It also defines the organizational requirements and processes for effective risk management across the first and second lines of defense.
In line with the policies and processes that define due‑diligence requirements for clients regarding social and human rights management practices, Deutsche Bank’s policies and procedures also address potential sector‑specific adverse social risks associated with product offering by certain market segments. The bank has established dedicated policies for the defense, gaming, and adult entertainment sectors, which fall under the scope of the Reputational Risk Framework. In accordance with this framework, matters related to these industries must be reviewed by subject matter experts.
Governance risk
Governance
ESGT3
Governance is a priority for Deutsche Bank which is embedded in the organization’s code of conduct. This forms the basis for Deutsche Bank’s management of governance risks. Types of governance risk include counterparties with issues such as transparency and inclusiveness, or clients involved in bribery and corruption scandals, or accused of tax avoidance or optimization. Deutsche Bank addresses these concerns via different frameworks and processes including those relating to reputational risk and AFC.
ESG risks and governance risks specifically are integrated into the Reputational Risk Framework and AFC frameworks as deemed appropriate by the organization e.g. the Reputational Risk Framework would review any concerns regarding counterparties the institution is engaging with that could cause potential moderate or material reputational risk. The
Reputational Risk Framework provides consistent standards for the identification, assessment, and management of reputational risk issues. The Regional Reputational Risk Committees, which are 2nd LoD Committees serve as escalation bodies for their respective regions of Deutsche Bank and the Group Reputational Risk Committee serves as the escalation body at the group level on behalf of the Management Board. The oversight, governance and coordination of the management of reputational risk at Deutsche Bank falls under the responsibility of the Head of ORM.
The escalation procedure for reputational risk requires that relevant stakeholders are consulted for input, such as country management, key control functions, and other second-line subject matter experts. The Unit Reputational Risk
Assessment Process (Unit RRAP) is chaired by a business division’s relevant senior manager and applies to all matters deemed to pose moderate or greater reputational risk. If a matter is considered to pose a material reputational risk and/
or meets one of the bank’s mandatory referral criteria, it is referred for further review to the relevant Regional
Reputational Risk Committee. In exceptional circumstances, matters are referred to the Group Reputational Risk
Committee.

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Governance risk
AFC acts as an independent function setting policies and minimum control standards for the management and mitigation of financial crime risks at Deutsche Bank, including those relating to clients or counterparties that may be the subject of allegations of bribery and corruption. Deutsche Bank’s business divisions are responsible and accountable for the implementation and operationalization of these policies and standards. The Management Board ensures that AFC can execute its tasks independently and effectively.
Strategy and processes
Deutsche Bank's Group Risk Appetite Statement (GRAS) covers the bank’s position on reputational risk and AFC risk appetite which integrates governance risk concerns. The GRAS is owned by Enterprise and Treasury Risk Management, reviewed by the Group Risk Committee and acknowledged by the Management Board on an annual basis.
Deutsche Bank has limited appetite for transactions or relationships with material reputational risk or in areas which inherently pose a higher reputational risk, such as the defense, gaming, or adult entertainment sectors, where there are ethical concerns and potential concerns of corruption and bribery. Specifically, matters are deemed to pose material reputational risk if they are considered likely to: attract significant negative media attention (incl. repeated criticism across various channels), NGO letters or formal campaigns; opposed by significant cross-sections of the public; result in regulatory criticism, negative impact on Deutsche Bank’s relationship with supervisory authorities; criticism at the bank’s annual general meeting; trigger client attrition; or, result in employees questioning how the matter fits in with DB’s code of conduct. These cases are reviewed via the Reputational Risk Framework on a case-by-case basis considering views from a broad range of stakeholders. Reputational risk, including governance risk, cannot be precluded as it can be driven by unforeseeable changes in perception of the Group’s practices by various stakeholders (e.g. public, clients, shareholders and regulators).
Deutsche Bank has no tolerance for its employees or third parties acting on its behalf engaging in bribery or corruption.
On an annual basis, Deutsche Bank undertakes an assessment of inherent bribery and corruption risks and corresponding controls across all its businesses. Deutsche Bank has continued to reduce its exposure to areas that present a higher inherent risk of bribery and corruption, such as the use of business development consultants. Deutsche Bank continues to implement new, and further enhance its existing, controls in these key risk areas. These controls are both preventative and detective and include enhanced due diligence on clients, vendors and other third parties, contractual representations, and warranties, monitoring of relevant payment flows, as well as the monitoring of client, vendor, and other third-party relationships. Potential instances of bribery or corruption are independently investigated, and any employee determined to be engaged in such behavior would be subject to disciplinary action, including red flags, up to and including termination of employment. All Deutsche Bank’s bribery and corruption policies and procedures also apply to all temporary/contract employees. Identified instances of bribery and corruption would be reported to senior management and relevant legal or regulatory authorities. See chapter on “Whistleblowing” for further information.
Deutsche Bank has policies, procedures and controls that cover those areas that present an increased risk of bribery and corruption, the cornerstone of which is the Anti-Bribery and Corruption Policy. These policies cover all key areas of
Deutsche Bank’s bribery and corruption risk exposure, including gifts and entertainment, charitable donations, hiring practices, joint ventures and strategic investments, vendor risk management, books and records, and political contributions.
Deutsche Bank has also implemented a holistic fraud risk management framework across all lines of defense, defining governance and minimum standards, and establishing key controls to mitigate the risk of fraud, such as mandatory time away and fraud transaction monitoring. The Anti-Fraud Policy also sets out the applicable minimum requirements and defines the prohibition of fraud including internal fraud by employees against Deutsche Bank, its clients and other third parties, fraud by external parties against Deutsche Bank, the understanding and assessment of fraud risk, as well as the escalation of internal and external fraud.
Risk management
Deutsche Bank uses a risk-based approach to identify counterparties of concern and determine appropriate escalation steps. This means for governance risk that the bank will assess areas such as ethical considerations, strategy and risk management, inclusiveness, transparency, conflict of interest management and internal communication on critical concerns, if they have been deemed to carry an additional risk factor. For example, via the presence of adverse media, allegations, or NGO activities regarding concerns with the governance of the counterparty. Once concerns are identified they are escalated within the existing Reputational Risk and AFC frameworks as deemed appropriate. Deutsche Bank’s
Sustainability Statement (https://investor-relations.db.com/reports-and-events/annual-reports) provides further details on the Rep Risk Framework and AFC/KYC processes.
The Reputational Risk Framework is in place to manage the process through which active decisions are taken on matters which may pose a reputational risk, before the event, and in doing so to prevent damage to Deutsche Bank’s reputation

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Governance risk
wherever possible. Along with other reputational risk matters, this Framework assess any issues identified in relation to the governance performance of counterparties, including the role of the counterparty’s top governing body. Such concerns can be driven by allegations of corruption and bribery, aggressive business practices and/or issues around transparent business dealings. The Framework also discusses reputational risks arising from, but not limited to, counterparty concerns perceived to be in contradiction with Deutsche Bank’s code of conduct, and potential issues with the business purpose/economic substance of the transaction or product, high risk industries, environmental and social considerations, and the nature of the transaction or product or its structure and terms.
Under the Reputational Risk Framework, all employees are responsible for identifying potential reputational risks and reporting them by means of the Unit RRAP. Each Business Division has an established process through which matters, which are deemed to be a moderate or greater reputational risk are assessed (Unit RRAP). The Framework is applicable across all Business and Infrastructure Divisions and Regions. Whilst every employee has a responsibility to protect
Deutsche Bank’s reputation, the primary responsibility for the identification, assessment, management, monitoring and, if necessary, referring or reporting of reputational risk matters lies with Deutsche Bank’s Business Divisions as the primary risk owners.
To the extent the bank engages with third parties either to act on its behalf or as part of a joint venture or strategic investment, AFC will conduct appropriate levels of due diligence before entering into such a relationship to gain comfort with regard to the counterparty’s controls and whether engaging with the counterparty is within risk appetite. Equally, all new client adoptions are assessed for bribery and corruption concerns, and, where appropriate, will be reviewed as part of the reputational risk process described above.
Climate change transition risk
Financed emissions are emissions that banks and investors finance through on-balance sheet lending and investing activities. Greenhouse gases (GHG) can be distinguished into three categories: Scope 1, 2 and 3.
–Scope 1: Direct GHG emissions occur from sources owned or controlled by the counterparty
–Scope 2: Indirect GHG emissions from generation of purchased electricity, steam, heating, or cooling consumed by the counterparty
–Scope 3: Other indirect GHG emissions not included in Scope 2 occurring in the value chain of the counterparty; it can be further broken down into upstream emissions i.e., life cycle of materials, products or services up to the point of sale and downstream emissions i.e., distribution, storage, use and end-of-life treatment of products and services
Table ESG1 highlights potential transition risks the Group is exposed to on loans and advances, debt securities and equity instruments in the banking book as clients transition to a low-carbon and climate-resilient economy. Transition risk is deemed to be higher for those exposures not aligned with the EU Paris-Benchmark and exposures with a longer maturity, especially from clients operating in carbon-related sectors and highly contributing to climate change.
Starting June 30, 2025, Deutsche Bank reports the estimates of financed emissions (Scope 1,2 & 3) for exposures in the banking book. The Bank calculates its financed emissions using the methodology described in the Sustainability
Statement 2025. Financed emissions reported in the table rely on MSCI data and the emission factors of the Partnership for Carbon Accounting Financials (PCAF) where client-specific emissions data is not available. PCAF Data quality scores are calculated according to the rules outlined in PCAF’s Global GHG Accounting and Reporting Standard for the
Financial Industry. They reflect the extent to which sectoral proxy estimates were utilized in the calculation of financed emissions and are an indication of the challenges that the bank and the industry still face with getting access to consistent and audited client-specific climate risk data.
Determination of clients not aligned with the EU Paris-Benchmark is done on a best-efforts basis, either based on available third-party data or relevant NACE codes considered for the EU PAB benchmark exclusion which has further been enhanced in December 2024 to include NACE codes as suggested by the Bundesverband Öffentlicher Banken
Deutschlands (association of public banks in Germany). The coverage of available information on counterparty exposures is expected to improve over time and could result in further counterparties being identified as not aligned.
For exposures excluded from the EU-Paris aligned Benchmarks, the bank manages these exposures within its risk management framework and in accordance with the bank’s net zero targets, its Environmental and Social Framework, and related sectoral policies, where applicable.
The exposure towards sectors that highly contribute to climate change was € 140.6 billion as of December 31, 2025, whereas the exposure towards sectors other than those that highly contribute to climate changes was € 222.0 billion.
The decline in total exposure of € 8.9 billion compared to € 371.3 billion as of June 30, 2025 was primarily driven by a reclassification of approximately € 17 billion from Non‑Financial Corporations to Households, resulting from data quality

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change transition risk
improvements that led to closer alignment with regulatory requirements. This effect was partially offset by an increase of approximately € 6.7 billion in “K – Financial and insurance activities” within exposures to sectors other than those that highly contribute to climate change. The average weighted maturity of “K - Financial and insurance activities” declined to
2.5 years, primarily due to updates to the complementary method, which enhanced data quality.
Exposures to financial corporates are included in “K - Financial and insurance activities” according to EBA Q&A
2022_6600. The industry classification is based on the counterparty’s NACE code. Determined exposures against holding companies have been re-allocated to a different NACE code based on their economic operating model.

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change transition risk

ESG1 – Banking book- Climate Change transition risk: Credit quality of exposures by sector, emissions and maturity

		Dec 31, 2025
		a	b	d	e	f	g	h	i	j	k	l	m	n	o	p
		Gross carrying amount				Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions			GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in Mtons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company- specific reporting³	<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity
	in € m.		of which: exposures towards companies excl. from EU Paris- aligned Benchmarks in accordance with pts (d) to (g) of Art. 12.1 and Art. 12.2 of Climate Benchmark Standards Regulation	of which: stage 2 exposures	of which: non- performing exposures		of which: stage 2 exposures	of which: non- performing exposures		of which: Scope 3 financed emissions
1	Exposures towards sectors that highly contribute to climate change*	140,436	10,463	21,599	8,105	(2,687)	(334)	(2,219)	162	136	—	118,945	9,696	7,077	4,718	3.3
2	A - Agriculture, forestry and fishing	992	104	63	36	(7)	(1)	(6)	1	1	—	904	62	20	6	2.9
3	B - Mining and quarrying	2,496	2,496	437	31	(33)	(4)	(26)	13	8	—	2,005	210	278	3	2.9
4	B.05 - Mining of coal and lignite	73	73	70	2	(3)	(1)	(2)	1	0	—	73	0	0	0	3.6
5	B.06 - Extraction of crude petroleum and natural gas	1,598	1,598	250	25	(27)	(3)	(22)	9	5	—	1,169	158	272	0	3.4
6	B.07 - Mining of metal ores	53	53	25	0	(0)	(0)	0	0	0	—	47	0	3	3	5.1
7	B.08 - Other mining and quarrying	145	145	49	4	(2)	(0)	(1)	0	0	—	130	11	3	0	2.8
8	B.09 - Mining support service activities	626	626	43	0	(1)	(0)	0	2	1	—	586	41	0	0	1.4
9	C - Manufacturing	34,228	1,293	4,140	1,529	(707)	(48)	(628)	68	62	—	31,540	1,768	888	33	1.9
10	C.10 - Manufacture of food products	3,459	64	289	86	(29)	(5)	(21)	4	3	—	3,264	162	14	18	1.8
11	C.11 - Manufacture of beverages	752	3	56	38	(10)	(1)	(8)	0	0	—	721	31	0	0	1.1
12	C.12 - Manufacture of tobacco products	114	0	9	0	(0)	(0)	(0)	0	0	—	114	0	0	0	2.2
13	C.13 - Manufacture of textiles	337	0	47	25	(11)	(1)	(10)	1	1	—	287	27	22	0	2.5
14	C.14 - Manufacture of wearing apparel	167	0	27	28	(16)	(0)	(15)	0	0	—	140	16	11	0	2.5
15	C.15 - Manufacture of leather and related products	80	0	22	11	(5)	(0)	(5)	0	0	—	68	9	3	0	2.4

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change transition risk

		Dec 31, 2025
		a	b	d	e	f	g	h	i	j	k	l	m	n	o	p
		Gross carrying amount				Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions			GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in Mtons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company- specific reporting³	<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity
	in € m.		of which: exposures towards companies excl. from EU Paris- aligned Benchmarks in accordance with pts (d) to (g) of Art. 12.1 and Art. 12.2 of Climate Benchmark Standards Regulation	of which: stage 2 exposures	of which: non- performing exposures		of which: stage 2 exposures	of which: non- performing exposures		of which: Scope 3 financed emissions
16	C.16 - Manufacture of wood and of products of wood and cork, except furniture; manufacture of articles of straw and plaiting materials	153	0	37	36	(23)	(1)	(22)	0	0	—	133	17	4	0	2.0
17	C.17 - Manufacture of pulp, paper and paperboard	702	0	173	20	(11)	(1)	(9)	1	1	—	608	76	18	0	2.1
18	C.18 - Printing and service activities related to printing	400	0	58	5	(6)	(3)	(3)	0	0	—	376	14	9	0	2.1
19	C.19 - Manufacture of coke oven products	565	565	67	15	(1)	(0)	(0)	4	4	—	498	66	0	0	1.2
20	C.20 - Production of chemicals	2,236	121	213	140	(64)	(3)	(59)	3	2	—	1,979	78	174	5	2.4
21	C.21 - Manufacture of pharmaceutical preparations	1,437	16	158	23	(9)	(1)	(7)	1	0	—	1,287	117	33	0	2.3
22	C.22 - Manufacture of rubber products	1,734	101	271	148	(65)	(5)	(59)	4	4	—	1,663	54	18	0	1.5
23	C.23 - Manufacture of other non- metallic mineral products	608	0	153	55	(38)	(4)	(34)	1	0	—	574	21	8	5	2.8
24	C.24 - Manufacture of basic metals	1,880	2	484	164	(37)	(3)	(32)	5	4	—	1,568	131	181	0	2.2
25	C.25 - Manufacture of fabricated metal products, except machinery and equipment	1,301	0	331	110	(61)	(4)	(56)	2	2	—	1,115	142	44	0	2.3
26	C.26 - Manufacture of computer, electronic and optical products	3,046	0	152	21	(17)	(3)	(12)	1	1	—	2,932	89	26	0	2.1
27	C.27 - Manufacture of electrical equipment	3,923	52	145	74	(44)	(1)	(40)	6	6	—	3,560	339	24	0	1.5
28	C.28 - Manufacture of machinery and equipment n.e.c.	3,325	68	305	200	(87)	(3)	(80)	7	6	—	3,120	156	48	1	1.8

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change transition risk

		Dec 31, 2025
		a	b	d	e	f	g	h	i	j	k	l	m	n	o	p
		Gross carrying amount				Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions			GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in Mtons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company- specific reporting³	<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity
	in € m.		of which: exposures towards companies excl. from EU Paris- aligned Benchmarks in accordance with pts (d) to (g) of Art. 12.1 and Art. 12.2 of Climate Benchmark Standards Regulation	of which: stage 2 exposures	of which: non- performing exposures		of which: stage 2 exposures	of which: non- performing exposures		of which: Scope 3 financed emissions
29	C.29 - Manufacture of motor vehicles, trailers and semi-trailers	3,642	192	469	133	(66)	(4)	(61)	22	22	—	3,536	101	6	0	1.1
30	C.30 - Manufacture of other transport equipment	1,486	25	75	88	(50)	(1)	(48)	3	3	—	1,430	30	25	0	2.6
31	C.31 - Manufacture of furniture	244	0	56	13	(10)	(1)	(9)	0	0	—	236	3	5	0	1.3
32	C.32 - Other manufacturing	2,589	85	534	98	(45)	(5)	(38)	2	2	—	2,292	83	211	3	2.6
33	C.33 - Repair and installation of machinery and equipment	48	0	9	1	(0)	(0)	(0)	0	0	—	39	4	5	0	2.4
34	D - Electricity, gas, steam and air conditioning supply	6,215	3,667	521	182	(87)	(4)	(77)	14	6	—	4,938	652	451	175	3.8
35	D35.1 - Electric power generation, transmission and distribution	5,185	3,198	436	112	(39)	(3)	(31)	11	5	—	3,975	628	407	174	4.2
36	D35.11 - Production of electricity	2,946	2,479	349	88	(31)	(3)	(26)	7	4	—	2,172	379	221	174	5.1
37	D35.2 - Manufacture of gas; distribution of gaseous fuels through mains	580	445	83	69	(47)	(1)	(46)	1	1	—	523	17	40	0	3.0
38	D35.3 - Steam and air conditioning supply	450	24	2	1	(0)	(0)	(0)	2	0	—	439	7	4	0	0.4
39	E - Water supply; sewerage, waste management and remediation activities	938	0	277	8	(10)	(5)	(4)	1	0	—	726	147	55	10	3.6
40	F - Construction	5,281	98	437	241	(109)	(11)	(92)	4	3	—	4,008	551	347	375	5.4
41	F.41 - Construction of buildings	2,720	13	156	108	(38)	(2)	(33)	2	1	—	2,048	246	114	311	6.3
42	F.42 - Civil engineering	852	17	42	15	(11)	(2)	(9)	1	0	—	597	101	141	13	5.3
43	F.43 - Specialized construction activities	1,709	69	239	118	(59)	(7)	(50)	1	1	—	1,363	203	92	51	3.9

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change transition risk

		Dec 31, 2025
		a	b	d	e	f	g	h	i	j	k	l	m	n	o	p
		Gross carrying amount				Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions			GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in Mtons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company- specific reporting³	<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity
	in € m.		of which: exposures towards companies excl. from EU Paris- aligned Benchmarks in accordance with pts (d) to (g) of Art. 12.1 and Art. 12.2 of Climate Benchmark Standards Regulation	of which: stage 2 exposures	of which: non- performing exposures		of which: stage 2 exposures	of which: non- performing exposures		of which: Scope 3 financed emissions
44	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	23,495	2,694	2,628	1,034	(517)	(25)	(475)	44	43	—	22,508	763	196	28	1.0
45	H - Transportation and storage	9,088	109	690	332	(91)	(8)	(76)	6	3	—	6,914	1,664	452	58	4.0
46	H.49 - Land transport and transport via pipelines	1,673	109	43	58	(27)	(1)	(25)	1	1	—	1,427	148	89	9	3.0
47	H.50 - Water transport	1,353	0	98	69	(2)	(0)	(0)	2	0	—	831	363	121	38	7.5
48	H.51 - Air transport	3,343	0	281	117	(13)	(3)	(7)	2	1	—	2,459	792	92	0	3.9
49	H.52 - Warehousing and support activities for transportation	2,341	0	267	87	(49)	(4)	(43)	1	1	—	1,821	361	148	11	3.7
50	H.53 - Postal and courier activities	378	0	1	1	(0)	(0)	(0)	0	0	—	376	1	1	0	0.2
51	I - Accommodation and food service activities	3,148	0	919	98	(32)	(9)	(20)	1	1	—	2,155	750	235	9	4.1
52	L - Real estate activities	54,556	2	11,486	4,614	(1,094)	(220)	(816)	10	10	—	43,248	3,129	4,156	4,023	4.8
53	Exposures towards sectors other than those that highly contribute to climate change*	221,955	477	7,786	2,492	(878)	(90)	(677)	0	0	—	201,047	13,106	4,464	3,337	2.6
54	K - Financial and insurance activities¹	165,918	204	3,070	780	(268)	(19)	(198)	0	0	—	152,169	8,361	3,100	2,287	2.5
55	Exposures to other sectors (NACE codes J, M - U)	56,037	274	4,716	1,712	(610)	(71)	(478)	0	0	—	48,878	4,745	1,364	1,050	2.8
56	Total	362,390	10,940	29,385	10,597	(3,565)	(424)	(2,895)	162	136	—	319,992	22,802	11,541	8,055	2.9
1 Includes exposures to financial corporates as per EBA Q&A 2022_6600
2 Based on % of turnover contributing to environmentally sustainable activities aligned with the EU Taxonomy CCM objectives.
3 The Bank can derive the % of gross carrying amount for Scope 1 & 2 based on company specific reporting, however Scope 3 is based on estimates hence not reported

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change transition risk

		Jun 30, 2025
		a	b	d	e	f	g	h	i	j	k	l	m	n	o	p
		Gross carrying amount				Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions			GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in Mtons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company- specific reporting	<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity
	in € m.		of which: exposures towards companies excl. from EU Paris- aligned Benchmarks in accordance with pts (d) to (g) of Art. 12.1 and Art. 12.2 of Climate Benchmark Standards Regulation	of which: stage 2 exposures	of which: non- performing exposures		of which: stage 2 exposures	of which: non- performing exposures		of which: Scope 3 financed emissions
1	Exposures towards sectors that highly contribute to climate change*	148,553	14,785	27,245	7,713	(2,547)	(314)	(2,102)	163	136	—	123,833	10,072	8,253	6,395	3.6
2	A - Agriculture, forestry and fishing	1,355	200	72	30	(7)	(1)	(5)	2	2	—	1,203	64	64	25	3.2
3	B - Mining and quarrying	3,480	3,480	373	16	(23)	(5)	(15)	16	10	—	3,182	99	193	6	1.9
4	B.05 - Mining of coal and lignite	82	82	34	2	(3)	(1)	(2)	1	0	—	80	2	0	0	4.1
5	B.06 - Extraction of crude petroleum and natural gas	2,504	2,504	309	11	(18)	(3)	(12)	12	9	—	2,231	86	186	1	1.9
6	B.07 - Mining of metal ores	106	106	21	0	(0)	(0)	(0)	1	0	—	103	0	0	3	1.4
7	B.08 - Other mining and quarrying	149	149	9	2	(1)	(0)	(1)	0	0	—	131	11	6	2	4.0
8	B.09 - Mining support service activities	640	640	0	0	(1)	(0)	(0)	3	0	—	638	0	1	0	1.1
9	C - Manufacturing	34,622	1,669	5,128	1,434	(660)	(50)	(582)	70	64	—	31,459	1,880	1,042	242	2.1
10	C.10 - Manufacture of food products	3,509	52	398	57	(35)	(4)	(28)	3	3	—	3,153	275	37	44	2.1
11	C.11 - Manufacture of beverages	741	0	83	13	(6)	(2)	(3)	0	0	—	700	37	4	1	1.5
12	C.12 - Manufacture of tobacco products	145	0	8	0	(0)	(0)	(0)	0	0	—	130	15	0	0	1.6
13	C.13 - Manufacture of textiles	416	0	39	33	(14)	(1)	(13)	1	1	—	340	32	34	9	3.3
14	C.14 - Manufacture of wearing apparel	253	0	38	31	(17)	(0)	(16)	0	0	—	171	22	21	39	7.1
15	C.15 - Manufacture of leather and related products	100	0	44	9	(5)	(1)	(4)	0	0	—	81	10	8	1	3.3
16	C.16 - Manufacture of wood and of products of wood and cork, except furniture; manufacture of articles of straw and plaiting materials	216	0	58	23	(22)	(2)	(20)	0	0	—	181	22	9	4	3.1
17	C.17 - Manufacture of pulp, paper and paperboard	605	0	102	20	(12)	(0)	(11)	1	0	—	531	48	24	1	2.2

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change transition risk

		Jun 30, 2025
		a	b	d	e	f	g	h	i	j	k	l	m	n	o	p
		Gross carrying amount				Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions			GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in Mtons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company- specific reporting	<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity
	in € m.		of which: exposures towards companies excl. from EU Paris- aligned Benchmarks in accordance with pts (d) to (g) of Art. 12.1 and Art. 12.2 of Climate Benchmark Standards Regulation	of which: stage 2 exposures	of which: non- performing exposures		of which: stage 2 exposures	of which: non- performing exposures		of which: Scope 3 financed emissions
18	C.18 - Printing and service activities related to printing	585	0	58	7	(5)	(1)	(3)	0	0	—	533	27	15	9	2.2
19	C.19 - Manufacture of coke oven products	539	539	123	0	(1)	(0)	(0)	3	3	—	501	36	1	1	0.8
20	C.20 - Production of chemicals	2,332	213	328	73	(34)	(4)	(29)	3	2	—	2,081	68	178	4	2.3
21	C.21 - Manufacture of pharmaceutical preparations	1,440	18	127	24	(10)	(1)	(7)	1	0	—	1,311	105	23	1	2.0
22	C.22 - Manufacture of rubber products	1,941	228	372	135	(44)	(4)	(39)	7	7	—	1,841	70	28	2	1.7
23	C.23 - Manufacture of other non- metallic mineral products	984	0	131	46	(34)	(4)	(30)	2	1	—	948	15	13	8	2.0
24	C.24 - Manufacture of basic metals	1,698	0	313	188	(42)	(1)	(38)	4	3	—	1,479	117	98	4	2.2
25	C.25 - Manufacture of fabricated metal products, except machinery and equipment	1,826	0	402	109	(61)	(4)	(55)	3	3	—	1,577	160	74	15	2.5
26	C.26 - Manufacture of computer, electronic and optical products	2,405	0	237	23	(15)	(2)	(12)	1	1	—	2,326	42	34	4	2.2
27	C.27 - Manufacture of electrical equipment	2,389	50	626	70	(46)	(2)	(43)	7	7	—	2,147	203	35	4	1.9
28	C.28 - Manufacture of machinery and equipment n.e.c.	3,579	41	344	145	(76)	(5)	(68)	9	8	—	3,354	131	85	9	1.8
29	C.29 - Manufacture of motor vehicles, trailers and semi-trailers	4,060	409	782	120	(67)	(6)	(59)	20	19	—	3,994	50	12	5	1.1
30	C.30 - Manufacture of other transport equipment	1,377	91	69	111	(34)	(1)	(33)	4	3	—	1,318	32	27	0	2.4
31	C.31 - Manufacture of furniture	227	0	36	15	(11)	(0)	(10)	0	0	—	195	9	17	7	3.4
32	C.32 - Other manufacturing	3,170	28	395	180	(67)	(4)	(60)	2	2	—	2,501	347	255	67	3.6
33	C.33 - Repair and installation of machinery and equipment	86	0	17	1	(1)	(1)	(0)	0	0	—	68	6	8	4	3.5

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change transition risk

		Jun 30, 2025
		a	b	d	e	f	g	h	i	j	k	l	m	n	o	p
		Gross carrying amount				Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions			GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in Mtons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company- specific reporting	<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity
	in € m.		of which: exposures towards companies excl. from EU Paris- aligned Benchmarks in accordance with pts (d) to (g) of Art. 12.1 and Art. 12.2 of Climate Benchmark Standards Regulation	of which: stage 2 exposures	of which: non- performing exposures		of which: stage 2 exposures	of which: non- performing exposures		of which: Scope 3 financed emissions
34	D - Electricity, gas, steam and air conditioning supply	5,752	5,752	665	138	(70)	(4)	(62)	17	9	—	4,454	713	515	71	3.9
35	D35.1 - Electric power generation, transmission and distribution	5,101	5,101	560	96	(32)	(3)	(25)	16	8	—	3,972	594	467	69	3.9
36	D35.11 - Production of electricity	2,682	2,682	432	96	(30)	(2)	(25)	7	3	—	2,012	366	238	67	4.4
37	D35.2 - Manufacture of gas; distribution of gaseous fuels through mains	622	622	102	41	(37)	(1)	(36)	2	1	—	476	103	44	0	3.7
38	D35.3 - Steam and air conditioning supply	29	29	2	1	(0)	(0)	(0)	0	0	—	7	16	4	2	7.8
39	E - Water supply; sewerage, waste management and remediation activities	1,041	0	215	5	(5)	(1)	(3)	1	0	—	805	164	62	10	3.2
40	F - Construction	5,917	59	769	300	(109)	(17)	(86)	3	3	—	3,984	816	449	667	6.7
41	F.41 - Construction of buildings	2,775	42	261	120	(39)	(4)	(32)	2	1	—	1,905	321	143	406	7.5
42	F.42 - Civil engineering	720	0	70	7	(6)	(2)	(3)	0	0	—	501	133	58	28	4.7
43	F.43 - Specialized construction activities	2,421	16	439	173	(64)	(11)	(51)	1	1	—	1,578	362	247	234	6.4
44	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	24,816	3,406	3,759	1,116	(567)	(31)	(516)	37	36	—	22,539	818	972	487	2.0
45	H - Transportation and storage	7,438	199	1,078	226	(82)	(8)	(67)	6	2	—	5,519	1,366	422	131	4.2
46	H.49 - Land transport and transport via pipelines	846	199	96	41	(16)	(2)	(13)	0	0	—	662	134	26	24	4.3
47	H.50 - Water transport	1,246	0	417	1	(3)	(1)	(0)	2	0	—	796	305	136	9	5.8
48	H.51 - Air transport	2,408	0	264	84	(16)	(2)	(12)	2	1	—	1,671	630	106	1	4.0
49	H.52 - Warehousing and support activities for transportation	2,636	0	287	98	(46)	(3)	(40)	1	1	—	2,099	295	152	90	3.9
50	H.53 - Postal and courier activities	303	0	13	2	(2)	(0)	(2)	0	0	—	292	3	2	7	1.1

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change transition risk

		Jun 30, 2025
		a	b	d	e	f	g	h	i	j	k	l	m	n	o	p
		Gross carrying amount				Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions			GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in Mtons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company- specific reporting	<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity
	in € m.		of which: exposures towards companies excl. from EU Paris- aligned Benchmarks in accordance with pts (d) to (g) of Art. 12.1 and Art. 12.2 of Climate Benchmark Standards Regulation	of which: stage 2 exposures	of which: non- performing exposures		of which: stage 2 exposures	of which: non- performing exposures		of which: Scope 3 financed emissions
51	I - Accommodation and food service activities	3,595	0	1,017	101	(38)	(11)	(25)	0	0	—	2,314	864	298	119	5.1
52	L - Real estate activities	60,537	20	14,170	4,349	(985)	(187)	(742)	11	10	—	48,375	3,288	4,237	4,636	4.8
53	Exposures towards sectors other than those that highly contribute to climate change*	222,726	477	10,676	3,487	(860)	(100)	(633)	0	0	—	194,624	15,901	6,718	5,483	9.3
54	K - Financial and insurance activities¹	159,224	212	3,878	949	(287)	(18)	(204)	0	0	—	145,028	9,520	2,829	1,847	11.3
55	Exposures to other sectors (NACE codes J, M - U)	63,503	265	6,798	2,538	(573)	(82)	(430)	0	0	—	49,596	6,381	3,889	3,637	4.3
56	Total	371,280	15,262	37,920	11,200	(3,406)	(414)	(2,736)	163	136	—	318,457	25,973	14,971	11,878	7.0
1 Includes exposures to financial corporates as per EBA Q&A 2022_6600
2 Based on % of turnover contributing to environmentally sustainable activities eligible per the EU Taxonomy CCM objectives.

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Energy efficiency of real estate collateral

Energy efficiency of real estate collateral
Table ESG2 provides insights into the energy efficiency of residential and commercial real estate collateralizing
Deutsche Bank’s loans, utilizing kWh/m² and Energy Performance Certificate (EPC) labels.
Energy efficiency information is unavailable for the majority of the collateral. Although certain local EPC databases exist for Spain and Italy, a 92% of the Group’s portfolios is located in Germany without a fully public EPC database. However,
Deutsche Bank is able to derive EPC estimates using internal collateral attributes and external reference datasets, including PCAF.
For contracts secured by multiple properties, the calculated kWh/m² figures are allocated to each property on a pro-rata basis, using the weighted average lending value as the allocation key. In total, Deutsche Bank reaches a PCAF Data
Quality score of 3.9 for its EU residential real estate portfolio. The scores reflect the extent to which proxy estimates were utilized.
Loans secured by immovable property predominantly stem from the bank’s German residential real estate portfolio
(€ 147.8 billion), where Deutsche Bank maintains strong market coverage and can reliably estimate energy efficiency metric. Owing to the significant share of recently constructed properties in the German mortgage portfolio, a 26% of the gross carrying amount is associated with low energy consumption levels.
Deutsche Bank began collecting EPC information for new residential real estate loans within its EU based portfolio in
2022. Due to data protection requirements, EPCs cannot be systematically obtained from private households, resulting in limited availability of actual EPC labels for residential immovable property.
For private household clients, EPC documentation is collected only where clients are legally required to hold a valid EPC for their property. The 92% of reported EPC labels currently originate from the German and Spanish mortgage portfolios.
The collection process of energy efficiency data including certificates for commercial immovable property remains under development.
Loans secured by garages and plots (classified under residential immovable property) do not have an associated kWh/m²
estimate and are therefore recorded as 0 kWh/m² in column b. Exposures for which no EPC label is available are reported without EPCs in column o. Where an EPC label exists but does not include kWh/m² data, the gross carrying amount is reported under “Level of energy efficiency estimated“ in column a5.
For portfolios outside the EU, comprehensive and harmonized energy-efficiency standards comparable to EU frameworks are generally not in place. However, the coverage of both EU and non‑EU portfolios with kWh/m² or EPC information has increased substantially compared with the second quarter of 2025 driven by two key factors: model enhancements and more comprehensive data collection.

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Energy efficiency of real estate collateral

ESG2 – Banking book - Climate change transition risk: Loans collateralised by immovable property - Energy efficiency of the collateral

		Dec 31, 2025
		a	b	c	d	e	f	g	h	i	j	k	l	m	n	o	p
		Total gross carrying amount amount
			Level of energy efficiency (EP score in kWh/m² of collateral)						Level of energy efficiency (EPC label of collateral)							Without EPC label of collateral
	in € m. (unless stated otherwise)		0; <= 100	> 100; <= 200	> 200; <= 300	> 300; <= 400	> 400; <= 500	> 500	A	B	C	D	E	F	G		of which: level of energy efficiency (EP score in kWh/m² of collateral) estimated (in %)
1	Total EU area	187,386	59,039	72,979	44,227	2,039	378	346	1,618	1,159	1,731	2,657	4,152	2,273	4,252	169,545	95
2	Of which Loans collateralized by commercial immovable property	26,813	5,115	11,143	3,969	594	25	184	184	62	188	215	100	119	344	25,601	78
3	Of which Loans collateralized by residential immovable property	160,564	53,923	61,836	40,259	1,445	354	153	1,434	1,096	1,543	2,442	4,052	2,154	3,908	143,934	98
4	Of which Collateral obtained by taking possession: residential and commercial immovable properties	9	0	0	0	0	0	9	0	0	0	0	0	0	0	9	0
5	Of which Level of energy efficiency (EP score in kWh/ m² of collateral) estimated	161,530	54,732	65,708	40,509	520	35	25	—	—	—	—	—	—	—	161,238	100

6	Total non-EU area	39,668	1,960	7,688	7,134	2,676	6,441	145	3	149	102	42	41	4	4	39,322	65
7	Of which Loans collateralized by commercial immovable property	35,096	1,838	6,288	7,080	2,561	6,436	145	0	147	97	34	27	0	0	34,790	69
8	Of which Loans collateralized by residential immovable property	4,572	123	1,400	54	114	5	0	3	2	6	8	14	4	4	4,532	37
9	Of which Collateral obtained by taking possession: residential and commercial immovable properties	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
10	Of which Level of energy efficiency (EP score in kWh/ m² of collateral) estimated	25,979	1,948	7,643	7,129	2,675	6,440	145	—	—	—	—	—	—	—	25,699	100

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Energy efficiency of real estate collateral

		Jun 30, 2025
		a	b	c	d	e	f	g	h	i	j	k	l	m	n	o	p
		Total gross carrying amount amount
			Level of energy efficiency (EP score in kWh/m² of collateral)						Level of energy efficiency (EPC label of collateral)							Without EPC label of collateral
	in € m. (unless stated otherwise)		0; <= 100	> 100; <= 200	> 200; <= 300	> 300; <= 400	> 400; <= 500	> 500	A	B	C	D	E	F	G		of which: level of energy efficiency (EP score in kWh/m² of collateral) estimated (in %)
1	Total EU area	191,047	56,670	65,606	42,630	1,342	736	2,281	1,285	869	1,249	2,083	3,641	1,887	3,592	176,441	88
2	Of which Loans collateralized by commercial immovable property	27,142	1,873	3,382	1,494	54	391	1,889	35	31	39	107	70	36	287	26,537	32
3	Of which Loans collateralized by residential immovable property	163,895	54,797	62,224	41,136	1,288	345	382	1,250	838	1,211	1,976	3,571	1,851	3,305	149,894	98
4	Of which Collateral obtained by taking possession: residential and commercial immovable properties	10	0	0	0	0	0	10	0	0	0	0	0	0	0	10	0
5	Of which Level of energy efficiency (EP score in kWh/ m² of collateral) estimated	155,123	53,250	59,799	39,496	223	436	1,919	—	—	—	—	—	—	—	155,123	100

6	Total non-EU area	41,942	127	1,311	51	3	8	8	1	4	4	7	40	3	4	41,879	3
7	Of which Loans collateralized by commercial immovable property	37,242	1	212	1	0	6	7	0	0	0	0	27	0	0	37,214	1
8	Of which Loans collateralized by residential immovable property	4,701	126	1,099	50	3	2	1	1	4	4	7	13	3	4	4,665	27
9	Of which Collateral obtained by taking possession: residential and commercial immovable properties	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
10	Of which Level of energy efficiency (EP score in kWh/ m² of collateral) estimated	1,453	120	1,270	47	1	6	8	—	—	—	—	—	—	—	1,453	99

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Exposures to Top 20 carbon-intensive firms
Alignment metrics on relative scope 3 emissions
The following template discloses eight carbon intensive sectors currently tracked under Deutsche Bank’s Net Zero target regime. This information is also available in the 2025 Sustainability Statement, where more details and context can be found such as 2050 final decarbonization targets, year-on-year analysis, and high-level methodological details.
Deutsche Bank’s sectoral targets are calibrated using the International Energy Agency (IEA) Net Zero Emissions (NZE)
pathway, the decarbonization pathways from the Poseidon Principles methodology which follows the Revised
International Maritime Organisation (IMO) Strategy for shipping, and the Mission Possible Partnership Prudent Scenario
for Commercial Aviation.
Deutsche Bank’s Net Zero target regime reports the exposure in terms of total loan commitment (i.e., loan drawn and undrawn) in line with the Sustainability Statement, instead of the gross carrying amount; the undrawn loan exposure is included as it is a better reflection of the balance sheet commitment.
ESG3: Banking book - Indicators of potential climate change transition risk: Alignment metrics

		Dec 31, 2025
		c	d	e	f	g
	Sector	Portfolio gross carrying amount¹ (in € m)	Alignment metric	Year of reference	Distance to IEA NZE2050 (in %)²	Target (year of reference + 3 years)³
1	Power	12,843	195 kgCO2e/MWh	2024	70.6	114
3	Automotive	7,461	153 gCO2/v-km	2024	98.6	77
4	Aviation	1,835	1% Pegasus Guidelines	2024	1.0	0
5	Maritime transport	885	7.5% Poseidon Principles (Revised-Striving)	2024	7.5	0
6	Cement, clinker and lime production	439	749 kgCO2e/t cement	2024	55.3	483
7	Iron and steel, coke, and metal ore production	1,788	1,231 kgCO2e/t steel	2024	22.6	1,004
9	Oil and Gas	7,765	17.6 MtCO2/y	2024	-2.1	18
10	Coal Mining	1,220	5.3 MtCO2/y	2024	32.2	4
1Includes drawn and undrawn loan commitments as of year end 2025
2% represented in terms of Distance to IEA NZE 2030, as the bank has not set a target with a 3-year horizon beyond the interim target set for 2030
3The bank has chosen to disclose the Target (2030) instead of the Target (year of reference + 3 years)
Exposures to Top 20 carbon-intensive firms
Table ESG4 highlights the aggregate exposure Deutsche Bank has towards the top 20 most carbon-intensive firms and its subsidiaries in the world by gross carrying amount (including loans and advances, debt securities and equity instruments) in the banking book and weighted average maturity. The underlying data source for identifying the top 20 most carbon-intensive firms is the publicly latest available list from the Carbon Majors Report 2020 with database as of
2018.
ESG4 – Exposures in the banking book to the top 20 carbon-intensive firms in the world

		Dec 31, 2025
		a	b	d	e
	in € m.	Gross carrying amount (aggregate)	Gross carrying amount towards the counterparties compared to total gross carrying amount (aggregate in %)	Weighted average maturity	Number of top 20 polluting firms included
1	Top 20 polluting firms	1,707	0.24	1.1	12

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Exposures to Top 20 carbon-intensive firms

		Jun 30, 2025
		a	b	d	e
	in € m.	Gross carrying amount (aggregate)	Gross carrying amount towards the counterparties compared to total gross carrying amount (aggregate in %)	Weighted average maturity	Number of top 20 polluting firms included
1	Top 20 polluting firms	2,088	0.30	1.0	13
Deutsche Bank’s exposure towards the Top 20 firms amounted to € 1.7 billion as per December 31, 2025, being
€ 0,4billion lower compared to June 30, 2025 where it stood at € 2.1 billion, resulting in a lower overall exposure ratio of
0.24%. The weighted average maturity remained broadly stable, with a slight increase to 1.1 years.
Climate change - physical risk
Physical risks arise from the increasing frequency, severity, and volatility of acute events, such as hurricanes, floods, and wildfires, as well as chronic shifts in weather patterns, such as droughts disrupting agriculture production. These changes can have a potential impact on economic output and productivity, can cause sudden damage to properties, disruption of supply chains, and depreciation of assets, as well as additional cost related to operational downtime.
The bank utilizes data provided by Standard & Poor’s (S&P) to map locations as having acute or chronic hazard scores.
S&P’s exposure scores forecast climate event probabilities for eight hazards and four climate scenarios. The exposure scores represent the likelihood of each climate hazard and scenario over the next eight decades. For the purpose of determining physical risk, Deutsche Bank has selected the exposure scores from the Representative Concentration
Pathways 7 (RCP7) 2.1° by 2050) scenario projection for the 2040 decade.
Acute risks are defined by S&P as Coastal Flooding, Fluvial Flooding, Pluvial Flooding & Tropical Cyclones. Chronic risks are defined by S&P as Extreme Heat, Extreme Cold, Wildfire, Water Stress, Drought and Landslide. A loan is considered sensitive to impacts from climate change physical events if at least one or more of a loan’s physical exposure score exceeds a threshold calibrated for a given natural hazard type.
If the loan has real estate as collateral, the bank uses the property zip code to determine the S&P exposure score. For larger companies, with multiple, regionally diversified locations and for loans not secured by real estate, S&P provides an exposure score from their internal assets and clients database, which aggregates the risk based on the company’s multiple locations and operations. If the borrower is not in S&P’s database and does not have real estate as collateral, the bank will use the clients domiciliation to determine the appropriate exposure score based on similar locations with information available from S&P. As of December 31, 2025, the Group obtained exposure scores on 95% of the German
Private Bank real estate loans and 86% across Private Bank (excl. German Private Bank), Corporate Bank and Investment
Bank. Continuous enhancement to processes, refinement of methodology and forward-looking information can result in changes to exposures subject to physical risk.
Table ESG5 provides information on exposures in the banking book (including loans and advances and debt securities)
towards non-financial corporates with a geographical grouping in four regions: Europe, the Middle East and Africa
(EMEA), Asia Pacific, North America and Latin America. The gross carrying amount of the loans do not consider any risk mitigation, adaption or resilience measures the bank may have taken to reduce the risk of physical loss or any costs related to climate change. The increase in exposures sensitive to impact from chronic climate change versus the prior period is primarily driven by the inclusion of landslide hazards and the expanded asset level data coverage. In addition, selected exposures were reclassified between the residential and commercial exposures in the EMEA region during the second half of the year 2025 .

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change - physical risk

ESG5 – Banking book - Climate change physical risk: Exposures subject to physical risk – EMEA

		Dec 31, 2025
		b	c	d	e	f	g	h	i	j	k	l	m	n	o
		Total gross carrying amount amount
			of which: exposures sensitive to impact from climate change physical events
			Breakdown by maturity bucket					of which: exposures sensitive to impact from chronic climate change events	oh which: exposures sensitive to impact from acute climate change events	of which: exposures sensitive to impact both from chronic and acute climate change events	of which: Stage 2 exposures	of which: non-per- forming exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions
	in € m.		<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity							of which: Stage 2 exposures	of which: non-per- forming exposures
1	A - Agriculture, forestry and fishing	385	33	33	25	0	3.8	88	2	0	23	7	(3)	(0)	(2)
2	B - Mining and quarrying	1,061	53	194	5	0	2.3	165	86	1	52	3	(2)	(0)	(1)
3	C - Manufacturing	21,604	1,438	616	180	0	2.4	2,041	172	22	417	218	(68)	(5)	(59)
4	D - Electricity, gas, steam and air conditioning supply	2,769	146	160	23	0	2.4	328	2	0	30	10	(3)	(0)	(3)
5	E - Water supply; sewerage, waste management and remediation activities	548	36	20	1	0	2.0	56	0	0	26	5	(3)	(0)	(3)
6	F - Construction	2,975	284	98	101	11	3.5	489	5	0	110	49	(28)	(2)	(26)
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	16,018	2,092	538	30	0	1.1	2,566	86	7	224	149	(85)	(5)	(77)
8	H - Transportation and storage	5,798	135	377	173	0	2.8	605	35	45	74	31	(15)	(1)	(14)
9	L - Real estate activities	25,129	1,458	948	615	195	5.3	2,895	206	116	345	111	(52)	(2)	(44)
10	Loans collateralized by residential immovable property	161,387	777	1,966	5,160	8,602	17.9	15,254	1,207	44	1,923	389	(127)	(29)	(93)
11	Loans collateralized by commercial immovable property	32,750	1,669	1,152	902	191	5.3	3,588	321	5	380	164	(75)	(5)	(64)
12	Repossessed collaterals	9	3	0	2	1	2.3	7	0	0	0	7	0	0	(7)
13	Other relevant sectors (breakdown below where relevant)	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change - physical risk

		Jun 30, 2025
		b	c	d	e	f	g	h	i	j	k	l	m	n	o
		Total gross carrying amount amount
			of which: exposures sensitive to impact from climate change physical events
			Breakdown by maturity bucket					of which: exposures sensitive to impact from chronic climate change events	oh which: exposures sensitive to impact from acute climate change events	of which: exposures sensitive to impact both from chronic and acute climate change events	of which: Stage 2 exposures	of which: non-per- forming exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions
	in € m.		<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity							of which: Stage 2 exposures	of which: non-per- forming exposures
1	A - Agriculture, forestry and fishing	622	32	26	15	3	5.1	73	3	0	13	2	(2)	(0)	(1)
2	B - Mining and quarrying	1,815	66	107	22	1	3.6	102	93	2	1	1	(0)	(0)	(0)
3	C - Manufacturing	22,938	1,444	879	197	28	2.8	2,405	123	19	444	190	(65)	(6)	(56)
4	D - Electricity, gas, steam and air conditioning supply	1,994	183	160	25	1	2.8	367	2	0	68	3	(2)	(0)	(2)
5	E - Water supply; sewerage, waste management and remediation activities	603	21	22	2	2	4.0	48	0	0	14	1	(1)	(0)	(1)
6	F - Construction	3,464	302	121	177	72	6.2	660	11	1	159	99	(27)	(2)	(25)
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	17,448	1,829	509	234	241	4.1	2,705	103	5	487	180	(93)	(7)	(83)
8	H - Transportation and storage	4,611	337	616	78	26	3.1	788	268	1	120	34	(12)	(1)	(11)
9	L - Real estate activities	25,331	1,659	788	523	235	5.1	2,871	332	2	381	118	(52)	(2)	(46)
10	Loans collateralized by residential immovable property	164,789	795	2,147	5,416	7,541	16.9	14,704	1,153	42	1,751	391	(126)	(30)	(90)
11	Loans collateralized by commercial immovable property	32,991	1,796	1,052	700	189	4.8	3,313	423	2	524	175	(72)	(4)	(63)
12	Repossessed collaterals	10	4	1	2	1	2.9	7	0	0	0	7	0	0	(7)
13	Other relevant sectors (breakdown below where relevant)	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change - physical risk
ESG5 – Banking book - Climate change physical risk: Exposures subject to physical risk – Asia Pacific

		Dec 31, 2025
		b	c	d	e	f	g	h	i	j	k	l	m	n	o
		Total gross carrying amount amount
			of which: exposures sensitive to impact from climate change physical events
			Breakdown by maturity bucket					of which: exposures sensitive to impact from chronic climate change events	oh which: exposures sensitive to impact from acute climate change events	of which: exposures sensitive to impact both from chronic and acute climate change events	of which: Stage 2 exposures	of which: non-per- forming exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions
	in € m.		<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity							of which: Stage 2 exposures	of which: non-per- forming exposures
1	A - Agriculture, forestry and fishing	41	10	0	0	0	6.5	10	0	0	0	0	(0)	0	0
2	B - Mining and quarrying	689	151	82	270	0	6.8	404	26	73	98	0	(1)	(1)	0
3	C - Manufacturing	6,410	1,791	296	137	1	1.3	977	950	297	89	23	(7)	(1)	(4)
4	D - Electricity, gas, steam and air conditioning supply	1,910	299	123	138	11	3.9	513	57	1	121	21	(5)	(1)	(4)
5	E - Water supply; sewerage, waste management and remediation activities	126	50	0	1	0	1.1	49	1	1	48	0	(0)	(0)	0
6	F - Construction	880	347	23	107	0	1.5	166	265	46	74	3	(1)	(1)	(0)
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	4,214	1,009	36	72	1	1.1	807	230	81	62	24	(8)	(0)	(7)
8	H - Transportation and storage	1,038	201	348	45	5	3.6	337	39	222	55	5	(2)	(1)	(0)
9	L - Real estate activities	1,353	507	21	56	4	3.6	459	33	96	36	2	(1)	(0)	(0)
10	Loans collateralized by residential immovable property	1,866	127	156	546	12	9.2	492	137	213	38	54	(10)	(0)	(8)
11	Loans collateralized by commercial immovable property	1,302	335	204	92	0	3.3	484	60	86	68	70	(28)	(0)	(27)
12	Repossessed collaterals	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0
13	Other relevant sectors (breakdown below where relevant)	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change - physical risk

		Jun 30, 2025
		b	c	d	e	f	g	h	i	j	k	l	m	n	o
		Total gross carrying amount amount
			of which: exposures sensitive to impact from climate change physical events
			Breakdown by maturity bucket					of which: exposures sensitive to impact from chronic climate change events	oh which: exposures sensitive to impact from acute climate change events	of which: exposures sensitive to impact both from chronic and acute climate change events	of which: Stage 2 exposures	of which: non-per- forming exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions
	in € m.		<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity							of which: Stage 2 exposures	of which: non-per- forming exposures
1	A - Agriculture, forestry and fishing	177	10	0	1	0	1.4	1	0	10	0	0	(0)	0	0
2	B - Mining and quarrying	755	287	99	185	0	4.8	436	66	70	108	0	(1)	(1)	0
3	C - Manufacturing	6,035	1,046	201	213	15	2.6	816	430	228	171	31	(12)	(1)	(8)
4	D - Electricity, gas, steam and air conditioning supply	1,829	263	135	58	0	3.0	309	135	12	124	0	(1)	(1)	0
5	E - Water supply; sewerage, waste management and remediation activities	130	68	0	2	0	0.0	67	1	1	0	1	(0)	0	0
6	F - Construction	1,085	369	39	116	0	2.0	187	275	61	4	4	(1)	(0)	(1)
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	3,720	647	115	133	6	2.5	475	324	103	65	28	(10)	(0)	(8)
8	H - Transportation and storage	1,019	137	462	20	0	3.5	372	48	199	56	7	(3)	(1)	(1)
9	L - Real estate activities	1,957	194	113	86	0	4.2	206	60	128	1	0	(0)	(0)	0
10	Loans collateralized by residential immovable property	1,836	123	155	579	10	9.3	477	173	216	83	46	(9)	(0)	(7)
11	Loans collateralized by commercial immovable property	1,815	267	268	114	0	4.1	458	99	92	5	74	(17)	(0)	(17)
12	Repossessed collaterals	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0
13	Other relevant sectors (breakdown below where relevant)	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change - physical risk
ESG5 – Banking book - Climate change physical risk: Exposures subject to physical risk – North America

		Dec 31, 2025
		b	c	d	e	f	g	h	i	j	k	l	m	n	o
		Total gross carrying amount amount
			of which: exposures sensitive to impact from climate change physical events
			Breakdown by maturity bucket					of which: exposures sensitive to impact from chronic climate change events	oh which: exposures sensitive to impact from acute climate change events	of which: exposures sensitive to impact both from chronic and acute climate change events	of which: Stage 2 exposures	of which: non-per- forming exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions
	in € m.		<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity							of which: Stage 2 exposures	of which: non-per- forming exposures
1	A - Agriculture, forestry and fishing	550	0	0	0	0	0.0	0	0	0	0	0	0	0	0
2	B - Mining and quarrying	444	2	0	0	4	16.4	0	6	0	3	2	(0)	(0)	0
3	C - Manufacturing	4,502	378	596	60	0	3.0	652	374	8	81	59	(2)	(1)	(0)
4	D - Electricity, gas, steam and air conditioning supply	1,192	98	141	0	69	7.8	215	92	0	13	42	(12)	(0)	(12)
5	E - Water supply; sewerage, waste management and remediation activities	198	4	57	0	9	8.2	9	61	0	4	0	(0)	(0)	0
6	F - Construction	1,363	549	49	0	27	2.8	273	261	92	15	0	(1)	(0)	0
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	2,970	236	288	0	0	0.5	119	405	0	55	246	(120)	(0)	(120)
8	H - Transportation and storage	1,934	142	0	0	0	1.2	12	131	0	0	26	(16)	(0)	(15)
9	L - Real estate activities	27,561	6,010	1,866	111	395	2.8	4,806	2,746	829	2,650	1,827	(239)	(54)	(174)
10	Loans collateralized by residential immovable property	1,677	0	1	148	1,028	23.3	215	934	27	195	66	(3)	(2)	(0)
11	Loans collateralized by commercial immovable property	26,949	5,691	2,136	112	270	2.5	4,468	2,819	923	3,033	1,918	(243)	(48)	(185)
12	Repossessed collaterals	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0
13	Other relevant sectors (breakdown below where relevant)	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change - physical risk

		Jun 30, 2025
		b	c	d	e	f	g	h	i	j	k	l	m	n	o
		Total gross carrying amount amount
			of which: exposures sensitive to impact from climate change physical events
			Breakdown by maturity bucket					of which: exposures sensitive to impact from chronic climate change events	oh which: exposures sensitive to impact from acute climate change events	of which: exposures sensitive to impact both from chronic and acute climate change events	of which: Stage 2 exposures	of which: non-per- forming exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions
	in € m.		<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity							of which: Stage 2 exposures	of which: non-per- forming exposures
1	A - Agriculture, forestry and fishing	542	1	0	0	0	4.3	0	1	0	0	0	(0)	0	0
2	B - Mining and quarrying	537	1	23	0	5	6.5	23	6	0	3	2	(0)	(0)	0
3	C - Manufacturing	4,301	353	166	4	60	4.1	166	418	0	118	6	(3)	(3)	(0)
4	D - Electricity, gas, steam and air conditioning supply	1,066	108	130	0	33	5.6	142	128	0	0	0	(0)	(0)	0
5	E - Water supply; sewerage, waste management and remediation activities	205	0	68	0	7	7.0	6	69	0	0	0	(0)	0	0
6	F - Construction	1,304	136	133	0	34	6.2	79	203	22	10	0	(0)	(0)	0
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	3,335	557	108	0	14	1.2	122	495	61	40	261	(120)	(0)	(119)
8	H - Transportation and storage	1,376	107	47	0	9	3.4	39	124	0	9	0	(0)	(0)	0
9	L - Real estate activities	32,586	6,652	1,693	159	570	3.2	3,798	4,900	375	2,820	1,347	(178)	(38)	(126)
10	Loans collateralized by residential immovable property	1,859	3	1	137	1,025	23.5	182	981	2	253	77	(3)	(3)	(0)
11	Loans collateralized by commercial immovable property	28,711	6,767	1,952	124	285	2.7	3,822	4,906	399	3,368	1,242	(183)	(42)	(127)
12	Repossessed collaterals	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0
13	Other relevant sectors (breakdown below where relevant)	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change - physical risk
ESG5 – Banking book - Climate change physical risk: Exposures subject to physical risk – Latin America

		Dec 31, 2025
		b	c	d	e	f	g	h	i	j	k	l	m	n	o
		Total gross carrying amount amount
			of which: exposures sensitive to impact from climate change physical events
			Breakdown by maturity bucket					of which: exposures sensitive to impact from chronic climate change events	oh which: exposures sensitive to impact from acute climate change events	of which: exposures sensitive to impact both from chronic and acute climate change events	of which: Stage 2 exposures	of which: non-per- forming exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions
	in € m.		<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity							of which: Stage 2 exposures	of which: non-per- forming exposures
1	A - Agriculture, forestry and fishing	16	0	0	0	0	0.0	0	0	0	0	0	0	0	0
2	B - Mining and quarrying	302	1	0	0	0	0.2	1	0	0	0	0	(0)	0	0
3	C - Manufacturing	1,712	198	35	169	0	5.9	396	5	0	39	0	(0)	(0)	0
4	D - Electricity, gas, steam and air conditioning supply	344	142	63	0	0	1.7	154	0	51	0	0	(0)	0	0
5	E - Water supply; sewerage, waste management and remediation activities	67	0	0	0	0	0.0	0	0	0	0	0	0	0	0
6	F - Construction	62	17	0	0	0	0.7	17	0	0	0	0	(0)	0	0
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	292	100	22	0	0	1.0	122	0	0	97	0	(0)	(0)	0
8	H - Transportation and storage	319	14	99	0	0	3.0	31	1	79	19	12	(1)	(1)	(0)
9	L - Real estate activities	498	0	0	0	0	0.0	0	0	0	0	0	(0)	(0)	0
10	Loans collateralized by residential immovable property	205	0	0	4	0	14.8	5	0	0	0	0	(0)	0	0
11	Loans collateralized by commercial immovable property	908	112	0	0	0	1.9	112	0	0	0	0	(1)	0	0
12	Repossessed collaterals	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0
13	Other relevant sectors (breakdown below where relevant)	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0

Deutsche Bank	Environmental, social and governance (ESG) risks
Pillar 3 Report as of December 31, 2025	Climate change - physical risk

		Jun 30, 2025
		b	c	d	e	f	g	h	i	j	k	l	m	n	o
		Total gross carrying amount amount
			of which: exposures sensitive to impact from climate change physical events
			Breakdown by maturity bucket					of which: exposures sensitive to impact from chronic climate change events	oh which: exposures sensitive to impact from acute climate change events	of which: exposures sensitive to impact both from chronic and acute climate change events	of which: Stage 2 exposures	of which: non-per- forming exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions
	in € m.		<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity							of which: Stage 2 exposures	of which: non-per- forming exposures
1	A - Agriculture, forestry and fishing	15	0	0	0	0	0.0	0	0	0	0	0	0	0	0
2	B - Mining and quarrying	364	2	0	0	0	0.2	2	0	0	0	0	(0)	0	0
3	C - Manufacturing	1,341	163	17	150	0	6.8	268	3	60	26	0	(0)	(0)	0
4	D - Electricity, gas, steam and air conditioning supply	408	85	68	0	0	2.4	104	50	0	0	0	(0)	0	0
5	E - Water supply; sewerage, waste management and remediation activities	104	0	0	0	0	0.0	0	0	0	0	0	0	0	0
6	F - Construction	64	13	0	0	0	0.5	13	0	0	0	0	(0)	0	0
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	313	95	0	0	0	0.2	81	14	0	90	0	(0)	(0)	0
8	H - Transportation and storage	432	77	81	23	8	7.1	17	173	0	80	17	(3)	(0)	(3)
9	L - Real estate activities	662	0	0	0	0	0.0	0	0	0	0	0	0	0	0
10	Loans collateralized by residential immovable property	149	0	0	4	1	0.0	5	0	0	0	0	(0)	0	0
11	Loans collateralized by commercial immovable property	828	0	0	0	0	0.0	0	0	0	0	0	0	0	0
12	Repossessed collaterals	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0
13	Other relevant sectors (breakdown below where relevant)	0	0	0	0	0	0.0	0	0	0	0	0	0	0	0

Deutsche Bank	Liquidity risk
Pillar 3 Report as of December 31, 2025	Risk management objectives and policies

Liquidity risk
Risk management objectives and policies
Liquidity risk management strategies and processes
Article 435 (1)(a) CRR (EU OVA & EU LIQA)
The Group’s liquidity risk management principles are documented in a policy document and the framework is described in the framework document. Both the policy and framework documents adhere to and articulate how the eight key risk management practices are applied to liquidity risk, with such key practices including 1) risk governance, 2) risk organization (3 lines of defense), 3) risk culture, 4) risk appetite and -strategy, 5) risk identification and -assessment,
6) risk mitigation and controls, 7) risk measurement and reporting as well as 8) stress planning and execution. The individual roles and responsibilities relevant to each of these practices are laid out and documented in the Global
Responsibility Matrix for liquidity risk, which provides further clarity and transparency on the roles and responsibilities across all involved stakeholders.
Liquidity risk management structure and organization
Article 435 (1)(b) CRR (EU OVA & EU LIQA)
Liquidity and funding key risk metrics are embedded in the bank’s risk appetite framework and reviewed as well as approved by the Management Board at least on an annual basis. The risk appetite is applied at the Group level and to internally defined Key Liquidity Entities, e.g., Deutsche Bank AG, to monitor and control liquidity risk as well as the
Group’s long-term funding and issuance plan.
The Liquidity and Funding Risk Management Framework defines the organization of the liquidity managing functions in alignment with the three lines of defense structure, which is described in the “Risk Management principles” under "Risk
Management structure and organization" section of this report, including the respective responsibilities of those functions comprising of the three lines of defense. In the context of Liquidity and Funding risk framework, these functions include the following:
–First Line of Defense: The Corporate divisions and Treasury
–Second Line of Defense: CRO - Enterprise and Treasury Risk Management (ETRM)
–Third Line of Defense: Group Audit
Scope and nature of liquidity risk measurement and reporting system
Article 435 (1)(c) CRR (EU OVA & EU LIQA)
The Finance teams Liquidity and Treasury Reporting & Analysis (LTRA) and Liquidity Data Measurement and Reporting
(LDMR) together own the overall accountability for the accurate and timely production of both external regulatory liquidity reporting (Pillar 1) as well as internal management reporting (Pillar 2) for the liquidity risk of the Group. In addition, LTRA is responsible for the development of management information systems and the related analysis to support the liquidity risk framework and its governance for Enterprise and Treasury Risk Management.
Policies for hedging and mitigating liquidity risk
Article 435 (1)(d) CRR (EU OVA & EU LIQA)The Group’s liquidity risk management principles are documented in a policy document and the framework is described in the Framework document. The Liquidity and Funding Risk Management
Framework defines the organization of the liquidity managing functions in alignment with the three lines of defense structure, which is described in the “Risk Management principles” section of this report, including the respective responsibilities of those functions comprising of the three lines of defense.
Approach to centralized group liquidity management and individual legal entity liquidity management
Furthermore, the Group ensures at the level of each Liquidity Relevant Entity that all local liquidity metrics are managed in compliance with the defined risk appetite. Local liquidity surpluses are pooled in Deutsche Bank AG hubs and local liquidity shortfalls can be met through support from these hubs. Transfers of liquidity capacity between entities are subject to the Intercompany Funding approval framework involving the Group’s liquidity steering function as well as the local liquidity managers.

Deutsche Bank	Liquidity risk
Pillar 3 Report as of December 31, 2025	Risk management objectives and policies
The bank's contingency funding plans
Deutsche Bank's Group Contingency Funding Plan (CFP) outlines how the bank would respond to an actual or anticipated liquidity stress event. It includes a decisive set of actions that can be taken to raise cash and recover the bank’s key liquidity metrics in times of liquidity stress. The CFP includes a clear governance structure and well-defined liquidity risk indicators to ensure timely and effective decision-making, communication, and coordination during a liquidity stress event. Deutsche Bank has established the Financial Resource Management Council (FRMC) which is responsible for oversight of capital and liquidity across contingency, recovery, and resolution scenarios in a crisis situation.
Liquidity stress testing and scenario analysis
Global internal liquidity stress testing and scenario analysis is used for measuring liquidity risk and evaluating the Group’s short-term liquidity position within the liquidity framework. This complements the daily operational cash management process. The long-term liquidity strategy based on baseline contractual or modelled maturities is represented by a long-
term metric known as the Funding Matrix (refer to Funding risk management and funding diversification section above for additional information).
The global liquidity stress testing exposure is managed by Treasury in compliance with the respective risk appetite.
Treasury is responsible for the design of the overall stress test methodology, the choice of liquidity risk drivers and the determination of appropriate assumptions (parameters) to translate input data into stress testing output. Enterprise and
Treasury Risk Management is responsible for the definition of the stress scenarios. Laid out by the Model Risk
Management Policy and Procedure, Liquidity Risk Management and Model Risk Management perform the independent validation of liquidity risk models. Finance teams -Liquidity & Treasury Reporting & Analysis and Liquidity Data
Measurement and Reporting, are responsible for implementing these methodologies and performing the stress test calculation in conjunction with Treasury, Liquidity Risk Management, Group Strategic Analytics and IT.
Stress testing and scenario analysis are used to describe and evaluate the impact of sudden and severe stress events on the Group’s liquidity position. Deutsche Bank has selected four scenarios to calculate the Group’s stressed Net Liquidity
Position. These scenarios are designed to capture potential outcomes which may be experienced by the Group. The most severe scenario assesses the potential consequences of a combined market-wide and severe idiosyncratic stress event, including multi-notch downgrades of Deutsche Bank’s credit ratings. Under each of the scenarios, the impact of a liquidity stress event over different time horizons and across multiple liquidity risk drivers, covering all business lines and product areas and with that all portfolios and balance sheet, is considered. The output from this scenario analysis also feeds the Group Wide Stress Test run by Enterprise Risk Management, which analyzes liquidity risk in conjunction with the other defined risk types and evaluates their impact and interplay to both - Capital and Liquidity positions.
In addition, potential funding requirements from contingent liquidity risks which can arise under stress, including drawdowns on lending facilities, increased collateral requirements under derivative agreements, and outflows from deposits with a contractual rating linked trigger are included in the analysis. Subsequently, countermeasures, which are the actions the Group would take to counterbalance the outflows incurred during a stress event, are also taken into consideration. These countermeasures include the usage of the Group’s liquidity reserves and generating liquidity from other unencumbered, marketable assets without causing any material impact on the Group’s business model.
Stress testing is conducted at a global level and for defined entities relevant for liquidity risk management. The stress analysis covers a 3 month stress horizon which is considered to be the most critical time span during a liquidity crisis requiring that liquidity is actively assessed and steered on a Group level. In addition to the consolidated currency stress test, further stress tests are performed for material currencies, namely EUR and USD. At the global level as well as for the
U.S. entities liquidity stress tests also cover a twelve-months period for which a risk appetite limit has been set. Ad-hoc analysis may be conducted to reflect the impact of potential downside events that could affect the Group such as climate/ESG-related events. Relevant stress assumptions are applied to reflect liquidity flows from risk drivers and on-
balance sheet and off-balance sheet products. The suite of stress testing scenarios and assumptions are reviewed on a regular basis and are updated when enhancements are made to stress testing methodologies.
Complementing daily liquidity stress testing, the Bank also conducts regular Group Wide Stress Testing (GWST) run by
Enterprise Risk Management (ERM) analyzing liquidity risks in conjunction with the other defined risk types and evaluating their impact and interplay to both capital and liquidity positions.

Deutsche Bank	Liquidity risk
Pillar 3 Report as of December 31, 2025	Qualitative information on LCR
Qualitative information on LCR
Article 451a CRR (EU LIQB)
The Liquidity Coverage Ratio (LCR)
The LCR is intended to promote the short-term resilience of a bank’s liquidity risk profile over a 30 day stress scenario.
The ratio is defined as the amount of High Quality Liquid Assets (HQLA) that could be used to raise liquidity, measured against the total volume of net cash outflows, arising from both contractual and modelled exposures, in a stressed scenario.
The Group’s average Liquidity Coverage Ratio of 137% (twelve months average) as of December 31, 2025 has been calculated in accordance with the Commission Delegated Regulation (EU) 2015/61 and the EBA Guidelines on LCR
disclosure to complement the disclosure of liquidity risk management under Article 435 CRR.
The Group’s Liquidity Coverage Ratio was 144% as of December 31, 2025, or € 80 billion of excess over the regulatory minimum of 100%. This compares with September 30, 2025 LCR of 140% or € 67 billion of excess over the regulatory minimum. The increase in surplus was predominantly driven by increased Private Bank and Corporate Bank deposits through the second half of 2025.
Concentration of funding and liquidity sources
Diversification of the Group’s funding profile in terms of investor types, regions and products is an important element of the Group’s liquidity risk management framework. The Group’s most stable funding sources stem from capital markets issuances and equity, as well as from Private Bank and Corporate Bank deposits. Other customer deposits and secured funding and short positions are additional sources of funding. Unsecured wholesale funding represents unsecured wholesale liabilities sourced primarily by the Treasury Pool Management team. Given the relatively short-term nature of these liabilities, it is predominantly used to fund liquid trading assets.
To promote the additional diversification of the Group’s refinancing activities, the bank holds a license to issue mortgage
Pfandbriefe. The Group continues to run a program for the purpose of issuing Covered Bonds under Spanish law
(Cedulas). Additionally, the Group also issues green bonds under the Group’s Sustainable Finance Framework. The Group also issued a Panda bond, following recent regulatory changes by PBoC (People’s Bank of China) and SAFE (State
Administration of Foreign Exchange (of China)) to facilitate foreign remittance of Panda bond proceeds.
Unsecured wholesale funding comprises a range of institutional products, such as certificate of deposits, commercial paper as well as Money Market deposits.
To avoid any unwanted reliance on these short-term funding sources, and to promote a sound funding profile which complies with the defined risk appetite, the Group has implemented limits (across tenors) on these funding sources which are derived from daily stress testing analysis. In addition, the bank limits the total volume of unsecured wholesale funding to manage the reliance on this funding source as part of the overall funding diversification.
Composition of HQLA
The average HQLA of € 238 billion has been calculated in accordance with the Commission Delegated Regulation (EU)
2015/61 and the EBA Guidelines on LCR disclosure to complement the disclosure of liquidity risk management under
Article 435 CRR.
The HQLA as of December, 2025 of € 260 billion is primarily held in Level 1 cash and central bank reserves (55%) and
Level 1 high quality securities (40%). This compares to September 30, 2025 of which € 234 billion was primarily held in
Level 1 cash and central bank reserves (51%) and Level 1 high quality securities (44%)
Derivative exposures and potential collateral calls
The majority of outflows related to derivative exposures and other collateral requirements shown in item 11 below are in relation to derivative contractual cash outflows that are offset by derivative cash inflows shown below in item 19 Other cash inflows.
Other significant outflows included in item 11 relate to the impact of an adverse market scenario on derivatives based on the 24 month historical look back approach and the potential posting of additional collateral as a result of a 3 notch downgrade of Deutsche Bank’s credit rating (as per regulatory requirements).

Deutsche Bank	Liquidity risk
Pillar 3 Report as of December 31, 2025	Qualitative information on LCR
Currency mismatch in the LCR
The LCR is calculated for EUR and USD which have been identified as significant currencies (having liabilities > 5% of total group liabilities excluding regulatory capital and off-balance sheet liabilities) in accordance with the Commission
Delegated Regulation (EU) 2015/61. In addition to the above the Group also calculates an LCR for the GBP currency. No explicit LCR risk appetite is set for the significant currencies. However, limits have been defined over the respective significant currency stressed Net Liquidity Position (sNLP). This allows the internal monitoring and management of risks stemming from currency mismatches that may arise from liquidity inflows and outflows over the short-term horizon.
Other items in the LCR calculation that are not captured in the LCR disclosure template but that the institution considers relevant for its liquidity profile
The Pillar 3 disclosure obligations require Banks to disclose twelve months rolling averages each quarter. The Group does not consider anything else relevant for disclosure.

Deutsche Bank	Liquidity risk
Pillar 3 Report as of December 31, 2025	Quantitative information on LCR
Quantitative information on LCR
Article 451a CRR
EU LIQ1 – LCR disclosure template

	in € mn. (unless stated otherwise)	Total unweighted value (average)				Total weighted value (average)
EU 1a	Quarter ending on	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025
EU 1b	Number of data points used in the calculation of averages	12	12	12	12	12	12	12	12
	High-quality liquid assets
1	Total high-quality liquid assets (HQLA)	—	—	—	—	238,150	233,383	230,050	226,221
	Cash-outflows
2	Retail deposits and deposits from small business costumers	288,259	286,505	283,309	280,544	16,050	15,802	15,338	14,876
	of which:
3	Stable deposits	120,483	120,501	121,400	123,007	6,030	6,031	6,076	6,156
4	Less stable deposits	77,058	74,580	69,964	65,555	9,951	9,695	9,153	8,608
5	Unsecured wholesale funding	254,933	252,934	253,735	251,724	112,319	111,325	111,051	109,971
	of which:
6	Operational deposits (all counterparties) and deposits in network of cooperative banks	81,576	77,907	75,748	73,226	20,242	19,326	18,786	18,155
7	Non-operational deposits (all counterparties)	170,571	172,154	175,356	176,233	89,291	89,126	89,633	89,550
8	Unsecured debt	2,786	2,873	2,631	2,266	2,786	2,873	2,631	2,266
9	Secured wholesale funding	—	—	—	—	14,145	15,396	15,170	15,083
10	Additional requirements	241,457	240,336	239,205	238,889	86,088	85,651	82,901	80,164
	of which:
11	Outflows related to derivative exposures and other collateral requirements	27,532	27,110	26,583	25,909	25,114	24,677	23,553	22,382
12	Outflows related to loss of funding on debt products	0	0	0	0	0	0	0	0
13	Credit and liquidity facilities	213,925	213,226	212,622	212,980	60,973	60,974	59,348	57,782
14	Other contractual funding obligations	51,154	52,973	54,909	54,305	6,518	6,283	6,407	6,542
15	Other contingent funding obligations	328,673	323,181	316,364	308,983	3,392	3,268	3,198	3,108
16	Total cash outflows	—	—	—	—	238,512	237,725	234,064	229,743
	Cash - inflows
17	Secured lending (e.g. reverse repos)	318,468	312,223	303,503	289,440	13,989	14,730	14,109	13,713
18	Inflows from fully performing exposures	48,000	47,568	46,867	46,346	36,746	36,601	36,192	35,911
19	Other cash inflows	16,825	15,465	12,762	10,920	16,825	15,465	12,762	10,920
EU 19a	Difference between total weighted inflows and total weighted outflows arising from transactions in third countries where there are transfer restrictions or which are denominated in non-convertible currencies	—	—	—	—	2681	2,672	2,422	2,136
EU 19b	Excess inflows from a related specialized credit institution	—	—	—	—	0	—	—	—
20	Total cash inflows	383,292	375,256	363,133	346,707	64879	64,124	60,641	58,408
	of which:
EU 20a	Fully exempt inflows	0	0	0	0	0	0	0	0
EU 20b	Inflows subject to 90% cap	0	0	0	0	0	0	0	0
EU 20c	Inflows subject to 75% cap	367,915	353,894	342,176	326,228	64,879	64,124	60,641	58,408

	Total adjusted value
21	Liquidity buffer	—	—	—	—	238,150	233,383	230,050	226,221
22	Total net cash outflows	—	—	—	—	173,633	173,601	173,423	171,335
23	Liquidity coverage ratio (%)	—	—	—	—	137.22	134.67	132.65	132.03

Deutsche Bank	Unencumbered assets
Pillar 3 Report as of December 31, 2025	Qualitative information on unencumbered assets
Net Stable Funding Ratio
The NSFR requires banks to maintain a stable funding profile in relation to its on- and off-balance sheet activities. The ratio is defined as the amount of available stable funding (the portion of capital and liabilities expected to be a stable source of funding), relative to the amount of required stable funding (a function of the liquidity characteristics of various assets held).
Deutsche Bank’s Net Stable Funding Ratio (NSFR) stood at 119% with a surplus of € 104 billion in the fourth quarter of
2025 compared to 120% with a surplus of € 107 billion in the second quarter of 2025. The reduction in surplus was primarily due to a larger increase in Required Stable Funding (RSF) than Available Stable Funding (ASF), driven by increased business inventory picked up during the forth quarter of 2025..

Deutsche Bank	Unencumbered assets
Pillar 3 Report as of December 31, 2025	Qualitative information on unencumbered assets
EU LIQ2 – Net stable funding ratio template

		Dec 31, 2025
		a	b	c	d	e
		Unweighted value by residual maturity				Weighted value
	in € m. (unless stated otherwise)	No maturity	< 6 months	6 months to < 1 year	≥ 1 year
	Available stable funding (ASF) Items
1	Capital items and instruments	75,755	60	4	7,460	83,215
2	Own funds	75,755	60	4	6,991	82,746
3	Other capital instruments	—	0	0	469	469
4	Retail deposits	—	252,741	36,117	3,586	272,607
5	Stable deposits	—	154,761	26,222	2,380	174,314
6	Less stable deposits	—	97,980	9,894	1,206	98,293
7	Wholesale funding:	—	461,963	44,682	130,357	288,860
8	Operational deposits	—	84,654	0	0	42,327
9	Other wholesale funding	—	377,309	44,682	130,357	246,533
10	Interdependent liabilities	—	0	0	0	0
11	Other liabilities:	3,976	161,170	1,571	3,190	3,976
12	NSFR derivative liabilities	3,976	—	—	—	—
13	All other liabilities and capital instruments not included in the above categories	—	161,170	1,571	3,190	3,976
14	Total available stable funding (ASF)	—	—	—	—	648,658
	Required stable funding (RSF) Items
15	Total high-quality liquid assets (HQLA)	—	—	—	—	12,028
EU 15a	Assets encumbered for more than 12m in cover pool	—	12	33	18,951	16,146
16	Deposits held at other financial institutions for operational purposes	—	0	0	0	0
17	Performing loans and securities:	—	222,875	43,620	412,902	410,998
18	Performing securities financing transactions with financial customers collateralized by Level 1 HQLA subject to 0% haircut	—	86,511	697	703	1,323
19	Performing securities financing transaction with financial customers collateralized by other assets and loans and advances to financial institutions	—	52,652	14,186	72,863	83,651
20	Performing loans to non-financial corporate clients, loans to retail and small business customers, and loans to sovereigns, and PSEs,	—	43,542	20,466	143,043	154,993
	of which:
21	With a risk weight of less than or equal to 35% under the Basel II Standardized Approach for credit risk	—	1,846	155	5,036	4,291
22	Performing residential mortgages,	—	1,455	1,000	75,542	57,950
	of which:
23	With a risk weight of less than or equal to 35% under the Basel II Standardized Approach for credit risk	—	802	695	48,849	33,316
24	Other loans and securities that are not default and do not qualify as HQLA, including exchange-traded equities and trade finance on-balance sheet products	—	38,716	7,271	120,751	113,080
25	Interdependent assets	—	0	0	0	0
26	Other assets:	0	168,581	1,760	41,821	85,861
27	Physical traded commodities	—	—	—	9,685	8,232
28	Assets posted as initial margin for derivative contracts and contributions to default funds of CCPs	—	6,655	0	0	5,657
29	NSFR derivative assets	—	15,617	—	—	15,617
30	NSFR derivative liabilities before deduction of variation margin posted	—	39,375	—	—	1,969
31	All other assets not included in the above categories	—	106,935	1,760	32,136	54,386
32	Off-balance sheet items	—	120,175	24,769	155,683	19,632
33	Total required stable funding (RSF)	—	—	—	—	544,664
34	Net Stable Funding Ratio (in percent)	—	—	—	—	119.09

Deutsche Bank	Unencumbered assets
Pillar 3 Report as of December 31, 2025	Qualitative information on unencumbered assets

		Sep 30, 2025
		a	b	c	d	e
		Unweighted value by residual maturity				Weighted value
	in € m. (unless stated otherwise)	No maturity	< 6 months	6 months to < 1 year	≥ 1 year
	Available stable funding (ASF) Items
1	Capital items and instruments	74,186	0	100	7,352	81,538
2	Own funds	74,186	0	100	6,908	81,095
3	Other capital instruments	—	0	0	443	443
4	Retail deposits	—	248,742	36,586	3,589	269,390
5	Stable deposits	—	153,578	26,550	2,359	173,481
6	Less stable deposits	—	95,164	10,036	1,229	95,910
7	Wholesale funding:	—	441,441	33,247	133,427	275,124
8	Operational deposits	—	73,396	0	0	36,698
9	Other wholesale funding	—	368,045	33,247	133,427	238,426
10	Interdependent liabilities	—	0	0	0	0
11	Other liabilities:	0	161,002	3,318	4,069	5,729
12	NSFR derivative liabilities	0	—	—	—	—
13	All other liabilities and capital instruments not included in the above categories	—	161,002	3,318	4,069	5,729
14	Total available stable funding (ASF)	—	—	—	—	631,781
	Required stable funding (RSF) Items
15	Total high-quality liquid assets (HQLA)	—	—	—	—	11,897
EU 15a	Assets encumbered for more than 12m in cover pool	—	11	26	19,821	16,879
16	Deposits held at other financial institutions for operational purposes	—	0	0	0	0
17	Performing loans and securities:	—	215,169	43,482	410,613	408,005
18	Performing securities financing transactions with financial customers collateralized by Level 1 HQLA subject to 0% haircut	—	85,243	766	663	1,488
19	Performing securities financing transaction with financial customers collateralized by other assets and loans and advances to financial institutions	—	46,146	12,920	71,126	80,601
20	Performing loans to non-financial corporate clients, loans to retail and small business customers, and loans to sovereigns, and PSEs,	—	46,584	21,963	106,716	126,176
	of which:
21	With a risk weight of less than or equal to 35% under the Basel II Standardized Approach for credit risk	—	1,824	154	2,774	2,810
22	Performing residential mortgages,	—	2,231	1,126	109,468	85,925
	of which:
23	With a risk weight of less than or equal to 35% under the Basel II Standardized Approach for credit risk	—	702	694	49,348	33,597
24	Other loans and securities that are not default and do not qualify as HQLA, including exchange-traded equities and trade finance on-balance sheet products	—	34,965	6,708	122,640	113,816
25	Interdependent assets	—	0	0	0	0
26	Other assets:	0	165,899	947	37,447	80,997
27	Physical traded commodities	—	—	—	8,006	6,805
28	Assets posted as initial margin for derivative contracts and contributions to default funds of CCPs	—	7,281	0	0	6,189
29	NSFR derivative assets	—	15,270	—	—	15,270
30	NSFR derivative liabilities before deduction of variation margin posted	—	35,720	—	—	1,786
31	All other assets not included in the above categories	—	107,628	947	29,441	50,946
32	Off-balance sheet items	—	102,800	32,891	157,648	18,984
33	Total required stable funding (RSF)	—	—	—	—	536,762
34	Net Stable Funding Ratio (in percent)	—	—	—	—	117.70

Deutsche Bank	Unencumbered assets
Pillar 3 Report as of December 31, 2025	Qualitative information on unencumbered assets

		Jun 30, 2025
		a	b	c	d	e
		Unweighted value by residual maturity				Weighted value
	in € m. (unless stated otherwise)	No maturity	< 6 months	6 months to < 1 year	≥ 1 year
	Available stable funding (ASF) Items
1	Capital items and instruments	75,365	0	139	7,322	82,688
2	Own funds	75,365	0	139	6,869	82,234
3	Other capital instruments	—	0	0	453	453
4	Retail deposits	—	244,893	33,595	5,275	264,667
5	Stable deposits	—	150,436	24,617	3,555	169,855
6	Less stable deposits	—	94,457	8,978	1,720	94,812
7	Wholesale funding:	—	428,842	34,764	138,067	280,257
8	Operational deposits	—	78,549	0	0	39,275
9	Other wholesale funding	—	350,293	34,764	138,067	240,982
10	Interdependent liabilities	—	0	0	0	0
11	Other liabilities:	0	153,942	2,854	4,072	5,499
12	NSFR derivative liabilities	0	—	—	—	—
13	All other liabilities and capital instruments not included in the above categories	—	153,942	2,854	4,072	5,499
14	Total available stable funding (ASF)	—	—	—	—	633,110
	Required stable funding (RSF) Items
15	Total high-quality liquid assets (HQLA)	—	—	—	—	13,745
EU 15a	Assets encumbered for more than 12m in cover pool	—	19	16	19,900	16,945
16	Deposits held at other financial institutions for operational purposes	—	0	0	0	0
17	Performing loans and securities:	—	214,351	40,208	412,687	403,566
18	Performing securities financing transactions with financial customers collateralized by Level 1 HQLA subject to 0% haircut	—	90,990	3,239	1,725	3,950
19	Performing securities financing transaction with financial customers collateralized by other assets and loans and advances to financial institutions	—	37,199	11,357	67,820	75,705
20	Performing loans to non-financial corporate clients, loans to retail and small business customers, and loans to sovereigns, and PSEs,	—	49,628	18,375	137,595	152,198
	of which:
21	With a risk weight of less than or equal to 35% under the Basel II Standardized Approach for credit risk	—	2,864	144	2,338	3,042
22	Performing residential mortgages,	—	2,215	1,106	110,900	82,483
	of which:
23	With a risk weight of less than or equal to 35% under the Basel II Standardized Approach for credit risk	—	760	799	72,547	48,754
24	Other loans and securities that are not default and do not qualify as HQLA, including exchange-traded equities and trade finance on-balance sheet products	—	34,319	6,130	94,647	89,229
25	Interdependent assets	—	0	0	0	0
26	Other assets:	0	154,777	1,041	36,555	73,929
27	Physical traded commodities	—	—	—	6,491	5,518
28	Assets posted as initial margin for derivative contracts and contributions to default funds of CCPs	—	7,223	0	0	6,139
29	NSFR derivative assets	—	10,816	—	—	10,816
30	NSFR derivative liabilities before deduction of variation margin posted	—	38,060	—	—	1,903
31	All other assets not included in the above categories	—	98,678	1,041	30,063	49,553
32	Off-balance sheet items	—	100,581	25,529	151,582	17,651
33	Total required stable funding (RSF)	—	—	—	—	525,836
34	Net Stable Funding Ratio (in percent)	—	—	—	—	120.40

Deutsche Bank	Unencumbered assets
Pillar 3 Report as of December 31, 2025	Qualitative information on unencumbered assets

		Mar 31, 2025
		a	b	c	d	e
		Unweighted value by residual maturity				Weighted value
	in € m. (unless stated otherwise)	No maturity	< 6 months	6 months to < 1 year	≥ 1 year
	Available stable funding (ASF) Items
1	Capital items and instruments	76,503	1,745	0	9,716	86,219
2	Own funds	76,503	1,745	0	7,406	83,909
3	Other capital instruments	—	0	0	2,310	2,310
4	Retail deposits	—	243,699	33,952	3,639	262,315
5	Stable deposits	—	150,061	25,735	2,460	169,467
6	Less stable deposits	—	93,638	8,217	1,178	92,848
7	Wholesale funding:	—	440,816	36,720	134,000	277,691
8	Operational deposits	—	73,944	0	0	36,972
9	Other wholesale funding	—	366,872	36,720	134,000	240,719
10	Interdependent liabilities	—	0	0	0	0
11	Other liabilities:	0	182,436	2,198	4,605	5,704
12	NSFR derivative liabilities	0	—	—	—	—
13	All other liabilities and capital instruments not included in the above categories	—	182,436	2,198	4,605	5,704
14	Total available stable funding (ASF)	—	—	—	—	631,929
	Required stable funding (RSF) Items
15	Total high-quality liquid assets (HQLA)	—	—	—	—	15,132
EU 15a	Assets encumbered for more than 12m in cover pool	—	22	29	21,284	18,135
16	Deposits held at other financial institutions for operational purposes	—	0	0	0	0
17	Performing loans and securities:	—	220,579	41,266	415,063	407,793
18	Performing securities financing transactions with financial customers collateralized by Level 1 HQLA subject to 0% haircut	—	85,297	3,311	1,379	3,175
19	Performing securities financing transaction with financial customers collateralized by other assets and loans and advances to financial institutions	—	46,105	13,195	69,882	79,808
20	Performing loans to non-financial corporate clients, loans to retail and small business customers, and loans to sovereigns, and PSEs,	—	50,262	15,901	139,382	152,961
	of which:
21	With a risk weight of less than or equal to 35% under the Basel II Standardized Approach for credit risk	—	902	938	1,939	2,210
22	Performing residential mortgages,	—	2,082	1,095	111,087	81,418
	of which:
23	With a risk weight of less than or equal to 35% under the Basel II Standardized Approach for credit risk	—	796	942	78,304	52,583
24	Other loans and securities that are not default and do not qualify as HQLA, including exchange-traded equities and trade finance on-balance sheet products	—	36,834	7,765	93,333	90,430
25	Interdependent assets	—	0	0	0	0
26	Other assets:	0	185,228	1,710	35,804	73,633
27	Physical traded commodities	—	—	—	4,719	4,011
28	Assets posted as initial margin for derivative contracts and contributions to default funds of CCPs	—	7,178	0	0	6,101
29	NSFR derivative assets	—	9,300	—	—	9,300
30	NSFR derivative liabilities before deduction of variation margin posted	—	37,859	—	—	1,893
31	All other assets not included in the above categories	—	130,891	1,710	31,085	52,327
32	Off-balance sheet items	—	104,924	20,615	158,487	18,073
33	Total required stable funding (RSF)	—	—	—	—	532,765
34	Net Stable Funding Ratio (in percent)	—	—	—	—	118.61

Deutsche Bank	Unencumbered assets
Pillar 3 Report as of December 31, 2025	Qualitative information on unencumbered assets
Unencumbered assets
Qualitative information on unencumbered assets
Article 443 CRR and EU AE4
In accordance to the EBA ITS 2020/04 guideline the data on encumbered and unencumbered assets uses the median of the last four quarterly data points. Therefore, the sum of sub-components does not necessarily add up in the quantitative information disclosed below.
Encumbered assets primarily comprise those on- and off-balance sheet assets that are pledged as collateral against secured funding, collateral swaps, and other collateralized obligations. Additionally, in line with the EBA technical standards on regulatory asset encumbrance reporting, Deutsche Bank considers default funds and initial margins as encumbered, as well as other assets pledged which cannot be freely withdrawn such as mandatory minimum reserves at central banks. Deutsche Bank also includes derivative margin receivable assets as encumbered under these EBA guidelines.
Quantitative information on unencumbered assets
Article 443 CRR
The below tables set out a breakdown of on- and off-balance sheet items, broken down between encumbered and unencumbered. Any securities borrowed or purchased under resale agreements are shown based on the fair value of collateral received. Following the European Commission’s disclosure guidance for asset encumbrance Deutsche Bank has introduced the asset quality indicator concept “high-quality liquid assets” (HQLA) as defined under the Delegated
Act on Liquidity Coverage Ratio.
For December 2025, € 205 billion of the Group's on-balance sheet assets were encumbered. These assets primarily relate to firm financing of trading inventory and other securities, funding (i.e. Pfandbriefe and covered bonds) secured against loan collateral and cash collateral for derivative margin requirements.
For December 2025, the Group had received securities as collateral with a fair value of € 497 billion, of which
€ 384 billion were sold or on pledged. These pledges typically relate to trades to facilitate client activity, including prime brokerage, collateral posted in respect of Exchange Traded Funds and derivative margin requirements.
‘Own debt securities issued other than covered bonds and asset backed securities’ refers to those own bond holdings that are not derecognized from the balance sheet by a non-IFRS institution. This is not applicable for Deutsche Bank
Group.
EU AE1 – Encumbered and unencumbered assets

		Dec 31, 2025
		010	030	040	050	060	080	090	100
		Encumbered assets				Unencumbered assets
		Carrying amount		Fair value		Carrying amount		Fair value
	in € m.		of which notionally eligible EHQLA and HQLA		of which notionally eligible EHQLA and HQLA		of which EHQLA and HQLA		of which EHQLA and HQLA
030	Equity instruments	20	12	—	—	3,479	322	—	—
040	Debt securities	107,464	70,754	107,464	70,754	103,494	69,711	103,494	69,711
	of which:
050	Covered bonds	363	335	363	335	1,747	1,738	1,747	1,738
060	Securitisations	6,633	3,305	6,633	3,305	4,192	123	4,192	123
070	Issued by general governments	87,906	63,101	87,906	63,101	64,389	63,857	64,389	63,857
080	Issued by financial corporations	13,929	5,023	13,929	5,023	20,889	4,254	20,889	4,254
090	Issued by non-financial corporations	5,743	1,902	5,743	1,902	12,506	525	12,506	525
120	Other assets	94,840	13,200	—	—	1,090,837	125,311	—	—
010	Total	204,918	83,688	—	—	1,208,258	196,219	—	—

Deutsche Bank	Unencumbered assets
Pillar 3 Report as of December 31, 2025	Quantitative information on unencumbered assets

		Dec 31, 2024
		010	030	040	050	060	080	090	100
		Encumbered assets				Unencumbered assets
		Carrying amount		Fair value		Carrying amount		Fair value
	in € m.		of which notionally eligible EHQLA and HQLA		of which notionally eligible EHQLA and HQLA		of which EHQLA and HQLA		of which EHQLA and HQLA
030	Equity instruments	220	10	—	—	3,580	850	—	—
040	Debt securities	83,300	61,050	83,300	61,050	97,150	62,670	97,150	62,670
	of which:
050	Covered bonds	580	490	580	490	1,500	1,440	1,500	1,440
060	Asset-backed securities	4,010	620	4,010	620	3,780	310	3,780	310
070	Issued by general governments	69,620	57,700	69,620	57,700	63,450	59,980	63,450	59,980
080	Issued by financial corporations	9,500	1,920	9,500	1,920	19,030	2,640	19,030	2,640
090	Issued by non-financial corporations	4,820	1,720	4,820	1,720	11,090	800	11,090	800
120	Other assets	100,220	12,930	—	—	1,118,510	128,330	—	—
010	Total	185,240	73,260	—	—	1,178,050	191,090	—	—

EU AE2 – Collateral received

		Dec 31, 2025
		010	030	040	060
				Unencumbered
		Fair value of encumbered collateral received or own debt securities issued		Fair value of collateral received or own debt securities issued available for encumbrance
	in € m.		of which notionally eligible EHQLA and HQLA		of which EHQLA and HQLA
140	Loans on demand	0	0	0	0
150	Equity instruments	931	211	6	6
160	Debt securities	381,877	341,564	112,860	73,273
	of which:
170	Covered bonds	6,573	6,331	11,661	11,623
180	Asset-backed securities	7,260	2,095	8,679	157
190	Issued by general governments	341,114	329,277	73,454	60,914
200	Issued by financial corporations	28,697	8,901	33,536	11,164
210	Issued by non-financial corporations	13,769	3,535	7,290	1,099
220	Loans and advances other than loans on demand	0	0	0	0
230	Other collateral received	915	0	581	0
130	Total collateral received	383,899	341,758	113,448	73,279
240	Own debt securities issued other than own covered bonds or securitizations	0	0	0	0
241	Own covered bonds and asset-backed securities issued and not yet pledged	—	—	73,457	8,737
250	Total Assets, collateral received and own debt securities issued	589,972	428,312	—	—

Deutsche Bank	Unencumbered assets
Pillar 3 Report as of December 31, 2025	Quantitative information on unencumbered assets

		Dec 31, 2024
		010	030	040	060
				Unencumbered
		Fair value of encumbered collateral received or own debt securities issued		Fair value of collateral received or own debt securities issued available for encumbrance
	in € m.		of which notionally eligible EHQLA and HQLA		of which EHQLA and HQLA
140	Loans on demand	0	0	0	0
150	Equity instruments	590	190	60	40
160	Debt securities	330,450	295,100	98,860	62,460
	of which:
170	Covered bonds	5,240	5,160	13,270	13,090
180	Asset-backed securities	10,190	3,010	8,690	620
190	Issued by general governments	292,870	281,230	61,990	48,930
200	Issued by financial corporations	25,140	8,760	31,250	11,620
210	Issued by non-financial corporations	11,810	3,210	5,620	660
220	Loans and advances other than loans on demand	0	0	370	0
230	Other collateral received	2,590	0	2,850	0
130	Total collateral received	333,970	295,710	101,930	62,490
240	Own debt securities issued other than own covered bonds or asset-backed securities	0	0	0	0
241	Own covered bonds and asset-backed securities issued and not yet pledged	—	—	32,430	6,510
250	Total Assets, collateral received and own debt securities issued	518,800	370,630	—	—

The below table shows selected amounts for encumbered on- and off-balance sheet assets against the corresponding liabilities that have given rise to the encumbrance. These include assets pledged for derivatives margin, collateral required for repurchase agreements, and assets needed, for example, for the Group’s covered bond issuance portfolio.
EU AE3 – Sources of encumbrance

		Dec 31, 2025		Dec 31, 2024
		010	030	010	030
	in € m.	Matching liabilities, contingent liabilities or securities lent	Assets, collateral received and own debt securities issued other than covered bonds and ABSs encumbered	Matching liabilities, contingent liabilities or securities lent	Assets, collateral received and own debt securities issued other than covered bonds and ABSs encumbered
010	Carrying amount of selected financial liabilities	448,987	467,919	406,200	424,300

Deutsche Bank	Reputational Risk
Pillar 3 Report as of December 31, 2025	Risk management objectives and policies
Reputational Risk
Within the bank’s risk management process, reputational risk is defined as the risk of possible damage to Deutsche Bank’s brand and reputation, and the associated risk to earnings, capital or liquidity arising from any association, action or inaction which could be perceived by stakeholders to be inappropriate, unethical or inconsistent with Deutsche Bank’s
Code of Conduct.
Risk management objectives and policies
Reputational Risk Management strategies and processes
Article 435 (1)(a) CRR (EU OVA)
Deutsche Bank has limited appetite for transactions or relationships with material reputational risk or in areas which inherently pose a higher reputational risk such as the defense, gaming, or adult entertainment sectors, or where there are certain environmental concerns.  Decisions about specific transactions or relationships are made based on a risk based, individualized and objective assessment. Reputational risk cannot be precluded as it can be driven by unforeseeable changes in perception of its practices by its various stakeholders (e.g. public, clients, shareholders and regulators).
The Reputational Risk Framework (the Framework) is in place to manage the process through which active decisions are taken on matters which may pose a reputational risk, before the event, and in doing so to prevent damage to Deutsche
Bank’s reputation wherever possible. The Framework provides consistent standards for the identification, assessment and management of reputational risk issues.
Reputational Risk could arise from multiple sources including, but not limited to, Deutsche Bank’s employees, business strategies and activities, clients, and counterparties.  Such events could contribute to among other consequences, financial losses, litigation, regulatory enforcement actions, or monetary fines, as well as other reputational harm.
The modelling and quantitative measurement of reputational risk internal capital is implicitly covered in the bank’s economic capital framework primarily within strategic risk.
Reputational Risk Management structure and organization
Article 435 (1)(b) CRR (EU OVA)
Deutsche Bank manages reputational risk through a framework.  Under this framework, Deutsche Bank has established a risk appetite statement and policies and controls embedded throughout our business and risk management processes, with variances available when necessary to comply with applicable country laws, regulations and expectations.  .  Matters specific to DWS are reviewed by the DWS Reputational Risk Committee and, if necessary, escalated to the DWS
Executive Board. Decisions are subject to the DWS and Deutsche Bank internal Corporate Governance policies.
Whilst every employee has a responsibility to protect Deutsche Bank's reputation, the primary responsibility for the identification, assessment, management, monitoring and, if necessary, referring or reporting of reputational risk matters lies with Deutsche Bank’s Business Divisions as the primary risk owners. Each Business Division has an established process through which matters, which are deemed to be a moderate or greater reputational risk are assessed, the Unit
Reputational Risk Assessment Process.
The Unit Reputational Risk Assessment Process is required to refer any material reputational risk matters to the respective Regional Reputational Risk Committee. The Framework also sets out a number of matters which are considered inherently higher risk from a reputational risk perspective and are therefore mandatory referrals to the
Regional Reputational Risk Committees. The Regional Reputational Risk Committees are 2nd LoD Committees and meet on an ad hoc basis as required. The Group Reputational Risk Committee (GRRC) reviews cases with a group-wide impact and in exceptional circumstances, those that could not be resolved at a regional level. The Head of ORM is responsible for ensuring the oversight, governance and coordination of the management of reputational risk of Deutsche Bank.
Scope and nature of reputational risk measurement and reporting systems
Article 435 (1)(c) CRR (EU OVA)
The Reputational Risk Team provides monthly updates on reputational risk topics to the secretaries of the Unit
Reputational Risk Assessment Process and the Regional Reputational Risk Committees. A monthly report is provided to the Group Risk Committee covering material reputational risk discussions and breaches of the Reputational Risk
Framework. The Risk and Capital Profile report includes updates on reputational risk, which is distributed on a monthly

Deutsche Bank	Reputational Risk
Pillar 3 Report as of December 31, 2025	Risk management objectives and policies
basis to the Management Board and Supervisory Board. This includes details such as the number of reputational risk issues assessed by the various committees and their decisions.
Policies for hedging and mitigating reputational risk
Article 435 (1)(d) CRR (EU OVA)
The Reputational Risk Framework is governed by the Reputational Risk Policy and Framework. The Framework has a
group wide scope and is globally applicable. Regional and divisional reputational risk procedures have been implemented where deemed appropriate. Specific guidance on reputational risk issues is provided in the Reputational Risk Guidance
Statements. Subject Matter Expert input is required for specific reputational risk drivers such as defense, gaming, and environmental issues.
Model risk
Risk management objectives and policies
Model Risk Management strategies and processes
Article 435 (1)(a) CRR (EU OVA)
Model risk is overseen by the Chief Risk Officer through the setting of a quantitative and qualitative risk appetite statement, and managed through:
–A Model Risk Management Policy and procedure, and supporting documents aligned to risk appetite, regulatory requirements, and industry best practice, with clear roles and responsibilities for stakeholders
–Inventorization of all sources of model risk, supporting ongoing model risk framework components including risk assessments and attestations
–Key controls for all sources of model risk from development through to decommissioning, including validation, approval, deployment and monitoring:
–Independent Validations, and subsequent independent approvals, verify that models have been appropriately designed and implemented for their intended scope and purpose, and that respective controls are in place to assure that they continue to perform as expected during their use
–The controls identify limitations and weaknesses, resulting in findings and compensating controls, these may be conditions for use, such as adjustments or overlays
–Model risk governance, including senior forums for monitoring and escalation of model risk related topics, as well as monthly updates to the Management Board on the model risk appetite metrics, and periodic model risk updates to the
Supervisory Board.
Model Risk Management structure and organization
Article 435 (1)(b) CRR (EU OVA)
Model risk is managed in accordance with the segregation of duties set out in the Risk Management Policy. Model risk is attached to those functions that generate and steer model risk directly such as Model Owners, Model Developers, Senior
Model Users, including infrastructure functions.
The control function for model risk is Model Risk Management (MoRM) with its independent validation unit for model risk.
The Head of MoRM is part of the Bank's Risk Division, reporting directly to the Chief Risk Officer. Group Audit is responsible for overseeing the activities of both the functions owning and using models and MoRM as the risk type control function.
MoRM fulfils all the responsibilities of a risk type control function, including:
–Defining and regularly updating the model risk framework by setting minimum risk management and/or control standards to support the bank’s compliance with all applicable material rules and regulations
–Independently assessing the implementation of, and adherence to, the framework of functions that generate and steer model risk directly, and reporting an overall assessment of the bank’s risk profile
–Acting as an advisor to these functions on how to identify, assess and manage risks and implement the framework
–Monitoring model risk adherence to the defined risk appetite, including escalating confirmed breaches, and recommending matters for potential consequence management, which can be enforced at a divisional and individual level

Deutsche Bank	Model risk
Pillar 3 Report as of December 31, 2025	Risk management objectives and policies
MoRM is also responsible for the approval of the use of models within the bank and the initial and ongoing validation of models in line with policy. Independent model validation functions outside of Model Risk Management are required to have a sufficient level of independence and expertise, and to apply MoRM standards.
Scope and nature of model risk measurement and reporting systems
Article 435 (1)(c) CRR (EU OVA)
The governance and monitoring of model risk is facilitated by a combination of individuals in the functions that directly generate and manage model risk and MoRM model risk managers, supported by Model Risk Councils and forums, which escalate to the Risk Committee of the Board of Directors. They support the management of model risk for individual models, as well as in the aggregate.
The Model Inventory owned by MoRM is the repository for sources of model risk across the firm and provides the basis for the reporting of model risk.
MoRM provides (at least) quarterly updates on model risk topics to divisional/regional Model Risk fora, escalating into the
Group Model Risk Council, as well as providing updates to certain Deutsche Bank AG Branches (London and New York), the Group Risk Committee and stand-alone model risk sections in the risk and capital profile. The risk and capital profile is distributed monthly to the Management Board and quarterly to the Supervisory Board.
Model risk profiles are produced by MoRM, to enable the monitoring, reporting and governance of model risk. Model risk profiles include:
–Current and emerging model risks and
–Information to effectively monitor model risk and identify potential areas of concern
–Individual metrics showing Risk Appetite results for that reporting period, including remediation plans, ‘paths to green/amber’ and any compensatory measures implemented
–Status of remediation of material problems; appropriate and timely responses to identified problems, with current and forward-looking perspectives
–Reporting on overdue validation findings
Policies for mitigating model risk
Article 435 (1)(d) CRR (EU OVA)
The model risk framework is governed by the Model Risk Policy and Procedure. Model Risk is mitigated at a model level, through appropriate actions independently verified as proportionate. These may be built into the model, as part of development, or subsequently identified as part of the initial validation process or subsequent monitoring processes.
As part of independent validation, MoRM may identify the need for temporary or permanent mitigants prior to permitting the use of a model. These mitigants may take the form of adjustments to the output, the allocation of a reserve/buffer, limitations or restrictions on the use of a model, additional monitoring and/or restrictions or amendments to inputs and/
or parameters.
These mitigants, are tracked and monitored as part of periodic reviews. Reassessments may also be triggered by significant changes to the model or its materiality, or potentially through the resolution of related weaknesses in the model.

Deutsche Bank	Remuneration policy
Pillar 3 Report as of December 31, 2025	Policy on diversity for board members
Remuneration policy
Article 450 CRR, Article 435 (2)(a)-(c) CRR and EU OVB
Article 450 CRR, Article 435 (2)(a)-(c) CRR and related requirements such as table EU REMA and EU OVB and templates
EU REM1-5 are addressed by the following section from the Employee Compensation Report from within the Annual
Report 2025.
Number of directorships held by board members
Article 435 (2)(a) CRR (EU OVB)
The number of directorships held by members of the management board are listed below in the table:
Number of directorships

	Dec 31, 2025
	Number of executive and non-executive directorships	Number of supervisory board directorships
Christian Sewing	0	0
James von Moltke	0	0
Raja Akram[1]	0	0
Fabrizio Campelli	0	0
Marcus Chromik	0	0
Bernd Leukert	0	1
Alexander von zur Mühlen	0	0
Laura Padovani	0	0
Claudio de Sanctis	0	0
Rebecca Short	0	0
1Raja Akram became a member of the Management Board on January 1, 2026, and will assume the role of Chief Financial Officer in March 2026
Recruitment policy for board members
Article 435 (2)(b) CRR (EU OVB)
Pursuant to the German Banking Act (KWG) the members of the Management Board must be professionally suitable and reliable and devote sufficient time to their tasks. The Supervisory Board assesses the qualifications of the individual members as well as the qualification of the Management Board as a whole (collective suitability). In this connection diversity of backgrounds and mindsets plays an important role as well as gender, nationality and age. The Nomination
Committee supports the Supervisory Board in identifying suitable internal and external candidates to fill a position on the bank’s Management Board while taking into account the applicable statutory and regulatory requirements. For this, the Committee has developed a position description with a candidate profile and a statement of the related time commitment for a Management Board member as well as questionnaires for the assessment of the knowledge, reliability and time availability. The Nomination Committee and Supervisory Board regularly receive reports from the Management
Board on internal candidates for succession planning (“talent pipeline”) and the process from the perspective of the
Management Board. The members of the Supervisory Board have opportunities to meet selected senior managers at the meetings of the Supervisory Board and its committees as well as bank-internal events. With a view to a sustainable, ideally diverse succession planning while also taking gender diversity into consideration, the Supervisory Board also works together with external service providers.
For the selection of suitable candidates, external and internal, the Nomination Committee takes into account the strategic objectives of the bank, the area of functional responsibility on the Management Board, the qualifications, reliability and time availability of the candidates as well as the balance and diversity of the knowledge, skills and experience of all members of the Management Board, while also considering diversity principles. The appointment to a
Management Board position is always made in the interests of the company.
Building on the recommendation of the Nomination Committee, the Chairman’s Committee submits a recommendation for the Supervisory Board’s resolution. Based on this, the Supervisory Board decides on the appointment of the
Management Board members. The first appointment period is for a maximum of three years. Management Board members can be reappointed for one or several terms of office, which may be for a maximum of five years pursuant to the law, whereby at Deutsche Bank such reappointments should generally also be for a maximum of three years.

Deutsche Bank	Remuneration policy
Pillar 3 Report as of December 31, 2025	Policy on diversity for board members
Policy on diversity for board members
Article 435 (2)(c) CRR (EU OVB)
The Stock Corporation Act (AktG) requires that a company that is listed on a stock exchange and has three or more members of the Management Board, such as Deutsche Bank, must have at least one woman and one man as member of its Management Board, failing which renders the appointment is rendered void. In addition, promoting cognitive diversity on the Management Board is very important to the Supervisory Board, and it is actively working to ensure the on
Management Board has sufficient diversity, of thought, e.g., in terms of gender, nationality and age, as well as different backgrounds and mindsets.
Moreover, the AktG requires that the Management Board of a listed company sets targets for the share of women in the two management layers below the Management Board. The Supervisory Board and Management Board strive to and should serve as role models for the bank to drive an inclusive culture. In accordance with the bank’s aim to embrace dialogue and diverse views, diversity in the composition of the Supervisory Board and the Management Board also facilitates the proper performance of the tasks and duties assigned to them by law, the Articles of Association and Terms of Reference.
As an integral part of Deutsche Bank’s strategy as a leading European bank with a global reach and a strong home market in Germany, diversity is a decisive factor for the bank’s success. With 160 nationalities represented across 55 countries in
2025, the bank is proud of its multicultural workforce. It sees the unique perspectives and experiences within its global network as a competitive advantage as it fuels innovation, strengthens culture and drives more sustainable outcomes.
Age and gender as well as educational and professional backgrounds have long been accepted as key aspects of the far more comprehensive understanding of diversity at Deutsche Bank.
As stated in its Code of Conduct, Deutsche Bank is committed to ensuring fair and equal opportunities for employees from all backgrounds and experiences, an objective it advances through its multi-dimensional diversity and inclusion strategy. Centered on five pillars - leadership accountability, adapting processes, driving behavioral change, thought leadership, and ensuring legal compliance - the strategy is endorsed by the Management Board who monitors progress against the agreed goals and objectives.
The targets for the proportion of women in management positions, the gender quota and the disclosure pursuant to
Section 96 (2) of the German Stock Corporation Act (AktG) are described in the "Sustainability Statement" in the section
"Own Workforce"
Diversity concept and succession planning for the Management Board
Through the composition of the Management Board, it has to be ensured that its members have, at all times, the required knowledge, skills and experience necessary to properly perform their tasks. Accordingly, when selecting members for the
Management Board, care is to be taken that they collectively have sufficient expertise and diversity within the meaning of the bank’s objectives specified above. Furthermore, the Supervisory Board and the Management Board should ensure long-term succession planning.
The Act supplementing and amending the regulations for the equal participation of women and men in management positions in the private sector and in the public service (“Zweites Führungspositionen Gesetz” - FüPoG II) stipulates that at least one woman and one man are to be appointed to a board with more than three members, with no additional targets to be set. As of December 31, 2025, the bank has fulfilled this requirement with two women on the Board. As a rule, a member of the board of directors should not have exceeded the age limit for standard early retirement pension for long-term insured persons in the German statutory pension insurance scheme by the expiry date of his or her appointment.
Implementation
In accordance with the law, the Articles of Association and Terms of Reference, the Supervisory Board adopted a candidate profile for the members of the Management Board, based on a proposal from the Nomination Committee. This profile takes into account an “Expertise and Capabilities Matrix”, specifying, among other things, the required knowledge, skills and experience to perform the tasks as Management Board member, in order to successfully develop and implement the bank’s strategy in the respective market or the respective division and as a management body collectively. The Management Board reviews succession plans for Management Board positions, both individually and as a group. Individual succession plans are reviewed and internal succession candidates are discussed in detail based on potential, leadership skills and experience as well as fit and proper suitability. As gender diversity is a key focus of
Deutsche Bank the respective succession metrics and data analytics support this process. After approval by the

Deutsche Bank	Remuneration policy
Pillar 3 Report as of December 31, 2025	Policy on diversity for board members
Management Board these plans are submitted to the Nomination Committee and the Supervisory Board, in principle at a meeting for extensive deliberations.
In identifying candidates to fill a position on the bank’s Management Board, the Supervisory Board’s Nomination
Committee takes into account the appropriate diversity balance of all Management Board members collectively.
Furthermore, it also considers the targets set by the Supervisory Board in accordance with statutory requirements for the percentage of women on the Management Board.
The Nomination Committee supports the Supervisory Board with the periodic assessment, to be performed at least once a year, of the knowledge, skills and experience of the individual members of the Management Board and of the
Management Board in its entirety.
Results achieved in the 2025 financial year
As of December 31, 2025 the Management Board comprised two women (22%) and seven men. The age structure is diverse, ranging from 50 to 59 years of age as of December 31, 2025.
In light of the bank’s strategy as a leading European bank with a global reach and a strong home market in Germany, five of the nine Management Board members as of December 31, 2025 have a German background. Furthermore, the current
Management Board members are citizens of Italy, the United Kingdom, the U.S., Pakistan, Australia, New Zealand and
Switzerland. However, the ethnic diversity of the Management Board does not currently reflect the full diversity of the markets where the bank do business or the diversity of the bank’s employees.
The diverse range of the members’ educational and professional backgrounds includes accounting, banking, business administration, economics, engineering, finance, law, linguistics and philosophy.
The bank transparently reports on Management Board diversity in addition to the information presented above in this
Corporate Governance Statement in the section “Management Board and Supervisory Board” as well as on the bank’s website: www.db.com (Heading Investor Relations, “Corporate Governance”, “Management Board”).
Compensation of the employees (unaudited)
The content of the 2025 Employee Compensation Report is based on the qualitative and quantitative remuneration disclosure requirements outlined in Article 450 No. 1 (a) to (j) Capital Requirements Regulation (CRR) in conjunction with
Section 16 of the Remuneration Ordinance for Institutions (Institutsvergütungsverordnung – InstVV).
This Compensation Report takes a group-wide view and covers all consolidated entities of the Deutsche Bank Group. In accordance with regulatory requirements, equivalent reports for 2025 are prepared for BHW Bausparkasse AG classified as Significant Institution in the meaning of the German Banking Act as well as for other subsidiaries within Deutsche Bank
Group in accordance with local regulatory requirements.
Regulatory environment
Ensuring compliance with regulatory requirements is an overarching consideration in the bank’s Group Compensation
Strategy. The bank strives to be at the forefront of implementing regulatory requirements with respect to compensation and will continue to maintain a close exchange with its prudential supervisor, the European Central Bank (ECB), to be in compliance with all existing and new requirements.
As an EU-headquartered institution, Deutsche Bank is subject to the Capital Requirements Regulation/Directive (CRR/
CRD) globally, as transposed into German national law in the German Banking Act and InstVV. These rules are applied to all of Deutsche Bank subsidiaries and branches world-wide to the extent required in accordance with Section 27 InstVV.
As a Significant Institution within the meaning of the German Banking Act, Deutsche Bank identifies all employees whose work is deemed to have a material impact on the overall risk profile (Material Risk Takers or MRTs) in accordance with the criteria stipulated in the German Banking Act and in the Commission Delegated Regulation 2021/923. MRT identification is performed for Deutsche Bank Group as well as for institutions in the EU at institutional level.
Taking into account more specific sectorial legislation and in accordance with InstVV, some of Deutsche Bank’s subsidiaries (in particular within the DWS Group) fall under sector specific remuneration rules, such as the Alternative
Investments Fund Managers Directive (AIFMD), the Undertakings for Collective Investments in Transferable Securities
Directive (UCITS) and the Investment Firm Directive (IFD) including the applicable local transpositions. MRTs are also

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Regulatory environment
identified in these subsidiaries. Identified employees are subject to the remuneration provisions outlined in the applicable
Guidelines on sound remuneration policies published by the European Securities and Markets Authority (ESMA) and the
European Banking Authority (EBA).
Deutsche Bank takes into account the regulations targeted at employees who engage directly or indirectly with the bank’s clients, for instance as per the local transpositions of the Markets in Financial Instruments Directive II – MiFID II.
Accordingly, specific provisions for employees deemed to be Relevant Persons are implemented with a view to ensuring that they act in the best interest of the bank’s clients.
Where applicable, Deutsche Bank is also subject to specific rules and regulations implemented by local regulators. Many of these requirements are aligned with the InstVV. However, where variations are apparent, proactive and open discussions with regulators have enabled the bank to follow the local regulations whilst ensuring that any impacted employees or locations remain within the bank’s overall Group Compensation Framework. This includes, amongst others, the compensation structures applied to Covered Employees in the United States under the requirements of the Federal
Reserve Board as well as the requirements related to compensation recovery for executive officers in the event of an accounting restatement as required by the U.S. Securities and Exchange Commission. In any case, the InstVV requirements are applied as minimum standards globally.
Compensation governance
Deutsche Bank has a robust governance structure enabling it to operate within the clear parameters of its Compensation
Strategy and Policy. In accordance with the German two-tier board structure, the Supervisory Board governs the compensation of the Management Board members while the Management Board oversees compensation matters for all other employees in the Group. Both the Supervisory Board and the Management Board are supported by specific committees and functions, in particular the Compensation Control Committee (CCC), the Compensation Officer, and the
Senior Executive Compensation Committee (SECC).
In line with their responsibilities, the bank’s control functions as per InstVV are involved in the design and application of the bank’s remuneration systems, in the identification of MRTs and in determining the total amount of Variable
Compensation. This includes assessing the impact of employees’ behavior and the business-related risks, performance criteria, granting of remuneration and severances as well as ex-post risk adjustments.
Reward governance structure
1Does not comprise a complete list of Supervisory Board Committees

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Compensation governance
Compensation Control Committee (CCC)
The Supervisory Board has set up the CCC to support in establishing and monitoring the structure of the compensation system for the Management Board Members of Deutsche Bank AG. Furthermore, the CCC monitors the appropriateness of the compensation systems for the employees of Deutsche Bank Group, as established by the Management Board and the SECC. The CCC reviews whether the total amount of Variable Compensation is affordable and set in accordance with the risk, capital and liquidity situation as well as in alignment with the business and risk strategies. Furthermore, the CCC supports the Supervisory Board in monitoring the bank’s MRT identification process.
Further details, including the composition and the number of meetings held, can be found in the Report of the
Supervisory Board within this Annual Report.
Compensation Officer
The Management Board, in cooperation with the CCC, has appointed a Group Compensation Officer to support the
Supervisory Boards of Deutsche Bank AG and of the bank’s Significant Institutions in Germany in performing their compensation related duties. The Compensation Officer is involved in the conceptual review, development, monitoring and application of the employees’ compensation systems, the MRT identification and remuneration disclosures on an ongoing basis. The Compensation Officer performs all relevant monitoring obligations independently, provides an assessment on the appropriateness of the design and strategy of the compensation systems for employees at least annually and regularly supports and advises the CCC.
Senior Executive Compensation Committee (SECC)
The SECC is a delegated committee established by the Management Board which has the mandate to develop sustainable compensation principles, to prepare recommendations on Total Compensation levels and to ensure appropriate compensation governance and oversight. As part of this mandate, the SECC establishes the Compensation and Benefits Strategy, Policy and corresponding guiding principles, which provide the overarching framework for both
Fixed Pay and Variable Compensation. This includes ensuring that the overall compensation structures are aligned with regulatory requirements and the bank’s compensation principles. Moreover, using quantitative and qualitative factors, the SECC assesses Group and divisional performance as a basis for compensation decisions and makes recommendations to the Management Board regarding the total amount of annual Variable Compensation and its allocation across business divisions and infrastructure functions.
In order to maintain its independence, only representatives from infrastructure and control functions who are not aligned to any of the business divisions are members of the SECC. In 2025, the SECC’s membership comprised of the DB AG
Management Board member responsible for Human Resources and the Chief Financial Officer as Co-Chairpersons, the
Head of Compliance, the Head of Human Resources and the Head of Performance & Reward as well as an additional representative from both Finance and Risk as voting members. The Compensation Officer and an additional representative from Finance participated as non-voting members. The SECC generally meets on a monthly basis but with more frequent meetings during the compensation determination process. It held 15 meetings in total with regard to the compensation process for the performance year 2025.
Compensation and Benefits Strategy
Deutsche Bank recognizes that its compensation framework plays a vital role in supporting its strategic objectives. It enables the bank to attract and retain the individuals required to achieve the bank’s objectives. The Compensation and
Benefits Strategy is built on three core pillars (Principles, Performance and Processes as outlined below) that support the bank’s global, client-centric business and risk strategy, reinforced by safe and sound compensation practices that operate within the bank’s profitability, solvency and liquidity position.

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Compensation governance
Group Compensation Framework
The compensation framework, generally applicable globally across all regions and business lines, emphasizes an appropriate balance between Fixed Pay and Variable Compensation – together forming Total Compensation. It aligns incentives for sustainable performance at all levels of Deutsche Bank whilst ensuring the transparency of compensation decisions and their impact on shareholders and employees. The underlying principles of Deutsche Bank’s Compensation
Framework are applied to all employees equally and are supported by the key principle ‘equal pay for equal work or work of equal value’ and the necessity for equal opportunities, irrespective of differences in, e.g., tenure, gender or ethnicity.
Pursuant to CRD and the requirements subsequently adopted in the German Banking Act, Deutsche Bank is subject to a maximum ratio of 1:1 with regard to fixed-to-variable remuneration components, which was increased to 1:2 for a limited population with shareholder approval on May 22, 2014 with an approval rate of 95.27%, based on valid votes by 27.68%
of the share capital represented at the Annual General Meeting. The remuneration of employees in control functions as defined by InstVV (comprising Risk, Compliance and Anti-Financial Crime, Group Audit and the Group Compensation
Officer and his Deputy) is predominately based on Fixed Pay.
According to the bank’s compensation framework, all employees are entitled to individual Variable Compensation. The standardized Variable Compensation orientation model, which incorporates orientation values determined by division, profession, and seniority, indicates the average expected Variable Compensation as a percentage of Fixed Pay, thus ensuring an appropriate balance between Fixed Pay and Variable Compensation.
Fixed Pay is the key and primary compensation element for most employees globally. It is a fixed regular payment based on transparent and predetermined conditions. It is delivered in the form of base salary and where applicable local specific fixed pay allowances. Fixed Pay reflects the value of the individual role and function within the organization, regional and divisional specifics and rewards the factors an employee brings to the organization such as qualification, skills and experience required for the role in line with remuneration levels in the specific geographic location and level of responsibility.
Variable Compensation is a discretionary compensation component that reflects Group, Divisional risk-adjusted financial and non-financial performance as well as individual contributions. It acknowledges that employees contribute to the success of their Division and the Group as a whole. At the same time, Variable Compensation allows the bank to differentiate individual contributions and to drive behavior and conduct through an incentive system that can positively influence culture and the achievement of the bank’s strategic objectives and to apply consequences for falling below the standards of delivery, behavior and conduct by reducing the Variable Compensation.
In the context of InstVV, severance payments are considered Variable Compensation. The bank’s severance framework ensures full alignment with the respective InstVV requirements.

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Compensation governance
Employee benefits are considered Fixed Pay from a regulatory perspective, as they have no direct link to performance or discretion. They are granted in accordance with applicable local market practices and requirements. Pension expenses represent the main element of the bank’s benefits portfolio globally.
Total Compensation is made up of defined Fixed Pay, Variable Compensation and is supplemented by benefits.
Employee groups with specific compensation structures
For some areas of the bank, compensation structures deviate in some respects from the Group Compensation Framework outlined above, but within regulatory boundaries.
Postbank units
While executive staff of former Postbank generally follow the remuneration structure of Deutsche Bank, the compensation for any other staff in Postbank units is based on specific frameworks agreed with trade unions or with the respective workers’ councils. Where no collective agreements exist, compensation is subject to individual contracts. In general, non-executive and tariff staff in Postbank units receive Variable Compensation, but the structure and portion of
Variable Compensation can differ between legal entities. Notwithstanding these specific frameworks, Variable
Compensation of Postbank units is subject to the bank’s overarching compensation governance overseen by the SECC.
DWS
DWS asset management entities and employees fall under AIFMD, UCITS or IFD regulation, and only DWS employees who are deemed to have a material impact on the risk profile of Deutsche Bank Group remain in scope of the bank’s
Group InstVV requirements. DWS has established its own compensation governance, policy, and structures, as well as
Risk Taker identification process in line with its regulatory requirements. These structures and processes are aligned with
InstVV where required but tailored towards the Asset Management business. Pursuant to the ESMA/EBA Guidelines,
DWS’s compensation strategy is designed to ensure an appropriate ratio between Fixed and Variable Compensation.
Generally, DWS applies remuneration rules that are equivalent to the Deutsche Bank Group approach, but use DWS
Group-related parameters, where possible. Notable deviations from the Group Compensation Framework include the use of share-based instruments linked to DWS shares and fund-linked instruments. These serve to improve the alignment of employee compensation with DWS’ shareholders’ and investors’ interests.
Tariff staff
Tariff staff are either subject to a collective agreement (Tarifvertrag für das private Bankgewerbe und die öffentlichen
Banken), as negotiated between trade unions and employer associations, or subject to agreements as negotiated with the respective trade unions directly. The remuneration of tariff staff is included in the quantitative disclosures in this
Report.
Determination of performance-based Variable Compensation
The bank puts a strong focus on its governance related to compensation decision-making processes. A robust set of rule-
based principles for compensation decisions with close links to the performance of both businesses and individuals were applied.
The total amount of Variable Compensation for any given performance year is derived from an assessment of the bank’s profitability, solvency, and liquidity position (affordability assessment), Group performance and the performance of divisions and infrastructure functions in support of achieving the bank’s strategic objectives.
In a first step, Deutsche Bank assesses the bank’s affordability as well as other limitations (such as external financial goals) to determine what the bank “can” award in line with regulatory and internal requirements. This assessment also takes into account forward‑looking considerations of the bank’s multi‑year strategic plan including its multi-year capital plan. In the next step, the bank assesses divisional risk-adjusted performance, i.e., what the bank “should” award in order to provide an appropriate compensation for contributions to the bank’s success.
The proportion of the Variable Compensation pools related to Group performance, which has a weighting of 25%, is determined based on the performance of a selected number of Group’s Key Performance Indicators (KPIs), including
Cost/Income Ratio (CIR), Post-Tax Return on Tangible Equity (RoTE), ESG: Environmental - Sustainable Financing and
ESG Investments, Social - Gender Diversity and Governance - Audit Control Risk Management Grade.

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Employee groups with specific compensation structures
When assessing divisional performance, a range of considerations are referenced. Performance is assessed in the context of financial and – based on Balanced Scorecards – non-financial targets. To ensure that performance is reviewed in its entirety and that consideration is also given to criteria that are difficult to evaluate with a solely formulaic approach, the
SECC additionally conducts a qualitative review. Following the quantitative calculation of the combined performance assessed Variable Compensation pools, the SECC will review a set of pre-defined qualitative criteria related to both financial and non-financial performance and may decide to apply a maximum 10 percentage points up or down overlay on the divisional performance assessment. The financial targets for front-office divisions are subject to appropriate risk-
adjustment, in particular by referencing the degree of future potential risks to which Deutsche Bank may be exposed, and the amount of capital required to absorb severe unexpected losses arising from these risks. For the infrastructure functions, the financial performance assessment is mainly based on the achievement of cost targets. While the allocation of Variable Compensation to infrastructure functions, and in particular to control functions, depends on both Deutsche
Bank’s overall and their own performance, it is not dependent on the performance of the division(s) that these functions oversee.
At the level of the individual employee, the Variable Compensation Guiding Principles are established, which detail the factors and metrics that managers need to take into account when making Variable Compensation decisions. In doing so, they must fully appreciate the risk-taking activities of individuals to ensure that Variable Compensation allocations are balanced and risk-taking is not inappropriately incentivized. The factors and metrics to be considered include, but are not limited to, (i) business delivery (“What”), i.e., quantitative and qualitative financial, risk-adjusted and non-financial performance metrics, and (ii) behavior (“How”), i.e., culture, conduct and control considerations such as qualitative inputs from control functions or disciplinary sanctions. Variable Compensation setting recommendations help managers to translate individual performance (“What” and “How”) into appropriate pay outcomes. Generally, performance is assessed based on a one-year period. However, for Management Board members of all Significant Institutions, a performance period of three years is taken into account.
Variable Compensation structure
The compensation structures are designed to provide a mechanism that promotes and supports long-term performance of employees and the bank. Whilst a portion of Variable Compensation is paid upfront, these structures require that an appropriate portion is deferred to ensure alignment to the sustainable performance of the Group. For both parts of
Variable Compensation, Deutsche Bank shares are used as instruments and as an effective way to align compensation with Deutsche Bank’s sustainable performance and the interests of shareholders.
The bank continues to go beyond regulatory requirements with the scope as well as the amount of Variable
Compensation that is deferred and the minimum deferral periods for certain employee groups. The deferral rate and period are determined based on the risk categorization of the employee as well as the business unit. Where applicable, the bank starts to defer parts of Variable Compensation for MRTs where Variable Compensation is set at or above
€ 50,000 or where Variable Compensation exceeds 1/3 of Total Compensation. For non-MRTs, deferrals start at higher levels of Variable Compensation. MRTs are on average subject to deferral rates in excess of the minimum 40% (60% for
Senior Management) as required by InstVV. For MRTs in Material Business Units (MBU) the bank applies a deferral rate of at least 50%. The Variable Compensation threshold for MRTs requiring at least 60% deferral is set at € 500,000. Moreover, for all employees whose Fixed Pay exceeds the amount of € 600,000, the full amount of the Variable Compensation is deferred.
As detailed in the table below, deferral periods range from three to five years, dependent on employee groups.

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Variable compensation structure
Overview of 2025 award types (excluding DWS Group)

Award Type	Description	Beneficiaries	Deferral Period	Retention Period	Portion

Upfront: Cash Variable Compensation (VC)	Upfront cash	All eligible employees	N/A	N/A	100% of VC, except employees with deferred awards
Upfront: Equity Upfront Award (EUA)	Upfront equity (linked to Deutsche Bank’s share price over the retention period)	MRTs with VC ≥ € 50,000 or where VC exceeds 1/3 of Total Compensation (TC) Non-MRTs with deferred awards where 2025 TC > € 500,000	N/A	12 months	50% of upfront VC
Deferred: Restricted Incentive Award (RIA)	Deferred cash	All employees with deferred VC	Equal tranche vesting: MRTs: 4 years Senior Mgmt.1: 5 years Non-MRTs: 3 years	N/A	50% of deferred VC
Deferred: Restricted Equity Award (REA)	Deferred equity (linked to Deutsche Bank’s share price over the vesting and retention period)	All employees with deferred VC	Equal tranche vesting: MRTs: 4 years Senior Mgmt.1: 5 years Non-MRTs: 3 years	12 months for MRTs	50% of deferred VC
N/A – Not applicable
1For the purpose of Performance Year 2025 annual awards, Senior Management is defined DB AG MB-1 positions; incumbents of MB-2 positions in IB and CB reporting to
Co-Heads of CB and Co-Heads of IB; further individuals with significant business responsibilities; MB members of Significant Institutions in the meaning of the German
Banking Act; respective MB-1 positions with managerial responsibility; for the specific deferral rules for the Management Board of Deutsche Bank AG refer to the
Compensation Report for the Management Board
Employees are not allowed to sell, pledge, transfer or assign a deferred award or any rights in respect to the award. They may not enter into any transaction having the economic effect of hedging any Variable Compensation, for example offsetting the risk of price movement with respect to the equity-based award. Compliance, overseen by the
Compensation Officer, monitors that employee trading activity complies with this requirement.

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Ex-post risk adjustment of variable compensation
Ex-post risk adjustment of Variable Compensation
In line with regulatory requirements relating to ex-post risk adjustment of Variable Compensation, the bank believes that a long-term view on conduct and performance of its employees is a key element of deferred Variable Compensation. As a result, under the Management Board’s oversight, all deferred awards are subject to performance conditions and forfeiture provisions as detailed below.
Overview of Deutsche Bank Group performance conditions and forfeiture provisions of Variable Compensation granted for
Performance Year 2025
1Considering clearly defined and governed adjustments for relevant Profit and Loss items (e.g., business restructurings; impairments of goodwill or intangibles)
2Only applicable to InstVV MRTs in front office divisions
3Other provisions may apply as outlined in the respective plan rules

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Material Risk Taker compensation disclosure
Material Risk Taker compensation disclosure
On a global basis, 1,522 employees were identified as MRTs according to CRD/InstVV for financial year 2025, compared to 1,451 employees for 2024. The number of 2025 Group MRTs amounts to 1,287 individuals. Moreover, 298 individuals were identified at an institutional level (thereof 63 Group MRTs). The remuneration elements for all those MRTs on a consolidated basis are detailed in the tables below in accordance with Article 450 CRR. Where applicable, the EU REM tables display the prescribed business lines as per Annex XXXIII of Regulation No 575/2013.
With regard to deferral arrangements and pay-out instruments, 42 MRTs, whose total remuneration amounts to
€ 9.7 million (thereof € 3.3 million variable remuneration including severance payments) benefit from a derogation laid down in Article 94(3) CRD point (a) and 96 MRTs, whose total remuneration amounts to € 14.3 million (thereof
€ 2.7 million variable remuneration including severance payments) benefit from a derogation laid down in Article 94(3)
CRD point (b).
Remuneration for 2025 - Material Risk Takers (REM 1)

		2025
	in € m. (unless stated otherwise)¹	Super- visory Board²	Manage- ment Board[3]	Senior Management[4]	Other Material Risk Takers	Group Total
Fixed Pay	Number of MRTs[5]	20	9	243	1,102	1,374
	Total Fixed Pay	8	32	175	632	847
	of which: cash-based	8	28	169	599	804
	of which: shares or equivalent ownership interests	0	0	0	0	0
	of which: share-linked instruments or equivalent non-cash instruments	0	0	0	0	0
	of which: other instruments	0	0	0	0	0
	of which: other forms	0	3	6	33	43
Variable Pay	Number of MRTs[5]	0	9	240	1,061	1,310
	Total Variable Pay[6]	0	51	190	706	946
	of which: cash-based	0	13	96	362	472
	of which: deferred	0	2	83	264	349
	of which: shares or equivalent ownership interests	0	37	86	343	466
	of which: deferred	0	28	81	264	373
	of which: share-linked instruments or equivalent non-cash instruments	0	0	6	0	6
	of which: deferred	0	0	4	0	4
	of which: other instruments	0	0	2	0	2
	of which: deferred	0	0	2	0	2
	of which: other forms	0	0	0	0	0
	of which: deferred	0	0	0	0	0
	Total Pay	8	82	365	1,338	1,793
1The table may contain marginal rounding differences
2Supervisory Board represents the Supervisory Board Members of Deutsche Bank AG
3Management Board represents the Management Board Members of Deutsche Bank AG
4Senior Management is defined as Deutsche Bank AG MB-1 positions; incumbents of MB-2 positions in IB and CB reporting to Co-Heads of CB and Co-Heads of IB; further individuals with significant business responsibilities; MB members of institutions required to identify MRTs at a solo institutional level and respective MB-1 positions with managerial responsibility
5Beneficiaries only as of December 31, 2025 (HC reported for Supervisory Board and Management Board, FTE reported for the remaining part); therefore, the totals do not add up to the 1,522 individuals identified as MRTs; shows remuneration awarded to all MRTs (including 2025 leavers)
6Variable Pay includes Deutsche Bank´s year-end performance-based Variable Compensation for 2025, other Variable Compensation and severance payments; it also includes fringe benefits and contractually agreed post-contractual non-compete compensation awarded to Management Board Members of Deutsche Bank AG which are to be classified as variable remuneration, and reflects the newly implemented LTI Plan for Management Board members of Deutsche Bank AG set up for the performance period 2025-2027, which during the 'transition phase' is shown with the target amount; the table does not include new hire replacement awards for lost entitlements from previous employers (buyouts)

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Material Risk Taker compensation disclosure
Guaranteed variable remuneration and severance payments - Material Risk Takers (REM 2)

	2025
in € m. (unless stated otherwise)¹	Super- visory Board²	Manage- ment Board[3]	Senior Management[4]	Other Material Risk Takers	Group Total
Guaranteed variable remuneration awards
Number of MRTs[5]	0	0	3	8	11
Total amount	0	0	2	17	19
of which: paid during financial year, not taken into account in bonus cap	0	0	0	8	8
Severance payments awarded in previous periods, paid out during financial year
Number of MRTs[5]	0	0	0	0	0
Total amount	0	0	0	0	0
Severance payments awarded during financial year
Number of MRTs[5]	0	1	8	39	48
Total amount[6]	0	6	4	10	21
of which: paid during financial year	0	3	4	10	16
of which: deferred	0	4	0	0	4
of which: paid during financial year, not taken into account in bonus cap	0	3	4	10	16
of which: highest payment that has been awarded to a single person	0	6	2	1	6
1The table may contain marginal rounding differences
2Supervisory Board represents the Supervisory Board Members of Deutsche Bank AG
3Management Board represents the Management Board Members of Deutsche Bank AG
4Senior Management is defined as Deutsche Bank AG MB-1 positions; incumbents of MB-2 positions in IB and CB reporting to Co-Heads of CB and Co-Heads of IB; further individuals with significant business responsibilities; MB members of institutions required to identify MRTs at a solo institutional level and respective MB-1 positions with managerial responsibility
5Beneficiaries only (HC reported for all categories)

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Material Risk Taker compensation disclosure
Deferred remuneration - Material Risk Takers (REM 3)

	2025
in € m. (unless stated otherwise)¹	Total amount of deferred remuneration awarded for previous performance periods	Of which due to vest in the financial year	Of which vesting in subsequent financial years	Amount of performance adjustment made in the financial year to deferred remuneration that was due to vest in the financial year	Amount of performance adjustment made in the financial year to deferred remuneration that was due to vest in future performance years	Total amount of adjustment during the financial year due to ex post implicit adjustments[5]	Total amount of deferred remuneration awarded before the financial year actually paid out in the financial year[6]	Total of amount of deferred remuneration awarded for previous performance period that has vested but is subject to retention periods
Supervisory Board[2]	0	0	0	0	0		0	0
Cash-based	0	0	0	0	0		0	0
Shares or equivalent ownership interests	0	0	0	0	0		0	0
Share-linked instruments or equivalent non- cash instruments	0	0	0	0	0		0	0
Other instruments	0	0	0	0	0		0	0
Other forms	0	0	0	0	0		0	0
Management Board[3]	106	24	82	0	0		24	14
Cash-based	48	11	38	0	0		11	0
Shares or equivalent ownership interests	58	14	44	0	0		14	14
Share-linked instruments or equivalent non- cash instruments	0	0	0	0	0		0	0
Other instruments	0	0	0	0	0		0	0
Other forms	0	0	0	0	0		0	0
Senior management[4]	460	98	362	0	0		98	45
Cash-based	218	47	171	0	0		47	0
Shares or equivalent ownership interests	229	49	180	0	0		49	44
Share-linked instruments or equivalent non- cash instruments	10	2	8	0	0		2	1
Other instruments	3	0	3	0	0		0	0
Other forms	0	0	0	0	0		0	0
Other Material Risk Takers	1,594	393	1,201	0	0		392	146
Cash-based	770	191	579	0	0		191	0
Shares or equivalent ownership interests	824	202	622	0	0		202	146
Share-linked instruments or equivalent non- cash instruments	0	0	0	0	0		0	0
Other instruments	0	0	0	0	0		0	0
Other forms	0	0	0	0	0		0	0
Total amount	2,160	516	1,644	0	0		515	205
1The table may contain marginal rounding differences
2Supervisory Board represents the Supervisory Board Members of Deutsche Bank AG
3Management Board represents the Management Board Members of Deutsche Bank AG
4Senior Management is defined as Deutsche Bank AG MB-1 positions; incumbents of MB-2 positions in IB and CB reporting to Co-Heads of CB and Co-Heads of IB; further individuals with significant business responsibilities; MB members of institutions required to identify MRTs at a solo institutional level and respective MB-1 positions with managerial responsibility
5Changes of value of deferred remuneration due to the changes of prices of instruments
6Defined as remuneration awarded before the financial year which vested in the financial year (including where subject to a retention period)

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Material Risk Taker compensation disclosure
Remuneration of high earners – Material Risk Takers (REM 4)

	2025	2024
in €	Number of individuals	Number of individuals
Total Pay[1]
1,000,000 to 1,499,999	339	331
1,500,000 to 1,999,999	123	125
2,000,000 to 2,499,999	71	59
2,500,000 to 2,999,999	32	48
3,000,000 to 3,499,999	31	25
3,500,000 to 3,999,999	16	14
4.000,000 to 4,499,999	8	6
4,500,000 to 4,999,999	9	5
5,000,000 to 5,999,999	7	9
6,000,000 to 6,999,999	4	3
7,000,000 to 7,999,999	4	12
8,000,000 to 8,999,999	4	3
9,000,000 to 9,999,999	6	3
10,000,000 to 10,999,999	1	3
11,000,000 to 11,999,999	2	0
17,000,000 to 17,999,999	0	1
Total	658	647
1Includes all components of Fixed Pay and Variable Compensation (including severances); buyouts are not included
In total, 658 MRTs received a Total Pay of € 1 million or more for 2025. The number of MRT high earners remains essentially flat compared to 2024.
Compensation awards 2025 – Material Risk Takers (REM 5)

	Management Body Remuneration			Business Areas
in € m. (unless stated otherwise)¹	Super- visory Board[2]	Manage- ment Board[2]	Total Manage- ment Body	Invest- ment Banking[2]	Retail Banking[2]	Asset Manage- ment[2]	Corporate Functions[2]	Control Functions[2]	Total
Total number of Material Risk Takers[3]									1,374
of which: Management Body	20	9	29	N/A	N/A	N/A	N/A	N/A	N/A
of which: Senior Management[4]	N/A	N/A	N/A	34	87	6	78	38	243
of which: Other Material Risk Takers	N/A	N/A	N/A	634	251	1	114	102	1,102
Total Pay of Material Risk Takers	8	82	90	1,147	292	21	167	76	1,793
of which: variable pay[5]	0	51	51	644	143	12	78	20	946
of which: fixed pay	8	32	40	504	149	10	89	56	847
1The table may contain marginal rounding differences
2Supervisory Board represents the Supervisory Board Members of Deutsche Bank AG, Management Board represents the Management Board Members of Deutsche Bank
AG; Investment Banking = Investment Bank; Retail Banking = Private Bank and Corporate Bank; Asset Management = Asset Management (DWS); Control Functions
include Chief Risk Office, Group Audit, Compliance and Anti-Financial Crime; Corporate Functions include any Infrastructure Function which is neither captured as a
Control Function nor part of any division
3HC as of December 31, 2025 reported for Supervisory Board and Management Board, FTE as of December 31, 2025 reported for the remaining part; therefore, the totals do not add up to the 1,522 individuals identified as MRTs; shows remuneration awarded to all MRTs (including 2025 leavers)
4Senior Management is defined as Deutsche Bank AG MB-1 positions; incumbents of MB-2 positions in IB and CB reporting to Co-Heads of CB and Co-Heads of IB; further individuals with significant business responsibilities; MB members of institutions required to identify MRTs at a solo institutional level and respective MB-1 positions with managerial responsibility
5Variable Pay includes Deutsche Bank´s year-end performance-based Variable Compensation for 2025, other Variable Compensation and severance payments; it also includes fringe benefits and contractually agreed post-contractual non-compete compensation awarded to Management Board Members of Deutsche Bank AG which are to be classified as variable remuneration, and reflects the newly implemented LTI Plan for Management Board members of Deutsche Bank AG set up for the performance period 2025-2027, which during the 'transition phase' is shown with the target amount; the table does not include new hire replacement awards for lost entitlements from previous employers (buyouts)

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Material Risk Taker compensation disclosure
List of tables

EU KM1 – Key metrics ................................................................................................................................................	8
EU KM2 – Key metrics - MREL and G-SII Requirement for own funds and eligible liabilities (TLAC) .........	9
EU CC1 – Composition of regulatory own funds ..................................................................................................	10
EU LI1 – Differences between accounting and regulatory scopes of consolidation and the mapping of financial statement categories with regulatory risk categories .........................................................................	16
EU LI2 – Main sources of differences between regulatory exposure amounts and carrying values in financial statements ...................................................................................................................................................	20
EU CC2 – Reconciliation of regulatory own funds to balance sheet in the audited financial statements	21
EU LI3 – Outline of the differences in the scopes of consolidation (entity by entity) ...................................	23
Overview prudential requirements and additional buffers ................................................................................	29
EU CCyB1 – Geographical distribution of credit exposures relevant for the calculation of the countercyclical capital buffer ..................................................................................................................................	31
EU CCyB2 – Institution-specific countercyclical capital buffer ........................................................................	35
G-SIB Assessment Exercise reporting template ...................................................................................................	36
EU TLAC1 – Composition of MREL and G-SII requirement for own funds end eligible liabilities ...............	40
Ranking of liabilities in an insolvency proceeding under German law .............................................................	42
EU TLAC3a – Creditor ranking ..................................................................................................................................	43
Total economic capital supply and demand ..........................................................................................................	49
EU OV1 – Overview of RWA ......................................................................................................................................	50
EU CMS1 – Comparison of modelled and standardized risk weighted exposure amounts at risk level ....	52
EU CMS2 – Comparison of modelled and standardized risk weighted exposure amounts for credit risk at asset class level ......................................................................................................................................................	53
EU CAE1 – Exposures to crypto-assets ..................................................................................................................	55
EU LR1 – LRSum: Summary reconciliation of accounting assets and leverage ratio exposures .................	57
EU LR2 – LRCom: Leverage ratio common disclosure .........................................................................................	58
EU LR3 – LRSpl: Split-up of on balance sheet exposures (excluding derivatives, SFTs and exempted exposures) ....................................................................................................................................................................	60
Risk profile of Deutsche Bank’s business divisions as measured by economic capital ..................................	67
Global All Currency Daily Stress Testing Results .................................................................................................	67
EU CR1-A – Maturity of exposures ..........................................................................................................................	74
EU CQ4 – Quality of non-performing exposures by geography ........................................................................	75
EU CQ5 – Credit quality of loans and advances to non-financial corporations by industry ........................	77
EU CR1 - Performing and non-performing exposures and related provisions ................................................	79
EU CQ3 – Credit quality of performing and non-performing exposures by past due days ..........................	82
EU CR2 – Changes in the stock of non-performing loans and advances .........................................................	84
EU CQ1 – Credit quality of forborne exposures ...................................................................................................	84
CRR – new NPE’s originated after April 26, 2019 .................................................................................................	85
ECB – new NPE’s after April 1, 2018 .......................................................................................................................	86
ECB – NPE Stock .........................................................................................................................................................	87
Reconciliation of non-performing exposure ..........................................................................................................	87
EU CQ7 – Collateral obtained by taking possession and execution processes ..............................................	88
EU CR3 – Credit Risk Mitigation techniques – Overview ....................................................................................	92
EU CR4 – Standardized approach – credit risk exposure and credit risk mitigation (CRM) effects ............	94
EU CR5 – Standardized approach ...........................................................................................................................	96
EU CR6-A - Scope of the use of IRB and SA approaches ....................................................................................	105
EU CR6 – FIRB approach – Credit risk exposures by exposure class and PD range ......................................	110
EU CR6 – AIRB approach – Credit risk exposures by exposure class and PD range ......................................	120
EU CR7 – IRB approach – Effect on the RWAs of credit derivatives used as CRM techniques ...................	133
EU CR7-A – Foundation IRB approach – Extent of the use of CRM techniques ............................................	134
EU CR7-A – Advanced IRB approach – Extent of the use of CRM techniques ...............................................	136
EU CR8 – RWA flow statement of credit risk exposures under the IRB approach .........................................	138

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Material Risk Taker compensation disclosure

EU CR9 IRB backtesting of PD per exposure class for Foundation IRBA .........................................................	139
Validation results for risk parameters used in advanced IRBA credit models .................................................	144
EU CR9 IRB backtesting of PD per exposure class for Advanced IRBA............................................................	145
EU CR10.02 – Specialized lending: Income-producing real estate and high volatility commercial real estate (Slotting approach) ........................................................................................................................................	153
EU CR10.05 – Equity exposures ...............................................................................................................................	154
Contractual Obligations ............................................................................................................................................	156
EU CCR1 – Analysis of CCR exposure by approach .............................................................................................	157
EU CCR7 – RWA flow statement of counterparty credit risk exposures under the internal model method ..........................................................................................................................................................................	158
EU CCR8 – Exposures to CCPs ................................................................................................................................	159
EU CCR3 – Standardized approach – CCR exposures by regulatory portfolio and risk ...............................	160
EU CCR4 – FIRB approach – CCR exposures by portfolio and PD scale .........................................................	162
EU CCR4 – AIRB approach – CCR exposures by portfolio and PD scale .........................................................	166
EU CCR4 - Total FIRB & ARIB approach .................................................................................................................	171
EU CCR5 – Composition of collateral for exposures to CCR .............................................................................	172
EU CCR6 – Credit derivatives exposures ...............................................................................................................	173
EU CVA2 - Credit valuation adjustment risk under the Full Basic Approach (F-BA) ......................................	173
EU SEC1 – Securitization exposures in the non-trading book ...........................................................................	182
EU SEC2 – Securitization exposures in the trading book ....................................................................................	183
EU SEC3 – Securitization exposures in the non-trading book and associated regulatory capital requirements - institution acting as originator or as sponsor .............................................................................	185
EU SEC4 – Securitization exposures in the non-trading book and associated regulatory capital requirements - institution acting as investor .........................................................................................................	187
EU SEC5 – Exposures securitized by the institution - Exposures in default and specific credit risk adjustments ..................................................................................................................................................................	188
EU MR1 – Market risk under the standardized approach ....................................................................................	191
EU MR2-A – Market Risk under the internal models approach (IMA) ................................................................	198
EU MR2-B – RWA flow statements of market risk exposures under the IMA ..................................................	199
EU MR3 – IMA values for trading portfolios1 ........................................................................................................	200
EU MR4 – Comparison of VaR estimates with gains and losses .........................................................................	201
EU PV1 – Prudent valuation adjustments (PVA) ...................................................................................................	201
EU IRRBB1 - Changes in the economic value of equity and net interest income under six supervisory shock scenarios ...........................................................................................................................................................	204
EU OR1 – Operational risk .........................................................................................................................................	210
EU OR2 - Business Indicator, components and subcomponents ......................................................................	211
EU OR3 - Operational risk own funds requirements and risk exposure amounts ...........................................	211
ESG1 – Banking book- Climate Change transition risk: Credit quality of exposures by sector, emissions and maturity .................................................................................................................................................................	229
ESG2 – Banking book - Climate change transition risk: Loans collateralised by immovable property - Energy efficiency of the collateral ...........................................................................................................................	238
ESG3: Banking book - Indicators of potential climate change transition risk: Alignment metrics ..............	240
ESG4 – Exposures in the banking book to the top 20 carbon-intensive firms in the world ..........................	240
ESG5 – Banking book - Climate change physical risk: Exposures subject to physical risk – EMEA ............	242
ESG5 – Banking book - Climate change physical risk: Exposures subject to physical risk – Asia Pacific ..	244
ESG5 – Banking book - Climate change physical risk: Exposures subject to physical risk – North America .........................................................................................................................................................................	246
ESG5 – Banking book - Climate change physical risk: Exposures subject to physical risk – Latin America .........................................................................................................................................................................	248
EU LIQ1 – LCR disclosure template ........................................................................................................................	254
EU LIQ2 – Net stable funding ratio template ........................................................................................................	256
EU AE1 – Encumbered and unencumbered assets ..............................................................................................	260
EU AE2 – Collateral received ....................................................................................................................................	261
EU AE3 – Sources of encumbrance .........................................................................................................................	262
Number of directorships ............................................................................................................................................	266
Reward governance structure ..................................................................................................................................	269

Deutsche Bank	Compensation of the employees
Pillar 3 Report as of December 31, 2025	Material Risk Taker compensation disclosure

Overview of 2025 award types (excluding DWS Group) .....................................................................................	274
Overview of Deutsche Bank Group performance conditions and forfeiture provisions of Variable Compensation granted for Performance Year 2025 ............................................................................................	275
Remuneration for 2025 - Material Risk Takers (REM 1) ........................................................................................	276
Guaranteed variable remuneration and severance payments - Material Risk Takers (REM 2) .....................	277
Deferred remuneration - Material Risk Takers (REM 3) ........................................................................................	278
Remuneration of high earners – Material Risk Takers (REM 4) ...........................................................................	279
Compensation awards 2025 – Material Risk Takers (REM 5) ..............................................................................	279
Contact for inquiries
Deutsche Bank AG
Frankfurt, Germany
Phone: +49 69 910-00
Contact for inquiries
Deutsche Bank AG
Frankfurt, Germany
Phone: +49 69 910-00
deutsche.bank@db.com